The information in this prospectus supplement is not complete and may be amended. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                                                AS FILED PURSUANT
                                                TO RULE 424(b)(5)
                                                UNDER THE SECURITIES ACT OF 1933
                                                REGISTRATION NO. 333-119671


                   SUBJECT TO COMPLETION DATED AUGUST 22, 2005

PROSPECTUS SUPPLEMENT DATED AUGUST [__], 2005
(TO PROSPECTUS DATED AUGUST [__], 2005)



                            GRANITE MASTER ISSUER PLC

                                     ISSUER

                   $1,000,000,000 SERIES 2005-3 CLASS A NOTES

    The offering in respect of this series 2005-3 comprises the following classes of notes:

INITIAL PRINCIPAL AMOUNT   CLASS               INTEREST RATE             ISSUE PRICE  FINAL MATURITY DATE
     $1,000,000,000       Class A  One-month USD LIBOR minus [__]% p.a.      100%         August 2054


    The series 2005-3 class A notes (the "OFFERED NOTES") constitute the series 2005-3 issuance of notes by Granite Master Issuer plc.

    The offered notes will have the benefit of certain remarketing arrangements and a conditional note purchase agreement as further described in this prospectus supplement.

    YOU SHOULD REVIEW AND CONSIDER THE DISCUSSION UNDER "RISK FACTORS" BEGINNING ON PAGE S-11 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 27 OF THE ACCOMPANYING PROSPECTUS BEFORE YOU PURCHASE THE OFFERED NOTES.

    Application will be made to the Financial Services Authority in its capacity as competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000 for the offered notes during the period of twelve months from the date of this prospectus supplement to be admitted to the official list maintained by the UK Listing Authority. Application will also be made to the London Stock Exchange plc for such notes to be admitted to trading on the London Stock Exchange's Gilt Edged and Fixed Interest Market.

    The offered notes are not insured or guaranteed by any United States, United Kingdom or any other governmental agency or instrumentality. The offered notes are obligations of Granite Master Issuer plc only and are not obligations of any other person or entity. The primary asset securing the offered notes is a loan made by Granite Master Issuer plc to Granite Finance Funding 2 Limited, which in turn is secured by a beneficial interest in a portfolio of residential mortgage loans secured by properties located in England and Wales and Scotland.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered notes or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



                                   UNDERWRITER

                                 MORGAN STANLEY

                                TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT                                                     PAGE
Summary.................................................................   S-4
Risk factors............................................................  S-11
US dollar presentation..................................................  S-14
Scheduled redemption dates..............................................  S-15
Maturity and repayment considerations...................................  S-16
Remarketing agreement and conditional purchase agreement................  S-18
The issuer swap provider................................................  S-22
The conditional purchaser...............................................  S-23
Material United States tax consequences.................................  S-24
Underwriting............................................................  S-27
Legal Matters...........................................................  S-28
Annex A.................................................................   A-1
The cut-off date mortgage portfolio.....................................   A-1
Characteristics of the United Kingdom residential mortgage market.......  A-10
Annex B.................................................................   B-1
Annex C.................................................................   C-1


PROSPECTUS                                                                PAGE
Summary of prospectus....................................................    6
Risk factors.............................................................   27
Defined terms............................................................   56
The issuer...............................................................   57
Use of proceeds..........................................................   58
The Northern Rock Group..................................................   59
Funding 2................................................................   60
The mortgages trustee....................................................   61
Holdings.................................................................   62
GPCH Limited.............................................................   63
Issuance of Notes........................................................   64
The Mortgage Loans.......................................................   69
Certain characteristics of the United Kingdom residential mortgage market   92
The administrator and the administration agreement.......................   97
Assignment of the mortgage loans and related security....................  108
The mortgages trust......................................................  119
The global intercompany loan agreement...................................  138
Cashflows................................................................  143
Credit structure.........................................................  168
The swap agreements......................................................  178
Cash management for the mortgages trustee and Funding 2..................  183
Cash Management for the issuer...........................................  187
Security for Funding 2's obligations.....................................  189
Security for the Issuer's obligations....................................  194
Description of the trust deed............................................  198
The notes................................................................  200
Description of the US notes..............................................  205
Material legal aspects of the mortgage loans and the related security....  231
Material United Kingdom tax consequences.................................  237
Material United States tax consequences..................................  240
Material Jersey (Channel Islands) tax considerations.....................  245
ERISA Considerations.....................................................  246
Enforcement of foreign judgments in England and Wales....................  249
United States legal investment considerations............................  250
Legal matters............................................................  251
Underwriting.............................................................  252
Reports to noteholders...................................................  255
Listing and general information..........................................  256
Glossary.................................................................  259


 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                           THE ACCOMPANYING PROSPECTUS

    We provide information to you about these offered notes in two separate documents that progressively provide more detail: this prospectus supplement and the accompanying prospectus. This prospectus supplement provides the specific terms of these offered notes. The prospectus provides general information about each series and class of notes issued by Granite Master Issuer plc, including information on the mortgages trust and the global intercompany loan which is essential to understanding how principal of and interest on the offered notes is expected to be paid. Most of the information provided in the prospectus does not appear in this prospectus supplement. This prospectus supplement may supplement disclosure in the accompanying prospectus. Consequently, you should carefully read both the prospectus and the prospectus supplement before you purchase any of these offered notes.

    If the description of the terms of the offered notes varies between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

    In deciding whether to purchase these offered notes you should rely solely on the information in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to give you different information about these offered notes. The information in this prospectus supplement and the accompanying prospectus is only accurate as of the dates on their respective covers.

    This prospectus supplement may be used to offer and sell these offered notes only if accompanied by the prospectus.

    Neither this prospectus supplement nor the prospectus contains all of the information included in the registration statement. The registration statement also includes copies of the various contracts and documents referred to in this prospectus supplement and the prospectus. You may obtain copies of these documents for review. See "INCORPORATION BY REFERENCE" and "WHERE YOU CAN FIND MORE INFORMATION" in the prospectus.

    We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The preceding Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

    You can find definitions of certain terms used in this prospectus supplement and the accompanying prospectus under the caption "GLOSSARY" in the accompanying prospectus.

    References in this prospectus supplement to "we" or "us" mean the issuer and references to "you" mean potential investors in the offered notes.

                                     SUMMARY

    This summary does not contain all the information you may need to make an informed investment decision. You will need to review this entire prospectus supplement and the accompanying prospectus before you purchase any offered notes.

SECURITIES OFFERED       $1,000,000,000 series 2005-3 class A notes (the
                         "OFFERED NOTES").

                         The offered notes are our series 2005-3 issuance of notes. The offered notes are issued by us and are solely our obligations. Only the offered notes are being offered pursuant to the prospectus and this prospectus supplement.

                         We expect to issue other series of notes in the future of various classes. These notes, including additional class A notes, class B notes, class M notes and class C notes, may have interest rates, note payment dates, repayment terms and other characteristics that differ from the offered notes. You will not receive notice of any future issuance of notes and will not be asked for your consent to any such issuance.

NOTE PAYMENT DATES       Each monthly payment date in each year up to and
                         including the final maturity date (or, in each case, if such day is not a business day, the next succeeding business day).

FIRST NOTE PAYMENT       The note payment date falling in September 2005.
DATE

CLOSING DATE             August [30], 2005.

INTEREST Interest on the offered notes will be paid on each note payment date up to and including the final maturity date.

                         During each interest period prior to the first transfer date, the offered notes will accrue interest at an annual rate equal to one-month USD LIBOR minus the margin specified on the cover of this prospectus supplement. On the note payment date falling in August of each year beginning in August 2006 and continuing to and including the note payment date falling in August 2010 (each, a "TRANSFER DATE"), the margin on the offered notes will be reset (the "RESET MARGIN"), subject to a maximum reset margin of 0% per annum (the "MAXIMUM RESET MARGIN"). During each interest period following the first transfer date, the offered notes will accrue interest at an annual rate equal to one-month USD LIBOR plus the most recently determined reset margin. The reset margin will be a market rate determined by the remarketing bank. If any of the offered notes are acquired by the conditional purchaser the margin on all of the offered notes will reset to the maximum reset margin until their final maturity date. See "REMARKETING AGREEMENT AND CONDITIONAL PURCHASE AGREEMENT" and "RISK FACTORS -- RISKS RELATING TO REMARKETING AND CONDITIONAL PURCHASE ARRANGEMENTS" in this prospectus supplement.

                         Interest on the offered notes will accrue from the closing date and will be calculated on the basis of a day count fraction of actual/360.

                         On each interest determination date, USD LIBOR in respect of the offered notes will be determined by the agent bank on the following basis:

                         (a) in respect of the first interest period, the linear
                             interpolation of the arithmetic mean of the offered quotations to leading banks for two-week US dollar deposits and the arithmetic mean of the offered quotations to leading banks for one-month US dollar deposits in the London inter-bank market; and

                         (b) in respect of subsequent interest periods, the
                             offered quotations to leading banks for US dollar deposits for a period equal to relevant interest period or, following the occurrence of a pass-through trigger event, one-month USD LIBOR, in each case by reference to the display as quoted on the Dow Jones/Telerate Monitor at Telerate Page 3750. If Telerate Page 3750 no longer provides these quotations, a replacement page for the purposes of displaying this information will be used. If the replacement page stops displaying the information, another service as determined by us (with the approval of the note trustee, in its sole discretion) will be used. This is called the "SCREEN RATE" for the respective classes of offered notes. The "INTEREST DETERMINATION DATE" for the offered notes means the second London business day before the first day of an interest period.

PRINCIPAL                We expect to repay the principal amount outstanding of
                         the offered notes on the scheduled redemption dates in an amount up to the scheduled amortization installment. See "SCHEDULED REDEMPTION DATES" in this prospectus supplement. We are obliged to make such payments if we have funds available for that purpose.
                         If the principal amount outstanding of the offered notes is not repaid in full on the final scheduled redemption date, noteholders generally will not have any remedies against us until the final maturity date of the offered notes. In that case, subject to the principal payment rules described under "CASHFLOWS --
                         DISTRIBUTION OF FUNDING 2 PRINCIPAL RECEIPTS PRIOR TO
                         THE ENFORCEMENT OF THE FUNDING 2 SECURITY" in the prospectus, noteholders will receive payments of principal to the extent of the shortfall on each note payment date thereafter in the amounts, and to the extent available, until repaid in full.

                         Principal of the offered notes may be repaid earlier than expected if a trigger event or an event of default occurs in respect of these notes. See "MATURITY AND REPAYMENT CONSIDERATIONS" below and "THE MORTGAGES TRUST -- MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF MORTGAGES TRUSTEE PRINCIPAL RECEIPTS ON OR AFTER THE OCCURRENCE OF A TRIGGER EVENT" in the prospectus.

REDEMPTION/PAYMENT       The offered notes are scheduled redemption notes.
BASIS

SCHEDULED REDEMPTION     The note payment dates on which principal repayments
DATES                    are scheduled to be made, as set out in "SCHEDULED
                         REDEMPTION DATES" in this prospectus supplement.

REMARKETING BANK         Morgan Stanley & Co. Incorporated

REMARKETING AND          The offered notes have the benefit of certain
CONDITIONAL PURCHASE     remarketing and conditional purchase arrangements
                         provided for in the remarketing agreement and the conditional purchase agreement. Until each transfer date (up to and including the transfer date occurring in August 2009) prior to redemption in full of the offered notes, subject to the satisfaction of certain conditions, the remarketing bank will be obliged to use reasonable efforts to identify third party purchasers to purchase tendered notes on such transfer date.

                         If the remarketing bank is unable to identify third party purchasers for all tendered notes on a transfer date then the remarketing bank will give notice to the conditional purchaser who will, subject to certain conditions, be obliged to purchase all of the unremarketed notes. The conditional purchaser will be obliged to purchase offered notes through and including the transfer date occurring in August 2010. See "REMARKETING AGREEMENT AND CONDITIONAL PURCHASE AGREEMENT" in this prospectus supplement.

CONDITIONAL PURCHASER    Cancara Asset Securitisation Limited, a Jersey,
                         Channel Islands entity with limited liability.

SUBORDINATION AND        The class A required subordinated percentage is
CREDIT ENHANCEMENT       11.60%, the class B required subordinated percentage
                         is 8.30%, the class M required subordinated percentage is 5.11% and the class C required subordinated percentage is 1.85%. See "CREDIT STRUCTURE -- USE OF
                         FUNDING 2 PRINCIPAL RECEIPTS TO PAY FUNDING 2 INCOME
                         DEFICIENCY" in the prospectus.

                         The issuer may at any time, subject to certain conditions, change the required subordinated percentage for the class A notes or any other class of notes, or the method of calculating the amounts of subordination, without the consent of any noteholders if the rating agencies confirm that such change will not negatively affect the ratings of outstanding notes. See "RISK FACTORS -- THE REQUIRED SUBORDINATION FOR A CLASS OF NOTES MAY BE CHANGED" in the prospectus.

TARGET RESERVE           [GBP]142,000,000
REQUIRED AMOUNT

PROGRAM RESERVE          1.65%
REQUIRED PERCENTAGE

ARREARS OR STEP-UP       If an arrears or step-up trigger event has occurred
TRIGGER EVENT            under item (i) only of the arrears as step-up trigger
                         event definition, the Funding 2 reserve fund increased
                         amount will be:                          [GBP]8,000,000

                         If an arrears or step-up trigger event has occurred under item (ii) only of the arrears as step-up trigger event definition, the Funding 2 reserve fund increased
                         amount will be:                          [GBP]8,000,000

                         If an arrears or step-up trigger event has occurred under both items (i) and (ii) of the arrears as step-up trigger event definition, the Funding 2 reserve
                         fund increased amount will be:          [GBP]16,000,000

                         See "CREDIT STRUCTURE -- FUNDING 2 RESERVE FUND" in the accompanying prospectus.

LOSSES Losses on the mortgage loans may reduce the amount of principal available to repay principal of the offered notes. Losses on the mortgage loans will be allocated to the classes of notes in inverse order of seniority, beginning with the class C notes. No losses will be allocated to the offered notes until the aggregate amount of losses exceeds the principal amount outstanding of each class of notes junior to the offered notes. See "THE MORTGAGES TRUST -- LOSSES" and "CREDIT STRUCTURE -- PRINCIPAL DEFICIENCY LEDGER" in the prospectus.

OPTIONAL REDEMPTION BY   We have the right to redeem the offered notes at their
THE ISSUER               aggregate principal amount outstanding, together with
                         any accrued and unpaid interest in respect thereof on the following dates:

                          * on any note payment date on which the aggregate principal amount outstanding of the offered notes is less than 10% of the initial outstanding principal amount of the offered notes; or

                          * on the note payment date falling in [August 2010] and on any payment date thereafter.

                         Further, we may redeem the offered notes for tax and other reasons and in certain other circumstances as more fully described under "DESCRIPTION OF THE NOTES -- REDEMPTION, PURCHASE AND CANCELLATION" in the prospectus.

SECURITY FOR THE NOTES   The offered notes are secured primarily by our rights
                         under the global intercompany loan agreement. In addition, we have granted security for the benefit of noteholders over our bank accounts. See "SECURITY FOR
                         THE ISSUER'S OBLIGATIONS" in the prospectus.

THE SERIES 2005-3 LOAN   We have entered into a global intercompany loan
TRANCHE                  agreement with Funding 2. The proceeds of the offered
                         notes will fund the series 2005-3 loan tranche. The principal terms of such series 2005-3 loan tranche are set out in Annex B to this prospectus supplement. A description of the global intercompany loan is set forth in the prospectus under "THE GLOBAL INTERCOMPANY
                         LOAN AGREEMENT".

EVENTS OF DEFAULT        The offered notes are subject to certain events of
                         default described under "DESCRIPTION OF THE US NOTES" in the prospectus.

LIMITED RECOURSE         The only sources of payment for principal of or
                         interest on the offered notes are:

                         * repayments of principal of the series 2005-3 loan tranche of the global intercompany loan;

                         * funds in the issuer transaction account that are allocable to the offered notes;

                         * amounts available to be drawn under the issuer reserve fund, subject to the limits and conditions on the purposes for which the issuer reserve fund may be utilized; and

                         * payment by a subsequent purchaser of the offered notes pursuant to the remarketing agreement or the conditional purchase agreement.

THE MORTGAGES TRUST      The series 2005-3 loan tranche is a tranche of the
                         global intercompany loan and made by us to Funding 2.
                         Funding 2 will secure its obligation to repay the global intercompany loan by granting security over its beneficial interest in the mortgages trust. The assets of the mortgages trust consist primarily of mortgage loans originated by Northern Rock plc secured over residential property located in England, Wales and Scotland. The mortgage loans included in the trust property are randomly selected from the seller's portfolio of mortgage loans that meet eligibility criteria for inclusion in the mortgages trust. These criteria are discussed in the prospectus under "ASSIGNMENT OF THE MORTGAGE LOANS AND RELATED
                         SECURITY". For a description of the types of mortgage loans originated by the seller as well as the seller's lending criteria and related matters, see "THE
                         MORTGAGE LOANS" in the prospectus.

                         The aggregated outstanding current balance of mortgage loans in the mortgages trust as at June 30, 2005 was [GBP]28,231,430,153.85. See ANNEX A to this prospectus supplement for detailed statistical and other information on the mortgage loans.

ISSUER ACCOUNTS          The issuer transaction account and the issuer GIC
                         account.

ISSUER NOTES             The offered notes are the third series of notes issued
                         by us. Only the offered notes are being offered by this prospectus supplement and the accompanying prospectus.

USE OF PROCEEDS          The gross proceeds from the issue of the offered notes
                         will equal approximately $[__] and (after exchanging, where applicable, the proceeds of the offered notes for sterling, calculated by reference to the applicable specified currency exchange rate) will be used by us to make available the series 2005-3 loan tranche to Funding 2 pursuant to the terms of the global intercompany loan agreement. Funding 2 will use the gross proceeds of the series 2005-3 loan tranche to make a further contribution to the mortgages trustee.

                         As used herein, "SPECIFIED CURRENCY EXCHANGE RATE" means, in relation to the offered notes, the exchange rate specified in the issuer swap agreement relating to the offered notes or, if the issuer swap agreement has been terminated, the applicable spot rate.

STOCK EXCHANGE LISTING   Application will be made to the Financial Services
                         Authority in its capacity as competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000 for the offered notes during the period of twelve months from the date of this prospectus supplement to be admitted to the official list maintained by the UK Listing Authority.

                         Application will also be made to the London Stock Exchange plc for such notes to be admitted to trading on the London Stock Exchange's Gilt Edged and Fixed Interest Market.

RATINGS It is a condition of the issue of the offered notes that they be assigned a dual rating by each of Standard & Poor's, Moody's and Fitch. The offered notes are expected to be assigned long-term ratings of "[AAA]", "[Aaa]" and "[AAA]" by Standard & Poor's, Moody's and Fitch, respectively. The offered notes are also expected to be assigned short-term ratings of "[A-1+]", "[P-1]" and "[F1+]" by Standard & Poor's,
                         Moody's and Fitch, respectively. The short-term rating is in respect of the issuer's timely payment obligation of interest and the payment of the transfer price on the transfer date falling in August 2006. The short-term ratings will be dependent on the short-term rating assigned to the conditional purchaser at these levels by the rating agencies. We anticipate seeking a short-term rating affirmation for the offered notes on an annual basis in respect of the period from but excluding a transfer date to and including the next following transfer date to the extent a remarketing termination notice has not been served. See "SUMMARY -- RATINGS ON THE NOTES" and "RISK FACTORS -- RATINGS ASSIGNED TO THE NOTES MAY BE LOWERED OR WITHDRAWN AFTER YOU PURCHASE THE NOTES, WHICH MAY LOWER THE MARKET VALUE OF THE NOTES" in the prospectus.

ISSUER SWAPS             In respect of the offered notes, we will enter into a
                         currency swap transaction with an issuer swap provider in order to hedge against any variance between the interest received by us under the global intercompany loan agreement, which will be related to sterling
                         LIBOR and paid in sterling, and the interest which is payable in US dollars on the offered notes, and to hedge against fluctuations in the exchange rate in respect of principal received under the global intercompany loan agreement, which will be paid in sterling, and principal which we are obliged to repay in US dollars on the offered notes. See "THE SWAP
                         AGREEMENTS -- THE ISSUER SWAPS" in the prospectus and
                         "THE ISSUER SWAP PROVIDERS" in this prospectus supplement.

START-UP LOAN            We have entered into a start-up loan agreement with
                         Northern Rock plc. On the closing date, Northern Rock plc will make available to us a start-up loan tranche, the principal terms of which are set out in ANNEX C to this prospectus supplement.

DENOMINATIONS            The offered notes will be issued in minimum
                         denominations of $100,000 and integral multiples of $1,000 in excess thereof.

MATERIAL UNITED STATES   As more fully discussed herein and in the accompanying
TAX CONSEQUENCES         prospectus, and while the matter is not free from
                         doubt, in the opinion of Sidley Austin Brown & Wood
                         LLP, US federal income tax advisers to Northern Rock, the offered notes will be treated as debt for US federal income tax purposes. Further, in the opinion of the US federal income tax advisers to Northern
                         Rock, assuming compliance with the
                         transaction documents, the mortgages trustee acting in its capacity as trustee of the mortgages trust, Funding 2 and the issuer will not be subject to US federal income tax as a result of their contemplated activities. For a discussion of the principal US federal income tax consequences of the purchase, ownership and disposition of the offered notes, see
                         "MATERIAL UNITED STATES TAX CONSEQUENCES" in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS     The offered notes will be eligible for purchase by
FOR INVESTORS            employee benefit and other plans subject to Section
                         406 of ERISA or Section 4975 of the Code and by governmental plans that are subject to any state, local or other federal law of the United States that is substantially similar to Section 406 of ERISA or
                         Section 4975 of the Code, subject to consideration of the issues described in the prospectus under "ERISA
                         CONSIDERATIONS".

UNITED STATES LEGAL      None of the offered notes is a "MORTGAGE RELATED
INVESTMENT               SECURITY" under the United States Secondary Mortgage
CONSIDERATIONS           Market Enhancement Act of 1984, as amended. See
                         "UNITED STATES LEGAL INVESTMENT CONSIDERATIONS" in the prospectus.

PAYMENT AND DELIVERY     No later than 10:00 a.m. (Eastern Standard Time) on
                         the Closing Date, we will (a) cause the global note certificate for each of the offered notes to be registered in the name of Cede & Co. as nominee for DTC for credit on the closing date to the account of the underwriter with DTC or to such other account with DTC as the underwriter may direct, and (b) deliver the global note certificate for the offered notes duly executed on our behalf and authenticated in accordance with the issuer paying agent and agent bank agreement to Citibank N.A., as custodian for DTC.

                         Against delivery of the offered notes the underwriter will pay to us or to a third party, as directed by us, the gross underwriting proceeds for the offered notes.

CLEARING AND             The offered notes have been accepted for clearance
SETTLEMENT               through DTC under the following CUSIP, ISIN and Common
                         Code:

                         CUSIP       ISIN         COMMON CODE
                         ------------------------------------


                                  RISK FACTORS

RISKS RELATED TO REMARKETING AND CONDITIONAL PURCHASE ARRANGEMENTS

    The remarketing arrangements for the offered notes provide that in respect of each transfer date up to and including the transfer date occurring in August 2009 all the outstanding offered notes will be automatically tendered for remarketing unless a noteholder affirmatively elects to retain, prior to such transfer date, its offered notes.

    The ability of the remarketing bank to procure payment of the transfer price on a transfer date will depend upon the remarketing bank either (a) procuring third party purchasers for any tendered notes prior to the relevant transfer date and obtaining the transfer price from those third party purchasers or (b) exercising its rights under the conditional purchase agreement to require the conditional purchaser to acquire the unremarketed notes.

    There can be no assurance that the remarketing bank will be able to identify purchasers willing to acquire the tendered notes on a transfer date. In such event the transfer of any unremarketed notes would be dependent upon the ability of the conditional purchaser to pay the transfer price and acquire unremarketed notes. The conditional purchaser is not obliged to purchase unremarketed notes in certain circumstances, including, among others, the occurrence of a note event of default or a conditional purchase loss event. These conditions to the conditional purchaser's obligation to purchase are described under "REMARKETING AGREEMENT AND CONDITIONAL PURCHASE AGREEMENT" in this prospectus supplement.

    You should consider carefully the risk posed if your tendered notes cannot be remarketed on a transfer date and either (a) the conditions to the conditional purchaser's obligation to purchase unremarketed notes are not satisfied or (b) the conditional purchaser defaults in its obligation to purchase unremarketed notes under the conditional purchase agreement. In those situations you may be unable to sell your offered notes on or about the relevant transfer date or at any other time. In addition, you will have no recourse against us, the conditional purchaser or the remarketing bank for any default or failure to purchase by the conditional purchaser under the conditional purchase agreement. Although the parties to the conditional purchase agreement may be able to enforce it against the conditional purchaser, they have no obligation to do so.

    The terms of the remarketing agreement and the conditional purchase agreement provide that remarketing or purchase of the offered notes may occur on each of the five transfer dates following issuance of the offered notes. Under certain circumstances, including a breach of representation or covenant by the remarketing bank or an insolvency of the remarketing bank, we may terminate the appointment of the remarketing bank. In addition, if a remarketing termination event occurs, the remarketing bank has the right to terminate its own appointment. In any of these circumstances, if no qualified replacement remarketing bank is found then there will be no arrangement in place to remarket your offered notes on subsequent transfer dates. If the conditional purchaser does not renew its 364-day purchase commitment and no replacement conditional purchaser is appointed, the conditional purchaser will be obliged to purchase all of the unremarketed notes on the next following transfer date, and thereafter no further remarketing will occur in respect of any offered notes. You should consider the consequences if the remarketing arrangements terminate prior to the final transfer date.

    The reset margin in respect of the offered notes may change even if you do not tender your offered notes for remarketing. If all tendered notes are successfully remarketed and there are no unremarketed notes to be purchased by the conditional purchaser on the relevant transfer date, the interest rate on all offered notes (whether or not tendered) will be reset at a rate as determined by the remarketing bank based on bids received for the tendered notes. See "REMARKETING AGREEMENT AND CONDITIONAL PURCHASE AGREEMENT" in this prospectus supplement.

    The remarketing arrangements relating to the offered notes depend on the facilities of DTC. If individual note certificates representing the offered notes are issued in the circumstances described in the prospectus under "THE NOTES--CLEARANCE AND SETTLEMENT--INDIVIDUAL NOTE CERTIFICATES", or if DTC ceases to offer the relevant mechanisms to enable the remarketing of the offered notes as contemplated by the remarketing agreement, then the remarketing arrangements established for the offered notes may no longer be able to be implemented. Although the parties to the remarketing agreement have agreed that in such circumstances they will make reasonable efforts to enter into alternative remarketing arrangements, there can be no assurance that they will be able to do so, in which case your offered notes may not be able to be remarketed.

    The ability of the conditional purchaser to purchase unremarketed notes will be dependent on its ability to raise the necessary funds either (a) by issuing commercial paper to eligible investors in accordance with its programme documentation or (b) by borrowing under a committed liquidity facility with an eligible liquidity provider.

    The conditional purchaser may not be able to issue commercial paper on or before a transfer date in order to satisfy its obligation to purchase unremarketed notes on such transfer date. This may occur because there is an insufficient market for the issue of commercial paper or because the conditional purchaser is not able to satisfy the conditions for issuance of commercial paper under its programme documentation. These conditions include a liquidity coverage test requiring adequate coverage of commercial paper by committed liquidity agreements at the time of issuance and an asset -- liability test permitting issuance of commercial paper only if the conditional purchaser has sufficient non-defaulted assets at the time of issuance. There are also maximum limits for same day issuance and commercial paper tenor.

    If the conditional purchaser is unable to issue sufficient commercial paper to satisfy its obligation to purchase unremarketed notes, it may be able to draw funds under its liquidity agreement. The ability of the conditional purchaser to draw funds under its liquidity agreement is subject to conditions. The key circumstances in which a liquidity provider will not be obliged to provide liquidity to the conditional purchaser are (i) if certain bankruptcy-related events occur with respect to the conditional purchaser and (ii) the ratings of the offered notes have been downgraded to "CCC" or lower by Standard & Poor's and "Caa1" or lower by Moody's.

    The conditional purchaser's liquidity provider will not be required to fund the conditional purchaser against any defaulted asset or related losses incurred by the conditional purchaser's programme or to support that programme generally except as specifically provided in the liquidity agreements.

    The conditional purchaser's obligations under the conditional purchase agreement will constitute unsecured obligations of the conditional purchaser and, except as indicated above, the conditional purchaser is not expected to have any assets or sources of funds available for satisfying its obligations under the conditional purchase agreement. Under the conditional purchase agreement we have undertaken not to take any steps to initiate or join in initiating any insolvency proceedings under any law (including, but not limited to, liquidation, winding up, dissolution, administration or other analogous proceedings) in respect of the conditional purchaser.

    The ratings of the offered notes will be dependent, among other things, upon the rating of the short-term unsecured and unsubordinated debt obligations of the eligible liquidity providers to the conditional purchaser. Lloyds TSB Bank plc currently provides liquidity to the conditional purchaser, and at the date of this prospectus supplement has a short-term debt rating of "A1+" from Standard & Poor's, "P-1" from Moody's and "F1+" from Fitch. If the short-term unsecured and unsubordinated debt obligations of the eligible liquidity providers to the conditional purchaser are downgraded then the ratings of the commercial paper notes of the conditional purchaser may be downgraded, which in turn, could cause the ratings of offered notes to be downgraded.

    The short-term rating of the offered notes will be dependent, among other things, upon the then current ratings of the commercial paper issued by the conditional purchaser, which are at the date of this prospectus supplement A-1+ from Standard & Poor's and P-1 from Moody's. If the ratings of the commercial paper issued by the conditional purchaser are downgraded, then the short-term rating of the offered notes may be downgraded.

    The conditional purchaser's commercial paper notes have not and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

    See "THE CONDITIONAL PURCHASER" in this prospectus supplement.

                             US DOLLAR PRESENTATION

    Translations of pounds sterling into US dollars, unless otherwise stated in this prospectus supplement, have been made at the rate of [GBP]0.5473 = $1.00, which reflects the noon buying rate in the City of New York for cable transfers in sterling per US$1.00 as certified for customs purposes by the Federal Reserve Bank on June 30, 2005. Use of this rate does not mean that pound sterling amounts actually represent those US dollar amounts or could be converted into US dollars at that rate at any particular time.

    References throughout this prospectus supplement to "[GBP]", "POUNDS" or "STERLING" are to the lawful currency for the time being of the United Kingdom of Great Britain and Northern Ireland.

    References in this prospectus supplement to "US$", "USD", "$", "US DOLLARS" or "DOLLARS" are to the lawful currency of the United States of America.



                    STERLING/US DOLLAR EXCHANGE RATE HISTORY*

                 JANUARY 1,          YEARS ENDED DECEMBER 31
               2005 THROUGH  --------------------------------------
            AUGUST 19, 2005    2004    2003    2002    2001    2000
            ---------------  ------  ------  ------  ------  ------
Last(1)              1.7939  1.9181  1.7858  1.6100  1.4546  1.4930
Average(2)           1.8495  1.8334  1.6358  1.5038  1.4407  1.5160
High                 1.9291  1.9467  1.7858  1.6100  1.5038  1.6537
Low                  1.7301  1.7559  1.5541  1.4082  1.3727  1.3977


------------
Notes

(1) Last is the closing exchange rate on the last operating business day of each of the periods indicated, years commencing from January 1 or the next operating business day.

(2) Average is the average daily exchange rate during the period.

           AUGUST 1, 2005
                  THROUGH
               AUGUST 19,    JULY    JUNE     MAY   APRIL   MARCH
                     2005    2005    2005    2005    2005    2005
           --------------  ------  ------  ------  ------  ------
High               1.8149  1.7800  1.8366  1.9045  1.9193  1.9291
Low                1.7672  1.7301  1.7927  1.8202  1.8727  1.8651


------------
* Source: Bloomberg

                           SCHEDULED REDEMPTION DATES

    The "SCHEDULED AMORTIZATION INSTALLMENT" for the offered notes for any note payment date set forth below is an amount equal to the amount which we would be required to repay in respect of the offered notes so that on that note payment date the aggregate principal amount outstanding of the offered notes has been reduced to (but is not less than) the stated amount or "TARGET BALANCE" set out in the following table:

                                   TARGET BALANCE FOR THE
NOTE PAYMENT DATE OCCURRING IN:        OFFERED NOTES
-------------------------------  ------------  ------------
                                        [GBP]             $
                                 ------------  ------------
November 2009                                  $750,000,000
February 2010                                  $500,000,000
May 2010                                       $250,000,000
August 2010                                              $0


------------
The target balances for the offered notes which are stated in US dollars in the above table have been calculated based upon the specified currency exchange rate under the issuer swap for the offered notes of [GBP] = $[__].

                      MATURITY AND REPAYMENT CONSIDERATIONS

    The average lives of the offered notes cannot be stated because the actual rate of repayment of the mortgage loans and redemption of the mortgage loans and a number of other relevant factors are unknown. Calculations of the possible average lives of the offered notes can be made, however, based on certain assumptions. The assumptions used to calculate the possible average lives of the offered notes in the following table include that:

       (1)   the offered notes are repaid in full by their final maturity date;

       (2)   neither the issuer security nor the Funding 2 security is enforced;

       (3) the aggregate current balance of mortgage loans in the mortgages trust will not fall below an amount equal to the product of 1.05 and the principal amount outstanding of all notes of the issuer at any time after giving effect to principal distributions;

       (4)   no asset trigger event or non-asset trigger event occurs;

       (5) no event occurs (including, but not limited to, the failure to comply with the repayment tests), that would cause payments on the offered notes to be deferred;

       (6) the issuer exercises its option to redeem the offered notes on the step-up date, if any, relating to such notes;

       (7)   the offered notes are issued on August [30], 2005;

       (8) each payment made by the issuer to the noteholders is paid on the 20th day of the relevant month in which such payment is payable, regardless of whether such date is a business day;

       (9) no interest or fees are paid from mortgages trustee principal receipts, Funding 2 available principal receipts or issuer available principal receipts;

       (10) the mortgage loans are not subject to any defaults or losses, and no mortgage loan falls into arrears; and

       (11) the long-term, unsecured, unsubordinated and unguaranteed debt obligations of the seller continue to be rated at least "A2" by Moody's, "A+" by Fitch and "A" by Standard & Poor's.

    Assumptions (1), (6) and (7) reflect the issuer's current expectations, although no assurance can be given that repayment of the notes will occur as described. Assumptions (2) through (5) and (9) through (11) relate to unpredictable circumstances.

    Based upon the foregoing assumptions, the approximate average lives of the offered notes, at various constant payment rates for the mortgage loans, would be as follows:

                                           POSSIBLE
                                       AVERAGE LIFE
                                     OF THE OFFERED
CONSTANT PAYMENT RATE (% PER ANNUM)   NOTES (YEARS)
-----------------------------------  --------------
5%
10%
15%
20%
25%


    The average lives of the offered notes are subject to factors largely outside the control of the issuer and consequently no assurance can be given that these assumptions and estimates are realistic. They must therefore be viewed with considerable caution. For more information relating to the risks involved in the use of these estimated average lives, see "RISK FACTORS -- THE YIELD TO MATURITY OF THE NOTES MAY BE ADVERSELY AFFECTED BY PREPAYMENTS OR REDEMPTIONS ON THE MORTGAGE LOANS OR REPURCHASES OF MORTGAGE LOANS BY THE SELLER" in the prospectus.

    The calculation of the possible average life of the offered notes is not influenced by the remarketing and conditional purchase arrangements described herein because such arrangements have no effect on the maturity of the offered notes.

            REMARKETING AGREEMENT AND CONDITIONAL PURCHASE AGREEMENT

THE REMARKETING AGREEMENT

    Under the terms of a remarketing agreement to be entered into on or about the closing date (the "REMARKETING AGREEMENT"), we will appoint Morgan Stanley & Co. Incorporated to act as remarketing bank in respect of (i) remarketing, transfer and settlement of the tendered notes on each transfer date prior to the service of a remarketing termination notice and (ii) giving a conditional purchase activation notice to the conditional purchaser in respect of any unremarketed notes.

    The offered notes are subject to the remarketing and conditional purchase arrangements provided in the remarketing agreement and the conditional purchase agreement. On each of the first four transfer dates the offered notes will be automatically tendered for remarketing unless a noteholder exercises its right to retain, prior to the 15th business day preceding such transfer date, its offered notes. Noteholders may exercise their right to retain through the facilities of, and procedures established by, DTC. Prior to the service of a remarketing termination notice, the remarketing bank will use reasonable efforts to identify third party purchasers to buy the tendered notes on each of the first four transfer dates. During each remarketing period, which will last from the 15th to the 10th business days preceding each of the first four transfer dates, the remarketing bank will seek firm bids from investors for the margin to apply to the tendered notes from the next following transfer date. If one or more third parties are willing to purchase all of the tendered notes, the margin on all of the offered notes (whether or not tendered) will be reset to a percentage (not greater than the maximum reset margin) that will be the lowest margin (which may be a negative number) at which all of the tendered notes will be purchased by third parties as determined by the remarketing bank.

    If all of the tendered notes cannot be placed with third parties, or in any event preceding the last transfer date, the remarketing bank will require the conditional purchaser to purchase all unremarketed notes on the relevant transfer date by delivering a conditional purchase activation notice to the conditional purchaser. If the conditional purchaser is required to purchase any unremarketed notes on a transfer date then the margin on all of the offered notes outstanding will reset to the maximum reset margin until the next transfer date, if any.

    If a remarketing termination notice is given the reset margin shall from the next following transfer date equal the maximum reset margin.

    We may terminate the appointment of the remarketing bank broadly if (i) the remarketing bank becomes subject to any bankruptcy, insolvency or similar proceedings or is unable to pay its debts as and when they become due, (ii) the remarketing bank fails in any material respect to perform any of its obligations under the remarketing agreement or the conditional purchase agreement and such failure is not remedied within five (5) business days or
(iii) there is a material breach of a representation or warranty by the remarketing bank in the remarketing agreement.

    The remarketing bank will have the right to terminate its appointment under the remarketing agreement upon the occurrence of any of the following:

       (a) a note event of default or a conditional purchase loss event has occurred and is continuing;

       (b) there shall have been in the remarketing bank's reasonable opinion, since the date of the remarketing agreement, any change, any circumstance, or any development involving a prospective change, in national or international monetary, financial, political or economic conditions or currency exchange rates or foreign exchange controls such as would in its view be likely to prejudice materially the success of the remarketing of the offered notes in the secondary market or there has otherwise been an event beyond the control of the remarketing bank or the issuer that means the remarketing bank is unable to perform its obligations under the remarketing agreement;

       (c) the requirements of rule 2a-7 of the investment company act affecting purchase of the offered notes by money market funds have changed since the closing date;

       (d) all of the offered notes have been purchased by the conditional purchaser;

       (e) if the remarketing bank's appointment is terminated as set forth in the preceding paragraph and a suitable replacement remarketing bank is not appointed on or before (ten) 10 business days prior to a transfer date; or

       (f) the conditional purchaser (i) has failed to extend the conditional purchase commitment period under the terms of the conditional purchase agreement or (ii) the remarketing bank fails to request that the conditional purchaser renew the conditional purchase commitment period pursuant to the remarketing agreement and, in either case, a replacement conditional purchaser has not been appointed pursuant to the remarketing agreement.

    Upon the occurrence of any of the events set forth in (a) through (f) above (each, a "REMARKETING TERMINATION EVENT"), the remarketing bank shall have the right to deliver a written notice to us terminating its appointment under the remarketing agreement (a "REMARKETING TERMINATION NOTICE").

    Following the service of a remarketing termination notice, provided the conditional purchaser is not excused from its purchase obligation and no replacement remarketing bank has been appointed, there will be no further remarketing of the offered notes. The remarketing bank will have no further obligations except to issue a conditional purchase activation notice to the conditional purchaser and to facilitate the transfer of all the offered notes to the conditional purchaser on the next following transfer date.

    As used, in this prospectus supplement:

    "REMARKETING PERIOD" means, in respect of each of the first four transfer dates, the period from and including the15th business day prior to such transfer date through and including the 10th business day prior to such transfer date.

    "TENDERED NOTES" means, in respect of a transfer date, all of the outstanding offered notes as to which the holders have not exercised their option to retain through the facilities of DTC before the start of the relevant remarketing period.

    "TRANSFER PRICE" means, in respect of each outstanding offered note, the principal amount outstanding of such offered note on the relevant transfer date, following the application of available principal receipts on such date.

    "UNREMARKETED NOTES" means, in relation to each transfer date, all of the tendered notes on such transfer date for which the remarketing bank has not identified purchasers in accordance with its obligations in the remarketing agreement; provided that on the transfer date occurring in August 2010, unremarketed notes will comprise all of the outstanding offered notes (other than offered notes held by the conditional purchaser).

    The remarketing agreement will be governed by English law.


THE CONDITIONAL PURCHASE AGREEMENT

    Under the terms of a conditional purchase agreement to be entered into on or about the closing date (the "CONDITIONAL PURCHASE AGREEMENT"), the conditional purchaser will agree to purchase on each transfer date falling in a conditional purchase commitment period the principal amount of the offered notes specified in a conditional purchase activation notice delivered to the conditional purchaser by the remarketing bank at the transfer price specified therein (the "CONDITIONAL PURCHASE COMMITMENT"). The conditional purchase commitment may not, on any transfer date, exceed the lesser of (a)

$1,000,000,000 (less the principal amount outstanding of the offered notes previously purchased by the conditional purchaser pursuant to the conditional purchase agreement and then held by the conditional purchaser) and (b) the transfer price payable in respect of the offered notes referred to in the conditional purchase activation notice issued in respect of that transfer date.

    The conditional purchaser will make the conditional purchase commitment to the remarketing bank for the conditional purchase commitment period. The issuer cash manager or the remarketing bank may deliver before the end of each conditional purchase commitment period to the conditional purchaser an irrevocable request in writing to extend the conditional purchase commitment period to a date that is not more than 364 days following the last day of the current conditional purchase commitment period. The conditional purchaser is not obliged to agree to extend the conditional purchase commitment period and in no event (unless otherwise agreed in writing by the parties to the conditional purchase agreement) will it be extended beyond the transfer date occurring in August 2010.

    Under the conditional purchase commitment if, during any remarketing period the remarketing bank is unable to place all the tendered notes with third party purchasers or in any event on the transfer date occuring in August 2010 the conditional purchaser will be obliged to purchase any unremarketed notes. The obligation of the conditional purchaser to purchase the unremarketed notes on any transfer date will be subject to the conditions that, except in the case of
(e) below, on the date that the conditional purchase activation notice is delivered to the conditional purchaser and on the relevant transfer date:

       (a) no note event of default, as that term is then defined or was defined on the closing date, in respect of the offered notes has occurred and is continuing;

       (b)   no conditional purchase loss event has occurred and is continuing;

       (c) the rating of the offered notes has not been downgraded to "CCC" or lower by Standard & Poor's and "Caa1" or lower by Moody's; and

       (d) the conditional purchaser shall have received notice from the issuer cash manager that there will be sufficient issuer available revenue receipts to pay all amounts of interest on the offered notes scheduled to be paid on such transfer date.

    If the conditional purchaser does not extend the conditional purchase commitment, the remarketing bank or the issuer cash manager may appoint a successor conditional purchaser, which must satisfy the conditions set forth in the remarketing agreement. Any replacement conditional purchaser must, among other things, be acceptable to Northern Rock, be an entity which has short-term ratings of "A-1+" by Standard & Poor's, "P-1" by Moody's and "F-1+" by Fitch and be acceptable to each of Standard & Poor's, Moody's and Fitch such that each such rating agency does not downgrade or withdraw its then current ratings of the offered notes. Notes will only be remarketed if a conditional purchase commitment by the conditional purchaser or a replacement is in effect in respect of the relevant transfer date.

    If the conditional purchaser does not renew its conditional purchase commitment, the issuer will cause notice of this fact to be given to noteholders. In this circumstance, the conditional purchaser will still be obliged to purchase unremarketed notes on a transfer date occurring during the then current conditional purchase commitment period but not on any transfer date occurring after such period expires.

    The conditional purchaser may at any time after the date of the conditional purchase agreement transfer to any person having short-term debt ratings of "A-1+" by Standard & Poor's, "P-1" by Moody's and "F-1+" by Fitch all of its rights and obligations under the conditional purchase agreement (including, without limitation, all of its conditional purchase commitment). The conditional purchaser will not transfer any of its rights or obligations thereunder without:

       (a) the prior written consent of Northern Rock and the remarketing bank; and

       (b) a confirmation from each rating agency that the then current ratings of the offered notes will not be downgraded or withdrawn as a result of such transfer.

    A "CONDITIONAL PURCHASE COMMITMENT PERIOD" means, subject to extension pursuant to terms of the conditional purchase agreement, the period from and including the closing date to the date that is 364 days following the closing date (provided that if such 364th day is not a business day then the immediately preceding business day) and, thereafter, if the conditional purchase commitment is renewed pursuant to terms of the conditional purchase agreement, each 364-day period extending from but not including the last day of the preceding conditional purchase commitment period to and including the date that is specified in the notice of extension most recently served.

    A "CONDITIONAL PURCHASE LOSS EVENT" means the debiting of an amount to the principal deficiency ledger in relation to any class A notes of any series issued by us.

    A "CONDITIONAL PURCHASE ACTIVATION NOTICE" is a notice by the remarketing bank to the conditional purchaser which identifies the offered notes to be purchased by the conditional purchaser on a transfer date. The remarketing agreement requires that a conditional purchase activation notice be delivered by the tenth (10th) business day prior to a transfer date.

    A "NOTICE OF EXTENSION" means an irrevocable notice delivered by the conditional purchaser to the remarketing bank and the issuer cash manager to the effect that the conditional purchaser has consented to the extension of the conditional purchase commitment period and specifying the last day of the extended conditional purchase commitment period agreed to thereby.

    The conditional purchaser will be paid a fee by the issuer in accordance with the issuer priority of payments for its services under the conditional purchase agreement.

    The conditional purchase agreement will be governed by English law.

    Failure by the remarketing bank or the conditional purchaser to perform its obligations under the remarketing agreement or the conditional purchase agreement would not by itself constitute a note event of default in respect of the offered notes.

                            THE ISSUER SWAP PROVIDER



           [TO BE INSERTED UPON SELECTION OF THE ISSUER SWAP PROVIDER]

                            THE CONDITIONAL PURCHASER

    Cancara Asset Securitisation Limited ("CANCARA"), a special purpose limited liability entity incorporated under the laws of Jersey, Channel Islands as a public company, is the conditional purchaser of the offered notes under the conditional purchase agreement. Cancara is a global asset backed commercial paper conduit issuing commercial paper to certain qualifying investors. The commercial paper issued by the conditional purchaser is currently rated A-1+ by Standard & Poor's and P-1 by Moody's. The conditional purchaser's current commercial paper programme limit is $12 billion.

    The audited financial statements of Cancara for the fiscal years ended December 31, 2003 and 2004 have been filed with the SEC as an exhibit to our most recent monthly report on Form 6-K. Such audited financial statements are incorporated by reference in this prospectus supplement.

    Lloyds TSB Bank plc (the "BANK") acts as Administrative Agent to Cancara. Eligible liquidity providers to Cancara must be rated at "A-1+" and "P-1" by Standard & Poor's and Moody's, respectively. The Bank currently provides liquidity facilities to Cancara. As at the closing date the Bank had short-term ratings of "A-1+" by Standard & Poor's, "P-1" by Moody's and "F1+" by Fitch.

    The Bank is a wholly-owned subsidiary of Lloyds TSB Group plc ("LTSB GROUP"). The Bank and its subsidiaries (the "BANK'S GROUP") comprise one of the leading United Kingdom-based financial services groups, whose businesses provide a wide range of banking and financial services in the United Kingdom and overseas. At the end of 2004, the total consolidated assets of LTSB Group were approximately [GBP]280 billion. The total number of persons employed by LTSB Group and its subsidiaries was approximately 70,000. The main business activities of the Bank's Group during 2004 include UK retail banking and mortgages, insurance and investments and wholesale and international banking.

    The Bank will provide, upon request, to each person to whom this prospectus supplement, together with the accompanying prospectus, is delivered a copy of the most recently available (i) annual report and accounts of LTSB Group for the fiscal year ended December 31, 2004 and (ii) annual report on Form 20-F of LTSB Group. Written requests should be directed to the Bank at 1251 Avenue of the Americas, 39th Floor, New York, New York 10020, Attention: Structured Finance. Additional information (including a full copy of such report and accounts) is available from the LTSB Group web site at http:// www.investorrelations.lloydstsb.com.

    Cancara is not, by entering into the conditional purchase agreement or agreeing to include disclosure in relation to itself in this prospectus supplement by reason of its entering into the conditional purchase agreement and providing its commitment thereunder, offering any securities under this prospectus supplement or in relation to the offered notes issued by us. The conditional purchaser's commercial paper notes have not and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

    Cancara is not involved in the remarketing of the offered notes, and has no obligation to remarket offered notes. Its commitment to purchase, generally, can be called upon by the remarketing bank only if the remarketing bank fails to find purchasers for the tendered notes, and certain conditions to its purchase are satisfied. Cancara is not soliciting any offers to buy the offered notes.

    Except for the information provided in the preceding seven paragraphs (including information incorporated by reference in this prospectus supplement and the accompanying prospectus), Cancara, the Bank, the Bank's Group and LTSB Group have not been involved in the preparation of, and do not accept responsibility for, this prospectus supplement or the accompanying prospectus.

                     MATERIAL UNITED STATES TAX CONSEQUENCES

    The following discussion supplements and, to the extent that it is inconsistent therewith, replaces the discussion contained in the accompanying prospectus in the section entitled "MATERIAL UNITED STATES TAX CONSEQUENCES". Prospective investors should also consult the summary describing the principal US federal income tax consequences of the purchase, ownership and disposition of the offered notes contained in the section entitled "MATERIAL UNITED STATES TAX CONSEQUENCES" in the accompanying prospectus.


CLASSIFICATION OF THE OFFERED NOTES

    Although there is no authority directly addressing the characterization and treatment of instruments that are substantially similar to the offered notes, and while the matter is not free from doubt, it is the opinion of the US federal income tax advisers to Northern Rock that the offered notes will be characterized and treated as debt for US federal income tax purposes. The issuer intends to treat the offered notes as debt of the issuer for US federal income tax purposes. The following discussion assumes that the offered notes are properly characterized and treated as debt of the issuer for US federal income tax purposes. By virtue of their purchase of offered notes, the respective holders will be deemed to have agreed to treat such notes as debt of the issuer for US federal income tax purposes, including for any US federal income tax reporting purposes. In general, the characterization of an instrument for US federal income tax purposes as indebtedness or equity by its issuer as of the time of issuance is binding on a holder (but not the United States Internal Revenue Service (the "IRS")), unless the holder takes an inconsistent position and discloses such position on its US federal income tax return.

    The offered notes will not be qualifying real property mortgage loans in the hands of domestic savings and loan associations under section 7701(a)(19)(C), real estate assets for real estate investment trusts under section 856(c), or qualified mortgage loans for REMICs under section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the "CODE").


ACCRUAL OF INTEREST ON THE OFFERED NOTES

    Because the reset margin on the offered notes will be reset on each transfer date (subject to a maximum reset margin of 0% per annum) and, as a result, during each interest period following the first transfer date, the offered notes will accrue interest at an annual rate equal to one-month USD LIBOR plus the most recently determined reset margin, the offered notes will bear interest at an adjustable rate of interest that results in one or more contingent payments.

    On June 11, 1996, the Treasury Department issued final regulations (the "CPDI REGULATIONS") concerning the proper US federal income tax treatment of contingent payment debt obligations, which apply to debt instruments issued on or after August 13, 1996. In general, the CPDI Regulations cause the timing and character of income, gain or loss reported on a contingent payment debt instrument to substantially differ from the timing and character of income, gain or loss reported on a traditional noncontingent payment debt instrument under general principles of current US federal income tax law. However, debt instruments that are subject to the rules set forth in section 1272(a)(6) of the Code (regarding the accrual of original issue discount with respect to a debt instrument that may be accelerated by reason of prepayment of other obligations securing such debt instrument) are exempt from the timing and character rules provided by the CPDI Regulations. Since, under certain circumstances, the offered notes may be accelerated by reason of the prepayment of the mortgage loans, the offered notes should be subject to the rules set forth in section 1272(a)(6) of the Code and, therefore, should not be subject to the CPDI Regulations. See "MATURITY AND REPAYMENT CONSIDERATIONS" in this prospectus supplement and "MATERIAL UNITED STATES TAX CONSEQUENCES -- TAXATION OF US HOLDERS OF THE US DOLLAR DENOMINATED NOTES -- QUALIFIED STATES

INTEREST AND ORIGINAL ISSUE DISCOUNT ("OID")" in the accompanying prospectus. However, the rules applicable to debt instruments described in section 1272(a)(6) of the Code do not set forth specific rules for determining the appropriate character, timing and amount of income, gain or loss that must be recognized by a taxpayer from holding prepayable securities bearing an adjustable rate of interest that results in one or more contingent payments, similar to the offered notes. In light of the absence of any specific provision in the CPDI Regulations which would currently apply to the offered notes, and taking into account that there currently does not exist any authority directly addressing the treatment of instruments that are substantially similar to the offered notes, the US federal income tax consequences of the purchase, ownership and disposition of the offered notes should be governed by general principles of current US federal income tax law.

    Under general principles of current US federal income tax law, payments of interest on a debt instrument generally will be taxable to a US holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the US holder's regular method of tax accounting). Consequently, under these principles, the amounts payable as stated interest on the offered notes should be treated as ordinary interest income at the time such payments are accrued or are received by a US holder (in accordance with the US holder's regular method of tax accounting).

    Because of the uncertainties concerning the application of section 1272(a)(6) of the Code to the offered notes and because the rules relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to the offered notes even in the absence of section 1272(a)(6) of the Code, the IRS could assert that the offered notes should be governed by some other method not yet set forth in regulations or should be treated as having been issued with original issue discount. For an additional discussion regarding the accrual of original issue discount on the offered notes pursuant to the rules of section 1272(a)(6) of the Code, see ""MATERIAL UNITED STATES TAX CONSEQUENCES -- TAXATION OF US HOLDERS OF THE US DOLLAR DENOMINATED NOTES -- QUALIFIED STATES INTEREST AND ORIGINAL ISSUE DISCOUNT ("OID")" in the accompanying prospectus.


SALE, EXCHANGE OR REDEMPTION OF THE OFFERED NOTES

    In general, a US holder of an offered note will have a basis in such note equal to the cost of the note to such holder, and reduced by any payments thereon other than payments of stated interest. Upon a sale, exchange or redemption of an offered note, a US holder will generally recognize gain or loss equal to the difference between the amount realized (less any accrued interest, which would be taxable as such) and the holder's tax basis in such note. Such gain or loss will be long-term capital gain or loss if the US holder has held the note for more than one year at the time of sale, exchange or redemption. In certain circumstances, US holders that are individuals may be entitled to preferential treatment for net capital gains. The ability of US holders to offset capital losses against ordinary income is limited.


ALTERNATIVE CHARACTERIZATION OF THE OFFERED NOTES AND THE ACCRUAL OF INTEREST ON THE OFFERED NOTES

    As previously discussed, the proper characterization of the offered notes for US federal income tax purposes is not entirely clear because there are no authorities directly addressing securities comparable to the offered notes. Therefore, prospective investors should consult their own tax advisors with respect to the potential impact of alternative characterizations of the offered notes, including the possible characterization of the offered notes as equity in the issuer for US federal income tax purposes. See, "MATERIAL UNITED STATES TAX CONSEQUENCES -- ALTERNATIVE CHARACTERIZATION OF THE US DOLLAR DENOMINATED NOTES" in the accompanying prospectus.

    In addition, assuming that the offered notes are properly treated as debt of the issuer for US federal income tax purposes, another possible alternative characterization of the offered notes is that the IRS could assert that the offered notes are not debt instruments to which section 1272(a)(6) of the Code applies, but rather are sequential "short-term obligations", which are exchanged and reissued for US federal income tax purposes on each one-year transfer date in connection with the remarketing of the tendered notes. See "MATERIAL UNITED STATES TAX CONSEQUENCES -- TAXATION OF US HOLDERS OF THE US DOLLAR DENOMINATED NOTES -- QUALIFIED STATED INTEREST AND ORIGINAL ISSUE DISCOUNT ("OID")" and "MATERIAL UNITED STATES TAX CONSEQUENCES -- TAXATION OF US HOLDERS OF THE US DOLLAR DENOMINATED NOTES -- SALES AND RETIREMENT" in the accompanying prospectus.
Also, the IRS could assert that the offered notes are either contingent payment debt obligations or, in any event, should be treated similar to contingent payment debt instruments governed by the CPDI Regulations. The CPDI Regulations generally require a US holder of such an instrument to include future contingent and noncontingent interest payments in income as such interest accrues based upon a projected payment schedule. Moreover, in general, under the CPDI Regulations, any gain recognized by a US holder on the sale, exchange, or retirement of a contingent payment debt instrument will be treated as ordinary income and all or a portion of any loss realized could be treated as ordinary loss as opposed to capital loss (depending on the circumstances).

    Prospective investors should consult their own tax advisers with respect to the potential impact of an alternative characterization of the offered notes for US federal income tax purposes.

                                  UNDERWRITING


    We have agreed to sell, and Morgan Stanley & Co. Incorporated (the "UNDERWRITER") has agreed to purchase, the entire $1,000,000,000 principal amount of the offered notes. The terms of this purchase are governed by an underwriting agreement between us and the underwriter.

    The price to the public as a percentage of the principal balance of the offered notes will be 100%.

    We have agreed to pay to the underwriter a selling commission of [__]% of the aggregate principal amount of the offered notes and a management and underwriting fee of [__]% of the aggregate principal amount of the offered notes.

    The underwriter has advised us that it proposes initially to offer the offered notes to the public at the offering price stated on the cover page of this prospectus supplement.

    Additional out-of-pocket expenses (other than underwriting discounts and commissions stated above) solely in relation to the offered notes are estimated to be approximately $[__].

                                  LEGAL MATTERS

    Certain matters of English law and United States law regarding the offered notes, including matters relating to the validity of the issuance of the offered notes, will be passed upon for Northern Rock by Sidley Austin Brown & Wood, London. Certain matters of United States law regarding matters of United States federal income tax law with respect to the offered notes will be passed upon for Northern Rock by Sidley Austin Brown & Wood LLP, New York. Certain matters of English law and United States law will be passed upon for the underwriter by Allen & Overy LLP, London.

                                     ANNEX A

                       THE CUT-OFF DATE MORTGAGE PORTFOLIO

    The statistical and other information contained in this prospectus supplement has been compiled by reference to the mortgage loans in the cut-off date mortgage portfolio. The US dollar figures set forth in the tables below have been calculated based on the currency exchange rate of [GBP]1 = $1.7933 and have been rounded to the nearest cent following their conversion from pounds sterling. Columns stating percentage amounts may not add to 100% due to rounding. A mortgage loan will have been removed from any additional mortgage portfolio (which comprises a portion of the cut-off date portfolio) if, in the period up to (and including) the assignment date related to such additional mortgage portfolio, the mortgage loan is repaid in full or if the mortgage loan does not comply with the terms of the mortgage sale agreement on or about the applicable assignment date. Once such mortgage loans are removed, the seller will then randomly select from the mortgage loans remaining in the additional mortgage portfolio those mortgage loans to be assigned on the applicable assignment date once the determination has been made as to the anticipated principal balances of the notes to be issued and the corresponding size of the trust that would be required ultimately to support payments on the notes. It is not expected that the characteristics of the mortgage portfolio as of the closing date will differ materially from the characteristics of the cut-off date mortgage portfolio.

    217,691 of the mortgages securing the mortgage loans in the cut-off date mortgage portfolio (or 75.26% of the aggregate current balance of the mortgage loans as of the cut-off date) were on freehold properties or heritable properties (being the Scots law equivalent of freehold) and 85,033 of the mortgages securing the mortgage loans in the cut-off date mortgage portfolio (or 24.74% of the aggregate current balance of the mortgage loans as of the cut-off date) were on leasehold or long lease (being the Scots law equivalent of leasehold) properties.

    It is not expected that the characteristics of the mortgage portfolio as of the closing date will differ materially from the characteristics of the cut-off date mortgage portfolio. Unless indicated otherwise, the following description relates to types of mortgage loans that could be included in the mortgage portfolio as of the closing date or on any subsequent date.

    The cut-off date mortgage portfolio was drawn up as at June 30, 2005 (the "CUT-OFF DATE") and comprised 302,724 mortgage loans having an aggregate current balance of [GBP]28,231,430,153.85 as at that date. The seller originated the mortgage loans in the cut-off date mortgage portfolio between July 1, 1995 and January 31, 2005 (save for the Scottish mortgage loans in the cut-off date mortgage portfolio, which were originated by the seller between July 1, 2001 and January 31, 2005).

    The borrowers in respect of 272,112 of the mortgage loans in the cut-off date mortgage portfolio (or 89.71% of the aggregate current balance of the mortgage loans as of the cut-off date) have agreed to have their monthly mortgage payments to the seller directly debited from their bank accounts.

    133,234 mortgage loans in the cut-off date mortgage portfolio (or 51.48% of the aggregate current balance of the mortgage loans as of the cut-off date) were fixed rate mortgage loans. The remaining 169,490 of the mortgage loans in the cut-off date mortgage portfolio (or 48.52% of the aggregate current balance of the mortgage loans as of the cut-off date) were standard variable rate mortgage loans, discounted variable rate mortgage loans, "Together", "Together Connections", "Connections" and flexible capped rate mortgage loans, as described below.

    259,087 of the mortgage loans in the cut-off date mortgage portfolio (or 88.95% of the aggregate current balance of the mortgage loans as of the cut-off date) were flexible mortgage loans, 89,305 mortgage loans (or 22.75% of the aggregate current balance of the mortgage loans as of the cut-off-date) of which were Together mortgage loans.

    As of the cut-off date, the seller's standard variable rate for existing and new borrowers was 6.84% per annum.

TYPES OF PROPERTY

                                                                          NUMBER OF
                        AGGREGATE CURRENT  AGGREGATE CURRENT  % OF TOTAL   MORTGAGE
TYPE OF PROPERTY          BALANCE ([GBP])      BALANCE (US$)       LOANS      LOANS  % OF TOTAL
----------------------  -----------------  -----------------  ----------  ---------  ----------
Detached Bungalow          869,618,506.31   1,559,486,867.37       3.08%      8,161       2.70%
Detached House           6,753,618,288.85  12,111,263,677.39      23.92%     50,747      16.76%
Flat                     3,492,435,893.88   6,262,985,288.50      12.37%     39,909      13.18%
Maisonette                 436,692,780.66     783,121,163.56       1.55%      4,151       1.37%
Not Known                  385,410,018.75     691,155,786.62       1.37%      4,139       1.37%
New Property                12,199,338.79      21,877,074.25       0.04%         96       0.03%
Other                      109,329,682.05     196,060,918.82       0.39%        803       0.27%
Semi Detached Bungalow     372,786,085.67     668,517,287.43       1.32%      4,750       1.57%
Purpose Built Flat          46,359,470.01      83,136,437.57       0.16%        853       0.28%
Semi Detached House      7,380,006,115.81  13,234,564,967.48      26.14%     83,559      27.60%
Terraced House           8,372,973,973.07  15,015,254,225.91      29.66%    105,556      34.87%
                        -----------------  -----------------  ----------  ---------  ----------
TOTAL                   28,231,430,153.85  50,627,423,694.90     100.00%    302,724     100.00%
                        =================  =================  ==========  =========  ==========


EXPECTED SEASONING OF MORTGAGE LOANS AT CLOSING

    The following table shows length of time since the mortgage loans were originated as of the closing date.

AGE OF MORTGAGE                                                            NUMBER OF
LOANS                    AGGREGATE CURRENT  AGGREGATE CURRENT               MORTGAGE
(MONTHS)                   BALANCE ([GBP])      BALANCE (US$)  % OF TOTAL      LOANS  % OF TOTAL
----------------------   -----------------  -----------------  ----------  ---------  ----------
6 to 12                   5,946,812,725.70  10,664,419,261.00      21.06%     52,677      17.40%
12 to 18                  6,383,932,788.55  11,448,306,669.71      22.61%     58,180      19.22%
18 to 24                  4,210,517,110.30   7,550,720,333.90      14.91%     41,287      13.64%
24 to 30                  3,413,403,110.44   6,121,255,797.95      12.09%     38,468      12.71%
30 to 36                  2,351,749,063.33   4,217,391,595.27       8.33%     27,323       9.03%
36 to 42                  1,772,903,141.28   3,179,347,203.26       6.28%     22,100       7.30%
42 to 48                    981,184,740.37   1,759,558,594.91       3.48%     13,442       4.44%
48 to 54                    712,523,411.08   1,277,768,233.09       2.52%     10,237       3.38%
54 to 60                    492,635,177.26     883,442,663.38       1.75%      7,399       2.44%
60 to 66                    370,083,644.33     663,670,999.38       1.31%      5,678       1.88%
66 to 72                    285,532,428.96     512,045,304.85       1.01%      4,377       1.45%
72 to 78                    301,138,670.74     540,031,978.24       1.07%      4,546       1.50%
78 to 84                    175,172,985.56     314,137,715.00       0.62%      2,762       0.91%
84 to 90                    288,152,916.63     516,744,625.39       1.02%      4,036       1.33%
90 to 96                    145,209,345.66     260,403,919.57       0.51%      2,316       0.77%
96 to 102                   118,280,077.17     212,111,662.39       0.42%      2,100       0.69%
102 to 108                   83,526,881.14     149,788,755.95       0.30%      1,672       0.55%
108 to 114                  108,252,582.40     194,129,356.02       0.38%      2,196       0.73%
114 to 120                   62,085,560.05     111,338,034.84       0.22%      1,318       0.44%
120 to 126                   28,333,792.90      50,810,990.81       0.10%        610       0.20%
                         -----------------  -----------------  ----------  ---------  ----------
TOTAL                    28,231,430,153.85  50,627,423,694.90     100.00%    302,724     100.00%
                         =================  =================  ==========  =========  ==========


    The weighted average seasoning of mortgage loans as of the closing date is expected to be 26.42 months and the maximum seasoning of mortgage loans as of the closing date is expected to be 121.74 months. The minimum seasoning of the mortgage loans as of the closing date is expected to be 6.77 months.

YEARS TO MATURITY AT CLOSING

                                                                     NUMBER OF
                   AGGREGATE CURRENT  AGGREGATE CURRENT               MORTGAGE
YEARS TO MATURITY    BALANCE ([GBP])      BALANCE (US$)  % OF TOTAL      LOANS  % OF TOTAL
-----------------  -----------------  -----------------  ----------  ---------  ----------
Less than zero          1,471,891.91       2,639,543.76       0.01%         44       0.01%
0 to 5                192,582,516.29     345,358,226.46       0.68%      4,415       1.46%
5 to 10             1,512,205,153.38   2,711,837,501.56       5.36%     21,996       7.27%
10 to 15            2,764,485,490.35   4,957,551,829.84       9.79%     34,188      11.29%
15 to 20            5,239,005,866.20   9,395,109,219.86      18.56%     56,757      18.75%
20 to 25           16,207,552,216.63  29,065,003,390.08      57.41%    162,134      53.56%
25 to 30            2,016,350,886.86   3,615,922,045.41       7.14%     20,521       6.78%
30 to 35              297,776,132.23     534,001,937.93       1.05%      2,669       0.88%
                   -----------------  -----------------  ----------  ---------  ----------
TOTAL              28,231,430,153.85  50,627,423,694.90     100.00%    302,724     100.00%
                   =================  =================  ==========  =========  ==========


    The weighted average remaining term of the mortgage loans as of the closing date is expected to be 20.59 years and the maximum remaining term as of the closing date is expected to be 34.68 years. The minimum remaining term as of the closing date is expected to be less than one month.

GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

    The following table shows the spread of mortgaged properties securing the mortgage loans throughout England, Wales and Scotland as of the cut-off date. No properties are situated outside England, Wales and Scotland. The geographical location of a property has no impact upon the seller's lending criteria and credit scoring tests.

                                                                                 NUMBER OF
                               AGGREGATE CURRENT  AGGREGATE CURRENT               MORTGAGE
REGION                           BALANCE ([GBP])      BALANCE (US$)  % OF TOTAL      LOANS  % OF TOTAL
-----------------------------  -----------------  -----------------  ----------  ---------  ----------
East Anglia                       565,982,580.28   1,014,976,561.22       2.00%      5,982       1.98%
East Midlands                   1,802,038,437.36   3,231,595,529.72       6.38%     21,285       7.03%
Greater London                  5,464,402,316.80   9,799,312,674.72      19.36%     36,011      11.90%
North                           1,977,592,685.90   3,546,416,963.62       7.00%     32,066      10.59%
North West                      3,064,417,304.92   5,495,419,552.91      10.85%     40,428      13.35%
Scotland                        2,734,540,263.00   4,903,851,053.64       9.69%     40,115      13.25%
South East (excluding London)   5,648,564,329.12  10,129,570,411.41      20.01%     44,329      14.64%
South West                      2,018,005,541.46   3,618,889,337.50       7.15%     19,206       6.34%
Wales                             949,022,972.92   1,701,882,897.34       3.36%     12,510       4.13%
West Midlands                   1,752,860,790.34   3,143,405,255.32       6.21%     19,836       6.55%
Yorkshire                       2,254,002,931.75   4,042,103,457.51       7.98%     30,956      10.23%
                               -----------------  -----------------  ----------  ---------  ----------
TOTAL                          28,231,430,153.85  50,627,423,694.90     100.00%    302,724     100.00%
                               =================  =================  ==========  =========  ==========


CURRENT LOAN-TO-VALUE RATIOS

    The following table shows the range of current loan-to-value, or LTV, ratios, which express the outstanding balance of a mortgage loan as at the cut-off date divided by the value of the mortgaged property securing that mortgage loan at the same date. The seller has not revalued any of the mortgaged properties since the date of the origination of the related mortgage loan, other than in respect of a mortgaged property of a related borrower that has remortgaged its property or to which the seller has made a further advance, as described in the prospectus under "THE MORTGAGE LOANS -- CHARACTERISTICS OF THE MORTGAGE LOANS -- MAXIMUM LTV RATIO".

                                                               NUMBER OF
             AGGREGATE CURRENT  AGGREGATE CURRENT               MORTGAGE
CURRENT LTV    BALANCE ([GBP])      BALANCE (US$)  % OF TOTAL      LOANS  % OF TOTAL
-----------  -----------------  -----------------  ----------  ---------  ----------
0% to 25%       442,268,942.97     793,120,895.43       1.57%     11,598       3.83%
25% to 50%    2,774,502,490.91   4,975,515,316.95       9.83%     37,034      12.23%
50% to 55%    1,055,435,235.08   1,892,712,007.07       3.74%     11,615       3.84%
55% to 60%    1,204,010,907.77   2,159,152,760.90       4.26%     12,573       4.15%
60% to 65%    1,469,259,882.63   2,634,823,747.52       5.20%     14,500       4.79%
65% to 70%    1,786,954,783.12   3,204,546,012.57       6.33%     17,662       5.83%
70% to 75%    2,349,045,799.79   4,212,543,832.76       8.32%     22,635       7.48%
75% to 80%    2,614,166,128.45   4,687,984,118.15       9.26%     22,927       7.57%
80% to 85%    4,145,793,561.44   7,434,651,593.73      14.69%     38,163      12.61%
85% to 90%    3,690,980,978.23   6,619,036,188.26      13.07%     36,399      12.02%
90% to 95%    4,737,457,206.87   8,495,682,009.08      16.78%     55,446      18.32%
95% to 100%   1,919,351,427.24   3,441,972,914.47       6.80%     21,587       7.13%
> 100%           42,202,809.35      75,682,298.01       0.15%        585       0.19%
             -----------------  -----------------  ----------  ---------  ----------
TOTAL        28,231,430,153.85  50,627,423,694.90     100.00%    302,724     100.00%
             =================  =================  ==========  =========  ==========


    The weighted average current loan-to-value ratio of the mortgage loans at the cut-off date was 75.17%.

CURRENT INDEXED LOAN-TO-VALUE RATIOS

    The following table shows the range of current indexed loan-to-value, or LTV, ratios, which express the outstanding balance of a mortgage loan as of the cut-off date divided by the indexed value of the mortgaged property securing that mortgage loan as of the same date (calculated using the Halifax House Price Index).

                                                                       NUMBER OF
                     AGGREGATE CURRENT  AGGREGATE CURRENT               MORTGAGE
CURRENT INDEXED LTV    BALANCE ([GBP])      BALANCE (US$)  % OF TOTAL      LOANS  % OF TOTAL
-------------------  -----------------  -----------------  ----------  ---------  ----------
0% to 25%               995,124,436.70   1,784,556,652.33       3.52%     23,347       7.71%
25% to 50%            4,929,116,502.16   8,839,384,623.32      17.46%     68,210      22.53%
50% to 55%            1,393,631,408.63   2,499,199,205.10       4.94%     15,523       5.13%
55% to 60%            1,625,577,908.46   2,915,148,863.24       5.76%     17,488       5.78%
60% to 65%            1,870,562,445.40   3,354,479,633.34       6.63%     19,279       6.37%
65% to 70%            2,294,931,222.17   4,115,500,160.72       8.13%     23,872       7.89%
70% to 75%            2,709,441,917.24   4,858,842,190.19       9.60%     25,634       8.47%
75% to 80%            2,729,204,320.38   4,894,282,107.74       9.67%     24,587       8.12%
80% to 85%            2,988,143,380.86   5,358,637,524.90      10.58%     24,756       8.18%
85% to 90%            2,781,073,995.24   4,987,299,995.66       9.85%     22,703       7.50%
90% to 95%            2,291,183,999.98   4,108,780,267.16       8.12%     22,943       7.58%
95% to 100%           1,426,643,341.39   2,558,399,504.11       5.05%     12,235       4.04%
> 100%                  196,795,275.24     352,912,967.09       0.70%      2,147       0.71%
                     -----------------  -----------------  ----------  ---------  ----------
TOTAL                28,231,430,153.85  50,627,423,694.90     100.00%    302,724     100.00%
                     =================  =================  ==========  =========  ==========


    The weighted average current indexed loan-to-value ratio of the mortgage loans as of the cut-off date was 68.11%.

OUTSTANDING CURRENT BALANCES

                                                                      NUMBER OF
RANGE OF CURRENT    AGGREGATE CURRENT  AGGREGATE CURRENT               MORTGAGE
PRINCIPAL BALANCE     BALANCE ([GBP])      BALANCE (US$)  % OF TOTAL      LOANS  % OF TOTAL
------------------  -----------------  -----------------  ----------  ---------  ----------
0 to 25,000            222,314,604.37     398,676,780.02       0.79%     12,497       4.13%
25,000 to 50,000     2,399,591,004.03   4,303,186,547.53       8.50%     62,012      20.48%
50,000 to 75,000     4,604,569,806.21   8,257,375,033.48      16.31%     74,054      24.46%
75,000 to 100,000    4,690,509,936.36   8,411,491,468.87      16.61%     54,251      17.92%
100,000 to 125,000   3,907,924,578.74   7,008,081,147.05      13.84%     34,968      11.55%
125,000 to 150,000   3,037,797,628.84   5,447,682,487.80      10.76%     22,243       7.35%
150,000 to 175,000   2,235,723,108.41   4,009,322,250.31       7.92%     13,861       4.58%
175,000 to 200,000   1,641,497,456.77   2,943,697,389.23       5.81%      8,802       2.91%
200,000 to 225,000   1,260,326,185.85   2,260,142,949.08       4.46%      5,972       1.97%
225,000 to 250,000     939,174,606.80   1,684,221,822.37       3.33%      3,973       1.31%
250,000 to 275,000     693,528,446.24   1,243,704,562.64       2.46%      2,653       0.88%
275,000 to 300,000     534,883,303.88     959,206,228.85       1.89%      1,864       0.62%
300,000 to 325,000     432,780,797.53     776,105,804.21       1.53%      1,392       0.46%
325,000 to 350,000     355,863,388.84     638,169,815.21       1.26%      1,056       0.35%
350,000 to 375,000     325,304,304.67     583,368,209.56       1.15%        901       0.30%
375,000 to 400,000     232,287,573.93     416,561,306.33       0.82%        601       0.20%
400,000 to 425,000     241,742,517.00     433,516,855.74       0.86%        590       0.19%
425,000 to 450,000     158,671,233.33     284,545,122.73       0.56%        363       0.12%
450,000 to 475,000     171,312,133.26     307,214,048.58       0.61%        372       0.12%
475,000 to 500,000     145,627,538.79     261,153,865.31       0.52%        299       0.10%
                    -----------------  -----------------  ----------  ---------  ----------
TOTAL               28,231,430,153.85  50,627,423,694.90     100.00%    302,724     100.00%
                    =================  =================  ==========  =========  ==========


    The largest mortgage loan had a current balance as of the cut-off date of [GBP]499,971.37 or $896,598.66. The average current balance as of the cut-off date was approximately [GBP]93,257.98 or $167,239.54.

MORTGAGE LOAN PRODUCTS

                                                                        NUMBER OF
MORTGAGE LOAN         AGGREGATE CURRENT  AGGREGATE CURRENT               MORTGAGE
PRODUCTS                BALANCE ([GBP])      BALANCE (US$)  % OF TOTAL      LOANS  % OF TOTAL
--------------------  -----------------  -----------------  ----------  ---------  ----------
Tracker                1,033,138,895.18   1,852,727,980.73       3.66%      8,631       2.85%
Variable               3,671,348,412.66   6,583,829,108.42      13.00%     48,100      15.89%
Capped                   166,012,677.05     297,710,533.75       0.59%      2,474       0.82%
Discount               2,404,741,526.18   4,312,422,978.90       8.52%     20,980       6.93%
Fixed                 14,532,227,565.38  26,060,643,693.00      51.48%    133,234      44.01%
Together Connections     188,302,444.80     337,682,774.26       0.67%      3,210       1.06%
Together               6,235,658,632.60  11,182,406,625.84      22.09%     86,095      28.44%
                      -----------------  -----------------  ----------  ---------  ----------
TOTAL                 28,231,430,153.85  50,627,423,694.90     100.00%    302,724     100.00%
                      =================  =================  ==========  =========  ==========


EMPLOYMENT STATUS

                                                                     NUMBER OF
                   AGGREGATE CURRENT  AGGREGATE CURRENT               MORTGAGE
EMPLOYMENT STATUS    BALANCE ([GBP])      BALANCE (US$)  % OF TOTAL      LOANS  % OF TOTAL
-----------------  -----------------  -----------------  ----------  ---------  ----------
Full Time          23,211,554,604.26  41,625,280,871.82      82.22%    263,865      87.16%
Part Time             254,553,010.22     456,489,913.23       0.90%      3,936       1.30%
Retired                13,600,615.30      24,389,983.42       0.05%        434       0.14%
Self Employed       4,606,889,435.86   8,261,534,825.33      16.32%     31,530      10.42%
Other                 144,832,488.21     259,728,101.11       0.51%      2,959       0.98%
                   -----------------  -----------------  ----------  ---------  ----------
TOTAL              28,231,430,153.85  50,627,423,694.90     100.00%    302,724     100.00%
                   =================  =================  ==========  =========  ==========


    Approximately 40.11% of the aggregate current balance of the mortgage loans as of the cut-off date were made to borrowers under the seller's non-verified income program as described in the prospectus under "THE MORTGAGE LOANS -- CHARACTERISTICS OF THE MORTGAGE LOANS -- LENDING CRITERIA".

DISTRIBUTION OF FIXED RATE MORTGAGE LOANS

    Fixed rate mortgage loans remain at the relevant fixed rate for a period of time as specified in the offer of advance, after which they change to the seller's standard variable rate or some other rate as specified in the offer of advance.

                                                                NUMBER OF
              AGGREGATE CURRENT  AGGREGATE CURRENT               MORTGAGE
FIXED RATE %    BALANCE ([GBP])      BALANCE (US$)  % OF TOTAL      LOANS  % OF TOTAL
------------  -----------------  -----------------  ----------  ---------  ----------
0-2.99%          733,667,890.52   1,315,686,628.07       5.05%      6,416       4.82%
3.00-3.99%     1,053,690,719.38   1,889,583,567.06       7.25%      7,616       5.72%
4.00-4.99%     7,808,392,010.84  14,002,789,393.04      53.73%     65,588      49.23%
5.00-5.99%     4,680,207,706.78   8,393,016,480.57      32.21%     50,323      37.77%
6.00-6.99%       255,834,199.11     458,787,469.26       1.76%      3,278       2.46%
7.00-7.99%           435,038.75         780,154.99       0.00%         13       0.01%
              -----------------  -----------------  ----------  ---------  ----------
TOTAL         14,532,227,565.38  26,060,643,693.00     100.00%    133,234     100.00%
              =================  =================  ==========  =========  ==========



MONTH/YEAR IN WHICH FIXED RATE PERIOD ENDS

                                                                              NUMBER OF
MONTH/YEAR IN WHICH     AGGREGATE CURRENT  AGGREGATE CURRENT                   MORTGAGE
FIXED RATE PERIOD ENDS    BALANCE ([GBP])      BALANCE (US$)      % OF TOTAL      LOANS  % OF TOTAL
----------------------  -----------------  -----------------  --------------  ---------  ----------
July 2005                    7,016,715.96      12,583,076.73           0.05%         71       0.05%
August 2005                475,458,723.22     852,640,128.35           3.27%      4,083       3.06%
September 2005             541,864,506.62     971,725,619.72           3.73%      4,441       3.33%
October 2005               804,549,945.13   1,442,799,416.60           5.54%      6,555       4.92%
November 2005              174,727,272.62     313,338,417.99           1.20%      1,636       1.23%
December 2005               36,866,504.72      66,112,702.91           0.25%        553       0.42%
January 2006               345,394,190.36     619,395,401.57           2.38%      3,076       2.31%
February 2006                   40,250.80          72,181.76           0.00%          1       0.00%
March 2006                 850,337,719.32   1,524,910,632.06           5.85%      6,811       5.11%
April 2006                 394,558,410.21     707,561,597.03           2.72%      3,172       2.38%
May 2006                   738,219,928.29   1,323,849,797.40           5.08%      6,425       4.82%
June 2006                1,828,864,948.34   3,279,703,511.86          12.58%     14,254      10.70%
July 2006                  331,299,410.00     594,119,231.95           2.28%      2,298       1.72%
August 2006              1,558,398,495.75   2,794,676,022.43          10.72%     12,558       9.43%
September 2006             610,149,914.16   1,094,181,841.06           4.20%      5,925       4.45%

                                      A-6


                                                                              NUMBER OF
MONTH/YEAR IN WHICH     AGGREGATE CURRENT  AGGREGATE CURRENT                   MORTGAGE
FIXED RATE PERIOD ENDS    BALANCE ([GBP])      BALANCE (US$)      % OF TOTAL      LOANS  % OF TOTAL
----------------------  -----------------  -----------------  --------------  ---------  ----------
                             October 2006     278,783,922.25  499,943,207.77      1.92%       2,861  2.15%
November 2006              813,464,993.45   1,458,786,772.75           5.60%      6,917       5.19%
January 2007               994,707,370.14   1,783,808,726.87           6.84%      8,132       6.10%
February 2007              159,803,482.95     286,575,585.97           1.10%      1,469       1.10%
March 2007                  10,609,010.50      19,025,138.53           0.07%        133       0.10%
April 2007                 157,300,688.79     282,087,325.21           1.08%      1,807       1.36%
May 2007                    15,033,977.07      26,960,431.08           0.10%        177       0.13%
June 2007                  114,962,839.58     206,162,860.22           0.79%      1,376       1.03%
July 2007                    2,588,157.08       4,641,342.09           0.02%         20       0.02%
August 2007                153,730,133.80     275,684,248.94           1.06%      1,864       1.40%
September 2007             107,604,020.13     192,966,289.30           0.74%      1,280       0.96%
October 2007                50,686,139.56      90,895,454.07           0.35%        694       0.52%
November 2007               90,757,437.32     162,755,312.35           0.62%      1,111       0.83%
December 2007              115,859,650.56     207,771,111.35           0.80%      1,326       1.00%
January 2008               129,957,640.27     233,053,036.30           0.89%      1,659       1.25%
February 2008              172,920,713.46     310,098,715.45           1.19%      1,839       1.38%
March 2008                  94,802,001.45     170,008,429.20           0.65%      1,197       0.90%
April 2008                   6,526,102.73      11,703,260.03           0.04%         69       0.05%
May 2008                   161,401,292.70     289,440,938.20           1.11%      1,858       1.39%
June 2008                   75,412,573.51     135,237,368.08           0.52%        859       0.64%
July 2008                    8,272,784.64      14,835,584.69           0.06%        113       0.08%
August 2008                 81,885,448.14     146,845,174.15           0.56%      1,010       0.76%
September 2008              81,941,238.09     146,945,222.27           0.56%      1,082       0.81%
October 2008               100,170,693.05     179,636,103.85           0.69%      1,079       0.81%
November 2008               31,464,717.70      56,425,678.25           0.22%        414       0.31%
January 2009                88,410,330.13     158,546,245.02           0.61%      1,041       0.78%
February 2009               27,198,306.50      48,774,723.05           0.19%        357       0.27%
March 2009                  17,156,301.47      30,766,395.43           0.12%        175       0.13%
April 2009                  95,638,965.86     171,509,357.48           0.66%      1,188       0.89%
May 2009                    20,475,111.46      36,718,017.38           0.14%        234       0.18%
June 2009                  106,402,783.93     190,812,112.42           0.73%      1,182       0.89%
August 2009                148,955,284.49     267,121,511.68           1.02%      1,605       1.20%
September 2009             150,823,736.35     270,472,206.40           1.04%      1,586       1.19%
October 2009                57,611,751.51     103,315,153.98           0.40%        688       0.52%
November 2009               47,692,981.82      85,527,824.30           0.33%        527       0.40%
December 2009              164,398,351.10     294,815,563.03           1.13%      1,937       1.45%
January 2010               141,014,358.78     252,881,049.60           0.97%      1,630       1.22%
February 2010              142,594,899.41     255,715,433.11           0.98%      1,488       1.12%
March 2010                  20,022,742.69      35,906,784.47           0.14%        248       0.19%
April 2010                  10,957,855.93      19,650,723.04           0.08%        115       0.09%
May 2010                   103,945,348.09     186,405,192.73           0.72%      1,214       0.91%
June 2010                   51,108,495.08      91,652,864.23           0.35%        598       0.45%
July 2010                    1,005,395.36       1,802,975.50           0.01%         11       0.01%
August 2010                 19,443,039.38      34,867,202.52           0.13%        250       0.19%
September 2010              26,571,958.65      47,651,493.45           0.18%        333       0.25%
October 2010                31,230,988.52      56,006,531.71           0.21%        365       0.27%
November 2010                8,153,398.30      14,621,489.17           0.06%        102       0.08%
January 2011                21,260,627.55      38,126,683.39           0.15%        265       0.20%
March 2011                   6,292,252.00      11,283,895.51           0.04%         80       0.06%
April 2011                   5,110,552.69       9,164,754.14           0.04%         67       0.05%
May 2011                     2,202,384.06       3,949,535.33           0.02%         29       0.02%
June 2011                    9,042,228.87      16,215,429.03           0.06%        114       0.09%
August 2011                  7,766,883.88      13,928,352.86           0.05%        111       0.08%
September 2011              19,909,071.58      35,702,938.06           0.14%        230       0.17%
October 2011                11,318,757.68      20,297,928.15           0.08%        132       0.10%
November 2011               13,909,656.17      24,944,186.41           0.10%        159       0.12%
January 2012                11,038,872.47      19,796,010.00           0.08%        141       0.11%
February 2012               13,837,299.30      24,814,428.83           0.10%        158       0.12%
April 2012                     583,645.82       1,046,652.05           0.00%          8       0.01%

                                       A-7


                                                                              NUMBER OF
MONTH/YEAR IN WHICH     AGGREGATE CURRENT  AGGREGATE CURRENT                   MORTGAGE
FIXED RATE PERIOD ENDS    BALANCE ([GBP])      BALANCE (US$)      % OF TOTAL      LOANS  % OF TOTAL
----------------------  -----------------  -----------------  --------------  ---------  ----------
May 2012                       575,938.56       1,032,830.62           0.00%               5  0.00%
June 2012                      752,735.11       1,349,879.87           0.01%          6       0.00%
August 2012                    296,771.81         532,200.89           0.00%          2       0.00%
September 2012                 722,425.71       1,295,526.03           0.00%          9       0.01%
November 2012                  124,817.01         223,834.34           0.00%          3       0.00%
December 2012                  577,302.49       1,035,276.56           0.00%         10       0.01%
January 2013                 1,992,348.77       3,572,879.05           0.01%         42       0.03%
February 2013                    1,812.48           3,250.32           0.00%          1       0.00%
March 2013                   2,131,960.59       3,823,244.93           0.01%         41       0.03%
May 2013                     1,107,075.70       1,985,318.85           0.01%         22       0.02%
June 2013                      791,399.75       1,419,217.17           0.01%         17       0.01%
August 2013                    340,498.12         610,615.28           0.00%          6       0.00%
September 2013                 481,071.57         862,705.65           0.00%         10       0.01%
October 2013                   996,465.90       1,786,962.30           0.01%         19       0.01%
April 2014                   4,835,963.56       8,672,333.45           0.03%         59       0.04%
May 2014                     1,931,324.16       3,463,443.62           0.01%         28       0.02%
June 2014                    8,731,923.32      15,658,958.09           0.06%        114       0.09%
August 2014                  6,284,395.38      11,269,806.23           0.04%         76       0.06%
September 2014              16,629,478.70      29,821,644.15           0.11%        184       0.14%
October 2014                 6,886,447.36      12,349,466.05           0.05%         87       0.07%
November 2014               11,253,706.14      20,181,271.22           0.08%        135       0.10%
January 2015                10,940,075.97      19,618,838.24           0.08%        142       0.11%
February 2015               18,674,538.38      33,489,049.68           0.13%        202       0.15%
April 2015                   1,732,263.39       3,106,467.94           0.01%         20       0.02%
May 2015                       448,190.69         803,740.36           0.00%          5       0.00%
June 2015                      391,213.32         701,562.85           0.00%          4       0.00%
July 2015                      490,351.62         879,347.56           0.00%          6       0.00%
August 2015                    404,565.37         725,507.08           0.00%          5       0.00%
September 2015               1,124,875.06       2,017,238.45           0.01%         15       0.01%
January 2017                    99,473.32         178,385.50           0.00%          3       0.00%
November 2017                  177,927.24         319,076.92           0.00%          2       0.00%
December 2017                  281,758.15         505,276.89           0.00%          4       0.00%
January 2018                 3,861,663.54       6,925,121.23           0.03%         67       0.05%
February 2018                   86,841.36         155,732.61           0.00%          3       0.00%
March 2018                   3,151,666.30       5,651,883.18           0.02%         52       0.04%
May 2018                     3,486,158.20       6,251,727.50           0.02%         66       0.05%
June 2018                    1,892,572.50       3,393,950.26           0.01%         30       0.02%
August 2018                    169,422.37         303,825.14           0.00%          3       0.00%
September 2018               1,129,890.26       2,026,232.20           0.01%         13       0.01%
October 2018                   536,743.14         962,541.47           0.00%         11       0.01%
April 2019                   4,092,074.16       7,338,316.59           0.03%         46       0.03%
May 2019                     3,859,778.19       6,921,740.23           0.03%         37       0.03%
June 2019                   12,764,457.74      22,890,502.07           0.09%        122       0.09%
August 2019                 10,852,158.50      19,461,175.84           0.07%        116       0.09%
September 2019              15,040,471.46      26,972,077.47           0.10%        165       0.12%
October 2019                 7,380,310.81      13,235,111.38           0.05%         86       0.06%
November 2019               12,005,670.68      21,529,769.23           0.08%        142       0.11%
January 2020                15,296,660.85      27,431,501.90           0.11%        165       0.12%
February 2020               19,330,093.56      34,664,656.78           0.13%        209       0.16%
April 2020                     639,579.90       1,146,958.63           0.00%          9       0.01%
May 2020                       333,621.73         598,283.85           0.00%          4       0.00%
June 2020                      308,950.92         554,041.68           0.00%          5       0.00%
July 2020                      210,781.82         377,995.04           0.00%          2       0.00%
August 2020                    264,458.77         474,253.91           0.00%          4       0.00%
September 2020               1,843,862.62       3,306,598.84           0.01%         20       0.02%
                        -----------------  -----------------  --------------  ---------  ----------
TOTAL                   14,532,227,565.38  26,060,643,693.00         100.00%    133,234     100.00%
                        =================  =================  ==============  =========  ==========


REPAYMENT TERMS

                                                                        NUMBER OF
TYPE OF REPAYMENT     AGGREGATE CURRENT  AGGREGATE CURRENT               MORTGAGE
PLANS                   BALANCE ([GBP])      BALANCE (US$)  % OF TOTAL      LOANS  % OF TOTAL
--------------------  -----------------  -----------------  ----------  ---------  ----------
Endowment              1,640,935,761.99   2,942,690,101.98       5.81%     21,564       7.12%
Interest Only          7,841,620,549.65  14,062,378,131.69      27.78%     54,260      17.92%
Pension Policy            52,582,294.07      94,295,827.96       0.19%        527       0.17%
Personal Equity Plan      69,685,407.75     124,966,841.72       0.25%        935       0.31%
Repayment             18,626,606,140.39  33,403,092,791.56      65.98%    225,438      74.47%
                      -----------------  -----------------  ----------  ---------  ----------
TOTAL                 28,231,430,153.85  50,627,423,694.90     100.00%    302,724     100.00%
                      =================  =================  ==========  =========  ==========


        CHARACTERISTICS OF THE UNITED KINGDOM RESIDENTIAL MORTGAGE MARKET

CPR RATES

    The quarterly constant payment rate ("CPR") data presented below was calculated by dividing the amount of scheduled and unscheduled repayments of mortgage loans in a quarter by the quarterly balance of mortgage loans outstanding for building societies in the UK. These quarterly scheduled and unscheduled repayment rates were then annualized using standard methodology. The CPR data presented below and in the prospectus understates the seller's historical CPR data for mortgage loans originated by the seller (and therefore the expected CPR for mortgage loans included in the mortgages trust) as the data presented below and in the prospectus is based upon a percentage of the total UK residential mortgage market and as the seller's CPR data (which calculates the amount of scheduled and unscheduled repayments on a monthly basis) includes the effect of product switches, which results in a higher CPR.

    The following table shows the actual annualized CPR experience of the mortgage loans that have been assigned to the mortgages trustee between March 26, 2001 and June 2005. It should be noted that the table covers a relatively short period of time and that the actual annualized CPR experience of the seller may differ over time from the data presented below. Since the seller may assign new mortgage loans and their related security to the mortgages trustee after the Funding 2 program date, it should be noted that the actual annualized CPR experience of any new mortgage loans assigned to the mortgages trustee after the closing date may also differ from the data presented below and in the prospectus.

                ANNUALIZED                  ANNUALIZED
MONTH                  CPR  MONTH                  CPR
--------------  ----------  --------------  ----------
April 2001          25.94%  June 2003           48.24%
May 2001            27.72%  July 2003           44.96%
June 2001           28.23%  August 2003         42.03%
July 2001           32.05%  September 2003      38.12%
August 2001         31.87%  October 2003        44.14%
September 2001      28.84%  November 2003       42.70%
October 2001        29.28%  December 2003       45.04%
November 2001       28.40%  January 2004        35.49%
December 2001       27.76%  February 2004       37.16%
January 2002        31.34%  March 2004          54.19%
February 2002       33.33%  April 2004          46.85%
March 2002          27.52%  May 2004            44.67%
April 2002          41.78%  June 2004           49.41%
May 2002            41.90%  July 2004           44.04%
June 2002           33.57%  August 2004         46.16%
July 2002           44.13%  September 2004      44.04%
August 2002         44.89%  October 2004        42.82%
September 2002      38.65%  November 2004       57.89%
October 2002        42.50%  December 2004       50.35%
November 2002       44.26%  January 2005        34.48%
December 2002       43.42%  February 2005       48.38%
January 2003        37.28%  March 2005          41.72%
February 2003       48.30%  April 2005          45.31%
March 2003          44.60%  May 2005            44.95%
April 2003          44.77%  June 2005           55.33%
May 2003            49.23%


------------
Source: Northern Rock Investor Report

    Over the past 41 years, quarterly CPR experienced in respect of residential mortgage loans made by building societies have been between [9.5]% and [14.0]% for approximately [68.9]% of that time. See "CERTAIN CHARACTERISTICS OF THE UNITED KINGDOM RESIDENTIAL MORTGAGE MARKET" in the prospectus.

           AGGREGATE           AGGREGATE           AGGREGATE           AGGREGATE           AGGREGATE
            QUARTERS            QUARTERS            QUARTERS            QUARTERS            QUARTERS
             OVER 41             OVER 41             OVER 41             OVER 41             OVER 41
CPR (%)        YEARS  CPR (%)      YEARS  CPR (%)      YEARS  CPR (%)      YEARS  CPR (%)      YEARS
---------  ---------  -------  ---------  -------  ---------  -------  ---------  -------  ---------
7.0                0     10.5         17     14.0          6     17.5          1     21.0          0
7.5                0     11.0         18     14.5          2     18.0          2     21.5          3
8.0                4     11.5         16     15.0          3     18.5          1     22.0          1
8.5                1     12.0         19     15.5          2     19.0          2     22.5          2
9.0                6     12.5         13     16.0          4     19.5          2     23.0          0
9.5                9     13.0         10     16.5          2     20.0          3     23.5          0
10.0              10     13.5          4     17.0          1     20.5          1     24.0          0


------------
Source of repayment and outstanding mortgage information: Bank of England


    Over the past 41 years, the highest single quarter CPR experienced in respect of residential mortgage loans made by building societies was recorded in September 2002 at a level of 22.41%. The lowest level was 7.94% in June and March of 1974. The highest four quarter rolling average CPR over the same 41 year period was 21.13%. The lowest was 8.84%. For the four quarter rolling average CPR between March 1964 and December 2003, see "CERTAIN CHARACTERISTICS OF THE UNITED KINGDOM RESIDENTIAL MORTGAGE MARKET" in the prospectus. The following table sets forth the four quarter rolling CPR from (but excluding) December 2003.

                                                                          FOUR
                                                              CPR FOR  QUARTER
                                                                  THE  ROLLING
                                                              QUARTER  AVERAGE
DATE                                                              (%)      (%)
------------------------------------------------------------  -------  -------
March 2004                                                      20.00    20.80
June 2004                                                       21.50    21.13
September 2004                                                  21.49    21.08
December 2004                                                   18.78    20.44
March 2005                                                      17.80    19.89


------------
Source of repayment and outstanding mortgage information: Bank of England

    The prior two CPR tables present the historical CPR experience only of building societies in the UK. During the late 1990's, a number of former building societies (including Northern Rock) converted to stock form UK banks, and the CPR experience of these banks is therefore not included in the foregoing building society CPR data. According to the Council of Mortgage Lenders, the four quarter rolling average CPR experience of banks during 1998 was 14.85%, during 1999 was 16.08%, during 2000 was 15.34%, during 2001 was
18.69%, during 2002 was 21.81%, during 2003 was 23.82% and during 2004 was
22.88%.

REPOSSESSION RATE

    The repossession rate of residential mortgaged properties in the UK has steadily declined since 1991.

           REPOSSESSIONS        REPOSSESSIONS           REPOSSESSIONS
YEAR                 (%)  YEAR            (%)  YEAR               (%)
---------  -------------  ----  -------------  -------  -------------
1982                0.11  1990           0.47  1998              0.31
1983                0.12  1991           0.77  1999              0.27
1984                0.17  1992           0.69  2000              0.20
1985                0.25  1993           0.58  2001              0.16
1986                0.30  1994           0.47  2002              0.11
1987                0.32  1995           0.47  2003              0.07
1988                0.22  1996           0.40  2004              0.05
1989                0.17  1997           0.31  2005 (1st half)   0.04


------------
Source: Council of Mortgage Lenders

    The Council of Mortgage Lenders published arrears figures for the first half of 2005, which showed that repossessions in the United Kingdom had fallen to 0.04%. In 2004, the repossession rate in the United Kingdom was 0.05%. No assurance can be given as to whether, or for how long, this downward trend will continue.

ARREARS INFORMATION

    The percentage of mortgage loans in arrears in the UK has steadily declined since 1993.

           ARREARS                          ARREARS
              6-12  ARREARS 12                 6-12  ARREARS 12
            MONTHS  MONTHS +                 MONTHS    MONTHS +
YEAR           (%)  (%)               YEAR      (%)         (%)
---------  -------  -----------    -------  -------  ----------
1985          0.74  0.17              1995     1.20        0.81
1986          0.64  0.16              1996     0.95        0.63
1987          0.67  0.18              1997     0.69        0.42
1988          0.50  0.12              1998     0.68        0.32
1989          0.73  0.15              1999     0.52        0.27
1990          1.31  0.38              2000     0.43        0.19
1991          1.87  0.93              2001     0.38        0.18
1992          2.07  1.48              2002     0.30        0.15
1993          1.62  1.50              2003     0.25        0.11
1994          1.28  1.12              2004     0.23        0.10
                           2005 (1st half)     0.27        0.11


------------
Source: Council of Mortgage Lenders

    The arrears table above shows the number of mortgage loans in arrears at the end of the period as a percentage of the total number of mortgage loans outstanding at the end of the period.

HOUSE PRICE TO EARNINGS RATIO

    The following table shows the ratio for any one year of the average annual value of houses (sourced from the DETR/CML Survey of Mortgage Lenders) compared to the average annual salary in the UK as calculated from the weekly earnings in April of the same year of male employees whose earnings were not affected by their absence from work (as recorded by the Department for Education and Employment). While this is a good indication of house affordability, it does not take into account the fact that the majority of households have more than one income to support a mortgage loan.

                     HOUSE PRICE                    HOUSE PRICE
                     TO EARNINGS                    TO EARNINGS
YEAR                       RATIO  YEAR                    RATIO
-------------------  -----------  ----------------  -----------
1994                        3.42  2000                     4.44
1995                        3.37  2001                     4.51
1996                        3.40  2002                     5.09
1997                        3.62  2003                     5.64
1998                        3.86  2004                     6.00
1999                        4.08


------------
Source: Council of Mortgage Lenders

HOUSE PRICE INDEX

    UK residential property prices, as measured by the Nationwide House Price Index and Halifax House Price Index (collectively the "HOUSING INDICES"), have generally followed the UK Retail Price Index over an extended period. Nationwide is a UK building society and Halifax is a UK bank.

    The housing market has been through three economic cycles since 1976. High year to year increases in the Housing Indices occurred in the late 1970s and late 1980s with greatest decrease in the early 1990s. The Housing Indices have generally increased since 1996. The Housing Indices between 1973 and 2003 are presented in the section "CERTAIN CHARACTERISTICS OF THE UNITED KINGDOM RESIDENTIAL MORTGAGE MARKET" in the prospectus.

                                      NATIONWIDE
                     UK RETAIL          HOUSE        HALIFAX HOUSE
                    PRICE INDEX      PRICE INDEX      PRICE INDEX
                  ---------------  ---------------  --------------
                         % ANNUAL         % ANNUAL          ANNUAL
TIME IN QUARTERS  INDEX   CHANGE1  INDEX   CHANGE1  INDEX  CHANGE1
----------------  -----  --------  -----  --------  -----  -------
2004 Q1           184.6       2.6  279.7      16.9  480.3     18.9
2004 Q2           186.8       3.0  298.7      19.4  509.6     21.6
2004 Q3           188.1       3.1  308.8      19.3  523.6     20.5
2004 Q4           189.9       3.5  306.8      14.8  524.4     15.2
2005 Q1           190.5       3.2  307.4       9.9  527.1      9.7
2005 Q2           192.2       2.9  316.9       6.1  527.1      3.4


------------
1 The percentage annual change is calculated in accordance with the following formula:(x/y) where "X" is equal to the current quarter's index value and "Y" is equal to the index value of the previous year's corresponding quarter.

Source: Office for National Statistics, Nationwide, Halifax.

ARREARS EXPERIENCE

    The following table summarizes, in respect of Northern Rock's overall mortgage portfolio, Northern Rock's experience administering mortgage loans in arrears and its repossession experience for residential mortgage loans that were originated by the seller. The information set forth below includes information in respect of Northern Rock's experience in administering mortgage loans secured by mortgaged properties located in England, Wales and Scotland.

    The mortgage loans used for statistical purposes in the table below are administered in accordance with Northern Rock's administration policies. The method by which Northern Rock classifies mortgage loans as being in arrears is described in the prospectus under "THE ADMINISTRATOR AND THE ADMINISTRATION AGREEMENT -- ARREARS AND DEFAULT PROCEDURES" and is important in helping to understand Northern Rock's arrears and repossession experience as set forth in the following table.

                                        DECEMBER 31, 1996(1)        DECEMBER 31, 1997(1)        DECEMBER 31, 1998(1)
                                     --------------------------  --------------------------  --------------------------
                                                      US$                         US$                         US$
                                     [GBP] (MLS)    (MLS)     %  [GBP] (MLS)    (MLS)     %  [GBP] (MLS)    (MLS)     %
                                     -----------  -------  ----  -----------  -------  ----  -----------  -------  ----
Current balance                           10,515   18,857   n/a       12,119   21,733   n/a       13,720   24,604   n/a
Number of mortgage loans
  outstanding                            292,222  292,222   n/a      315,184  315,184   n/a      327,088  327,088   n/a
Current balance of loans in arrears
1 to 2 months                              231.3   414.79  2.20        283.4   508.22  2.34        244.4   438.28  1.78
2 to 3 months                               82.0   147.05  0.78         71.2   127.68  0.59        101.8   182.56  0.74
3 to 6 months                               93.5   167.67  0.89         78.1   140.06  0.64         93.7   168.03  0.68
6 to 12 months                              83.5   149.74  0.79         56.3   100.96  0.46         51.2    91.82  0.37
Over 12 months                              96.9   173.77  0.92         45.1    80.88  0.37         37.5    67.25  0.27
Total current balance of
  mortgage loans in arrears                587.2  1053.03  5.58        534.1   957.80  4.41        528.6   947.94  3.85
Number of mortgage loans
  outstanding in arrears
1 to 2 months                              6,136    6,136  2.10        6,922    6,922  2.20        6,040    6,040  1.85
2 to 3 months                              2,247    2,247  0.77        1,793    1,793  0.57        2,579    2,579  0.79
3 to 6 months                              2,485    2,485  0.85        1,911    1,911  0.61        2,269    2,269  0.69
6 to 12 months                             2,005    2,005  0.69        1,322    1,322  0.42        1,174    1,174  0.36
Over 12 months                             2,104    2,104  0.72          940      940  0.30          756      756  0.23
Total number of mortgage
  loans outstanding in
  arrears                                 14,977   14,977  5.13       12,888   12,888  4.09       12,818   12,818  3.92
Repossessions during year                  1,133    1,133  0.39          956      956  0.30          875      875  0.27
Amount of mortgage loan
  losses                                    14.0    25.11   n/a           14    25.11   n/a         10.8    19.37   n/a
Mortgage loan losses as % of
  total current balance                    0.13%    0.13%   n/a        0.12%    0.12%   n/a        0.08%    0.08%   n/a


                                        DECEMBER 31, 1999(1)
                                     --------------------------
                                                      US$
                                     [GBP] (MLS)    (MLS)     %
                                     -----------  -------  ----
Current balance                           15,524   27,839   n/a
Number of mortgage loans
  outstanding                            338,149  338,149   n/a
Current balance of loans in arrears
1 to 2 months                              247.5   443.84  1.59
2 to 3 months                               62.5   112.08  0.40
3 to 6 months                               71.7   128.58  0.46
6 to 12 months                              36.0    64.56  0.23
Over 12 months                              21.3    38.20  0.14
Total current balance of
  mortgage loans in arrears                439.0   787.26  2.83
Number of mortgage loans
  outstanding in arrears
1 to 2 months                              5,428    5,428  1.61
2 to 3 months                              1,470    1,470  0.43
3 to 6 months                              1,749    1,749  0.52
6 to 12 months                               870      870  0.26
Over 12 months                               447      447  0.13
Total number of mortgage
  loans outstanding in
  arrears                                  9,964    9,964  2.95
Repossessions during year                    763      763  0.23
Amount of mortgage loan
  losses                                     8.5    15.24   n/a
Mortgage loan losses as % of
  total current balance                    0.05%    0.05%   n/a


                                                                                                                    DECEMBER
                                 DECEMBER 31, 2000(1)        DECEMBER 31, 2001(1)        DECEMBER 31, 2002(1)     31, 2003(1)
                              --------------------------  --------------------------  --------------------------  -----------
                                               US$                         US$                         US$
                              [GBP] (MLS)    (MLS)     %  [GBP] (MLS)    (MLS)     %  [GBP] (MLS)    (MLS)     %  [GBP] (MLS)
                              -----------  -------  ----  -----------  -------  ----  -----------  -------  ----  -----------

Current balance                    17,858   32,025   n/a       21,639   38,805   n/a       28,955   51,925   n/a       36,875
Number of mortgage loans
  outstanding                     367,963  367,963   n/a      414,023  414,023   n/a      489,690  489,690   n/a      531,403
Current balance of loans in
  arrears
1 to 2 months                       218.2   391.30  1.22       231.98   416.01  1.07       271.07   486.11  0.94       349.77
2 to 3 months                        77.1   138.26  0.43        78.08   140.02  0.36       104.94   188.19  0.36       123.18
3 to 6 months                        69.3   124.28  0.39        74.11   132.90  0.34        96.55   173.14  0.33       101.42
6 to 12 months                       34.8    62.41  0.19        36.17    64.86  0.17        32.60    58.46  0.11        36.86
Over 12 months                       13.2    23.67  0.07         9.27    16.63  0.04         7.39    13.25  0.03         5.96
Total current balance of
  mortgage loans in arrears         412.6   739.92  2.31       429.60   770.41  1.99       512.55   919.16  1.77       617.19
Number of mortgage loans
  outstanding in arrears
1 to 2 months                       5,104    5,104  1.39        4,861    4,861  1.17        4,557    4,557  0.93        5,260
2 to 3 months                       1,896    1,896  0.52        1,694    1,694  0.41        2,150    2,150  0.44        1,965
3 to 6 months                       1,601    1,601  0.44        1,598    1,598  0.39        1,946    1,946  0.40        1,674
6 to 12 months                        800      800  0.22          736      736  0.18          658      658  0.13          634
Over 12 months                        290      290  0.08          191      191  0.05          133      133  0.03          106
Total number of mortgage
  loans outstanding in
  arrears                           9,691    9,691  2.63        9,080    9,080  2.19        9,444    9,444  1.93        9,639
Repossessions during year             620      620  0.17          658      658  0.16          573      573  0.06          509
Amount of mortgage loan
  losses                                7    12.55   n/a         5.27     9.45   n/a         3.72     6.67   n/a         1.00
Mortgage loan losses as % of
  total current balance             0.04%    0.04%   n/a        0.03%    0.03%   n/a        0.01%    0.01%   n/a        0.00%


                               DECEMBER 31,
                                 2003(1)
                              -------------
                                  US$
                                (MLS)     %
                              -------  ----
Current balance                66,128   n/a
Number of mortgage loans
  outstanding                 531,403   n/a
Current balance of loans in
  arrears
1 to 2 months                  627.24  0.95
2 to 3 months                  220.90  0.33
3 to 6 months                  181.88  0.28
6 to 12 months                  66.10  0.10
Over 12 months                  10.69  0.02
Total current balance of
  mortgage loans in arrears   1106.81  1.67
Number of mortgage loans
  outstanding in arrears
1 to 2 months                   5,260  0.99
2 to 3 months                   1,965  0.37
3 to 6 months                   1,674  0.32
6 to 12 months                    634  0.12
Over 12 months                    106  0.02
Total number of mortgage
  loans outstanding in
  arrears                       9,639  1.81
Repossessions during year         509  0.09
Amount of mortgage loan
  losses                         1.79   n/a
Mortgage loan losses as % of
  total current balance         0.00%   n/a


                                                            DECEMBER 31, 2004(1)            JUNE 30, 2005(1)
                                                       -----------------------------  ----------------------------
                                                       [GBP] (MLS)  US$ (MLS)      %  [GBP] (MLS)  US$ (MLS)     %
                                                       -----------  ---------  -----  -----------  ---------  ----
Current balance                                             48,030     86,132    n/a       53,591     96,105   n/a
Number of mortgage loans outstanding                       584,457    584,457    n/a      614,570    614,570   n/a
Current balance of loans in arrears
1 to 2 months                                               492.89     883.90   1.03       671.07    1203.43  1.25
2 to 3 months                                               161.86     290.26   0.34       225.36     404.14  0.42
3 to 6 months                                               128.61     230.64   0.27       151.28     271.29  0.28
6 to 12 months                                               30.54      54.77   0.06        41.13      73.76  0.08
Over 12 months                                                1.22       2.18  0.003         0.72       1.29  0.00
Total current balance of mortgage loans in arrears          815.12    1461.75   1.70      1089.56    1953.91  2.03
Number of mortgage loans outstanding in arrears
1 to 2 months                                                5,654      5,654   0.97        6,835      6,835  1.11
2 to 3 months                                                2,055      2,055   0.35        2,411      2,411  0.39
3 to 6 months                                                1,695      1,695   0.29        1,685      1,685  0.27
6 to 12 months                                                 422        422   0.07          460        460  0.07
Over 12 months                                                  18         18  0.003           10         10  0.00
Total number of mortgage loans outstanding in arrears        9,844      9,844   1.68       11,401     11,401  1.86
Repossessions during year                                      628        628   0.11          527        527  0.09
Amount of mortgage loan losses                                0.64       1.15    n/a         1.04       1.87   n/a
Mortgage loan losses as % of total current balance          0.001%     0.001%    n/a        0.00%      0.00%   n/a


------------
Provided by Northern Rock plc

(1) Year ended December 31 or six months ended June 30, as applicable

    In the tables above, repossessions expresses the number of mortgaged properties that the administrator has taken into possession during the period, as a percentage of the number of mortgage loans outstanding at the end of the period.

    The Council of Mortgage Lenders published arrears figures for the first half of 2005 showing that repossessions in the United Kingdom had fallen to 0.04%. No assurance can be given as to whether, or for how long, this downward trend will continue. See "RISK FACTORS -- THE TIMING AND AMOUNT OF PAYMENTS ON THE MORTGAGE LOANS COULD BE AFFECTED BY VARIOUS FACTORS WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE NOTES" in the prospectus.

                                     ANNEX B

                    SERIES 2005-3 AAA (CLASS A) LOAN TRANCHE

    The offered notes will fund the series 2005-3 AAA (class A) loan tranche, which shall have the following terms as set out in the supplement to the global intercompany loan agreement:


Tier of loan tranche: AAA (Class A1)

Series number: Series 2005-3

Initial outstanding principal balance: [GBP][__]

Closing date: August [30], 2005

Interest commencement date: August [30], 2005

Final repayment date: The loan payment date falling in August 2054

Loan payment dates: Each monthly payment date

Interest rate

                                     ANNEX C

                              START-UP LOAN TRANCHE

    The start-up loan tranche to be made available to us on the closing date will have the following terms:

Start-up loan provider                 Northern Rock plc

Initial outstanding principal balance  [GBP][__]

Interest rate                          One-month sterling LIBOR +[__]% per annum


The information in this prospectus is not complete and may be amended. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                   SUBJECT TO COMPLETION DATED AUGUST 22, 2005

GRANITE MASTER ISSUER PLC

Issuer

o We may issue from time to time class A, class B, class M, class C and class D notes in one or more series. Each series will consist of one or more classes or sub-classes of notes. One or more series and classes of notes may be issued at one time.

o The principal asset from which we will make payments of interest on, and principal of, the notes is a global intercompany loan to an affiliated company called Granite Finance Funding 2 Limited.

o The principal asset from which Granite Finance Funding 2 Limited will make payments on the global intercompany loan is its interest in a pool of UK residential mortgage loans originated by Northern Rock plc and held in a master trust by Granite Finance Trustees Limited.

o Each mortgage loan is secured by a mortgaged property located in England, Wales or Scotland. All of the transaction documents are governed by the laws of England and Wales, Scotland, Jersey or New York.

o Only class A, class B, class M and class C notes will be offered pursuant to this prospectus and related prospectus supplements.

    THE NOTES OFFERED BY THIS PROSPECTUS WILL BE SOLELY OUR OBLIGATION. THE NOTES WILL NOT BE OBLIGATIONS OF NORTHERN ROCK PLC, ANY OF ITS AFFILIATES OR ANY OF THE OTHER PARTIES NAMED IN THIS PROSPECTUS OTHER THAN US.

    YOU SHOULD CONSIDER THE DISCUSSION UNDER THE "RISK FACTORS" BEGINNING ON PAGE 27 OF THIS PROSPECTUS BEFORE YOU PURCHASE ANY NOTES.

    Application has been made to the Financial Services Authority in its capacity as competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000 for notes issued during the period of twelve months from the date of this prospectus to be admitted to the official list maintained by the UK Listing Authority. Application will also be made to the London Stock Exchange plc for such notes to be admitted to trading on the London Stock Exchange's Gilt Edged and Fixed Interest Market.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE NOTES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    Prospectus dated August __, 2005

    You should note that Granite Finance Funding Limited, a company of common ownership with us, has an interest in the same trust property (being the pool of UK residential mortgage loans originated by Northern Rock plc) as Granite Finance Funding 2 Limited. Granite Finance Funding Limited has established issuers which have issued notes and used the proceeds thereof to make intercompany loans to Granite Finance Funding Limited. Granite Finance Funding Limited may also establish from time to time new issuers which will issue notes and make new intercompany loans to Granite Finance Funding Limited. Subject to certain conditions, Granite Finance Funding 2 Limited may establish, from time to time, new issuers which will issue notes and make new intercompany loans to Granite Finance Funding 2 Limited. The notes issued by these existing issuers ultimately are, and any new notes issued by such new issuers ultimately will be, secured by the same trust property as the notes issued by us under this prospectus and the related prospectus supplements. References in this document to "FUNDING" means Granite Finance Funding Limited and references to "FUNDING 2" means Granite Finance Funding 2 Limited.

    A note is not a deposit and none of the notes, payments under the global intercompany loan or the underlying mortgage loans are insured or guaranteed by any United Kingdom or United States governmental agency or authority.



                           FORWARD-LOOKING STATEMENTS

    This prospectus includes forward-looking statements including, but not limited to, statements made under the captions "RISK FACTORS", "THE MORTGAGE LOANS", and "THE ADMINISTRATOR AND THE ADMINISTRATION AGREEMENT". These forward-looking statements can be identified by the use of forward-looking terminology, such as the words "BELIEVES", "EXPECTS", "MAY", "INTENDS", "SHOULD" or "ANTICIPATES", or the negative or other variations of those terms. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results and performance of the notes, Northern Rock plc or the UK residential mortgage industry to differ materially from any future results or performance expressed or implied in the forward-looking statements. These risks, uncertainties and other factors include, among others: general economic and business conditions in the UK; currency exchange and interest fluctuations; governmental, statutory, regulatory or administrative initiatives affecting Northern Rock plc; changes in business strategy, lending practices or customer relationships; and other factors that may be referred to in this prospectus. Some of the most significant of these risks, uncertainties and other factors are discussed under the caption "RISK FACTORS", and you are encouraged to carefully consider those factors prior to making an investment decision.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

    We provide information to you about the notes in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series and class of notes, including your series and class, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series and class of notes, including:

       o     the timing of interest and principal payments;

       o     financial and other information about our assets;

       o     information about enhancement for your series or class;

       o     the ratings for your class;

       o     the method for selling the notes; and

       o other terms and conditions not contained herein that are applicable to such series and class.

    This prospectus may be used to offer and sell any series and class of notes only if accompanied by the prospectus supplement for that series and class.

    If the terms of a particular series or class of notes vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

    You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. We have not authorized anyone to provide you with different information. The information in this prospectus or the accompanying prospectus supplement is only accurate as of the dates on their respective covers.

    We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents in this prospectus and in the accompanying prospectus supplement provides the pages on which these captions are located.


                           INCORPORATION BY REFERENCE

    The SEC allows us to incorporate by reference the information we file with them about your notes. This means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC about your notes will automatically update and supersede this information.

    You may request a copy of our filings at no cost by writing or telephoning at the following address:

                                Northern Rock plc
                               Northern Rock House
                                    Gosforth
                               Newcastle upon Tyne
                                     NE3 4PL
                            Tel: +44 (0)191 285 7191



                       WHERE YOU CAN FIND MORE INFORMATION

    We have filed a registration statement with the SEC for the US notes. This prospectus is one portion of the registration statement.

     We will file reports and other information with the SEC about the mortgages trust the property of which ultimately secures your notes. Our SEC filings are available to the public over the Internet at the SEC's web site at http:// www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on their public reference rooms.

                                TABLE OF CONTENTS

SUMMARY OF PROSPECTUS....................................................    6
RISK FACTORS.............................................................   27
DEFINED TERMS............................................................   56
THE ISSUER...............................................................   57
USE OF PROCEEDS..........................................................   58
THE NORTHERN ROCK GROUP..................................................   59
FUNDING 2................................................................   60
THE MORTGAGES TRUSTEE....................................................   61
HOLDINGS.................................................................   62
GPCH LIMITED.............................................................   63
ISSUANCE OF NOTES........................................................   64
THE MORTGAGE LOANS.......................................................   69
CERTAIN CHARACTERISTICS OF THE UNITED KINGDOM RESIDENTIAL MORTGAGE MARKET   92
THE ADMINISTRATOR AND THE ADMINISTRATION AGREEMENT.......................   97
ASSIGNMENT OF THE MORTGAGE LOANS AND RELATED SECURITY....................  108
THE MORTGAGES TRUST......................................................  119
THE GLOBAL INTERCOMPANY LOAN AGREEMENT...................................  138
CASHFLOWS................................................................  143
CREDIT STRUCTURE.........................................................  168
THE SWAP AGREEMENTS......................................................  178
CASH MANAGEMENT FOR THE MORTGAGES TRUSTEE AND FUNDING 2..................  183
CASH MANAGEMENT FOR THE ISSUER...........................................  187
SECURITY FOR FUNDING 2'S OBLIGATIONS.....................................  189
SECURITY FOR THE ISSUER'S OBLIGATIONS....................................  194
DESCRIPTION OF THE TRUST DEED............................................  198
THE NOTES................................................................  200
DESCRIPTION OF THE US NOTES..............................................  205
MATERIAL LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE RELATED SECURITY....  231
MATERIAL UNITED KINGDOM TAX CONSEQUENCES.................................  237
MATERIAL UNITED STATES TAX CONSEQUENCES..................................  240
MATERIAL JERSEY (CHANNEL ISLANDS) TAX CONSIDERATIONS.....................  245
ERISA CONSIDERATIONS.....................................................  246
ENFORCEMENT OF FOREIGN JUDGMENTS IN ENGLAND AND WALES....................  249
UNITED STATES LEGAL INVESTMENT CONSIDERATIONS............................  250
LEGAL MATTERS............................................................  251
UNDERWRITING.............................................................  252
REPORTS TO NOTEHOLDERS...................................................  255
LISTING AND GENERAL INFORMATION..........................................  256
GLOSSARY.................................................................  259


                              SUMMARY OF PROSPECTUS

    The information in this section is a summary of the principal features of the notes, including a description of the mortgage loans that will generate the income for us to make payments on the notes and the contracts that document the transaction. This summary does not contain all of the information that you should consider before investing in the notes. You should read the entire prospectus carefully, especially the risks of investing in the notes discussed under "RISK FACTORS".


OVERVIEW OF THE TRANSACTION

    The following is an overview of the transaction as illustrated by the "STRUCTURAL DIAGRAM OF THE SECURITIZATION TRANSACTION". The numbers in the diagram refer to the numbered paragraphs in this section.

       (1) On March 26, 2001, the seller assigned the initial mortgage portfolio and the other initial trust property to the mortgages trustee pursuant to the mortgage sale agreement. Since March 26, 2001 the seller has assigned (and may in the future, from time to time assign) further mortgage portfolios and the other further trust property to the mortgages trustee pursuant to the mortgage sale agreement. For a further description of the assignment of the initial mortgage portfolio and the further mortgage portfolios, see "-- ASSIGNMENT OF THE MORTGAGE LOANS". The trust property consists of the mortgage loans in the mortgage portfolio, their related security, any accrued interest on those mortgage loans and other amounts derived from those mortgage loans. The mortgage loans are residential mortgage loans originated by Northern Rock plc and secured over mortgaged properties located in England, Wales and Scotland.

       (2) The mortgages trustee holds the trust property on trust for the benefit of the seller, Funding and Funding 2 pursuant to a mortgages trust deed. The seller, Funding and Funding 2 each have a joint and undivided interest in the trust property, but their entitlement to the proceeds from the trust property is in proportion to their respective shares of the trust property.

       (3) Unless otherwise expressly provided in the mortgages trust deed, the cash manager on behalf of the mortgages trustee distributes interest and principal payments on the mortgage loans and allocates losses in relation to the mortgage loans to the seller, Funding and Funding 2 according to the share that each of them then has in the trust property, expressed as a percentage. These percentages fluctuate as described under "-- THE MORTGAGES TRUST".

       (4) Under the terms of the global intercompany loan agreement, we will make advances (each a loan tranche) to Funding 2 in an amount equal to the gross proceeds of each class of notes issued by us as part of a series. The aggregate of the loan tranches, at any time, will constitute the global intercompany loan. The amount outstanding under the global intercompany loan agreement, may be increased from time to time through additional loan tranches. Funding 2 will apply the proceeds of each loan tranche:

             o in payment of a contribution to the mortgages trustee to increase its beneficial interest in the trust property pursuant to the mortgages trust deed. Upon receipt of any such contribution from Funding 2, the mortgages trustee will pay these funds:

                 (a) to the seller, as an initial purchase price for additional mortgage loans to be assigned, from time to time, by the seller to the mortgages trustee;

                 (b) to the seller, as a special distribution (which will have the effect of reducing the seller share); or

                 (c) to Funding as a special distribution (which will have the effect of reducing the Funding share)

             o to fund or replenish the Funding 2 reserve fund and/or to make a deposit into the Funding 2 GIC account; or

             o in payment back to us to refinance an existing loan tranche.

             From time to time Funding 2 will make deferred contributions to the mortgages trustee pursuant to the mortgages trust deed in respect of the Funding 2 share of the trust property and from such deferred contributions the mortgages trustee will from time to time make corresponding payments of deferred purchase price to the seller.

       (5) In addition to paying certain of its own fees and expenses, Funding 2 will use amounts received from its share in the trust property to meet its obligations to pay interest, principal and fees due to us under the global intercompany loan agreement, to replenish the Funding 2 liquidity reserve fund, if any, and to replenish the Funding 2 reserve fund. Funding 2's obligations to us under the global intercompany loan agreement will be secured under the Funding 2 deed of charge by, among other things, Funding 2's interest in the trust property.

       (6) Our obligations to pay interest on, and principal of, the notes will be funded primarily from the payments of interest and principal received by us from Funding 2 under the global intercompany loan agreement. Our primary asset will be our rights under the global intercompany loan agreement and security therefor. Neither you nor we will have any direct interest in the trust property, although we will have a security interest under the Funding 2 deed of charge in Funding 2's interest in the trust property. Prior to the enforcement of the issuer security, we may only repay a class of notes (or part thereof) of any series on the relevant note payment date if we have received principal repayments in respect of the loan tranche that was funded by the issue of such notes. We will only receive a principal repayment in respect of a loan tranche if, amongst other things, following such repayment (and repayment of the applicable notes), there would be sufficient credit enhancement on that date for each outstanding class of notes, either in the form of lower ranking classes of notes or other forms of credit enhancement.

       (7) Subject to satisfying certain issuance tests, we will issue notes in separate series and classes from time to time. Each series will consist of one or more classes of notes and will be offered pursuant to this prospectus and a prospectus supplement setting out the terms of that series. We may issue notes of any class on any date provided there is sufficient credit enhancement on that date, either in the form of lower ranking classes of notes or other forms of credit enhancement. We will use the proceeds of each series and class of notes to fund a new loan tranche or to fund an increase in the amount outstanding on existing loan tranches.

       (8) The accounts, reserve funds and swaps transactions, and their function in the transaction structure are described later in this prospectus and in the related prospectus supplement. They are included in the following diagram so that you can refer back to see where they fit into the structure.

             Funds produced from the mortgage loans will be applied, as described above, to service payments under the notes. The assets backing the issue (as set out above) will have characteristics that demonstrate capacity to produce funds to service any payments due and payable on the notes.

              STRUCTURAL DIAGRAM OF THE SECURITIZATION TRANSACTION

                                [GRAPHIC OMITTED]

                         DIAGRAM OF OWNERSHIP STRUCTURE

                                [GRAPHIC OMITTED]

    This diagram illustrates the ownership structure of the principal parties to the transaction:

       o Each of the mortgages trustee, Funding and Funding 2 is a wholly-owned subsidiary of Granite Finance Holdings Limited.

       o     We are a wholly-owned subsidiary of Funding 2.

       o The entire issued share capital of Holdings is held on trust by a professional trust company under the terms of a discretionary trust for the benefit of one or more charities. The professional trust company is not affiliated with the seller. Any profits received by Holdings, after payment of the costs and expenses of Holdings, will be paid for the benefit of the Down's Syndrome North East Association (UK) and for other charitable purposes selected at the discretion of the professional trust company. The payments on your notes will not be affected by this arrangement.

       o The post enforcement call option holder was a wholly owned subsidiary of Granite Finance Holdings Limited (who holds two shares in the post enforcement call option holder) until 6 July 2005 when [15,000] further ordinary shares of [GBP]1.00 were allotted and issued to The Law Debenture Trust Corporation plc who holds those shares under the terms of a discretionary trust for the benefit of certain charities. The payments under your notes will not be affected by this arrangement.

       o Funding 2 may establish an additional issuer or issuers in the future.

       The purpose of this diagram is to draw your attention to TWO facts:

       o Firstly, the seller has no ownership interest in any of the entities in this diagram. As a result, the financial condition of the seller should not directly affect the mortgages trustee, Funding, Funding 2, the Funding issuers, us or, ultimately, investors in the notes, although the seller still has a connection with the transaction for other reasons (such as acting as administrator of the mortgage loans and as Funding 2 basis rate swap provider); and

       o Secondly, Funding and Funding 2, which each have a beneficial interest in the mortgages trust, have each established and may establish issuers that have issued and will issue notes which are ultimately secured by the same trust property (primarily consisting of the mortgage portfolio) as the notes offered by us under this prospectus and the related prospectus supplements. Subject to certain exceptions, allocations of the proceeds of the trust property, including receipts of principal and interest on the mortgage loans, will be made pari passu and pro rata as between Funding and Funding 2.


THE ISSUER

    Granite Master Issuer plc is a public limited company incorporated in England and Wales. Its registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX. References in this document to "WE" or "US" mean the issuer and references to "YOU" mean potential investors in the notes.

    We are a newly created special purpose company and a wholly-owned subsidiary of Granite Finance Funding 2 Limited. Our purpose is to issue notes from time to time which represent our mortgage-backed obligations and to use the proceeds to lend amounts equal to the proceeds of the notes to Granite Finance Funding 2 Limited. We will not engage in any activities unrelated to this purpose.


FUNDING 2

    Granite Finance Funding 2 Limited is a newly created private limited company incorporated in England and Wales. Its registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX.

    Funding 2 is a special purpose company. Funding 2 will borrow money from us pursuant to the terms of the global intercompany loan agreement. Funding 2 will use the money borrowed from us to pay to the mortgages trustee contributions for the Funding 2 share of the trust property pursuant to the mortgages trust deed or to refinance existing loans made by us to Funding 2. Funding, Funding 2 and the seller together are beneficially entitled to all of the trust property in accordance with their respective shares in the trust.


THE MORTGAGES TRUSTEE

    Granite Finance Trustees Limited is a private limited company incorporated in Jersey, Channel Islands. Its registered office is at 22 Grenville Street, St. Helier, Jersey JE4 8PX.

    The mortgages trustee is a special purpose company. The purpose of the mortgages trustee is to acquire from time to time additional trust property from the seller and to hold all of the trust property on trust for the seller, Funding and Funding 2 under the terms of the mortgages trust deed.


THE SELLER, THE ADMINISTRATOR, THE CASH MANAGER, THE ISSUER CASH MANAGER AND THE ACCOUNT BANK

    Northern Rock plc is a bank incorporated in England and Wales as a public limited company. It is regulated by the FSA. Its registered office is at Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL.

    The seller originated each of the mortgage loans which it assigned to the mortgages trustee according to the seller's lending criteria applicable at the time such mortgage loan was offered, which lending criteria were the same as or substantially similar to the criteria described later in this prospectus.

    The seller acts as administrator of the mortgage portfolio under the terms of the administration agreement, pursuant to which it has agreed to continue to perform administrative functions in respect of the mortgage loans on behalf of the mortgages trustee and the beneficiaries, including collecting payments under the mortgage loans and taking steps to recover arrears. The seller may not resign as administrator unless a successor administrator has been appointed. In addition, the administrator may be replaced by a new administrator if it defaults in its obligations under the administration agreement.

    The seller has also been appointed as the cash manager for the mortgages trustee, Funding and Funding 2 to manage their bank accounts, determine the amounts of and arrange payments to be made by them and keep certain records on their behalf.

    The seller has also been appointed as account bank to provide banking services to Funding 2. It has also been appointed as account bank in respect of the issuer GIC account and the mortgages trustee GIC account.

    The seller has also been appointed as the issuer cash manager to manage our bank account, determine the amounts of and arrange payments to be made by us and keep certain records on our behalf.

    Citibank, N.A. has been appointed as account bank to provide banking services to us.

    Lloyds TSB Bank plc, Jersey International Branch, a branch of Lloyds TSB Bank plc, has been appointed as Jersey account bank to provide banking services to the mortgages trustee. The activities of Lloyds TSB Bank plc, Jersey International Branch currently include currency exchange, fund management, private banking, investment advice and treasury operations. The address of Lloyds TSB Bank plc, Jersey International Branch is 25 New Street, St. Helier, Jersey JE4 8ZE.

    The seller has a continuing interest in the mortgage loans as one of the beneficiaries of the mortgages trust.


THE FUNDING 2 SECURITY TRUSTEE

    The Bank of New York is the Funding 2 security trustee. Its address is 48th Floor, One Canada Square, London E14 5AL. The Funding 2 security trustee will act as trustee for the Funding 2 secured creditors (including us) under the Funding 2 deed of charge.


THE NOTE TRUSTEE

    The Bank of New York is the note trustee. Its address is 48th Floor, One Canada Square, London E14 5AL. The note trustee will act as trustee for you under the trust deed.

THE ISSUER SECURITY TRUSTEE

    The Bank of New York is the issuer security trustee. Its address is 48th Floor, One Canada Square, London E14 5AL. The issuer security trustee will act as trustee for the issuer secured creditors (including you) under the issuer deed of charge.


THE PAYING AGENTS AND AGENT BANK

    Citibank, N.A. is the principal paying agent. Its address is 5 Carmelite Street, London EC4Y 0PA. Citibank, N.A. is the US paying agent and its address is 14th Floor, 388 Greenwich Street, New York, New York 10013. The paying agents will make payments on the notes to you.

    Citibank, N.A. is the agent bank. Its address is 5 Carmelite Street, London EC4Y 0PA. The agent bank will calculate the interest rate on the floating rate notes and the index linked interest notes.


THE REGISTRAR AND TRANSFER AGENT

    Citibank, N.A. is the registrar and transfer agent. Its address is 5 Carmelite Street, London EC4Y 0PA. The registrar will maintain a register in respect of the notes. The transfer agent is responsible for administering any transfer of notes.


THE SWAP PROVIDERS

    The Funding 2 basis rate swap provider is Northern Rock plc. Its registered office is at Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL England. The Funding 2 basis rate swap provider has entered into the Funding 2 basis rate swap agreement with Funding 2 (see "THE SWAP AGREEMENTS -- THE FUNDING 2 BASIS RATE SWAPS").

    Each series and class of notes to be issued by us from time to time may be denominated in different currencies and have a fixed or floating rate of interest (as specified in the relevant prospectus supplement). To hedge certain interest rate, currency and/or other risks in respect of amounts received by us from Funding 2 under the global intercompany loan agreement and amounts payable by us in respect of each series and class of notes, on the closing date for any series and class of notes we may enter into an issuer swap agreement with an issuer swap provider in relation to such series and class of notes. Each prospectus supplement will provide details of any issuer swap agreement in respect of the related series and class of notes including the name of the issuer swap provider (see "THE SWAP AGREEMENTS -- THE ISSUER SWAPS").


SERIES OF NOTES

    The notes will be issued in series. Each series will comprise one or more of class A, class B, class M, class C or class D notes issued on a single issue date. A class designation determines the relative seniority for receipt of cashflows. The notes of a particular class in different series (and the notes of differing sub-classes of the same class and series) will not necessarily have all the same terms. Differences may include principal amount, interest rates, interest rate calculations, currency, permitted redemption dates, final maturity dates, and/or ratings. Noteholders holding certain notes may have the benefit of remarketing and conditional purchase arrangements or similar arrangements. The terms of each series and class of notes will be set forth in the related prospectus supplement.

    Some series and classes of notes will be paid ahead of others, regardless of the ranking of the notes. For example, some payments on some series of class B notes, class M notes, class C and class D notes may be paid before some series of class A notes, as described in "-- PAYMENT PRIORITY AND RANKING OF THE NOTES".

    References in this prospectus to a "SERIES" of notes refer to all classes of notes issued on a given day and any class of notes issued on any other day which:

       (a) is expressed to be consolidated; and

       (b) is identical in all respects (including as to listing) except for closing date, interest commencement date and issue price, with any of the classes of notes issued on such given day.

    References in this prospectus to a "SERIES AND CLASS" of notes refer to a particular class of notes of a given series.

    A class of notes of a given series may comprise one or more sub-classes. If a class of notes of a given series does comprise more than one sub-class, references to "SERIES AND CLASS" will refer to a particular sub-class within such class.

    Unless otherwise specified in the related prospectus supplement for the series and class of notes we may only issue such series and class of notes on the satisfaction of 12 certain tests, referred to as "ISSUANCE TESTS", which are set out in "ISSUANCE OF NOTES -- ISSUANCE". In particular, a note may be issued only if there is sufficient credit enhancement on that date, in the form of outstanding subordinated loan tranches and reserves or other forms of credit enhancement, equal to or greater than the required subordinated amount for each outstanding class of notes. The required subordinated percentage for each class of notes will be specified in the applicable prospectus supplement. The required subordination for a class of notes may, subject to certain conditions, be increased or decreased without noteholder consent.

    We are not required to provide prior notice to, or permit any prior review by you or obtain your consent to issue any notes. There are no restrictions on the timing of any issuance of notes so long as the issuance tests are met.

    Not all series and classes of notes will be registered in the United States under the Securities Act and therefore will not be offered by this prospectus. However, the term "NOTES", unless otherwise stated, when used in this prospectus, includes all of the notes issued by us.


US NOTES

    Any series of the class A, class B, class M or class C notes which are registered in the United States under the Securities Act and offered under this prospectus and a related prospectus supplement. Class D notes will not be registered in the United States under the Securities Act and will not be offered under this prospectus.


STATUS OF THE NOTES

    The notes issued from time to time by us will constitute our direct, secured and unconditional obligations and will be secured by the same security.


RATINGS ON THE NOTES

    Each series and class of US Notes and Reg S notes is expected to be issued with the following ratings by each of Standard & Poor's, Moody's and Fitch.

                   CLASS A  CLASS B  CLASS M  CLASS C  CLASS D
                   -------  -------  -------  -------  -------
Standard & Poor's      AAA       AA        A      BBB       BB
Moody's                Aaa      Aa3       A2     Baa2      Ba2
Fitch                  AAA       AA        A      BBB       BB


    It is expected that any series and class of notes which are designated as money market notes will be issued with a rating of A-1+ by Standard & Poor's, a rating of P-1 by Moody's and a rating of F1+ by Fitch.

    The ratings assigned to each series and class of US Notes and Reg S notes will be specified in the applicable prospectus supplement.

LISTING

    Application has been made to the Financial Services Authority in its capacity as competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000 for the notes issued during the period of 12 months from the date of this prospectus to be admitted to the official list maintained by the UK Listing Authority. Application will be made to the London Stock Exchange plc for each series and class of the notes to be admitted to trading on the London Stock Exchange's Gilt Edged and Fixed Interest Market (the "MARKET") for listed securities.


DENOMINATIONS

    Notes will be issued in minimum denominations of euro 50,000 (or its equivalent in any other currency as at the date of issue of such notes) but subject thereto in such denominations as may be agreed between the relevant underwriters and/or dealers (as applicable) and us, subject to minimum and maximum denominations as may be allowed or required from time to time by the relevant central bank or regulatory authority (or equivalent body) or any laws or regulations applicable to the issuer or the relevant specified currency.


MATURITIES

    Notes will be issued in such maturities as may be specified in the relevant prospectus supplement, subject to compliance with all applicable legal and/or regulatory and/or central bank requirements.


CURRENCIES

    Subject to compliance with all applicable legal and regulatory and central bank requirements a series and class of notes may be denominated in such currency or currencies as may be agreed between the relevant underwriters and/ or dealers (as applicable) and us and specified in the applicable prospectus supplement.


ISSUE PRICE

    Each series and class of notes may be issued on a fully paid or partly paid basis and at an issue price which is at par, or at discount from, or premium over, par.


SELLING RESTRICTIONS

    For a description of certain restrictions on offers, sales and deliveries of notes and on the distribution of offering material in the United States of America, the United Kingdom and certain other jurisdictions, see "Underwriting" below and the relevant prospectus supplement.


REDENOMINATION

    A series and class of notes may be redenominated in euro in accordance with condition 11(f) (Redenomination) if so specified in the applicable prospectus supplement.


RELATIONSHIP BETWEEN THE NOTES AND THE GLOBAL INTERCOMPANY LOAN

    The global intercompany loan will comprise multiple loan tranches. For more information on the global intercompany loan, see "THE GLOBAL INTERCOMPANY LOAN AGREEMENT". The gross proceeds of each issue of a series and class of notes will fund a single loan tranche. The repayment terms of the loan tranche (for example, dates for payment of principal and the type of amortisation or redemption) will reflect the terms of the related series and class of notes. Subject to the various swap agreements and the payments to be made to us by the various swap providers as described under "THE SWAP AGREEMENTS", we will repay the notes from payments made to us by Funding 2 under the global intercompany loan agreement.

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PAYMENT PRIORITY AND RANKING OF THE NOTES

    Payments of interest and principal on the class A notes of any series due and payable on a note payment date will rank ahead of payments of interest and principal on the class B notes of any series, the class M notes of any series, the class C notes of any series and the class D notes of any series (in each case, due and payable on such note payment date). Payments of interest and principal on the class B notes of any series due and payable on a note payment date will rank ahead of payments of interest and principal on the class M notes of any series, the class C notes of any series and the class D notes of any series (in each case, due and payable on such note payment date). Payments of interest and principal on the class M notes of any series due and payable on a note payment date will rank ahead of payments of interest and principal on the class C notes of any series and the class D notes of any series (in each case, due and payable on such note payment date). Payments of interest and principal on the class C notes of any series due and payable on a note payment date will rank ahead of payments of interest and principal on the class D notes of any series due and payable on such note payment date. For more information on the priority of payments to you, see "CASHFLOWS" and see also "RISK FACTORS -- SUBORDINATION OF OTHER NOTE CLASSES MAY NOT PROTECT YOU FROM ALL RISK OF LOSS".

    Payments of interest and principal on the class A notes of each series rank equally (but subject to the note payment dates of the class A notes of each series). Payments of interest and principal on the class B notes of each series rank equally (but subject to the note payment dates of the class B notes of each series). Payments of interest and principal on the class M notes of each series rank equally (but subject to the note payment dates of the class M notes of each series). Payments of interest and principal on the class C notes of each series rank equally (but subject to the note payment dates of the class C notes of each series). Payments of interest and principal on the class D notes of each series rank equally (but subject to the note payment dates of the class D notes of each series). The note payment dates for a series and class of notes will be specified in the applicable prospectus supplement.

    Investors should note that:

       o notes of different series and classes are intended to receive payment of interest and principal at different times, therefore lower ranking classes of notes of one series may be paid interest and principal before higher ranking classes of notes of a different series;

       o no loan tranche of any tier (other than the AAA loan tranches) and, consequently, no notes of any class (other than the class A notes) may be repaid principal if, following such repayment, the amount of subordination available from all outstanding classes of notes (and other forms of credit enhancement) is less than the required credit enhancement for each class of notes. The "REPAYMENT TESTS", which determine whether any loan tranche (or any part thereof) and, consequently, any series and class of notes may be repaid principal are set out in "CASHFLOWS -- DISTRIBUTION OF FUNDING 2 AVAILABLE PRINCIPAL RECEIPTS PRIOR TO THE ENFORCEMENT OF THE FUNDING 2 SECURITY -- RULES FOR APPLICATION OF FUNDING 2 AVAILABLE PRINCIPAL RECEIPTS". The failure to repay principal in respect of such loan tranche and the related notes on the applicable redemption dates for such reason will not constitute an event of default in respect of such loan tranche or in respect of the related notes;

       o if any class A note and/or AAA loan tranche remains outstanding and either the issuer arrears test or the issuer reserve requirement is not satisfied on any permitted redemption date, no amount of principal will be repayable in respect of any subordinate loan tranche and (consequently) the related series and class of notes. The failure to repay principal in respect of such subordinate loan tranche

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

             and the related notes on the applicable redemption dates for such reason will not constitute an event of default in respect of such loan tranche or in respect of the related notes;

       o prior to the enforcement of the issuer security, a series and class of notes will be redeemed on a permitted redemption date only to the extent of the amount (if any) repaid on the related loan tranche on such date (save in certain circumstances, where amounts standing to the credit of the issuer reserve fund may be so applied);

       o to the extent required, but subject to certain limits and conditions, the issuer may apply amounts standing to the credit of the issuer reserve fund in payment of interest and principal on the notes;

       o if not redeemed earlier, each series and class of notes will be redeemed by us on the final maturity date specified in the applicable prospectus supplement. The failure to redeem a series and class of notes on its final maturity date will constitute an event of default in respect of such notes; and

       o following the enforcement of the issuer security, the priority of payments will change and we will make payments of interest and principal in accordance with and subject to the relevant priority of payments as described under "CASHFLOWS".

    Investors should also note that Funding 2 may establish from time to time other Funding 2 issuers which will issue notes and from the proceeds thereof make intercompany loans to Funding 2. The notes issued by such other Funding 2 issuers ultimately will be secured by the same trust property (primarily consisting of the mortgage portfolio) as the notes issued by us under this prospectus and the related prospectus supplements (see "RISK FACTORS -- IF FUNDING 2 ENTERS INTO OTHER FUNDING 2 INTERCOMPANY LOANS, SUCH OTHER FUNDING 2 INTERCOMPANY LOANS AND ACCOMPANYING NOTES MAY BE REPAID PRIOR TO THE GLOBAL INTERCOMPANY LOAN AND THE NOTES" and "RISK FACTORS -- OTHER FUNDING 2 ISSUERS MAY SHARE IN THE SAME SECURITY GRANTED BY FUNDING 2 TO US, AND THIS MAY ULTIMATELY CAUSE A REDUCTION IN THE PAYMENTS YOU RECEIVE ON THE NOTES").


INTEREST

    Interest will accrue on each series and class of notes from its date of issuance at the applicable interest rate specified for that series and class of notes, which may be a fixed, floating or other type of rate as specified in the applicable prospectus supplement. Interest on each series and class of notes will be due and payable on each note payment date as specified in the applicable prospectus supplement. Following the earlier to occur of a pass- through trigger event and the step-up date (if any) in relation to a series and class of notes, interest in respect of such notes will become due and payable on monthly payment dates and interest will accrue on a monthly basis.

    Any revenue shortfall in payments of interest due on any series of the class B notes, the class M notes, the class C notes or the class D notes on any note payment date in respect of such notes will be deferred until the immediately succeeding note payment date in respect of such notes. On that immediately succeeding note payment date, the amount of interest due on the relevant class of notes will be increased to take account of any deferred interest. If on that note payment date there is still a revenue shortfall, that revenue shortfall will be deferred again. This deferral process will continue until the final maturity date of the notes, at which point if there is insufficient money available to us to pay interest on the class B notes, the class M notes, the class C notes or the class D notes, then you may not receive all interest amounts payable on those classes of notes.

    We are not able to defer payments on interest due on any note payment date in respect of the most senior class of notes then outstanding. The failure to pay interest on such notes will be a note event of default.

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

FIXED RATE NOTES

    For a series and class of fixed rate notes, fixed interest will be payable on such note payment dates as specified in the applicable prospectus supplement and on redemption and will be calculated on the basis of such day count fraction as specified in the applicable prospectus supplement.


FLOATING RATE NOTES

    A series and class of floating rate notes will bear interest at a rate determined:

       (i) on the same basis as the floating rate under an interest rate swap transaction in the relevant specified currency governed by an agreement incorporating the ISDA definitions and based upon certain elections made pursuant to the ISDA definitions; or

       (ii) on the basis of a reference rate appearing on the agreed screen page of a commercial quotation service: or

       (iii) on such other basis.

    as specified in the applicable prospectus supplement.

    The margin (if any) relating to such series and class of notes will be specified in the applicable prospectus supplement.


INDEX LINKED NOTES

    Payments of principal in respect of a series and class of index linked redemption notes or of interest in respect of a series and class of index linked interest notes will be calculated by reference to such index and/or formula or to changes in the prices of securities or commodities or to such other factors specified in the applicable prospectus supplement.


OTHER PROVISIONS IN RELATION TO FLOATING RATE AND INDEX LINKED INTEREST NOTES

    A series and class of floating rate notes and/or index linked interest notes may also have a maximum interest rate, a minimum interest rate or both (as specified in the applicable prospectus supplement). Interest on floating rate notes and/or index linked interest notes in respect of each interest period, will be payable on such note payment dates, and will be calculated on the basis of such day count fraction, as specified in the applicable prospectus supplement.


DUAL CURRENCY NOTES

    Payments (whether in respect of principal or interest and whether at maturity or otherwise) in respect of a series and class of dual currency notes will be made in such currencies, and based on such rates of exchange, as specified in the applicable prospectus supplement.


ZERO COUPON NOTES

    A series and class of zero coupon notes may be offered and sold at a discount to their nominal amount unless otherwise specified in the applicable prospectus supplement.


PASS-THROUGH NOTES

    A series and class of pass-through notes will be redeemable in full on the final maturity date specified for such series and class of notes in the applicable prospectus supplement. On each applicable loan payment date, Funding 2 may be permitted to make payments of amounts equal to the pass-through requirement in respect of pass-through loan tranches to us so that we may, on the applicable note payment date, repay all or part of the pass-through notes prior to their respective final maturity dates. Following the earlier to occur of a pass-through trigger event and the step-up date (if any) in relation to a series and class of notes, we will repay such notes, to the extent that funds are available and subject to the conditions for repayment, on monthly payment dates.


CONTROLLED AMORTIZATION NOTES

    A series and class of controlled amortization notes will be redeemable, on controlled redemption dates in controlled amortization installments, the amounts of which will be determined as specified in the applicable prospectus supplement. On each controlled repayment date for a controlled repayment loan tranche, Funding 2 will seek to make payments equal to the controlled repayment requirement to us so that we may repay each controlled amortization installment on its controlled redemption date. If there are insufficient funds on a controlled redemption date to repay the relevant controlled amortization installment(s) in respect of a series and class of controlled amortization notes, then we shall be required to pay the shortfall, to the extent we receive funds therefor, on subsequent note payment dates in respect of such notes.

    Following the earlier to occur of a pass-through trigger event and the step-up date (if any) in relation to a series and class of controlled amortization notes, such notes will be deemed to be pass-through notes and we will repay such notes, to the extent that funds are available and subject to the conditions regarding repayment, on monthly payment dates.


SCHEDULED REDEMPTION NOTES

    A series and class of scheduled redemption notes will be redeemable on scheduled redemption dates, in two or more scheduled amortization installments, the amounts of which will be determined as specified in the applicable prospectus supplement. On each scheduled repayment date Funding 2 will seek to make payments equal to the scheduled repayment requirement to us so that we may repay each scheduled amortization installment on its scheduled redemption date. If there are insufficient funds on a scheduled redemption date to repay the relevant scheduled amortization installment(s) in respect of a series and class of scheduled redemption notes, then we shall be required to pay the shortfall, to the extent we receive funds therefor, on subsequent note payment dates in respect of such notes.

    Following the earlier to occur of a pass-through trigger event and the step-up date (if any) in relation to a series and class of scheduled redemption notes, such notes will be deemed to be pass-through notes and we will repay such notes, to the extent that funds are available and subject to the conditions regarding repayment, on monthly payment dates.


BULLET REDEMPTION NOTES

    A series and class of bullet redemption notes will be redeemable in full on the bullet redemption date specified in the applicable prospectus supplement. Funding 2 will seek to accumulate funds relating to principal payments on each bullet loan tranche over its cash accumulation period in order to repay such funds as a lump sum payment to us so that we can redeem the corresponding bullet redemption notes in full on the relevant bullet redemption date. A cash accumulation period in respect of a bullet loan tranche is the period of time estimated to be the number of months prior to the relevant bullet repayment date necessary for Funding 2 to accumulate enough principal receipts derived from its share of the trust property to repay that bullet loan tranche to us so that we will be able to redeem the corresponding notes in full on the relevant bullet redemption date. The cash accumulation period will be determined according to a formula described under "CASHFLOWS -- DISTRIBUTION OF FUNDING 2 AVAILABLE PRINCIPAL RECEIPTS PRIOR TO THE ENFORCEMENT OF THE FUNDING 2 SECURITY". To the extent that there are insufficient funds to redeem a series and class of bullet redemption notes on the relevant bullet redemption date, then we shall be required to pay the shortfall, to the extent we receive funds therefor, on subsequent note payment dates in respect of such notes.

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

     No assurance can be given that Funding 2 will accumulate sufficient funds during the cash accumulation period relating to any bullet loan tranche to enable it to repay the relevant loan tranche to us so that the related series of bullet redemption notes on their bullet redemption date. See "RISK FACTORS -- THE YIELD TO MATURITY OF THE NOTES MAY BE ADVERSELY AFFECTED BY PREPAYMENTS OR REDEMPTIONS ON THE MORTGAGE LOANS OR REPURCHASES OF MORTGAGE LOANS BY THE SELLER".

    Following the earlier to occur of a pass-through trigger event and the step-up date (if any) in relation to a series and class of bullet redemption notes, such notes will be deemed to be pass-through notes and we will repay such notes to the extent that funds are available and subject to the conditions regarding repayment, on monthly payment dates.


MONEY MARKET NOTES

    From time to time, we may issue a series and class of money market notes. Money market notes will be bullet redemption notes or scheduled redemption notes, the final maturity date of which will be less than 397 days from the closing date on which such notes were issued.

    We may repay certain series and classes of money market notes on their final maturity dates using amounts received from a money market note subscriber pursuant to the terms of a money market note subscription agreement. The applicable prospectus supplement will, in addition to providing information regarding a series and class of money market notes, identify any money market note subscriber in respect of such money market notes and the terms of the applicable money market note subscription agreement.

    Certain risks relating to repayment of money market notes by means of a money market note subscriber are described under "RISK FACTORS -- PAYMENTS FROM A MONEY MARKET NOTE SUBSCRIBER MAY NOT BE SUFFICIENT TO REPAY MONEY MARKET NOTES".


REDEMPTION AND REPAYMENT

    If not redeemed earlier, each series and class of notes will be redeemed by us on the final maturity date specified for such series and class of notes in the applicable prospectus supplement.

    For more information on the redemption of the notes, including a description of asset trigger events and non-asset trigger events, see "THE MORTGAGES TRUST -- CASH MANAGEMENT OF TRUST PROPERTY -- PRINCIPAL RECEIPTS" and "CASHFLOWS". See also "-- PAYMENT PRIORITY AND RANKING OF THE NOTES".


ENFORCEMENT

    All notes will become immediately due and payable on the service on us by the note trustee of an issuer enforcement notice. The note trustee becomes entitled to serve an issuer enforcement notice at any time after the occurrence of a note event of default in respect of a series and class of notes (and it may do so using its own discretion or on the instructions of the noteholders of the applicable class of notes across all series (holding, in aggregate at least one quarter in principal amount outstanding of such class of notes)) provided that, at such time, all notes ranking in priority to such class of notes have been repaid in full.

    For more information on issuer enforcement notices and note events of default, see "DESCRIPTION OF THE US NOTES -- EVENTS OF DEFAULT" and "DESCRIPTION OF THE US NOTES -- ENFORCEMENT OF NOTES".


OPTIONAL REDEMPTION OF THE NOTES FOR TAX AND OTHER REASONS

    We may redeem a series and class of notes at their principal amount outstanding, together with any accrued and unpaid interest in respect thereof, in the event of particular tax changes affecting such series and class or the global intercompany loan which cannot be avoided by us or Funding 2, as the case may be, taking reasonable measures available to us or Funding 2, if (a) we give not more than 60 nor less than 30 days' notice to you and the note trustee in accordance with the terms and conditions of such series, and (b) we have, prior to giving that notice, provided all necessary opinions to the note trustee and certified to the note trustee that, among other things, we will have the necessary funds to pay principal and interest due in respect of such series and class of notes on the relevant note payment date.

    In addition, we may redeem in principally the same manner as stated in the previous paragraph, a series and class of notes outstanding:

       o on the step-up date relating to such series and class of notes (as specified in the applicable prospectus supplement) and on any monthly payment date thereafter; or

       o if the Capital Requirements Directive has been implemented in the United Kingdom, whether by rule of law, recommendation or best practice or by any other regulation, on the first note payment date in respect of such notes falling after such implementation and any applicable note payment date thereafter provided that an issuer enforcement notice has not been served; or

       o on any note payment date in respect of such notes on which the aggregate principal amount outstanding of such series and class of notes and all other classes of notes of the same series is less than 10% of the aggregate principal amount outstanding of such series of notes as at the applicable closing date; or

       o on any note payment date in respect of such notes after it has become unlawful for us to make, fund or allow to remain outstanding the related loan tranche and we have required Funding 2 to prepay such loan tranche.

    Any notes that we redeem under these circumstances will be redeemed at their principal amount outstanding together with accrued and unpaid interest on that principal amount.

    For a detailed description of the circumstances under which the notes may be redeemed see "DESCRIPTION OF THE US NOTES".


POST-ENFORCEMENT CALL OPTION

    The note trustee is required, at the request of GPCH Limited (in its capacity as post-enforcement call option holder), for a nominal consideration, to transfer or procure transfer of all of the notes to the post enforcement call option holder pursuant to the option granted to it by the note trustee (as agent for the noteholders) under the terms of the issuer post-enforcement call option agreement. The post-enforcement call option may only be exercised following the final maturity date of the latest maturing notes or this enforcement of the issuer security. See "GPCH LIMITED -- POST-ENFORCEMENT CALL OPTION"


WITHHOLDING TAX

     Payments of interest and principal with respect to any series of notes will be subject to any applicable withholding taxes and we will not be obliged to pay additional amounts in relation thereto. The applicability of any UK withholding tax is discussed under "MATERIAL UNITED KINGDOM TAX CONSEQUENCES".


THE FUNDING 2 PROGRAM DATE

    On or about January 19, 2005.


OPERATIVE DOCUMENTS CONCERNING THE NOTES

    We will issue each series of notes under the trust deed. The notes will also be subject to a paying agent and agent bank agreement. The security for the notes is provided under the issuer deed of charge among us, the issuer security trustee, the note trustee and our other secured creditors. Operative legal provisions relating to the notes are included in the trust deed, the paying agent and agent bank agreement, the issuer deed of charge, the issuer cash management agreement and the notes themselves.


GOVERNING LAW

    The notes will be governed by, and construed in accordance with, English law.


THE GLOBAL INTERCOMPANY LOAN

    We have entered into the global intercompany loan agreement with Funding 2.

    As described under "-- RELATIONSHIP BETWEEN THE NOTES AND THE GLOBAL INTERCOMPANY LOAN", the global intercompany loan will consist of separate loan tranches, each corresponding to a particular series and class of notes. The loan tranches will comprise AAA tranches, AA tranches, A tranches, BBB tranches and BB tranches reflecting the designated credit rating assigned to each loan tranche. The loan tranche related to a series and class of notes will be specified for such series and class of notes in the applicable prospectus supplement. The terms of each loan tranche will be set forth in the related loan tranche supplement and the global intercompany loan agreement.

    From time to time and subject to certain conditions, we will lend amounts to Funding 2 as separate loan tranches using the proceeds of each issuance of a series and class of notes by us. Funding 2 will use the funds advanced under each such loan tranche to:

       o pay to the mortgages trustee a contribution to acquire and/or increase its beneficial interest in the trust property pursuant to the mortgages trust deed;

       o fund or replenish the Funding 2 reserve fund and/or to make a deposit into the Funding 2 GIC account; and/or

       o     make a payment back to us to refinance an existing loan tranche.

    Subject to the provisions of the relevant Funding 2 priority of payments (see "CASHFLOWS"), Funding 2 will repay the global intercompany loan from payments received from the mortgages trustee, as described under "-- THE MORTGAGES TRUST". To the extent required, but subject to certain limits and conditions, Funding 2 may also apply amounts standing to the credit of the Funding 2 reserve fund and the Funding 2 liquidity reserve fund (if any) in payments of interest and principal due under the global intercompany loan. We will make payments of interest on, and principal of, the notes principally from payments of interest and principal made by Funding 2 to us under the global intercompany loan agreement.

    During a cash accumulation period for any bullet loan tranche, Funding 2 will continue to make principal repayments on any other loan tranches that are then due and scheduled to be paid, subject to having sufficient funds therefor after meeting its obligations with a higher priority. Such principal repayments may only be made to the extent that (following such principal repayments and the principal repayments on the related series and class of notes) the amount of subordination available from all outstanding subordinate classes of notes (and other forms of credit enhancement) and reserves (as applicable) is at least equal to the required credit enhancement for each of the class A notes, the class B notes, the class M notes and the class C notes then outstanding. In certain circumstances, payment on the controlled repayment loan tranches, scheduled repayment loan tranches and pass-through loan tranches will be deferred (see "CASHFLOWS -- DISTRIBUTION OF FUNDING 2 AVAILABLE PRINCIPAL RECEIPTS PRIOR TO THE ENFORCEMENT OF THE FUNDING 2 SECURITY -- RULES FOR APPLICATION OF FUNDING 2 AVAILABLE PRINCIPAL RECEIPTS").

    Funding 2 is generally required to repay principal on the loan tranches (after repaying amounts owed to the Funding 2 liquidity facility provider, if any, and after replenishing the reserve funds) based on their respective loan tranche ratings. This means that the AAA loan tranches are repaid before the AA loan tranches, which in turn are repaid before the A loan tranches, which in turn are repaid before the BBB loan tranches which in turn are repaid before the BB tranches. Prior to the occurrence of a pass-through trigger event, there are a number of exceptions to this priority of payments. For further information on such exceptions you should read the "CASHFLOWS" section of this prospectus.

    For a detailed description of Funding 2's payments of interest and principal under the global intercompany loan agreement, see "THE GLOBAL INTERCOMPANY LOAN AGREEMENT -- PAYMENT OF INTEREST" and "THE GLOBAL INTERCOMPANY LOAN AGREEMENT -- REPAYMENT OF THE GLOBAL INTERCOMPANY LOAN".


REPAYMENT OF LOAN TRANCHES

    Whenever Funding 2 is to repay a loan tranche (in whole or in part), it will do so only to the extent that its share of the proceeds of principal receipts it has received from the mortgages trustee and allocated to that loan tranche are sufficient to repay that loan tranche in accordance with its terms, and only to the extent that certain tests relating to repayment of loan tranches are satisfied, including that following such repayment and the consequential redemption of the related series and class of notes, the amount of subordination available from all subordinate outstanding classes of notes (and other forms of credit enhancement) and reserves (as applicable) is greater than or equal to the required credit enhancement for each of the class A notes, the class B notes, the class M notes and the class C notes (see "CASHFLOWS -- DISTRIBUTION OF FUNDING 2 AVAILABLE PRINCIPAL RECEIPTS PRIOR TO THE ENFORCEMENT OF THE FUNDING 2 SECURITY -- RULES FOR APPLICATION OF FUNDING 2 AVAILABLE PRINCIPAL RECEIPTS").

    The circumstances under which we can take action against Funding 2 if it does not make a payment under the global intercompany loan agreement are limited. In particular, prior to the latest occurring final repayment date of any loan tranche advanced under the global intercompany loan agreement it will not be an event of default under the global intercompany loan agreement if Funding 2 does not pay some or all amounts due under the global intercompany loan agreement where Funding 2 does not have the money to make the relevant payment or because the loan tranche that would otherwise be redeemed is required to provide subordination for senior loan tranches. However, the occurrence of an event of default under any other Funding 2 intercompany loan agreement (if any) may trigger an acceleration of the loan tranches outstanding under the global intercompany loan agreement. For more information on events of default under the global intercompany loan agreement generally, see "THE GLOBAL INTERCOMPANY LOAN AGREEMENT".


ISSUANCE OF LOAN TRANCHES

    Upon receipt by us of the proceeds from an issue of a series and class of notes, we will advance a new loan tranche to Funding 2.

    Neither Funding 2 nor we are required to provide prior notice to you, to permit any prior review by you or to obtain your consent to the advance of any loan tranche. There are no restrictions on the timing of any loan tranches.

    If we issue notes constituting part of a series and class of notes on a date after the first date on which such series and class of notes were issued, the proceeds of the issuance of such new notes will, without notice to, or the consent of, any noteholders, increase the outstanding principal amount of the applicable loan tranche.


THE MORTGAGE LOANS

    The mortgage loans comprising the mortgage portfolio from time to time have been and will be originated by the seller. Each mortgage loan (other than a regulated personal secured loan) is secured by a first legal charge over a residential property located in England or Wales or a first ranking standard security over a residential property located in Scotland. Each mortgage over a residential property located in England or Wales will be governed by English law. Each mortgage over a residential property located in Scotland will be governed by Scots law. The associated mortgage loans will be governed by English or Scots law. Each regulated personal secured loan is secured by a legal charge over freehold or leasehold property located in England or Wales or by a standard security over heritable or long leasehold property located in Scotland which ranks in priority below the first legal charge or first ranking standard security securing the related borrower's existing mortgage loan. The mortgage loans included in the mortgage portfolio consist of several different types with a variety of characteristics relating to, among other things, calculation of interest and repayment of principal. See "THE MORTGAGE LOANS -- CHARACTERISTICS OF THE MORTGAGE LOANS" for a more detailed description of the mortgage loans offered by the seller and the relevant prospectus supplement for statistical information on the mortgage portfolio.

    All such mortgage loans are originated in accordance with the seller's lending criteria at the time of offer of the mortgage loan. The seller may, from time to time, change its lending criteria and any other terms applicable to the new mortgage loans or their related security assigned to the mortgages trust after the Funding 2 program date so that all new mortgage loans originated after the date of that change will be subject to the new lending criteria. Notwithstanding any change to the lending criteria or other terms applicable to new mortgage loans, they and their related security may only be assigned to the mortgages trust if those new mortgage loans comply with the seller's representations and warranties set out in the mortgage sale agreement, including a representation that those new mortgage loans were originated in accordance with the seller's lending criteria applicable at the time of their origination. The seller is obliged to repurchase from the mortgage trustee mortgage loans that are in breach of these representations and warranties. See "ASSIGNMENT OF THE MORTGAGE LOANS AND RELATED SECURITY"


ASSIGNMENT OF THE MORTGAGE LOANS

    The seller assigned the initial mortgage portfolio to the mortgages trustee on March 26, 2001, and since March 26, 2001 has assigned further mortgage portfolios and other trust property to the mortgages trustee, in each case subject to the terms of the mortgage sale agreement. After the Funding 2 program date, the seller may assign new mortgage loans and their related security to the mortgages trustee in order to increase or maintain the trust property. The seller also may add to the trust property from time to time in connection with, amongst other things, an issue of new notes by us, the proceeds of which are applied ultimately to fund the acquisition (by assignment) of the new mortgage loans and their related security to the mortgages trustee as described under "ASSIGNMENT OF THE MORTGAGE LOANS AND RELATED SECURITY -- ASSIGNMENT OF NEW MORTGAGE LOANS AND THEIR RELATED SECURITY".

    The English mortgage loans and their related security were and will be assigned by the seller to the mortgages trustee by way of an English law equitable assignment. The beneficial interests in the Scottish mortgage loans and their related security were and will be transferred by the seller to the mortgages trustee by way of a declaration of trust in favour of the mortgages trustee. In each case this means that the beneficial interest in the mortgage loans and the related security is passed to the mortgages trustee in its capacity as trustee for and on behalf of the beneficiaries of the mortgages trust. However, unless certain events have occurred and certain additional steps have been taken (including the execution and (where necessary) registration of certain transfers and assignations and the giving of notices of the assignment to the relevant borrowers), legal title to the mortgage loans and their related security will remain with the seller. More information on equitable and beneficial assignments is described under "ASSIGNMENT OF THE MORTGAGE LOANS AND RELATED SECURITY -- TRANSFER OF LEGAL TITLE TO THE MORTGAGES TRUSTEE".

    When new mortgage loans are assigned to the mortgages trustee, the trust property will increase accordingly. Depending on the circumstances, the increase in the trust property may result in an increase in the seller share of the trust property, the Funding share and/or the Funding 2 share of the trust property. For a description of how adjustments are made to the seller share of the trust property and the Funding 2 share of the trust property, see "THE MORTGAGES TRUST".

THE MORTGAGES TRUST

    The mortgages trust was established on March 26, 2001 among the mortgages trustee, the seller, Funding and Law Debenture Corporate Services Limited. On the Funding 2 program date Funding 2 became a beneficiary of the mortgages trust. As of the Funding 2 program date, the mortgages trustee holds the trust property on trust for Funding 2, Funding and the seller. Funding 2, Funding and the seller each has a joint and undivided beneficial interest in the trust property. Unless otherwise expressly provided in the mortgages trust deed, the proceeds of interest and principal payments arising from the mortgage loans in the trust property are allocated to Funding 2, Funding and the seller as described later in this section. The only beneficiaries of the trust are Funding, Funding 2 and the seller.

    The trust property currently consists of, among other things, the mortgage portfolio, including any permitted replacement mortgage loan in respect of any permitted product switch and any income generated by the mortgage loans or their related security on or after the relevant assignment date (excluding third party amounts). In addition, re-draws that have been made under flexible mortgage loans and further draws that have been made under personal secured loans, in each case that were assigned to the mortgages trustee, also form part of the existing trust property. Future re-draws that are made under flexible mortgage loans and further draws that are made under personal secured loans, in each case that were assigned to the mortgages trustee, will also form part of the trust property. The trust property also includes any contribution paid by each beneficiary to the mortgages trustee (until the relevant funds are applied by the mortgages trustee in accordance with the mortgages trust deed) and includes any money in the mortgages trustee transaction account and the mortgages trustee guaranteed investment contract, or GIC, account. The mortgages trustee GIC account is the bank account in which the mortgages trustee holds any cash that is part of the trust property until it is distributed to the beneficiaries.

    The seller is entitled, but not obliged, to purchase any mortgage loans that are the subject of a further advance or any mortgage loans where the applicable borrower subsequently takes a personal secured loan. This arrangement may change if the seller decides at a later date to retain these mortgage loans within the trust property and to assign these further advances to the mortgages trustee. Any further advance made to an existing borrower (in respect of a mortgage loan within the mortgages trust) that the seller at a later date decides to assign to the mortgages trustee will be funded solely by the seller, will comply with the applicable conditions to the assignment of new mortgage loans and their related security to the mortgages trustee as described in this prospectus, will be secured by the same mortgaged property securing that borrower's mortgage loan, will form part of the trust property, and will increase only the seller share of the trust property, unless at the time of assignment Funding 2 or Funding provides a contribution (excluding any deferred contribution) to the mortgages trustee in respect of that new trust property.

    The seller is solely responsible for funding re-draws under flexible mortgage loans and further draws under personal secured loans. This means that for any cash re-draw under a flexible mortgage loan or further draw under a personal secured loan, the seller will pay the amount of that cash re-draw or further draw to the borrower and both the trust property and the seller share of the trust property will increase by the amount of that cash payment. It also means that for any non-cash re-draw under a flexible mortgage loan, the seller will pay to the mortgages trustee an amount equal to the unpaid interest associated with that non-cash re-draw, and both the trust property and the seller share of the trust property will increase by the amount of that payment.

    The composition of the trust property fluctuates as re-draws under flexible mortgage loans, further draws under personal secured loans, future further advances and new mortgage loans are added to the mortgages trust and as the mortgage loans that are already part of the trust property are repaid or mature, or are purchased by the seller.

     Losses on the mortgage loans generally are allocated to each of Funding, Funding 2 and the seller in accordance with each of Funding's, Funding 2's and the seller's respective percentage share of the trust property calculated on the distribution date immediately preceding the determination of such losses (or, in certain circumstances, each of Funding's, Funding 2's and the seller's respective weighted average percentage share of the trust property as calculated on the relevant distribution date). However, certain losses related to re-draws and/or set-off by borrowers may, in limited circumstances, be allocated solely to the seller. In addition, losses in respect of personal secured loans will be allocated first to the seller's share of the trust property (including the minimum seller share) until the seller's share is reduced to zero, and only thereafter to reduce the Funding and Funding 2 shares of the trust property. For a detailed description of how losses on the mortgage loans are allocated to the loan tranches, see "THE MORTGAGES TRUST -- LOSSES" and "CREDIT STRUCTURE -- PRINCIPAL DEFICIENCY LEDGER".

    Under the terms of the controlling beneficiary deed, Funding, Funding 2, the security trustee, the Funding 2 security trustee and the seller have agreed as to, amongst other things, arrangements amongst them in respect of certain commercial decisions (relating to authorizations, consents, waivers, instructions or other acts) to be made from time to time in respect of the transaction documents.


UNITED KINGDOM TAX

    A summary of the material UK tax consequences of the purchase, ownership and disposition of the notes is set out in "MATERIAL UNITED KINGDOM TAX CONSEQUENCES"


UNITED STATES FEDERAL INCOME TAX

    A summary of the material US federal income tax consequences of the purchase, ownership and disposition of US dollar denominated notes is set out in "MATERIAL UNITED STATES TAX CONSEQUENCES". As set forth in the applicable prospectus supplement, it is anticipated that Sidley Austin Brown & Wood LLP, US federal income tax counsel to Northern Rock, will deliver their opinion that, while not free from doubt, the US dollar denominated notes will be treated as debt for US federal income tax purposes.

    Further, it is anticipated that US federal income tax counsel to Northern Rock will also provide their opinion that, assuming compliance with the transaction documents, neither we nor the mortgages trustee acting in its capacity as trustee of the mortgages trust nor Funding 2 will be subject to US federal income tax. See "MATERIAL UNITED STATES TAX CONSEQUENCES".


JERSEY (CHANNEL ISLANDS) TAX

    A summary of certain aspects of Jersey taxation of the mortgages trustee is set out in "MATERIAL JERSEY (CHANNEL ISLANDS) TAX CONSIDERATIONS".


ERISA CONSIDERATIONS FOR INVESTORS

    The US notes will be eligible for purchase by employee benefit and other plans subject to Section 406 of ERISA or Section 4975 of the Code and by governmental plans that are subject to any state, local or other federal law of the United States that is substantially similar to Section 406 of ERISA or
Section 4975 of the Code, subject to consideration of the issues described in this prospectus under "ERISA CONSIDERATIONS". Each purchaser of any such notes (and all subsequent transferees thereof) will be deemed to have represented and warranted that its purchase, holding and disposition of such notes will not result in a non-exempt prohibited transaction under ERISA or the Code (or in the case of any governmental plan, any substantially similar state, local or other federal law of the United States). In addition, any fiduciary of a plan subject to the fiduciary responsibility provisions of ERISA or similar provisions of state, local or other federal laws of the United States should consult with their counsel to determine whether an investment in the notes satisfies the prudence, investment diversification and other applicable requirements of those provisions.


FEES

    The table below sets out the on-going fees to be paid by the issuer, Funding 2 and the mortgages trustee to transaction parties.


TYPE OF FEE                        AMOUNT OF FEE           PRIORITY IN CASHFLOW         FREQUENCY
---------------------------------  ----------------------  ---------------------------  ----------------------
Administration fee                 0.08% per year of the   Ahead of all revenue         Each distribution date
                                   Funding 2 share of the  amounts payable to
                                   trust property          Funding 2 by mortgages
                                                           trustee

Funding 2 cash management fee      [GBP]100,000 each year  Ahead of all revenue         Each monthly
                                                           amounts payable by           payment date
                                                           Funding 2 and allocable to
                                                           issuer

Issuer cash management             [GBP]100,000 each year  Ahead of all interest        Each monthly
fee                                                        payments on the notes        payment date

Corporate expenses of              Estimated [GBP]13,000   Ahead of all revenue         Each distribution date
mortgages trustee                  each year               amounts payable to
                                                           Funding 2 by mortgages
                                                           trustee

Corporate expenses of Funding 2    Estimated [GBP]10,500   Ahead of all revenue         Each monthly
                                   each year               amounts payable by           payment date
                                                           Funding 2 and allocable to
                                                           issuer

Corporate expenses of issuer       Estimated [GBP]12,000   Ahead of all interest        Each monthly
                                   each year               payments on the notes        payment date

Fee payable by Funding 2 to        Estimated [GBP]13,000   In respect of Funding 2      Each monthly
Funding 2 security trustee, by     each year               security trustee, ahead of   payment date
issuer to note trustee and issuer                          all revenue amounts
security trustee and by issuer to                          payable by Funding 2 and
principal paying agent, paying                             allocable to issuer, and in
agent, transfer agent, registrar                           respect of note trustee,
and agent bank                                             issuer security trustee and
                                                           agents, ahead of all
                                                           interest payments on the
                                                           notes


    Each of the above fees is inclusive of value added tax ("VAT"), which is currently assessed at 17.5%. The VAT-exclusive amount of the fees will be subject to adjustment if the applicable rate of VAT changes so that the actual amount of each fee (inclusive of VAT and regardless of the VAT rate assessed) will be the amount as set out above.

                                  RISK FACTORS

    This section describes the principal risk factors associated with an investment in the notes. If you are considering purchasing our notes, you should carefully read and think about all the information contained in this document, including the risk factors set out here, prior to making any investment decision.

    The risks and uncertainties described below are not the only ones relating to the notes. Additional risks and uncertainties not presently known to us may also impair your investment. In addition, this prospectus contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.


YOU CANNOT RELY ON ANY PERSON OTHER THAN US TO MAKE PAYMENTS ON THE NOTES

    We are the only party responsible for making payments on the notes. The notes do not represent an interest in or obligation of, and are not insured or guaranteed by, any of Northern Rock plc, the underwriters, Funding 2, Funding, the mortgages trustee, the security trustee, the Funding 2 security trustee, the note trustee, the issuer security trustee, any swap provider or any of their respective affiliates or any other party to the transaction other than us.


WE HAVE A LIMITED AMOUNT OF RESOURCES AVAILABLE TO US TO MAKE PAYMENTS ON THE NOTES

    Our ability to make payments of interest on, and principal of, the notes and to pay our operating and administrative expenses will depend primarily on funds being received under the global intercompany loan agreement. The payment of interest on, and principal of, each series and class of notes will primarily depend on funds being received under the related loan tranche (and no other loan tranche). In addition, we will rely on the issuer swaps to provide payments on certain series and classes of notes.

    We will not have any other significant sources of funds available to meet our obligations under the notes and/or any other payments ranking in priority to the notes other than (in the case of interest due and payable on the notes and scheduled principal due in respect of original bullet redemption notes) the amount of funds credited to the issuer reserve fund (as described under "CREDIT STRUCTURE -- ISSUER RESERVE FUND"). If the resources described above cannot provide us with sufficient funds to enable us to make required payments on the notes, you may incur a loss of interest and/or principal which would otherwise be due and payable on your notes.


FUNDING 2 IS NOT REQUIRED TO MAKE PAYMENTS ON THE GLOBAL INTERCOMPANY LOAN IF IT DOES NOT HAVE ENOUGH MONEY TO DO SO, WHICH COULD ADVERSELY AFFECT PAYMENT ON THE NOTES

    Funding 2's ability to pay amounts due on loan tranches advanced under the global intercompany loan agreement will depend upon:

       o Funding 2 receiving enough funds from the Funding 2 share of the trust property, including its share of the proceeds of revenue receipts and principal receipts on the mortgage loans included in the mortgages trust on or before each loan payment date;

       o Funding 2 receiving funds from the Funding 2 basis rate swap provider;

       o Funding 2 receiving funds from the Funding 2 liquidity facility provider (if any); and

       o (in the case of interest due under the global intercompany loan agreement and principal due in respect of original bullet loan tranches) the amount of funds credited to the Funding 2 reserve fund (as described under "CREDIT STRUCTURE --

             FUNDING 2 RESERVE FUND") and subject to certain restrictions, the amount of funds credited to the Funding 2 liquidity reserve fund (as described under "CREDIT STRUCTURE -- FUNDING 2 LIQUIDITY RESERVE FUND").

    According to the terms of the mortgages trust deed, the mortgages trustee is obliged to pay to Funding 2 on each distribution date (a) that portion of revenue receipts on the mortgage loans which is payable to Funding 2 in accordance with the terms of the mortgages trust deed, and (b) that portion of principal receipts on the mortgage loans which is payable to Funding 2 in accordance with the terms of the mortgages trust deed.

    On each loan payment date in respect of a loan tranche, however, Funding 2 will only be obliged to pay amounts due to us in respect of such loan tranche under the global intercompany loan agreement to the extent that it has funds available to it after making payments ranking in priority to such loan tranche (such as payments of certain fees and expenses of Funding 2 and loan tranches of a more senior ranking) and taking into account payments ranking equally with such loan tranche (such as other loan tranches of the same tier). If Funding 2 does not pay amounts to us in respect of a loan tranche under the global intercompany loan agreement because it does not have sufficient funds available, those amounts will be due but not payable until funds are available to pay those amounts in accordance with the relevant Funding 2 priority of payments. Funding 2's failure to pay those amounts to us when due in such circumstances will not constitute an event of default under the global intercompany loan agreement until the latest occurring final repayment date of any loan tranche advanced under the global intercompany loan agreement. Following enforcement of the Funding 2 security and disbursement of the proceeds thereof, any remaining shortfall will be extinguished.

    If there is a shortfall between the amounts paid by Funding 2 to us in respect of a loan tranche under the global intercompany loan agreement and the amounts payable by us on the related series and class of notes, then you may not receive the full amount of interest and/or principal which would otherwise be due and payable on those notes.


ENFORCEMENT OF THE ISSUER SECURITY IS THE ONLY REMEDY FOR A DEFAULT IN OUR OBLIGATIONS

    The only remedy for recovering amounts due on the notes is through the enforcement of the issuer security. We will only have recourse to the assets of Funding 2 if Funding 2 has also defaulted on its obligations under the global intercompany loan agreement and the Funding 2 security trustee (on our behalf and on behalf of the other Funding 2 secured creditors) has enforced the Funding 2 security.


THERE MAY BE A CONFLICT BETWEEN THE INTERESTS OF THE HOLDERS OF THE VARIOUS CLASSES OF NOTES, AND THE INTERESTS OF OTHER CLASSES OF NOTEHOLDERS MAY PREVAIL OVER YOUR INTERESTS

    The trust deed and the terms of the notes will provide that the note trustee is to have regard to the interests of the holders of all the classes of notes. There may be circumstances, however, where the interests of one class of the noteholders conflict with the interests of another class or classes of the noteholders. In general, the note trustee will give priority to the interests of the holders of the most senior class of notes such that:

       o the note trustee is to have regard only to the interests of the class A noteholders in the event of a conflict between the interests of the class A noteholders on the one hand and the class B noteholders and/or the class M noteholders and/or the class C noteholders and/or class D noteholders on the other hand;

       o (if there are no class A notes outstanding) the note trustee is to have regard only to the interests of the class B noteholders in the event of a conflict between the interests of the class B noteholders on the one hand and the class M noteholders and/or the class C noteholders and/or class D noteholders on the other hand;

       o (if there are no class A notes or class B notes outstanding) the note trustee is to have regard only to the interests of the class M noteholders in the event of a conflict between the interests of the class M noteholders on the one hand and the class C noteholders and/or class D noteholders on the other hand; and

       o (if there are no class A, class B or class M notes outstanding) the note trustee is to have regard only to the interests of the class C noteholders in the event of a conflict between the interests of the class C noteholders on the one hand and the class D noteholders on the other hand.


CONFLICTS OF INTEREST BETWEEN THE FUNDING BENEFICIARIES AND THE FUNDING SECURITY TRUSTEES

    Where the Funding beneficiaries, acting together, or the Funding security trustees, acting together, are permitted to provide or exercise directions, rights, powers, benefits and/or discretions (or their equivalent), the Funding beneficiaries or the Funding security trustees (as applicable) will provide or exercise such directions, rights, powers, benefits and/or discretions in accordance with the controlling directions (as to which see "THE MORTGAGES TRUST -- THE CONTROLLING BENEFICIARY DEED"). Therefore, in circumstances where there is a conflict of interest, the directions of Funding or the security trustee (acting on behalf of the secured creditors of Funding) may prevail over the directions of Funding 2 or the Funding 2 security trustee (acting on behalf of the Funding 2 secured creditors), which may adversely affect your interests.


IF FUNDING 2 ENTERS INTO OTHER FUNDING 2 INTERCOMPANY LOANS, SUCH OTHER FUNDING 2 INTERCOMPANY LOANS AND ACCOMPANYING NOTES MAY BE REPAID PRIOR TO THE GLOBAL INTERCOMPANY LOAN AND THE NOTES

    Subject to satisfaction of certain conditions, Funding 2 may, in the future, establish additional wholly-owned subsidiary companies that will issue notes to investors. The proceeds of each such issue of notes may be advanced by way of a Funding 2 intercompany loan to Funding 2. Funding 2 may use the proceeds of such Funding 2 intercompany loan to, amongst other things, pay to the mortgages trustee an initial contribution or a further contribution or to refinance all or part of an existing Funding 2 intercompany loan outstanding at that time. If the global intercompany loan (or any part thereof) is refinanced, you could be repaid early.

    We expect that the payment of the amounts owing by Funding 2 under any such Funding 2 intercompany loan will be funded from amounts received by Funding 2 from the trust property. You should note that the obligation to make such payments may rank equally in priority with payments made by Funding 2 to us under the global intercompany loan agreement. The terms of the notes issued by such other Funding 2 issuer and the related Funding 2 intercompany loan may result in such notes and such Funding 2 intercompany loan being repaid prior to the repayment of the notes issued by us under this prospectus and the related prospectus supplements and the repayment of the global intercompany loan.

    You will not have any right of prior review or consent before Funding 2 enters into any additional Funding 2 intercompany loans or the corresponding issuance of notes by the related Funding 2 issuer. Similarly, the terms of the Funding 2 transaction documents (including, but not limited to, the mortgage sale agreement, the mortgages trust deed, the Funding 2 deed of charge, the global intercompany loan agreement), the definitions of the trigger events and the seller share event and the criteria for the assignment of new loans to the mortgages trustee may be amended to reflect the new issue. Your consent to these changes will not be required. There can be no assurance that these changes will not affect the cashflow available to pay amounts due on your notes.

    Before issuing any notes, however, such other Funding 2 issuer will be required to satisfy a number of conditions, including that the then current ratings of your notes will not be reduced, withdrawn or qualified at the time of the issuance of such notes by such other Funding 2 issuer.


OTHER FUNDING 2 ISSUERS MAY SHARE IN THE SAME SECURITY GRANTED BY FUNDING 2 TO US, AND THIS MAY ULTIMATELY CAUSE A REDUCTION IN THE PAYMENTS YOU RECEIVE ON THE NOTES

    Any other Funding 2 issuer may become party to the Funding 2 deed of charge and, if so, will be entitled to share in the security granted by Funding 2 for our benefit (and the benefit of the other Funding 2 secured creditors) under the Funding 2 deed of charge. If the Funding 2 security is enforced and there are insufficient funds to make the payments that are due to all Funding 2 issuers, we expect that each Funding 2 issuer will only be entitled to its proportionate share of those limited funds. This could ultimately cause a reduction in the payments you receive on your notes.


AS NEW MORTGAGE LOANS ARE ASSIGNED TO THE MORTGAGES TRUSTEE AND AS MORTGAGE LOANS ARE IN CERTAIN CIRCUMSTANCES REMOVED FROM THE MORTGAGES TRUST, THE CHARACTERISTICS OF THE TRUST PROPERTY MAY CHANGE FROM THOSE EXISTING AT THE FUNDING 2 PROGRAM DATE, AND THOSE CHANGES MAY DELAY OR REDUCE PAYMENTS ON THE NOTES

    We do not guarantee that the characteristics of any new mortgage loans assigned to the mortgages trustee will have the same characteristics as the mortgage loans in the mortgage portfolio as of the Funding 2 program date. In particular, new mortgage loans may have different payment characteristics from the mortgage loans in the mortgage portfolio as of the Funding 2 program date. The ultimate effect of this could be to delay or reduce the payments you receive on your notes or to increase the rate of repayment of the notes. However, the new mortgage loans will be required to meet the conditions described under "ASSIGNMENT OF THE MORTGAGE LOANS AND RELATED SECURITY".

    In addition, in order to promote the retention of borrowers, the seller may periodically contact certain borrowers in order to encourage a borrower to review the seller's other mortgage products and to discuss offering that borrower an alternative Northern Rock mortgage product. The seller also may periodically contact borrowers in the same manner in order to offer to a borrower the opportunity to apply for a further advance or a personal secured loan. The employee of the seller who contacts a borrower will not know whether that borrower's original mortgage loan has been sold to the mortgages trustee. However, if the relevant original mortgage loan made to that borrower happens to have been sold to the mortgages trustee and that borrower decides to switch mortgage products or take a further advance or a personal secured loan, the seller then has the option of repurchasing that original mortgage loan from the mortgages trustee.

    Generally, the borrowers that the seller may periodically contact are those borrowers whose mortgage loans are not in arrears and who are otherwise in good standing. To the extent that these borrowers switch to a different Northern Rock mortgage product or take a further advance or a personal secured loan and their original mortgage loans are purchased by the seller, the percentage of fully performing mortgage loans in the mortgage portfolio may decrease, which could delay or reduce payments you receive on your notes. However, as described above, the seller's decision as to which borrowers to target for new mortgage products and/or further advances and/or personal secured loans and the decision whether to approve a new mortgage product and/or further advance and/or personal secured loan for a particular borrower will be made without regard to whether a borrower's mortgage loan is included in the mortgage portfolio. As a general matter in relation to the mortgage portfolio, a new mortgage product and/or further advance will only be approved by the administrator upon receipt of the seller's confirmation that it will repurchase the relevant loan and related security in accordance with the terms of the mortgage sale agreement.

THE SELLER MAY CHANGE THE LENDING CRITERIA RELATING TO MORTGAGE LOANS WHICH ARE SUBSEQUENTLY ASSIGNED TO THE MORTGAGES TRUSTEE WHICH COULD AFFECT THE CHARACTERISTICS OF THE TRUST PROPERTY, AND WHICH COULD LEAD TO A DELAY OR A REDUCTION IN THE PAYMENTS RECEIVED ON YOUR NOTES OR COULD INCREASE THE RATE OF REPAYMENT OF THE NOTES

    Each of the mortgage loans was originated in accordance with the seller's lending criteria applicable at the time of origination, which lending criteria in the case of each mortgage loan included in the mortgage portfolio as of the Funding 2 program date were the same as or substantially similar to the criteria described later in this prospectus under "THE MORTGAGE LOANS -- ORIGINATION OF THE MORTGAGE LOANS -- LENDING CRITERIA". These lending criteria consider a variety of factors such as a potential borrower's credit history, employment history and status and repayment ability, as well as the value of the property to be mortgaged. In the event of the assignment of any new mortgage loans and new related security to the mortgages trustee, the seller will warrant to the mortgages trustee, Funding 2 and the Funding 2 security trustee that those new mortgage loans and new related security were originated in accordance with the seller's lending criteria applicable at the time of their origination. However, the seller retains the right to revise its lending criteria as determined from time to time, and so the lending criteria applicable to any new mortgage loan at the time of origination may not be the same as those set out in the section "THE MORTGAGE LOANS -- LENDING CRITERIA".

    If new mortgage loans that have been originated under revised lending criteria are assigned to the mortgages trustee, the characteristics of the trust property could change. This could lead to a delay or a reduction in the payments received on your notes or it could increase the rate of repayment of the notes.


REPURCHASES OF MORTGAGE LOANS BY THE SELLER MAY HAVE THE SAME EFFECT AS PREPAYMENTS ON THE MORTGAGE LOANS

    In the event of the seller purchasing, from the mortgages trustee, mortgage loans subject to product switches or further advances or the repurchase by the seller of mortgage loans for breaches of representations and warranties, the payment received by the mortgages trustee will have the same effect as a prepayment of such mortgage loan or mortgage loans. Because these factors are not within our control or the control of Funding 2 or the mortgages trustee, we cannot give any assurances as to the level of resulting prepayments that the mortgage portfolio may experience.

    If a borrower takes a personal secured loan after the borrower's existing mortgage loan(s) has been assigned to the mortgages trustee, as of the date of this prospectus, the seller intends to purchase from the mortgages trustee the mortgage loan(s) of that borrower (including any personal secured loans and any further draws thereunder in respect of that borrower) that were part of the trust property. In the case of any such purchase, the payment received by the mortgages trustee will have the same effect as a prepayment of such mortgage loan or mortgage loans.

    As the decision by the seller whether to purchase a mortgage loan subject to a product switch or a further advance, or the mortgage loan(s) of a borrower taking a personal secured loan is not within our control or the control of Funding 2 or the mortgages trustee, we cannot give any assurance as to the level of effective prepayments that the mortgage portfolio may experience as a result.


IF PROPERTY VALUES DECLINE PAYMENTS ON THE NOTES COULD BE ADVERSELY AFFECTED

    The security granted by Funding 2 in respect of the global intercompany loan, which is the principal source of funding for your notes, consists, among other things, of Funding 2's interest in the mortgages trust. Since the value of the mortgage portfolio held by the mortgages trustee may increase or decrease, the value of that security may decrease and will decrease if there is a general decline in property values. We cannot guarantee that the value of a mortgaged property will remain at the same level as on the date of origination of the related mortgage loan. If the residential property market in the United

Kingdom experiences an overall decline in property values, the value of the security created by the mortgage loans could be significantly reduced and, ultimately, may result in losses to you if the security is required to be enforced.


THE TIMING AND AMOUNT OF PAYMENTS ON THE MORTGAGE LOANS COULD BE AFFECTED BY GEOGRAPHIC CONCENTRATION OF THE MORTGAGE LOANS

    To the extent that specific geographic regions have experienced or may experience in the future weaker regional economic conditions and housing markets than other regions, a concentration of the mortgage loans in such a region may be expected to exacerbate all of the risks relating to the mortgage loans described in this section. We can predict neither when nor where such regional economic declines may occur nor to what extent or for how long such conditions may continue. See "THE MORTGAGE LOANS" in the related prospectus supplement.


THE TIMING AND AMOUNT OF PAYMENTS ON THE MORTGAGE LOANS COULD BE AFFECTED BY VARIOUS FACTORS WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE NOTES

    Various factors influence mortgage delinquency rates, prepayment rates, repossession frequency and therefore the timing and ultimate payment of interest and repayment of principal. These factors include changes in the national or international economic climate, prevailing mortgage interest rates, regional economic or housing conditions, homeowner mobility, changes in tax laws, inflation, the availability of financing, yields on alternative investments, political developments and government policies.

    The rate of prepayments on the mortgage loans may be increased due to borrowers refinancing their mortgage loans and sales of mortgaged properties (either voluntarily by borrowers or as a result of enforcement action taken), as well as the receipt of proceeds from buildings insurance and life assurance policies. The rate of prepayment of mortgage loans may also be influenced by the presence or absence of early repayment charges.

    Other factors in borrowers' personal or financial circumstances may reduce the ability of borrowers to repay mortgage loans. Loss of earnings, illness, divorce and other similar factors may lead to an increase in delinquencies by and bankruptcies of borrowers, and could ultimately have an adverse impact on the ability of borrowers to repay mortgage loans. In addition, the ability of a borrower to sell a property given as security for a mortgage loan at a price sufficient to repay the amounts outstanding under the mortgage loan will depend upon a number of factors, including the availability of buyers for that property, the value of that property and property values and the property market in general at the time.

    The global intercompany loan is our principal source of income for repayment of the notes. The principal source of income for repayment by Funding 2 of the global intercompany loan is its interest in the mortgage portfolio held on trust by the mortgages trustee for the benefit of Funding, Funding 2 and the seller. If the timing and payment of the mortgage loans is adversely affected by any of the risks described above, the payments on your notes could be reduced or delayed.


THE INCLUSION OF CERTAIN TYPES OF MORTGAGE LOANS MAY AFFECT THE RATE OF REPAYMENT AND PREPAYMENT OF THE MORTGAGE LOANS

    The mortgage portfolio contains flexible mortgage loans. Flexible mortgage loans provide the borrower with a range of options that gives that borrower greater flexibility in the timing and amount of payments made under the mortgage loan. Subject to the terms and conditions of the mortgage loans (which may require in some cases notification to the seller and in other cases the consent of the seller), under a flexible mortgage loan a borrower may "overpay" or prepay principal on any day or make a re-draw in specified circumstances. For a detailed summary of the characteristics of the flexible mortgage loans, see "THE MORTGAGE LOANS -- CHARACTERISTICS OF THE MORTGAGE LOANS -- FLEXIBLE MORTGAGE LOANS". In addition, certain of the seller's flexible mortgage loan products allow

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the borrower to make overpayments or repay the entire current balance under the flexible mortgage loan at any time without incurring an early repayment charge. See "THE MORTGAGE LOANS -- CHARACTERISTICS OF THE MORTGAGE LOANS -- EARLY REPAYMENT CHARGES".

    The inclusion of Together Connections mortgage loans and Connections mortgage loans, which are another type of flexible mortgage loan, in the mortgages trust may also affect the yield to maturity of and the timing of payments on the notes. Application of the Together Connections Benefit, a feature of Together Connections mortgage loans, and Connections Benefit, a feature of Connections mortgage loans, will reduce the principal amount outstanding on a Together Connections mortgage loan and a Connections mortgage loan, respectively. As a result, less of a related borrower's contractual monthly payment (which the borrower is nevertheless obligated to continue making in full) will be required to pay interest, and proportionately more of that contractual monthly payment will be allocated as a repayment of principal. This reallocation may lead to amortization of the related mortgage loan more quickly than would otherwise be the case. For a description of the Together Connections mortgage loans and the Together Connections Benefit and the Connections mortgage loans and the Connections Benefit, see "THE MORTGAGE LOANS -- CHARACTERISTICS OF THE MORTGAGE LOANS -- MORTGAGE LOAN PRODUCTS OFFERED BY THE SELLER".

    To the extent that borrowers under flexible mortgage loans consistently prepay principal or to the extent that Together Connections mortgage loans and Connections mortgage loans amortize more quickly than otherwise expected, the timing of payments on your notes may be adversely affected.


THE YIELD TO MATURITY OF THE NOTES MAY BE ADVERSELY AFFECTED BY PREPAYMENTS OR REDEMPTIONS ON THE MORTGAGE LOANS OR REPURCHASES OF MORTGAGE LOANS BY THE SELLER

    The yield to maturity of the notes of each class will depend mostly on (a) the amount and timing of the repayment of principal on the mortgage loans, and
(b) the price paid by the noteholders of each class of notes. The yield to maturity of the notes of each class may be adversely affected by a higher or lower than anticipated rate of prepayments on the mortgage loans. The rate of prepayment of mortgage loans is influenced by a wide variety of factors, as summarized in the two immediately preceding risk factors.

    Variation in the rate and timing of prepayments of principal on the mortgage loans may affect each class of notes differently depending upon amounts already repaid by Funding 2 to us under the global intercompany loan and whether a trigger event has occurred or the security granted by us under the issuer deed of charge has been enforced. If prepayments on the mortgage loans occur less frequently than anticipated, then the amortization of the notes may take much longer than is presently anticipated and the actual yields on your notes may be lower than you anticipate.

    No assurance can be given that Funding 2 will receive sufficient funds prior to the bullet repayment date for a bullet loan tranche, prior to the scheduled repayment date for a scheduled repayment loan tranche or prior to the controlled repayment date for a controlled repayment loan tranche, in each case to enable Funding 2 to repay these loan tranches to us in time for us to redeem the corresponding series and classes of notes on their bullet redemption date, scheduled redemption dates or controlled redemption dates, respectively. The extent to which sufficient funds are received by Funding 2 during a cash accumulation period for a bullet loan tranche or prior to a scheduled repayment date or a controlled repayment date will depend on whether the actual principal prepayment rate of the loans is the same as the assumed principal prepayment rate.

    If Funding 2 does not have sufficient funds to pay the full amount scheduled to be repaid on a bullet loan tranche, scheduled repayment loan tranche or controlled repayment loan tranche and therefore we cannot redeem the corresponding series and classes of notes on their bullet redemption date, scheduled redemption dates or controlled redemption dates, respectively, then Funding 2 will be required to pay us only the amount

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

it has actually received in respect of such loan tranches. Accordingly, we will only be obliged to pay the amount of funds we received from Funding 2 to holders of the corresponding notes. Any shortfall on such loan tranches and related notes will be deferred to and paid on subsequent loan payment dates or, as applicable, note payment dates when Funding 2 has money available to pay such shortfall on the loan tranches to us and we, in turn, have funds to pay the amount to be repaid on the related series and classes of notes. If this happens, holders of affected notes will not receive repayment of principal when expected which may have an adverse effect on the yield to maturity of those notes.

    In addition, during the cash accumulation period for the bullet loan tranches, no payments of principal will be made on other loan tranches unless the quarterly CPR of the mortgage loans is greater than 15% and certain other conditions are met, as described under "CASHFLOWS -- DISTRIBUTION OF FUNDING 2 AVAILABLE PRINCIPAL RECEIPTS PRIOR TO THE ENFORCEMENT OF THE FUNDING 2 SECURITY -- RULES FOR APPLICATION OF FUNDING 2 AVAILABLE PRINCIPAL RECEIPTS".


THE OCCURRENCE OF AN ASSET TRIGGER EVENT OR ENFORCEMENT OF THE ISSUER SECURITY OR THE FUNDING 2 SECURITY MAY ACCELERATE THE REPAYMENT OF CERTAIN NOTES AND/OR DELAY THE REPAYMENT OF OTHER NOTES

    If an asset trigger event has occurred or the issuer security and/or the Funding 2 security has been enforced, the mortgages trustee will distribute principal receipts on the mortgage loans to Funding, Funding 2 and the seller proportionally based on their percentage shares of the trust property. Funding 2 will, on each monthly payment date following the occurrence of an asset trigger event or the enforcement of the Funding 2 security or the issuer security apply those principal receipts received by it from the mortgages trustee, after making the requisite payments to the Funding 2 liquidity facility provider (if any), the Funding 2 reserve fund and the Funding 2 liquidity reserve fund (if any), to repay:

       o first, the AAA loan tranches in respect of each Funding 2 intercompany loan until each of those AAA loan tranches is fully repaid;

       o then, the AA loan tranches in respect of each Funding 2 intercompany loan until each of those AA loan tranches is fully repaid;

       o then, the A loan tranches in respect of each Funding 2 intercompany loan until each of those A loan tranches is fully repaid;

       o then, the BBB loan tranches in respect of each Funding 2 intercompany loan until each of those BBB loan tranches is fully repaid;

       o then, the BB loan tranches in respect of each Funding 2 intercompany loan until each of those BB loan tranches is fully repaid.

    The above priority of payments may cause certain series and classes of notes to be repaid more rapidly than expected and other series and classes of notes to be repaid more slowly than expected and there is a risk that such notes may not be repaid by their final maturity date.


THE OCCURRENCE OF A NON-ASSET TRIGGER EVENT MAY ACCELERATE THE REPAYMENT OF CERTAIN NOTES AND/OR DELAY THE REPAYMENT OF OTHER NOTES

    If a non-asset trigger event has occurred, the mortgages trustee will distribute all principal receipts to Funding 2 and Funding until the Funding 2 share percentage and the Funding share percentage of the trust property are each zero. Funding 2 will, on each monthly payment date following the occurrence of a non-asset trigger event, apply these principal receipts received by it from the mortgages trustee, after making the requisite payments to the Funding 2 liquidity facility provider (if any), the Funding 2 reserve fund and the Funding 2 liquidity reserve fund (if any), to repay:

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

       o firstly, the AAA loan tranches in order of final repayment date, beginning with the earliest final repayment date;

       o then, the AA loan tranches in respect of each Funding 2 intercompany loan until each of those AA loan tranches is fully repaid;

       o then, the A loan tranches in respect of each Funding 2 intercompany loan until each of those A loan tranches is fully repaid;

       o then, the BBB loan tranches in respect of each Funding 2 intercompany loan until each of those BBB loan tranches is fully repaid;

       o then, the BB loan tranches in respect of each Funding 2 intercompany loan until each of those BB loan tranches is fully repaid.

    The above priority of payments may cause certain series and classes of notes to be repaid more rapidly than expected and other series and classes of notes to be repaid more slowly than expected and there is a risk that such notes may not be repaid by their final maturity date.


THE OCCURRENCE OF A PASS-THROUGH TRIGGER EVENT MAY ACCELERATE THE REPAYMENT OF CERTAIN NOTES AND/OR DELAY THE REPAYMENT OF OTHER NOTES

    Following the earliest to occur of a trigger event, the enforcement of the issuer security and the enforcement of the Funding 2 security:

       o each series and class of notes will be deemed pass-through notes and each loan tranche will be deemed a pass-through loan tranche;

       o interest on each loan tranche will be calculated on a monthly basis and will be due and payable by Funding 2 to us on each monthly payment date and interest on each series and class of notes will also be calculated on a monthly basis and will be due and payable by us on each monthly payment date;

       o principal repayments in respect of each loan tranche (as to which see "-- THE OCCURRENCE OF AN ASSET TRIGGER EVENT OR ENFORCEMENT OF THE ISSUER SECURITY OR THE FUNDING 2 SECURITY MAY ACCELERATE THE REPAYMENT OF CERTAIN NOTES AND/OR DELAY THE REPAYMENT OF OTHER NOTES" and "-- THE OCCURRENCE OF A NON-ASSET TRIGGER EVENT MAY ACCELERATE THE REPAYMENT OF CERTAIN NOTES AND/OR DELAY THE REPAYMENT OF OTHER NOTES" will be made by Funding 2 on each monthly payment date and we will, also on each monthly payment date, apply the proceeds of such principal repayments, which are available for payment, in repayment of the notes in accordance with the applicable issuer priority of payments but without regard to the scheduled amounts due in respect of the bullet redemption notes, the scheduled redemption notes and the controlled amortization notes and the dates on which such amounts would otherwise have been due.

    This may cause certain series and classes of notes to be repaid more rapidly than expected and other series and classes of notes to be repaid more slowly than expected and there is a risk that such notes may not be repaid by their final maturity date.


COMPETITION IN THE UK MORTGAGE LOAN INDUSTRY COULD INCREASE THE RISK OF AN EARLY REDEMPTION OF YOUR NOTES

    The mortgage loan industry in the United Kingdom is highly competitive. Both traditional and new lenders use heavy advertising, targeted marketing, aggressive pricing competition and loyalty schemes in an effort to expand their presence in or to facilitate their entry into the market and compete for customers. For example, certain of the seller's competitors have implemented loyalty discounts for long-time customers to reduce the likelihood that these customers would refinance their mortgage loans with other lenders such as the seller.

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

     This competitive environment may affect the rate at which the seller originates new mortgage loans and may also affect the level of attrition of the seller's existing borrowers. If the rate at which new mortgage loans are originated declines significantly or if existing borrowers refinance their mortgage loans with lenders other than the seller then the risk of a trigger event occurring increases, which could result in an early redemption of your notes.


IF THE SELLER DOES NOT PURCHASE FIXED RATE MORTGAGE LOANS UNDER WHICH THE BORROWER EXERCISES HIS OR HER RE-FIX OPTION THEN FUNDING 2 MAY NEED TO ENTER INTO NEW HEDGING ARRANGEMENTS AND WE MAY NOT FIND A COUNTERPARTY AT THE RELEVANT TIME

    If the seller does not elect within 30 days of the end of the relevant fixed rate period to purchase the relevant mortgage loan from the mortgages trustee if it becomes a re-fixed mortgage loan, then this will necessitate the entry by Funding 2 into further hedging arrangements with an alternative basis rate swap counterparty satisfactory to the rating agencies. Entering into additional hedging arrangements may increase Funding 2's obligations on any monthly payment date which may adversely affect payments on your notes. In addition, we cannot provide assurance that an alternative basis rate swap counterparty will be available to Funding 2 at the relevant time.


IF THE MORTGAGES TRUSTEE GIC PROVIDER, THE FUNDING 2 GIC PROVIDER OR THE ISSUER GIC PROVIDER CEASES TO SATISFY CERTAIN CRITERIA, THEN THE MORTGAGES TRUSTEE GIC ACCOUNT, THE FUNDING 2 GIC ACCOUNT AND THE ISSUER GIC ACCOUNT MAY HAVE TO BE TRANSFERRED TO ANOTHER GIC PROVIDER UNDER TERMS THAT MAY NOT BE AS FAVOURABLE AS THOSE OFFERED BY THE CURRENT GIC PROVIDER

    The mortgages trustee GIC provider, the Funding 2 GIC provider and the issuer GIC provider are required to satisfy certain criteria (including certain criteria and/or permissions set or required by the FSA from time to time) in order to continue to receive deposits in the mortgages trustee GIC account, the Funding 2 GIC account and the issuer GIC account, respectively. If either the mortgages trustee GIC provider, the Funding 2 GIC provider or the issuer GIC provider ceases to satisfy these criteria, then the relevant account may need to be transferred to another entity which does satisfy these criteria. In these circumstances, the stand-by GIC provider (in relation to the mortgages trustee GIC account) or other bank, as applicable, may not offer a GIC on terms as favourable as those provided by the mortgages trustee GIC provider, the Funding 2 GIC provider or the issuer GIC provider.

    The criteria referred to above as of the date of this prospectus include a requirement that the short-term, unguaranteed and unsecured debt ratings ascribed to the mortgages trustee GIC provider, the Funding 2 GIC provider or the issuer GIC provider (as applicable) are at least "A-1+" (or in the circumstances described below, "A-1") by Standard & Poor's, "F1" by Fitch and "P-1" by Moody's, provided that where the relevant deposit amount is less than 20% of the aggregate principal amount outstanding of the notes issued by the issuer and the Funding issuers, then the short-term, unguaranteed and unsecured rating required to be ascribed by Standard & Poor's to the mortgages trustee GIC provider, the Funding 2 GIC provider or the issuer GIC provider (as applicable) shall be at least "A-1". These criteria are subject to change by the rating agencies.


RATINGS ASSIGNED TO THE NOTES MAY BE LOWERED OR WITHDRAWN AFTER YOU PURCHASE THE NOTES, WHICH MAY LOWER THE MARKET VALUE OF THE NOTES

    The ratings assigned to each class of notes address the likelihood of full and timely payment to you of all payments of interest on each note payment date under those classes of notes. The ratings also address the likelihood of ultimate repayment of principal on the final maturity date of each class of notes. The expected ratings of a series and class of notes offered by this prospectus will be set out in the prospectus supplement applicable to that series and class of notes. Any rating agency may lower, withdraw or qualify its rating if, in the sole judgment of the rating agency, the credit quality of the notes has declined or is in question. If any rating assigned to the notes is lowered, withdrawn or qualified, the market value of the notes may be reduced.


SUBORDINATION OF OTHER NOTE CLASSES MAY NOT PROTECT YOU FROM ALL RISK OF LOSS

    The class B notes, the class M notes, class C notes and class D notes of any series are subordinated in right of payment of interest to the class A notes of any series. The class M notes, the class C notes and the class D notes of any series are subordinated in right of payment of interest to the B notes of any series. The class C notes and the class D notes of any series are subordinated in right of payment of interest to the class M notes of any series. The class D notes of any series are subordinated in right of payment of interest to the class C notes of any series.

    The class B notes, the class M notes, the class C notes and the class D notes of any series are subordinated in right of payment of principal to the class A notes of any series. The class M notes, the class C notes and the class D notes of any series are subordinated in right of payment of principal to the class B notes of any series. The class C notes and the class D notes of each series are subordinated in right of payment of principal to the class M notes of each series. The class D notes of any series are subordinated in right of payment of principal to the class C notes of any series.

    You should be aware, however, that not all classes of notes are scheduled to receive payments of principal on each monthly payment date. The note payment dates for the payment of interest and principal in respect of each series and class of notes will be specified in the applicable prospectus supplement. Each series and class of notes may have note payment dates in respect of interest and/or principal that are different from other notes of the same class (but of different series) or of the same series (but of a different class or sub-class). Despite the principal priority of payments described above, subject to no pass-through trigger event having occurred and satisfaction of the repayment tests, lower ranking classes of notes may nevertheless be repaid principal before higher ranking classes of notes and a series and class of notes may be repaid principal before other series of notes of the same class. Payments of principal are expected to be made to each class of notes in amounts up to the amounts set forth under "CASHFLOWS -- DISTRIBUTION OF ISSUER AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE ISSUER SECURITY".

    There is no assurance that these subordination rules will protect the class A noteholders from all risks of loss, the class B noteholders from all risk of loss, the class M noteholders from all risk of loss, or the class C noteholders from all risk of loss. If the losses borne by the class D notes, the class C notes, the class M notes and the class B notes are in an aggregate amount equal to the aggregate outstanding principal balances of the class D notes, the class C notes, the class M notes and the class B notes, then losses on the mortgage loans will thereafter be borne by the class A notes at which point there will be an asset trigger event. If the losses borne by the class D notes, the class C notes and the class M notes are in an aggregate amount equal to the aggregate outstanding principal balances of the class D notes, the class C notes and the class M notes, then losses on the mortgage loans will thereafter be borne by the class B notes. Similarly, if the losses allocated to the class D notes and the class C notes are in an aggregate amount equal to the aggregate outstanding principal balance of the class D notes and the class C notes, then losses on the mortgage loans will thereafter be borne by the class M notes. Finally, if the losses borne by the class D notes are in an amount equal to the aggregate outstanding principal balance of the class D notes, then loss on the mortgage loans will thereafter be borne by the class C notes.

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

PAYMENTS OF CLASS B, CLASS M, CLASS C AND CLASS D NOTES MAY BE DELAYED OR REDUCED IN CERTAIN CIRCUMSTANCES

    If on any note payment date on which a repayment of principal is due on any series of class B, class M, class C or class D notes at a time when, if the repayment was made, the principal amount outstanding of the remaining subordinate classes of notes is not sufficient to provide the level of credit enhancement required to support the ratings on the more senior classes of notes then outstanding and we are unable to issue additional notes of such class B, class M class C or class D notes or obtain acceptable alternative forms of credit enhancement, such subordinated class of notes will not be entitled to receive payments of principal until all more senior classes of notes outstanding have their required level of subordination. See "CASHFLOWS -- DISTRIBUTION OF FUNDING 2 AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING 2 SECURITY -- RULES FOR APPLICATION OF FUNDING 2 AVAILABLE PRINCIPAL RECEIPTS".

    On any note payment date on which a payment of principal is due on any series of class B notes, the class M notes, the class C notes and the class D notes, our obligation to make such principal payments will be subject to the satisfaction of the issuer arrears test and the issuer reserve requirement to the extent that any class A notes of any series are outstanding on that date. See "CASHFLOWS -- DISTRIBUTION OF FUNDING 2 AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING 2 SECURITY -- RULES FOR APPLICATION OF FUNDING 2 AVAILABLE PRINCIPAL RECEIPTS".


THE REQUIRED SUBORDINATION FOR A CLASS OF NOTES MAY BE CHANGED

    We may change the required subordinated amount for any class of notes, or the method of calculating the required subordinated amount for such class, at any time without the consent of any noteholders if certain conditions are met, including confirmation from each rating agency that such change will not cause a reduction, qualification or withdrawal of its then-current rating of any outstanding notes that will be affected by such change.


IN CERTAIN CIRCUMSTANCES SOME OF THE CONDITIONS FOR ISSUANCE OF NOTES MAY BE WAIVED

    If we obtain confirmation from each rating agency that the issuance of a new series and class of notes will not cause a reduction, qualification or withdrawal of its then-current rating of any outstanding notes rated by that rating agency, then some of the conditions of issuance described under "ISSUANCE OF NOTES" may be waived.


PAYMENTS FROM A MONEY MARKET NOTE SUBSCRIBER MAY NOT BE SUFFICIENT TO REPAY MONEY MARKET NOTES

    Where we have entered into a money market note subscription agreement in respect of a series and class of money market notes, our ability to redeem such notes on their final maturity date will be dependent upon timely receipt of subscription proceeds from the relevant money market note subscriber (which will be used by us to redeem such notes) as it is unlikely that the principal receipts available to us on such final maturity date will be sufficient to redeem such notes in full on such date.

    The applicable prospectus supplement will, in addition to providing information regarding a series and class of money market notes, identify any money market note subscriber in respect of such money market notes and the terms of the applicable money market note subscription agreement.


ISSUANCE OF ADDITIONAL NOTES MAY AFFECT THE TIMING AND AMOUNTS OF PAYMENTS TO
YOU

    We expect to issue notes from time to time. New notes may be issued without notice to existing noteholders and without their consent, and may have different terms from outstanding notes. For a description of the conditions that must be meet before the issuer can issue new notes, see "ISSUANCE OF NOTES".

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

     The issuance of new notes could adversely affect the timing and amount of payments on outstanding notes. For example, if notes of the same class as your notes issued after your notes have a higher interest rate than your notes, this could result in a reduction in the available funds used to pay interest on your notes. Also, when new notes are issued, the voting rights of your notes will be diluted.


YOU MAY NOT BE ABLE TO SELL THE NOTES

    There currently is no secondary market for the notes. The underwriters expect, but are not obliged, to make a market in the notes. If no secondary market develops, you may not be able to sell the notes prior to maturity. We cannot offer any assurance that a secondary market will develop or, if one does develop, that it will continue to exist.


YOU MAY BE SUBJECT TO EXCHANGE RATE AND INTEREST RATE RISKS

    Repayments of principal and payments of interest on a series and class of notes may be made in a currency other than sterling but the global intercompany loan made by us to Funding 2 and repayments of principal and payments of interest by Funding 2 to us under the global intercompany loan will be in sterling. In addition, interest due and payable by Funding 2 to us on any loan tranche under the global intercompany loan agreement will be calculated pursuant to a margin over LIBOR for three-month sterling deposits or, for some loan tranches, such other sterling LIBOR rate as may be specified in the applicable loan tranche supplement (but will be payable in monthly installments) or, following the earlier to occur of the step-up date in relation to such loan tranche or a pass-through trigger event, LIBOR for one- month sterling deposits but interest due and payable on a series and class of notes may be calculated on a fixed, floating or other type of calculation basis (as set out in the applicable prospectus supplement).

    To hedge our currency exchange rate exposure and/or interest rate exposure in such cases, on the closing date for a series and class of notes we will, where applicable, enter into appropriate currency and/or interest rate swap transactions for such notes with an issuer swap provider as specified in the related prospectus supplement (see "THE SWAP AGREEMENTS -- THE ISSUER SWAPS").

    Each issuer swap provider is obliged only to make payments under an issuer swap as long as we make our timely payments under it. If such issuer swap provider is not obliged to make payments of, or if it defaults in its obligations to make payments of, amounts equal to the full amount scheduled to be paid to us on the dates for payment specified under the relevant issuer swap or such issuer swap is otherwise terminated, we will be exposed to changes in the exchange rates between sterling and the currency in which such notes are denominated and in the relevant interest rates. Unless a replacement swap transaction is entered into, we may have insufficient funds to make payments due on the applicable series and class of notes.

    In addition, some of the mortgage loans carry variable rates of interest, some of the mortgage loans pay interest at a fixed rate or rates of interest and some of the flexible mortgage loans pay interest at variable rates of interest no higher than the rate offered by a basket of UK mortgage lenders or pay interest at a rate which tracks the Bank of England base rate. However, these interest rates on the mortgage loans which will fund the interest payable under the global intercompany loan will not necessarily match the rates of interest payable by Funding 2 to us on any loan tranche under the global intercompany loan agreement (which will be calculated pursuant to a margin over three-month sterling LIBOR or, for some loan tranches, such other sterling LIBOR rate as may be specified in the applicable loan tranche supplement (or, following the earlier to occur of the step-up date in relation to such loan tranche or a pass-through trigger event, a margin over one-month sterling LIBOR) and will be payable in monthly installments).

    To hedge its exposure against the possible variance between the foregoing interest rates, Funding 2 entered into the Funding 2 basis rate swaps with the Funding 2 basis

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

rate swap provider on the Funding 2 program date (see "THE SWAP AGREEMENTS -- THE FUNDING 2 BASIS RATE SWAPS").

    If the Funding 2 basis rate swap provider fails to make payments under the Funding 2 basis rate swaps or such Funding 2 basis rate swaps otherwise terminate, Funding 2 will be exposed to the variance between the rates of interest payable on the mortgage loans and the rate(s) of interest payable on the global intercompany loan. Unless a replacement swap is entered into, Funding 2 may have insufficient funds to make payments due on the global intercompany loan which may affect the funds we will have available to make payments due on the notes of any class and any series.


SWAP TERMINATION PAYMENTS MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO MAKE PAYMENTS ON THE NOTES

    If any of the issuer swaps terminate, we may be obliged to pay a swap termination payment to the relevant issuer swap provider. If any of the Funding 2 basis rate swaps terminate, Funding 2 may be obliged to make a swap termination payment to the Funding 2 basis rate swap provider. The amount of the applicable swap termination payment will be based on the cost of entering into a replacement swap.

    Under the global intercompany loan agreement, Funding 2 will be required to pay to us an amount equal to that required by us to pay any swap termination payment due to be paid by us to the relevant issuer swap provider. Funding 2 will also be obliged to pay us any extra amounts (beyond that which is paid to us by the relevant issuer swap provider) which we may be required to pay to enter into a replacement swap.

    We cannot give you any assurance that Funding 2 will have the funds available to make any swap termination payment under any of the Funding 2 basis rate swaps or to make any payment to us or that we will have sufficient funds available to make any termination payment under any of the issuer swaps or to make subsequent payments to you in respect of the relevant series and class of notes. Nor can we give you any assurance that Funding 2 or we, as applicable, will be able to enter into a replacement swap, or if one is entered into, that the credit rating of the replacement swap provider (notwithstanding the terms of the transaction documents) will be sufficiently high to prevent a reduction, qualification or withdrawal of the then current ratings of the notes by the rating agencies.

    Except where termination of an issuer swap occurs as a result of a swap provider default with respect to the relevant issuer swap provider, our obligation to make any swap termination payment due by us will rank equally with payments due on the applicable series and class of notes. Any additional amounts required to be paid by us following termination of the relevant issuer swap (including any extra costs incurred (for example, from entering into other hedging transactions) if we cannot immediately enter into a replacement swap), will also rank equally with payments due on the notes.

    Except where termination of a Funding 2 basis rate swap occurs as a result of a swap provider default with respect to the Funding 2 basis rate swap provider, any swap termination payment due by Funding 2 will rank in priority to payments due on the loan tranches. Any additional amounts required to be paid by Funding 2 following termination of any of the Funding 2 basis rate swaps (including any extra costs incurred (for example, from entering into other hedging transactions) if Funding 2 cannot immediately enter into a replacement swap), will also rank in priority to payments due on the loan tranches.

    If Funding 2 is obliged to make a swap termination payment to the Funding 2 basis rate swap provider or to pay any other additional amount as a result of the termination of any of the Funding 2 basis rate swaps, this may affect the funds which Funding 2 has to make payments on the global intercompany loan and therefore may affect the funds which we have available to make payments on the notes of any class and any series. In addition, if we are obliged to make a swap termination payment to the relevant issuer swap provider or to pay any other additional amount as a result of the termination of the

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relevant issuer swap, this may affect the funds which we have available to make payments on the notes of any class and any series.


IF THE BANK OF ENGLAND BASE RATE FALLS BELOW A CERTAIN LEVEL, WE COULD SUFFER A REVENUE SHORTFALL WHICH COULD ADVERSELY AFFECT OUR PAYMENTS ON THE NOTES

    The seller guarantees that for variable rate mortgage loans that are eligible for interest to be charged at the seller's standard variable rate (including fixed rate mortgage loans which become variable after the fixed period), during the period in which the seller may impose an early repayment charge, the actual gross interest rate that the seller charges will be the lower of:

       (a)   the seller's standard variable rate; or

       (b) the Bank of England base rate plus a margin which is determined by Northern Rock.

    If the Bank of England base rate plus the appropriate margin (as described above) falls to a level below the seller's standard variable rate it is possible that there would be a reduction in income on the mortgage loans and that, as a result, either or both of Funding 2 and we would suffer a revenue shortfall.


IF BORROWERS BECOME ENTITLED TO THE LOYALTY DISCOUNT OFFERED BY THE SELLER, WE COULD SUFFER A REVENUE SHORTFALL WHICH COULD ADVERSELY AFFECT OUR PAYMENTS ON THE NOTES

    The seller currently offers a loyalty discount on each mortgage loan (other than a Together mortgage loan, a Together Connections mortgage loan and a CAT standard mortgage loan) which currently provides for a reduction of 0.25% per annum (although the seller may in the future allow for a discount of between 0.25% and 0.75% per annum) of the applicable interest rate on that mortgage loan once the borrower has held that mortgage loan for at least seven years, subject to certain conditions. If the loyalty discount becomes applicable to a significant number of borrowers it is possible that there would be a reduction in income on the mortgage loans and that, as a result, either or both of Funding 2 and we would suffer a revenue shortfall.


WE RELY ON THIRD PARTIES AND YOU MAY BE ADVERSELY AFFECTED IF THEY FAIL TO PERFORM THEIR OBLIGATIONS

    We are a party to contracts with a number of other third parties that have agreed to perform services in relation to the notes. For example, the issuer swap providers will agree to perform under their respective swap transactions, the corporate services provider has agreed to provide corporate services and the paying agents and the agent bank have agreed to provide payment and calculation services in connection with the notes. In the event that any relevant third party was to fail to perform its obligations under the respective agreements to which it is a party, you may be adversely affected.


EXCESS REVENUE RECEIPTS AVAILABLE TO FUNDING 2 MAY NOT BE SUFFICIENT TO REPLENISH PRINCIPAL THAT HAS BEEN USED TO PAY INTEREST DUE ON LOAN TRANCHES, WHICH MAY RESULT IN YOUR NOTES NOT BEING REPAID IN FULL

    If, on any loan payment date, revenue receipts available to Funding 2 are insufficient to enable it to pay interest on the loan tranches to us and its other expenses ranking in priority to interest due on loan tranches, then it may use principal receipts received from the mortgages trustee to make up that revenue shortfall.

    During the term of the transaction, however, it is expected that these principal deficiencies will be recouped from subsequent excess Funding 2 available revenue receipts. However, if subsequent excess Funding 2 available revenue receipts are insufficient to recoup those principal deficiencies, this will affect the funds which we have available to make payments on the notes of any class or series and as a consequence, you may receive later than anticipated, or you may not receive in full, repayment of the principal amount outstanding on your notes.

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     For more information on principal deficiencies, see "CREDIT STRUCTURE --
PRINCIPAL DEFICIENCY LEDGER".


THE SELLER SHARE AND THE FUNDING SHARE OF THE TRUST PROPERTY DO NOT PROVIDE CREDIT ENHANCEMENT FOR THE NOTES

    Subject to certain exceptions as described under "THE MORTGAGES TRUST -- ADJUSTMENTS TO TRUST PROPERTY" and "THE MORTGAGES TRUST -- LOSSES", any losses from mortgage loans included in the trust property will be allocated to Funding, Funding 2 and the seller on each distribution date in proportion to the then current Funding share percentage, the then current Funding 2 share percentage and the then current seller share percentage of the trust property.

    The seller share and the Funding share of the trust property do not provide credit enhancement for the Funding 2 share of the trust property. Losses on the mortgage loans in the trust property are generally allocated proportionately among the seller, Funding and Funding 2 depending on their respective percentage shares (or, in certain circumstances, their weighted average percentage shares) of the trust property.


WE WILL ONLY HAVE RECOURSE TO THE SELLER IF THERE IS A BREACH OF WARRANTY BY THE SELLER, AND OTHERWISE THE SELLER'S ASSETS WILL NOT BE AVAILABLE TO US AS A SOURCE OF FUNDS TO MAKE PAYMENTS ON THE NOTES

    After a Funding 2 intercompany loan enforcement notice is given (as described under "SECURITY FOR FUNDING 2'S OBLIGATIONS"), the Funding 2 security trustee may sell Funding 2's rights as a beneficiary under the mortgages trust. There is no assurance that a buyer would be found or that such a sale would realize enough money to repay amounts due and payable under the global intercompany loan agreement.

    We will not, and the mortgages trustee, Funding 2 and the Funding 2 security trustee will not, undertake any investigations, searches or other actions on any mortgage loan or its related security and we and each of them will rely instead on the warranties given in the mortgage sale agreement by the seller.

    If any of the warranties made by the seller is materially untrue on the date on which a mortgage loan (including any personal secured loan) is assigned to the mortgages trustee, then, in the first instance, the seller will be required to remedy the breach (if capable of remedy) within 28 days of the seller becoming aware of the same or of receipt by it of a notice from the mortgages trustee.

    If the seller fails to remedy the breach within 28 days or if the breach is not capable of remedy, then the seller will be required to repurchase from the mortgages trustee (i) the relevant mortgage loan and its related security and
(ii) any other mortgage loans (including any personal secured loans) of the relevant borrower and their related security that are included in the trust property, in each case at their current balance as of the date of completion of such repurchase together with all interest (whether due or accrued but not due) and arrears of interest payable thereon to the date of repurchase. There can be no assurance that the seller will have the financial resources to repurchase the mortgage loan or mortgage loans and their related security. However, if the seller does not repurchase those mortgage loans and their related security when required, then the seller share of the trust property will be deemed to be reduced by an amount equal to the current balance of those mortgage loans together with any arrears of interest and accrued and unpaid interest and expenses.

    Other than as described here, none of the mortgages trustee, Funding 2, you, or we will have any recourse to the assets of the seller in relation to a breach of warranty under the mortgage sale agreement.

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THERE CAN BE NO ASSURANCE THAT A BORROWER WILL REPAY PRINCIPAL AT THE END OF THE
TERM ON AN INTEREST-ONLY LOAN (WITH OR WITHOUT A CAPITAL REPAYMENT VEHICLE) OR A COMBINATION LOAN

    Each mortgage loan in the cut-off date mortgage portfolio was advanced on one of the following bases:

       o Repayment basis, with principal and interest repaid on a monthly basis through the mortgage term; or

       o     An interest-only basis with or without a capital repayment vehicle;
             or

       o A combination basis, that is, a combination of the repayment and interest-only arrangements where only part of the principal will be repaid by way of monthly payments.

    Neither the interest-only mortgage loans nor the interest-only portion of any combination mortgage loan includes scheduled amortization of principal. Instead the principal must be repaid by the borrower in a lump sum at maturity of the mortgage loan.

    For interest-only mortgage loans with a capital repayment vehicle or a combination loan with a capital repayment vehicle the borrower is recommended to put in place an investment plan or other repayment mechanism forecast to provide sufficient funds to repay the principal due at the end of the term.

    The ability of a borrower to repay the principal on an interest-only mortgage loan or the final payment of principal on a combination mortgage loan at maturity depends on that borrower's responsibility to ensure that sufficient funds are available from an investment plan or another source, such as ISAs, pension policies, personal equity plans or endowment policies, and also depends on the financial condition of the borrower, tax laws and general economic conditions at the relevant time. However, there can be no assurance that there will be sufficient funds from any investment plan to repay the principal or (in the case of a combination loan) the part of the principal that it is designed to cover.

    The seller does not (and in certain circumstances cannot) take security over investment plans. Consequently, in the case of a borrower in poor financial condition, the investment plan will be an asset available to meet the claims of other creditors. The seller also recommends that the borrower takes out term life assurance cover in relation to the mortgage loan, although the seller again does not take security over such policies.

    In the case of interest-only mortgage loans, there can be no assurance that the borrower will have the funds required to repay the principal at the end of the term. If a borrower cannot repay the mortgage loan and a loss occurs on the mortgage loan after enforcing the related security, then this may affect payments on the notes if that loss cannot be cured by the application of excess issuer available revenue receipts.


THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE MORTGAGE LOANS AND THEIR RELATED SECURITY WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE NOTES

    Each assignment by the seller to the mortgages trustee of the benefit of English mortgage loans and their related security has taken effect in equity only (and any assignment of the benefit of English mortgage loans and their related security in the future will take effect in equity only). Each sale and assignment by the seller to the mortgages trustee of Scottish mortgage loans and their related security was given effect by a declaration of trust by the seller by which the beneficial interests in such Scottish mortgage loans and their related security were transferred to the mortgages trustee (and any sale of Scottish mortgage loans and their related security in the future will be given effect by further declarations of trust). In each case this means that legal title to the mortgage loans and their related security assigned to the mortgages trustee remains with the seller, but the mortgages trustee has all the other rights and benefits relating to ownership of each mortgage loan and its related security (which rights and benefits are subject to the trust in favor of the beneficiaries). The mortgages trustee has the right to

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

demand the seller to give it legal title to the mortgage loans and the related security in the circumstances described under "ASSIGNMENT OF THE MORTGAGE LOANS AND RELATED SECURITY -- TRANSFER OF LEGAL TITLE TO THE MORTGAGES TRUSTEE" and until then the mortgages trustee will not apply to the Land Registry or the Land Charges Registry to seek to protect its equitable interest in the English mortgages, and cannot in any event apply to the Registers of Scotland to register or record its beneficial interest in the Scottish mortgages. For more information on the Scottish mortgage loans and their related security, see "THE MORTGAGE LOANS -- SCOTTISH MORTGAGE LOANS" and "MATERIAL LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE RELATED SECURITY -- SCOTTISH MORTGAGE LOANS". In addition, except in the limited circumstances set out in "ASSIGNMENT OF THE MORTGAGE LOANS AND RELATED SECURITY -- TRANSFER OF LEGAL TITLE TO THE MORTGAGES TRUSTEE", the seller will not give notice of the assignment of the mortgage loans and related security to any borrower.

    At any time during which the mortgages trustee does not hold the legal title to the mortgage loans and the related security or has not notified the borrowers of its interest in the mortgage loans and the related security, there are risks, as follows:

       o firstly, if the seller wrongly sold to another person a mortgage loan and that mortgage loan has already been assigned to the mortgages trustee, and that person acted in good faith and did not have notice of the interests of the mortgages trustee or the beneficiaries in the mortgage loan and that person notified the borrower of that sale to it of the mortgage loan and its related security or registered its interest in that mortgage, then that person might obtain good title to the mortgage loan, free from the interests of the mortgages trustee and the beneficiaries. If this occurred then the title of the mortgages trustee to the affected mortgage loan and its related security would be subordinated to the title of that person and the mortgages trustee would not be entitled to payments by a borrower in respect of such a mortgage loan. This may affect our ability to repay the notes;

       o secondly, the rights of the mortgages trustee and the beneficiaries may be subject to the rights of the borrowers against the seller, such as rights of set-off (see in particular "-- THERE ARE RISKS IN RELATION TO FLEXIBLE MORTGAGE LOANS AND PERSONAL SECURED LOANS WHICH MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO PAY THE NOTES") which occur in relation to transactions or deposits made between certain borrowers and the seller and the rights of borrowers to repay their mortgage loans directly to the seller. If these rights were to be exercised, the mortgages trustee may receive less money than anticipated from the mortgage loans, which may affect our ability to repay the notes; and

       o finally, the mortgages trustee would not be able to enforce any borrower's obligations under a mortgage loan or mortgage itself but would have to join the seller as a party to any legal proceedings.

    However, once notice has been given to a borrower of the transfer of the related mortgage loan and its related security to the mortgages trustee, any independent set-off rights which that borrower has against the seller will crystallize; further rights of independent set-off would cease to accrue from that date and no new rights of independent set-off could be asserted following that notice. Set-off rights arising under transaction set-off (which are set-off claims arising out of a transaction connected with the mortgage loan) will not be affected by that notice.

    Additionally, if a borrower exercises any set-off rights, then an amount equal to the amount set-off will firstly reduce the total amount of the seller share of the trust property only. For more information on the risks of transaction set-off, see "-- THERE ARE RISKS IN RELATION TO FLEXIBLE MORTGAGE LOANS AND PERSONAL SECURED LOANS WHICH MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO PAY THE NOTES".

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THERE ARE RISKS IN RELATION TO FLEXIBLE MORTGAGE LOANS AND PERSONAL SECURED
LOANS WHICH MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO PAY THE NOTES

    As described under "-- THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE MORTGAGE LOANS AND THEIR RELATED SECURITY WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE NOTES", the seller has made an equitable assignment of (or, in the case of the Scottish mortgage loans, a transfer of the beneficial interest in) the relevant mortgage loans and mortgages to the mortgages trustee, with legal title being retained by the seller. Therefore, the rights of the mortgages trustee may be subject to the direct rights of the borrowers against the seller, including rights of set-off existing prior to notification to the borrowers of the assignment of the mortgage loans and the mortgages. Such set-off rights (including analogous rights in Scotland) may arise if the seller fails to advance a cash re-draw to a borrower under a flexible mortgage loan or a further draw to a borrower under a personal secured loan when the borrower is entitled to such cash re-draw or further draw.

    If the seller fails to advance the cash re-draw or further draw in accordance with the relevant mortgage loan, then the relevant borrower may argue that he is entitled to set-off any damages claim (or to exercise the analogous rights in Scotland) arising from the seller's breach of contract against the seller's (and, as equitable assignee of or holder of the beneficial interest in the mortgage loans and the mortgages, the mortgages trustee's) claim for payment of principal and/or interest under the flexible mortgage loan or personal secured loan as and when it becomes due. In addition, a borrower under a personal secured loan may attempt to set-off any such damages claim (or to exercise the analogous rights in Scotland) against the seller's claim for payment of principal and/or interest under any other mortgage loan which the borrower has with the seller. Such set-off claims will constitute transaction set-off as described in the immediately preceding risk factor.

    The amount of the claim in respect of a cash re-draw or further draw will, in many cases, be the cost to the borrower of finding an alternative source of funds (although in the case of Scottish mortgage loans which are personal secured loans it is possible, though regarded as unlikely, that the borrower's rights of set-off could extend to the full amount of the relevant further draw). The borrower may obtain a mortgage loan elsewhere in which case the damages would be equal to any difference in the borrowing costs together with any consequential losses, namely the associated costs of obtaining alternative funds (for example, legal fees and survey fees). If the borrower is unable to obtain an alternative mortgage loan, he or she may have a claim in respect of other losses arising from the seller's breach of contract where there are special circumstances communicated by the borrower to the seller at the time the borrower entered into the mortgage or which otherwise were reasonably foreseeable.

    A borrower may also attempt to set-off against his or her mortgage payments an amount greater than the amount of his or her damages claim (or the exercise of analogous rights in Scotland). In that case, the administrator will be entitled to take enforcement proceedings against the borrower although the period of non-payment by the borrower is likely to continue until a judgment is obtained.

    The exercise of set-off rights by borrowers would reduce the incoming cash flow to the mortgages trustee during such exercise. However, the amounts set-off will be applied firstly to reduce the seller share of the trust property only.

    Further, there may be circumstances in which:

       o a borrower may seek to argue that certain re-draws are unenforceable by virtue of non-compliance with the CCA;

       o a borrower may seek to argue that personal secured loans may be unenforceable or unenforceable without a court order because of non-compliance with the CCA;

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

       o a borrower may seek to argue that a loan is unenforceable under FSMA or that there has been a breach of an FSA rule, and claim damages in respect thereof (see "-REGULATION OF MORTGAGE LENDING IN THE UNITED KINGDOM UNDER THE FSMA" below); or

       o certain re-draws or further draws may rank behind security created by a borrower after the date upon which the borrower entered into its mortgage with the seller.

    The minimum seller share has been sized in an amount expected to cover these risks, although there is no assurance that it will. If the minimum seller share is not sufficient in this respect then there is a risk that you may not receive all amounts due on the notes or that payments may not be made when due.


IF THE ADMINISTRATOR IS REMOVED, THERE IS NO GUARANTEE THAT A SUBSTITUTE ADMINISTRATOR WOULD BE FOUND, WHICH COULD DELAY COLLECTION OF PAYMENTS ON THE MORTGAGE LOANS AND ULTIMATELY COULD ADVERSELY AFFECT PAYMENTS ON THE NOTES

    The seller has been appointed by the mortgages trustee and the beneficiaries as administrator to service the mortgage loans. If the administrator breaches the terms of the administration agreement, then the mortgages trustee and/or the Funding beneficiaries and the Funding security trustees will be entitled to terminate the appointment of the administrator and the Funding security trustees will be entitled to appoint a substitute administrator.

    There can be no assurance that a substitute administrator would be found who would be willing and able to service the mortgage loans on the terms of the administration agreement. In addition, as described under the third risk factor immediately succeeding this risk factor, any substitute administrator will be required to be authorized under the FSMA in order to administer mortgage loans that constitute regulated mortgage contracts. The ability of a substitute administrator fully to perform the required services would depend, among other things, on the information, software and records available at the time of the appointment. Any delay or inability to appoint a substitute administrator may affect payments on the mortgage loans and hence our ability to make payments when due on the notes.

    You should note that the administrator has no obligation itself to advance payments that borrowers fail to make in a timely fashion.


THE MORTGAGES TRUSTEE MAY NOT RECEIVE THE BENEFIT OF CLAIMS MADE ON THE BUILDINGS INSURANCE WHICH COULD ADVERSELY AFFECT PAYMENTS ON THE NOTES

    The practice of the seller in relation to buildings insurance is described under "THE MORTGAGE LOANS -- BUILDINGS INSURANCE POLICIES". As described in that section, we cannot provide assurance that the mortgages trustee will always receive the benefit of any claims made under any applicable insurance contracts or that the amount received in the case of a successful claim will be sufficient to reinstate the affected property. This could reduce the share of the principal receipts received by Funding 2 according to the Funding 2 share and could adversely affect our ability to make payments on the notes. You should note that buildings insurance is normally renewed annually.


THE MORTGAGES TRUSTEE IS NOT REQUIRED TO MAINTAIN MORTGAGE INDEMNITY INSURANCE WITH THE CURRENT INSURER, AND THE SELLER IS NOT REQUIRED TO MAINTAIN THE CURRENT LEVEL OF MORTGAGE INDEMNITY INSURANCE COVERAGE FOR NEW MORTGAGE LOANS THAT IT ORIGINATES IN THE FUTURE, WHICH MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO PAY THE NOTES

    The mortgages trustee is not required to maintain a mortgage indemnity policy with the current insurer. The mortgages trustee has the discretion to contract for mortgage indemnity guarantee protection from any insurer then providing mortgage indemnity insurance policies or not to contract for such protection at all, subject to prior agreement

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

with the rating agencies and their confirmation that this will not cause a reduction, qualification or withdrawal of the then current ratings of the notes.

    In addition, the seller is not required to maintain the same level of coverage under mortgage indemnity insurance policies for mortgage loans that it may originate in the future and assign to the mortgages trustee. See "THE MORTGAGE LOANS -- BUILDINGS INSURANCE POLICIES -- MIG POLICIES".


REGULATORY CHANGES BY THE OFFICE OF FAIR TRADING, THE FSA AND ANY OTHER REGULATORY AUTHORITIES MAY HAVE AN IMPACT ON THE SELLER, THE MORTGAGES TRUSTEE, FUNDING 2, THE ISSUER, THE MORTGAGE LOANS AND/OR PERSONAL SECURED LOANS AND MAY ADVERSELY AFFECT OUR ABILITY TO MAKE PAYMENTS WHEN DUE ON THE NOTES

    In the United Kingdom, the Office of Fair Trading ("OFT") is responsible for the issue of licenses under and the enforcement of the CCA, related consumer credit regulations and other consumer protection legislation. The OFT may review businesses and operations, provide guidelines to follow and take actions when necessary with regard to the mortgage market in the United Kingdom (except to the extent of the regulation of the market by the FSA under FSMA -- see below). The licensing regime under the CCA is different from, and additional to, the regime for authorisation under the FSMA.


REGULATION OF MORTGAGE LENDING IN THE UNITED KINGDOM UNDER THE FSMA

    Mortgage lending in the United Kingdom became a regulated activity under the FSMA on October 31, 2004 ("N(M)").

    Certain provisions of the FSMA apply to a "REGULATED MORTGAGE CONTRACT". A mortgage loan contract will be a regulated mortgage contract under the FSMA if it is originated after N(m) or originated prior to N(m) but varied after N(m) such that a new contract is entered into and if, at the time it is entered into:
(a) the borrower is an individual or trustee, (b) the contract provides for the obligation of the borrower to repay to be secured by a first legal mortgage (or the Scottish equivalent) on land (other than timeshare accommodation) in the UK, and (c) at least 40% of that land is used, or is intended to be used, as or in connection with a dwelling by the borrower or (in the case of credit provided to trustees) by an individual who is a beneficiary of the trust, or by a related person. Therefore, the FSMA does not apply to a mortgage contract that is secured by a second or subsequent legal charge (or the Scottish equivalent) or is provided to a corporate body. The CCA may continue to apply to mortgage loans post N(m) where the mortgage loan does not satisfy the definition of a regulated mortgage contract but does fall within the criteria for regulation under the CCA as described below in this risk factor.

    On and from N(m), subject to any exemption, persons carrying on any specified regulated mortgage-related activities by way of business must be authorized by the FSA under the FSMA. The specified activities currently are (a) entering into a regulated mortgage contract as lender, (b) administering a regulated mortgage contract (administering in this context means notifying borrowers of changes in mortgage payments and/or collecting payments due under the mortgage loan), (c) advising on regulated mortgage contracts, and (d) arranging regulated mortgage contracts. Agreeing to carry on any of these activities is also a regulated activity. If requirements as to, inter alia, authorization of lenders and brokers are not complied with, a regulated mortgage contract will be unenforceable against the borrower except with the approval of a court and the unauthorized person may commit a criminal offense. The regime under the FSMA regulating financial promotions covers the content and manner of promotion of agreements relating to qualifying credit, and by whom such promotions can be issued or approved. In this respect, the FSMA regime not only covers financial promotions of regulated mortgage contracts but also promotions of certain other types of secured credit agreements under which the lender is a person who carries on the regulated activity of entering into a regulated mortgage contract. Failure to comply with this regime is a criminal offense and

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

will render the regulated mortgage contract or other secured credit agreement in question unenforceable against the borrower except with the approval of a court.

    An unauthorized person who carries on a regulated mortgage-related activity of administering or advising in respect of a regulated mortgage contract that has been validly entered into may commit an offense, although this will not render the contract unenforceable against the borrower. The mortgages trustee does not need to be an authorised person under the FSMA in order to acquire legal or beneficial title to a regulated mortgage contract. The mortgages trustee will not carry on the regulated activity of administering in relation to regulated mortgage contracts, where such contracts are administered pursuant to an administration agreement by an entity having the required FSA authorization and permission. If such administration agreement terminates, however, the mortgages trustee will have a period of not more than one month in which to arrange for mortgage administration to be carried out by a replacement administrator having the required FSA authorization and permission. In addition, on and from N(m) no variations may be made to the mortgage loans and no re-draws, further draws or further advances may be made under the mortgage loans, where this would result in the mortgages trustee arranging, advising on, administering or entering into a regulated mortgage contract or agreeing to carry on any of these activities, if the mortgages trustee would be required to be authorized under the FSMA to do so.

    Prior to N(m), there was only self-regulation of mortgage business in the UK under the Mortgage Code (the "CML CODE") issued by the Council of Mortgage Lenders (the "CML"). The seller subscribed to the CML Code. Membership of the CML and compliance with the CML Code were voluntary. The CML Code set out a minimum standard of good mortgage business practice, from marketing to lending procedures and dealing with borrowers experiencing financial difficulties. Since April 30, 1998, lender-subscribers to the CML Code were not permitted to accept mortgage business introduced by intermediaries who were not registered with (before November 1, 2000 until 31 October 2004) the Mortgage Code Register of Intermediaries or (on and after November 1, 2000) the Mortgage Code Compliance Board. The CML Code ceased to have effect on N(m), although, transitional provisions exist by which certain complaints relating to breach of the CML Code occurring before N(M) may be dealt with by the Financial Ombudsman Service established under the FSMA (see below). Since N(m), as an authorized person the seller is subject to the FSA requirements in its Mortgages: Conduct of Business Source Book ("MCOB"). MCoB sets out various requirements that a regulated mortgage lender must comply with when carrying on regulated mortgage- related activities. In particular, MCoB sets out requirements as to pre- application disclosures at offer stage, disclosures at the start of a regulated mortgage contract and responsible lending. A failure to comply with MCoB by a regulated mortgage lender, would not render the regulated mortgage contract unenforceable or void as against the borrower or constitute an offense by the regulated mortgage lender. A borrower who is a private person may have a right of action against the regulated mortgage lender where the borrower has suffered a loss as a result of the contravention.

    In September 2002, the European Commission published a proposal for a directive of the European Parliament and of the Council on the harmonization of the laws, regulations and administrative provisions of the member states concerning credit for consumers and surety agreements entered into by consumers.

    However, in October 2004 the European Commission adopted a modified proposal to incorporate many of the amendments called for by the European Parliament when it held its first vote on the directive in April 2004. In its current form, the proposal requires specified requirements to be met and restrictions observed in respect of loans secured on land for a sum not more than [e]100,000, including new credit agreements for further drawings under certain flexible mortgages and further advances. The proposal provides that the directive will not apply retrospectively; however, it is unclear whether this will extend to new drawings and further advances made in respect of existing agreements.

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

     The European Commission is expected to publish a further amended proposal shortly. If a finalised text is agreed, member states will have two years in which to bring into force national implementing legislation regulations and administrative provisions. The UK Department of Trade and Industry (the "DTI") is currently in consultation with consumer and industry organizations in relation to the modified proposal.


DISTANCE MARKETING OF FINANCIAL SERVICES

    With effect from 31 October 2004, the Distance Marketing of Financial Services Directive has been implemented in the United Kingdom by way of the Financial Services (Distance Marketing) Regulations 2004 (the "DM REGULATIONS") and amendments to MCoB. The DM Regulations apply to, inter alia, credit agreements entered into on or after 31st October, 2004 by means of distance communication (i.e. without any substantive simultaneous physical presence of the originator and the borrower).

    The DM Regulations and MCoB require suppliers of financial services by way of distance communication to provide certain information to consumers. This information generally has to be provided before the consumer is bound by a distance contract for supply of the financial services in question and includes, but is not limited to, general information in respect of the supplier and the financial service, contractual terms and conditions and whether or not there is a right of cancellation.

    A regulated mortgage contract under the FSMA, if originated by a UK lender from an establishment in the UK, will not be cancellable under the DM Regulations, unless the borrower does not receive the prescribed information at the prescribed time. Where the credit agreement is cancellable under the DM Regulations, the borrower may send notice of cancellation at any time before the end of the fourteenth day after the day on which the cancellable agreement is made, where all the prescribed information has been received, or, if later, the borrower receives the last of the prescribed information.

    If the borrower cancels the credit agreement under the DM Regulations, then:

       (a) the borrower is liable to repay the principal and any other sums paid by the originator to the borrower under or in relation to the cancelled agreement, within 30 days beginning with the day of the borrower sending notice of cancellation or, if later, the originator receiving notice of cancellation;

       (b) the borrower is liable to pay interest, or any early repayment charge or other charge for credit under the cancelled agreement, only if the borrower received certain prescribed information at the prescribed time and if other conditions are met; and

       (c) any security provided in relation to the contract is to be treated as never having had effect.


REGULATION OF CONSUMER CREDIT LENDING IN THE UNITED KINGDOM

    Currently, a credit agreement is regulated by the CCA where: (a) the borrower is or includes an individual, (b) the amount of "credit" as defined in the CCA does not exceed the financial limit, which is [GBP]25,000 for credit agreements made on or after May 1, 1998, or lower amounts for credit agreements made before that date, and (c) the credit agreement is not an exempt agreement as specified in or under section 16 of the CCA (for example, certain types of credit to finance the purchase of, or alterations to, homes or business premises or a regulated mortgage contract under the FSMA (see above)). Some of the personal secured loans in the mortgage portfolio might be wholly or partly regulated or treated as such by the CCA. The loan agreement that evidences any such personal secured loan has to comply with requirements under the CCA as to content, layout and execution. If the contract does not comply, then to the extent that it is regulated or to be treated as such:

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

       (a) the contract relating to the personal secured loan is unenforceable if the form of agreement to be signed by the borrower is not signed by the borrower or omits or mis-states a "prescribed term"; or

       (b) in other cases, the contract relating to the personal secured loan is unenforceable without a court order and, in exercising its discretion whether to make the order, the court will take into account any prejudice suffered by the borrower and any culpability by the lender.

    If a court order is necessary to enforce some or part of a personal secured loan agreement in the mortgage portfolio to the extent that it is regulated or to be treated as such, then in dealing with such an application, the court has the power, if it appears just to do so, to amend the personal secured loan agreement or to impose conditions upon its performance or to make a time order (for example, giving extra time for arrears to be cleared). The CCA contains anti-avoidance provisions. The seller does not believe that these provisions would apply to the mortgage loans, and has represented that no mortgage loan agreement (apart from a personal secured loan documented as a regulated agreement subject to the CCA) is wholly or partly regulated by the CCA or to be treated as such.

    In November 2002, the DTI announced its intention that a credit agreement will be regulated by the CCA where, for credit agreements made after this change is implemented: (a) the borrower is or includes an individual, save for partnerships of four or more partners, (b) irrespective of the amount of credit (although in July 2003, the DTI announced its intention that the financial limit will remain for certain business-to-business lending), and (c) the credit agreement is not an exempt agreement. If this change is implemented, then any new loan or further advance made after this time, other than under a regulated mortgage contract under the FSMA or an exempt agreement under the CCA, will be regulated by the CCA. Such agreement relating to the loan or further advance will have to comply with requirements as to the form and content of the credit agreement and, in certain cases, new requirements for pre-contract disclosure of key information. If it does not comply, the agreement will be unenforceable against the borrower. A white paper on consumer credit was published by the DTI in December 2003. The white paper was accompanied by a consultation on draft regulations.

    Following the consultation process, a number of finalized regulations have been laid before Parliament since June 2004. Those include amongst others, regulations governing consumer credit advertising; the form and content of regulated consumer credit agreements; requirements for pre-contract disclosure; and the rebate of interest charges to which a borrower will be entitled on early settlement of regulated consumer credit agreements. The new regulations relating to advertising came into effect on October 31, 2004. The regulations relating to form and content of regulated consumer credit agreements came into effect on May 31, 2005. For agreements that have been presented, sent or made available to the borrower but have not been executed before May 31, 2005 the new regulations will apply from August 31, 2005. Regulations on pre-contract disclosure took effect on May 31, 2005. The regulations on early settlement introduce revised formulae for calculating the minimum rebate of interest to which the borrower is entitled on an early settlement of a loan made under a regulated consumer credit agreement, which are anticipated to be more favourable to the borrower than the existing formulae. The new formulae came into force on May 31, 2005 for all regulated consumer credit agreements entered into on or after that date. For all regulated consumer credit agreements existing on May 31, 2005, the new formulae will apply from May 31, 2007 for all such agreements which were originally for a term of 10 years or less, and from May 31, 2010 for all such agreements which were originally for a term of more than 10 years.

    The Consumer Credit Bill was introduced into Parliament on 16 December 2004. The bill, if enacted, would amend the CCA and the main provisions covered by the bill include: (a) removing the financial limit for consumer lending, whilst retaining the limit of [GBP]25,000 for lending for business purposes to individuals, unincorporated bodies and partnerships of

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

up to 3 partners; (b) strengthening the licensing regime; (c) reforming the law on extortionate credit as it applies to both new and existing regulated consumer credit agreements; and (d) introducing alternative dispute resolution procedures outside the courts for consumer credit agreements. The Consumer Credit Bill lapsed with the dissolution of Parliament on April 11, 2005 but was re-introduced in Parliament on May 18, 2005. At present there is no indication as to when the Consumer Credit Bill is likely to be enacted, or if it will be enacted in its current form.

    So as to avoid dual regulation on and from N(m), all mortgage loans regulated by the FSA are not covered by the CCA. This carve-out only affects mortgage loans entered into on or after N(m) (or entered into before N(m) but varied on or after that date such that a new contract is formed). In respect of mortgage loans entered into prior to N(m) (which have not been so varied) the CCA will continue to be the relevant legislation. A mortgage contract that would (except for the carve-out) be regulated under the CCA or treated as such will, however, only be enforceable on an order of the court pursuant to section 126 of the CCA, notwithstanding regulation under the FSMA.

    No assurance can be given that additional regulations will not arise with regard to the mortgage market in the United Kingdom generally, the seller's particular sector in that market or specifically in relation to the seller. Any such action or developments, in particular, but not limited to, the cost of compliance, may have a material adverse effect on the seller, the mortgages trustee and/or the administrator and their respective businesses and operations. This may adversely affect our ability to make payments in full when due on the notes.


REGULATIONS IN THE UNITED KINGDOM COULD LEAD TO SOME TERMS OF THE AGREEMENTS RELATING TO THE MORTGAGE LOANS AND PERSONAL SECURED LOANS BEING UNENFORCEABLE, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE NOTES

    In the United Kingdom, the Unfair Terms in Consumer Contracts Regulations 1994 applied to all of the mortgage loans that were entered into between July 1, 1995 and September 30, 1999. These regulations were revoked and replaced by the Unfair Terms in Consumer Contracts Regulations 1999 ("UTCCR") on October 1, 1999, which apply to all the mortgage loans as of that date. The UTCCR generally provide that:

       o a borrower may challenge a term in an agreement on the basis that it is an "unfair" term within the regulations and therefore not binding on the borrower; and

       o the OFT and any "qualifying body" (as defined in the regulations, such as the FSA) may seek to prevent a business from relying on unfair terms.

    This will not generally affect "core terms" which set out the main subject matter of the contract, such as the borrower's obligation to repay principal. However, it may affect terms that are not considered to be core terms, such as the right of the lender to vary the interest rate. For example, if a term permitting a lender to vary the interest rate is found to be unfair, the borrower will not be liable to pay interest at the increased rate or, to the extent that she or he has paid it, will be able, as against the lender or the mortgages trustee, to claim repayment of the extra interest amounts paid or to set-off the amount of such claim against the amount owing by the borrower under the mortgage loan. Any such non-recovery, claim or set-off ultimately may adversely affect our ability to make payments on the notes such that the payments on your notes could be reduced or delayed.

    On February 24, 2000, the OFT issued a guidance note on what the OFT considered to be fair and unfair terms for interest variation in mortgage loan contracts. Where the interest variation term does not provide for precise and immediate tracking of an external rate outside the lender's control, and if the borrower is locked in, for example by an early repayment charge that is considered to be a penalty, the term is likely to be regarded as unfair under the UTCCR unless the lender (i) notifies the borrower in writing at least 30 days before the rate change and (ii) permits the borrower to repay the whole loan during

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

the next three months after the rate change, without paying the early repayment charge. The seller has reviewed the guidance note and has concluded that its compliance with it will have no material adverse effect on the mortgage loans or its business. The guidance note has been withdrawn from the OFT website. The guidance note is currently under review by the OFT and the FSA, but there is no indication as to when this review is likely to be concluded or what changes, if any, may arise from it.

    The FSA has agreed with the OFT to take responsibility for the enforcement of the UTCCR insofar as they apply to regulated mortgage contracts. In May 2005, the FSA issued a statement of good practice on fairness of terms in consumer contracts, with specific reference to the fairness in variation clauses. The statement is addressed to firms authorized and regulated by the FSA in relation to products and services within the FSA's regulatory scope. Although that statement is not, of itself, enforceable against the firm, the FSA will have regard to it in exercising its powers under the UTCCR. The statement provides, amongst other things, the FSA's views on the factors to be considered when assessing the fairness of variation clauses, particularly where such variation clauses are applied to contracts with locked-in borrowers. These factors include whether there is some connection between interest rates which apply to locked-in borrowers and those which apply to non-locked in borrowers and whether the borrower must be given advance notice of the change. Additionally, the FSA states that firms may consider drafting contracts so as to permit variations to be made only when any lock-in clause has not been exercised.

    In August 2002 the Law Commission for England and Wales and the Scottish Law Commission published a Joint Consultation Paper proposing changes to the UTCCR, including harmonizing provisions of the UTCCR and the Unfair Contract Terms Act 1977, applying the UTCCR to business-to-business contracts and revising the UTCCR to make it "clearer and more accessible". The closing date for comments on this consultation was November 8, 2002 and a final report (together with a draft
Bill) was published February 24, 2005. No assurances can be given that changes to the UTCCR, if implemented, will not have an adverse effect on the seller, the mortgages trustee and/or the administrator.

    Under the FSMA, the Financial Ombudsman Service (the "OMBUDSMAN") is required to make decisions on (among other things) complaints relating to the terms in agreements on the basis of what, in the Ombudsman's opinion, would be fair and reasonable in all circumstances of the case, taking into account (among other things) law and guidance. Complaints brought before the Ombudsman for consideration must be decided on a case-by-case basis, with reference to the particular facts of any individual case. Each case would first be adjudicated by an adjudicator. Either party to the case may appeal against the adjudication. In the event of an appeal, the case proceeds to a final decision by the Ombudsman. The Ombudsman may make a money award to a borrower, which may adversely affect the value at which mortgage loans could be realized and accordingly our ability to make payments in full when due on the notes.


THE MORTGAGES TRUSTEE'S ENTITLEMENT TO BE INDEMNIFIED FOR LIABILITIES UNDERTAKEN DURING THE ENFORCEMENT PROCESS MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO FUNDING 2 TO PAY AMOUNTS DUE UNDER THE GLOBAL INTERCOMPANY LOAN, WHICH MAY IN TURN ADVERSELY AFFECT THE FUNDS AVAILABLE TO PAY THE NOTES

    In order to enforce a power of sale in respect of a mortgaged property, the relevant mortgagee (which may be Northern Rock or the mortgages trustee) must first obtain possession of the mortgaged property unless the property is vacant. Possession is usually obtained by way of a court order although this can be a lengthy process and the mortgagee must assume certain risks. The mortgages trustee is entitled to be indemnified to its satisfaction against personal liabilities which it could incur if it were to become a mortgagee in possession before it is obliged to seek possession, provided that it is always understood that the Funding 2 security trustee is never obliged to enter into possession of the mortgaged property.

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

THE EUROPEAN UNION DIRECTIVE ON THE TAXATION OF SAVINGS INCOME

    The European Union has adopted a Directive regarding the taxation of savings income. Subject to a number of important conditions being met, it is proposed that member states will be required from July 1, 2005, to provide to the tax authorities of other member states details of payments of interest and other similar income paid by a person to an individual in another member state, except that Austria, Belgium and Luxembourg will instead impose a withholding system for a transitional period unless during such period they elect otherwise.


WITHHOLDING TAX PAYABLE BY FUNDING 2 OR US MAY ADVERSELY AFFECT OUR ABILITY TO MAKE PAYMENTS ON THE NOTES

    In the event any withholding or deduction for or on account of taxes is imposed on or is otherwise applicable to payments of interest on or repayments of principal of the notes or the loan tranches, Funding 2 is not obliged to gross-up or otherwise compensate us for the lesser amount we will receive and we are not obliged to gross-up or otherwise compensate you for the lesser amounts you will receive, in each case, as a result of such withholding or deduction.


IF THE UNITED KINGDOM JOINS THE EUROPEAN MONETARY UNION PRIOR TO THE MATURITY OF THE NOTES, WE CANNOT ASSURE YOU THAT THIS WOULD NOT ADVERSELY AFFECT PAYMENTS ON YOUR NOTES

    It is possible that prior to the maturity of the notes the United Kingdom may become a participating member state in the European economic and monetary union and the euro may become the lawful currency of the United Kingdom. In that event, (a) all amounts payable in respect of any notes denominated in sterling will become payable in euro; (b) applicable provisions of law may allow or require us to re-denominate such notes into euro and take additional measures in respect of such notes; and (c) the introduction of the euro as the lawful currency of the United Kingdom may result in the disappearance of published or displayed rates for deposits in sterling used to determine the rates of interest on such notes or changes in the way those rates are calculated, quoted and published or displayed. The introduction of the euro could also be accompanied by a volatile interest rate environment which could adversely affect a borrower's ability to repay its loan as well as adversely affect investors. It cannot be said with certainty what effect, if any, adoption of the euro by the United Kingdom will have on investors in the notes.


YOUR INTERESTS MAY BE ADVERSELY AFFECTED BY A CHANGE OF LAW

    The structure of the issue of the notes and the ratings which are to be assigned to them are based on English law, Scottish law, Jersey law and New York law and administrative practice in effect as at the date of this prospectus. No assurance can be given as to the impact of any possible change to English law, Scottish law, Jersey law or New York law or administrative practice after the date of this prospectus, nor can any assurance be given as to whether any such change could adversely affect our ability to make payments in respect of the notes.


THE IMPLEMENTATION OF CHANGES TO THE BASEL CAPITAL ACCORD AND THE EU REGULATORY CAPITAL FRAMEWORK MAY RESULT IN CHANGES TO THE RISK-WEIGHTING OF YOUR NOTES

    In June 1999, the Basel Committee on Banking Supervision (the "BASEL COMMITTEE") issued proposals for reform of the 1988 Capital Accord and proposed a new capital adequacy framework which would place enhanced emphasis on risk-sensitivity and market discipline. Following an extensive consultation period, the Basel Committee published the "International Convergence of Capital Measurement and Capital Standards: A Revised Framework" (the "NEW BASEL CAPITAL ACCORD") on June 26, 2004, with an intended implementation date of year-end 2006. On July 14, 2004, the European Commission published its consultation paper on the EU's implementation of the New Basel Capital Accord (known as the "CAPITAL REQUIREMENTS DIRECTIVE"). The various approaches under

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

the framework set out in the Capital Requirements Directive will be implemented in the EU in stages, some from year-end 2006, and the most advanced at year-end 2007. The implementation of the New Basel Capital Accord or the Capital Requirements Directive, as applicable, could affect the risk-weighting of the notes in respect of investors which are subject to regulatory capital requirements. Consequently, you should consult your own advisers as to the consequences to and effect on you of the implementation of the New Basel Capital Accord or the Capital Requirements Directive, as applicable. We cannot predict the precise effects of potential changes which might result from the implementation by national regulators of the New Basel Capital Accord or the Capital Requirements Directive.


YOU WILL NOT RECEIVE PHYSICAL NOTES, WHICH MAY CAUSE DELAYS IN DISTRIBUTIONS AND HAMPER YOUR ABILITY TO PLEDGE OR RESELL THE NOTES

    Unless the global note certificates are exchanged for individual note certificates, which will only occur under a limited set of circumstances, your beneficial ownership of the notes will only be registered in book-entry form with DTC, Euroclear or Clearstream, Luxembourg. The lack of physical notes could, among other things:

       o result in payment delays on the notes because we will be sending distributions on the notes to DTC instead of directly to you;

       o make it difficult for you to pledge or otherwise grant security over the notes if physical notes are required by the party demanding the pledge or other security; and

       o hinder your ability to resell the notes because some investors may be unwilling or unable to buy notes that are not in physical form.


IF YOU HAVE A CLAIM AGAINST US IT MAY BE NECESSARY FOR YOU TO BRING SUIT AGAINST US IN ENGLAND TO ENFORCE YOUR RIGHTS

    We have agreed to submit to the non-exclusive jurisdiction of the courts of England, and it may be necessary for you to bring a suit in England to enforce your rights against us.


PROVISIONS OF THE INSOLVENCY ACT 2000 COULD DELAY ENFORCEMENT OF YOUR RIGHTS IN THE EVENT OF OUR INSOLVENCY OR AN INSOLVENCY OF FUNDING 2

    The Insolvency Act 2000 amended the Insolvency Act 1986 to provide that certain "small" companies (which are defined by reference to certain tests relating to a company's balance sheet, turnover and number of employees) will be able to seek protection from their creditors for a period of up to 28 days with the option for creditors to extend the moratorium for a further two months. The position as to whether or not a company is a "small" company may change from period to period and consequently no assurance can be given that we or Funding 2 will, at any given time, be determined to be a "small" company. The Secretary of State for Trade and Industry may by regulation modify the eligibility requirements for "small" companies and can make different provisions for different cases. No assurance can be given that any such modification or different provisions will not be detrimental to the interests of noteholders.

    However, the Insolvency Act 1986 (Amendment) (No.3) Regulations 2002 (Statutory Instrument 2002 No. 1990) provides for an exception to the "small" companies moratorium provisions if the company is party to an arrangement which is or forms part of a capital market arrangement under which (i) a party has incurred, or when the arrangement was entered into was expected to incur, a debt of at least [GBP]10 million under the arrangement and (ii) the arrangement involves the issue of a capital market investment. We believe that we will fall within this exception and that the moratorium provisions will not apply to us. However, we take the view that the exception will not cover Funding 2 and there is therefore a risk that it may be the subject of a "small" companies moratorium under the Insolvency Act 2000. It should be borne in mind that the moratorium merely delays the

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

enforcement of security whilst the moratorium is in effect (a maximum of three months), it does not void or in any way negate the security itself.


RISKS RELATING TO THE INTRODUCTION OF INTERNATIONAL FINANCIAL REPORTING
STANDARDS

    Our UK corporation tax position depends to a significant extent on the accounting treatment applicable to us. From January 1, 2005, our accounts are required to comply with International Financial Reporting Standards ("IFRS") or with new UK Financial Reporting Standards reflecting IFRS ("NEW UK GAAP"). Funding 2 may also choose to comply with IFRS. There is a concern that companies such as ourselves, might, under either IFRS or new UK GAAP, suffer timing differences that could result in profits or losses for accounting purposes, and accordingly for tax purposes, which bear little or no relationship to the company's cash position. However, draft legislation has been published to be included in the Finance Act 2005 which, if enacted, would allow "securitization companies" to prepare tax computations for accounting periods ending not later than March 31, 2006 on the basis of UK GAAP as applicable up to December 31, 2004, notwithstanding any requirement to prepare statutory accounts under IFRS or new UK GAAP. We (but, currently, not Funding 2) are likely to be a "securitization company" for these purposes on the basis of the current draft legislation.

    The draft legislation remains subject to change and withdrawal until enacted and as currently drafted does not apply to accounting periods ending after March 31, 2006. The stated policy of the Inland Revenue is that the tax neutrality of securitization special purpose companies in general should not be disrupted as a result of the transition to IFRS and that they are working with participants in the securitization industry to identify appropriate means of preventing any such disruption. However, if the draft legislation is changed (or continues, notwithstanding the stated policy of the Inland Revenue, not to apply to Funding
2) or if further extensions or measures are not introduced by the Inland Revenue to deal with accounting periods ending after March 31, 2006, then we may be required to recognize profits or losses as a result of the application of IFRS or new UK GAAP which could have tax effects not contemplated in the cashflows for the transaction and as such adversely affect us and therefore noteholders.

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

                                  DEFINED TERMS

    We have provided an index of defined terms at the end of this prospectus under "GLOSSARY". Terms used in this prospectus have the meaning set out in the glossary unless they are defined where they first appear in this prospectus. For purposes of this prospectus, the term "BORROWER" has the meaning set out in the glossary, but generally means a person or persons who have borrowed money under a mortgage loan.

    References to "THE ISSUER", "WE" or "US" refer to Granite Master Issuer plc. References to "THE NOTES" refer to any of the notes, including the "US NOTES", that we are issuing under this prospectus and the related prospectus supplements.

    References to a "SERIES" of notes refer to all classes of notes issued on a given day and any class of notes issued on any other day which:

       (a)   is expressed to be consolidated; and

       (b) is identical in all respects (including as to listing) except for closing date, interest commencement date and issue price,

    with any of the classes of notes issued on such given day.

    References to a "SERIES AND CLASS" of notes refer to a particular class of notes of a given series.

    A class of notes of a given series may comprise one or more sub-classes. If a class of note of a given series does comprise more than one sub-class, references to "SERIES AND CLASS" will refer to a particular sub-class within such class.

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

                                   THE ISSUER

INTRODUCTION

    The issuer was incorporated in England and Wales as a public company limited by shares under the Companies Act 1985 on 5 October, 2004 with registered number 5250668. The registered office of the issuer is at Fifth Floor, 100 Wood Street, London EC2V 7EX. The issuer is wholly owned by Funding 2 (see "FUNDING 2").

    The issuer is organized as a special purpose company and will be mostly passive. The issuer has no subsidiaries. The seller does not own directly or indirectly any of the share capital of Funding 2 or the issuer.

    The principal objects of the issuer are set out in its memorandum of association and permit the issuer, among other things, to lend money and give credit, secured or unsecured, to borrow or raise money and to grant security over its property for the performance of its obligations or the payment of money. The issuer was established to raise capital by the issue of notes and to use the net proceeds of such issuance to make the global intercompany loan to Funding 2 in accordance with the global intercompany loan agreement entered into between Funding 2 and the issuer.

    Since its incorporation, the issuer has not engaged in any material activities other than those incidental to its registration as a public company under the Companies Act 1985, the authorization and issue of the notes, the matters contemplated in this prospectus, the authorization of the other transaction documents referred to in this prospectus or in connection with the issue of the notes and other matters which are incidental or ancillary to those activities. The issuer has no employees.

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                                 USE OF PROCEEDS

    An indication of the application of the proceeds from each issue of notes will be contained in the applicable prospectus supplement.






























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                             THE NORTHERN ROCK GROUP

THE SELLER

    The seller was incorporated as a public limited liability company in England and Wales on October 30, 1996 with registered number 03273685. The seller is regulated by the FSA. The seller was originally a building society and was converted on October 1, 1997 from a mutual form UK building society to a UK public limited company whose shares are listed on the London Stock Exchange plc and which is authorized under the FSMA.

    The registered office of the seller is at Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL.

    At June 30, 2004, the seller was the ninth largest UK quoted bank by market capitalization. It is a specialized mortgage lender whose core business is the provision of residential mortgages funded in both the retail and wholesale markets. It also provides a range of other services, mainly related to its core activities.

    At June 30, 2004, the seller and its principal subsidiaries (the "GROUP") had total assets under management of approximately [GBP]57.1 billion and employed approximately 4,670 employees. At the date of this prospectus, Northern Rock has a long-term rating of "A" by Standard & Poor's, "A1" by Moody's and "A+" by Fitch.


MORTGAGE BUSINESS

    The seller is one of the major residential mortgage lenders in the UK in terms of mortgage residential loans outstanding. In the UK mortgage market, the seller's net mortgage lending during 2002 and 2003 and for the six months ended June 30, 2004 (i.e., new mortgage lending during the year/period net of capital repayments and acquisitions) was [GBP]6.7 billion, [GBP]8.5 billion and [GBP]5.1 billion, respectively, and gross mortgage lending during 2002 and 2003 and for the six months ended June 30, 2004 (i.e., solely on the basis of new mortgage lending during the year/period) was [GBP]12.6 billion, [GBP]17.3 billion and [GBP]8.5 billion, respectively.


SUBSIDIARIES OF THE SELLER

    The seller currently has the following two principal subsidiaries:

       o     NORTHERN ROCK MORTGAGE INDEMNITY COMPANY LIMITED

    Northern Rock Mortgage Indemnity Company Limited, or NORMIC, is a private limited liability company incorporated in Guernsey on July 15, 1994 with registered number 28379. NORMIC's core business is the provision of mortgage indemnity insurance. NORMIC provides mortgage indemnity insurance to the seller.

       o     NORTHERN ROCK (GUERNSEY) LIMITED

    Northern Rock (Guernsey) Limited, or NRG, is a private limited liability company incorporated in Guernsey on November 17, 1995 with registered number 30224. NRG is a wholly owned subsidiary of the seller and engages in retail deposit taking.

    The issuer believes that additional information relating to Northern Rock, in its capacity as Funding 2 basis rate swap provider and administrator, is not material to an investor's decision to purchase the notes.

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                                    FUNDING 2

INTRODUCTION

    Funding 2 was incorporated in England and Wales as a private limited company on 4 October, 2004 with registered number 5249387. The registered office of Funding 2 is at Fifth Floor, 100 Wood Street, London EC2V 7EX. Funding 2 is wholly owned by Holdings.

    Funding 2 is organized as a special purpose company and will be mostly passive. Funding 2 has no subsidiaries other than the issuer although, subject to certain conditions, Funding 2 may establish new issuers from time to time.

    Since its incorporation, Funding 2 has not engaged in any material activities other than those incidental to establishing the issuer, authorising the transaction documents referred to in this prospectus, and other matters which are incidental or ancillary to those activities. Funding 2 has no employees.


















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                              THE MORTGAGES TRUSTEE

INTRODUCTION

    The mortgages trustee was incorporated as a private limited company in Jersey, Channel Islands on February 14, 2001 with registered number 79309. The registered office of the mortgages trustee is at 22 Grenville Street, St. Helier, Jersey JE4 8PX, Channel Islands. The mortgages trustee is wholly owned by Holdings. The mortgages trustee is organized as a special purpose company and is mostly passive. The mortgages trustee has no subsidiaries. The seller does not own directly or indirectly any of the share capital of Holdings or the mortgages trustee.

    Since its incorporation, the mortgages trustee has not engaged in any material activities other than those incidental to the settlement of the trust property on the mortgages trustee or relating to the issue of notes by the Funding issuers and us, the authorization of the transaction documents referred to in this prospectus to which it is or will be a party or relating to the issue of notes by the Funding issuers, and other matters which are incidental or ancillary to those activities.
















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                                    HOLDINGS

INTRODUCTION

    Holdings was incorporated as a private limited company in England and Wales on December 14, 2000 with registered number 4127787. The registered office of Holdings is at Fifth Floor, 100 Wood Street, London EC2V 7EX.

    Holdings is wholly owned by The Law Debenture Intermediary Corporation p.l.c. under the terms of a trust for the benefit of charitable institutions. Holdings is organized as a special purpose company and is mostly passive.

    The principal objects of Holdings are as set out in its memorandum of association and are, among other things, to acquire and hold, by way of investments or otherwise and to deal in or exploit in such manner as may from time to time be considered expedient, all or any of the shares, stocks, debenture stocks, debentures or other interests of or in any company (including the mortgages trustee, Funding, Funding 2 and the post-enforcement call option holder).


















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                                  GPCH LIMITED

INTRODUCTION

    GPCH Limited, the post-enforcement call option holder, was incorporated as a private limited company in England and Wales on December 15, 2000 with registered number 4128437. The registered office of the post-enforcement call option holder is at Fifth Floor, 100 Wood Street, London EC2V 7EX.

    The post-enforcement call option holder was wholly owned by Holdings until July 6, 2005.

    On July 6, 2005 15,000 ordinary shares were allotted and issued to The Law Debenture Trust Corporation plc who holds such shares under the terms of a trust for charitable purposes.

    The post-enforcement call option holder is organized as a special purpose company and is mostly passive. The post-enforcement call option holder has no subsidiaries. The seller does not own directly or indirectly any of the share capital of Holdings or the post-enforcement call option holder.

    The principal objects of the post-enforcement call option holder are as set out in its memorandum of association and are, among other things, to hold bonds, notes, obligations and securities issued or guaranteed by any company and any options or rights in respect of them.

    Since its incorporation, the post-enforcement call option holder has not engaged in any material activities other than those activities incidental or relating to the issue of the notes by the Funding issuers and the authorizing of the transaction documents referred to in this prospectus and other matters which are incidental to those activities. The post-enforcement call option holder has no employees.


POST-ENFORCEMENT CALL OPTION

    The post-enforcement call option agreement was entered into between us, the note trustee (as agent for the noteholders) and by the post-enforcement call option holder. The terms of the option require, upon exercise of the option granted to the post-enforcement call option holder by the note trustee, the transfer to the post-enforcement call option holder of all (but not some only) of the notes outstanding at the time of the exercise of the option. The option may be exercised upon the earlier of (1) within 20 days following the final maturity date of the latest maturing notes, the issuer security trustee certifying that there is no further amount outstanding under the global intercompany loan, and (2) following the enforcement by the issuer security trustee of the security granted by us under the issuer deed of charge, the issuer security trustee's determination that there are no further assets available to pay amounts due and owing to the noteholders. If the earlier of the foregoing two events is the enforcement of the security under the issuer deed of charge, the option may only be exercised if the issuer security trustee has determined that there is not enough money to pay all amounts due to the noteholders and has distributed to the noteholders their respective shares of the remaining proceeds. The noteholders will be bound by the terms of the notes to transfer the notes to the post-enforcement call option holder in these circumstances. The noteholders will not be paid more than a nominal sum for that transfer.

    As the post-enforcement call option may only be exercised in the two situations described above, the economic position of the noteholders will not be further disadvantaged. In addition, exercise of the post-enforcement call option and delivery by the noteholders of the notes to the post-enforcement call option holder will not extinguish any other rights or claims that these noteholders may have against us other than the rights to payment of interest and repayment of principal under the notes.

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                                ISSUANCE OF NOTES

    The notes will be issued pursuant to the trust deed. The following summary and the information set out in "DESCRIPTION OF THE TRUST DEED", "THE NOTES" and "DESCRIPTION OF THE US NOTES" summarize the material terms of the notes and the trust deed. These summaries do not purport to be complete and are subject to the provisions of the trust deed and the terms and conditions of the notes.


GENERAL

    The notes will be issued in series. Each series will comprise of one or more class A, class B, class M, class C or class D notes issued on a single issue date. A class designation determines the relative seniority for receipt of cash flows. The notes of a particular class in different series (and the notes of differing sub-classes of the same class and series) will not necessarily have all the same terms. Differences may include principal amount, interest rates, interest rate calculations, currency, dates, final maturity dates and ratings. Noteholders holding certain notes may have the benefit of remarketing and conditional purchase arrangements or similar arrangements. Each series and class of notes will be secured over the same property as the notes offered by this prospectus. The terms of each series of notes will be set forth in the related prospectus supplement.


ISSUANCE

    We may issue new series and classes of notes and advance new loan tranches to Funding 2 from time to time without obtaining the consent of existing noteholders. As a general matter we may only issue a new series and class of notes if sufficient subordination is provided for that new series and class of notes by one or more subordinate classes of notes and/or the issuer reserve fund and the Funding 2 reserve fund. The required subordinated percentage, which is used to calculate the required subordination for each class of notes other than the class D notes, will be set forth in the applicable prospectus supplement for each series of that class of notes. Similarly, the target reserve required amount and the programme reserve required percentage will be specified in each prospectus supplement. The conditions and tests (including the required levels of subordination) necessary to issue a series and class of notes, or the "ISSUANCE TESTS", include the following:


ALL CLASSES OF NOTES

    On the closing date of any series and class of notes:

       o there may be no debit balance on the principal deficiency ledger (in respect of any loan tranche);

       o no note event of default shall have occurred which is continuing or will occur as a consequence of such issuance;

       o no issuer enforcement notice has been served on us by the note trustee;

       o no Funding 2 intercompany loan enforcement notice has been served on Funding 2 by the Funding 2 security trustee;

       o the issuer reserve fund and the Funding 2 reserve fund are (in aggregate) fully funded up to the programme reserve required amount (or if the issuer reserve fund or the Funding 2 reserve fund are not so fully funded, no payments have been made from the issuer reserve fund or the Funding 2 reserve fund, as applicable);

       o each of the applicable transaction documents has been executed by the relevant parties to those documents;

       o we shall have delivered a solvency certificate to the note trustee in form and substance satisfactory to the note trustee; and

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

       o the rating agencies have provided written confirmation that their ratings of the outstanding notes will not be reduced, qualified or withdrawn as a consequence of such issuance.

AND,

FOR THE CLASS A NOTES OF ANY SERIES,

    On the closing date for that series of notes and after giving effect to the issuance of that series of notes, the class A available subordinated amount must be equal to or greater than the class A required subordinated amount.

       o The "CLASS A REQUIRED SUBORDINATED AMOUNT" is calculated, on any date, as the product of:

                                       A x B

       where:

       A = the class A required subordinated percentage as specified in the most recent prospectus supplement for class A notes of any series; and

       B     =   the principal amount outstanding of all notes on such date
                 (after giving effect to any payments of principal to be made on the notes on such date) less the amounts standing to the credit of the Funding 2 cash accumulation ledger and the Funding 2 principal ledger available on such date for the repayment of principal on the loan tranches (after giving effect to any repayments of principal to be made on the loan tranches on such date).

       o The "CLASS A AVAILABLE SUBORDINATED AMOUNT" is calculated, on any date, as:

       (a) the sum of (i) the aggregate of the principal amounts outstanding of the class B notes of all series, the class M notes of all series, the class C notes of all series and the class D notes of all series (after giving effect to repayments of principal to be made on the notes on such date); and (ii) the aggregate amount of the Funding 2 reserve fund and the issuer reserve fund on such date and (iii) excess spread;

       less

       (b) the amounts standing to the credit of the Funding 2 principal ledger available on such date for the payment of principal on AA loan tranches, A loan tranches, BBB loan tranches and BB loan tranches (after giving effect to any payments of principal to be made on the loan tranches on such date).

FOR THE CLASS B NOTES OF ANY SERIES

    On the closing date for that series of notes and after giving effect to the issuance of that series of notes, the class B available subordinated amount must be equal to or greater than the class B required subordinated amount.

       o The "CLASS B REQUIRED SUBORDINATED AMOUNT" is calculated, on any date, as the product of:

                                       A x B

       where:

       A = the class B required subordinated percentage as specified in the most recent prospectus supplement for class B notes of any series; and

       B     =   the principal amount outstanding of all notes on such date
                 (after giving effect to any payments of principal to be made on the notes on such date) less the amounts standing to the credit of the Funding 2 cash accumulation ledger and the Funding 2 principal ledger available on such date for the repayment of principal on the loan tranches (after giving effect to any repayments of principal to be made on the loan tranches on such date).

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

       o The "CLASS B AVAILABLE SUBORDINATED AMOUNT" is calculated, on any date, as:

       (a) the sum of (i) the aggregate of the principal amounts outstanding of the class M notes of all series, the class C notes of all series and the class D notes of all series (after giving effect to repayments of principal to be made on the notes on such date); and
             (ii) the aggregate amount of the Funding 2 reserve fund and the issuer reserve fund on such date and (iii) excess spread;

       less

       (b) the amounts standing to the credit of the Funding 2 principal ledger available on such date for the payment of principal on A loan tranches, BBB loan tranches and BB loan tranches (after giving effect to any payments of principal to be made on the loan tranches on such date).

FOR THE CLASS M NOTES OF ANY SERIES

    On the closing date for that series of notes and after giving effect to the issuance of that series of notes, the class M available subordinated amount must be equal to or greater than the class M required subordinated amount.

       o The "CLASS M REQUIRED SUBORDINATED AMOUNT" is calculated, on any date, as the product of:

                                       A x B

       where:

       A = the class M required subordinated percentage as specified in the most recent prospectus supplement for class M notes of any series; and

       B     =   the principal amount outstanding of all notes on such date
                 (after giving effect to any payments of principal to be made on the notes on such date) less the amounts standing to the credit of the Funding 2 cash accumulation ledger and the Funding 2 principal ledger available on such date for the repayment of principal on the loan tranches (after giving effect to any repayments of principal to be made on the loan tranches on such date).

       o The "CLASS M AVAILABLE SUBORDINATED AMOUNT" is calculated, on any date, as:

       (a) the sum of (i) the aggregate of the principal amounts outstanding of the class C notes of all series and the class D notes of all series (after giving effect to repayments of principal to be made on the notes on such date); and (ii) the aggregate amount of the Funding 2 reserve fund and the issuer reserve fund on such date and
             (iii) excess spread;

       less

       (b) the amounts standing to the credit of the Funding 2 principal ledger available on such date for the payment of principal on BBB loan tranches and BB loan tranches (after giving effect to any payments of principal to be made on the loan tranches on such date).

FOR THE CLASS C NOTES OF ANY SERIES

    On the closing date for that series of notes and after giving effect to the issuance of that series of notes, the class C available subordinated amount must be equal to or greater than the class C required subordinated amount.

       o The "CLASS C REQUIRED SUBORDINATED AMOUNT" is calculated as the product of:

                                       A x B

       where:

       A = the class C required subordinated percentage as specified in the most recent prospectus supplement for class C notes of any series; and

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

       B     =   the principal amount outstanding of all notes on such date
                 (after giving effect to any payments of principal to be made on the notes on such date) less the amounts standing to the credit of the Funding 2 cash accumulation ledger and the Funding 2 principal ledger available on such date for the payment of principal on the loan tranches (after giving effect to any payments of principal to be made on the loan tranches on such date).

       o The "CLASS C AVAILABLE SUBORDINATED AMOUNT" is calculated, on any date, as:

       (a) the sum of (i) the aggregate of the principal amounts outstanding of the class D notes of all series (after giving effect to payments of principal to be made on the notes on such date); and (ii) the aggregate amount of the Funding 2 reserve fund and the issuer reserve fund on such date and (iii) excess spread;

       less

       (b) the amounts standing to the credit of the Funding 2 principal ledger available on such date for the payment of principal on BB loan tranches (after giving effect to any payments of principal to be made on the loan tranches on such date).

    In relation to the above, the amounts available on any date for the payment of principal on any loan tranche shall be calculated in accordance with the Funding 2 pre-enforcement principal priority of payments (as set out in "CASHFLOWS -- DISTRIBUTION OF FUNDING 2 AVAILABLE PRINCIPAL RECEIPTS PRIOR TO THE ENFORCEMENT OF THE FUNDING 2 SECURITY -- DEFINITION OF FUNDING 2 AVAILABLE PRINCIPAL RECEIPTS") and shall be calculated without reference to the rules for the application of Funding 2 available principal receipts (as set out in "CASHFLOWS -- DISTRIBUTION OF FUNDING 2 AVAILABLE PRINCIPAL RECEIPTS PRIOR TO THE ENFORCEMENT OF THE FUNDING 2 SECURITY -- RULES FOR APPLICATION OF FUNDING 2 AVAILABLE PRINCIPAL RECEIPTS").

    "EXCESS SPREAD" is calculated, on any date, as:

       (a) the product of:

                                      X + Y
                                   ---------
                                        2

             and the aggregate outstanding principal balance of the loan tranches advanced under the global intercompany loan agreement less the amount debited to the Funding 2 principal deficiency ledger at such date; less

       (b) the product of the weighted average interest rate of the outstanding notes at such date, including any notes issued on such date (subject to adjustment where the step-up date occurs for any series and class of notes and taking into account the margins on the issuer swaps as at such date and the expenses of the issuer ranking in priority to payments on such notes) and the aggregate principal amount of outstanding of such notes at such date.

       where:

       X = the weighted average yield on the mortgage loans in the mortgage trust at such date, together with new mortgage loans (if any) to be assigned to the mortgages trustee on such date (taking into account the margins on the basis rate swaps as at such date)

       Y     =   LIBOR for 3 month sterling deposits plus 0.50%

    We may change the required subordinated amount for any class of notes or the method of computing the required subordinated amount, at any time without the consent of any noteholders so long as we have:

       o received confirmation from each rating agency that has rated any outstanding notes that the change will not result in the reduction, qualification or withdrawal of its then current rating of any outstanding notes; and

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

       o an opinion of counsel that for US federal income tax purposes (i) the change will not adversely affect the tax characterization as debt of any outstanding series and class of notes that were characterized as debt at the time of their issuance and (ii) such change will not cause or constitute an event in which gain or loss would be recognized by any holder of such notes.

    In addition, if we obtain confirmation from each rating agency that has rated any outstanding notes that the issuance of a new series and class of notes will not cause a reduction, qualification or withdrawal of the ratings of any outstanding notes rated by that rating agency, then some of the other conditions to issuance described above may be waived.




















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

                               THE MORTGAGE LOANS

SUMMARY OF MORTGAGE PORTFOLIO

    Each prospectus supplement issued in connection with the issuance of a series and class of notes will contain tables summarising information in relation to the applicable cut-off date mortgage portfolio. The tables will contain information in relation to various criteria as at the applicable cut-off date. Tables will indicate, amongst other things, composition by type of property, seasoning, period to maturity, geographical distribution, indexed loan-to-value ratios, outstanding current balance, mortgage loan products and repayment terms as well as other information that may be described from time to time.

    Each prospectus supplement relating to the issuance of a series and class of notes also will contain tables summarizing certain characteristics of the United Kingdom mortgage market. Tables will provide historical information on, amongst other things, repossession rates, arrears, house price to earnings ratios as well as other information that may be described from time to time. These tables should be read in conjunction with the additional historical information on certain aspects of the United Kingdom residential mortgage market appearing in "CERTAIN CHARACTERISTICS OF THE UNITED KINGDOM RESIDENTIAL MORTGAGE MARKET".


INTRODUCTION

    The housing market in the UK primarily consists of owner-occupied housing. The remainder of dwellings are in some form of public, private landlord or social ownership. The mortgage market, in which mortgage loans are provided for the purchase of a property and secured on that property, is the primary source of household borrowings in the UK.

    In describing the characteristics of the mortgage loans, references in this prospectus to:

       o "INITIAL MORTGAGE PORTFOLIO" means the portfolio of mortgage loans, their related security, accrued interest and other amounts derived from such mortgage loans that the seller assigned to the mortgages trustee on March 26, 2001;

       o "FURTHER MORTGAGE PORTFOLIOS" means the portfolios of further mortgage loans, their related security, accrued interest and other amounts derived from such further mortgage loans that the seller has assigned to the mortgages trustee after March 26, 2001;

       o "ADDITIONAL MORTGAGE PORTFOLIO" means the portfolio of additional mortgage loans, their related security, accrued interest and other amounts derived from such additional mortgage loans that the seller, as of any cut-off date, anticipates assigning to the mortgages trustee;

       o "CUT-OFF DATE MORTGAGE PORTFOLIO" means, as of any cut-off date, the initial mortgage portfolio and the further mortgage portfolios (taking account of, among other things, amortization of mortgage loans in that portfolio and the addition and/or removal of any mortgage loans to or from that portfolio since March 26, 2001) combined with any additional mortgage portfolio; and

       o "MORTGAGE PORTFOLIO" means, as of any date of determination, the initial mortgage portfolio and the further mortgage portfolios assigned to the mortgages trustee prior to such date of determination, taking account of, among other things, amortization of mortgage loans in that portfolio and the addition and/or removal of any mortgage loans to or from that portfolio since the last such assignment.

    The following is a description of some of the characteristics of the mortgage loans currently or previously offered by the seller and includes details of mortgage loan types, the underwriting process, lending criteria and selected statistical information. Each mortgage loan in the mortgage portfolio incorporated one or more of the features referred

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

to in this section. The seller will not assign to the mortgages trustee any mortgage loan that was more than one month in arrears at any time during the 12 months prior to the assignment date, and will not assign to the mortgages trustee any mortgage loan that is a non-performing mortgage loan.

    Each borrower may have more than one mortgage loan incorporating different features, but all mortgage loans secured on the same mortgaged property will be incorporated in a single account with the seller which is called the mortgage account. Each mortgage loan (other than a regulated personal secured loan) is secured by a first-ranking legal charge over a residential property located in England or Wales (an "ENGLISH MORTGAGE") or a first ranking standard security over a residential property located in Scotland (a "SCOTTISH MORTGAGE"). Each regulated personal secured loan will be secured by a legal charge over freehold or leasehold property located in England and Wales or by a standard security over heritable or long leasehold property located in Scotland ranking below the first priority legal charge or standard security securing the related borrower's existing mortgage loan. A "MORTGAGE" means an English mortgage or, as applicable, a Scottish mortgage. Each mortgage loan secured over a property located in England and Wales (an "ENGLISH MORTGAGE LOAN") is subject to the laws of England and Wales and each mortgage loan secured over a property located in Scotland (a "SCOTTISH MORTGAGE LOAN") is subject to the laws of Scotland.


CHARACTERISTICS OF THE MORTGAGE LOANS

MORTGAGE LOAN PRODUCTS OFFERED BY THE SELLER

    The seller offers a variety of fixed rate, variable rate and hybrid mortgage loan products to borrowers. The seller may assign to the mortgages trustee any of the following of its mortgage loan products, which in each case may comprise one or more of the following:

       o "FIXED RATE MORTGAGE LOANS": mortgage loans subject to a fixed interest rate for a specified period of time and at the expiration of that period are generally subject to the seller's standard variable rate.

       o "STANDARD VARIABLE RATE MORTGAGE LOANS": mortgage loans subject to the seller's standard variable rate for the life of the mortgage loan.

       o "TOGETHER MORTGAGE LOANS": flexible mortgage loans, which are offered in various product types: Together flexible, Together variable, Together fixed, Together fixed for life, Together discount tracker and Together stepped tracker. These products allow the borrower to obtain a mortgage loan, an unsecured loan and, in some cases (historically, although no longer), a credit card, each with a variable or a fixed interest rate, depending on the product type, and which in certain circumstances permit the borrower to make authorized underpayments and take payment holidays (collectively referred to in this prospectus as "non-cash re-draws"), receive cash re-draws and make overpayments.

       o "TOGETHER CONNECTIONS MORTGAGE LOANS": flexible mortgage loans, which were offered in two product types: Together Connections variable and Together Connections fixed. These products have the same basic features as a Together mortgage loan, but also allow the borrower to link the mortgage loan with certain deposit and/or current accounts that are held with the seller. If a borrower elects to take the Together Connections Benefit (as defined below), the seller will only charge interest on the difference between the total of the outstanding balances on the Together Connections mortgage loan and certain deposit/current accounts held with the seller (the "COMBINED DEBIT BALANCE") and the average monthly cleared credit balance in that borrower's linked deposit account or accounts (the "COMBINED CREDIT BALANCE"). Despite the foregoing, the borrower is nevertheless obligated to make his contractual monthly payment of principal (if any) and interest in full. The "TOGETHER CONNECTIONS BENEFIT" is the difference between (1) the contractual monthly payment due on the combined debit balance

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

             and (2) the proportion of the payment made on the amount by which the outstanding combined debit balance exceeds the average cleared credit balance in that borrower's linked deposit account or accounts in respect of each month or any part of a month. Where the customer has elected to take Together Connections Benefit, calculations will be made and applied with effect from the first day of the month following the month during which the combined debit balance exceeded such credit balance. Unless the borrower specifies otherwise, the Together Connections Benefit will be apportioned pro rata between the mortgage loan and the unsecured loan in accordance with their respective contractual monthly payments. Any Together Connections Benefit is used to reduce the principal amount outstanding on the mortgage loan and related unsecured loan as described above. The application of the Together Connections Benefit may lead to amortization of the related mortgage loan more quickly than would otherwise be the case, as a higher proportion of the contractual monthly payment could be allocated towards the repayment of principal of the mortgage loan. See "RISK FACTORS -- THE INCLUSION OF CERTAIN TYPES OF MORTGAGE LOANS MAY AFFECT THE RATE OF REPAYMENT AND PREPAYMENT OF THE MORTGAGE LOANS". The borrower is not permitted to make a cash redraw of the principal amounts that have been repaid as a result of the application of the Together Connections Benefit.

             Alternatively, customers that have linked their mortgage loan to one or more deposit accounts may simply opt to be paid interest periodically on deposits held in their linked accounts at the same interest rate that is used to calculate interest on their mortgage loan. This option is referred to as "TOGETHER CONNECTIONS INTEREST".

             The connection between a borrower's mortgage loan and unsecured loan and any linked account or account of the borrower may be ended
             (1) by the seller giving the borrower three months notice in writing at any time or (2) immediately by the seller giving the borrower notice in writing at any time where there are serious grounds for ending the connection with immediate effect. The connection between a borrower's mortgage loan and unsecured loan and any linked account or account of the borrower will be ended automatically where the average combined cleared credit balance for the month exceeds the combined debit balance in any month.

             The seller has for the time being, ceased to offer Together Connections mortgage loans to borrowers. However, the seller may continue to assign Together Connections mortgage loans which it has previously originated to the mortgages trustee.

       o "CONNECTIONS MORTGAGE LOANS": flexible mortgage loans, which allow the borrower to obtain a mortgage loan with either a variable or fixed rate, depending on the product type, and which, in certain circumstances, permit the borrower to make authorized underpayments and take payment holidays (collectively referred to in this prospectus as "NON-CASH RE-DRAWS"), receive cash re-draws and make overpayments. Connections mortgage loans have the same basic features as Together Connections mortgage loans but without the facility for an unsecured loan or credit card. The "CONNECTIONS DEBIT BALANCE" will equal the total outstanding balance on the Connections mortgage loan. In addition, the "CONNECTIONS COMBINED CREDIT BALANCE" will comprise the average monthly cleared credit balance in the borrower's linked Save Direct deposit account (a deposit account operated by a dedicated savings division of the seller) and/or current account with the seller. "CONNECTIONS BENEFIT" and "CONNECTIONS INTEREST" are calculated in the same way as "Together Connections Benefit" and "TOGETHER CONNECTIONS INTEREST" taking into account the amended definitions of "CONNECTIONS DEBIT BALANCE" and "CONNECTIONS

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             COMBINED CREDIT BALANCE" as outlined above. For the purposes of calculating Connections Interest, only the average cleared balance in the deposit account will apply.

       o "CAT STANDARD MORTGAGE LOANS": flexible mortgage loans, the terms of which can offer either a variable rate equal to the Bank of England base rate plus an additional fixed percentage or can offer initially a fixed rate for a specified period of time followed by a variable rate equal to the Bank of England base rate plus an additional fixed percentage, and which in some cases permit the borrower to make non-cash re-draws and receive cash re-draws.

       o "CAPPED RATE MORTGAGE LOANS": mortgage loans subject to a maximum rate of interest and interest which is charged at the lesser of the seller's standard variable rate or the specified capped rate.

       o "FLEXIBLE CAPPED RATE MORTGAGE LOANS": flexible mortgage loans with the same basic features as a Together mortgage loan (other than allowing the borrower to obtain a credit card and unsecured loan), the terms of which are subject to a maximum rate of interest for a specified period of time, and at the expiration of that period are generally subject to the seller's standard variable rate.

       o "FLEXIBLE DISCOUNT RATE MORTGAGE LOANS": flexible mortgage loans with the same basic features as a Together mortgage loan (other than allowing the borrower to obtain a credit card and unsecured loan), the terms of which allow the borrower to pay interest at a specified discount to the seller's standard variable rate for a specified period of time or for the life of the mortgage loan.

       o "FLEXIBLE FIXED RATE MORTGAGE LOANS": flexible mortgage loans with the same basic features as a Together mortgage loan (other than allowing the borrower to obtain a credit card and unsecured loan) which are subject to a fixed rate of interest for a specified period of time, and at the expiration of that period are generally subject to the seller's standard variable rate.

       o "LOW-START FLEXIBLE FIXED RATE MORTGAGE LOANS": flexible mortgage loans with the same features as flexible fixed rate mortgage loans with the exception that the interest rate increases incrementally in fixed amounts on each of the first, second, third and sixth years of the term of each mortgage loan, at the expiration of which each mortgage loan becomes generally subject to the seller's standard variable rate.

       o "DISCOUNT RATE MORTGAGE LOANS": mortgage loans, the terms of which allow the borrower to pay interest at a specified discount to the seller's standard variable rate for a specified period of time or for the life of the loan.

       o "TRACKER RATE MORTGAGE LOANS": mortgage loans subject to a variable rate of interest that is linked to the Bank of England base rate plus an additional fixed percentage.

       o "FLEXIBLE TRACKER RATE MORTGAGE LOANS": flexible mortgage loans with the same basic features as a Together mortgage loan (other than allowing the borrower to obtain a credit card and unsecured loan) which are subject to a variable rate of interest that is linked to the Bank of England base rate plus an additional fixed percentage.

       o "CASHBACK MORTGAGE LOANS": mortgage loans which are subject to either the seller's standard variable rate or a fixed rate of interest or discount to the seller's standard variable rate for a specified period of time and, the terms of which provide for a specified lump sum payment to be made to the borrower at the time that the mortgage loan is advanced to the borrower.

       o "PERSONAL SECURED LOANS": mortgage loans having a fixed or variable interest rate the proceeds of which may be used by the borrower for unrestricted purposes and which are offered to borrowers who have existing mortgage loans

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             with the seller. A personal secured loan is secured on the same property that secures the borrower's existing mortgage loan. A personal secured loan is governed by separate terms and conditions documented either as a regulated agreement subject to the CCA (a "REGULATED PERSONAL SECURED LOAN") or as an agreement not regulated by the CCA (an "UNREGULATED PERSONAL SECURED LOAN"), depending upon purposes for which it is used. A personal secured loan is, if the loan is an unregulated personal secured loan, secured pursuant to the borrower's existing mortgage. If the loan is a regulated personal secured loan, it is secured pursuant to a separate subordinate ranking mortgage. Some personal secured loans permit the borrower to draw additional amounts in aggregate up to the fixed amount of credit extended under the terms of the mortgage conditions at the inception of such personal secured loan. Such draws under a personal secured loan are collectively referred to as "FURTHER DRAWS".

REPAYMENT TERMS

    Borrowers typically make payments of interest on, and repay principal of, their mortgage loans using one of the following methods:

       o "REPAYMENT": the borrower makes monthly payments of both interest and principal so that, when the mortgage loan matures, the borrower will have repaid the full amount of the principal of the mortgage loan.

       o "INTEREST-ONLY" (with a repayment vehicle): the borrower makes monthly payments of interest but not of principal; when the mortgage loan matures, the entire principal amount of the mortgage loan is still outstanding and the borrower must repay that amount in one lump sum. The borrower arranges a separate investment plan which will be administered by an organization separate from the seller, which plan provides a lump sum payment to coincide with the end of the mortgage term. Although these investment plans are forecast to provide sufficient sums to repay the principal balance of the mortgage loan upon its maturity, to the extent that the lump sum payment is insufficient to pay the principal amount owing, the borrower will be liable to make up any shortfall. These types of plans include:

       o "ENDOWMENT": the borrower makes regular payments to a life assurance company which invests the premiums; the endowment policy is intended to repay the mortgage loan at maturity;

       o "PENSION POLICY": the borrower makes regular payments to a personal pension plan; upon retirement, or plan maturity, the borrower will receive a tax-free lump sum which is intended to repay the mortgage loan;

       o "INDIVIDUAL SAVINGS ACCOUNTS" or "ISAS": the borrower makes contributions to a tax-free ISA account; once the value of the ISA equals or exceeds the outstanding mortgage debt, the borrower may use those amounts to repay the mortgage loan at any time thereafter or may wait to repay the mortgage loan upon its maturity;

       o "PERSONAL EQUITY PLANS" or "PEPS": similarly to ISAs, the borrower makes contributions to a tax-free PEP account and uses these amounts to repay the mortgage loan. Although PEPs have been discontinued in the United Kingdom, some mortgage loans with PEP repayment vehicles may be included in the mortgage portfolio; and

       o "UNIT TRUSTS": the borrower makes regular payments to the trustees of a unit trust, and the accumulated unit trust is used to repay the mortgage loan by the end of its term.

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       o     "INTEREST-ONLY" (without a repayment vehicle): similar to the interest-only mortgage loans described above, where the borrower makes monthly payments of interest but not of principal and when the mortgage loan matures, the entire principal amount of the mortgage loan is due. However, the borrower has no formal repayment vehicle in place to repay the mortgage loan in full.

       o "COMBINATION REPAYMENT AND INTEREST-ONLY" (with or without a repayment vehicle): this situation most often occurs when the borrower had an interest-only mortgage loan with a repayment vehicle on a prior mortgaged property, and after selling that mortgaged property the borrower purchased a property with a mortgage loan issued by the seller, where the subsequent home was either more expensive than the prior home or the borrower took out a larger mortgage loan or further advance. The borrower used the existing interest-only repayment vehicle for the new mortgage loan or further advance issued by the seller and made up the difference between the anticipated maturity value of the interest-only repayment vehicle and the higher mortgage loan amount with a repayment mortgage.

    The required monthly payment in connection with repayment mortgage loans or interest-only mortgage loans may vary from month to month for various reasons, including changes in interest rates. See "-- MAXIMUM LTV RATIO" for the maximum LTV ratio for the mortgage loans described above.

    The seller does not (and in some cases cannot) take security over investment plans. See "RISK FACTORS -- THERE CAN BE NO ASSURANCE THAT A BORROWER WILL REPAY PRINCIPAL AT THE END OF A TERM ON AN INTEREST-ONLY LOAN (WITH OR WITHOUT A CAPITAL REPAYMENT VEHICLE) OR A COMBINATION LOAN".

CAPITAL PAYMENTS, OVERPAYMENTS AND UNDERPAYMENTS ON NON-FLEXIBLE MORTGAGE LOANS

    Subject to certain conditions, if a borrower makes a monthly payment on a mortgage loan (other than a flexible mortgage loan) that is greater by [GBP]200 or more than the amount due for that month, and the borrower notifies the seller that the overpayment is intended to reduce the capital balance of the related mortgage loan (a "CAPITAL PAYMENT"), then the current balance of the mortgage loan will be immediately reduced, and the capital balance of the mortgage loan will be reduced from the last day of the month in which the capital payment occurs. As interest on the mortgage loans accrues on the capital balance thereof from time to time, any capital payment will affect the amount of interest payable by the borrower from the first day of the month following the month in which the capital payment was made by the borrower. Capital payments may be subject to early repayment charges, as described under "-- EARLY REPAYMENT CHARGES", and may only be made in certain minimum amounts and only if the relevant borrower's account is not in arrears at the time of the capital payment.

    If the borrower makes a monthly payment on a mortgage loan (other than a flexible mortgage loan) that is greater than the amount due for that month, but the borrower (1) does not specify that the additional payment is intended to reduce the capital balance of the related mortgage loan, (2) does not specify any intention or (3) specifies that the payment is intended to repay the capital balance but the additional payment is less than [GBP]200, that overpayment initially will only reduce the current balance of the related mortgage loan and not the capital balance. Any overpayment will be held by the cash manager in the mortgages trustee GIC account and recorded on an overpayments ledger and will not reduce the capital balance of the related mortgage loan until the annual date at the end of each calendar year on which the capital balances of the mortgage loans (other than flexible mortgage loans as described below) are reconciled with the current balances of such mortgage loans. The capital balances of such mortgage loans will only be reduced on such annual date in an amount equal to the aggregate amount of the overpayments made in that calendar year less any amounts that the borrower has underpaid (or has overpaid in error, which amounts may be refunded to the borrower) during the same calendar year of the overpayment. These credits and debits will be

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recorded on the overpayments ledger during each calendar year. Any underpayments or refunds may be made only up to the net amount of the overpayment standing to the credit of the overpayments ledger during the same calendar year as the underpayment. As interest on the mortgage loans accrues on the capital balance thereof from time to time, an overpayment may only have an effect on the interest accruing on that mortgage loan after the annual date that the current balance and the capital balance of the mortgage loan is reconciled.

    If a borrower under a mortgage loan (other than a flexible mortgage loan) makes a monthly payment which is less than the required monthly payment (an "UNDERPAYMENT"), the current balance of that mortgage loan will remain higher than the expected scheduled current balance, although the capital balance of that mortgage loan will remain unchanged until the annual reconciliation of the current balance and capital balance. As overpayments on non-flexible mortgage loans will be held in the overpayments ledger throughout the calendar year in which the overpayment was made, amounts standing to the credit of the overpayments ledger will be used to fund underpayments that the borrower has made during that same calendar year. See "THE MORTGAGES TRUST -- OVERPAYMENTS". If a borrower makes an unauthorized underpayment but has not made any prior overpayments within that same calendar year, those underpayments are treated by the seller as arrears.

    At the end of a calendar year, if a borrower under a mortgage loan (other than a flexible mortgage loan) has a current balance which is less than its capital balance (because of any overpayments made in that same calendar year which were not used to fund an underpayment), the seller will decrease the capital balance on that borrower's mortgage loan to equal the current balance on that borrower's mortgage loan. The borrower then will no longer be able to fund underpayments with amounts overpaid in the prior calendar year. Conversely, if at the end of a calendar year a borrower under a mortgage loan (other than a flexible mortgage loan) has a current balance which is greater than its capital balance (because of any underpayments which were not funded by overpayments made in that same calendar year), the seller will increase the capital balance on that borrower's mortgage loan to equal the current balance on that borrower's mortgage loan. Notwithstanding the year-end reconciliation of the related capital balance and current balance, the borrower will still be considered in arrears for the amount of the underpayment.

    For a description of the treatment of overpayments and underpayments under the seller's current flexible mortgage loan products, see "-- FLEXIBLE MORTGAGE LOANS".

EARLY REPAYMENT CHARGES

    Borrowers under the seller's non-flexible mortgage products that have received a benefit in the form of a cashback, capped, discounted or fixed rate mortgage loan may be required to pay an early repayment charge if (a) in any one calendar year in addition to the scheduled monthly payments they repay more than a specified percentage of the initial amount of the mortgage loan, or (b) generally if they make a product switch or a permitted product switch, in each case before a date specified in the offer of advance. Although a borrower under the seller's flexible capped rate mortgage loan, flexible fixed rate mortgage loan, low-start flexible fixed rate mortgage loan, flexible discount rate mortgage loan, Together fixed mortgage loan, Together Connections fixed mortgage loan or Connections fixed mortgage loan may make overpayments or capital payments at any time without incurring any early repayment charge, that borrower will be subject to an early repayment charge for the remaining period of time during which the fixed or capped rate, as the case may be, on the mortgage loan applies (except in the case of flexible fixed rate mortgage loans with an extended early repayment charge period), to the extent that the borrower repays the entire current balance under that mortgage loan during such period. Borrowers under the seller's Connections Base Rate Tracker mortgage loans will be subject to an early repayment charge which is currently three (3) years from completion of the applicable mortgage loan, to the extent that the borrower repays the entire current balance under that mortgage loan during such period. Borrowers under the

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seller's flexible fixed rate mortgage loans with an extended early repayment charge period will be subject to an early repayment charge for the remaining period of time during which the fixed rate on the mortgage loan applies plus an additional period of one year to the extent that the borrower repays the entire current balance under that mortgage loan during such period. Borrowers under the seller's Together variable, Together Connections variable and CAT standard mortgage loans are not subject to early repayment charges regardless of whether they make an overpayment or they repay the entire current balance under the relevant mortgage loan.

    Any early repayment charge will equal a percentage of the amount repaid in excess of the specified percentage limit, except for an early repayment in full, where the early repayment charge will equal a varying percentage of the entire amount repaid. The seller retains absolute discretion to waive or enforce early repayment charges in accordance with the seller's policy from time to time. Under the terms of the mortgage sale agreement, the amount of any early repayment charges which may become payable on any mortgage loans that have been assigned to the mortgages trustee will be paid by the mortgages trustee to the seller as deferred purchase price.

    Cashback mortgage loans offered by the seller provide the borrower with a cash payment that the seller makes to the borrower upon completion of the mortgage loan. The cash payment depends upon the terms of the offer of advance, but is usually calculated as a percentage of the amount borrowed. If a borrower with a cashback mortgage loan makes an unscheduled principal repayment or executes a product switch or a permitted product switch (as described under "-- PRODUCT SWITCHES") in either case before a date specified in the offer of advance, then the borrower must repay to the seller some or all of the cash payment made by the seller.

    All of the seller's mortgage loan products allow for the borrower to avoid early repayment charges and, if applicable, avoid repaying to the seller any of the cash payment described above, by "porting" the existing mortgage loan to a new mortgaged property, provided that (1) the new mortgage loan is equal to or greater than the existing mortgage loan and (2) the borrower receives from the seller substantially the same mortgage loan product. The new mortgage loan preserves the borrower's status in that mortgage loan product.

    A prepayment of the entire outstanding balance of a mortgage loan discharges the related mortgage. Any prepayment in full must be made together with all accrued interest, arrears of interest, any unpaid charges and any early repayment charges.

INTEREST PAYMENTS AND SETTING OF INTEREST RATES

    Interest on each mortgage loan accrues on the capital balance of that mortgage loan from time to time. Interest is payable by the borrower monthly in advance. Interest on the mortgage loans in the cut-off date mortgage portfolio may be computed on a daily, monthly or annual basis. Each mortgage loan in the cut-off date mortgage portfolio accrues interest at any time at a fixed or a variable rate.

    Fixed rate mortgage loans provide that the borrower pays interest on such mortgage loan at a fixed rate of interest for the period specified in the offer of advance. At the end of that period, the interest rate reverts to the seller's standard variable rate. However, under the terms of certain fixed rate loan agreements, the borrower may exercise a one-time option within three months of the end of the initial fixed rate period to "re-fix" the interest rate for a further specified period of time at a new fixed rate that the seller is offering to existing borrowers at that time. Any exercise of an option to "re-fix" constitutes a product switch and is dealt with as described under "-- PRODUCT SWITCHES".

    The rate of interest set by the seller for variable rate mortgage loans is the "SELLER'S STANDARD VARIABLE RATE". Interest accrues on these mortgage loans at a rate equal to the seller's standard variable rate, or, for a specified period of time, at a set margin above or below the seller's standard variable rate. The seller's standard variable rate is not directly linked to interest rates in the financial markets although, in general, the seller's standard

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variable rate follows movements in the markets. The seller's standard variable rate for existing and/or new borrowers, as at each cut-off date, will be specified in each prospectus supplement.

    The seller's "BASE RATE PLEDGE" guarantees that for some variable rate mortgage loans, and for fixed rate mortgage loans upon conversion from a fixed rate to the seller's standard variable rate, the actual gross interest rate that the seller charges will be the lower of:

       o     the seller's standard variable rate; or

       o the Bank of England base rate plus a margin which is determined by Northern Rock.

    This base rate pledge only applies, however, during the period, if any, in which the borrower is subject to an early repayment charge as described under "-- EARLY REPAYMENT CHARGES".

    If the Bank of England's base rate falls to a level of 1.99% below the seller's standard variable rate it is possible that either or both of Funding and we would suffer a revenue shortfall. See "RISK FACTORS -- IF THE BANK OF ENGLAND BASE RATE FALLS BELOW A CERTAIN LEVEL, WE COULD SUFFER A REVENUE SHORTFALL WHICH COULD ADVERSELY AFFECT OUR PAYMENTS ON THE NOTES".

    Mortgage loans may combine one or more of the features listed in this section. For mortgage loans with an interest rate that lasts for a limited period of time specified in the offer of advance, after the expiration of that period the interest rate adjusts to some other interest rate type or else it reverts to, or remains at, the seller's standard variable rate. The features that may apply to a particular mortgage loan are specified in the offer of advance (and as the seller may vary from time to time).

    Each mortgage loan (other than a Together mortgage loan, a Together Connections mortgage loan and a CAT standard mortgage loan) currently provides for a loyalty discount reduction of 0.25% per annum (although the seller may in the future allow for a discount of between 0.25% and 0.75% per annum) of the applicable interest rate once the borrower has held the mortgage loan for at least seven years, subject to certain conditions.

    Except in limited circumstances as set out in "THE ADMINISTRATOR AND THE ADMINISTRATION AGREEMENT -- THE ADMINISTRATION AGREEMENT -- UNDERTAKINGS BY THE ADMINISTRATOR", the administrator on behalf of the mortgages trustee, each Funding beneficiary and each Funding security trustee is responsible for setting the variable mortgage rate on the mortgage loans in the mortgage portfolio as well as on any new mortgage loans that are assigned to the mortgages trustee. The mortgage conditions applicable to all of the variable rate mortgage loans provide that the seller and its successors may vary the variable mortgage rate only for certain reasons which are specified in the mortgage conditions. These reasons may include:

       o where there has been, or the lender reasonably expects there to be in the near future, a general trend to increase rates on mortgages;

       o where the lender for good commercial reasons needs to fund an increase in the interest rate or rates payable to depositors;

       o where the lender wishes to adjust its interest rate structure to maintain a prudent level of profitability;

       o where there has been, or the lender reasonably expects there to be in the near future, a general increase in the risk of shortfalls on the accounts of mortgage borrowers; and

       o where the lender's administrative costs have increased or are likely to increase in the near future.

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     The term "LENDER" in the above five bullet points means the seller and its successors.

    The rate that the borrower is required to pay under the variable rate mortgage loans must not be greater than either the seller's standard variable rate or a set margin above or below the seller's standard variable rate. In maintaining, determining or setting the variable mortgage rate for mortgage loans within the mortgages trust, the administrator will apply the factors set out here and has undertaken to maintain, determine or set the standard variable rate and other applicable discretionary rates or margins at rates which are not higher than the seller's equivalent rates from time to time.

    The seller has given the mortgages trustee, Funding, Funding 2, the administrator, the security trustee and the Funding 2 security trustee the power to set the seller's standard variable rate and other applicable discretionary rates or margins, but that power may only be exercised in limited circumstances.

FLEXIBLE MORTGAGE LOANS

    The "TOGETHER" mortgage loans, the "TOGETHER CONNECTIONS" mortgage loans, the "CONNECTIONS" mortgage loans, the flexible capped rate mortgage loans, the flexible fixed rate mortgage loans, the low-start flexible fixed rate mortgage loans, the flexible discount rate mortgage loans, the flexible tracker rate mortgage loans and the "CAT STANDARD" mortgage loans (collectively, the "FLEXIBLE MORTGAGE LOANS") are subject to a range of options selected by the borrower that give the borrower greater flexibility in the timing and amount of payments made under the mortgage loan as well as access to re-draws under the mortgage loan. A mortgage loan that has one or more of these features may be called a flexible mortgage loan. The seller expects that an increasing percentage of the mortgage loans that it originates will offer the flexible features described below. As a result, mortgage loans assigned to the mortgages trustee in the future may contain a higher proportion of flexible mortgage loans than are in the cut-off date mortgage portfolio. In addition to the flexible mortgage loans that the seller currently offers, the seller in the future may offer flexible mortgage loans that the seller also may assign to the mortgages trustee that have different features from those described below.

    Unlike non-flexible mortgage loans for which separate current balances and capital balances are only reconciled annually (see "-- CAPITAL PAYMENTS, OVERPAYMENTS AND UNDERPAYMENTS ON NON-FLEXIBLE MORTGAGE LOANS"), the flexible mortgage loans that the seller currently offers have separate current balances and capital balances which are reconciled on a daily basis.

    The following options currently are available to a borrower following the issue of a flexible mortgage loan:

       o Overpayments. A borrower may make overpayments or may repay the entire current balance under its Together, Together Connections, Connections and CAT standard mortgage loan at any time without incurring any early repayment charges. Although a borrower may make overpayments under its flexible capped rate mortgage loan, flexible fixed rate mortgage loan, low-start flexible fixed rate mortgage loan flexible tracker rate mortgage loan, Together fixed mortgage loan, Together Connections fixed mortgage loan, Connections Base Rate Tracker mortgage loan or Connections fixed mortgage loan at any time without incurring any early repayment charge, that borrower will be subject to an early repayment charge for the remaining period of time during which the fixed, tracker or capped rate, as the case may be, on the mortgage loan applies (except in the case of a Connections Base Rate Tracker mortgage loan which has a variable early repayment charge period of approximately three years from completion), to the extent that the borrower repays the entire current balance under that mortgage loan. Any overpayments immediately reduce the current balance of the flexible

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             mortgage loan from the day the seller receives payment. Any overpayment on a flexible mortgage loan will result in the immediate reduction in the amount of interest payable by the relevant borrower.

       o Authorized Underpayments. A borrower may use certain amounts that it has previously overpaid to the seller to fund future underpayments under its mortgage loan (an "AUTHORIZED UNDERPAYMENT"). If a borrower makes an authorized underpayment under its mortgage loan, the current balance of that mortgage loan will be increased at the end of the month in which the authorized underpayment has been made and there will be an immediate effect on the amount of interest payable by the borrower. An authorized underpayment is also called a "NON-CASH RE-DRAW" for the purposes of this prospectus. A borrower under a flexible mortgage loan may offset authorized underpayments up to the aggregate amount of any overpayments previously made (but not yet used to fund an authorized underpayment or redrawn in cash by the borrower) during the lifetime of the mortgage loan. Any authorized underpayment will be funded solely by the seller in an amount equal to the unpaid interest associated with that authorized underpayment. However, any such amounts funded by the seller in connection with an authorized underpayment will form part of the mortgage portfolio and thereby increase the seller share of the trust property.

       o Unauthorized Underpayments. Any underpayment made by a borrower (a) which cannot be funded by prior overpayments and (b) where the borrower is not entitled to a payment holiday (an "UNAUTHORIZED UNDERPAYMENT"), if any, will be treated by the seller as arrears.

       o Payment Holidays. A borrower that has made nine consecutive scheduled monthly payments (or an equivalent sum of payments) on his flexible mortgage loan may apply for a one month payment holiday even if that borrower has not made prior overpayments. A borrower may apply for this payment holiday facility once in each rolling twelve-month period and may accumulate the right to take up to a maximum of three monthly payment holidays in any one calendar year if the borrower has not used the payment holiday facility in a given three-year period. In addition, a flexible mortgage loan borrower may apply for a payment holiday of up to six months in certain limited cases (generally, where the borrower can demonstrate an extenuating circumstance). The mortgage loan will continue to accrue interest and other charges during any payment holiday and accrued interest will be added to the current balance of the related mortgage loans which will increase the amount of interest payable by the borrower. Any payment holiday will be funded solely by the seller in an amount equal to the unpaid interest associated with that payment holiday. However, any such amounts funded by the seller in connection with a payment holiday will form part of the mortgage portfolio and thereby increase the seller share of the trust property. A payment holiday is also called a "NON-CASH RE-DRAW" for the purposes of this prospectus.

       o Cash re-draws. A borrower may request a cash re-draw of overpayments that the borrower has made on his flexible mortgage loan by requesting that the seller refund some or all of such overpayments in cash, provided that the aggregate amount of all overpayments not yet used to fund an authorized underpayment or otherwise re-drawn in cash by the borrower from the period commencing with the origination of the mortgage loan to the date of the cash re-draw is equal to or greater than [GBP]500, and that the amount of such cash re-draw is equal to or greater than [GBP]500. If the aggregate amount of all overpayments for such period is less than [GBP]500, any borrower wishing to make a cash re-draw in these amounts may instead make an authorized underpayment of the scheduled monthly payment, but is not entitled to a cash re-draw. Notwithstanding the foregoing, a borrower under a Together Connections Benefit mortgage loan or

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             Connections mortgage loan is not permitted to make a cash re-draw of the principal amounts that have been repaid as a result of the application of the Together Connections Benefit or Connections Benefit. Any cash re-draw on a flexible mortgage loan will result in the immediate increase in the related current balance and will increase the amount of interest payable by the borrower. Any cash re-draws will be funded solely by the seller, but will form part of the mortgage portfolio and thereby increase the seller share of the trust property.

    Under the mortgage conditions, a borrower must receive permission from the seller to make an authorized underpayment or take a payment holiday on a flexible mortgage loan. However, the seller occasionally waives the requirement that the borrower first seeks the seller's permission. The seller, however, retains the discretion whether to grant a cash redraw or to provide a further advance (as described under "-- FURTHER ADVANCES" below) to a borrower on a flexible mortgage loan, and also maintains discretion in some cases to grant a payment holiday to a borrower, depending on the facts associated with the borrower's request. Despite the foregoing means by which the seller describes and treats authorized underpayments, payment holidays and cash re-draws, each re-draw technically would be a "FURTHER ADVANCE" as such term is used in the Land Registration Act 2002 (which applies only in England and Wales and which has no statutory or common law equivalent in Scotland).

    For a description of the treatment of overpayments and underpayments in respect of the seller's current non-flexible loan products, see "-- CAPITAL PAYMENTS, OVERPAYMENTS AND UNDERPAYMENTS ON NON-FLEXIBLE MORTGAGE LOANS".

    In addition to the features described above, the flexible mortgage loans that the seller currently offers under the Together and Together Connections programs may be linked to an unsecured credit facility and, historically, a credit card which are made available to a borrower. The seller is no longer offering a credit card facility in relation to this product. In 2002, the seller also began offering a linked unsecured credit facility to borrowers under the flexible capped rate mortgage loan, flexible tracker rate mortgage loan and flexible fixed rate mortgage loan products and in 2003 under the flexible discount rate mortgage loans and in 2004 in relation to the low-start flexible rate mortgage loans. The unsecured credit facility is a line of credit available to be drawn down by the borrower over and above the amount of the mortgage loan. Amounts drawn under the credit facility (or the credit card in respect of Together and Together Connections mortgage loans) are not secured by a mortgage on the borrower's property. These flexible mortgage loans that offer borrowers a linked unsecured credit facility allow a borrower to make one monthly payment of amounts due under the mortgage loan and under the unsecured credit facility, to the extent the borrower has made a drawing under the unsecured credit facility (any linked credit card payments under the Together and Together Connections programs will be made separately). The seller applies the borrower's regular monthly payments and any overpayments received on a flexible mortgage loan in proportion to the contractual monthly payment due on the mortgage loan and the amount due on the unsecured credit facility, unless the borrower specifies otherwise.

    The amount of a flexible mortgage loan is agreed at origination. Amounts available under the unsecured credit facility (currently a maximum of [GBP]30,000 for Together and Together Connections mortgage loans and [GBP]10,000 for flexible capped rate, flexible tracker rate and flexible fixed rate mortgage loans and low-start flexible fixed rate mortgage loans) and any credit card (in respect of Together and Together Connections mortgage loans) are not secured by the mortgaged property, and the seller will not assign to the mortgages trustee amounts due under the unsecured credit facility or any credit card. This means that only the secured mortgage loan is assigned to the mortgages trustee.

    The seller has originated several types of Together mortgage loans (referred to collectively in this prospectus as "TOGETHER" mortgage loans):

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       (1)   "TOGETHER VARIABLE" mortgage loans. The interest rate on Together variable mortgage loans offered at any time is set periodically (a) for approximately the first two years of the mortgage loan, at a rate which is below the average standard variable rate offered by a basket of mortgage lenders in the UK or a rate which tracks the Bank of England base rate and (b) after that initial approximate two-year period, at a variable rate which is below the seller's standard variable rate for the seller's then-existing borrowers.

       (2) "TOGETHER FLEXIBLE" mortgage loans. The interest rate on Together flexible mortgage loans is set periodically (a) for approximately the first two years of the mortgage loan, at a rate equal to or lower than the seller's standard variable rate and (b) after that initial period, at a variable rate equal to the lower of (i) the Bank of England base rate plus a margin or (ii) the seller's then current standard variable rate.

       (3) "TOGETHER FIXED FOR LIFE" mortgage loans. The interest rate on Together fixed for life mortgage loans is fixed by the seller, which rate will remain for the life of the mortgage loan.

       (4) "TOGETHER FIXED" mortgage loans. The initial interest rate on Together fixed mortgage loans is fixed by the seller. After the initial interest rate period, the interest rate will be set periodically at a variable rate equal to the lower of (i) the Bank of England base rate plus a margin or (ii) the seller's then current standard variable rate.

       (5) "TOGETHER DISCOUNT TRACKER" mortgage loans. The initial interest rate on the Together discount tracker mortgage loans is a variable rate and is linked to the Bank of England base rate. The interest rate on the Together discount tracker mortgage loans is discounted for approximately the first two years of the mortgage loan and thereafter tracks the Bank of England base rate plus a margin.

       (6) "TOGETHER STEPPED TRACKER" mortgage loans. The interest rate on Together stepped tracker mortgage loans is a fixed rate which steps up after a period of time (currently one or two years) before becoming linked to the Bank of England base rate.

    The seller also began originating Together Connections variable mortgage loans (referred to in this prospectus as "TOGETHER CONNECTIONS VARIABLE" mortgage loans) in May 2001 and Together Connections fixed mortgage loans (referred to in this prospectus as "TOGETHER CONNECTIONS FIXED" mortgage loans) in August 2002 (Together Connections variable mortgage loans and Together Connections fixed mortgage loans are together referred to in this prospectus as "TOGETHER CONNECTIONS" mortgage loans). Together Connections mortgage loans generally share the same characteristics as Together mortgage loans, but have the additional feature of allowing the borrower to link the mortgage loan with one or more deposit accounts that are held with the seller, as described above under "-- MORTGAGE LOAN PRODUCTS OFFERED BY THE SELLER". The interest rate on Together Connections mortgage loans depends on the LTV ratio of the particular mortgage loan.

    The seller began originating Connections mortgage loans in November 2002. Connections mortgage loans have similar features to Together Connections mortgage loans as described above under "-- MORTGAGE LOAN PRODUCTS OFFERED BY THE SELLER" but do not allow the borrower to have an unsecured facility.

    Generally, a prospective borrower applying for a flexible mortgage loan (offered by the seller as at the date of this prospectus) may borrow up to a maximum of 95% of the lower of the original property value or the purchase price of the mortgaged property. The seller requires a lower LTV ratio where the valuation or purchase price is over [GBP]250,000. In the case of a remortgage, the seller calculates the maximum amount of the loan available by using the then current valuation of the mortgaged property. A borrower may

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repay amounts owed under a currently offered flexible mortgage loan under any of the repayment terms described above under "-- REPAYMENT TERMS". The term over which a borrower may repay its flexible mortgage loan (other than a Together Connections mortgage loan or a Connections mortgage loan) is, as at the date of this prospectus, up to 35 years, and the term over which a borrower may repay its Together Connections mortgage loan or Connections mortgage loan is, as at the date of this prospectus, up to 30 years.

    The seller currently reviews monthly the interest rate on its variable rate flexible mortgage loans. In addition, the seller will recalculate accrued interest on flexible mortgage loans to take account of the exercise of any overpayment or re-draw, so that (a) interest on any re-draw is charged from the date of the redraw, and (b) borrowers are given the benefit of any overpayment from the date on which the overpayment is paid.

    In addition to the conditions described above, the re-draw options for borrowers with flexible mortgage loans may cease to be available, at the seller's sole discretion, if an event of default (as set out in the applicable terms and conditions) occurs.

PERSONAL SECURED LOANS

    Personal secured loans are offered to borrowers who have an existing mortgage loan with the seller. The proceeds of a personal secured loan may be used for any purpose and such loan is secured by a legal charge or (in Scotland) a standard security on the same property that secures the borrower's existing mortgage loan. The priority of the legal charge or (in Scotland) standard security securing a regulated personal secured loan will rank below the first priority legal charge or standard security securing the related borrower's existing mortgage loan. An unregulated personal secured loan will be secured pursuant to the first priority legal charge or standard security securing the related borrower's existing mortgage loan. A borrower may have more than one personal secured loan. A personal secured loan may be in any amount up to a maximum of [GBP]25,000. If the borrower's existing mortgage loan is not a flexible mortgage loan then the borrower may be eligible for a "flexi plan loan" which is a personal secured loan under which a fixed amount of credit (up to [GBP]25,000) is extended. The borrower may draw down the flexi plan loan in increments up to the amount of credit granted. Draws after the initial advance of funds under a flexi plan loan are referred to as further draws. Flexi plan loans bear interest at the standard variable rate whereas all other personal secured loans bear interest at either the standard variable rate or a fixed rate. For personal secured loans that are not flexi plan loans, the borrower may elect the interest rate applicable to the borrower's existing mortgage loan during the period, if any, when an incentive rate of interest applies to that existing mortgage loan. The seller will not assign to the mortgages trustee the mortgage loans of a borrower where the combined LTV of the personal secured loan(s) and the other mortgage loans secured on the same property that secures the personal secured loan(s) is greater than 95%.

FURTHER ADVANCES

    An existing borrower may apply to the seller for a further amount to be lent to him or her under his or her mortgage loan, which amount will be secured by the same mortgaged property as the mortgage loan. Any such application may result from a solicitation made by the seller, as the seller may periodically contact borrowers in respect of the seller's total portfolio of mortgage loans in order to offer to a borrower the opportunity to apply for a further advance. Any further advance approved by the seller and made to an existing borrower will be added to the outstanding principal balance of that borrower's mortgage loan at the time of the advance under the same terms and conditions as the existing mortgage loan. The aggregate of the outstanding amount of the mortgage loan and the further advance may be greater than the original amount of the mortgage loan.

    In determining whether to make a further advance, the seller will use its lending criteria applicable to further advances at that time in determining, in its sole discretion,

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whether to approve the application. The seller will calculate a new LTV ratio by dividing the aggregate of the outstanding amount of the mortgage loan and the further advance by the revised valuation of the mortgaged property. Where the aggregate of the initial advance and the further advance is greater than 95% of the indexed value of the mortgaged property, the seller will reassess the property's value, by instructing a valuer, who may physically inspect the property. The seller will not assign to the mortgages trust any mortgage loan where the LTV ratio at the time of origination or further advance is in excess of 95% (excluding capitalized fees and/or charges).

    None of the mortgage loans in any cut-off date mortgage portfolio will oblige the seller to make further advances (other than cash and non-cash re-draws under a flexible loan or further draws under a flexi-plan loan). However, the seller may choose to make further advances on some mortgage loans in an additional mortgage portfolio prior to their assignment to the mortgages trustee. Under the administration agreement, the administrator may, on behalf of the seller, accept an application from or issue an offer for a further advance to any borrower in respect of a mortgage loan which has been assigned to the mortgages trustee where the seller has confirmed that it would elect to purchase that mortgage loan in accordance with the terms of the mortgage sale agreement. If the seller decides at a later date to retain those mortgage loans within the trust property and to assign such further advances to the mortgages trustee, then this may have an effect on whether a further advance may be offered or made on such mortgage loans. See "RISK FACTORS -- THE YIELD TO MATURITY OF THE NOTES MAY BE ADVERSELY AFFECTED BY PREPAYMENT OR REDEMPTIONS ON THE MORTGAGE LOANS OR REPURCHASES OF MORTGAGE LOANS BY THE SELLER" and "ASSIGNMENT OF THE MORTGAGE LOANS AND RELATED SECURITY".

PRODUCT SWITCHES

    From time to time borrowers may request or the seller may offer, in limited circumstances, a variation in the mortgage conditions applicable to the borrower's mortgage loan. In addition, in order to promote the retention of borrowers, the seller may periodically contact certain borrowers in respect of the seller's total portfolio of outstanding mortgage loans in order to encourage a borrower to review the seller's other mortgage products and to discuss moving that borrower to an alternative mortgage product. Any such variation, including a change in product type (other than a variation described as a permitted product switch), is called a "PRODUCT SWITCH". The administrator is required under the administration agreement not to accept an application from or issue an offer for a product switch to any borrower in respect of a mortgage loan which has been assigned to the mortgages trustee unless the seller has elected to purchase that mortgage loan in accordance with the terms of the mortgage sale agreement. However, some fixed rate mortgage loans permit the borrower to exercise a one-time option within three months of the end of the initial fixed rate period to "RE-FIX" the interest rate at a new fixed rate that the seller is offering existing borrowers at that time. Although this re- fixing of the borrower's fixed rate mortgage loan is considered by the seller to be a product switch, these mortgage loans may or may not be purchased by the seller from the mortgages trustee. See "RISK FACTORS -- THE YIELD TO MATURITY OF THE NOTES MAY BE ADVERSELY AFFECTED BY PREPAYMENT OR REDEMPTIONS ON THE MORTGAGE LOANS OR REPURCHASES OF MORTGAGE LOANS BY THE SELLER" and "ASSIGNMENT OF THE MORTGAGE LOANS AND RELATED SECURITY".

ARREARS CAPITALIZATION

    From time to time, where a borrower has demonstrated a regular payment history following previous arrears, the seller may capitalize any outstanding amounts in arrears. In those circumstances, the seller will set the arrears tracking balance to zero and the related mortgage loan will no longer be considered to be in arrears. The outstanding balance will be required to be repaid over the remaining term of such mortgage loan. See "THE ADMINISTRATOR AND THE ADMINISTRATION AGREEMENT -- ARREARS AND DEFAULT PROCEDURES".

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ORIGINATION OF THE MORTGAGE LOANS

    The seller currently derives its mortgage lending business from the following sources:

       o intermediaries that range from mortgage clubs to small independent mortgage advisors;

       o     its branch network throughout the United Kingdom;

       o     its website; and

       o Northern Rock Direct, a centralized telephone-based lending operation.

    In each case, the seller performs all the evaluations of the borrower and determines whether a mortgage loan will be offered. The seller adopted the CML Code which was a voluntary code observed by most banks, building societies and other residential mortgage lenders in the UK. The CML Code ceased to have effect on N(m). The seller is authorized to conduct mortgage lending business under the FSMA and is subject to the requirements of MCoB. MCoB sets out, among other things, what information loan applicants should be provided with before committing to a mortgage loan, including the repayment method and repayment period, the financial consequences of early repayment, the type of interest rate, insurance requirements, costs and fees associated with the mortgage loan and when an applicant's account details can be given to credit reference agencies. MCoB, as with the CML Code prior to N(m), also requires that the lender, among other things, acts fairly and reasonably with its borrowers and assists borrowers in choosing a mortgage that fits the needs of the relevant borrower. See "RISK FACTORS -- REGULATORY CHANGES BY THE OFFICE OF FAIR TRADING, THE FSA AND ANY OTHER REGULATORY AUTHORITIES MAY HAVE AN IMPACT ON THE SELLER, THE MORTGAGES TRUSTEE, FUNDING 2, THE ISSUER, THE MORTGAGE LOANS AND/ OR PERSONAL SECURED LOANS AND MAY ADVERSELY AFFECT OUR ABILITY TO MAKE PAYMENTS WHEN DUE ON THE NOTES".

UNDERWRITING

    The decision to offer a mortgage loan to a potential borrower is made by one of the seller's underwriters and/or mandate holders located in its mortgage service centers or head office in Gosforth, who may liaise with the intermediaries. Each underwriter and/or mandate holder must pass the seller's formal training program to gain the authority to approve mortgage loans. The seller has established various levels of authority for its underwriters who approve mortgage loan applications. The levels are differentiated by, among other things, degree of risk, value of the property and LTV ratio in the relevant application. An underwriter wishing to move to the next level of authority must first take and pass a further training course. The seller also monitors the quality of underwriting decisions on a regular basis.

    The decision to offer a mortgage loan to a potential borrower also may be made by one of the seller's mandate holders located in a regional mortgage service center or the seller's head office. "MANDATE HOLDERS" are employees of the seller who are not underwriters but who have participated in a formal training program, and who have been given a mandate by the seller to approve a mortgage loan for which the potential borrower has attained a specified minimum credit score on the seller's initial credit review.

    The seller continually reviews the way in which it conducts its mortgage origination business in order to ensure that it remains up-to-date and cost effective in a competitive market. The seller may therefore change its origination processes from time to time. However, the seller will retain exclusive control over the underwriting polices and lending criteria to be applied to the origination of each mortgage loan. The seller's underwriting and processing of mortgage loans are independent from the process by which the seller's mortgage loans are originated.

LENDING CRITERIA

    Each mortgage loan was originated according to the seller's lending criteria applicable at the time the mortgage loan was offered, which lending criteria in the case of each mortgage loan included in the mortgage portfolio as of the Funding 2 program date were

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the same as or substantially similar to the criteria described in this section.
New mortgage loans may only be included in the mortgage portfolio if they are originated in accordance with the lending criteria applicable at the time the mortgage loan is offered and if the conditions contained in "ASSIGNMENT OF THE MORTGAGE LOANS AND RELATED SECURITY -- ASSIGNMENT OF NEW MORTGAGE LOANS AND THEIR RELATED SECURITY" have been satisfied. However, the seller retains the right to revise its lending criteria from time to time, so the criteria applicable to new mortgage loans may not be the same as those currently used.

    To obtain a mortgage loan, each prospective borrower completes an application form which includes information about the applicant's income, current employment details, bank account information, if any, current mortgage information, if any, and certain other personal information. The seller completes a credit reference agency search in all cases against each applicant at their current address and, if necessary, former addresses, which gives details of public information including any county court judgments and details of any bankruptcy. Some of the factors currently used in making a lending decision are as follows:

(1) EMPLOYMENT DETAILS

    The seller operates the following policy in respect of the verification of a prospective borrower's income details. Under this policy, the seller categorizes prospective borrowers as either "employed" or "self-employed". Proof of income for employed prospective borrowers applying for mortgage loans in an amount less than [GBP]500,000 may be established by:

       o last three monthly bank statements and/or three monthly payslips from the six month period prior to the date of the loan application; and

       o a form P60 or accountant's certificate certifying the borrower's income.

       Proof of income for self-employed prospective borrowers may be established by:

       o a letter from the prospective borrower's accountant in acceptable form; or

       o acceptable confirmation of self-employment which might include any of a tax return, accountant's letter or a trade invoice, together with a certificate from the prospective borrower as to income.

    In May 2001 the seller introduced its fast track program to prospective borrowers for certain mortgage loan products. If a mortgage loan is judged appropriate for the fast track program, income is accepted as stated by the prospective borrower without further proof once positive identification of the borrower is provided and the borrower has passed the seller's credit scoring test. The seller does, nevertheless, reserve the right to request income verification from prospective borrowers. In order to qualify, the prospective borrower must have attained a specified minimum credit score on the seller's initial credit review. From May 2001 through January 2002, a prospective borrower eligible for the fast track program must have had a property value of at least [GBP]150,000, applied for a mortgage loan with an LTV ratio no greater than 60% and must have had a valuation made on the mortgaged property. From January 2002 to August 2002, a prospective borrower eligible for the fast track program must have had a property value of at least [GBP]100,000, applied for a mortgage loan with an LTV ratio no greater than 75% and must have had a valuation made on the mortgaged property. From August 2002 to July 2003, a prospective borrower eligible for the fast track program must have a property value of at least [GBP]100,000, applied for a mortgage loan with an LTV ratio no greater than 80% and must have a valuation made on the mortgaged property. From July 2003, a prospective borrower eligible for the fast track program must have a property value of at least [GBP]100,000, be applying for a mortgage loan with an LTV ratio no greater than 85% and must have a valuation made on the mortgaged property. An existing borrower may also be eligible for the fast track program in respect of a further advance under a mortgage loan provided that the LTV ratio of the combined mortgage loan and further advance does not exceed 95% and that prior to the request for a further advance the mortgage loan

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was not subject to the seller's fast track program procedure. Further, an existing borrower may also be eligible for the fast track program if the borrower is moving from one property (for which the seller is the mortgagee) to another property and either (a) the borrower has had a mortgage loan with the seller for at least two years prior to the date on which the borrower applies for the new mortgage loan and the LTV ratio for the new mortgage loan is no greater than 80%, or (b) the amount of the new mortgage loan is equal to or less than the amount of the original mortgage loan, and the borrower's personal circumstances (for example, income and employment) have not changed since the date of the original mortgage loan. In all cases, the seller reserves the right to obtain proof of income references. Together mortgage loans and Together Connections mortgage loans are excluded from the seller's fast track program. As of March 2004 the seller no longer originates mortgage loans under the fast track program.

    Since March 2004 the seller has adopted a new set of procedures under which verification of a borrower's income is not required in certain circumstances. For mortgage loans with an LTV ratio of 85% or less (80% or less for mortgage loans greater than [GBP]500,000) a borrower receiving a medium to high credit score does not need to provide proof of income. First time buyers, borrowers employed less than six months and borrowers of Together mortgage loans are ineligible for a non-verified mortgage loan. Notwithstanding these procedures, the seller retains the right to require proof of income or other credit-related information in any case it deems necessary.

(2) VALUATION

    The seller requires that a valuation of the property be obtained either from its in-house valuation department or from an independent firm of professional valuers selected from a panel of approved valuers. The seller retains details of professional indemnity insurance held by panel valuers. The person underwriting the mortgage loan and/or the valuation team reviews the valuation of each property securing the mortgage loans. For more information on the valuation process and criteria used for a further advance, including the use of desktop valuations, see "-- CHARACTERISTICS OF THE MORTGAGE LOANS -- FURTHER ADVANCES".

(3) PROPERTY TYPES

    The seller applies the criteria set out below in determining the eligibility of properties to serve as security for mortgage loans. Under these criteria, eligible property types include freehold, heritable and leasehold houses, heritable and leasehold flats and mixed commercial and residential use properties where there is a separate entrance for the residential part of the property. In the case of a mortgage loan secured by a leasehold property, the seller requires that the unexpired term of the lease be at least 30 years from the end of the agreed mortgage loan term.

    The seller may consider some property types that do not meet its usual lending criteria on a case-by-case basis. However, some property types will not be considered for the purposes of providing security for a mortgage loan. The types of property falling within this category comprise freehold flats in England or Wales, shared ownership or shared equity schemes and properties of non-standard construction of a type considered to be defective.

(4) LOAN AMOUNT

    Generally, the maximum loan amount is [GBP]1,000,000, but this may vary according to the application in question. The amount borrowed may exceed this limit in exceptional cases. The seller has represented and warranted in the mortgage sale agreement that, as of the date of assignment, no mortgage loan in the mortgage portfolio has a current balance greater than [GBP]500,000.

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(5) TERM

    Each mortgage loan must have an initial term of between 7 and 30 years (in the case of a Together Connections mortgage loan) or between 7 and 35 years in the case of all other mortgage loans.

(6) AGE OF APPLICANT

    The first named borrower in respect of a Together mortgage loan or a Together Connections mortgage loan must be aged 21 or over. All borrowers in respect of all other mortgage loans must be aged 18 or over. There are no maximum age limits.

(7) STATUS OF APPLICANT(S)

    The maximum loan amount of the mortgage loan(s) under a mortgage account is determined by a number of factors, including the applicant's income. In determining income, the seller includes basic salary along with performance or profit-related pay, allowances, mortgage subsidies, pensions, annuities, overtime, bonus and commission. The seller will deduct the annual cost of existing commitments of twelve months or more from the applicant's gross income. Positive proof of the applicant's identity and address is obtained in all cases.

    In cases where an applicant requests that the seller takes a secondary income into account, the seller will consider the sustainability of the applicant's work hours, the similarity of the jobs and/or skills, the commuting time and distance between jobs, the length of employment at both positions and whether the salary is consistent with the type of employment. The seller will determine, after assessing the above factors, if it is appropriate to use both incomes. If so, a portion of the secondary income will be used as part of the normal income calculation.

    Where there are two applicants, the seller adds joint incomes together for the purposes of calculating the applicants' total income. In determining the loan amount available to the applicants the seller may use the higher of the joint income multiplied by the appropriate income multiple or the highest of the two incomes multiplied by the appropriate income multiple plus the lower income. The seller may at its discretion consider the income of one additional applicant as well, but only at a maximum income multiple of 1.

    The seller may exercise discretion within its lending criteria in applying those factors that are used to determine the maximum amount an applicant can borrow. Accordingly, these parameters may vary for some mortgage loans. The seller may take the following into account when applying discretion: credit score result, existing customer relationship, LTV and total income needed to support the mortgage loan.

(8) CREDIT HISTORY

    (a) Credit search

        A credit search is carried out in respect of all applicants. Applications may be declined where an adverse credit history (for example, county court judgment (or the Scottish equivalent), default or bankruptcy notice) is revealed.

    (b) Existing lender's reference

        In some cases the seller may seek a reference from any existing and/or previous lender. Any reference must satisfy the seller that the account has been properly conducted and that no history of material arrears exists. The seller may substitute the reference with the bureau record obtained as a result of the credit search.

(9) SCORECARD

    The seller uses some of the criteria described here and various other criteria to produce an overall score for the application that reflects the statistical analysis of the risk of advancing the mortgage loan. The scorecard has been developed using the seller's

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own data and experience of its own mortgage accounts. The lending policies and processes are determined centrally to ensure consistency in the management and monitoring of credit risk exposure. Full use is made of software technology in credit scoring new applications. Credit scoring applies statistical analysis to publicly available data and customer-provided data to assess the likelihood of a mortgage account going into arrears. The seller also uses behavioural scoring, which uses customer data on existing accounts to make further lending decisions and to prioritize action in case of arrears.

    The seller reserves the right to decline an application that has achieved a passing score. The seller does have an appeals process if an applicant believes that his/her application has been unfairly declined. It is the seller's policy to allow only authorized individuals to exercise discretion in granting variances from the scorecard.

SELLER'S DISCRETION TO LEND OUTSIDE OF ITS LENDING CRITERIA

    On a case-by-case basis, and within approved limits as detailed in the seller's lending criteria, the seller may have determined that, based upon compensating factors, a prospective borrower that did not strictly qualify under its lending criteria at that time warranted an underwriting exception. The seller may take into account compensating factors including, but not limited to, a low LTV ratio, stable employment and time in residence at the applicant's current residence. New mortgage loans and further advances (made prior to their assignment to the mortgages trustee or if the seller decides at a later date to retain such mortgage loans subject to further advances within the mortgages trust, after their assignment to the mortgages trustee) that the seller has originated under lending criteria that are different from the lending criteria set out here may be assigned to the mortgages trustee.

MAXIMUM LTV RATIO

    The maximum LTV ratio permitted for prospective borrowers applying for mortgage loans secured by mortgaged properties valued up to [GBP]250,000 is 95% of the lower of the purchase price or valuation of the mortgaged property determined by the relevant valuation. The maximum LTV ratio permitted for prospective borrowers applying for mortgage loans secured by mortgaged properties valued up to [GBP]1,000,000 is 90% of the lower of the purchase price or valuation of the mortgaged property determined by the relevant valuation. The maximum LTV ratio permitted for prospective borrowers applying for mortgage loans secured by mortgaged properties valued over [GBP]1,000,000 is 85% of the lower of the purchase price or valuation of the mortgaged property determined by the relevant valuation. The maximum LTV ratio for prospective borrowers applying for mortgage loans secured by the seller's currently offered flexible mortgage loans is as described under "-- CHARACTERISTICS OF THE MORTGAGE LOANS -- FLEXIBLE MORTGAGE LOANS".

    In the case of a purchase of a mortgaged property, the seller will determine the current market value of that mortgaged property (which will be used to determine the maximum amount of the mortgage loan permitted to be made by the seller) to be the lower of:

       o the valuation made by an independent valuer from the panel of valuers appointed by the seller or an employee valuer of the seller; or

       o the purchase price for the mortgaged property paid by the prospective borrower.

    If a borrower or a prospective borrower has applied to remortgage its current mortgaged property, the seller will determine the current market value of the mortgaged property (for the purpose of determining the maximum amount of the loan available) by using the then current valuation of the mortgaged property as determined using the process described under "-- LENDING CRITERIA --
(2) VALUATION".

    If the borrower has applied for a further advance or a personal secured loan, the seller will determine the current market value of the mortgaged property by using either an indexed valuation figure provided by a UK pricing index, a desktop valuation by an employee valuer of the seller or the then current valuation of the mortgaged property as determined using the process described under "-- LENDING CRITERIA --
(2) VALUATION".


BUILDINGS INSURANCE POLICIES

INSURANCE ON THE PROPERTY

    A borrower is required to arrange for insurance on the mortgaged property for an amount equal to the full rebuilding cost of the property. The borrower may either purchase the insurance through an insurer arranged by the seller (a "SELLER ARRANGED INSURER"), or the borrower or landlord (for a leasehold property) may arrange for the insurance independently. Where borrower or landlord-arranged insurance fails or (without the knowledge of the seller) no insurance is arranged, a contingency insurance policy exists to protect the seller (but not the borrower) up to the amount of the seller's insurable interest in the property (subject to aggregate limits of indemnity) and the seller can make a claim under the contingency insurance policy. The policy has a [GBP]50,000 deductible in the aggregate in any one period of insurance.

SELLER ARRANGED BUILDINGS INSURANCE POLICIES

    The solicitor, licensed or qualified conveyancer acting for the seller is required to ensure that buildings insurance cover is taken out by the relevant borrower prior to the completion of each mortgage loan. If a borrower asks the seller to arrange insurance on its behalf, a policy will be issued by a seller arranged insurer, which currently is AXA General Insurance Ltd., a member of the AXA Group of Companies ("AXA"). AXA's registered number is 141 885 and its address is 107 Cheapside, London EC2V 6DU. The policy will provide the borrower with rebuilding insurance up to an amount equal to the actual rebuilding cost. Standard policy conditions apply, which are renegotiated periodically by the seller with the seller arranged insurer. Under seller arranged insurance policies, the seller will assign its rights under those policies to the mortgages trustee. Amounts paid under the insurance policy are generally utilized to fund the reinstatement of the property or are otherwise paid to the seller to reduce the amount of the mortgage loan(s).

    In the administration agreement, the seller, acting in its capacity as administrator, has agreed to deal with claims under the seller arranged insurance policies in accordance with its normal procedures and also has agreed to make and enforce claims and to hold the proceeds of claims on trust for the mortgages trustee or as the mortgages trustee may direct.

BORROWER OR LANDLORD-ARRANGED BUILDINGS INSURANCE POLICIES AND THE CONTINGENCY INSURANCE POLICY

    If a borrower elects not to take up a seller arranged insurance policy, or if a borrower who originally had a seller arranged insurance policy confirms that he or she no longer requires such insurance, that borrower is sent an "alternative insurance requirements" form. The borrower is required to acknowledge that he is responsible for arranging an alternative insurance policy which covers the rebuilding cost of the property and to request joint insured status for the seller.

    Once an alternative insurance requirements form has been dispatched, it is assumed that the borrower is making arrangements in accordance with those requirements. If it transpires that the borrower has not complied with those requirements and if the property is damaged while uninsured or partially insured because of under-insurance, the seller is entitled to make a claim under the contingency insurance policy provided the seller has no prior knowledge of the deficiency. The contingency insurance policy is an insurance policy currently provided to the seller by AXA that insures the seller against loss relating to mortgaged properties where borrowers have failed to make their own property insurance arrangements. The contingency insurance policy provides cover for the mortgages trustee. The administrator will make claims in accordance with the contingency insurance policy and hold the proceeds of claims on trust for the mortgages trustee or as the mortgages trustee may direct.

     In the case of leasehold properties where the lease requires the landlord to insure the property, provision is made to deal with the insurance in the mortgage conditions or the "GENERAL INSTRUCTIONS TO SOLICITORS" or other comparable or successor instructions or guidelines. Again, if it transpires that the property is not insured and is damaged, the seller can claim under the contingency insurance policy.

    If a borrower who originally had seller arranged insurance fails to pay a premium, but does not notify the seller that it wishes to make alternative arrangements, it is assumed that the borrower requires seller arranged insurance to continue and no alternative insurance requirements form is sent to that borrower. The unpaid premium is paid by the seller and the amount of the premium is added to the balance of the relevant mortgage loan.

    It is possible that the seller may not be insured under any insurance policy which is not arranged by the seller and, therefore, it may not have the benefit of any security over such policies. The mortgages trustee, therefore, may not have an interest in policies that were not arranged through the seller. See "RISK FACTORS -- THE MORTGAGES TRUSTEE MAY NOT RECEIVE THE BENEFIT OF CLAIMS MADE ON THE BUILDINGS INSURANCE WHICH COULD ADVERSELY AFFECT PAYMENTS ON THE NOTES".

PROPERTIES IN POSSESSION POLICY

    If the seller takes possession of a property from a borrower in default, the seller has coverage through a properties in possession policy from AXA. The policy provides the seller with rebuilding insurance up to an amount equal to the actual rebuilding cost. The seller will assign its rights under this policy to the mortgages trustee for any mortgage loan which is in the mortgage portfolio and is a property in possession. Amounts paid under the properties in possession policy are generally utilized to fund the reinstatement of the property or are otherwise paid to the seller to reduce the amount of the mortgage loan. This policy is subject to a [GBP]50,000 deductible in the aggregate in any one period of insurance.

MIG POLICIES

    A mortgage indemnity guarantee, or MIG, policy is an agreement between a lender and an insurance company to underwrite the amount of each relevant mortgage loan which exceeds a specified LTV ratio. Although since January 1, 2003 the seller is no longer required to take out a MIG policy with respect to any mortgage loan originated on or after January 1, 2003, each mortgage loan originated prior to January 1, 2003, that had an LTV ratio in excess of 75% contains a condition that the seller take out mortgage indemnity insurance with Northern Rock Mortgage Indemnity Company Limited ("NORMIC"). However, under the terms of these MIG policies, the MIG coverage for a mortgage loan will be cancelled in the event a further advance is granted with respect to such mortgage loan on or after January 1, 2003.

    This insurance is intended to provide only limited cover in the event of losses being incurred in excess of the relevant LTV ratio following repossession and sale of a mortgaged property from a borrower, and is further limited in that such insurance is subject to certain caps on claims that may be made under the MIG policy by the seller and/or its relevant subsidiary. Firstly, each mortgage loan that is subject to a MIG policy is subject to a cap on claims made in respect of that mortgage loan, regardless of whether or not that mortgage loan is included in the mortgage portfolio. In addition, all mortgage loans that were originated in any one year and that are subject to a MIG policy are also subject to an aggregate cap on claims that can be made in respect of that group of mortgage loans. However, the aggregate cap in respect of mortgage loans originated in any one year is proportioned between mortgage loans that are included in the mortgage portfolio and mortgage loans that are not included in the mortgage portfolio. As each proportionate aggregate cap is applicable either to mortgage loans included in the mortgage portfolio or mortgage loans that are not included in the mortgage portfolio, any losses on mortgage loans outside of the mortgage portfolio will not reduce the amount of

MIG coverage remaining on those mortgage loans included in the mortgage portfolio which continue to have MIG coverage. The MIG policy will not cover all losses suffered in relation to the mortgage loans which continue to have MIG coverage and each such mortgage loan is only covered for a ten year period following completion of the mortgage loan or further advance. In addition, the mortgages trustee is not required to maintain a mortgage indemnity policy with the current insurer, and the seller is not required to maintain the same or any level of coverage under the mortgage indemnity insurance policies for mortgage loans that it may originate in the future and assign to the mortgages trustee. See "RISK FACTORS -- THE MORTGAGES TRUSTEE IS NOT REQUIRED TO MAINTAIN MORTGAGE INDEMNITY INSURANCE WITH THE CURRENT INSURER, AND THE SELLER IS NOT REQUIRED TO MAINTAIN THE CURRENT LEVEL OF MORTGAGE INDEMNITY INSURANCE COVERAGE FOR NEW MORTGAGE LOANS THAT IT ORIGINATES IN THE FUTURE, WHICH MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO PAY THE NOTES".

    The insured under each MIG policy is the seller and/or its relevant subsidiary. The related borrower has no interest in this policy. The seller will formally assign its interest in each MIG policy to the mortgages trustee to the extent that it relates to the mortgage loans from time to time comprised in the mortgage portfolio. Practically speaking, this will have little effect on the way in which claims are made and paid under the policies as they will continue to be administered by the seller acting in its capacity as administrator. To the extent that claims relate to mortgage loans in the mortgage portfolio, their proceeds will be paid by the seller into the mortgages trustee transaction account and the proceeds of all other claims will be paid into the seller's account.

    NORMIC is a Guernsey limited liability company and a wholly-owned insurance subsidiary of the seller. NORMIC's registered number in Guernsey is 28379, and its address is P.O. Box 384, The Albany, South Esplanade, St. Peter Port, Guernsey, Channel Islands. NORMIC does not have a public credit rating or claims paying ability or financial strength rating by any of Moody's, Standard & Poor's or Fitch. The seller does not guarantee the liabilities of NORMIC and is under no legal obligation to support NORMIC in the discharge of those liabilities. The seller is, however, contingently liable to NORMIC to pay up any unpaid amount in respect of the seller's shareholding in NORMIC. The unpaid share capital is immaterial in relation to NORMIC's overall exposure.

    The seller has warranted in the mortgage sale agreement that each of the mortgage indemnity policies relating to a mortgaged property is in force and all premiums thereon have been paid. The seller also has warranted that, so far as the seller is aware, there has been no breach of any term of the mortgage indemnity policies which would entitle the relevant insurer to avoid the same. Management of the seller believes that financial information relating to NORMIC is not material to an investor's decision to purchase the notes.

SCOTTISH MORTGAGE LOANS

    A portion of the mortgage loans in the mortgage portfolio are, and in any additional mortgage portfolio may be, secured over properties located in Scotland. Under Scots law, the only means of creating a fixed charge or security over heritable or long leasehold property is the statutorily prescribed standard security. In relation to the Scottish mortgage loans, references in this prospectus to a "MORTGAGE" are to be read as references to such standard security and references to a "MORTGAGEE" are to be read as references to the security holder (under Scots law, termed the "HERITABLE CREDITOR").

    In practice, the seller has advanced and intends to advance mortgage loans on a similar basis both in England and Wales and in Scotland. While there are certain differences in law and procedure in connection with the enforcement and realization of Scottish mortgages, the seller does not consider that these differences make Scottish mortgages significantly different from or less effective than the English mortgages. For further information on Scottish mortgages, see "MATERIAL LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE RELATED SECURITY -- SCOTTISH MORTGAGE LOANS".

    CERTAIN CHARACTERISTICS OF THE UNITED KINGDOM RESIDENTIAL MORTGAGE MARKET

    The housing market in the UK is primarily one of owner-occupier housing. The remaining occupants are in some form of public/private landlord or social ownership.

    Set out in the following tables are certain characteristics of the United Kingdom mortgage market. The prospectus supplement for each issuance of notes will contain information updating such tables together with other information regarding the characteristics of the United Kingdom mortgage market.


CPR RATES

    The quarterly constant payment rate ("CPR") data presented below was calculated by dividing the amount of scheduled and unscheduled repayments of mortgage loans in a quarter by the quarterly balance of mortgage loans outstanding for building societies in the UK. You should note that the CPR data presented below understates the seller's historical CPR data for mortgage loans originated by the seller (and therefore the expected CPR for mortgage loans included in the mortgages trust) as the data presented below is based upon a percentage of the total UK residential mortgage market and as the seller's CPR data (which calculates the amount of scheduled and unscheduled repayments on a monthly basis) includes the effect of further advances and product switches, which results in a higher CPR.

    The following table sets out the quarterly CPR rates experienced in respect of residential mortgage loans by building societies since 1964. The prospectus supplement for each issuance of a series of notes will contain information updating the historical CPR rates with data available as at the date of such prospectus supplement.

                                   FOUR                                   FOUR
                       CPR FOR  QUARTER                       CPR FOR  QUARTER
                           THE  ROLLING                           THE  ROLLING
                       QUARTER  AVERAGE                       QUARTER  AVERAGE
DATE                       (%)      (%)  DATE                     (%)      (%)
--------------  --------------  -------  -------------  -------------  -------
March 1964               11.29    12.27  June 1964              12.30    12.41
September 1964           12.68    12.41  December 1964          12.82    12.27
March 1965               11.12    12.23  June 1965              10.80    11.86
September 1965           10.66    11.35  December 1965          11.51    11.02
March 1966               10.45    10.85  June 1966              11.39    11.00
September 1966           11.71    11.27  December 1966          10.60    11.04
March 1967                9.49    10.80  June 1967              10.95    10.69
September 1967           11.65    10.67  December 1967          11.51    10.90
March 1968               10.18    11.07  June 1968              10.57    10.98
September 1968           10.91    10.79  December 1968          10.24    10.48
March 1969                9.15    10.22  June 1969              10.23    10.13
September 1969           10.65    10.07  December 1969          10.01    10.01
March 1970                8.92     9.95  June 1970              10.68    10.06
September 1970           11.60    10.30  December 1970          11.46    10.66
March 1971                9.33    10.76  June 1971              11.44    10.96
September 1971           12.17    11.10  December 1971          12.30    11.31
March 1972               10.72    11.66  June 1972              11.81    11.75
September 1972           12.24    11.77  December 1972          11.74    11.63
March 1973               10.11    11.48  June 1973              10.54    11.16
September 1973           11.06    10.86  December 1973          10.55    10.56
March 1974                7.94    10.02  June 1974               7.94     9.37
September 1974            9.58     9.01  December 1974          10.83     9.07
March 1975                9.96     9.58  June 1975              12.23    10.65
September 1975           12.76    11.44  December 1975          12.21    11.79
March 1976               10.10    11.82  June 1976              11.48    11.64


                                   FOUR                                   FOUR
                       CPR FOR  QUARTER                       CPR FOR  QUARTER
                           THE  ROLLING                           THE  ROLLING
                       QUARTER  AVERAGE                       QUARTER  AVERAGE
DATE                       (%)      (%)  DATE                     (%)      (%)
--------------  --------------  -------  -------------  -------------  -------
September 1976           11.86    11.41  December 1976          11.70    11.28
March 1977                8.00    10.76  June 1977               9.84    10.35
September 1977           12.13    10.42  December 1977          12.66    10.66
March 1978               11.30    11.48  June 1978              12.19    12.07
September 1978           11.71    11.97  December 1978          11.19    11.60
March 1979                9.33    11.11  June 1979              10.12    10.59
September 1979           11.36    10.50  December 1979          11.07    10.47
March 1980                8.03    10.15  June 1980               8.66     9.78
September 1980            9.87     9.41  December 1980          10.48     9.26
March 1981                9.97     9.74  June 1981              11.78    10.52
September 1981           12.53    11.19  December 1981          11.82    11.53
March 1982                9.63    11.44  June 1982              12.91    11.72
September 1982           13.96    12.08  December 1982          14.20    12.68
March 1983               12.55    13.41  June 1983              12.76    13.37
September 1983           12.48    13.00  December 1983          11.86    12.41
March 1984               10.40    11.88  June 1984              12.13    11.72
September 1984           12.40    11.70  December 1984          11.87    11.70
March 1985               10.02    11.61  June 1985              11.67    11.49
September 1985           13.46    11.76  December 1985          13.68    12.21
March 1986               11.06    12.47  June 1986              15.53    13.43
September 1986           17.52    14.45  December 1986          15.60    14.92
March 1987               10.57    14.80  June 1987              14.89    14.64
September 1987           16.79    14.46  December 1987          16.18    14.61
March 1988               13.55    15.35  June 1988              16.03    15.64
September 1988           18.23    16.00  December 1988          12.60    15.10
March 1989                8.85    13.93  June 1989              13.04    13.18
September 1989           11.53    11.51  December 1989          10.38    10.95
March 1990                8.91    10.96  June 1990               9.37    10.05
September 1990            9.66     9.58  December 1990          10.58     9.63
March 1991                9.07     9.67  June 1991              10.69    10.00
September 1991           11.57    10.48  December 1991          10.24    10.39
March 1992                9.14    10.41  June 1992               9.12    10.02
September 1992            9.75     9.56  December 1992           7.96     8.99
March 1993                8.53     8.84  June 1993               9.97     9.05
September 1993           10.65     9.28  December 1993          10.01     9.79
March 1994                8.97     9.90  June 1994              10.48    10.03
September 1994           11.05    10.13  December 1994          10.68    10.29
March 1995                9.15    10.34  June 1995              10.51    10.35
September 1995           11.76    10.53  December 1995          11.61    10.76
March 1996               10.14    11.00  June 1996              11.32    11.21
September 1996           13.20    11.57  December 1996          12.58    11.81
March 1997                9.75    11.71  June 1997              15.05    12.65
September 1997           12.18    12.39  December 1997          11.17    12.04
March 1998               10.16    12.14  June 1998              12.05    11.39
September 1998           13.79    11.79  December 1998          13.43    12.36
March 1999               11.14    12.60  June 1999              14.27    13.16
September 1999           15.60    13.61  December 1999          14.94    13.99
March 2000               13.82    14.66  June 2000              13.87    14.56
September 2000           14.89    14.38  December 2000          15.55    14.53
March 2001               15.49    14.95  June 2001              17.39    15.83



                                   FOUR                                   FOUR
                       CPR FOR  QUARTER                       CPR FOR  QUARTER
                           THE  ROLLING                           THE  ROLLING
                       QUARTER  AVERAGE                       QUARTER  AVERAGE
DATE                       (%)      (%)           DATE            (%)      (%)
--------------  --------------  -------  -------------  -------------  -------
September 2001           19.17    16.90  December 2001          19.03    17.77
March 2002               18.70    18.57      June 2002          19.91    19.21
September 2002           22.41    20.01  December 2002          22.16    20.80
March 2003               19.52    21.00      June 2003          20.18    21.07
September 2003           21.66    20.88  December 2003          21.33    20.67


----------
Source of repayment and outstanding mortgage information: Bank of England


HOUSE PRICE INDEX

    UK residential property prices, as measured by the Nationwide House Price Index and Halifax House Price Index (collectively the "HOUSING INDICES"), have generally followed the UK Retail Price Index over an extended period. Nationwide is a UK building society and Halifax is a UK bank.

    The housing market has been through three economic cycles since 1976. High year to year increases in the Housing Indices occurred in the late 1970s and late 1980s with greatest decrease in the early 1990s. The Housing Indices have generally increased since 1996.

    The following table sets out the quarterly housing price indices experienced in respect of residential mortgage loans by building societies since 1964. The prospectus supplement for each issuance of notes will contain information updating the historical housing price indices with data available as at the date of such prospectus supplement.

                                        NATIONWIDE
                      UK RETAIL           HOUSE        HALIFAX HOUSE
                     PRICE INDEX       PRICE INDEX      PRICE INDEX
                  -----------------  ---------------  ---------------
                           % ANNUAL         % ANNUAL         % ANNUAL
TIME IN QUARTERS    INDEX    CHANGE1 INDEX    CHANGE1 INDEX    CHANGE1
----------------  -------  --------  -----  --------  -----  --------
1973 Q4               N/A       N/A   19.5       N/A    N/A       N/A
1974 Q1               N/A       N/A   19.8       N/A    N/A       N/A
1974 Q2               N/A       N/A   20.0       N/A    N/A       N/A
1974 Q3               N/A       N/A   20.2       N/A    N/A       N/A
1974 Q4               N/A       N/A   20.4       4.4    N/A       N/A
1975 Q1              31.5       N/A   20.7       4.5    N/A       N/A
1975 Q2              34.8       N/A   21.4       6.8    N/A       N/A
1975 Q3              35.6       N/A   21.9       7.9    N/A       N/A
1975 Q4              37.0       N/A   22.5      10.1    N/A       N/A
1976 Q1              38.2      19.3   23.0      10.3    N/A       N/A
1976 Q2              39.5      12.7   23.4       9.0    N/A       N/A
1976 Q3              40.7      13.4   23.9       8.9    N/A       N/A
1976 Q4              42.6      14.1   24.4       7.8    N/A       N/A
1977 Q1              44.6      15.5   24.8       7.4    N/A       N/A
1977 Q2              46.5      16.3   25.3       7.8    N/A       N/A
1977 Q3              47.1      14.6   25.9       7.8    N/A       N/A
1977 Q4              47.8      11.5   26.2       7.4    N/A       N/A
1978 Q1              48.6       8.6   27.6      10.8    N/A       N/A
1978 Q2              50.0       7.3   28.9      13.3    N/A       N/A
1978 Q3              50.8       7.6   31.7      20.4    N/A       N/A
1978 Q4              51.8       8.0   33.6      24.6    N/A       N/A
1979 Q1              53.4       9.4   35.5      25.3    N/A       N/A
1979 Q2              55.7      10.8   38.1      27.5    N/A       N/A



                                        NATIONWIDE
                      UK RETAIL           HOUSE        HALIFAX HOUSE
                     PRICE INDEX       PRICE INDEX      PRICE INDEX
                  -----------------  ---------------  ---------------
                           % ANNUAL         % ANNUAL         % ANNUAL
TIME IN QUARTERS    INDEX    CHANGE1 INDEX    CHANGE1 INDEX    CHANGE1
----------------  -------  --------  -----  --------  -----  --------
1979 Q3              59.1      15.1   40.9      25.3    N/A       N/A
1979 Q4              60.7      15.9   43.8      26.7    N/A       N/A
1980 Q1              63.9      18.0   45.2      24.3    N/A       N/A
1980 Q2              67.4      19.1   46.6      20.2    N/A       N/A
1980 Q3              68.5      14.8   47.1      14.3    N/A       N/A
1980 Q4              69.9      14.1   46.9       6.7    N/A       N/A
1981 Q1              72.0      11.9   47.3       4.5    N/A       N/A
1981 Q2              75.0      10.7   48.1       3.2    N/A       N/A
1981 Q3              76.3      10.8   48.3       2.3    N/A       N/A
1981 Q4              78.3      11.3   47.5       1.3    N/A       N/A
1982 Q1              79.4       9.8   48.2       1.9    N/A       N/A
1982 Q2              81.9       8.8   49.2       2.4    N/A       N/A
1982 Q3              81.9       7.1   49.8       3.2    N/A       N/A
1982 Q4              82.5       5.2   51.0       7.2    N/A       N/A
1983 Q1              83.1       4.6   52.5       8.4   97.1       N/A
1983 Q2              84.8       3.5   54.6      10.4   99.4       N/A
1983 Q3              86.1       5.0   56.2      12.1  101.5       N/A
1983 Q4              86.9       5.2   57.1      11.2  102.3       N/A
1984 Q1              87.5       5.2   59.2      12.0  104.1       7.0
1984 Q2              89.2       5.1   61.5      11.9  106.0       6.4
1984 Q3              90.1       4.5   62.3      10.4  108.4       6.6
1984 Q4              90.9       4.5   64.9      12.8  111.0       8.2
1985 Q1              92.8       5.9   66.2      11.2  113.5       8.6
1985 Q2              95.4       6.7   68.2      10.3  115.4       8.5
1985 Q3              95.4       5.7   69.2      10.5  116.8       7.5
1985 Q4              96.1       5.6   70.7       8.5  120.6       8.3
1986 Q1              96.7       4.1   71.1       7.1  124.0       8.8
1986 Q2              97.8       2.5   73.8       8.0  128.1      10.4
1986 Q3              98.3       3.0   76.3       9.7  132.2      12.4
1986 Q4              99.6       3.6   79.0      11.1  136.8      12.6
1987 Q1             100.6       4.0   81.6      13.7  142.3      13.8
1987 Q2             101.9       4.1   85.8      15.0  146.7      13.6
1987 Q3             102.4       4.1   88.6      15.0  151.5      13.6
1987 Q4             103.3       3.6   88.5      11.4  158.0      14.4
1988 Q1             104.1       3.4   90.0       9.8  167.0      16.0
1988 Q2             106.6       4.5   97.6      13.0  179.4      20.1
1988 Q3             108.4       5.7  108.4      20.1  197.4      26.5
1988 Q4             110.3       6.6  114.2      25.5  211.8      29.3
1989 Q1             112.3       7.6  118.8      27.8  220.7      27.9
1989 Q2             115.4       7.9  124.2      24.1  226.1      23.1
1989 Q3             116.6       7.3  125.2      14.4  225.5      13.3
1989 Q4             118.8       7.4  122.7       7.2  222.5       4.9
1990 Q1             121.4       7.8  118.9       0.1  223.7       1.4
1990 Q2             126.7       9.3  117.7      -5.4  223.3      -1.2
1990 Q3             129.3      10.3  114.2      -9.2  222.7      -1.2
1990 Q4             129.9       8.9  109.6     -11.3  223.0       0.2
1991 Q1             131.4       7.9  108.8      -8.8  223.1      -0.3
1991 Q2             134.1       5.7  110.6      -6.2  221.9      -0.6
1991 Q3             134.6       4.0  109.5      -4.2  219.5      -1.4
1991 Q4             135.7       4.4  107.0      -2.4  217.7      -2.4
1992 Q1             136.7       4.0  104.1      -4.4  213.2      -4.5


                                        NATIONWIDE
                      UK RETAIL           HOUSE        HALIFAX HOUSE
                     PRICE INDEX       PRICE INDEX      PRICE INDEX
                  -----------------  ---------------  ---------------
                           % ANNUAL         % ANNUAL         % ANNUAL
TIME IN QUARTERS    INDEX    CHANGE1 INDEX    CHANGE1 INDEX    CHANGE1
----------------  -------  --------  -----  --------  -----  --------
1992 Q2             139.3       3.8  105.1      -5.1  208.8      -6.1
1992 Q3             139.4       3.5  104.2      -5.0  206.9      -5.9
1992 Q4             139.2       2.5  100.1      -6.7  199.5      -8.7
1993 Q1             139.3       1.9  100.0      -4.0  199.6      -6.6
1993 Q2             141.0       1.2  103.6      -1.4  201.7      -3.5
1993 Q3             141.9       1.8  103.2      -1.0  202.6      -2.1
1993 Q4             141.9       1.9  101.8       1.7  203.5       2.0
1994 Q1             142.5       2.3  102.4       2.4  204.6       2.5
1994 Q2             144.7       2.6  102.5      -1.1  202.9       0.6
1994 Q3             145.0       2.2  103.2       0.0  202.7       0.0
1994 Q4             146.0       2.8  104.0       2.1  201.9      -0.8
1995 Q1             147.5       3.4  101.9      -0.5  201.8      -1.4
1995 Q2             149.8       3.5  103.0       0.5  199.3      -1.8
1995 Q3             150.6       3.8  102.4      -0.8  197.8      -2.4
1995 Q4             150.7       3.2  101.6      -2.3  199.2      -1.3
1996 Q1             151.5       2.7  102.5       0.6  202.1       0.1
1996 Q2             153.0       2.1  105.8       2.7  206.7       3.6
1996 Q3             153.8       2.1  107.7       5.1  208.8       5.4
1996 Q4             154.4       2.4  110.1       8.0  213.9       7.1
1997 Q1             155.4       2.5  111.3       8.3  216.7       7.0
1997 Q2             157.5       2.9  116.5       9.6  220.2       6.3
1997 Q3             159.3       3.5  121.2      11.8  222.6       6.4
1997 Q4             160.0       3.6  123.3      11.4  225.4       5.2
1998 Q1             160.8       3.4  125.5      12.0  228.4       5.3
1998 Q2             163.4       3.7  130.1      11.0  232.1       5.3
1998 Q3             164.4       3.2  132.4       8.8  234.8       5.3
1998 Q4             164.4       2.7  132.3       7.0  237.2       5.1
1999 Q1             164.1       2.0  134.6       7.0  238.6       4.4
1999 Q2             165.6       1.3  139.7       7.1  245.5       5.6
1999 Q3             166.2       1.1  144.4       8.6  255.5       8.4
1999 Q4             167.3       1.7  148.9      11.8  264.1      10.7
2000 Q1             168.4       2.6  155.0      14.1  273.1      13.5
2000 Q2             171.1       3.3  162.0      14.8  272.8      10.5
2000 Q3             171.7       3.3  161.5      11.2  275.9       7.7
2000 Q4             172.2       2.9  162.8       9.0  278.6       5.3
2001 Q1             172.2       2.2  167.5       7.8  281.7       3.1
2001 Q2             174.4       1.9  174.8       7.6  293.2       7.2
2001 Q3             174.6       1.7  181.6      11.8  302.4       9.2
2001 Q4             173.4       0.7  184.6      12.5  311.8      11.3
2002 Q1             174.5       1.3  190.2      12.7  327.3      15.0
2002 Q2             176.2       1.0  206.5      16.6  343.7      15.9
2002 Q3             177.6       1.7  221.1      19.7  366.1      19.1
2002 Q4             178.5       2.9  231.3      22.6  392.1      22.9
2003 Q1             179.9       3.0  239.3      22.9  403.8      21.0
2003 Q2             181.3       2.9  250.1      19.2  419.0      19.8
2003 Q3             182.5       2.7  258.9      15.8  434.5      17.1
2003 Q4             183.5       2.8  267.1      14.4  455.3      14.9


----------
1 The percentage annual change is calculated in accordance with the following formula:

  In (x/y) where "X" is equal to the current quarter's index value and "Y" is equal to the index value of the previous year's corresponding quarter.

Source: Office for National Statistics, Nationwide, Halifax.

               THE ADMINISTRATOR AND THE ADMINISTRATION AGREEMENT

THE ADMINISTRATOR

    The mortgages trustee, the seller, Funding and Funding 2 have appointed Northern Rock plc under the terms of the administration agreement as the initial administrator of the mortgage loans. The administrator performs the day-to-day servicing of the mortgage loans through its retail branches, mortgage service centers and telephone banking and operations centers. The administrator will continue to administer other mortgage loans in addition to those mortgage loans included in the mortgage portfolio. The administrator's registered office is Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL, United Kingdom.

    This section describes the administrator's procedures in relation to mortgage loans generally. A description of the administrator's obligations under the administration agreement follows in the next section. The administrator is continually reviewing the way in which it conducts its mortgage loan administration business in order to ensure that it remains up-to- date and cost effective in a competitive market, and the administrator may therefore change its administration processes from time to time.


ADMINISTRATION OF MORTGAGE LOANS

    Administration procedures include monitoring compliance with and administering the mortgage loan features and facilities applicable to the mortgage loans, responding to customer inquiries and management of mortgage loans in arrears. See "-- THE ADMINISTRATION AGREEMENT".

    Under the terms and conditions of the mortgage loans, borrowers generally must pay the monthly payment required under the terms and conditions of the mortgage loans on each monthly payment due date. Interest accrues in accordance with the terms and conditions of each mortgage loan and is collected from borrowers monthly.

    In the case of variable rate mortgage loans, the administrator determines the standard variable rate from time to time. In the case of variable rate mortgage loans which are assigned to the mortgages trustee, except in certain limited circumstances, the administrator will continue to determine the standard variable rate applicable to such mortgage loans on behalf of the mortgages trustee, the Funding beneficiaries and/or the Funding security trustees. The administrator will take all necessary steps under the mortgage loans to notify borrowers of any change in the interest rates applicable to the mortgage loans (whether or not due to a change in the standard variable rate).

    Payments of interest and, in the case of repayment mortgage loans, principal, are payable monthly in advance. Where a borrower defaults in the payment of interest and/or principal under a mortgage loan, the administrator will follow the usual arrears procedures described under "-- ARREARS AND DEFAULT PROCEDURES" below.


ARREARS AND DEFAULT PROCEDURES

    The administrator collects all payments due under or in connection with mortgage loans in accordance with its administration procedures in force from time to time, but having regard to the circumstances of the relevant borrower in each case. In accordance with standard market practice in the UK mortgage loan servicing business, the administrator identifies a mortgage loan as being "IN ARREARS" when, on any due date, the overdue amounts which were due on previous due dates equal, in the aggregate, one or more full monthly payments. In making an arrears determination, the administrator calculates as of the date of determination the difference between:

       o the sum of all monthly payments that were due and payable by a borrower on any due date up to that date of determination (less the aggregate amount of all authorized underpayments made by such borrower up to such date of determination); and

       o the sum of all payments actually made by that borrower up to that date of determination.

    The administrator will determine that a mortgage loan is in arrears if the result arrived at by dividing that difference (if any) by the amount of the required monthly payment equals or exceeds 1. A mortgage loan will continue to be in arrears for each calendar month in which the result of the foregoing arrears calculation equals or exceeds 1, which result means that the borrower has missed payments that in the aggregate equal or exceed one monthly payment, and subsequent payments by that borrower (if any) have not reduced the amount of missed payments to less than one monthly payment. As the administrator determines its arrears classification based upon the number of full monthly payments that have been missed by a borrower, a borrower that has missed payments that in the aggregate equal or exceed 2 monthly payments (but for which the aggregate of missed payments is less than 3 monthly payments) would be classified by the administrator as being between 2-3 months in arrears, and so on. For example, suppose a borrower has made four monthly payments (either in consecutive months or throughout any period of time) each in an amount less than the required monthly amount, and the difference, for the purposes of arrears calculation, between the sum of the payments due and payable by that borrower and the sum of the payments actually made by that borrower (that difference then divided by that borrower's required monthly payment) is less than 1. The administrator would not classify that borrower as being in arrears. However, if that borrower makes another payment (for the purposes of our example, on the monthly payment date in January of a particular year) that is less than the required monthly amount and which deficient payment, when aggregated with that borrower's prior deficient payments, results in the foregoing arrears calculation equaling or exceeding 1, that borrower will be classified as being one month in arrears as of February 1 of that same year. Furthermore, if the result of the foregoing arrears calculation continues to equal or exceed 1 (but remains less than 2) until March 1 of that same year, that borrower will continue to be classified as being one month in arrears during that time period. The administrator will not classify the borrower as being two months in arrears until the beginning of the month following the monthly payment date in which the result of the arrears calculation equals or exceeds 2.

    This formula that the administrator uses to determine arrears means that there may be mortgage loans in the mortgage portfolio on which borrowers have paid less than the monthly payment due, but which have not been classified as being in arrears, as the aggregate of the amount of deficient payments does not equal or exceed one monthly payment. This also means that there may be a significant period of time between the due date on which a borrower pays less than the monthly payment due on that due date and the date that the aggregate amount of those deficient payments equals or exceeds one monthly payment, at which time the administrator will classify that mortgage loan as being in arrears. In addition, there may be a significant period of time between the classification of a borrower as being, for example, one month in arrears, and (assuming the borrower continues to make deficient monthly payments) the time at which those deficient payments in the aggregate result in the administrator classifying the borrower as being two months in arrears.

    The arrears are reported at each calendar month end. After the arrears are first reported the borrower is contacted and asked for payment of the arrears. The administrator will continue to contact the borrower asking for payment of the arrears. The administrator classifies a mortgage loan that is in arrears as a "NON-PERFORMING MORTGAGE LOAN" if the related borrower has not made any payment within any of the three consecutive calendar months prior to the date of determination.

    In the case of any flexible and non-flexible mortgage loan and subject to the terms and conditions of the mortgage loan, arrears are capitalized upon receipt of three consecutive full monthly payments.

     In seeking to control and manage arrears, the administrator from time to time enters into arrangements with borrowers regarding the arrears, including:

       o arrangements to make each monthly payment as it falls due plus an additional amount to pay the arrears over a period of time;

       o arrangements to pay only a portion of each monthly payment as it falls due; and/or

       o a deferment for a period of time of all payments, including interest and principal or parts of any of them.

    The administrator may vary any of these arrangements from time to time at its discretion, the primary aim being to rehabilitate the borrower and recover the arrears.

    Legal proceedings do not usually commence until the arrears are equal to at least three times the monthly payment then due. However, in many cases legal proceedings may commence later than this. Once legal proceedings have commenced, the administrator may send further letters to the borrower encouraging the borrower to enter into discussions to pay the arrears. The administrator may still enter into an arrangement with a borrower at any time prior to a court hearing, or it may request an adjournment of a court hearing. If the administrator (on behalf of the mortgagee) applies to the court for an order for possession following a default of the borrower, the court has discretion as to whether it will grant the order requiring the borrower to vacate the mortgaged property, and discretion as to the terms upon which the order is granted. If, after the possession order has been granted, the borrower does not voluntarily vacate the property, then the administrator will be required to request a warrant for execution by a court officer of the possession order. On average, the equivalent of 12 monthly payments may have been missed prior to the administrator obtaining possession, assuming no prior mortgage or the imposition of defenses. Where a court order for possession is deferred to allow time for payment and the borrower subsequently defaults in making the payment, the administrator may take any action it considers appropriate, including entering into an arrangement with the borrower. In all cases, the administrator has a duty of care to the borrower to act reasonably.

    The administrator has discretion to deviate from these arrears procedures. In particular, the administrator may deviate from these procedures where a borrower suffers from a mental or physical infirmity, is deceased or where the borrower is otherwise prevented from making payment due to causes beyond the borrower's control. This is the case for both sole and joint borrowers.

    After the mortgagee has been granted possession, the administrator (on behalf of the mortgagee) may take any action it considers appropriate, subject to any fiduciary duties which the mortgagee may owe to the borrower, including but not limited to:

       o securing, maintaining or protecting the property and putting it into a suitable condition for sale;

       o creating (other than in Scotland) any estate or interest on the property, including a leasehold;

       o disposing of the property (in whole or in parts) or of any interest in the property, by auction, private sale or otherwise, for a price it considers appropriate; and/or

       o     letting the property for any period of time.

    Subject as provided above, the administrator (on behalf of the mortgagee) has discretion as to the timing of any of these actions, including whether to postpone the action for any period of time. The administrator (on behalf of the mortgagee) may also carry out works on the property as it considers appropriate, including the demolition of the whole or any part of it.

    The period between the administrator (on behalf of the mortgagee) obtaining possession and sale of a mortgaged property is generally between three and nine months.

However, you should note that the administrator's ability to exercise its power of sale in respect of a mortgaged property is dependent upon mandatory legal restrictions as to notice requirements. In addition, there may be factors outside the administrator's control, such as whether the borrower contests the sale and the market conditions at the time of sale, that may affect the length of time between the administrator's decision (on behalf of the mortgagee) to exercise the power of sale and final completion of the sale.

    The administrator will apply the net proceeds of sale of the mortgaged property against the sums owed by the borrower to the extent necessary to discharge the mortgage including any accumulated fees and interest. Where those proceeds are insufficient to cover all amounts owing under the mortgage loan, the administrator will make a claim under the MIG policy, if appropriate. Where the funds arising from application of these procedures are insufficient to pay all amounts owing in respect of a mortgage loan, the funds are applied first in paying principal, and secondly in paying interest and costs.

    At this point the administrator will close the borrower's account. However, the borrower remains liable for any deficit remaining after the mortgaged property is sold but before the proceeds of any MIG insurance are applied. The administrator may pursue the borrower to the extent of any deficiency resulting from the sale if the administrator deems it appropriate to do so.

    These arrears and security enforcement procedures may change over time as a result of a change in the administrator's business practices, legislative or regulatory changes or business codes of practice.


ARREARS EXPERIENCE

    Each prospectus supplement relating to the issuance of a series of notes will contain tables summarizing, in respect of the seller's overall mortgage portfolio, then up-to-date information on the seller's experience administering mortgage loans in arrears and its repossession experience for residential mortgage loans originated by the seller. The tables will include information in respect of the seller's experience in administering mortgage loans secured by mortgaged properties located in England, Wales and Scotland.

    There can be no assurance that the arrears and repossession experience with respect to the mortgage loans included in the mortgage portfolio will correspond to the experience of the administrator's overall mortgage portfolio. Moreover, if the property market experiences an overall decline in property values so that the value of the mortgaged properties relating to the mortgage loans included in the trust property falls below the current balances of such mortgage loans, the actual rates of arrears and repossessions could be significantly higher than those previously experienced by the seller. In addition, other adverse economic conditions, whether or not they affect property values, may nonetheless affect the timely payment by borrowers of principal and interest and, accordingly, the rates of arrears, repossessions and losses with respect to the mortgage loans included in the mortgage portfolio. You should note that the United Kingdom experienced relatively low and stable interest rates during the periods covered in the preceding tables. If interest rates were to rise, it is likely that the rate of arrears and repossessions likewise would rise.

    Northern Rock's level of mortgage arrears has been on a downward trend since the recession in the UK in the early 1990s. Between June 1996 and December 2000, interest rate increases, and the reduction (and ultimate elimination) of benefits offered by the Mortgage Interest Relief At Source scheme, have contributed to slowing that downward trend.

    House price inflation has indirectly contributed to the improved arrears situation by enabling borrowers to sell at a profit if they encounter financial hardship. Recently, the historical upward trend of house price inflation has moderated. In the period from 1988 to 1990, housing prices rose substantially faster than inflation as housing turnover increased to record levels. At that time, the UK economy grew rapidly, which led to falling unemployment and relatively high rates of real income growth. These fed into higher demand for housing and house prices rose rapidly. Demand was further increased by changes in taxation legislation with regard to tax relief on mortgage payments in 1988. When monetary policy was tightened subsequently (in terms of both "locking in" sterling to the European Exchange Rate Mechanism (being the mechanism by which members of the European Community formerly operated their currency exchange rates) and higher interest rates), the pace of economic activity first slowed and then turned into recession. Rising unemployment combined with high interest rates led to a fall in housing demand and increased default rates and repossessions. The ability of borrowers to refinance was limited as house prices began to fall and many were in a position of negative equity (borrowings greater than the resale value of the property) in relation to their mortgage loans.

    The performance of Northern Rock's new business and the arrears profiles are monitored monthly against various triggers. Whenever arrears rise and a trigger is exceeded, the cause is reviewed and acted upon. In a continuing effort to reduce the level of mortgage arrears and to improve collection performance, Northern Rock has developed behavioral scoring systems to target differing groups of customers in arrears according to risk.

    For statistical information on the levels of arrears experience for the mortgage loans in the administrator's mortgage portfolio, see the prospectus supplement for the notes you are considering an investment in.


THE ADMINISTRATION AGREEMENT

    The following section describes, in summary, the material terms of the administration agreement. The description does not purport to be complete and is subject to the provisions of the administration agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.


APPOINTMENT

    On March 26, 2001, each of the mortgages trustee, Funding and the seller appointed Northern Rock under the administration agreement to be their agent to exercise their respective rights, powers and discretions in relation to the mortgage loans and their related security and to perform their respective duties in relation to the mortgage loans and their related security. On the Funding 2 program date, Funding 2 became a party to the administration agreement and appointed Northern Rock to exercise its rights, power and discretions in relation to the mortgage loans and their related security and to perform its duties in relation to the mortgage loans and their related security. The Funding 2 security trustee also became party to the administration agreement on the Funding 2 program date and has consented to the appointment. The administrator will continue to administer mortgage loans which have not been assigned to the mortgages trustee. The administrator has agreed to administer the mortgage loans assigned to the mortgages trustee in the same manner as it administers mortgage loans which have not been assigned to the mortgages trustee but remain on the books of the seller.

    Subject to the provisions of the administration agreement, the mortgage loans, the mortgages and the transaction documents, the administrator has the power to do or cause to be done any and all things which it reasonably considers necessary, convenient or incidental to the administration of the mortgage loans and their related security or the exercise of such rights, powers and discretions.

    Except as otherwise specified in the transaction documents, the administrator has agreed to comply with any reasonable directions, orders and instructions which the mortgages trustee may, from time to time, give to it in accordance with the provisions of the administration agreement.

     The administrator has agreed to administer and service the mortgage loans and their related security in accordance with:

       o     the terms and conditions of the mortgage loans and the mortgages;

       o the administrator's administration procedures. The administrator's administration procedures are the administration, arrears and enforcement policies and procedures from time to time pursuant to which the administrator administers and enforces mortgage loans and their related security which are beneficially owned by the seller; and

       o     the terms and provisions of the administration agreement.

Undertakings by the administrator

    Under the administration agreement, the administrator has undertaken, among other things:

       (A) to determine and set the interest rates applicable to the mortgage loans which have been assigned to the mortgages trustee including the standard variable rate, except in the limited circumstances set out in the administration agreement when the mortgages trustee, Funding, Funding 2, the security trustee and/or the Funding 2 security trustee will be entitled to do so. The administrator may not at any time, without the prior consent of the mortgages trustee, the Funding beneficiaries and the Funding security trustees set or maintain the standard variable rate and other discretionary rates or margins for mortgage loans which form part of the mortgages trust at rates which are higher than the then prevailing rates for mortgage loans which are beneficially owned by the seller outside the mortgages trust;

       (B) to determine on each monthly payment date, having regard to the aggregate of:

             (1) the income which Funding and Funding 2 would expect to receive during the next succeeding interest period;

             (2) the standard variable rate for mortgage loans included in the mortgage portfolio and the variable mortgage rates in respect of such mortgage loans which the administrator proposes to set under the administration agreement; and

             (3) all other resources available to Funding and Funding 2 including (in the case of Funding 2) the Funding 2 reserve fund, the Funding 2 liquidity reserve fund (if any) and the Funding 2 liquidity facility (if any);

             whether:

             (i) Funding would receive an amount of income during that interest period which is less than the amount which is the aggregate of
                 (a) the amount of interest which will be payable by Funding in order to fund (whether by payment to a swap counterparty by a Funding issuer or otherwise) the amount of interest payable in respect of the class A notes of the Funding issuers and all amounts ranking higher in priority to such amounts on the scheduled payment date falling at the end of that interest period, and (b) all other amounts payable by Funding which rank equally with or in priority to interest due on the intercompany loan in respect of interest which is payable on the class A notes of the Funding issuers; and

             (ii)Funding 2 would receive an amount of income during that interest period which is less than the amount which is the aggregate of (a) the amount of interest which will be payable by Funding 2 in respect of the AAA loan tranches and all amounts ranking higher in priority to such amounts on the monthly payment date falling at the end of that interest period, and (b) all other amounts payable by Funding 2 which rank equally with or in priority to interest due in respect of the AAA loan tranches.

             If the administrator determines that there will be a revenue shortfall in the foregoing amounts, it will give written notice to the mortgages trustee, each Funding beneficiary and each Funding security trustee, within one London business day of such determination, of the amount of the revenue shortfall for each Funding beneficiary and recommend the standard variable rate and the other discretionary rates or margins which would, in the administrator's opinion, need to be set in relation to the mortgage loans included in the mortgage portfolio in order for no revenue shortfall (in respect of each Funding beneficiary) to arise, having regard to the obligations of Funding 2 and/or Funding, as applicable. If the mortgages trustee, Funding, and/or the security trustee notify the administrator that, having regard to the obligations of Funding, the standard variable rate and the other discretionary rates or margins for mortgage loans included in the mortgage portfolio should be increased, and/or if the mortgages trustee, Funding 2 and/or the Funding 2 security trustee make the same notification to the administrator with respect to the obligations of Funding 2, the administrator will take all steps which are necessary, including publishing any notice required under the mortgage conditions, to effect such increase in those rates or margins. The mortgages trustee and/or the Funding beneficiaries and the Funding security trustees may terminate the authority of the administrator to set the standard variable rate and the other discretionary rates or margins applicable to mortgage loans included in the mortgage portfolio in certain limited circumstances set out in the administration agreement including upon the occurrence of any administrator termination event (as described below), in which case the mortgages trustee shall set such standard variable rate and the other discretionary rates or margins;

       (C) except as provided in relation to the exercise of a re-fix option by a borrower under a fixed mortgage loan, not to accept an application from, or issue to any borrower an offer for a further advance or a product switch without having received confirmation that the seller will elect to purchase the relevant mortgage loan(s) together with its related security from the mortgages trustee in accordance with the terms of the mortgage sale agreement;

       (D) sixty days prior to the end of the relevant fixed rate period in respect of any fixed rate mortgage loan included in the mortgages trust and on behalf of the mortgages trustee, to offer to re-sell to the seller all fixed rate mortgage loans which become "RE-FIXED" during the three month period immediately following the end of the then current fixed rate period. Where any "RE-FIX" takes place this will constitute a product switch as described above and if the seller does not purchase such mortgage loans and their related security, the administrator will take all steps to set the existing borrowers' re-fix rate at the higher of the rate recommended by the administrator (having regard to the obligations of Funding and Funding 2), the rate notified to it by the mortgages trustee, Funding and Funding 2 and the rates notified to it by the trustee or trustees of any other securitizations of the seller which include fixed rate mortgage loans;

       (E) to take all steps necessary under the mortgage conditions and applicable law to notify borrowers of each change in interest rates, whether due to a change in the standard variable rate (including any such change effected at the request of the mortgages trustee, a Funding beneficiary or a Funding security trustee) or as a consequence of the mortgage conditions. The administrator will also notify the mortgages trustee, each Funding beneficiary and each Funding security trustee of any change in the standard variable rate;

       (F) to maintain such records as are necessary to enforce each mortgage loan and its related security and to keep and maintain, on a loan by loan basis, records and accounts on behalf of the mortgages trustee in relation to the mortgage loans;

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       (G)   to keep or cause to be kept the mortgage loan files and title deeds
             (if any) in safe custody and to the order of the mortgages trustee, the Funding beneficiaries and the Funding security trustees and in such a manner that they are readily identifiable and accessible;

       (H) to provide the mortgages trustee, each Funding beneficiary and each Funding security trustee and their agents with access to the title deeds and mortgage loan files at all reasonable times;

       (I) to assist the cash manager in the preparation of a quarterly report substantially in the form set out in the cash management agreement on, among other things, arrears outstanding. The administrator will regularly give to the mortgages trustee and the beneficiaries written details of mortgage loans that are in arrears;

       (J) to take all reasonable steps to collect and recover payments due under or in respect of the mortgage loans and the related security, including instituting proceedings and enforcing any relevant mortgage loan, mortgage or any other related security in accordance with the seller's administration procedures but having regard to the circumstances of the relevant borrower in each case; and

       (K) not knowingly to fail to comply with any legal requirements in the performance of its obligations under the administration agreement.

Collection of payments

    The administrator has undertaken to ensure that all payments due under the mortgage loans which are included in the mortgage portfolio will be made by the relevant borrower by direct debit or, if such payment is late or borrowers choose not to pay by direct debit, by check or other means into accounts in the name of the administrator held with Barclays Bank PLC, City Group Office, Percy Street, Newcastle-upon-Tyne NE99 1JP and Lloyds TSB Bank plc, City Office, Bailey Drive, Gillingham Business Park, Kent ME8 0LS (each a "COLLECTION BANK") and other accounts (each a "COLLECTION ACCOUNT") which the administrator may utilize from time to time in accordance with the collection bank agreement and the administration agreement. All amounts standing to the credit of such accounts will be held on trust by the seller.

    The administrator has agreed to use its reasonable endeavors to credit any monthly payment made by a borrower to the relevant collection account within the following time limits:

       o in the case of direct debit payment, by close of business on the London business day which immediately follows the day on which such amounts are received;

       o in the case of standing order, by close of business on the second London business day following the day on which such amounts are received;

       o in the case of payment by cash, transfer payment from another account of the seller or check where reference to the relevant borrower is provided or payment made by way of paying-in book, by close of business on the London business day which immediately follows the day on which such amounts are received; and

       o in the case of any payment by check where a reference to the relevant borrower is not provided, by close of business on the next London business day after notification from the relevant collection bank of the identity of the borrower, provided, however, that in any event the administrator has agreed to credit monthly payments made by a borrower to the relevant collection account within three London business days of receiving that monthly payment.

    Payments from borrowers under mortgage loans originated by the seller which are not intended to be assigned to the mortgages trustee are also paid into and flow through the collection accounts.

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     Amounts paid into the collection accounts are held on trust by the seller for the relevant beneficiaries including the mortgages trustee. The trusts in favor of the mortgages trustee are in respect of all amounts credited to the collection accounts which represent receipts in respect of mortgage loans which have been assigned to the mortgages trustee and included in the mortgage portfolio.

    The collection accounts are operated by the administrator in accordance with the collection bank agreement. Under the collection bank agreement, until the collection banks receive notice that, amongst other things, a Funding 2 intercompany loan enforcement notice has been served or that the appointment of the administrator has been terminated, each collection bank has agreed to operate the collection accounts in accordance with the instructions of the administrator. If the short term, unsecured, unguaranteed and unsubordinated debt obligations of Barclays Bank PLC or Lloyds TSB Bank plc are not rated at least "A-1+" by Standard & Poor's, "P-1" by Moody's and "F1+" by Fitch, the administrator will arrange for the transfer of the credit balance on such accounts to another bank which has the required ratings. The long term and short term, unsecured, unguaranteed and unsubordinated debt obligations of Barclays Bank PLC and Lloyds TSB Bank PLC are currently rated "AA" and "A-1+" and "AA" and "A-1+", respectively, by Standard & Poor's, "Aa1" and "P-1" and "Aaa" and "P-1", respectively, by Moody's and "AA+" and "F1+" and "AA+" and "F1+", respectively, by Fitch. Amounts standing to the credit of the collection accounts that represent amounts collected in respect of mortgage loans that have been assigned to the mortgages trustee are transferred by the administrator to the mortgages trustee transaction account every three London business days.

    Amounts standing to the credit of the mortgages trustee transaction account are transferred (subject to retaining a minimum balance of [GBP]1 in such account) on a weekly basis by the cash manager to the mortgages trustee GIC account or, at the cash manager's option, invested in authorized investments, provided that the yield on those authorized investments expressed as an annual percentage rate of return is not less than the interest rate on the mortgages trustee GIC account at the time the investment decision is made. Any amounts invested in authorized investments, including the interest accrued on such amounts, are transferred to the mortgages trustee GIC account on the related distribution date.

    In the case of monthly payments which are made by direct debit, the administrator initially credits the applicable collection account with the full amount of the direct debit. If an unpaid direct debit is returned in circumstances where the administrator has credited to the mortgages trustee transaction account the amount of the monthly payment, the administrator is permitted to reclaim from the mortgages trustee transaction account the corresponding amounts previously credited.

    Any amount standing to the credit of the mortgages trustee GIC account accrues interest at a margin below LIBOR for three-month sterling deposits.

Redemption

    Under the administration agreement, the administrator is responsible for handling the procedures connected with the redemption of mortgage and is authorized to release the relevant title deeds (if any) to the person or persons entitled thereto upon redemption.

Fees

    The administrator is entitled to receive a fee for servicing the mortgage loans. On each distribution date the mortgages trustee pays to the administrator an administration fee of 0.08% per annum (inclusive of VAT) on the aggregate amount of the Funding share and the Funding 2 share of the trust property as determined on that distribution date in respect of the then current trust calculation period, but only to the extent that the mortgages trustee has sufficient funds to pay such amount in accordance with the mortgages trust allocation of revenue receipts. The unpaid balance (if any) is carried

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forward until the next succeeding distribution date and, if not paid before such time, is payable on the later of (i) the latest occurring final repayment date of the Funding intercompany loans, or on their earlier repayment in full by Funding, or (ii) the latest occurring final repayment date of any loan tranche advanced under the global intercompany loan agreement, or on the earlier repayment of all loan tranches in full by Funding 2. The administration agreement also provides for the administrator to be reimbursed for all reasonable out-of-pocket expenses and charges properly incurred by the administrator in the performance of its services under the administration agreement.

Removal or resignation of the administrator

    The appointment of the administrator may be terminated by the mortgages trustee, and/or the Funding beneficiaries and the Funding security trustees immediately upon written notice to the administrator, on the occurrence of certain events (each an "ADMINISTRATOR TERMINATION EVENT") including:

       o the administrator fails to pay any amount due and payable by it and such failure is not remedied for a period of 5 London business days after the administrator becomes aware of the default;

       o subject as provided further in the transaction documents, the administrator fails to comply with any of its other material obligations under the administration agreement which in the opinion of the Funding 2 security trustee is materially prejudicial to the interests of the holders of the notes issued by the issuer, and such failure is not remedied for a period of 20 days after the administrator becomes aware of the default;

       o if at any time required under any UK mortgage regulatory regime the administrator fails to obtain or maintain the necessary license or permission or regulatory approval enabling it to continue administering mortgage loans; or

       o the occurrence of an insolvency event in relation to the administrator.

    Upon termination of the administrator, the Funding security trustees have agreed to use their reasonable endeavors to appoint a substitute administrator.

    In addition, subject to the fulfillment of certain conditions including, without limitation, that a substitute administrator has been appointed by the mortgages trustee, the Funding beneficiaries and the Funding security trustees (and in the event of failure to agree, by the Funding security trustees) the administrator may voluntarily resign by giving not less than 12 months' notice of termination to the mortgages trustee, each Funding beneficiary and the seller.

    Any such substitute administrator (whether appointed upon a termination of the appointment of, or the resignation of, the administrator) is required to:

       o if possible, to have experience in administering mortgage loans secured on residential properties in England, Wales and Scotland; and

       o enter into an agreement on substantially the same terms as the provisions of the administration agreement.

    In addition, the then current ratings (if any) of the notes, the previous notes or any new notes may not be reduced, withdrawn or qualified as a result of the appointment of the substitute administrator, unless otherwise agreed by an extraordinary resolution of the holders of the relevant class of notes.

    Forthwith upon termination of the appointment of the administrator, the administrator must deliver the title deeds (if any), the mortgage loan files and all books of account and other records maintained by the administrator relating to the mortgage loans and/or the related security to, or at the direction of, the mortgages trustee.

    The administration agreement will terminate automatically upon a termination of the mortgages trust when neither Funding nor Funding 2 has any interest in the trust property.

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Delegation by the administrator

    The administrator may, in some circumstances including with the prior written consent of the mortgages trustee, and the Funding beneficiaries and after consultation with the Funding security trustees, delegate or sub-contract the performance of any of its obligations or duties under the administration agreement. Upon the appointment of any such delegate or sub-contractor the administrator will nevertheless remain responsible for the performance of those duties to Funding, Funding 2, the mortgages trustee and the security trustee and the Funding 2 security trustee.

Delegation by the funding 2 security trustee to an authorized third party

    Subject as provided in the transaction documents, the Funding 2 security trustee is entitled pursuant to the administration agreement to delegate certain of its functions and rights under the transaction documents to one or more authorized third parties whom the rating agencies have previously confirmed in writing to the Funding 2 security trustee and the issuer will not result in the ratings on the notes being reduced, qualified or withdrawn. In the event of any such appointment, the Funding 2 security trustee is not required to monitor or supervise the third party's performance and is not responsible for any act or omission of such third party or for any loss caused thereby.


GOVERNING LAW

    The administration agreement is governed by English law.

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              ASSIGNMENT OF THE MORTGAGE LOANS AND RELATED SECURITY

    The following section describes, in summary, the material terms of the mortgage sale agreement. The description does not purport to be complete and is subject to the provisions of the mortgage sale agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.


THE MORTGAGE SALE AGREEMENT

    Under the mortgage sale agreement dated March 26, 2001 entered into between the seller, the mortgages trustee, the security trustee and Funding, the seller assigned the initial mortgage portfolio together with all related security to the mortgages trustee. The mortgage sale agreement has been amended and restated on certain dates subsequent to the initial closing date, and the seller has assigned further mortgage portfolios with all related security to the mortgages trustee pursuant to such amended and restated mortgage sale agreement. On the Funding 2 program date, Funding 2 became a party to the amended and restated mortgage sale agreement. In addition to providing for the assignment of the initial mortgage portfolio and the further mortgage portfolios and related security, the mortgage sale agreement also sets out and provides for the following:

       o the representations and warranties given by the seller in relation to the mortgage loans and the related security and the representations and warranties to be given by the seller as of each assignment date in relation to any new mortgage loans and the related security assigned to the mortgages trustee on that assignment date;

       o the assignment of other mortgage loans and their related security to the mortgages trust;

       o (i) the purchase by the seller of mortgage loans together with their related security which are subject to a product switch or in respect of which a further advance is made or where the borrower takes a personal secured loan or (ii) the repurchase of mortgage loans together with their related security where the seller has breached any of its representations and warranties in respect of such mortgage loans or their related security (the repurchase to include all mortgage loans of a borrower included in the mortgage portfolio, including personal secured loans, if such a breach occurs in respect of any mortgage loan of such borrower);

       o the making of re-draws in respect of flexible mortgage loans contained in the trust property; and

       o the circumstances for the transfer of legal title to the mortgage loans and their related security to the mortgages trustee.

    In relation to Scottish mortgage loans, the mortgage sale agreement provides for the transfer and assignment of the beneficial interest in such mortgage loans and their related security to be effected by a declaration of trust by the seller in favour of the mortgages trustee and for the transfer and assignment of the beneficial interest in any other Scottish mortgage loans and their related security to be effected by further declarations of trust (and in relation to Scottish mortgage loans, references in this prospectus to the "ASSIGNMENT" of mortgage loans are to be read as references to the transfer of the beneficial interest therein by the making of such declarations of trust and the terms "ASSIGN" and "ASSIGNED" shall in that context be construed accordingly) (see "-- TRANSFER OF LEGAL TITLE TO THE MORTGAGES TRUSTEE").


REPRESENTATIONS AND WARRANTIES

    The mortgage sale agreement contains representations and warranties given by the seller to the mortgages trustee, Funding, Funding 2, the security trustee and the Funding 2 security trustee in relation to each mortgage loan assigned, or to be assigned, to the mortgages trustee pursuant to that agreement (except as otherwise provided below). None

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of the mortgages trustee, Funding, Funding 2, the security trustee, the Funding
2 security trustee or the issuer have carried out or will carry out any searches, inquiries or independent investigations of the type which a prudent purchaser or mortgagee would normally be expected to carry out. Each is relying entirely on the seller's representations and warranties under the mortgage sale agreement. The seller's material warranties under the mortgage sale agreement include, among others, substantially the following:

       o subject to completion of any registration which may be pending at the Land Registry or the Registers of Scotland, the seller is the absolute legal and beneficial owner of the mortgage loans, the related security and all property to be sold by the seller pursuant to the mortgage sale agreement;

       o each related mortgage secures the repayment of all advances, interest, costs and expenses payable by the relevant borrower to the seller under the relevant mortgage loan in priority to any other charges registered against the relevant property or, in the case of a regulated personal secured loan, subject in priority only to such charges securing mortgage loans other than regulated personal secured loans;

       o subject to completion of any registration which may be pending at the Land Registry (in England and Wales) or the Registers of Scotland (in Scotland), each mortgage (other than a mortgage in respect of a regulated personal secured loan) either constitutes, or will constitute, following registration at the Land Registry or the Registers of Scotland, (in England and Wales) a first ranking charge by way of legal mortgage or (in Scotland) a first ranking standard security over the relevant mortgaged property;

       o each relevant mortgaged property is located in England, Wales or Scotland;

       o prior to making each mortgage loan, the seller instructed or required to be instructed on its behalf solicitors to carry out all investigations, searches and other actions in relation to the relevant mortgaged property that would have been undertaken by the seller acting in accordance with standards consistent with those of a reasonable and prudent mortgage lender, lending to borrowers in England and Wales or Scotland, as applicable, when advancing money in an amount equal to such advance to an individual to be secured on a mortgaged property of the kind permitted under the lending criteria;

       o the seller's lending criteria are consistent with the criteria that would be used by a reasonable and prudent mortgage lender;

       o in relation to each mortgage loan, the borrower has a good and marketable title to the relevant mortgaged property;

       o prior to making a mortgage loan, an independent valuer from the panel of valuers appointed by the seller or an employee valuer of the seller valued the relevant mortgaged property, and the results of such valuation would be acceptable to a reasonable and prudent mortgage lender;

       o prior to making a mortgage loan, the nature and amount of such mortgage loan, the circumstances of the relevant borrower and nature of the relevant mortgaged property satisfied the lending criteria in force at that time in all material respects;

       o no payment of interest (or in the case of repayment mortgage loans, principal and interest) equivalent to an amount in excess of one month's installment at the applicable rate in respect of a mortgage loan was at any time during the 12 months before the relevant closing or assignment date, as the case may be, in arrears;

       o so far as the seller is aware, no borrower is in material breach of its mortgage loan;

       o the first payment due has been paid by the relevant borrower in respect of each mortgage loan and each mortgage loan is fully performing;

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       o     each insurance contract arranged by the seller in respect of any mortgaged property is in full force and effect and all premiums due on or before the date of the mortgage sale agreement have been paid in full and the seller is not aware of any circumstances giving the insurer under any such insurance contract the right to avoid or terminate such policy in so far as it relates to the mortgaged properties or the mortgage loans;

       o where the lending criteria required that a mortgage loan was covered by a MIG insurance contract with NORMIC, that mortgage loan is covered by such an insurance contract;

       o the seller has procured that full and proper accounts, books and records have been kept showing clearly all material transactions, payments, receipts and proceedings relating to that mortgage loan and its mortgage;

       o each borrower is a natural person, and no borrower is, as of the assignment date, an employee or an officer of the seller;

       o all formal approvals, consents and other steps necessary to permit a legal or an equitable or beneficial transfer or a transfer of the servicing away from the seller of the mortgage loans and their related mortgages to be sold under the mortgage sale agreement have been obtained or taken and there is no requirement in order for such transfer to be effective to notify the borrower before, on or after any such equitable or beneficial transfer or before any transfer of legal title of the mortgage loans and their related mortgages;

       o in relation to any cashback mortgage loan, the seller paid to the relevant borrower the full amount of the cashback payment either upon completion of the relevant mortgage loan or, if subsequent to completion, prior to the assignment of such mortgage loan to the mortgages trustee;

       o     no mortgage loan has a current balance of more than [GBP]500,000;

       o in respect of any mortgage loan where the borrower also has a personal secured loan or in respect of any personal secured loan, the combined LTV of the maximum amount of credit provided under such personal secured loan and other mortgage loans secured on the same property is not greater than 95 per cent.; and

       o each mortgage loan was originated by the seller in sterling and is denominated in sterling (or was originated and is denominated in euro at any time if and when the euro has been adopted as the lawful currency of the UK) and is currently repayable in sterling.

    Notwithstanding the foregoing, the above representations and warranties in respect of each mortgage loan will not apply in their entirety to personal secured loans.


REPURCHASE BY THE SELLER

    The seller has agreed in the mortgage sale agreement to repurchase any mortgage loan together with its related security in the circumstances described below.

    If a mortgage loan (including any personal secured loan) or its related security does not materially comply on the date of its assignment with the representations and warranties given by the seller under the mortgage sale agreement and the seller does not remedy such breach within 28 days of receiving written notice of such breach from any of the mortgages trustee, the Funding beneficiaries and the Funding security trustees then, at the direction of the Funding beneficiaries (with the consent of the Funding security trustees) or the Funding security trustees, the seller must repurchase from the mortgages trustee
(i) the relevant mortgage loan and its related security and (ii) any other mortgage loans (including any personal secured loans) of the relevant borrower and their related security that are included in the mortgage portfolio.

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     For so long as the seller is the administrator, it must notify the mortgages trustee, each Funding beneficiary and each Funding security trustee of any material breach of a warranty as soon as it becomes aware of such breach.

    The repurchase price payable upon the repurchase of any mortgage loan and its related security is an amount (not less than zero) equal to the current balance on such mortgage loan as of the date of completion of such repurchase plus all unpaid interest (including all accrued interest and arrears of interest) and expenses payable thereon to the date of repurchase. If the seller fails to pay the consideration due for any repurchase or otherwise fails to complete such repurchase in accordance with the terms of the mortgage sale agreement, then the seller share of the trust property shall be deemed to be reduced by an amount equal to that consideration. If on any date on which the seller is obliged to repurchase any mortgage loan or mortgage loans pursuant to the mortgage sale agreement, the seller assigns new mortgage loans together with their related security to the mortgages trustee in accordance with the terms of the mortgage sale agreement (as described below), the seller shall be entitled to set-off against the repurchase price payable by it on such repurchase the amount of any initial purchase price payable for any such new mortgage loans and shall pay or be paid a net amount.


PRODUCT SWITCHES, FURTHER ADVANCES AND PERSONAL SECURED LOANS

    Except as described below with respect to re-fixed mortgage loans, under the mortgage sale agreement, the administrator may not accept an application from or issue to a borrower an offer for a further advance or a product switch without having received confirmation from the seller that it will elect to purchase the relevant mortgage loan together with its related security in accordance with the terms of the mortgage sale agreement. Upon receipt of such confirmation the administrator on behalf of the seller may then issue an offer for a further advance or a product switch and accept the mortgage documentation duly completed by the borrower. The mortgages trustee may not itself offer or make any product switch (other than in relation to a re-fixed mortgage loan) or further advance.

    A mortgage loan will be subject to a "PRODUCT SWITCH" if there is any variation of the financial terms and conditions of the mortgage loan other than:

       o a variation in the financial terms and conditions of the mortgage loan involving a permitted product switch (as described below);

       o     a change between interest-only and repayment mortgage loans;

       o     a transfer of equity;

       o a release of a party to a mortgage loan or a release of part of the land subject to the mortgage;

       o any variation agreed with borrowers to control or manage arrears on a mortgage loan;

       o any variation which extends the maturity date of the mortgage loan unless, while any Funding intercompany loan is outstanding, it is extended beyond 2039 and/or while any loan tranche under the global intercompany loan agreement is outstanding, it is extended beyond January 2052;

       o     any variation imposed by statute; and

       o any variation of the interest rate payable where that rate is offered to the borrowers of more than 10% by aggregate current balance of the mortgage loans in the mortgage portfolio in any interest period.

    A "PERMITTED PRODUCT SWITCH" is a variation in the financial terms and conditions of a mortgage loan in which a borrower exchanges its then current mortgage loan product for a different mortgage loan product offered by the seller, provided that the related borrower has made at least one monthly payment on its then current mortgage loan product, and provided further that the new mortgage loan for which the prior mortgage

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loan is to be exchanged is a permitted replacement mortgage loan. A "PERMITTED
REPLACEMENT MORTGAGE LOAN" is a mortgage loan:

       o     that is subject to a variable rate of interest; and

       o that has a maturity date prior to January 2039 or, following the redemption in full of all notes issued by the Funding issuers, January 2052.

    In addition, each of the conditions for the assignment of new mortgage loans and their related security as set forth under "-- ASSIGNMENT OF NEW MORTGAGE LOANS AND THEIR RELATED SECURITY" must be satisfied in order for a permitted product switch to occur, provided that conditions (a), (c), (k), (n) and (o) in that section will only be required to have been satisfied on the date of the most recent assignment of mortgage loans to the mortgages trustee. The purchase obligations of the seller set forth under "-- REPURCHASE BY THE SELLER" will apply to any permitted replacement mortgage loan.

    A mortgage loan will be subject to a "FURTHER ADVANCE", for the purposes of this prospectus, if an existing borrower requests further monies to be advanced to him or her under a mortgage loan either in circumstances which do not amount to a re-draw under a flexible loan or where such mortgage loan is not a flexible mortgage loan, and in either case such request is granted.

    Except as otherwise provided below with respect to re-fixed mortgage loans, if the administrator and the mortgages trustee are notified or are otherwise aware that a borrower has requested a further advance or a product switch and the mortgages trustee has received confirmation of the seller's intention to elect to purchase the mortgage loan and its related security, the mortgages trustee shall at any time upon notice from the seller assign to the seller and the seller shall purchase such mortgage loan together with its related security in accordance with the mortgage sale agreement at a price not less than the current balance on such mortgage loan as of the date of completion of such purchase plus all unpaid interest (including all accrued interest and arrears of interest) and expenses payable on such mortgage loan to the date of purchase.

    In the case of fixed rate mortgage loans, a borrower may have the right, under the terms of such fixed rate mortgage loan, to elect to "RE-FIX" such fixed rate mortgage loan at the applicable fixed rate then being offered to the seller's existing borrowers for the applicable requested period within three months following the end of the relevant fixed rate period. Sixty days prior to the end of the relevant fixed rate period, the mortgages trustee may offer to re-sell to the seller such fixed rate mortgage loan if that fixed rate mortgage loan becomes "RE-FIXED" during the three month period immediately following the end of the relevant fixed rate period. The seller may accept this offer by payment to the mortgages trustee on the date on which the relevant mortgage loan becomes a re-fixed mortgage loan of the purchase price payable for that re-fixed mortgage loan as described below.

    If such fixed rate mortgage loan becomes re-fixed during the relevant three month period and the seller pays the purchase price for that re-fixed mortgage loan, the mortgages trustee shall assign to the seller and the seller shall purchase such re-fixed mortgage loan and its related security in accordance with the mortgage sale agreement. The price payable on such purchase shall be at least equal to the current balance on the relevant mortgage loan as at the date of completion of the purchase plus all unpaid interest (including all accrued interest and arrears of interest) and expenses in respect of such mortgage loan.

    If the seller does not pay to the mortgages trustee the purchase price to purchase any mortgage loan which becomes re-fixed during such three month period, the administrator is required to determine the applicable fixed rate in relation to a borrower's request to re-fix any such mortgage loan if required by the terms of the mortgage. In any event the seller has agreed under the mortgage sale agreement to set the existing borrowers' re-fix rate for the three month period immediately following expiry of the relevant fixed rate period at a rate not less than that notified from time to time to the

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seller by the mortgages trustee, Funding, Funding 2 or the administrator as being required by the mortgages trustee, Funding or Funding 2.

    In addition, upon a fixed rate mortgage loan becoming re-fixed as stated above without having been purchased by the seller:

       (1) the notional amount of the Funding 2 basis rate swap will automatically be reduced by the current balance of such re-fixed mortgage loan; and

       (2) Funding 2 will be obliged to enter into a new hedging arrangement in respect of such mortgage loans with either an existing swap provider, in which case such hedging will be fixed at such fixed rate as such swap provider, on the basis of fixed rates being offered in the swap market, determines to be the fixed rate applicable to the relevant fixed rate period of the relevant mortgage loans (which may be different from the fixed rate being offered to the seller's existing borrowers) or at Funding 2's option, another swap provider whose rating will not cause the then current ratings of the notes to be reduced, withdrawn or qualified.

    The seller currently intends to purchase from the mortgages trustee mortgage loans that become subject to further advances. If a borrower takes a personal secured loan after that borrower's existing mortgage loan has been assigned to the mortgages trustee, the seller currently intends to purchase that borrower's existing mortgage loan and any personal secured loan previously assigned to the mortgages trustee. However, in the future these mortgage loans may remain within (and the further advances or such personal secured loans may be assigned to and form part of) the trust property.


RE-DRAWS UNDER FLEXIBLE MORTGAGE LOANS

    Only the seller is responsible for funding all future re-draws in respect of flexible mortgage loans contained in the mortgage portfolio. The seller share of the trust property increases by the amount of any re-draw.


FURTHER DRAWS UNDER PERSONAL SECURED LOANS

    Only the seller is responsible for funding all further draws in respect of personal secured loans contained in the mortgage portfolio. The seller share of the trust property increases by the amount of any further draw.


ASSIGNMENT OF NEW MORTGAGE LOANS AND THEIR RELATED SECURITY

    The seller is entitled under the terms of the mortgage sale agreement to assign new mortgage loans and their related security to the mortgages trustee subject to the fulfillment of certain conditions (which may be varied or waived by the mortgages trustee with the prior approval of the rating agencies or their confirmation that such variation or waiver will not cause the ratings of the outstanding notes of any Funding issuer or the issuer to be reduced, withdrawn or qualified) on or as at the relevant assignment date, including the following:

       (a) the aggregate arrears of interest in respect of all the mortgage loans in the mortgage portfolio, as a percentage of the aggregate gross interest due on all mortgage loans during the previous 12 months, does not exceed 2% or such other percentage as is then acceptable to the then current rating agencies at such time ("ARREARS OF INTEREST" for the purpose of this clause, in respect of a mortgage loan on any date, shall mean the aggregate amount overdue on that date, but only where such aggregate amount overdue equals or exceeds an amount equal to the monthly payment then due on the mortgage loan and such amount has been overdue for an entire calendar month);

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       (b)   the long term, unsecured, unsubordinated and unguaranteed debt obligations of the seller are rated no lower than "A3" by Moody's and "A-" by Fitch (at the time of and immediately following the assignment of the new mortgage loans to the mortgages trustee);

       (c) on the relevant assignment date, the aggregate current balance of the mortgage loans in the mortgage portfolio which are then in arrears for at least 3 months is less than 4% of the aggregate current balance of all mortgage loans in the mortgage portfolio on such date, unless the rating agencies have confirmed that the then current ratings of the notes will not be reduced, withdrawn or qualified;

       (d) the seller originated the new mortgage loans in accordance with its lending criteria in force at the time of origination of the relevant mortgage loan or with material variations from such lending criteria provided that the then current rating agencies have been notified of any such material variation;

       (e) no new mortgage loan has on the relevant assignment date an aggregate amount in arrears which is greater than the amount of the monthly payment then due;

       (f) the rating agencies have not provided written confirmation to the mortgages trustee, the Funding 2 security trustee and the issuer that the assignment to the mortgages trustee of new mortgage loans on the assignment date will adversely affect the then current ratings of the existing notes of the issuer and any Funding issuer (provided that at a time when the issuer issues new notes the rating agencies will have provided written confirmation that the then current ratings of the existing notes have not been reduced, withdrawn or qualified);

       (g) the aggregate current balance of new mortgage loans transferred in any one interest period does not exceed 10% of the aggregate current balance of the mortgage loans in the mortgage portfolio as at the beginning of that interest period;

       (h) the issuer reserve fund and the Funding 2 reserve fund are (in aggregate) fully funded on the relevant assignment date up to the programme reserve required amount (or, if the issuer reserve fund and/or the Funding 2 reserve fund is not so fully funded on such relevant assignment date, no payments have been made from the issuer reserve fund or the Funding 2 reserve fund, as applicable);

       (i) no Funding 2 intercompany loan enforcement notice has been served under the global intercompany loan agreement;

       (j) the assignment of new mortgage loans does not result in the product of the weighted average repossession frequency ("WAFF") and the weighted average loss severity ("WALS") for the mortgage loans in the mortgage portfolio after such purchase, calculated on such assignment date in the same way as for the initial mortgage portfolio (or as agreed by the administrator, Fitch and S&P from time to time), exceeding the product of the WAFF and WALS for the mortgage loans in the mortgage portfolio calculated on the most recent preceding closing date, plus 0.25%;

       (k) the assignment of new mortgage loans does not result in the Moody's portfolio variation test value of the mortgage loans in the mortgages portfolio after such assignment, (calculated by applying the Moody's portfolio variation test to such mortgage loans on such assignment date), exceeding the most recently determined Moody's portfolio variation test threshold value as calculated in relation to the mortgage loans in the mortgage portfolio as at the most recent date on which Moody's performed a full pool analysis on the mortgages portfolio (not to be less frequent than annually) plus 0.30%;

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       (l)   new mortgage loans may only be assigned to the mortgages trustee if
             (to the extent necessary), the Funding issuers, the issuer and Funding 2 have entered into appropriate hedging arrangements in respect of such mortgage loans;

       (m) no event of default under the transaction documents shall have occurred which is continuing at the relevant assignment date;

       (n) the weighted average yield on the mortgage loans in the mortgage portfolio together with the new mortgage loans to be assigned to the mortgages trustee on the relevant assignment date is not less than LIBOR for three-month sterling deposits plus 0.50%, taking into account the weighted average yield on the mortgage loans and the margins on the basis rate swaps as at the relevant assignment date;

       (o) the assignment of new mortgage loans on the relevant assignment date does not result in the weighted average LTV ratio of the mortgage loans and the new mortgage loans, after application of the LTV test on the relevant assignment date, exceeding the LTV ratio (based on the LTV test), as determined in relation to the mortgage loans in the mortgages trust on the most recent preceding closing date, plus 0.25%;

       (p) each new mortgage loan has a maturity date prior to January 2039 or, following the redemption in full of all notes issued by the Funding issuers, January 2052;

       (q) the related borrower under each new mortgage loan has made at least one monthly payment; and

       (r) the rating agencies have provided written confirmation that the then current ratings on the notes would not be reduced, withdrawn or qualified by the assignment to the mortgages trustee of a new mortgage loan in respect of a mortgage loan product having characteristics and/or features that differ materially from the characteristics and/or features of the mortgage loans in the initial mortgage portfolio.

    PROVIDED THAT, if an initial purchase price for the new mortgage loans is payable to the seller by the mortgages trustee on the relevant assignment date, only the conditions set out in paragraphs (e), (f), (i), (l), (m), (n), (p), (q) and (r) are required to be satisfied to effect an assignment of the new mortgage loans.

    In addition, no assignment of new mortgage loans may occur after the earlier to occur of:

       o a step-up date in respect of the notes of any Funding issuer, if the option to redeem such notes on that step-up date pursuant to the terms and conditions of such notes is not exercised; or

       o a step-up date in respect of any series and class of notes of the issuer, if the option to redeem any such notes on that step-up date pursuant to the terms and conditions of such notes is not exercised and the aggregate principal amount outstanding of such notes (together with any other notes of the issuer in respect of which the step-up date has passed) as at such step-up date exceeds [GBP]1,000,000,000; or

       o the date falling 12 months after the occurrence of a step-up date in respect of any series and class of notes of the issuer, if the option to redeem such notes by such date pursuant to the terms and conditions of such notes is not exercised.

    Any new mortgage loans and related security so assigned will be held by the mortgages trustee on trust for Funding, Funding 2 and the seller in accordance with the terms of the mortgages trust deed.

    The mortgage sale agreement provides that the seller may not assign new mortgage loans to the mortgages trustee during any trust calculation period prior to the distribution

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date occurring in that trust calculation period, and that the seller may only make one assignment of new mortgage loans to the mortgages trustee during any trust calculation period.

    To the extent that Funding or Funding 2 makes an initial contribution on an assignment date to increase the Funding share or the Funding 2 share of the trust property, the consideration for the assignment of the new mortgage loans and their related security to the mortgages trustee will consist of:

       o the payment by the mortgages trustee to the seller of the initial purchase price for the assignment to the mortgages trustee of the new mortgage loans. The initial purchase price will be paid by the mortgages trustee out of funds received by the mortgages trustee in respect of the initial contribution of Funding for the Funding share of the new trust property or the initial contribution of Funding 2 for the Funding 2 share of the new trust property, as the case may be, pursuant to the mortgages trust deed, which initial contribution will be funded out of the proceeds of any new loan tranche, made by the issuer to Funding 2 (or, in the case of Funding, the proceeds of an intercompany loan from a new Funding issuer);

       o the covenant of the mortgages trustee to pay or procure the payment to the seller of amounts of deferred purchase price in accordance with the provisions of the mortgage sale agreement and the mortgages trust deed, which payment also satisfies the obligation of Funding or Funding 2, as the case may be, to make deferred contributions to the mortgages trustee for the Funding share or Funding 2 share of the trust property, as the case may be. Amounts of deferred purchase price will be payable to the seller to the extent of available funds only after paying or providing for prior ranking claims and only out of excess income to which Funding or Funding 2, as applicable, is entitled in accordance with and subject to the priority of payments set out in "THE MORTGAGES TRUST -- MORTGAGES TRUST ALLOCATION OF REVENUE RECEIPTS"; and/or

       o the covenant of the mortgages trustee to hold the trust property on trust for Funding (as to the Funding share), Funding 2 (as to the Funding 2 share) and the seller (as to the seller share of the trust property) in accordance with the terms of the mortgages trust deed.

    In the mortgage sale agreement, the seller has undertaken to use reasonable efforts to assign to the mortgages trustee, and the mortgages trustee has undertaken to use reasonable efforts to acquire from the seller and hold in accordance with the terms of the mortgages trust deed, until the earlier of the monthly payment date falling in July 2010 (or such later date as may be notified by Funding or Funding 2) and the occurrence of a trigger event, sufficient new mortgage loans and their related security so that the overcollateralization test is not breached on three consecutive distribution dates. However, the seller shall not be obliged to assign to the mortgages trustee, and the mortgages trustee shall not be obliged to acquire, new mortgage loans and their related security if, in the opinion of the seller, such assignment would adversely affect the business of the seller. If Funding 2 enters into a new Funding 2 intercompany loan or borrows a new loan tranche under the global intercompany loan agreement or Funding enters into a new Funding intercompany loan, then the period during which the seller covenants to use reasonable efforts to maintain the aggregate current balance of mortgage loans in the mortgages trust at a certain level prior to a trigger event may be extended.

    The overcollateralization test shall be calculated on each distribution date and shall be breached on any distribution date where the aggregate current balance of mortgage loans in the mortgage portfolio on such distribution date is less than an amount equal to the product of 1.05 and the principal amount outstanding of all notes of the Funding issuers and the issuer on such distribution date provided that (i) where the notes outstanding are controlled amortization notes or scheduled redemption notes, the principal amount outstanding of such notes will be calculated on a straight-line basis by applying

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the appropriate constant payment rate (being the constant payment rate most recently calculated) applicable to each series of notes on a monthly, rather than quarterly, basis and (ii) where the notes are bullet redemption notes, the amount standing to the credit of the Funding 2 cash accumulation ledger shall be deducted from the aggregate principal amount outstanding of the bullet redemption notes.


TRANSFER OF LEGAL TITLE TO THE MORTGAGES TRUSTEE

    The English mortgage loans in the mortgage portfolio and their related security have been assigned to the mortgages trustee by way of equitable assignment. The transfer by the seller to the mortgages trustee of the beneficial interest in the Scottish mortgage loans in the mortgage portfolio and their related security has been given effect by declarations of trust by the seller. In each case this means that legal title to the mortgage loans and their related security will remain with the seller until such time as certain additional steps have been taken including the giving of notices of the assignment to the borrowers.

    In relation to mortgages of registered land in England and Wales and any land in Scotland, until such time as transfers and assignations of such mortgages in favor of the mortgages trustee have been completed and registered at the Land Registry and the Registers of Scotland (as applicable), the assignment of the mortgages to the mortgages trustee takes effect in equity (in England and Wales only) and transfers beneficial title only (in England, Wales and Scotland). In the case of mortgages of unregistered land in England and Wales, in order for legal title to pass to the mortgages trustee, conveyances of the relevant mortgages would have to be completed in favor of the mortgages trustee.

    Under the mortgage sale agreement none of the seller, the mortgages trustee, Funding, Funding 2, the security trustee or the Funding 2 security trustee will require notification of such assignments to the borrowers or the execution and completion of such transfers, assignations and conveyances in favor of the mortgages trustee or the registration of such transfers in order to effect the transfer of legal title to the mortgage loans and their related security (including, where appropriate, their registration), except in the limited circumstances described below.

    The execution of transfers and assignations of the mortgages to the mortgages trustee and the notifications of assignments of mortgage loans to the borrowers will be required to be completed within 20 business days of receipt of written notice from the mortgages trustee, the Funding beneficiaries, and/or the Funding security trustees upon the occurrence of any of, amongst other things:

       o the valid service of a Funding 2 intercompany loan enforcement notice or (unless the sole reason for service of any issuer enforcement notice is default by an issuer swap provider) an issuer enforcement notice;

       o unless otherwise agreed by the rating agencies, the termination of the seller's role as administrator under the administration agreement and failure of any substitute administrator to assume the duties of the administrator;

       o the seller being required, by an order of a court of competent jurisdiction, or by a change in law occurring after the initial closing date, or by a regulatory authority or organization whose members include mortgage lenders of which the seller is a member or with whose instructions it is customary for the seller to comply, to perfect the transfer of legal title to the mortgage loans and related security in favor of the mortgages trustee;

       o the security under the Funding 2 deed of charge or any material part of such security being in jeopardy and it being necessary to perfect the transfer of legal title to the mortgage loans in favor of the mortgages trustee in order to reduce such jeopardy materially;

       o     the occurrence of an insolvency event in relation to the seller; or

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       o     notice in writing from the seller to the mortgages trustee and each
             Funding beneficiary (with a copy to each Funding security trustee) requesting such transfer.

    If the seller ceases to have a long term unsecured, unsubordinated and unguaranteed credit rating by Standard & Poor's of at least "BBB-", by Moody's of at least "Baa3" and by Fitch of at least "BBB-" (unless Standard & Poor's, Moody's and Fitch confirm that the then current ratings of the notes will not be reduced, withdrawn or qualified) the seller will be obliged to give notice only of the transfer of the equitable and beneficial interest in the mortgage loans to the borrowers but will not be required to complete any other steps necessary to perfect legal title to the mortgage loans or the related security in favor of the mortgages trustee.


TITLE DEEDS

    To the extent not held at the Land Registry electronically, the title deeds and mortgage loan files relating to the mortgage loans are currently held by or to the order of the seller or by solicitors acting for the seller in connection with the creation of the mortgage loans and their related security. Under the administration agreement the administrator has undertaken that all the title deeds and mortgage loan files at any time in its possession or under its control or held to its order relating to the mortgage loans which are at any time assigned to the mortgages trustee will be held to the order of the mortgages trustee. The administrator will keep, or cause to be kept, the title deeds and mortgage loan files relating to each mortgage loan and each mortgaged property in safe custody and shall not part with possession, custody or control of them except in the limited circumstances specified in the administration agreement.


GOVERNING LAW

    The mortgage sale agreement is governed by English law (other than certain aspects relating to the Scottish mortgage loans and their related security which are governed by Scots law).

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                               THE MORTGAGES TRUST

    The following section contains a summary of the material terms of the mortgages trust deed. The summary does not purport to be complete and is subject to the provisions of the mortgages trust deed, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.


GENERAL LEGAL STRUCTURE

    The mortgages trust was formed on March 26, 2001 as a trust under English law with the mortgages trustee as trustee for the benefit of the seller and Funding as beneficiaries. On the Funding 2 program date, with the consent of all applicable parties, the seller assigned a portion of its beneficial interest in the mortgages trust to Funding 2 for a purchase price of [GBP]100. This section describes the material terms of the mortgages trust, including how money is distributed from the mortgages trust to Funding, Funding 2 and the seller.

    Under the terms of the mortgages trust deed, as of the Funding 2 program date, the mortgages trustee has agreed to hold all of the trust property on trust absolutely for Funding, the seller and, as a result of and following its acquisition of a beneficial interest in the trust property (as described above), Funding 2. The "TRUST PROPERTY" consists of:

       o the sum of [GBP]100 settled by Law Debenture Corporate Services Limited on trust on the date of the mortgages trust deed;

       o the mortgage portfolio, including the mortgage loans and their related security, the rights under any MIG policies and the other seller arranged insurance policies;

       o any new mortgage portfolio that is assigned to the mortgages trustee by the seller after the Funding 2 program date, including the mortgage loans and their related security, the rights under any MIG policies and the other seller arranged insurance policies;

       o any permitted replacement mortgage loan and its related security (including the rights under any related MIG policy and other seller arranged insurance policies) relating to any permitted product switch effected in relation to any mortgage loan and assigned to the mortgages trustee in accordance with the mortgage sale agreement and thereby included in the trust property;

       o any interest and principal paid by borrowers on their mortgage loans on or after the relevant assignment date;

       o any other amounts received under the mortgage loans and related security on or after the relevant assignment date excluding third party amounts;

       o any re-draws under flexible mortgage loans included in the trust property;

       o any further draws under personal secured loans included in the mortgage portfolio;

       o any further advances made by the seller to existing borrowers which are assigned to the mortgages trustee in accordance with the mortgage sale agreement;

       o any contribution paid by Funding, Funding 2 or the seller to the mortgages trustee for application in accordance with the terms of the mortgages trust deed but only up to the time of such application;

       o amounts on deposit (and interest earned on such amounts) in the mortgages trustee transaction account and the mortgages trustee GIC account; and

       o the proceeds of sale of any mortgage loan and its related security pursuant to the mortgage sale agreement or other proceeds of sale of any trust property;

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Less

       o any actual losses in relation to the mortgage loans and any actual reductions occurring in respect of the mortgage loans as described in paragraph (1) in "-- ADJUSTMENTS TO TRUST PROPERTY" below; and

       o distributions of principal made from time to time to the beneficiaries of the mortgages trust.

    In the case of Scottish mortgage loans and their related security, the interest of the mortgages trustee therein comprises its beneficial interest under the relevant declaration of trust over such Scottish mortgage loans and their related security, as described under "ASSIGNMENT OF THE MORTGAGE LOANS AND RELATED SECURITY -- THE MORTGAGE SALE AGREEMENT".

    In addition, the outstanding principal balances of any Together Connections mortgage loans and Connections mortgage loans included in the trust property (and therefore the aggregate amount of the trust property) will be reduced from time to time by the amount of any Together Connections Benefit and Connections Benefit applied to those Together Connections mortgage loans or Connections mortgage loans, respectively, as described under "THE MORTGAGE LOANS -- CHARACTERISTICS OF THE MORTGAGE LOANS -- MORTGAGE LOAN PRODUCTS OFFERED BY THE SELLER".

    Funding 2 is not entitled to any interest in particular mortgage loans and their related security separately from Funding and/or the seller. Instead, each of the beneficiaries has an undivided interest in all of the mortgage loans and their related security forming part of the trust property.

    The beneficial interest of Funding, Funding 2 and the seller, referred to as the Funding share, the Funding 2 share and the seller share respectively, represent pro rata interests in the trust property.


FLUCTUATION OF THE SELLER SHARE/FUNDING SHARE/FUNDING 2 SHARE OF THE TRUST PROPERTY

    The Funding share, the Funding 2 share and the seller share of the trust property fluctuate depending on a number of factors including:

       o the allocation of principal receipts from the mortgage loans to Funding, Funding 2 and/or the seller on each distribution date;

       o     losses arising on the mortgage loans;

       o the assignment of new mortgage loans and their related security to the mortgages trustee;

       o any of the beneficiaries increasing its beneficial interest in, and hence its share of, the trust property by making contributions (excluding, in the case of Funding and Funding 2 any deferred contribution) to the mortgages trustee in accordance with the mortgages trust deed;

       o     a borrower making a re-draw under a flexible mortgage loan;

       o     a borrower making a further draw under a personal secured loan;

       o     the capitalization of arrears in respect of any mortgage loan;

       o the seller making a further advance to an existing borrower whose mortgage loan is included in the mortgage portfolio. Although the seller does not currently intend either to assign to the mortgages trustee further advances made in respect of a mortgage loan following the assignment of that mortgage loan to the mortgages trustee or to retain mortgage loans subject to such further advances within the mortgages trust, it may do so in the future; and

       o the mortgages trustee making a special distribution to any beneficiary on a distribution date.

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     Neither the Funding share nor the Funding 2 share of the trust property may be reduced below zero. The seller will not be entitled to receive principal receipts which would reduce the seller share of the trust property to an amount less than the minimum seller share unless and until both the Funding share and the Funding 2 share of the trust property have been reduced to zero or following the occurrence of an asset trigger event.

    As of the Funding 2 program date, and following its acquisition (by way of assignment) from the seller of a portion of the beneficial interest of the seller in the mortgages trust, the size of the share of Funding 2 in the trust property will be [GBP]100. Funding 2 will use the proceeds of loan tranches advanced to it by the issuer (less any amount utilised to fund the Funding 2 reserve fund) to make contributions to the mortgages trustee or to refinance an existing loan tranche. Any such contribution made by Funding 2 to the mortgages trustee will fall into one of two categories:

       o an "INITIAL CONTRIBUTION", which is to fund the payment to the seller by the mortgages trustee of (and is equal to) the initial purchase price in respect of any new mortgage portfolio assigned to the mortgages trustee; and

       o a "FURTHER CONTRIBUTION" which is consideration payable by Funding 2 to the mortgages trustee to increase the Funding 2 share of the trust property in accordance with the terms of the mortgages trust deed (excluding any initial contribution or deferred contribution) and which will be applied by the mortgages trustee in making a special distribution to the seller (which will reduce the seller share of the trust property) or to Funding (which will reduce the Funding share of the trust property).

    The cash manager will recalculate the Funding share, the Funding 2 share and the seller share:

       o     on each distribution date;

       o on any date on which Funding and/or Funding 2 makes an initial contribution or a further contribution to the mortgages trustee in connection with the purchase of an increased beneficial interest in the trust property by Funding and/or Funding 2, respectively and/or on which date the mortgages trustee will also pay to the seller an initial purchase price equal to the amount of such initial contribution or pay to the seller and/or Funding a special distribution (where such special distribution is not made on a distribution date) equal to the amount of the further contribution (each such date, a "CONTRIBUTION DATE"); and

       o on the date of each assignment of any new mortgage portfolio to the mortgages trustee (each such date, an "ASSIGNMENT DATE").

    The reason for the recalculation on a contribution date or an assignment date is to determine the percentage shares of each beneficiary in the trust property which will reflect additional contributions to the mortgages trust by Funding or Funding 2 and the assignment of the new mortgage loans to the mortgages trustee.

    When the cash manager recalculates the share and the share percentage of each beneficiary on a distribution date, that recalculation will apply for the then current trust calculation period. However, if during that trust calculation period the seller assigns a new mortgage portfolio to the mortgages trustee and/or if Funding or Funding 2 makes a contribution (excluding any deferred contribution) to the mortgages trustee, the recalculation made by the cash manager on that distribution date will only apply from the beginning of that then current trust calculation period to (but excluding) that assignment date or contribution date, as applicable. The new recalculation made by the cash manager on that relevant assignment date or contribution date will apply from (and including) that assignment date or contribution date (as applicable) to the end of that then current trust calculation period. The portion of a trust calculation period that is less than a full trust calculation period is called an "INTERIM CALCULATION PERIOD".

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     The percentage shares that each of the beneficiaries have in the trust property will determine their entitlement to interest and principal receipts from the mortgage loans in the mortgage portfolio and also the allocation of losses arising on the mortgage loans for each trust calculation period or interim calculation period, as applicable. The method for determining those new percentage shares is set out in the next three sections.


FUNDING 2 SHARE OF TRUST PROPERTY (DISTRIBUTION DATE RECALCULATION)

    On each distribution date (also referred to in this section as the "RELEVANT DISTRIBUTION DATE") the interest of Funding 2 in the trust property will be recalculated for the then current trust calculation period or related interim calculation period, as applicable, in accordance with the following formula:

       o The current Funding 2 share of the trust property will be an amount equal to:

                                 A -- B -- C + D

       o The current Funding 2 share percentage of the trust property will be an amount equal to:


                                 A -- B -- C + D
                              -------------------  x 100
                                        H


    expressed as a percentage and rounded upwards to five decimal places,

    where,

       A = the amount of the Funding 2 share of the trust property as determined on the later of the distribution date, or the assignment date or contribution date (if any), immediately preceding the relevant distribution date;

       B = the amount of any principal receipts on the mortgage loans distributed to Funding 2 on the relevant distribution date (as described under "-- MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF MORTGAGES TRUSTEE PRINCIPAL RECEIPTS PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT" and "-- MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF MORTGAGES TRUSTEE PRINCIPAL RECEIPTS ON OR AFTER THE OCCURRENCE OF A TRIGGER EVENT");

       C = the amount of losses sustained on the mortgage loans during the immediately preceding trust calculation period and the amount of any reductions occurring in respect of the mortgage loans as described in paragraph (1) in "-- ADJUSTMENTS TO TRUST PROPERTY" below, in each case allocated to Funding 2 in the trust calculation period ending on the relevant distribution date;

       D = the amount of any capitalized arrears which have been allocated to Funding 2 in the immediately preceding trust calculation period; and

       H = the amount of the mortgages trustee retained principal receipts (if any) plus the aggregate current balance of all of the mortgage loans in the trust property as at the last day of the immediately preceding trust calculation period after making the distributions, allocations and additions referred to in "B", "C" and "D" above (or, if applicable, on the relevant assignment date or contribution date) and after taking account of the following (being "TRUST PROPERTY CALCULATION ADJUSTMENTS"):

             (i) any distribution of principal receipts to the seller, Funding 2 and Funding,

             (ii) the amount of any losses or capitalized arrears allocated to the seller, Funding 2 and Funding,

             (iii)the adjustments referred to in paragraphs (1) to (5) in "--
                  ADJUSTMENTS TO TRUST PROPERTY" below (or, if the seller share is zero, the adjustments referred to in paragraph (1)
                  only),

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             (iv)the amount of any other additions to or removals from the trust property (including any additions to the trust property resulting from re-draws and further draws made by borrowers but excluding the addition of mortgage loans on an assignment date and any initial contributions or further contributions made by Funding or Funding 2), and

             (v) any reduction in the outstanding principal balances of Together
                 Connections mortgage loans and Connections mortgage loans resulting from borrowers being allocated a portion of the related Together Connections Benefit and Connections Benefit, respectively, under such mortgage loans.


FUNDING 2 SHARE OF TRUST PROPERTY (ASSIGNMENT DATE AND CONTRIBUTION DATE RECALCULATION)

    On each assignment date or contribution date (also referred to in this section as the "RELEVANT RECALCULATION DATE"), the interest of Funding 2 in the trust property will be recalculated for the related interim calculation period, for the sole purposes of calculating the distributions to be made from the trust property and determining the amount of losses to be allocated to Funding 2 on the immediately succeeding distribution date, in accordance with the following formula:

       o The current Funding 2 share of the trust property will be an amount equal to:

                                    A + E + F

       o The current Funding 2 share percentage of the trust property will be an amount equal to:

                                    A + E + F
                                  ------------ x100
                                        H

    where,

       A = the amount of the Funding 2 share of the trust property as determined on the distribution date immediately preceding the relevant recalculation date;

       E = the amount of any initial contribution paid by Funding 2 to the mortgages trustee on that recalculation date in respect of the Funding 2 share of any new trust property;

       F = the amount of any further contribution paid by Funding 2 to the mortgages trustee on that relevant recalculation date to increase Funding 2's beneficial interest in the trust property; and

       H = the amount of the mortgages trustee retained principal receipts (if any) plus the aggregate current balance of all of the mortgage loans in the trust property as at the immediately preceding distribution date (after making the distributions, allocations and additions on that preceding distribution date) plus the aggregate current balance of the new mortgage loans assigned to the mortgages trustee on that relevant recalculation date and after taking account of trust property calculation adjustments.


ADJUSTMENTS TO TRUST PROPERTY

    If any of the following events occurs during a trust calculation period, then the aggregate current balance of the mortgage loans in the mortgage portfolio will be reduced or deemed to be reduced for the purposes of making the trust property calculation adjustments:

       (1) any borrower exercises a right of set-off so that the amount of principal and interest owing under a mortgage loan is reduced but no corresponding payment is received by the mortgages trustee. In this event, the aggregate current balance of the mortgage loans in the mortgage portfolio will be reduced by an amount equal to the amount of such set-off; and/or

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       (2)   a mortgage loan or its related security (i) is in breach of the loan warranties contained in the mortgage sale agreement or (ii) is the subject of a product switch, further advance or the subject of an offer by the seller to the borrower of a personal secured loan in respect of which the seller has elected to purchase the relevant mortgage loan or mortgage loans and their related security, and in the case of (i) above the seller fails to repurchase and in the case of (ii) above the seller fails to purchase, the mortgage loan or mortgage loans under the relevant mortgage account and their related security (including any personal secured loans and any further draws made thereunder secured over the same property) as required by the terms of the mortgage sale agreement. In this event, the aggregate current balance of the mortgage loans in the mortgage portfolio will be deemed to be reduced, for the purposes of making the trust property calculation adjustments, by an amount equal to the current balance of the relevant mortgage loan or mortgage loans under the relevant mortgage account (together with arrears of interest and accrued interest); and/or

       (3) the security trustee and/or the Funding 2 security trustee are notified that a flexible mortgage loan or part thereof has been determined by a court judgment on the point or a determination by a relevant regulatory authority (whether or not in relation to an analogous flexible mortgage loan product of another UK mortgage lender):

             (a) to be unenforceable; and/or

             (b) not to fall within the first ranking charge by way of legal mortgage or first ranking standard security over the relevant mortgaged property,

             in which event, the aggregate current balance of the mortgage loans in the mortgage portfolio will be deemed to be reduced, for the purposes of making the trust property calculation adjustments, by an amount equal to that portion of the current balance of the flexible mortgage loan which is so determined to be unenforceable or not to fall within the first ranking charge by way of legal mortgage or first ranking standard security over the relevant mortgaged property; and/or

       (4) (i) in respect of breaches of the loan warranties contained in the mortgage sale agreement, the seller would be required to repurchase a mortgage loan and its related security and (ii) in respect of a mortgage loan subject to a product switch, further advance or in respect of which the seller has offered to the borrower a personal secured loan, the seller elects to purchase the relevant mortgage loan and its related security (including any personal secured loans and any further draws made thereunder secured over the same property), in each case as required by the terms of the mortgage sale agreement, but the mortgage loan is not capable of being repurchased or purchased, as applicable. In this event, the aggregate current balance of the mortgage loans in the mortgage portfolio will be deemed to be reduced, for the purposes of making the trust property calculation adjustments, by an amount equal to the current balance of the relevant mortgage loan (together with arrears of interest and accrued interest); and/or

       (5) the seller breaches any other material warranty under the mortgage sale agreement and/or (for so long as the seller is the administrator) the administration agreement, which will also be grounds for terminating the appointment of the administrator. In this event, the aggregate current balance of the mortgage loans in the mortgage portfolio will be deemed to be reduced by an amount equal to the resulting loss incurred by Funding, Funding 2 and the seller.

    The reductions set out in paragraphs (1) to (5) (as well as any resulting loss in respect thereof) and any losses arising in respect of any personal secured loans will be

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made on the relevant date on which the cash manager makes the relevant trust property calculation adjustments first to the seller's share (including the minimum seller share) of the trust property only, and thereafter but (in respect of paragraph (1) only) will be made to the Funding and Funding 2 shares of the trust property. Any subsequent recoveries on mortgage loans which have been subject to a set-off or in respect of which the seller share of the trust property has otherwise been reduced or deemed reduced pursuant to paragraphs (1) to (5) above or any recovery in respect of any personal secured loan will constitute a revenue receipt under the relevant mortgage loan. Such revenue receipt will belong to Funding and Funding 2 (but only if and to the extent that the related reductions were applied against Funding's and Funding 2's shares of the trust property) and thereafter will belong to the seller and, to the extent received by the mortgages trustee, will be returned to the seller.

    The trust property (and the seller share of the trust property) will also be adjusted to account for the allocation of any Together Connections Benefit to a Together Connections mortgage loan and any Connections Benefit to a Connections mortgage loan, as described below under "-- ADDITIONS TO, AND REDUCTIONS IN, THE TRUST PROPERTY" and "-- INCREASING AND DECREASING THE SELLER SHARE OF THE TRUST PROPERTY".


FUNDING SHARE OF THE TRUST PROPERTY

    The Funding share of the trust property is calculable and recalculable in a substantially similar manner to that set out above for the Funding 2 share.


WEIGHTED AVERAGE FUNDING 2 SHARE PERCENTAGE AND WEIGHTED AVERAGE FUNDING SHARE PERCENTAGE

    On any distribution date with respect to which (i) the seller had assigned new mortgage loans to the mortgages trustee during the immediately preceding trust calculation period, or (ii) Funding or Funding 2 had made a contribution (excluding any deferred contribution) to the mortgages trustee in connection with the purchase of an increased beneficial interest in the trust property by Funding or Funding 2 during the immediately preceding trust calculation period, or (iii) Funding had received a special distribution during the immediately preceding trust calculation period from the mortgages trustee, the cash manager will calculate (for the sole purpose of making the distributions to be made on that distribution date) the weighted average of the current Funding share percentages and Funding 2 share percentages that were calculated previously in respect of each interim calculation period occurring in that immediately preceding trust calculation period. The calculation will be based on the relative lengths of the foregoing interim calculation periods. The "WEIGHTED AVERAGE FUNDING 2 SHARE PERCENTAGE" for any such distribution date will be equal to, in respect of the distribution or allocation (as applicable) of each of revenue receipts, principal receipts and losses to be made on that distribution date, the formula set forth below:

                                   (A x B) + (C x D)

       where,

       A = the related current Funding 2 share percentage for interim calculation period 1;

       B = the number of days in interim calculation period 1 divided by the number of days in the trust calculation period;

       C = the related current Funding 2 share percentage for interim calculation period 2; and

       D = the number of days in interim calculation period 2 divided by the number of days in the trust calculation period;

    The "WEIGHTED AVERAGE FUNDING SHARE PERCENTAGE" for any such distribution date is calculable in an identical manner to that set out above for the weighted average Funding 2 share percentage except that references to Funding 2 are to be read as references to Funding.

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SELLER SHARE OF TRUST PROPERTY (DISTRIBUTION DATE RECALCULATION)

    On each relevant distribution date, the current seller share of the trust property will be recalculated for the then current trust calculation period or related interim calculation period, as applicable, in accordance with the following formula:

       o the aggregate amount of the trust property (excluding revenue receipts) as at the relevant distribution date minus the sum of the current Funding share and the current Funding 2 share as calculated on such relevant distribution date.

    On each relevant distribution date, the current seller share percentage of the trust property will be recalculated for the then current trust calculation period or related interim calculation period, as applicable, in accordance with the following formula:

       o 100% minus the sum of the current Funding share percentage and the current Funding 2 share percentage as calculated on such relevant distribution date.


SELLER SHARE OF TRUST PROPERTY (ASSIGNMENT DATE AND CONTRIBUTION DATE RECALCULATION)

    On each relevant recalculation date, the current seller share of the trust property will be recalculated for the related interim calculation period in accordance with the following formula:

       o the aggregate amount of the trust property (excluding revenue receipts) as at the relevant recalculation date minus the sum of the current Funding share and the current Funding 2 share as calculated on such relevant recalculation date.

    On each relevant recalculation date, the current seller share percentage of the trust property will be recalculated for the related interim calculation period in accordance with the following formula:

       o 100% minus the sum of the current Funding share percentage and the current Funding 2 share percentage.


WEIGHTED AVERAGE SELLER SHARE PERCENTAGE

    On any distribution date with respect to which (i) the seller has assigned new mortgage loans to the mortgages trustee during the immediately preceding trust calculation period, or (ii) Funding or Funding 2 have made a further contribution to the mortgages trustee in connection with the purchase of an increased beneficial interest in the trust property by Funding or Funding 2 during the immediately preceding trust calculation period, or (iii) Funding had received a special distribution during the immediately preceding trust calculation period from the mortgages trustee, the cash manager will calculate (for the sole purpose of making the distributions to be made on that distribution date) the weighted average of the current seller share percentages that were calculated previously in respect of each interim calculation period occurring in that immediately preceding trust calculation period, which will be a percentage equal to, in respect of the distribution of each of revenue receipts, principal receipts and losses to be made on that distribution date, 100% minus the sum of the weighted average Funding share percentage and the weighted average Funding 2 share percentage.


MINIMUM SELLER SHARE

    The seller share of the trust property includes an amount known as the "MINIMUM SELLER SHARE". The amount of the minimum seller share will fluctuate depending on changes to the characteristics of the mortgage loans in the mortgage portfolio. The seller will not be entitled to receive principal receipts which would reduce the seller share of the trust property to an amount less than the minimum seller share unless and until both the Funding share and the Funding 2 share of the trust property have been reduced to zero or following the occurrence of an asset trigger event. The minimum seller share will be the amount determined on each distribution date in accordance with the following formula:

                                  W + X + Y + Z


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       where,

       W = 100% of the sum of the average cleared credit balance of all applicable accounts linked to Together Connections mortgage loans and Connections mortgage loans in respect of each calendar month or part of any such calendar month;

       X = 2.0% of the aggregate current balance of mortgage loans in the mortgage portfolio;

       Y =   the product of: p x q x r where:

             p = 8.0%;

             q = the sum of (i) the "FLEXIBLE CASH RE-DRAW CAPACITY", being an amount equal to the difference between (1) the maximum amount of cash re-draws that borrowers may make under flexible mortgage loans included in the mortgage portfolio (whether or not drawn) as at the last day of the immediately preceding trust calculation period and (2) the aggregate current balance of cash re-draws on mortgage loans included in the mortgage portfolio as at the last day of the immediately preceding trust calculation period; and (ii) the "FURTHER DRAW CAPACITY" being an amount equal to the difference between (1) the maximum amount of further draws that borrowers may make under personal secured loans which are flexi-plan loans included in the mortgage portfolio (whether or not drawn) as at the last day of the immediately preceding trust calculation period and (2) the aggregate current balance of personal secured loans which are flexi-plan loans which form part of the mortgage portfolio as at the last day of the immediately preceding trust calculation period; and

             r = 3.0; and

        Z = the aggregate current balance of (1) re-draws and (2) personal secured loans included in the mortgage portfolio as at the last day of the immediately preceding trust calculation period.

    The purpose of "W" is to mitigate the risks relating to borrowers holding deposits in Northern Rock bank accounts that are linked to Together Connections mortgage loans and Connections mortgage loans, and the purpose of "X" is to mitigate the risks relating to borrowers holding deposits in Northern Rock bank accounts that are not linked to Together Connections mortgage loans and Connections mortgage loans (see "RISK FACTORS -- THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE MORTGAGE LOANS AND THEIR RELATED SECURITY WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE NOTES"). The purpose of the calculation in "Y" is to mitigate the risk of the seller failing to fund a re-draw under a flexible mortgage loan or a further draw under a personal secured loan in the mortgage portfolio. The purpose of "Z" is to mitigate enforceability and priority risks relating to (a) re-draws under the flexible mortgage loans and (b) further draws under personal secured loans in the mortgage portfolio.


CASH MANAGEMENT OF TRUST PROPERTY -- REVENUE RECEIPTS

    Under the cash management agreement, the cash manager is responsible for distributing revenue receipts on behalf of the mortgages trustee on each distribution date in accordance with the order of priority described in the following section. For further information on the role of the cash manager, see "CASH MANAGEMENT FOR THE MORTGAGES TRUSTEE AND FUNDING 2".


MORTGAGES TRUST ALLOCATION OF REVENUE RECEIPTS

    "MORTGAGES TRUSTEE AVAILABLE REVENUE RECEIPTS" are calculated by the cash manager on each distribution date and are an amount equal to the sum of (in each case in the period prior to the end of the immediately preceding trust calculation period):

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       o     revenue receipts on the mortgage loans (which shall include, in respect of any non-flexible mortgage loan only, the amount of any overpayment made by the borrower in respect of such mortgage loan as is equal to the amount of any underpayment of interest made by such borrower in respect of such mortgage loan in the immediately preceding trust calculation period provided that such underpayment of interest is made prior to December 31 in the year in which such overpayment is received from the borrower);

       o interest payable to the mortgages trustee on the mortgages trustee transaction account and the mortgages trustee GIC account; and

       o payments made by the seller to the mortgages trustee to fund any non- cash redraw in respect of any flexible mortgage loan included in the mortgage portfolio;

       less

       o amounts due to third parties (also known as "THIRD PARTY AMOUNTS") including:

             (1) payments of insurance premiums, if any, due to the seller in respect of any seller arranged insurance policy and/or to the MIG provider to the extent not paid or payable by the seller (or to the extent such insurance premiums have been paid by the seller in respect of any further advance which is not purchased by the seller to reimburse the seller);

             (2) amounts under an unpaid direct debit which are repaid by the administrator to the bank making such payment if such bank is unable to recoup that amount itself from its customer's account;

             (3) other charges which are due to the seller; and/or

             (4) recoveries in respect of amounts deducted from mortgage loans as described in paragraphs (1) to (5) under "-- ADJUSTMENTS TO TRUST PROPERTY" above, which will belong to and be paid to Funding, Funding 2 and/or the seller as described therein, which amounts may be paid daily from monies on deposit in the mortgages trustee transaction account or the mortgages trustee GIC account; and

       o amounts distributed on each previous distribution date in accordance with the mortgages trust allocation of revenue receipts.

    On each distribution date, the cash manager will apply mortgages trustee available revenue receipts in the following order of priority (the "MORTGAGES TRUST ALLOCATION OF REVENUE RECEIPTS"):

       (A) first, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to:

             (1) the mortgages trustee under the provisions of the mortgages trust deed;

             (2) to third parties from the mortgages trustee in respect of the mortgages trust but only if:

                 (a) payment is not due as a result of a breach by the mortgages trustee of the documents to which it is a party; and/or

                 (b) payment has not already been provided for elsewhere;

       (B) second, in no order of priority between them but in proportion to the respective amounts due (inclusive of VAT) due to the administrator and the cash manager or to become due to the administrator and the cash manager prior to the next following distribution date under the provisions of the administration agreement and the cash management agreement, as the case may be; and

       (C) third, in no order of priority between them but in proportion to the respective amounts due:

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             (1) to the seller in an amount determined by multiplying the total amount of the remaining mortgages trustee available revenue receipts by the seller share percentage of the trust property;

             (2) to Funding in an amount equal to the lesser of:

                 (i) that portion of mortgages trustee available revenue
                     receipts required to be applied by Funding on the next succeeding scheduled payment date(s) applicable to the Funding issuers pursuant to the payment priorities in relation to revenue in the Funding deed of charge, prior to the enforcement of the Funding security or, as applicable, following the enforcement of the Funding security (save for certain exclusions set out in the mortgages trust deed); and

                 (ii)an amount determined by multiplying the total amount of the remaining mortgages trustee available revenue receipts by the Funding share percentage of the trust property;

             (3) to Funding 2 in an amount equal to the lesser of:

                 (i) the aggregate of the amounts to be applied on the
                     immediately succeeding monthly payment date as set forth under the Funding 2 pre-enforcement revenue priority of payments or, as the case may be, the Funding 2 post-enforcement priority of payments (but excluding any principal amount due under the global intercompany loan agreement (save that, for the avoidance of doubt, such exclusion shall not apply in respect of any Funding 2 available revenue receipts which are applied by Funding 2 to credit the principal deficiency sub-ledger and thereby reduce the principal payable under the related loan tranche) and any amount of deferred contribution under item
                     (X) of the Funding 2 pre-enforcement revenue priority of payments and/or item (O) of the Funding 2 post-enforcement priority of payments), less all other amounts (not derived from the distribution of mortgages trustee available revenue receipts under the mortgages trust) which will constitute Funding 2 available revenue receipts on the immediately succeeding monthly payment date, such amount not to be less than zero, and

                 (ii)an amount determined by multiplying the total amount of the remaining mortgages trustee available revenue receipts by the Funding 2 share percentage of the trust property; and

       (D) fourth, to allocate the seller an amount equal to YY -- ZZ, where "YY" is the amount of the mortgages trustee available revenue receipts and "ZZ" is the amount of such mortgages trustee available revenue receipts applied and/or allocated under items (A) through
             (C) above; and

             provided that, if an assignment date or a contribution date has occurred during the trust calculation period immediately preceding that distribution date, then the cash manager will use (i) the weighted average seller share percentage (instead of the seller share percentage) in determining the amount of mortgages trustee available revenue receipts to distribute to the seller on that distribution date, (ii) the weighted average Funding 2 share percentage (instead of the Funding 2 share percentage) in determining the amount of mortgages trustee available revenue receipts to distribute to Funding 2 on that distribution date and
             (iii) the weighted average Funding share percentage (as calculated pursuant to the mortgages trust deed) in determining the amount of mortgages trustee available revenue receipts to distribute to Funding on that distribution date.

    Amounts due to the mortgages trustee and the administrator will include VAT, if applicable, payable under United Kingdom tax law. At the date of this prospectus, VAT is

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calculated at the rate of 17.5% of the amount to be paid. Payment of VAT will reduce the amounts ultimately available to pay interest on the notes.


CASH MANAGEMENT OF TRUST PROPERTY -- PRINCIPAL RECEIPTS

    Under the cash management agreement, the cash manager is also responsible for distributing principal receipts on behalf of the mortgages trustee on each distribution date in accordance with the order of priority described in the next two following sections. To understand the basis on which the cash manager will distribute principal receipts on the mortgage loans on each distribution date (the "MORTGAGES TRUSTEE PRINCIPAL PRIORITY OF PAYMENTS") you need to understand the definitions set out below.

    A "TRIGGER EVENT" means an asset trigger event and/or a non-asset trigger event.

    An "ASSET TRIGGER EVENT" is the event that occurs when an amount is debited to the principal deficiency sub-ledger in relation to the class A notes of any Funding issuer or to the AAA principal deficiency sub-ledger of Funding 2. For more information on the principal deficiency ledger, see "CREDIT STRUCTURE".

    A "NON-ASSET TRIGGER EVENT" means any of the following events:

       o     an insolvency event occurs in relation to the seller;

       o the seller's role as administrator is terminated and a new administrator is not appointed within 60 days; or

       o on the distribution date immediately succeeding a seller share event distribution date, the current seller share is equal to or less than the minimum seller share (determined using the amounts of the current seller share and minimum seller share that would exist after making the distributions of mortgages trustee principal receipts due on that distribution date on the basis that the cash manager assumes that those mortgages trustee principal receipts are distributed in the manner described under "-- MORTGAGES TRUSTEE ALLOCATION AND DISTRIBUTION OF MORTGAGES TRUSTEE PRINCIPAL RECEIPTS PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT").

    A "SELLER SHARE EVENT" will occur if, on a distribution date, (i) the result of the calculation of the current seller share on that distribution date would be equal to or less than the minimum seller share for such distribution date (determined using the amounts of the current seller share and minimum seller share that would exist after making the distributions of mortgages trustee principal receipts due on that distribution date on the basis that the cash manager assumes that those mortgages trustee principal receipts are distributed in the manner described under "-- MORTGAGES TRUSTEE ALLOCATION AND DISTRIBUTION OF MORTGAGES TRUSTEE PRINCIPAL RECEIPTS PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT"), and (ii) a seller share event has not occurred on the immediately preceding distribution date).

    A "SELLER SHARE EVENT DISTRIBUTION DATE" is a distribution date on which a seller share event occurs.


MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF MORTGAGES TRUSTEE PRINCIPAL RECEIPTS PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT

    Prior to the occurrence of a trigger event (and whether or not there has been any enforcement of the Funding security, the Funding 2 security or the issuer security) the cash manager on behalf of the mortgages trustee will allocate and distribute mortgages trustee principal receipts on each distribution date (or, in respect of any initial purchase price or special distribution, on any contribution date) as follows:

       (A) first, to the seller the amount of any initial purchase price or special distribution which is then allocable and payable to the seller in accordance with the mortgages trust deed;

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       (B)   second, to Funding the amount of any special distribution which is then allocable and payable to Funding in accordance with the mortgages trust deed;

       (C) third, in no order of priority between them but in proportion to the respective amounts due:

             (1) to Funding in an amount equal to the lesser of:

                 (a) the amount of mortgage trustee principal receipts required to be applied by Funding under the terms of the Funding intercompany loans as determined pursuant to the mortgages trust deed; and

                 (b) an amount determined by multiplying the total amount of remaining mortgages trustee principal receipts by the current Funding share percentage of the trust property;

             (2) to Funding 2 in an amount equal to the lesser of:

                 (a) if Funding 2 has a repayment requirement on that
                     distribution date (as to which, see "CASHFLOWS -- FUNDING 2 ALLOCATION OF MORTGAGES TRUSTEE AVAILABLE PRINCIPAL RECEIPTS"), the amount of such repayment requirement; and

                 (b) an amount determined by multiplying the total amount of remaining mortgages trustee principal receipts by the current Funding 2 share percentage of the trust property;

       (D) fourth, in no order of priority between them but in proportion to the respective amounts due to Funding and to Funding 2, to the extent not already paid pursuant to item (C) above, up to the amounts set forth in item (C)(1)(a) and item (C)(2)(a) above, respectively;

       (E) fifth, if such distribution date is not a seller share event distribution date to allocate to the seller the amount equal to AA -- BB, where "AA" is the amount of mortgages trustee principal receipts and "BB" is the amount of such mortgages trustee principal receipts applied and/or allocated under (A) through (D) above;

       provided that, if an assignment date or a contribution date has occurred during the trust calculation period immediately preceding that distribution date, then the cash manager will use (i) the weighted average Funding 2 share percentage (instead of the Funding 2 share percentage) in determining the amount of mortgages trustee principal receipts to distribute to Funding 2 on that distribution date and (ii) the weighted average Funding share percentage (as calculated pursuant to the mortgages trust deed) in determining the amount of mortgages trustee principal receipts to distribute to Funding on that distribution date.

    PROVIDED THAT in relation to (A) through (E) above the following rules shall apply:

       (1) If the notes have become immediately due and payable as a result of the service of an issuer enforcement notice or if the loan tranches under the global intercompany loan agreement have become immediately due and payable as a result of the service of a Funding 2 intercompany loan enforcement notice, principal payments in respect of the global intercompany loan may be made in excess of any bullet repayment loan amount, scheduled repayment loan amount or controlled repayment loan amount and paragraph (C)(2)(a) above shall no longer apply and, except following a non-asset trigger event, the amount of principal receipts to be distributed to Funding 2 on that distribution date may not exceed the amount determined under paragraph (C)(2)(b) above.

       (2) If the notes have become immediately due and payable as a result of the service of an issuer enforcement notice or if the loan tranches under the global intercompany loan agreement have become immediately due and payable as a result of the service of a Funding 2 intercompany loan enforcement notice, then

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             for the purpose of calculating the amount under paragraph (C)(2)(b)
             above, that amount will be reduced to the extent of any remaining amounts standing to the credit of the Funding 2 reserve ledger and/ or the Funding 2 liquidity reserve ledger (if any) which are to be utilized on the immediately succeeding monthly payment date to repay principal on the loan tranches, but only to the extent that those amounts would not otherwise be payable on the loan tranches on that monthly payment date.

       (3) The amount of mortgages trustee principal receipts payable to Funding 2 on a distribution date will be reduced in proportion to the aggregate of mortgages trustee available revenue receipts allocable to Funding 2 on such distribution date which are to be applied on the immediately succeeding monthly payment date in reduction of deficiencies recorded on the principal deficiency ledger, but only to the extent that the mortgages trustee available revenue receipts which are to be so applied on that monthly payment date would not otherwise be payable as principal of the relevant loan tranches on that monthly payment date.

       (4) On a seller share event distribution date, the cash manager shall deposit all mortgages trustee principal receipts remaining after
             (C) above (the "MORTGAGES TRUSTEE RETAINED PRINCIPAL RECEIPTS") in the mortgages trustee GIC account and make a corresponding credit to the principal ledger.

       (5) Neither the Funding 2 share of the trust property nor the Funding share may be reduced below zero.

       (6) The mortgages trustee will not distribute any overpayment (other than a capital payment) in respect of any non-flexible mortgage loans until the first distribution date following December 31 of the year in which such overpayment is received; provided that if a borrower has made an underpayment of principal on such non-flexible mortgage loan following the overpayment then the mortgages trustee will distribute principal in an amount up to the amount of such underpayment (but not exceeding the amount of the overpayment previously made) on the next-occurring distribution date.


MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF MORTGAGES TRUSTEE PRINCIPAL RECEIPTS ON OR AFTER THE OCCURRENCE OF A TRIGGER EVENT

    On each distribution date on or after the occurrence of a non-asset trigger event and until the occurrence of an asset trigger event, the cash manager will allocate and distribute all mortgages trustee principal receipts to Funding and to Funding 2, pro rata according to their respective shares of the trust property until the Funding share and the Funding 2 share of the trust property are zero. Following the occurrence of a non-asset trigger event, the notes will be subject to prepayment risk (that is, they may be repaid earlier than expected). See "RISK FACTORS -- THE OCCURRENCE OF A NON-ASSET TRIGGER EVENT MAY ACCELERATE THE REPAYMENT OF CERTAIN NOTES AND/OR DELAY THE REPAYMENT OF OTHER NOTES".

    On each distribution date on or after the occurrence of an asset trigger event, the cash manager will allocate and distribute all mortgages trustee principal receipts as follows:

       (A) if the immediately preceding distribution date was a seller share event distribution date, all of the mortgages trustee retained principal receipts to Funding 2 and Funding pro rata according to their respective shares of the trust property as determined pursuant to the mortgages trust deed; and then

       (B) with no order of priority between them but in proportion to the respective amounts due to Funding, Funding 2 and the seller according to the Funding share percentage of the trust property, the Funding 2 share percentage of the trust property and the seller share percentage of the trust property, respectively, until the Funding share and Funding 2 share of the trust property are zero, even

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             though those payments may reduce the seller share of the trust property to an amount less than the minimum seller share. Notwithstanding the foregoing, if an assignment date or a contribution date has occurred during the trust calculation period immediately preceding any such distribution date, the cash manager will apply all mortgages trustee principal receipts remaining after
             (A) above among Funding, Funding 2, and the seller in no order of priority between them but in proportion to the weighted average Funding share percentage, the weighted average Funding 2 share percentage (as calculated pursuant to the mortgage trust deed) and weighted average seller share percentage, each in respect of mortgages trustee principal receipts, for that distribution date until the Funding share and Funding 2 share of the trust property is zero.

    Following the occurrence of an asset trigger event, certain series and classes of notes will be subject to prepayment risk (that is, they may be repaid earlier than expected) and other series and classes of notes will be subject to extension risk (that is, they may be repaid later than expected). See "RISK FACTORS -- THE OCCURRENCE OF AN ASSET TRIGGER EVENT OR ENFORCEMENT OF THE ISSUER SECURITY OR THE FUNDING 2 SECURITY MAY ACCELERATE THE REPAYMENT OF CERTAIN NOTES AND/OR DELAY THE REPAYMENT OF OTHER NOTES".


OVERPAYMENTS

    An overpayment in respect of any non-flexible mortgage loan which does not constitute a capital payment in respect of any mortgage loan will not become available for distribution to the beneficiaries as principal receipts until the first distribution date following December 31 of the year in which such overpayment is received, save to the extent that any such overpayment by a borrower is applied in reduction of an underpayment by such borrower in respect of such mortgage loan prior to such date. Any such overpayment shall be retained in the mortgages trustee GIC account and the cash manager will maintain a separate ledger to record its receipt and subsequent payment from time to time. Where any such overpayment has been made in error the administrator will be authorized to refund the amount of such overpayment to the relevant borrower at any time prior to December 31 of the year in which such overpayment was made.

    An overpayment in respect of any flexible mortgage loan will not be retained by the mortgages trustee but will be distributed to the beneficiaries on the immediately succeeding distribution date as principal receipts.


LOSSES

    All losses arising on the mortgage loans (other than any personal secured loans) will, save as otherwise provided, be applied in reducing proportionately the Funding share of the trust property, the Funding 2 share of the trust property and the seller share of the trust property. Save as otherwise provided, the Funding 2 share of losses will be determined on any distribution date by multiplying the amount of losses in the immediately preceding trust calculation period by the Funding 2 share percentage (as determined on the immediately preceding distribution date) until the Funding 2 share of the trust property is zero. However, if an assignment date or a contribution date has occurred during the trust calculation period immediately preceding a distribution date, then the amount of losses shall be multiplied by the weighted average Funding 2 share percentage (as calculated on that distribution date) in respect of losses rather than the current Funding 2 share percentage. The remainder of the losses shall be allocated to Funding and to the seller.

    Losses arising on any personal secured loans in the mortgage portfolio will be applied first to reduce the seller's share of the trust property (including the minimum seller share) until the seller's share is reduced to zero, and only thereafter to reduce the Funding share and the Funding 2 share of the trust property (on a pro rata basis).

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     For a description of how losses on the mortgage loans that have been allocated to Funding 2 on any date will be allocated to the loan tranches of the global intercompany loan, see "CREDIT STRUCTURE -- PRINCIPAL DEFICIENCY LEDGER".


DISPOSAL OF TRUST PROPERTY

    The trust property is held on trust for the benefit of Funding, Funding 2 and the seller. Subject as provided otherwise in the mortgages trust deed and the other transaction documents, the mortgages trustee will not be entitled to dispose of the trust property or create any security interest over the trust property.

    If a Funding 2 intercompany loan event of default occurs and the Funding 2 security trustee enforces the security granted by Funding 2 over its assets under the Funding 2 deed of charge, including its share of the trust property, then the Funding 2 security trustee will be entitled, among other things, to sell Funding 2's rights as a beneficiary under the mortgages trust. For further information on the security granted by Funding 2 over its assets, see "SECURITY FOR FUNDING 2'S OBLIGATIONS".


ADDITIONS TO, AND REDUCTIONS IN, THE TRUST PROPERTY

    The trust property may be increased from time to time by the assignment of new mortgage loans and their related security to the mortgages trustee. The mortgages trustee will hold the new mortgage loans and their related security on trust for Funding, Funding 2 and the seller according to the terms of the mortgages trust deed. For further information on the assignment of new mortgage loans and their related security to the mortgages trustee, see "ASSIGNMENT OF THE MORTGAGE LOANS AND RELATED SECURITY".

    If a borrower makes a re-draw under a flexible mortgage loan included in the mortgages trust, then the seller will be solely responsible for funding that re-draw. As a result, the size of the trust property and the seller share of the trust property will increase by, in the case of a cash re-draw, the principal amount of such cash re-draw and, in the case of a non-cash re-draw, the amount of any further contribution made by the seller to the mortgages trustee of the unpaid interest element in respect of such non-cash re-draw. However, if an insolvency event occurs in respect of the seller, then the seller may continue to make payments to the mortgages trustee in an amount equal to the unpaid interest element in respect of such non-cash re-draw in the same manner and for the same purposes as described above, but it is not obliged to do so.

    If at any time the administrator agrees on behalf of the seller to a further advance being made under a mortgage loan included in the mortgage portfolio, then the seller will be solely responsible for funding that further advance. If at some future date the seller decides to assign such further advance to the mortgages trustee or not purchase the mortgage loan that is subject to such further advance from the mortgages trustee, the trust property and the seller share of the trust property will increase by the principal amount of the further advance made by the seller.

    In addition to the reductions or deemed reductions to the trust property described above under "-- ADJUSTMENTS TO TRUST PROPERTY", the application of any Together Connections Benefit in relation to Together Connections mortgage loans and any Connections Benefit in relation to Connections mortgage loans included in the mortgages trust will also reduce the trust property (and, as described below under "-- INCREASING AND DECREASING THE SELLER SHARE OF THE TRUST PROPERTY", the seller share of the trust property only). This will occur because the outstanding principal balances of any Together Connections mortgage loans and Connections mortgage loans included in the trust property (and therefore the aggregate amount of the trust property) will be reduced from time to time by the amount of any Together Connections Benefit applied to those Together Connections mortgage loans and any Connections Benefit applied to those Connections mortgage loans, as described under "THE MORTGAGE LOANS -- CHARACTERISTICS OF THE MORTGAGE LOANS -- MORTGAGE LOAN PRODUCTS OFFERED BY THE SELLER".

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ARREARS

    The aggregate current balance of the mortgage loans in the mortgage portfolio will be increased at any time by the amount in which the mortgage loans that have been assigned to the mortgages trustee are in arrears and those arrears have been capitalized. Such increase shall be allocated to Funding, Funding 2 and the seller at any time in proportion to their respective percentage shares in the trust property as determined in respect of the trust calculation period or interim calculation period, as the case may be, in which the arrears occur.


INCREASING AND DECREASING THE SELLER SHARE OF THE TRUST PROPERTY

    If a borrower makes a non-cash re-draw in respect of any flexible mortgage loan under the mortgages trust deed the seller as beneficiary has agreed under the mortgages trust deed to fund such non-cash re-draw by making a further contribution to the mortgages trustee of an amount equal to the unpaid interest element in respect of such non-cash re-draw. Accordingly, the trust property and the seller share of the trust property will increase by an amount equal to the further contribution made by the seller. Any such payment received by the mortgages trustee will be treated as revenue receipts in the mortgages trust and will be distributed on the immediately succeeding distribution date among the beneficiaries in accordance with the mortgages trust allocation of revenue receipts.

    The seller will also fund cash re-draws in respect of flexible mortgage loans and further draws under personal secured loans held in the mortgages trust by payment of the amount of the cash re-draw or further draw to the relevant borrower. Accordingly, the trust property and the seller share of the trust property will automatically increase by the amount of any cash re-draw or further draw so made.

    In addition to the reductions or deemed reductions to the seller share of the trust property described above under "-- ADJUSTMENTS TO TRUST PROPERTY", the application of any Together Connections Benefit in relation to Together Connections mortgage loans and any Connections Benefit in relation to Connections mortgage loans included in the mortgage portfolio that reduces the trust property will also reduce the seller share of the trust property. This will occur because the outstanding principal balances of any Together Connections mortgage loans and Connections mortgage loans included in the mortgage portfolio (and therefore the aggregate amount of the trust property) will be reduced from time to time by the amount of any Together Connections Benefit applied to those Together Connections mortgage loans and any Connections Benefit applied to those Connections mortgage loans, as described under "THE MORTGAGE LOANS -- CHARACTERISTICS OF THE MORTGAGE LOANS -- MORTGAGE LOAN PRODUCTS OFFERED BY THE SELLER". The amount of any such reduction will be applied against the seller share of the trust property only.


INCREASING THE FUNDING 2 SHARE OF THE TRUST PROPERTY

    If Funding 2 borrows a new loan tranche, then it may apply the proceeds of that loan tranche as an initial contribution or a further contribution to the mortgages trust to increase its beneficial interest in, and the Funding 2 share of, the trust property. Funding 2 will be permitted to do this only if it meets certain conditions, including among others:

       o that no Funding 2 intercompany loan enforcement notice has been served under the global intercompany loan agreement;

       o that as at the most recent monthly payment date no deficiency was recorded on the principal deficiency ledger;

       o that no event of default in relation to Funding 2 under the transaction documents shall have occurred which is continuing;

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       o     that the rating agencies have not confirmed in writing to the mortgages trustee, the security trustee, the Funding 2 security trustee and the issuer that the proposed increase in the Funding 2 share would cause the then current ratings by the rating agencies of the existing notes of the issuer and of the Funding issuers to be reduced, withdrawn or qualified; and

       o that, as of the last day of the immediately preceding trust calculation period, the aggregate current balance of mortgage loans in the mortgage portfolio which were then in arrears for at least 3 months is less than 4% of the aggregate current balance of all mortgage loans in the mortgage portfolio as of such date, unless the rating agencies have confirmed that the then current ratings of the notes of the issuer and of the Funding issuers will not be reduced, withdrawn or qualified.

    Under the mortgages trust deed, Funding, Funding 2 and the seller have agreed that principal receipts held by the mortgages trustee on any date in respect of any initial contribution or further contribution paid by Funding 2 to the mortgages trustee on that date will be allocated and paid by the mortgages trustee to the seller as initial purchase price or to the seller or Funding as a special distribution from the mortgages trust on such date whether or not such date is a distribution date. The payment of any such initial purchase price or special distribution will reduce the seller share or the Funding share of the trust property, as applicable.


TERMINATION OF THE MORTGAGES TRUST

    The mortgages trust will terminate on the date on which there is no remaining trust property or, if earlier, such date as may be requested in writing by the seller to the mortgages trustee being on or after the date on which each Funding intercompany loan and all amounts owing under the global intercompany loan agreement have been repaid in full or there is no further claim under each Funding intercompany loan and the global intercompany loan agreement or both the Funding share and the Funding 2 share of the trust property have been reduced to zero, or such other date which may be agreed between the mortgages trustee, Funding, Funding 2 and the seller so long as all amounts due from Funding and Funding 2 to their respective secured creditors have been repaid in full.


RETIREMENT OF MORTGAGES TRUSTEE

    The mortgages trustee is not entitled to retire or otherwise terminate its appointment. The seller, Funding and Funding 2 cannot replace the mortgages trustee.


GOVERNING LAW

    The mortgages trust deed is governed by English law.


THE CONTROLLING BENEFICIARY DEED

    Under the terms of the controlling beneficiary deed, Funding, Funding 2, the security trustee, the Funding 2 security trustee and the seller have agreed as to, amongst other things, arrangements amongst them in respect of certain commercial decisions (relating to authorizations, consents, waivers, instructions or other acts) to be made from time to time in respect of the transaction documents.

    If there is a conflict of interest between the Funding beneficiaries and/or the Funding security trustees in respect of directing the mortgages trustee or the exercising of any rights, powers, discretions or consents under the transaction documents then, pursuant to the terms of the controlling beneficiary deed, the Funding beneficiaries and/or the Funding security trustees agree to act in accordance with the controlling directions. The seller agrees that, where necessary, it shall provide directions to the mortgages trustee that are consistent with the controlling directions.

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    For the purposes of the previous paragraph, "CONTROLLING DIRECTIONS" means:

       (a) in respect of the Funding beneficiaries, in all cases, the Funding beneficiary representing the issuer(s) with the highest ranking class of notes then outstanding, and if each Funding beneficiary represents issuers with the same class as their highest ranking class, the Funding beneficiary representing the issuer(s) with the greatest principal amount outstanding of the highest ranking class of notes; and

       (b) in respect of the Funding security trustees, in all cases, the directions of:

             (i) in relation to the Funding issuers, the related note trustee(s)
                 for the holders of the highest ranking class of notes outstanding; and

             (ii)in relation to us, the issuer security trustee,

             and if there is any conflict between the controlling directions due to two or more issuers (for the purposes of this paragraph, being any of the Funding issuers and us) having notes from the same class as their highest ranking class, the directions from the note trustee(s) (or, in respect of us, the note trustee or, as the case may be, the issuer security trustee) for the holders of the greatest aggregate principal amount outstanding of the highest ranking class of notes will prevail.

    For the purposes of (a) and (b):

       o all denominations of the principal amount outstanding of any note shall be calculated in sterling and where the principal amount outstanding of any note of any Funding issuer or us is not denominated in sterling it shall be converted into sterling at the rate specified in the hedging agreements applicable to such note; and

       o the highest ranking class of notes outstanding shall mean the class A notes (for so long as there are class A notes outstanding), the class B notes (so long as there are no class A notes outstanding), the class M notes (so long as there are neither class A notes nor class B notes outstanding), the class C notes (so long as there are neither class A notes, class B notes nor class M notes outstanding) or (in our case only) the class D notes (so long as there are neither class A notes, class B notes, class M notes or class C notes outstanding).

    The controlling beneficiary deed is governed by English law.

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                     THE GLOBAL INTERCOMPANY LOAN AGREEMENT

    The following section describes, the material terms of the global intercompany loan agreement. The description does not purport to be complete and is subject to the provisions of the global intercompany loan agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.


THE FACILITY

    Under the terms of the global intercompany loan agreement, the issuer will lend to Funding 2, from time to time on the relevant closing date for each series and class of notes an aggregate amount in sterling equal to the proceeds of the issue of such notes. Each such advance of funds will be a separate loan tranche under the global intercompany loan agreement. Each loan tranche will relate to a particular series and class of notes. The loan tranche supplement will set forth the terms of each loan tranche. For this purpose, the proceeds of notes in a specified currency other than sterling will be converted into sterling at the relevant specified currency exchange rate. Funding 2 will then use the proceeds of each loan tranche to:

       o make contributions (excluding deferred contributions) to the mortgages trustee to acquire and/or increase its beneficial interest in the trust property pursuant to the mortgages trust deed;

       o fund the Funding 2 reserve fund or to make a deposit into the Funding 2 GIC account; and/or

       o     make a payment back to us to refinance an existing loan tranche.

    Upon receipt of a contribution from Funding 2 which constitutes an initial contribution, the mortgages trustee will pay such funds to the seller as an initial purchase price. Upon receipt of a contribution from Funding 2 which constitutes a further contribution, the mortgages trustee (as directed by Funding 2) will pay such funds to the seller and/or Funding as a special distribution, which will reduce the seller share and/or the Funding share (as applicable) of the trust property. The global intercompany loan agreement is governed by English law.


LOAN TRANCHE RATINGS ASSIGNED TO THE LOAN TRANCHES

    The designated loan tranche ratings of the AAA loan tranches reflect the ratings expected to be assigned to any class A notes, by the rating agencies on the relevant closing date except that money market classes will have different short-term ratings. The designated loan tranche ratings of the AA loan tranches reflect the rating expected to be assigned to any class B notes by the rating agencies on the relevant closing date. The designated loan tranche ratings of the A loan tranches reflect the rating expected to be assigned to any class M notes by the rating agencies on the loan tranches on the relevant closing date. The designated ratings of the BBB loan tranches reflect the rating expected to be assigned to any class C notes by the rating agencies on the relevant closing date. The designated loan tranche ratings of the BB tranches reflect the rating expected to be assigned to any class D notes by the rating agencies on the relevant closing date. If, after any closing date, the rating agencies subsequently change the ratings assigned to a series and class of notes, then this will not affect the loan tranche ratings of the related loan tranche under the global intercompany loan agreement.


ISSUANCE OF LOAN TRANCHES

    We may advance loan tranches to Funding 2 and issue corresponding series and classes of notes from time to time without obtaining the consent of existing noteholders. We will not be obliged to advance loan tranches to Funding 2 unless on the applicable closing date certain conditions have been met, including:

       (a) the related series and class of notes has been issued and the proceeds have been received by us or on our behalf;

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       (b)   one or more deeds of accession relating to the Funding 2 deed of charge have been executed by the parties to the Funding 2 deed of charge;

       (c) each of the applicable transaction documents has been executed by the relevant parties to those documents; and

       (d) Funding 2 has delivered a solvency certificate to the Funding 2 security trustee in form and substance satisfactory to the Funding 2 security trustee.


REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

    The global intercompany loan agreement contains representations, warranties and undertakings given by Funding 2 to the issuer.

    The undertakings include, among others, the following:

       o it will not create or permit to subsist any security interest over or in respect of any of its assets (unless arising by operation of law) other than as provided for pursuant to the transaction documents;

       o it will not sell, assign, transfer, lease or otherwise dispose of or grant any option over all or any of its assets, properties or undertakings or any interest, estate, right, title or benefit to or in such assets, properties or undertakings other than as provided for pursuant to the transaction documents;

       o it will not enter into any amalgamation, demerger, merger or reconstruction, nor acquire any assets or business nor make any investments other than as contemplated in the transaction documents;

       o except as provided or contemplated under the transaction documents it will not incur any indebtedness or give any guarantee or indemnity in respect of any obligation of any other person;

       o it will not pay any dividend or make any other distribution in respect of any of its shares other than in accordance with the Funding 2 deed of charge, or issue any new shares or alter any rights attaching to its issued shares as at the date of the global intercompany loan agreement;

       o it will not carry on any business or engage in any activity other than as contemplated by the transaction documents or which is not incidental to or necessary in connection with any of the activities in which the transaction documents provide or envisage that Funding 2 will engage; and

       o save for the issuer (and any other Funding 2 issuer created in the future), it will not have any subsidiaries or subsidiary undertakings as defined in the Companies Act 1985 (as amended).


PAYMENT OF INTEREST

    Payment of interest and fees on each loan tranche made under the global intercompany loan agreement will be made only from and to the extent of distributions by the mortgages trustee of amounts constituted from revenue receipts, to Funding 2 in respect of the Funding 2 share of the trust property. Such payments of interest and fees will be made on loan payment dates in the priorities set forth in "CASHFLOWS -- DISTRIBUTION OF FUNDING 2 AVAILABLE REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING 2 SECURITY".

    The interest rates applicable to the loan tranches from time to time will be determined by reference to LIBOR for three-month sterling deposits or, for some loan tranches, such other sterling LIBOR rate as may be specified in the applicable loan tranche supplement (other than, in each case, in respect of the first interest period) plus or minus, in each case, a margin which may differ for each separate loan tranche. Notwithstanding the previous sentence, following the occurrence of any of the events specified in items (2) and (3) under "-- DUE DATES OF LOAN TRANCHES", the interest rate applicable to the relevant loan tranche will be determined by reference to LIBOR for one-

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month sterling deposits plus or minus the applicable margin. LIBOR for an interest period will be determined on the date(s) specified in the applicable loan tranche supplement.

    Subject as provided above and to the limited recourse provisions described below, in addition, on each loan payment date or as and when required, Funding 2 will pay an additional fee to the issuer. This fee will be equal to the amount required by the issuer to pay or provide for certain other amounts (but excluding interest and principal due on the notes and tax that can be met out of the issuer's profits) if any, falling due on that loan payment date as set forth in the items under "CASHFLOWS -- DISTRIBUTION OF ISSUER AVAILABLE REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE ISSUER SECURITY" or in the relevant items under such other issuer priority of payments as may apply on that loan payment date.


REPAYMENT OF THE GLOBAL INTERCOMPANY LOAN

    Repayment of principal on each loan tranche made under the global intercompany loan agreement will be made only from and to the extent of distributions by the mortgages trustee, of amounts constituted from principal receipts, to Funding 2 in respect of the Funding 2 share of the trust property. Such principal repayments will be made in respect of each loan tranche on the dates and in the priorities set forth in "CASHFLOWS -- DISTRIBUTION OF FUNDING 2 AVAILABLE PRINCIPAL RECEIPTS" and in the applicable prospectus supplement.


DUE DATES OF LOAN TRANCHES

    The loan tranche supplement for each loan tranche will set forth (i) the bullet repayment dates, (ii) the scheduled repayment dates, (iii) the controlled repayment dates or (iv) the loan payment date on which an original pass-through loan tranche is scheduled to be paid, as applicable. Each such date will be the same as the equivalent dates for the related series and class of notes. A loan tranche (or a part thereof) will become "due" on the earlier to occur of:

       (1) any date specified in relation to the same in the loan tranche supplement;

       (2)   the date upon which a pass-through trigger event occurs; and

       (3) the date upon which a step-up date, if any, occurs in relation to the relevant loan tranche.

    In each case, when a loan tranche becomes due, it shall continue to be due until it is fully repaid. If there are insufficient funds available to repay a loan tranche on a loan payment date upon which that loan tranche has become or remains due, then the shortfall will be repaid on subsequent loan payment dates from Funding 2 available principal receipts until that loan tranche is fully repaid.

    Funding 2 may, as a general matter, make a repayment of principal on a loan tranche if, following such repayment, each tier of loan tranches then outstanding retains its required amount of subordination. This general requirement is expressed in the "repayment tests" set out in part B of Rule (1) in "CASHFLOWS -- DISTRIBUTION OF FUNDING 2 AVAILABLE PRINCIPAL RECEIPTS PRIOR TO THE ENFORCEMENT OF THE FUNDING 2 SECURITY -- Rules for application of Funding 2 principal receipts" below, which must be satisfied in respect of any repayment of principal on a loan tranche.


LIMITED RECOURSE

    Funding 2 will only be obliged to pay amounts to the issuer in respect of any loan tranche under the global intercompany loan agreement to the extent it has funds to do so after making payments ranking in priority to amounts due on such loan tranches (including amounts due on loan tranches of a more senior ranking).

    If, on the latest occurring final repayment date of any loan tranche advanced under the global intercompany loan agreement, there is a shortfall between the amount of interest and/or principal due on all loan tranches then outstanding and the amount

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available to Funding 2 to make that payment, then that shortfall shall become immediately due and payable irrespective of whether Funding 2 has the funds to make the payments then due.

    Following enforcement of the Funding 2 security and distribution of all proceeds of such enforcement in accordance with the terms of the Funding 2 deed of charge, all outstanding claims of the issuer and the issuer security trustee against Funding 2 will be extinguished.


FUNDING 2 INTERCOMPANY LOAN EVENTS OF DEFAULT

    The global intercompany loan agreement will contain events of default (each, a "FUNDING 2 INTERCOMPANY LOAN EVENT OF DEFAULT") including, among others, the following events:

       o Funding 2 does not pay any amount payable under the global intercompany loan agreement for a period of 5 London business days after such amount has become due and payable in accordance with the terms of the global intercompany loan agreement; or

       o Funding 2 does not comply in any material respect with any of its obligations under the transaction documents (except for its payment obligations under the global intercompany loan agreement) and, if capable of remedy, such noncompliance is not remedied within 20 London business days of Funding 2 becoming aware of it or of receiving notice from the Funding 2 security trustee requiring it to be remedied; or

       o a representation or warranty of Funding 2 made or repeated in connection with any of the transaction documents is incorrect in any material respect when made or deemed to be made or repeated; or

       o     an insolvency event occurs in relation to Funding 2; or

       o it is, or becomes, unlawful for Funding 2 to perform its obligations under any of the transaction documents to which it is a party; or

       o the Funding 2 deed of charge is no longer binding or enforceable against Funding 2 or is no longer effective to create the security intended to be created by it.

    If a Funding 2 intercompany loan event of default occurs and is continuing under the global intercompany loan agreement then the Funding 2 security trustee may, by delivery of a Funding 2 intercompany loan enforcement notice to Funding 2, declare all loan tranches outstanding under the global intercompany loan agreement to be immediately due and payable and/or declare all loan tranches outstanding under the global intercompany loan agreement to be due and payable on demand of the Funding 2 security trustee.

    You should be aware that the non-payment by Funding 2 of any amount due under the global intercompany loan agreement in circumstances where Funding 2 does not have sufficient funds available to make the relevant payment to the issuer or where the repayment tests are not satisfied will not be a Funding 2 intercompany loan event of default except on the latest occurring final repayment date of any loan tranche advanced under the global intercompany loan agreement. Our ability to repay each series and class of notes will depend, among other things, upon payments received by the issuer from Funding 2 under the related loan tranches pursuant to the global intercompany loan agreement. See "RISK FACTORS -- FUNDING 2 IS NOT REQUIRED TO MAKE PAYMENTS ON THE GLOBAL INTERCOMPANY LOAN IF IT DOES NOT HAVE ENOUGH MONEY TO DO SO, WHICH COULD ADVERSELY AFFECT THE PAYMENT ON THE NOTES".

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OTHER FUNDING 2 INTERCOMPANY LOAN AGREEMENTS

    Other Funding 2 issuers may be established by Funding 2 for the purpose of issuing notes to investors and using the proceeds thereof to make Funding 2 intercompany loans to Funding 2. The issuance of notes by any such other Funding 2 issuer and the making of the related Funding 2 intercompany loans will only be permitted if certain conditions precedent are satisfied, including, among others, that the ratings of your notes will not be reduced, withdrawn or qualified at the time of the issuance of such notes (see "RISK FACTORS -- IF FUNDING 2 ENTERS INTO OTHER FUNDING 2 INTERCOMPANY LOANS, SUCH OTHER FUNDING 2 INTERCOMPANY LOANS AND ACCOMPANYING NOTES MAY BE REPAID PRIOR TO THE GLOBAL INTERCOMPANY LOAN AND THE NOTES" and "RISK FACTORS -- OTHER FUNDING 2 ISSUERS MAY SHARE IN THE SAME SECURITY GRANTED BY FUNDING 2 TO US, AND THIS MAY ULTIMATELY CAUSE A REDUCTION IN THE PAYMENTS YOU RECEIVE ON THE NOTES").


FUNDING 2'S BANK ACCOUNTS

    Funding 2 currently maintains the "Funding 2 GIC account" in its name with Northern Rock. A separate "Funding 2 reserve ledger" is maintained to record amounts standing to the credit of the Funding 2 reserve fund from time to time. See "CREDIT STRUCTURE -- FUNDING 2 RESERVE FUND".

    On each distribution date the Funding 2 share of each of the mortgages trustee available revenue receipts and mortgages trustee available principal receipts payable to Funding 2 under the mortgages trust will be initially deposited in the Funding 2 GIC account. On each distribution date any balance remaining in the Funding 2 cash accumulation ledger will be initially deposited in the Funding 2 GIC account. On each monthly payment date, amounts required to meet Funding 2's obligations to its various creditors will, with the consent of the Funding 2 security trustee, be transferred from the Funding 2 GIC account to the "FUNDING 2 TRANSACTION ACCOUNT" and applied by the cash manager in accordance with the relevant Funding 2 priority of payments. Amounts representing Funding 2's profits will be retained in the Funding 2 transaction account.

    The Funding 2 GIC account referred to above will be maintained with Northern Rock but may be required to be transferred to another bank in certain circumstances, including if the short-term, unguaranteed and unsecured ratings ascribed to Northern Rock fall below "A-1+" (or in the circumstances described below, "A-1") by Standard & Poor's, "F1" by Fitch and "P-1" by Moody's, provided that where the relevant deposit amount is less than 20% of the aggregate principal amount outstanding of the notes issued by the issuer and the Funding issuers, then the short-term, unguaranteed and unsecured rating required to be ascribed to Northern Rock by Standard & Poor's shall be at least "A-1".

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                                    CASHFLOWS

    Distributions of Funding 2 available revenue receipts prior to the enforcement of the Funding 2 security

DEFINITION OF FUNDING 2 AVAILABLE REVENUE RECEIPTS

    "FUNDING 2 AVAILABLE REVENUE RECEIPTS" in respect of any monthly payment date will be calculated by the cash manager on the distribution date immediately preceding such monthly payment date and will be an amount equal to the sum of:

       (1) all mortgages trustee available revenue receipts distributed to Funding 2 during the interest period ending on the relevant monthly payment date;

       (2) other net income of Funding 2 including all amounts of interest received on the Funding 2 GIC account and the Funding 2 transaction account, and/or all income from authorized investments, on the distribution date(s) during the interest period ending on such monthly payment date, in each case to be received on or prior to such monthly payment date; and

       (3) amounts received from the Funding 2 basis rate swap provider under the Funding 2 basis rate swap agreement (excluding swap collateral standing to the credit of the Funding 2 swap collateral accounts) and any swap termination payments (other than such swap termination payments applied or to be applied by Funding 2 in the purchase of one or more replacement hedging transactions) recovered by Funding 2 under the Funding 2 basis rate swap agreement);

       (4) (only to the extent required after making the determinations set out in rule (2) of "RULES FOR APPLICATION OF FUNDING 2 AVAILABLE REVENUE RECEIPTS") the aggregate of amounts standing to the credit of the Funding 2 principal ledger or the Funding 2 cash accumulation ledger (as applicable) which are to be applied on the relevant monthly payment date to pay items (H), (J), (M), (O), and
             (Q) of the Funding 2 pre-enforcement revenue priority of payments;

       (5) the amount available to be drawn under the Funding 2 reserve fund, subject to any limits or conditions on the purposes for which the Funding 2 reserve fund may be utilized;

       (6) the amount available to be drawn under the Funding 2 liquidity reserve fund (if any) subject to any limits or conditions on the purposes for which the Funding 2 liquidity reserve fund may be utilized; and

       (7) in so far as is needed, any amount available to be drawn under the Funding 2 liquidity facility (if any) for the payment of interest and expenses.

    The limits and conditions on the utilization of the Funding 2 reserve fund and the Funding 2 liquidity reserve fund, if any, are described under "CREDIT STRUCTURE -- FUNDING 2 RESERVE FUND" and "CREDIT STRUCTURE -- FUNDING 2 LIQUIDITY RESERVE FUND"

RULES FOR APPLICATION OF FUNDING 2 AVAILABLE REVENUE RECEIPTS

    The Funding 2 deed of charge sets out certain rules for the application by Funding 2, or the cash manager on its behalf, of Funding 2 available revenue receipts on each monthly payment date. The principal rules are as follows:

       (1) If on any monthly payment date any Funding 2 available revenue receipts are applied by Funding 2 in reducing any deficiency recorded on the principal deficiency sub-ledger of any tier of loan tranches (but only to the extent of any deficiency which has arisen as a result of (i) losses on the mortgage loans allocated by Funding 2 to that principal deficiency sub-ledger and/or (ii) the application of Funding 2 available principal receipts to fund the Funding 2 liquidity reserve fund but not as a result of any other principal deficiency of

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             Funding 2), then the Funding 2 available revenue receipts, so applied shall constitute repayments of principal under the relevant loan tranches and shall reduce the outstanding principal balance of those loan tranches accordingly.

       (2) To the extent that, on any monthly payment date Funding 2 available revenue receipts will be insufficient to pay items (H), (J), (M),
             (O) and (Q) of the Funding 2 pre-enforcement revenue priority of payments, then the cash manager shall provide for that deficit by applying amounts standing to the credit of (a) first, the Funding 2 principal ledger and (b) second, any amounts standing to the credit of the Funding 2 cash accumulation ledger. Funding 2 principal receipts may not be used to pay interest on any loan tranche if such payment would create or increase a principal deficiency in respect of a higher ranking tier of loan tranches. For the purposes of this rule, the amount of Funding 2 available principal receipts that may be applied to any deficit of Funding 2 available revenue receipts will be reduced by the amount that would be available to be drawn from the issuer reserve fund to cover any deficit in issuer available revenue receipts to pay items (A) through (I) of the issuer pre-enforcement revenue priority of payments, if no Funding 2 available principal receipts were to be applied to such deficit in Funding 2 available revenue receipts.

       (3) The amount of Funding 2 available revenue receipts that may be applied on any monthly payment date to pay items (B), (S), (U) and
             (V) (to the extent such amounts are paid to the issuer) of the Funding 2 pre-enforcement revenue priority of payments will be reduced by the amount of interest earned on the issuer GIC account and any and all income from authorized investments made on behalf of the issuer, to the extent that such interest and income is available to the issuer on such monthly payment date (subject to the relevant issuer priority of payments) to pay the obligations of the issuer referred to in items (B), (S), (U) and (V) (to the extent that such amounts are then payable by the issuer).

DISTRIBUTION OF FUNDING 2 AVAILABLE REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING 2 SECURITY

    This section sets out the order of priority of payments of Funding 2 available revenue receipts as at the Funding 2 program date.

    On each monthly payment date or, in respect of amounts due to third parties by Funding 2 under item (C), when due, prior to enforcement of the Funding 2 security, the cash manager will, subject to the rules for application of Funding 2 available revenue receipts, apply Funding 2 available revenue receipts, in the following order of priority (the "FUNDING 2 PRE-ENFORCEMENT REVENUE PRIORITY OF PAYMENTS"):

       (A) first, to pay amounts due to the Funding 2 security trustee (together with interest and (to the extent not already inclusive) VAT on those amounts) and to provide for any amounts due or to become due during the following interest period to the Funding 2 security trustee under the Funding 2 deed of charge or any other transaction document;

       (B) second, to pay amounts due to the issuer in respect of the issuer's obligations specified in items (A) through (D) of the issuer pre-enforcement revenue priority of payments or, as the case may be, items (A) through (C) of the issuer post-enforcement priority of payments;

       (C) third, to pay amounts due to any third party creditors of Funding 2 (other than those referred to later in this order of priority of payments or in the Funding 2 pre-enforcement principal priority of payments) of which the cash manager has notice prior to the relevant monthly payment date, which amounts have been incurred without breach by Funding 2 of the transaction documents to which it is a party (and for which payment has not been provided for elsewhere) and to

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             provide for any such amounts expected to become due and payable by
             Funding 2 during the following interest period and to pay or discharge any liability of Funding 2 for corporation tax on any chargeable income or gain of Funding 2;

       (D) fourth, to pay amounts due to the Funding 2 liquidity facility provider under the Funding 2 liquidity facility agreement, if any (except for amounts drawn thereunder to make Funding 2 liquidity facility principal payments and any Funding 2 liquidity facility subordinated amounts);

       (E) fifth, towards payment of amounts due to the cash manager under the cash management agreement (together with (to the extent not already inclusive) VAT on those amounts);

       (F) sixth, in no order of priority among them but in proportion to the respective amounts due, towards payment of amounts, if any, due to
             (i) the account bank under the terms of the Funding 2 bank account agreement and (ii) the corporate services provider under the terms of the corporate services agreement;

       (G) seventh, in no order of priority among them but in proportion to the respective amounts due, towards payment of all amounts (including such part of any swap termination payment) due under the Funding 2 basis rate swaps to the Funding 2 basis rate swap provider but excluding any Funding 2 basis rate swap excluded termination amount;

       (H) eighth, in no order of priority among them but in proportion to the respective amounts due, towards payment of interest due and payable on the AAA loan tranches;

       (I) ninth, towards a credit to the AAA principal deficiency sub-ledger in an amount sufficient to eliminate any debit on that sub-ledger;

       (J) tenth, in no order of priority among them but in proportion to the respective amounts due, towards payment of interest due and payable on the AA loan tranches;

       (K) eleventh, after taking account of the replenishment of the Funding 2 liquidity reserve fund on the relevant monthly payment date from Funding 2 available principal receipts, replenishing the Funding 2 liquidity reserve fund, if any, up to the Funding 2 liquidity reserve required amount but only to the extent that there are AAA loan tranches and AA loan tranches outstanding on such monthly payment date;

       (L) twelfth, towards a credit to the AA principal deficiency sub-ledger in an amount sufficient to eliminate any debit on that sub-ledger;

       (M) thirteenth, in no order of priority among them but in proportion to the respective amounts due, towards payment of interest due and payable on the A loan tranches;

       (N) fourteenth, towards a credit to the A principal deficiency sub-ledger in an amount sufficient to eliminate any debit on that sub-ledger;

       (O) fifteenth, in no order of priority among them but in proportion to the respective amounts due, towards payment of interest due and payable on the BBB loan tranches;

       (P) sixteenth, towards a credit to the BBB principal deficiency sub-ledger in an amount sufficient to eliminate any debit on that sub-ledger;

       (Q) seventeenth, in no order of priority among them but in proportion to the respective amounts due, towards payment of interest due and payable on the BB loan tranches;

       (R) eighteenth, towards a credit to the BB principal deficiency sub-ledger in an amount sufficient to eliminate any debit on that sub-ledger;

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       (S)   nineteenth, to pay amounts due to the issuer in respect of the issuer's obligations to make payments under the start-up loan agreement(s) specified in item (J) of the issuer pre-enforcement revenue priority of payments or, as the case may be, item (O) of the issuer post-enforcement priority of payments;

       (T) twentieth, after taking account any replenishment of the Funding 2 reserve fund on the relevant monthly payment date from Funding 2 available principal receipts, to credit the Funding 2 reserve ledger up to an amount no less than the Funding 2 reserve required amount (as defined in "CREDIT STRUCTURE -- FUNDING 2 RESERVE FUND") or if an arrears or step-up trigger event has occurred, to credit the Funding 2 reserve ledger with such additional amount as set out in "CREDIT STRUCTURE -- FUNDING 2 RESERVE FUND";

       (U) twenty-first, to the issuer in respect of its obligations (if any) to make a swap termination payment to any issuer swap provider (but excluding any issuer swap excluded termination amount);

       (V) twenty-second, in no order of priority among them but in proportion to the respective amounts due, to pay amounts due (without double counting) to:

             o the issuer in respect of its obligations (if any) to pay any issuer swap excluded termination amount;

             o the Funding 2 liquidity facility provider, if any, any Funding 2 liquidity facility subordinated amounts due under the Funding 2 liquidity facility agreement;

             o the Funding 2 basis rate swap provider in respect of any Funding 2 basis rate swap excluded termination amount.

       (W) twenty-third, towards payment to Funding 2 of an amount equal to 0.01% per annum of the Funding 2 available revenue receipts (excluding, for this purpose, amounts standing to the credit of the Funding 2 reserve ledger), which amount will be retained by Funding 2 as profit less corporation tax in respect of those profits provided for or paid at item (C) above (which amounts may be distributed to the shareholders of Funding 2 by way of dividend);

       (X) twenty-fourth, towards payment of any deferred contribution due to the mortgages trustee pursuant to the terms of the mortgages trust deed; and

       (Y) last, any excess to Funding 2, which may (subject to applicable laws) be distributed by Funding 2 to its shareholders by way of dividend.


DISTRIBUTION OF ISSUER AVAILABLE REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE ISSUER SECURITY

DEFINITION OF ISSUER AVAILABLE REVENUE RECEIPTS

    "ISSUER AVAILABLE REVENUE RECEIPTS", in respect of any monthly payment date, will be calculated by the issuer cash manager on the distribution date immediately preceding that monthly payment date and will be an amount equal to the sum of:

       o interest, fees and any other amount (including the amounts standing to the credit of the issuer expense sub-ledger but excluding principal) paid by Funding 2 on or prior to the relevant monthly payment date in respect of the global intercompany loan;

       o other net income of the issuer including all amounts of interest received on the issuer GIC account and the issuer transaction account and/or all income from authorized investments (but excluding swap collateral (if any) standing to the credit of the issuer swap collateral account), in each case to be received on or prior to the relevant monthly payment date; and

       o the amounts available to be drawn under the issuer reserve fund, subject to any limits or conditions on the purposes for which the issuer reserve fund may be utilized (see "CREDIT STRUCTURE -- ISSUER RESERVE FUND").

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     On each monthly payment date, all Funding 2 available revenue receipts received by us from Funding 2:

       (i) in respect of items (B), (S), (U) and (V) of the Funding 2 pre-enforcement revenue priority of payments shall be credited to the issuer expense sub-ledger; and

       (ii) being interest paid on a loan tranche shall be credited to a sub-ledger (in respect of the related series and class of notes) to the issuer revenue ledger.

    On each distribution date the issuer cash manager will calculate whether there will be an excess or a deficit of issuer available revenue receipts to pay items (A) through (N) of the issuer pre-enforcement revenue priority of payments.

DISTRIBUTION OF ISSUER AVAILABLE REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE ISSUER SECURITY

    The issuer deed of charge sets out the order of priority of distribution by the issuer cash manager, prior to the enforcement of the issuer security, of issuer available revenue receipts on each monthly payment date. The order of priority will be as described in this section as supplemented by the prospectus supplement related to each series of notes.

    On (i) each monthly payment date or (ii) the date when due in respect of amounts due to third parties under paragraph (C) below, the issuer cash manager will apply issuer available revenue receipts in the following order of priority (the "ISSUER PRE-ENFORCEMENT REVENUE PRIORITY OF PAYMENTS"):

       (A) first, in no order of priority among them but in proportion to the amounts due, to pay amounts due to the note trustee and the issuer security trustee, together with interest and (to the extent not already inclusive) VAT on those amounts, and to provide for any amounts due or to become due during the following interest period to the note trustee and the issuer security trustee, under the trust deed, the issuer deed of charge or any other transaction document to which the issuer is a party;

       (B) second, in no order of priority among them but in proportion to the respective amounts due, to pay amounts due to the agent bank, the paying agents, the transfer agent and the registrar together with interest and (to the extent not already inclusive) VAT on those amounts, and to provide for any costs, charges, liabilities and expenses due or to become due during the following interest period to the agent bank, the paying agents, the transfer agent and the registrar, under the paying agent and agent bank agreement;

       (C) third, to pay amounts due to any third party creditors of the issuer (other than those referred to later in this order of priority of payments or in the issuer pre-enforcement principal priority of payments), of which the issuer cash manager has notice prior to the relevant monthly payment date, which amounts have been incurred without breach by the issuer of the transaction documents to which it is a party and for which payment has not been provided for elsewhere and to provide for any such amounts expected to become due and payable during the following interest period by the issuer and to pay or discharge any liability of the issuer for corporation tax on any chargeable income or gain of the issuer;

       (D) fourth, in no order or priority among them but in proportion to the respective amounts due, to pay amounts due to the issuer cash manager under the issuer cash management agreement, the corporate services provider under the corporate services agreement and the issuer account bank under the issuer bank account agreement together with (to the extent not already inclusive) VAT on those amounts, and to provide for any amounts due, or to become due in the immediately succeeding interest period, to the issuer cash manager under the

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             issuer cash management agreement, to the corporate services provider under the corporate services agreement and to the issuer account bank under the issuer bank account agreement;

       (E) fifth, from amounts (excluding principal) received by the issuer from Funding 2 in respect of each AAA loan tranche (and, in respect of (ii) below, the amounts (if any), excluding principal, received from the issuer swap provider(s) under the issuer swap agreement(s) in respect of the related series and class of notes):

             (i) to pay the amounts due and payable to the relevant issuer swap provider(s) (if any) in respect of the related series and class of class A notes (including any swap termination payment but excluding any issuer swap excluded termination amount) in accordance with the terms of the relevant issuer swap agreement(s);

             (ii)to pay interest due and payable (if any) on the related series and class of class A notes on such monthly payment date;

       (F) sixth, from amounts (excluding principal) received by the issuer from Funding 2 in respect of each AA loan tranche (and, in respect of (ii) below, the amounts (if any), excluding principal, received from the issuer swap provider(s) under the issuer swap agreement(s) in respect of the related series and class of notes):

             (i) to pay the amounts due and payable to the relevant issuer swap provider(s) (if any) in respect of the related series and class of class B notes (including any swap termination payment but excluding any issuer swap excluded termination amount) in accordance with the terms of the relevant issuer swap agreement(s);

             (ii)to pay interest due and payable (if any) on the related series and class of class B notes on such monthly payment date;

       (G) seventh, from amounts (excluding principal) received by the issuer from Funding 2 in respect of each A loan tranche (and, in respect of (ii) below, the amounts (if any), excluding principal, received from the issuer swap provider(s) under the issuer swap agreement(s) in respect of the related series and class of notes):

             (i) to pay the amounts due and payable to the relevant issuer swap provider(s) (if any) in respect of the related series and class of class M notes (including any swap termination payment but excluding any issuer swap excluded termination amount) in accordance with the terms of the relevant issuer swap agreement(s);

             (ii)to pay interest due and payable (if any) on the related series and class of class M notes on such monthly payment date;

       (H) eighth, from amounts (excluding principal) received by the issuer from Funding 2 in respect of each BBB loan tranche (and, in respect of (ii) below, the amounts (if any), excluding principal, received from the issuer swap provider(s) under the issuer swap agreement(s) in respect of the related series and class of notes):

             (i) to pay the amounts due and payable to the relevant issuer swap provider(s) (if any) in respect of the related series and class of class C notes (including any swap termination payment but excluding any issuer swap excluded termination amount) in accordance with the terms of the relevant issuer swap agreement(s);

             (ii)to pay interest due and payable (if any) on the related series and class of class C notes on such monthly payment date;

       (I) ninth, from amounts (excluding principal) received by the issuer from Funding 2 in respect of each BB loan tranche (and, in respect of (ii) below, the amounts (if any), excluding principal, received from the issuer swap provider(s) under the issuer swap agreement(s) in respect of the related series and class of notes):

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             (i) to pay the amounts due and payable to the relevant issuer swap provider(s) (if any) in respect of the related series and class of class D notes (including any swap termination payment but excluding any issuer swap excluded termination amount) in accordance with the terms of the relevant issuer swap agreement(s);

             (ii)to pay interest due and payable (if any) on the related series and class of class D notes on such monthly payment date;

       (J) tenth, in no order of priority among them but in proportion to the respective amounts due, towards payment of:

             (i) interest amounts due to the start-up loan provider(s); and

             (ii)principal amounts due to the start-up loan provider(s) (to the extent of issuance fees received from Funding 2 under the global intercompany loan agreement);

             under the start-up loan agreement(s);

       (K) eleventh, after taking account of any replenishment of the issuer reserve fund on the relevant monthly payment date from issuer available principal receipts, to credit the issuer reserve ledger up to an amount no less than the issuer reserve required amount (as defined in "CREDIT STRUCTURE -- ISSUER RESERVE FUND");

       (L) twelfth, on the monthly payment date falling in December of each year, to pay the issuer account bank an amount equal to the amount of any debit balance in the issuer transaction account as permitted by the issuer account bank and outstanding at such monthly payment date;

       (M) thirteenth, in no order of priority among them but in proportion to the respective amounts due, to pay to any issuer swap excluded termination payments to the issuer swap providers;

       (N) fourteenth, in no order of priority among them but in proportion to the respective amounts due, towards payment of principal amounts due to the start-up loan provider(s) under the start-up loan agreement(s);

       (O) fifteenth, to pay to the issuer an amount equal to 0.01% per annum of the interest received under the intercompany loan, which will be retained by the issuer as profit (which may, subject to applicable laws, be paid to the shareholders of the issuer as a dividend, less corporation tax in respect of those profits provided for or paid at item (C) above; and

       (P) last, to pay amounts due to the issuer GIC provider under the issuer guaranteed investment contract.

    Prior to the enforcement of the issuer security, on each monthly payment date, the amounts standing to the credit of any sub-ledger of the issuer revenue ledger (in respect of a series and class of notes) may only be applied by the issuer cash manager to pay the interest and other amounts due in respect of such series and class of notes under the issuer pre-enforcement revenue priority of payments provided that:

       o to the extent that on any monthly payment date, amounts standing to the credit of the issuer revenue ledger (excluding amounts standing to the credit of the sub-ledgers for each series and class of notes) and the issuer reserve ledger are insufficient to pay items
             (A) to (D) of the issuer pre-enforcement revenue priority of payments, then the issuer cash manager will, in no order of priority among them but in proportion to the amount required, apply amounts standing to the credit of the sub-ledgers of the issuer revenue ledger in respect of the class D notes of each series on such date to meet such shortfall (until the balance of such sub-ledgers is zero), then amounts standing to the credit of the sub-ledgers of the issuer revenue ledger in respect of the class C notes of each series (until the balance of such sub-ledgers is zero), then amounts standing to the credit of

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             the sub-ledgers of the issuer revenue ledger in respect of the class M of notes of each series (until the balance of such sub-ledgers is zero), then amounts standing to the credit of the sub-ledgers of the issuer revenue ledger in respect of the class B notes (until the balance of such sub-ledgers is zero) and then amounts standing to the credit of the sub-ledgers of the issuer revenue ledger in respect of the class A notes (until the balance of such sub-ledgers is zero); and

       o where, on a note payment date for a series and class of notes, an amount standing to the credit of the issuer reserve ledger is applied to pay interest and other amounts due in respect of such notes under the issuer pre-enforcement revenue priority of payments, then to the extent that, on following note payment dates in respect of such notes (and following payment of interest and other amounts due in respect of such notes), there remains an amount credited to the sub-ledger to the issuer revenue ledger in respect of such notes, the issuer cash manager will apply such amount towards the replenishment of the issuer reserve fund in accordance with item (K) of the issuer pre-enforcement revenue priority of payments.

    To the extent that on any note payment date for a series and class of notes, amounts standing to the credit of any sub-ledger of the issuer revenue ledger (in respect of such notes) are insufficient to pay the interest and other amounts due in respect of such series and class of notes under the issuer pre-enforcement revenue priority of payments, then:

       o the issuer cash manager will firstly apply amounts standing to the credit of the issuer expense sub-ledger on such date to meet such shortfall; and

       o if amounts standing to the credit of the issuer expense sub-ledger that are applied in accordance with the previous bullet are insufficient to meet such shortfall on such date, then the issuer cash manager will apply amounts standing to the credit of the issuer reserve ledger on such date to meet such shortfall, in each case, which are not otherwise required to pay the amounts set forth in items (A) to (D) of the issuer pre-enforcement revenue priority of payments or any shortfall in any other sub-ledger of the issuer revenue ledger (in respect of a more senior class of notes) on such date.

    Where a shortfall has arisen on a note payment date in respect of two or more notes of the same class of any series, the amounts referred to above will be applied to meet each shortfall in no order of priority among them but in proportion to the amount required by each series and class of notes.


DISTRIBUTION OF FUNDING 2 AVAILABLE PRINCIPAL RECEIPTS PRIOR TO THE ENFORCEMENT OF THE FUNDING 2 SECURITY

FUNDING 2 ALLOCATION OF MORTGAGES TRUSTEE PRINCIPAL RECEIPTS

    Prior to each distribution date, the cash manager will determine whether such distribution date is within a cash accumulation period relating to a bullet repayment loan amount and will ascertain Funding 2's repayment requirement.

    The cash accumulation period will be calculated separately for each bullet repayment loan amount.

    The loan tranche supplement for each bullet loan tranche will set out the bullet repayment date and bullet repayment loan amount in relation to each such bullet loan tranche.

    "CASH ACCUMULATION PERIOD" means the period beginning on the earlier to occur of:

       (a) the date determined after counting back in time from the bullet repayment date of the relevant bullet loan repayment amount, the number of months calculated in respect of the anticipated cash accumulation period relating to the relevant bullet repayment loan amount; and

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       (b)   in relation to an original bullet loan tranche, six months prior to the bullet repayment date of that original bullet loan tranche;

    and ending when Funding 2 has fully repaid the relevant bullet repayment loan amount.

    "ANTICIPATED CASH ACCUMULATION PERIOD" means, on any trust determination date, the anticipated number of months required to accumulate sufficient principal receipts to pay the relevant bullet repayment loan amount on its bullet repayment date which will be equal to:

                                   J + K -- L
                                  ------------
                                   M x (N x O)

    calculated in months and rounded up to the nearest whole number, where:


       J =   the relevant bullet repayment loan amount;

       K = the aggregate principal amount outstanding on that trust determination date of:

             o each other bullet repayment loan amount that was not fully repaid on its bullet repayment date and is still outstanding; and

             o each other bullet repayment loan amount, the bullet repayment date of which falls on or before the bullet repayment date of the relevant bullet repayment loan amount;

       L = the amounts standing to the credit of the Funding 2 cash accumulation ledger at the start of that trust determination date which are available to repay bullet repayment loan amounts;

       M = means the sum of each monthly CPR on the 12 most recent trust determination dates which have occurred prior to that date divided by 12;

       N =   0.85; and

       O = the aggregate outstanding principal balance of the mortgage loans included in the mortgage portfolio on the previous trust determination date.

    "MONTHLY CPR" means, on any trust determination date, the total mortgages trustee principal receipts received by the mortgages trustee during the immediately preceding trust calculation period divided by the aggregate outstanding principal balance of the mortgage loans included in the mortgage portfolio as at the immediately preceding trust determination date.

    "CASH ACCUMULATION REQUIREMENT" means on a trust determination date:

       o the principal amount outstanding in relation to each bullet repayment loan amount that is within a cash accumulation period;

       o plus amounts due on the next following monthly payment date in items (A), (B) and (C) of the Funding 2 pre-enforcement principal priority of payments;

       o less the amount standing to the credit of the Funding 2 cash accumulation ledger at the last monthly payment date (which amount was not to be distributed on that monthly payment date to fund the repayment of any bullet loan repayment amount loan tranche).

    The "FUNDING 2 CASH ACCUMULATION LEDGER" means a ledger maintained by the cash manager for Funding 2, which records amounts accumulated by Funding 2 to pay bullet loan repayment amounts.

    "REPAYMENT REQUIREMENT" means, on any trust determination date, the amount, if any, equal to the sum of:

       o     the cash accumulation requirement;

       o     the controlled repayment requirement;

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       o     the scheduled repayment requirement; and

       o     the pass-through requirement.

    "CONTROLLED REPAYMENT REQUIREMENT" means, on a trust determination date, the amount required by Funding 2 to repay each controlled repayment loan amount which is scheduled to be repaid or is otherwise due on any of the three monthly payment dates immediately following such trust determination date (after taking into account amounts standing to the credit of the Funding 2 principal ledger on such trust determination date which are available therefor).

    "PASS-THROUGH REQUIREMENT" means, on any trust determination date, the lesser of:

       o the outstanding principal balance of each pass-through loan tranche (excluding any original bullet loan tranches) which is due on the next following monthly payment date; and

       o     the greater of:

             (a) the product of:

                 (i) the Funding 2 share percentage as at the start of the
                     immediately preceding trust calculation period (provided that if an assignment date or a contribution date has occurred during such trust calculation period then the weighted average Funding 2 share percentage will be used);

                 (ii)the aggregate amount of principal receipts received by the mortgages trustee during the immediately preceding trust calculation period; and

                 (iii)the aggregate outstanding principal balance, determined as of the most recent monthly payment date, of the pass-through loan tranches (excluding any original bullet loan tranches) which are due (in the case of Rule (2) on the next following monthly payment date), divided by the aggregate outstanding principal balance of the global intercompany loan as at the most recent monthly payment date; and

             (b) the product of:

                 (i) the Funding 2 share percentage as at the start of the
                     immediately preceding trust calculation period (provided that if an assignment date or a contribution date has occurred during such trust calculation period then the weighted average Funding 2 share percentage will be used);

                 (ii)the aggregate amount of principal receipts received by the mortgages trustee during the immediately preceding trust calculation period;

                 less

                 (iii)the sum of the cash accumulation requirement, the
                      scheduled amortisation requirement and the controlled amortisation requirement as calculated for such trust determination date as described above.

    "SCHEDULED REPAYMENT REQUIREMENT" means, on a trust determination date, the amount required by Funding 2 to repay:

       o each scheduled repayment loan installment which is scheduled to be repaid on any of the three monthly payment dates immediately following such trust determination date; and

       o the aggregate amount outstanding on that trust determination date of each scheduled repayment loan installment then outstanding that was not fully repaid on its scheduled repayment date,

       after taking into account amounts standing to the credit of the Funding 2 principal ledger on such trust determination date which are available therefor.

    Each of the scheduled repayment requirement, the controlled repayment requirement and the pass-through requirement shall be calculated on the basis there would be no

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deferral of loan tranches pursuant to Rule 1 under "-- REPAYMENT OF LOAN
TRANCHES OF EACH TIER PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 2 OF A FUNDING 2 INTERCOMPANY LOAN ENFORCEMENT NOTICE OR THE SERVICE ON THE ISSUE OF AN ISSUER ENFORCEMENT NOTICE -- RULES FOR APPLICATION OF FUNDING 2 AVAILABLE PRINCIPAL RECEIPTS."

    On each distribution date, all mortgages trustee principal receipts received by Funding 2 from the mortgages trustee shall be deposited in the Funding 2 GIC account. The cash manager shall (on behalf of Funding 2) apply such mortgages trustee principal receipts firstly towards the satisfaction of the cash accumulation requirement (and shall credit such amount to the Funding 2 cash accumulation ledger). Any remaining mortgages trustee principal receipts shall be credited by the cash manager (on behalf of Funding 2) to the Funding 2 principal ledger.

DEFINITION OF FUNDING 2 AVAILABLE PRINCIPAL RECEIPTS

    "FUNDING 2 AVAILABLE PRINCIPAL RECEIPTS" in respect of a monthly payment date will be calculated by the cash manager or otherwise on behalf of Funding 2 (or, following enforcement of the Funding 2 security, the Funding 2 security trustee) on the distribution date immediately preceding the relevant monthly payment date and will be an amount equal to the sum of:

       o all Funding 2 principal receipts standing to the credit of the Funding 2 cash accumulation ledger which are to be applied on the relevant monthly payment date to repay a bullet repayment loan amount or to make a payment under items (A), (B) or (C) of the Funding 2 pre-enforcement principal priority of payments and, if such monthly payment date occurs on or after a trigger event or enforcement of the issuer security, the remainder of such receipts standing to the credit of the Funding 2 cash accumulation ledger;

       o all other mortgages trustee principal receipts received by Funding 2 from the mortgages trustee which are to be applied on the relevant monthly payment date to repay a scheduled repayment loan installment, a controlled repayment loan amount or a principal amount repayable in respect of a pass-through loan tranche standing to the credit of the Funding 2 principal ledger;

       o the amounts, if any, credited to the principal deficiency ledger pursuant to items (I), (L), (N), (P) and (R) of the Funding 2 pre-enforcement revenue priority of payments;

       o in so far as needed to make a Funding 2 reserve principal payment (as to which, see "CREDIT STRUCTURE -- FUNDING 2 RESERVE FUND"), any amount available to be drawn under the Funding 2 reserve fund less any amounts applied or to be applied on the relevant monthly payment date in payment of interest and expenses under the Funding 2 pre-enforcement revenue priority of payments, plus any amounts to be credited to the Funding 2 reserve ledger on the relevant monthly payment date;

       o in so far as needed to make a Funding 2 liquidity reserve principal payment (as to which, see "CREDIT STRUCTURE -- FUNDING 2 LIQUIDITY RESERVE FUND"), any amount available to be drawn under the Funding 2 liquidity reserve fund less any amounts applied or to be applied on the relevant monthly payment date in payment of interest and expenses under the Funding 2 pre-enforcement revenue priority of payments, plus any amounts to be credited to the Funding 2 liquidity reserve ledger on the relevant monthly payment date;

       o in so far as needed, any amount available to be drawn under the Funding 2 liquidity facility to make a Funding 2 liquidity facility principal payment;

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    less

       o amounts to be applied on the relevant monthly payment date to any items (H), (J), (M), (O) and (Q) of the Funding 2 pre-enforcement revenue priority payments.

    The repayment of any loan tranche prior to the occurrence of a trigger event, enforcement of the issuer security by the issuer security trustee under the issuer deed of charge or enforcement of the Funding 2 security by the Funding 2 security trustee under the Funding 2 deed of charge will be made in accordance with the terms of the global intercompany loan agreement.

    The following sections set out various priorities of payments for Funding available principal receipts under the following circumstances, and are collectively referred to as the "FUNDING 2 PRE-ENFORCEMENT PRINCIPAL PRIORITY OF PAYMENTS":

       o repayment of loan tranches of each tier prior to the occurrence of a trigger event and prior to the service on Funding 2 of a Funding 2 intercompany loan enforcement notice or the service on the issuer of an issuer enforcement notice;

       o repayment of loan tranches of each tier following the occurrence of a non-asset trigger event but prior to the service on Funding 2 of a Funding 2 intercompany loan enforcement notice or the service on the issuer of an issuer enforcement notice;

       o repayment of loan tranches of each tier following the occurrence of an asset trigger event but prior to the service on Funding 2 of a Funding 2 intercompany loan enforcement notice or the service on the issuer of an issuer enforcement notice; and

       o repayment of loan tranches of each tier following the service on the issuer of an issuer enforcement notice but prior to the service on Funding 2 of a Funding 2 intercompany loan enforcement notice.

REPAYMENT OF LOAN TRANCHES OF EACH TIER PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 2 OF A FUNDING 2 INTERCOMPANY LOAN ENFORCEMENT NOTICE OR THE SERVICE ON THE ISSUER OF AN ISSUER ENFORCEMENT NOTICE

    On each monthly payment date prior to the occurrence of a trigger event or the service on Funding 2 of a Funding 2 intercompany loan enforcement notice or the service on the issuer of an issuer enforcement notice, the cash manager shall apply Funding 2 available principal receipts in the following order of priority:

       (A) first, in accordance with the terms of the Funding 2 liquidity facility agreement, towards repayment of the amounts outstanding under the Funding 2 liquidity facility (if any) that were drawn in order to make Funding 2 liquidity facility principal payments;

       (B) second, to the extent that monies have been drawn from the Funding 2 reserve fund to make Funding 2 reserve principal payments, towards the replenishment of the Funding 2 reserve fund up to the Funding 2 reserve required amount;

       (C) third, if a Funding 2 liquidity reserve rating event has occurred and is continuing (i) to initially fund the Funding 2 liquidity reserve fund up to the Funding 2 liquidity reserve required amount and (ii) once it has been initially funded, to the extent that Funding 2 available revenue receipts are insufficient to do so, to replenish the Funding 2 liquidity reserve fund up to the Funding 2 liquidity reserve required amount;

       (D) fourth, in order of their final repayment dates, beginning with the earliest such date (and if two or more AAA loan tranches have the same final repayment date, in proportion to the respective amounts due) to repay the principal amounts due (if any) on such monthly payment date on the AAA loan tranches;

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       (E)   fifth, in no order of priority among them but in proportion to the respective amounts due, to repay the principal amounts due (if any) on such monthly payment date on the AA loan tranches;

       (F) sixth, in no order of priority among them but in proportion to the respective amounts due, to repay the principal amounts due (if any) on such monthly payment date on the A loan tranches;

       (G) seventh, in no order of priority among them but in proportion to the respective amounts due, to repay the principal amounts due (if any) on such monthly payment date on the BBB loan tranches;

       (H) eighth, in no order of priority among them but in proportion to the respective amounts due, to repay the principal amounts due (if any) on such monthly payment date on the BB loan tranches;

       (I) ninth, towards a credit to the Funding 2 cash accumulation ledger until the balance is equal to Funding 2's cash accumulation requirement (as calculated after any payments are made at item (D) of this priority of payments); and

       (J) tenth, the remainder to be credited to the Funding 2 principal ledger.

    In the applicable circumstances, the following rules apply in determining the amounts to be paid under items (D), (E), (F), (G) and (H) of the priority of payments set out above and below:

RULES FOR APPLICATION OF FUNDING 2 AVAILABLE PRINCIPAL RECEIPTS

    The Funding 2 deed of charge sets out certain rules for application by Funding 2, or the cash manager on its behalf, of Funding 2 available principal receipts on each monthly payment date. The principal rules are as follows:

Rule (1) Deferral of repayment of pass-through loan tranches, scheduled repayment loan tranches and/or controlled repayment loan tranches in certain circumstances

     (A)   If on a loan payment date:

            (i) there is a debit balance on the BB principal deficiency sub-ledger, the BBB principal deficiency sub-ledger, the A principal deficiency sub-ledger or the AA principal deficiency sub-ledger after application of the Funding 2 available revenue receipts on that monthly payment date; or

            (ii) the adjusted Funding 2 reserve fund level is less than the Funding 2 reserve fund threshold; or

            (iii) the aggregate outstanding principal balance of mortgage loans included in the mortgage portfolio, in respect of which the aggregate amount in arrears is more than three times the monthly payment then due, is more than 4 per cent. of the aggregate outstanding principal balance of mortgage loans included in the mortgage portfolio, then until the relevant circumstances as described in sub-paragraphs (i), (ii) or (iii) above has been cured or otherwise ceases to exist, if:

             (a) any AAA loan tranche (whether or not such AAA loan tranche is then due) remains outstanding after making the payments under item (D) of the Funding 2 pre-enforcement principal priority of payments, the AA loan tranches will not be entitled to principal repayments under item (E) of the Funding 2 pre-enforcement principal priority of payments;

             (b) any term AAA loan tranche or any AA loan tranche (whether or not such AAA loan tranche or AA loan tranche is then due) remains outstanding after making the payments under items (D) and (E) of the Funding 2 pre-enforcement principal priority of payments, then the A loan tranches will not be entitled to principal repayments under item (F) of the Funding 2 pre-enforcement principal priority of payments;

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             (c) any AAA loan tranche, any AA loan tranche, any A loan tranche
                 (whether or not such AAA loan tranche, AA loan tranche or A loan tranche is then due) remains outstanding after making the payments under items (D), (E) and (F) of the Funding 2 pre-enforcement principal priority of payments, then the BBB loan tranches will not be entitled to principal repayments under item (G) of the Funding 2 pre-enforcement principal priority of payments; and/or

             (d) any AAA loan tranche, any AA loan tranche, any A loan tranche or any BBB loan tranche (whether or not such AAA loan tranche, AA loan tranche, A loan tranche or BBB loan tranche is then due) remains outstanding after making the payments under items
                 (D), (E), (F) and (G) of the Funding 2 pre-enforcement principal priority of payments, then the BB loan tranches will not be entitled to principal repayments under item (H) of the Funding 2 pre-enforcement principal priority of payments.

    (B) On a loan payment date in respect of which principal in respect of any loan tranche is scheduled to be paid:

             (i) for any AA loan tranche, the amount of principal due (or any part thereof) in respect of the AA loan tranche may only be paid if, after giving effect to such payment and the payment to be made on such date in respect of the related series and class of notes, the class A available subordinated amount is at least equal to the class A required subordinated amount;

             (ii)for any A loan tranche, the amount of principal due (or any part thereof) in respect of the A loan tranche may only be paid if, after giving effect to such payment and the payment to be made on such date in respect of the related series and class of notes, the class A available subordinated amount is at least equal to the class A required subordinated amount and the class B available subordinated amount is at least equal to the class B required subordinated amount;

             (iii)for any BBB loan tranche, the amount of principal due (or any part thereof) in respect of the BBB loan tranche may only be paid if, after giving effect to such payment and the payment to be made on such date in respect of the related series and class of notes, the class A available subordinated amount is at least equal to the class A required subordinated amount, the class B available subordinated amount is at least equal to the class B required subordinated amount and the class M available subordinated amount is at least equal to the class M required subordinated amount; and

             (iv)for any BB loan tranche, the amount of principal due (or any part thereof) in respect of the BB loan tranche may only be paid if, after giving effect to such payment and the payment to be made on such date in respect of the related series and class of notes, the class A available subordinated amount is at least equal to the class A required subordinated amount, the class B available subordinated amount is at least equal to the class B required subordinated amount, the class M available subordinated amount is at least equal to the class M required subordinated amount and the class C available subordinated amount is at least equal to the class C required subordinated amount, save that, in calculating the class A available subordinated amount, the class B available subordinated amount, the class M available subordinated amount, and the class C available subordinated amount for the purposes of each of paragraph (i),
             (ii), (iii) and (iv) above, excess spread will be deemed to be zero.

    See "ISSUANCE OF NOTES -- ISSUANCE" for a description of the various required subordinated amounts and available subordinated amounts.

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    (C) If on any loan payment date:

             (i) one or more bullet repayment loan amounts are within a cash accumulation period at that time; and

             (ii)the quarterly CPR is less than 15 per cent.;

             then, on or before their step-up dates, the scheduled repayment loan tranches, the controlled repayment loan tranches and the pass-through loan tranches will be entitled to principal repayments under items (D), (E), (F), (G) and (H) (as applicable) of the Funding 2 pre-enforcement principal priority of payments only if there is no cash accumulation shortfall at such time.

    In this prospectus:

    "CASH ACCUMULATION LIABILITY" means on any monthly payment date prior to any payment under item (D) of the above priority of payments the aggregate of the bullet repayment loan amounts, each of which is then within a cash accumulation period;

    "CASH ACCUMULATION SHORTFALL" means at any time that the Funding 2 cash accumulation ledger amount is less than the cash accumulation liability;

    "FUNDING 2 CASH ACCUMULATION LEDGER AMOUNT" means at any time the amount standing to the credit of the Funding 2 cash accumulation ledger at that time (immediately prior to any drawing to be applied on any monthly payment date and prior to any payment under item (I) of the above priority of payments);

Rule (2)   Repayment of pass-through loan tranches after the occurrence of a step-up date

    Following the occurrence of the step-up date under a loan tranche ("LOAN TRANCHE A") and provided that the Funding 2 share of the trust property is greater than zero, the aggregate amount repayable on a loan payment date in relation to loan tranche A under items (D), (E), (F), (G) and (H) of the priority of payments set out above shall be limited to an amount calculated as follows:

                                   A x B x C
                                   ----------
                                        D

    where, in respect of any distribution date:

       A   = the aggregate amount of mortgages trustee principal receipts received by the mortgages trustee in the relevant trust calculation period (excluding any initial contribution or further contribution);

       B   = the Funding 2 share percentage calculated as at the start of the relevant trust calculation period or, as applicable, the weighted average Funding 2 share percentage;

       C   = the outstanding principal balance of loan tranche A; and

       D   = the aggregate outstanding principal balance of the global intercompany loan.

Rule (3)   Deferral of repayment of subordinated tiers of loan tranches in certain circumstances

    If on any loan payment date the issuer reserve requirement and the issuer arrears test are not satisfied and the class A notes of any series and/or the AAA loan tranches remain outstanding, then:

       (i) the AA loan tranches will not be entitled to principal repayments under item (E) of the above priority of payments;

       (ii) the A loan tranches will not be entitled to principal repayments under item (F) of the above priority of payments;

       (iii) the BBB loan tranches will not be entitled to principal repayments under item (G) of the above priority of payments; and

       (iv) the BB loan tranches will not be entitled to principal repayments under item (H) of the above priority of payments;

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    The "ISSUER ARREARS TEST" is satisfied on a loan payment date if the issuer or the issuer cash manager on its behalf calculates on the distribution date immediately preceding that loan payment date that, as of the last day of the trust calculation period immediately preceding that distribution date (i) the aggregate current balance of the mortgage loans in the mortgage portfolio which are then in arrears for at least 3 months is less than 4% of the aggregate current balance of all mortgage loans in the mortgage portfolio, unless the rating agencies have confirmed that the then current ratings of the notes will not be reduced, withdrawn or qualified if the issuer arrears test is not met at that time; and (ii) the aggregate interest arrears in respect of all the mortgage loans in the mortgage portfolio as a percentage of the aggregate gross interest due on such mortgage loans during the previous 12 months does not exceed 2%, or such other percentage as is then acceptable to the rating agencies at such time.

    The "ISSUER RESERVE REQUIREMENT" is satisfied on a loan payment date if, after taking account of any payment of Funding 2 available revenue receipts to the credit of the Funding 2 reserve ledger and any payment of issuer available revenue receipts to the issuer reserve ledger, the aggregate amount of funds in the Funding 2 reserve fund and the issuer reserve fund is equal to the programme reserve required amount.

ALLOCATIONS INVOLVING RULE (2)

    Where Rule (2) applies at a level of any priority of payments, the funds available for making payments at that level shall first be allocated without reference to Rule (2). However, if the amount so allocated to one or more loan tranches exceeds the amount permitted under Rule (2) (as applicable) to be paid in respect of those loan tranches (the "CAPPED LOAN TRANCHES"), the excess shall then be reallocated among any other relevant loan tranches at that level using the method of allocation as applies at that level but without reference to the capped loan tranches in calculating such reallocation. If a further such excess arises as a result of the reallocation process, the reallocation process shall be repeated at that level in relation to each such further excess that arises until no further funds can be allocated at that level following which the remaining excess shall then be applied firstly, between the capped loan tranches in no order of priority among them but in proportion to the amounts due and then at the next level of that priority of payments.


REPAYMENT OF LOAN TRANCHES OF EACH TIER FOLLOWING THE OCCURRENCE OF A NON-ASSET TRIGGER EVENT BUT PRIOR TO THE SERVICE ON FUNDING 2 OF A FUNDING 2 INTERCOMPANY LOAN ENFORCEMENT NOTICE OR THE SERVICE ON THE ISSUER OF AN ISSUER ENFORCEMENT NOTICE

    Following the occurrence of a non-asset trigger event (where no asset trigger event has occurred) under the mortgages trust deed but prior to the service on Funding 2 of a Funding 2 intercompany loan enforcement notice or the service on the issuer of an issuer enforcement notice, the bullet loan tranches and the scheduled repayment loan tranches and the controlled repayment loan tranches in respect of the global intercompany loan will be deemed to be pass-through loan tranches and on each monthly payment date Funding 2 will be required to apply Funding 2 available principal receipts in the following order of priority:

       (A) first, in accordance with the terms of the Funding 2 liquidity facility agreement, towards repayment of the amounts outstanding under the Funding 2 liquidity facility (if any) that were drawn in order to make Funding 2 liquidity facility principal payments;

       (B) second, to the extent that monies have been drawn from the Funding 2 reserve fund to make Funding 2 reserve principal payments, towards the replenishment of the Funding 2 reserve fund up to the Funding 2 reserve required amount;

       (C) third, if a Funding 2 liquidity facility reserve rating event has occurred and is continuing (i) to initially fund the Funding 2 liquidity reserve fund up to the Funding 2 liquidity reserve required amount and (ii) once it has been initially

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             funded, to the extent that Funding 2 available revenue receipts are insufficient to do so, to replenish the Funding 2 liquidity reserve fund up to the Funding 2 liquidity reserve required amount;

       (D) fourth, in order of their final repayment date, beginning with the earliest such date (and if two or more AAA loan tranches have the same final repayment date, in proportion to the respective amounts due) to repay the AAA loan tranches until the AAA loan tranches are fully repaid;

       (E) fifth, in no order of priority among them but in proportion to the respective amounts due, to repay the AA loan tranches until the AA loan tranches are fully repaid;

       (F) sixth, in no order of priority among each of them but in proportion to the respective amounts due, to repay the A loan tranches until the A loan tranches are fully repaid;

       (G) seventh, in no order of priority among them but in proportion to the respective amounts due, to repay the BBB loan tranches until the BBB loan tranches are fully repaid; and

       (H) eighth, in no order of priority among them but in proportion to the respective amounts due, to repay the BB loan tranches until the BB loan tranches are fully repaid.


REPAYMENT OF LOAN TRANCHES OF EACH SERIES FOLLOWING THE OCCURRENCE OF AN ASSET TRIGGER EVENT BUT PRIOR TO THE SERVICE ON FUNDING 2 OF A FUNDING 2 INTERCOMPANY LOAN ENFORCEMENT NOTICE OR THE SERVICE ON THE ISSUER OF AN ISSUER ENFORCEMENT NOTICE

    Following the occurrence of an asset trigger event (whether or not a non-asset trigger event occurs or has occurred) but prior to the service on Funding 2 of a Funding 2 intercompany loan enforcement notice or the service on the issuer of an issuer enforcement notice, the bullet loan tranches and the scheduled repayment loan tranches and the controlled repayment loan tranches in respect of the global intercompany loan will be deemed to be pass-through loan tranches and on each monthly payment date Funding 2 will be required to apply Funding 2 available principal receipts in the following order of priority:

       (A) first, in accordance with the terms of the Funding 2 liquidity facility agreement, towards repayment of the amounts outstanding under the Funding 2 liquidity facility (if any) that were drawn in order to make Funding 2 liquidity facility principal payments;

       (B) second, to the extent that monies have been drawn from the Funding 2 reserve fund to make Funding 2 reserve principal payments, towards the replenishment of the Funding 2 reserve fund up to the Funding 2 reserve required amount;

       (C) third, if a Funding 2 liquidity reserve rating event has occurred and is continuing (i) to initially fund the Funding 2 liquidity reserve fund up to the Funding 2 liquidity reserve required amount and (ii) once it has been initially funded, to the extent that Funding 2 available revenue receipts are insufficient to do so, to replenish the Funding 2 liquidity reserve fund up to the Funding 2 liquidity reserve required amount;

       (D) fourth, in no order of priority among them, but in proportion to the respective amounts due, to repay the AAA loan tranches until the AAA loan tranches are fully repaid;

       (E) fifth, in no order of priority among them, but in proportion to the respective amounts due, to repay the AA loan tranches until the AA loan tranches are fully repaid;

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       (F)   sixth, in no order of priority among them, but in proportion to the respective amounts due, to repay the A loan tranches until the A loan tranches are fully repaid;

       (G) seventh, in no order of priority among them, but in proportion to the respective amounts due, to repay the BBB loan tranches until the BBB are fully repaid; and

       (H) eighth, in no order of priority among them, but in proportion to the respective amounts due, to repay the BB loan tranches until the BB loan tranches are fully repaid.


REPAYMENT OF LOAN TRANCHES OF EACH SERIES FOLLOWING THE SERVICE ON THE ISSUER OF AN ISSUER ENFORCEMENT NOTICE BUT PRIOR TO THE SERVICE ON FUNDING 2 OF A FUNDING 2 INTERCOMPANY LOAN ENFORCEMENT NOTICE

    If an issuer enforcement notice is served on the issuer then that will not result in automatic enforcement of the Funding 2 security under the Funding 2 deed of charge. In those circumstances, however, any bullet loan tranches and any scheduled repayment loan tranches and any controlled repayment loan tranches under the global intercompany loan will be deemed to be pass-through loan tranches and on each monthly payment date Funding 2 will be required to apply Funding 2 available principal receipts in the following order of priority:

       (A) first, in accordance with the terms of the Funding 2 liquidity facility agreement, towards repayment of the amounts outstanding under the Funding 2 liquidity facility (if any) that were drawn in order to make Funding 2 liquidity facility principal payments;

       (B) second, to the extent that monies have been drawn from the Funding 2 reserve fund to make Funding 2 reserve principal payments, towards the replenishment of the Funding 2 reserve fund up to the Funding 2 reserve required amount;

       (C) third, if a Funding 2 liquidity reserve rating event has occurred and is continuing (i) to initially fund the Funding 2 liquidity reserve fund up to the Funding 2 liquidity reserve required amount and (ii) once it has been initially funded, to the extent that Funding 2 available revenue receipts are insufficient to do so, to replenish the Funding 2 liquidity reserve fund up to the Funding 2 liquidity reserve required amount;

       (D) fourth, in no order of priority among them, but in proportion to the respective amounts due, to repay the AAA loan tranches until the AAA loan tranches are fully repaid;

       (E) fifth, in no order of priority among them, but in proportion to the respective amounts due, to repay the AA loan tranches until the AA loan tranches are fully repaid;

       (F) sixth, in no order of priority among them, but in proportion to the respective amounts due, to repay the A loan tranches until the A loan tranches are fully repaid;

       (G) seventh, in no order of priority among them, but in proportion to the respective amounts due, to repay the BBB loan tranches until the BBB loan tranches are fully repaid; and

       (H) eighth, in no order of priority among them, but in proportion to the respective amounts due to repay the BB loan tranches until the BB loan tranches are fully repaid.


REPAYMENT OF LOAN TRANCHES WHEN FUNDING 2 RECEIVES THE AMOUNT OUTSTANDING UNDER THE GLOBAL INTERCOMPANY LOAN

    If Funding 2 receives the proceeds of a new loan tranche which is to be used to refinance another loan tranche as described in "THE GLOBAL INTERCOMPANY LOAN

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AGREEMENT -- ISSUANCE OF LOAN TRANCHES" (such proceeds being a "FULL REPAYMENT
AMOUNT"), then Funding 2 will not apply the full repayment amount as described above in "DISTRIBUTION OF FUNDING 2 AVAILABLE PRINCIPAL RECEIPTS". Rather, Funding 2 will apply, on the relevant date, the full repayment amount to repay the relevant loan tranche. If at any time only one loan tranche is outstanding, then Funding 2 shall apply the full repayment amount first to repay the Funding 2 liquidity facility provider any amounts outstanding under the Funding 2 liquidity facility, if any, to the extent that such funds were drawn in order to repay the principal amounts of any previous loan tranches and the remainder shall be applied to repay the relevant loan tranche. Pending an application of the full repayment amount as described above, such proceeds shall be credited to the Funding 2 GIC account and shall not be available for any other purpose.


DISTRIBUTION OF ISSUER AVAILABLE PRINCIPAL RECEIPTS

DEFINITION OF ISSUER AVAILABLE PRINCIPAL RECEIPTS

    Prior to enforcement of the issuer security, "ISSUER AVAILABLE PRINCIPAL RECEIPTS" for the issuer in respect of any monthly payment date in respect of the notes will be calculated by the issuer cash manager on the distribution date immediately preceding that monthly payment date and will be an amount equal to the sum of:

       o all principal amounts to be repaid by Funding 2 to the issuer under the global intercompany loan agreement on that monthly payment date; and

       o in so far as needed to make an issuer reserve principal payment (as to which, see "CREDIT STRUCTURE -- ISSUER RESERVE FUND"), any amount available to be drawn under the issuer reserve fund less any amounts to be applied on the relevant monthly payment date in payment of interest or expenses under the issuer pre-enforcement revenue priority of payments, plus any amounts to be credited to the issuer reserve ledger under the issuer pre-enforcement principal priority of payments on the relevant monthly payment date.

    On each monthly payment date, all Funding 2 available principal receipts received by the issuer from Funding 2 constituting principal repayments on a loan tranche, will be credited to a sub-ledger (in respect of the related series and class of notes) to the issuer principal ledger.


DISTRIBUTION OF ISSUER AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE ISSUER SECURITY

    Prior to enforcement of the issuer security, the issuer, or the issuer cash manager on its behalf, will apply issuer available principal receipts on each monthly payment date in the following manner (the "ISSUER PRE-ENFORCEMENT PRINCIPAL PRIORITY OF PAYMENTS"):

       o to the extent that monies have been drawn from the issuer reserve fund to make issuer reserve principal payments, towards the replenishment of the issuer reserve fund up to the issuer reserve required amount, such amount to be debited to the sub-ledger(s) of the series and class(es) of notes in respect of which such issuer reserve principal payments were made;

       o     The class A notes:

             from principal amounts received by the issuer from Funding 2 in respect of each AAA loan tranche (and, in respect of (ii) below, the principal amounts received (if any) from the issuer swap provider(s) under the relevant issuer swap agreement(s) in respect of the related series and class of notes):

             (i) to pay amounts due and payable (in respect of principal) on such monthly payment date to the relevant issuer swap provider(s) in respect of the related series and class of class A notes in accordance with the terms of the relevant issuer swap agreement(s); and

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             (ii)to pay amounts due and payable in respect of principal (if any)
                 on such monthly payment date on the related series and class of class A notes;

    o The class B notes:

             from principal amounts received by the issuer from Funding 2 in respect of each AA loan tranche (and, in respect of (ii) below, the principal amounts received (if any) from the issuer swap provider(s) under the relevant issuer swap agreement(s) in respect of the related series and class of notes):

             (i) to pay amounts due and payable (in respect of principal) on such monthly payment date to the relevant issuer swap provider(s) in respect of the related series and class of class B notes in accordance with the terms of the relevant issuer swap agreement(s); and

             (ii)to pay amounts due and payable in respect of principal (if any)
                 on such monthly payment date on the related series and class of class B notes;

    o The class M notes:

             from principal amounts received by the issuer from Funding 2 in respect of each A loan tranche (and, in respect of (ii) below, the principal amounts received (if any) from the issuer swap provider(s) under the relevant issuer swap agreement(s) in respect of the related series and class of notes):

             (i) to pay amounts due and payable (in respect of principal) on such monthly payment date to the relevant issuer swap provider(s) in respect of the related series and class of class M notes in accordance with the terms of the relevant issuer swap agreement(s); and

             (ii)to pay amounts due and payable in respect of principal (if any)
                 on such monthly payment date on the related series and class of class M notes;

    o The class C notes:

             from principal amounts received by the issuer from Funding 2 in respect of each BBB loan tranche (and, in respect of (ii) below, the principal amounts received (if any) from the issuer swap provider(s) under the relevant issuer swap agreement(s) in respect of the related series and class of notes):

             (i) to pay amounts due and payable (in respect of principal) on such monthly payment date to the relevant issuer swap provider(s) in respect of the related series and class of class C notes in accordance with the terms of the relevant issuer swap agreement(s); and

             (ii)to pay amounts due and payable in respect of principal (if any)
                 on such monthly payment date on the related series and class of class C notes;

    o The class D notes:

             from principal amounts received by the issuer from Funding 2 in respect of each BB loan tranche (and, in respect of (ii) below, the principal amounts received (if any) from the issuer swap provider(s) under the relevant issuer swap agreement(s) in respect of the related series and class of notes):

             (i) to pay amounts due and payable (in respect of principal) on such monthly payment date to the relevant issuer swap provider(s) in respect of the related series and class of class D notes in accordance with the terms of the relevant issuer swap agreement(s); and

             (ii)to pay amounts due and payable in respect of principal (if any)
                 on such monthly payment date on the related series and class of class D notes.

    Generally, on each note payment date, the amounts standing to the credit of any sub-ledger of the issuer principal ledger (in respect of a series and class of notes) may only be applied by the issuer cash manager to pay the principal amounts due (if any) in respect of such series and class of notes under the issuer pre-enforcement principal

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priority of payments. If, however, on a note payment date, an amount standing to the credit of the issuer reserve ledger is applied to pay principal amounts due in respect of a series and class of notes under the issuer pre-enforcement principal priority of payments, then to the extent that, on a following note payment dates in respect of such series and class of notes, there is an amount credited to the sub-ledger to the issuer principal ledger in respect of such series and class of notes, the issuer cash manager will apply such amount towards the replenishment of the issuer reserve fund in accordance with the issuer pre-enforcement principal priority of payments.


DISTRIBUTION OF FUNDING 2 AVAILABLE PRINCIPAL RECEIPTS AND FUNDING 2 AVAILABLE REVENUE RECEIPTS FOLLOWING ENFORCEMENT OF THE FUNDING 2 SECURITY

    The Funding 2 deed of charge sets out the order of priority of distribution by the Funding 2 security trustee, following service of a Funding 2 intercompany loan enforcement notice, of amounts received or recovered by the Funding 2 security trustee or a receiver appointed on its behalf.

    The Funding 2 security trustee (or the cash manager on its behalf) will apply amounts received or recovered (excluding swap collateral (if any) standing to the credit of the Funding 2 swap collateral accounts) following enforcement of the Funding 2 security on each monthly payment date in accordance with the following order of priority (known as the "FUNDING 2 POST-ENFORCEMENT PRIORITY OF PAYMENTS"):

       (A) first, to pay amounts due to the Funding 2 security trustee and any receiver appointed by the Funding 2 security trustee, together with interest and (to the extent not already inclusive) VAT on those amounts, and to provide for any amounts due or to become due to the Funding 2 security trustee and the receiver in the following interest period under the Funding 2 deed of charge or any other transaction document;

       (B) second, to pay amounts due to the issuer in respect of the issuer's obligations specified in items (A) through (D) of the issuer pre-enforcement revenue priority of payments or, as the case may be, items (A) through (C) of the issuer post-enforcement priority of payments as described under "-- DISTRIBUTION OF ISSUER AVAILABLE REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE ISSUER SECURITY" and "-- DISTRIBUTION OF ISSUER AVAILABLE PRINCIPAL RECEIPTS AND ISSUER AVAILABLE REVENUE RECEIPTS FOLLOWING ENFORCEMENT OF THE ISSUER SECURITY";

       (C) third, towards payment of amounts due and payable to the cash manager and any costs, charges, liabilities and expenses then due or to become due and payable to the cash manager under the cash management agreement, together with (to the extent not already inclusive) VAT on those amounts;

       (D) fourth, in no order of priority among them but in proportion to the respective amounts due, towards payment of amounts (if any) due to
             (i) the account bank under the terms of the Funding 2 bank account agreement and (ii) the corporate services provider under the terms of the corporate services agreement;

       (E) fifth, towards payment of amounts (if any) due to the Funding 2 liquidity facility provider under the Funding 2 liquidity facility (if any) (except for any Funding 2 liquidity subordinated amounts);

       (F) sixth, in no order of priority among them but in proportion to the respective amounts due towards payment of amounts due under the Funding 2 basis rate swaps to the Funding 2 basis rate swap provider (including any swap termination payment but excluding any Funding 2 basis rate swap excluded termination amount);

       (G) seventh, in no order of priority between them but in proportion to the respective amounts due towards payment of amounts of interest, principal and fees due on the AAA loan tranches;

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       (H)   eighth, in no order of priority between them but in proportion to the respective amounts due towards payment of amounts of interest, principal and fees due on the AA loan tranches;

       (I) ninth, in no order of priority between them but in proportion to the respective amounts due towards payment of amounts of interest, principal and fees due on the A loan tranches;

       (J) tenth, in no order of priority between them but in proportion to the respective amounts due towards payment of amounts of interest, principal and fees due on the BBB loan tranches;

       (K) eleventh, in no order of priority between them but in proportion to the respective amounts due towards payment of amounts of interest, principal and fees due on the BB loan tranches;

       (L) twelfth, to pay amounts due to the issuer in respect of the issuer's obligations specified in item (J) of the issuer pre-enforcement revenue priority of payments or, as the case may be, item (O) of the issuer post-enforcement priority of payments;

       (M) thirteenth, to pay amounts due to the issuer in respect of its obligations, if any, to make a swap termination payment to any issuer swap provider (but excluding any issuer swap excluded termination amount);

       (N) fourteenth, in no order of priority between them but in proportion to the respective amounts due, towards payment of amounts due (without double counting) to:

             (i) the issuer in respect of its obligations (if any) to pay any issuer swap excluded termination amount;

             (ii)the Funding 2 liquidity facility provider, if any, any Funding
                 2 liquidity facility subordinated amounts due under the Funding 2 liquidity facility agreement;

             (iii) the Funding 2 basis rate swap provider in respect of any
                   Funding 2 basis rate swap excluded termination amount;

       (O) fifteenth, towards payment of any deferred contribution due to the mortgages trustee under the mortgages trust deed; and

       (P) last, to pay any amount remaining following the application of principal and revenue set forth in items (A) through (O) above, to Funding 2.


DISTRIBUTION OF ISSUER AVAILABLE PRINCIPAL RECEIPTS AND ISSUER AVAILABLE REVENUE RECEIPTS FOLLOWING ENFORCEMENT OF THE ISSUER SECURITY

    The issuer deed of charge sets out the order of priority of distribution by or on behalf of the issuer security trustee, following enforcement of the issuer security, of amounts received or recovered by the issuer security trustee (or a receiver appointed on its behalf) pursuant to the issuer deed of charge. If the Funding 2 security is enforced under the Funding 2 deed of charge, then there will be a note event of default.

    On each monthly payment date the issuer security trustee (or the issuer cash manager on its behalf) will apply amounts received or recovered (excluding swap collateral (if any) standing to the credit of the issuer swap collateral accounts), following enforcement of the issuer security as follows:

       (A) first, in no order of priority among them but in proportion to the amounts due to pay amounts due to the note trustee and the issuer security trustee (and any receiver appointed by the issuer security trustee) together with the interest and VAT on those amounts and to provide for any amounts then due or to become due and payable to the note trustee and the issuer security trustee and the receiver under the provisions of the trust deed, the issuer deed of charge and any other transaction document;

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       (B)   second, to pay, in no order of priority among them but in
             proportion to the respective amounts due, the agent bank, the paying agents, the transfer agent and the registrar, together with interest and VAT on those amounts and to provide for any costs, charges, liabilities and expenses then due or to become due and payable to them under the provisions of the paying agent and agent bank agreement;

       (C) third, in no order of priority among them but in proportion to the respective amounts due, towards payment of amounts (together with VAT on those amounts) due and payable to the issuer cash manager under the issuer cash management agreement, to the corporate services provider under the corporate services agreement and to the issuer account bank under the issuer bank account agreement;

       (D) fourth, subject to item (E) below, in no order of priority among them but in proportion to the respective amounts due, to pay amounts due to the issuer swap providers for each series of class A notes (excluding any swap termination payment);

       (E) fifth, in no order of priority among them but in proportion to the respective amounts due, to pay interest due or overdue on, and to repay principal of, the applicable series of class A notes and to pay any swap termination payment due to the issuer swap provider for each series of class A notes (but excluding any issuer swap excluded termination amount) provided that if the amounts available for distribution under this item (E) (on the assumption that no amounts are due and payable under item (D) and no amounts are received from any issuer swap provider) would be insufficient to pay the sterling equivalent of the amounts due and payable under this item (E), the shortfall shall be divided amongst all such amounts on a pro rata basis and the amount payable by the issuer to the issuer swap provider in respect of any series of class A notes under paragraph (D) above shall be reduced by the amount of the shortfall applicable to that series of class A notes;

       (F) sixth, subject to item (G) below, in no order of priority among them but in proportion to the respective amounts due, to pay amounts due to the issuer swap providers for each series of class B notes (excluding any swap termination payment);

       (G) seventh, in no order of priority among them but in proportion to the respective amounts due, to pay interest due or overdue on, and to repay principal of, the applicable series of class B notes and to pay any swap termination payment due to the issuer swap provider for each series of class B notes (but excluding any issuer swap excluded termination amount) provided that if the amounts available for distribution under this item (G) (on the assumption that no amounts are due and payable under item (F) and no amounts are received from any issuer swap provider) would be insufficient to pay the sterling equivalent of the amounts due and payable under this item (G), the shortfall shall be divided amongst all such amounts on a pro rata basis and the amount payable by the issuer to the issuer swap provider in respect of any series of class B notes under paragraph (F) above shall be reduced by the amount of the shortfall applicable to that series of class B notes;

       (H) eighth, subject to item (I) below, in no order of priority among them but in proportion to the respective amounts due, to pay amounts due to the issuer swap providers for each series of class M notes (excluding any swap termination payment);

       (I) ninth, in no order of priority among them but in proportion to the respective amounts due, to pay interest due or overdue on, and to repay principal of, the applicable series of class M notes and to pay any swap termination payment

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             due to the issuer swap providers for each series of class M notes
             (but excluding any issuer swap excluded termination amount) provided that if the amounts available for distribution under this item (I) (on the assumption that no amounts are due and payable under item (H) and no amounts are received from any issuer swap provider) would be insufficient to pay the sterling equivalent of the amounts due and payable under this item (I), the shortfall shall be divided amongst all such amounts on a pro rata basis and the amount payable by the issuer to the issuer swap provider in respect of any series of class M notes under paragraph (H) above shall be reduced by the amount of the shortfall applicable to that series of class M notes;

       (J) tenth, subject to item (K) below, in no order of priority among them but in proportion to the respective amounts due, to pay amounts due to the issuer swap providers for each series of class C notes (excluding any swap termination payment);

       (K) eleventh, in no order of priority among them but in proportion to the respective amounts due, to pay interest due or overdue on, and to repay principal of, the applicable series of class C notes and to pay any swap termination payment due to the issuer swap provider for each series of class C notes (but excluding any issuer swap excluded termination amounts) provided that if the amounts available for distribution under this item (K) (on the assumption that no amounts are due and payable under item (J) and no amounts are received from any issuer swap provider) would be insufficient to pay the sterling equivalent of the amounts due and payable under this item (K), the shortfall shall be divided amongst all such amounts on a pro rata basis and the amount payable by the issuer to the issuer swap provider in respect of any series of class C notes under paragraph (J) above shall be reduced by the amount of the shortfall applicable to that series of class C notes;

       (L) twelfth, subject to item (M) below, in no order of priority among them but in proportion to the respective amounts due, to pay amounts due to the issuer swap providers for each series of class D notes (excluding any swap termination payment);

       (M) thirteenth, in no order of priority among them but in proportion to the respective amounts due, to pay interest due or overdue on, and to repay principal of, the applicable series of class D notes and to pay any swap termination payment due to the issuer swap provider for each series of class D notes (but excluding any issuer swap excluded termination amounts) provided that if the amounts available for distribution under this item (M) (on the assumption that no amounts are due and payable under item (L) and no amounts are received from any issuer swap provider) would be insufficient to pay the sterling equivalent of the amounts due and payable under this item (M), the shortfall shall be divided amongst all such amounts on a pro rata basis and the amount payable by the issuer to the issuer swap provider in respect of any series of class D notes under paragraph (L) above shall be reduced by the amount of the shortfall applicable to that series of class D notes;

       (N) fourteenth, on the monthly payment date falling in December of each year, to pay to the issuer account bank an amount equal to the amount of any debit balance in the issuer transaction account as permitted by the issuer account bank and outstanding at such monthly payment date;

       (O) fifteenth, in no order of priority among them but in proportion to the respective amounts due, towards payment of:

             (i) interest amounts due to the start-up loan provider(s); and

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             (ii)principal amounts due to the start-up loan provider(s) (to the extent of issuance fees received from Funding 2 under the global intercompany loan agreement);

             under the start-up loan agreement(s);

       (P) sixteenth, in no order of priority among them but in proportion to the respective amounts due, to pay any issuer swap excluded termination payments to the issuer swap providers;

       (Q) seventeenth, in no order of priority among them but in proportion to the respective amounts due, towards payment of principal amounts due to the startup loan provider(s) under the start-up loan agreements;

       (R) last, to pay any amount remaining following the application of principal and revenue set forth in items (A) through (Q) above, to the issuer.

    Notwithstanding the above, on the date that the issuer security is enforced, amounts standing to the credit of any sub-ledger to the issuer revenue ledger and/or the issuer principal ledger (in respect of a series and class of notes) may only be applied by the issuer security trustee (or the issuer cash manager on its behalf) to pay the interest, principal and other amounts due in respect of such series and class of notes or any shortfall in the amounts available to pay items (A) to (C) under the issuer post-enforcement priority of payments and may not be applied in payment of interest principal and other amounts due in respect of any other series and class of notes.

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                                CREDIT STRUCTURE

    The notes will be an obligation of the issuer only and will not be obligations of, or the responsibility of, or guaranteed by, any other party. However, there are twelve main features of the transaction which enhance the likelihood of timely receipt of payments to noteholders, as follows:

       o Funding 2 available revenue receipts are expected to exceed interest and fees payable to the issuer under the global intercompany loan agreement and obligations that rank in priority thereto;

       o a revenue shortfall in Funding 2 available revenue receipts may be met from Funding 2 available principal receipts;

       o payments on the class D notes will be subordinated to payments on the class A notes, the class B notes, the class M notes and the class C notes;

       o payments on the class C notes will be subordinated to payments on the class A notes, the class B notes and the class M notes;

       o payments on the class M notes will be subordinated to payments on the class A notes and the class B notes;

       o payments on the class B notes will be subordinated to payments on the class A notes;

       o the mortgages trustee GIC account, the Funding 2 GIC account and the issuer GIC account each earn interest at a specified rate;

       o a reserve fund will be available to the issuer to meet revenue shortfalls in fees and interest due on the notes and principal of the original bullet redemption notes that are class A notes;

       o a reserve fund will be available to Funding 2 to meet revenue shortfalls in fees and interest due on all loan tranches outstanding under the global intercompany loan agreement and principal of the original bullet loan tranches that are AAA loan tranches;

       o Funding 2 will be obliged to establish the Funding 2 liquidity reserve fund if the seller ceases to have a long-term unsecured, unsubordinated and unguaranteed credit rating by Moody's of at least "A3" or at least "A-" by Fitch (unless the relevant rating agency confirms that the then current ratings of the notes will not be reduced, withdrawn or qualified by the ratings downgrade of the seller);

       o start-up loans will be provided to the issuer from time to time to fund the issuer reserve fund; and

       o Funding 2 may establish a liquidity facility to pay interest and principal on loan tranches.

    Each of these factors is considered more fully in the remainder of this section.


CREDIT SUPPORT FOR THE NOTES PROVIDED BY MORTGAGES TRUSTEE AVAILABLE REVENUE RECEIPTS

    The interest rates charged on the mortgage loans vary according to product type. It is expected, however, that during the life of the notes issued under the program, the Funding 2 share of revenue receipts received from borrowers on the mortgage loans will, assuming that all of the mortgage loans are fully performing, be greater than the sum of the interest which Funding 2 is required to pay on the loan tranches outstanding under the global intercompany loan agreement and any other Funding 2 intercompany loan in order to fund (by payment to a swap provider or otherwise) the interest payments due on such notes and the other costs and expenses of the structure.

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    The actual amount of any excess will vary during the life of the notes. The key factors determining such variation are as follows:

       o the weighted average interest rate on the mortgage loans included in the mortgage portfolio; and

       o     the level of arrears experienced.

    On any distribution date, any excess will be available to meet the payments referred to in the mortgages trust allocation of revenue receipts and the payment of amounts of deferred contribution to the mortgages trustee which, in turn, will fund the payment of deferred purchase price to the seller. Any deferred contribution so paid to the mortgages trustee cannot subsequently be reclaimed by Funding 2.

INTEREST RATE ON THE MORTGAGE PORTFOLIO

    The weighted average interest rate on the mortgage portfolio will depend on:

       o the standard variable rate or other interest rate payable on, and the aggregate current balance of, the variable rate mortgage loans included in the mortgage portfolio from time to time; and

       o the fixed rates of interest payable on, and the aggregate current balance of, the fixed rate mortgage loans included in the mortgage portfolio from time to time.

    Funding 2 has entered into the Funding 2 basis rate swap agreement to hedge against the variances on the rates payable on the mortgage loans. See "THE SWAP AGREEMENTS".

    Scheduled and unscheduled repayments will also affect the weighted average interest rate on the mortgage loans in the mortgage portfolio. For historical data on the level of scheduled and unscheduled repayments in the UK housing market, see "CERTAIN CHARACTERISTICS OF THE UNITED KINGDOM RESIDENTIAL MORTGAGE MARKET -- CPR RATES".

LEVEL OF ARREARS EXPERIENCED

    If the level of arrears of interest payments made by the borrowers results in Funding 2 experiencing an income deficit on any loan payment date, then the Funding 2 reserve fund and the Funding 2 liquidity reserve fund, if any, established by Funding 2 may be utilized by Funding 2 in making payments of interest (or, in limited circumstances, repayments of principal) to the issuer under the global intercompany loan agreement on that loan payment date. If the level of arrears of interest payments made by borrowers results in the issuer experiencing an income deficit on any note payment date, then the issuer reserve fund may be utilised by the issuer in making payments of interest (or in limited circumstances, payments of principal) to noteholders under the notes on that note payment date.


ISSUER RESERVE FUND

    The issuer reserve fund has been established:

       o to help meet any deficit in issuer available revenue receipts available for interest and fees due under the notes;

       o to help meet expenses in connection with the issuance of notes by the issuer; and

       o to help meet any deficit in issuer available principal receipts available for:

             (a) prior to the occurrence of a trigger event, repayment of principal due and payable in respect of the original bullet redemption notes (which are class A notes); and

             (b) on or after the occurrence of a trigger event, repayment of principal due and payable in respect of the original bullet redemption notes (which are class A notes) on their respective final maturity dates only,

             (each an "ISSUER RESERVE PRINCIPAL PAYMENT"),

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    in each case, prior to the service of an issuer enforcement notice.

    On each monthly payment date, funds standing to the credit of the issuer reserve fund will be added to certain other funds of the issuer in calculating issuer available revenue receipts and issuer available principal receipts.

    The issuer reserve fund will be funded and replenished from:

       o issuer available revenue receipts in accordance with item (K) of the issuer pre-enforcement revenue priority of payments up to and including an amount equal to the issuer reserve required amount;

       o issuer available principal receipts, to the extent applied in making issuer reserve principal payments, in accordance with the issuer pre-enforcement principal priority of payments up to and including an amount equal to such issuer reserve principal payments;

       o all or part of the proceeds of a start-up loan tranche made to the issuer by a start-up loan provider under a start-up loan agreement.

    The "ISSUER RESERVE REQUIRED AMOUNT", on any date, is the greater of:

       (a)   the issuer reserve minimum amount; and

       (b) the programme reserve required amount less the amount standing to the credit of the Funding 2 reserve fund on such date (after taking account of amounts to be debited from and credited to the Funding 2 reserve fund on such date).

    The "ISSUER RESERVE MINIMUM AMOUNT", on any date and except as described below, is calculated as the product of (a) one per cent. and (b) the aggregate principal amount outstanding of the notes (including the principal amount outstanding of notes issued on such date).

    We may adjust, at any time, the issuer reserve minimum amount or the method of computing the issuer reserve minimum amount, without the consent of any noteholders, so long as the issuer security trustee and we have an opinion of counsel that for US federal income tax purposes (i) the change will not adversely affect the tax characterization as debt of any outstanding series and class of notes that were characterized as debt for US tax purposes at the time of their issuance and (ii) such change will not cause or constitute an event in which gain or loss would be recognized by any holder of such notes.

    The "PROGRAMME RESERVE REQUIRED PERCENTAGE", on any date and subject to amendment as described below, is the percentage specified as such in the most recent prospectus supplement. The "PROGRAMME RESERVE REQUIRED AMOUNT", on any date, is calculated as the product of (a) the programme reserve required percentage and (b) the aggregate outstanding principal balance of all loan tranches outstanding under the global intercompany loan agreement (including the principal amount outstanding of any loan tranche (or the increase in the principal amount outstanding of any existing loan tranche) that is made on such date).

    We may adjust, at any time, the programme reserve required percentage or the method of computing the programme reserve required amount, at any time without the consent of any noteholders, so long as the issuer security trustee and we obtain confirmation from the rating agencies that such adjustments will not cause a reduction, qualification or withdrawal of the ratings of any outstanding notes.

    The monies credited to the issuer reserve fund will be deposited into the issuer GIC account. The issuer cash manager will maintain a separate issuer reserve ledger to record the balance from time to time of the issuer reserve fund.

    If, on any monthly payment date prior to the enforcement of the issuer security, the amount in the issuer reserve fund exceeds an amount (not to be less than zero) equal to (a) the programme reserve required amount less (b) the amount standing to the credit of the Funding 2 reserve fund, then we will apply such excess (which will constitute issuer available revenue receipts), in no order of priority but in proportion to the respective

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outstanding amounts, in repayment of principal under the start-up loans under item (N) of the issuer pre-enforcement revenue priority of payments.

    Following the repayment in full of all notes issued by us, the issuer reserve fund may be utilized by us in payment of any other of our liabilities, subject to and in accordance with the relevant issuer priority of payments.

    Following enforcement of the issuer security, amounts standing to the credit of the issuer reserve ledger may be applied in making payments of principal due under the notes.


FUNDING 2 RESERVE FUND

    The Funding 2 reserve fund has been established:

       o to help meet any deficit in Funding 2 available revenue receipts available for payment of interest and fees due under the global intercompany loan agreement and to help meet any deficit recorded on the Funding 2 principal deficiency ledger; and

       o to help meet any deficit in Funding 2 available principal receipts available for:

             (a) prior to the occurrence of a trigger event, repayment of principal due in respect of the original bullet loan tranches (which are AAA loan tranches); and

             (b) on or after the occurrence of a trigger event, repayment of principal in respect of the original bullet loan tranches (which are AAA loan tranches) on their respective final repayment dates only,

             (each a "FUNDING 2 RESERVE PRINCIPAL PAYMENT"),

in each case, prior to the service of a Funding 2 intercompany loan enforcement notice.

    On each monthly payment date funds standing to the credit of the Funding 2 reserve fund will be added to certain other income of Funding 2 in calculating Funding 2 available revenue receipts and Funding 2 available principal receipts.

    Prior to the enforcement of the Funding 2 security, amounts standing to the credit of the Funding 2 reserve fund may be utilized through their inclusion in the calculation of the Funding 2 available revenue receipts to meet, and thereby to satisfy, any deficit on each principal deficiency ledger.

    The Funding 2 reserve fund will be funded and replenished from:

       o Funding 2 available revenue receipts in accordance with item (T) of the Funding 2 pre-enforcement revenue priority of payments up to an amount equal to the Funding 2 reserve required amount;

       o following the occurrence of an arrears or step-up trigger event, any Funding 2 available revenue receipts to be paid in accordance with item (T) of the Funding 2 pre-enforcement revenue priority of payments up to and including an amount equal to the sum of the Funding 2 reserve required amount and:

             (a) if an arrears or step-up trigger event has occurred under item
                 (i) only of the arrears or step-up trigger event definition, the amount specified in relation to such event in the most recent prospectus supplement;

             (b) if an arrears or step-up trigger event has occurred under item
                 (ii) only of the arrears or step-up trigger event definition, the amount specified in relation to such event in the most recent prospectus supplement;

             (c) if an arrears or step-up trigger event has occurred under both items (i) and (ii) of the arrears or step-up trigger event definition, the amount specified in relation to such event in the most recent prospectus supplement; and

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       o     Funding 2 available principal receipts, to the extent applied in making Funding 2 reserve principal payments, in accordance with the issuer pre-enforcement principal priority of payments up to an amount equal to such Funding 2 reserve principal payments.

    If an arrears or step-up trigger event has occurred under item (i), item
(ii) or items (i) and (ii) of the arrears or step-up trigger event definition and such event(s) have been cured, the Funding 2 reserve fund will be reduced by the applicable amount specified in relation to such event(s) in the most recent prospectus supplement and the amount of such reduction will constitute Funding 2 available revenue receipts;

    The "FUNDING 2 RESERVE REQUIRED AMOUNT" is calculated, on any date, as the amount (if any) by which the target reserve required amount exceeds the issuer reserve minimum amount.

    The "TARGET RESERVE REQUIRED AMOUNT", as at any date and subject to amendment as described below, will be the amount specified as such in the most recent prospectus supplement.

    Funding 2 may adjust, at any time, the target reserve required amount, the Funding 2 reserve required amount and/or the additional amounts as described above, at any time without the consent of any noteholders, so long as the Funding 2 security trustee and Funding 2 obtain confirmation from the rating agencies that such adjustments will not cause a reduction, qualification or withdrawal of the ratings of any outstanding notes.

    The monies credited to the Funding 2 reserve fund will be deposited into the Funding 2 GIC account. The cash manager will maintain a separate Funding 2 reserve ledger to record the balance from time to time of the Funding 2 reserve fund.

    Following the repayment in full of all loan tranches outstanding under the global intercompany loan agreement, the Funding 2 reserve fund may be utilized by Funding 2 in paying any other liability of Funding 2, subject to and in accordance with the relevant Funding 2 priority of payments

    Following enforcement of the Funding 2 security, amounts standing to the credit of the Funding 2 reserve ledger may be applied in making payments of principal due under the Funding 2 intercompany loan agreements.


FUNDING 2 LIQUIDITY RESERVE FUND

    Funding 2 will be required to establish a liquidity reserve fund if the long-term, unsecured, unsubordinated and unguaranteed debt obligations of the seller cease to be rated at least A3 by Moody's or A- by Fitch (unless Moody's or Fitch, as applicable, confirms that the then current ratings of the notes will not be reduced, withdrawn or qualified by the ratings downgrade) (a "FUNDING 2 LIQUIDITY RESERVE RATING EVENT").

    Prior to enforcement of the Funding 2 security, the Funding 2 liquidity reserve fund may be used:

       o to help meet any deficit in Funding 2 available revenue receipts to pay amounts due under the global intercompany loan agreement, but only to the extent that such amounts are necessary to fund the payment by Funding 2 of interest and fees due on the relevant monthly payment date in respect of the AAA loan tranches and the AA loan tranches and to help meet any deficit recorded on the principal deficiency ledger in respect of the AAA loan tranches;

       o (provided that there are no AAA loan tranches and AA loan tranches outstanding) to help meet any deficit in Funding 2 available revenue receipts which are allocated to pay all interest and fees due under the global intercompany loan agreement; and

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       o     to help meet any deficit in Funding 2 available principal receipts available for:

             (a) prior to the occurrence of a trigger event, repayment of principal due and payable in respect of original bullet loan tranches (which are AAA loan tranches); and

             (b) on or after the occurrence of a trigger event, repayment of principal due and payable in respect of original bullet loan tranches (which are AAA loan tranches) on their respective final repayment dates,

             (each a "FUNDING 2 LIQUIDITY RESERVE PRINCIPAL PAYMENT"),

in each case, prior to the service of a Funding 2 intercompany loan enforcement notice.

    The Funding 2 liquidity reserve fund, if any, will be funded initially from Funding 2 available principal receipts to be paid in accordance with item (C) the Funding 2 principal priority of payments. The Funding 2 liquidity reserve fund will be funded up to the "FUNDING 2 LIQUIDITY RESERVE REQUIRED AMOUNT", being an amount as of any monthly payment date equal to the excess, if any, of 3% of the aggregate outstanding balance of the notes on that monthly payment date over the aggregate of the amounts standing to the credit of the Funding 2 reserve fund and the issuer reserve fund on that monthly payment date.

    The monies credited to the Funding 2 liquidity reserve fund will be deposited into the Funding 2 GIC account. All interest or income accrued on the amount of the Funding 2 liquidity reserve fund while on deposit in the Funding 2 GIC account will belong to Funding 2. The cash manager will maintain a separate Funding 2 liquidity reserve ledger to record the balance from time to time of the Funding 2 liquidity reserve fund.

    On each monthly payment date prior to enforcement of the Funding 2 security, funds standing to the credit of the Funding 2 liquidity reserve fund will be added to certain other funds of Funding 2 in calculating Funding 2 available revenue receipts and Funding 2 available principal receipts to make payments then due under the global intercompany loan agreement.

    Once it has been initially funded, the Funding 2 liquidity reserve fund will be replenished from any Funding 2 available revenue receipts or Funding 2 available principal receipts. Funding 2 available revenue receipts will only be applied to replenish the Funding 2 liquidity reserve fund after paying amounts due on the global intercompany loan to the extent that such amounts will fund the payment of interest due on the AAA loan tranches and the AA loan tranches and the reduction of any deficiency on the principal deficiency sub-ledger for the AAA loan tranches (but not to fund any payment which would reduce any deficiency on the principal deficiency sub-ledgers for the AA loan tranches, the A loan tranches, the BBB loan tranches or the BB loan tranches as described under "CASHFLOWS -- DISTRIBUTION OF FUNDING 2 AVAILABLE REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING 2 SECURITY"). Funding 2 available principal receipts will be applied, if necessary, on any monthly payment date to replenish the Funding 2 liquidity reserve fund as described under "CASHFLOWS -- DISTRIBUTION OF FUNDING 2 AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING 2 SECURITY".

    Following enforcement of the Funding 2 security, amounts standing to the credit of the Funding 2 liquidity reserve ledger may be applied in making payments of principal then due and payable under the global intercompany loan agreement.


PRINCIPAL DEFICIENCY LEDGER

    A principal deficiency ledger has been established to record:

       o     any principal losses on the mortgage loans allocated to Funding 2;

       o the application of Funding 2 available principal receipts to meet any deficiency in Funding 2 available revenue receipts as described under "-- USE OF FUNDING 2 PRINCIPAL RECEIPTS TO PAY FUNDING 2 INCOME DEFICIENCY"; and

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       o     the application of Funding 2 available principal receipts to fund the Funding 2 liquidity reserve fund as described under "CASHFLOWS -- DISTRIBUTION OF FUNDING 2 AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING 2 SECURITY".

    The principal deficiency ledger is divided into five sub-ledgers which will correspond to each of the AAA loan tranches, the AA loan tranches, the A loan tranches, the BBB loan tranches, and the BB loan tranches respectively.

    Losses on the mortgage loans or the application of principal receipts to pay interest then due on the loan tranches under the global intercompany loan agreement or the application by Funding 2 of Funding 2 available principal receipts to fund the liquidity reserve fund will be recorded as follows:

       o first, on the BB principal deficiency sub-ledger until the balance of that subledger is equal to the aggregate outstanding balance of all BB loan tranches;

       o second, on the BBB principal deficiency sub-ledger, until the balance of that subledger is equal to the aggregate outstanding balance of all BBB loan tranches;

       o third, on the A principal deficiency sub-ledger, until the balance of that subledger is equal to the aggregate outstanding balance of all A loan tranches;

       o fourth, on the AA principal deficiency sub-ledger, until the balance of that subledger is equal to the aggregate outstanding balance of all AA loan tranches; and

       o last, on the AAA principal deficiency sub-ledger, at which point there will be an asset trigger event.

    As described under "CASHFLOWS -- DISTRIBUTION OF FUNDING 2 AVAILABLE REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING 2 SECURITY", Funding 2 available revenue receipts may, on each monthly payment date, be applied as follows:

       o     first, on the AAA principal deficiency sub-ledger;

       o     second, on the AA principal deficiency sub-ledger;

       o     third, on the A principal deficiency sub-ledger;

       o     fourth, on the BBB principal deficiency sub-ledger; and

       o     last, on the BB principal deficiency sub-ledger.


USE OF FUNDING 2 PRINCIPAL RECEIPTS TO PAY FUNDING 2 INCOME DEFICIENCY

    On the distribution date immediately preceding each monthly payment date, the cash manager will calculate whether there will be an excess or a deficit of Funding 2 available revenue receipts to pay items (A) through (Q) of the Funding 2 pre-enforcement revenue priority of payments.

    If, after the application of the Funding 2 reserve fund and the Funding 2 liquidity reserve fund (if any), there is a deficit in the amount of Funding 2 available revenue receipts to pay items (A) through (H), (J), (M), (O) and (Q) of the Funding 2 pre-enforcement revenue priority of payments, then the cash manager shall pay or provide for that deficit by the application of funds which constitute Funding 2 available principal receipts, if any, and the cash manager shall make a corresponding debit entry in the relevant principal deficiency sub-ledger, as described under "-- PRINCIPAL DEFICIENCY LEDGER" provided that the amount of Funding 2 available principal receipts that may be applied to any deficit of Funding 2 available revenue receipts will be reduced by the amount that would be available to be drawn from the issuer reserve fund to cover any deficit in issuer available revenue receipts to pay items (A) through (I) of the issuer pre-enforcement revenue priority of payments, if no Funding 2 available principal receipts are to be applied to such deficit in Funding 2 available revenue receipts.

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     Funding 2 available principal receipts may not be used to pay interest on any loan tranche if and to the extent that would result in a deficiency being recorded, or an existing deficiency being increased, on a principal deficiency sub-ledger relating to a higher ranking loan tranche, and may not be used to make up any deficit other than in respect of items (A) through (H), (J), (M),
(O) and (Q) of the Funding 2 pre-enforcement revenue priority of payments. Principal therefore may not be used to pay interest on a loan tranche if the balance on the relevant principal deficiency sub-ledger for such loan tranche is equal to the principal amount outstanding on such loan tranche.

    The cash manager shall apply any Funding 2 available revenue receipts to extinguish any balance on the principal deficiency ledger, as described under "-- PRINCIPAL DEFICIENCY LEDGER".


PRIORITY OF PAYMENTS AMONG THE CLASS A NOTES, THE CLASS B NOTES, THE CLASS M NOTES, THE CLASS C NOTES AND THE CLASS D NOTES

    The order of payments of interest to be made on the classes of notes will be prioritized so that interest payments due on the class D notes on any note payment date will be subordinated to interest payments on the class C notes, the class M notes, the class B notes and the class A notes due on the same note payment date, interest payments due on the class C notes on any note payment date will be subordinated to interest payments on the class M notes, the class B notes and the class A notes due on the same note payment date, interest payments due on the class M notes on any note payment date will be subordinated to interest payments on the class B notes and the class A notes due on the same note payment date and interest payments due on the class B notes on any note payment date will be subordinated to interest payments on the class A notes due on the same note payment date, in each case in accordance with the issuer priority of payments.

    Any revenue shortfall in payments of interest due on any series of the class B notes, the class M notes, the class C notes or the class D notes on any note payment date in respect of such notes will be deferred until the immediately succeeding note payment date in respect of such notes. On that immediately succeeding note payment date, the amount of interest due on the relevant class of notes will be increased to take account of any deferred interest. If on that note payment date there is still a revenue shortfall, that revenue shortfall will be deferred again. This deferral process will continue until the final maturity date of the notes, at which point if there is insufficient money available to us to pay interest on the class B notes, the class M notes, the class C notes or the class D notes, then you may not receive all interest amounts payable on those classes of notes.

    We are not able to defer payments of interest due on any note payment date in respect of the most senior class of notes then outstanding. The failure to pay interest on such notes will be a note event of default.

    The class A notes, the class B notes, the class M note, the class C notes and the class D notes will be constituted by the trust deed and will share the same security. Upon enforcement of that security or the occurrence of a trigger event, the class A notes of each series will rank in priority to each series of class B notes, each series of class M notes, each series of class C notes and each series of class D notes; the class B notes of each series will rank in priority to each series of class M notes, each series of class C notes and each series of class D notes, each series of class M notes will rank in priority to each series of class C notes and each series of class D notes and each series of class C notes will rank in priority to each series of class D notes.


MORTGAGES TRUSTEE GIC ACCOUNT, FUNDING 2 GIC ACCOUNT AND ISSUER GIC ACCOUNT

    All amounts held by the mortgages trustee which are not invested in authorized investments will be deposited in the mortgages trustee GIC account with the mortgages trustee GIC provider. The mortgages trustee GIC account is subject to a guaranteed investment contract such that the mortgages trustee GIC provider has agreed to pay a

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variable rate of interest on funds in the mortgages trustee GIC account of 0.15%
per annum below LIBOR for three-month sterling deposits.

    The mortgages trustee GIC account is currently maintained with Northern Rock but may be required to be transferred to the stand-by GIC provider or other bank in certain circumstances, including if the short-term, unguaranteed and unsecured ratings ascribed to Northern Rock fall below "A-1+" (or in the circumstances described below, "A-1") by Standard & Poor's, "F1" by Fitch and "P-1" by Moody's, provided that where the relevant deposit amount is less than 20% of the aggregate principal amount outstanding of the notes issued by the issuer and the Funding 2 issuers, then the short-term, unguaranteed and unsecured rating required to be ascribed to Northern Rock by Standard & Poor's shall be at least "A-1".

    All amounts held by Funding 2 which are not invested in authorized investments will be deposited in the Funding 2 GIC account. The Funding 2 GIC account is maintained with Northern Rock. The Funding 2 GIC account is subject to a guaranteed investment contract such that the Funding 2 GIC provider has agreed to pay a variable rate of interest on funds in the Funding 2 GIC account of 0.15% per annum below LIBOR for one-month sterling deposits.

    All amounts held by the issuer which are not invested in authorized investments will be deposited in the issuer GIC account. The issuer GIC account is maintained with Northern Rock. The issuer GIC account is subject to a guaranteed investment contract such that the issuer GIC provider has agreed to pay a variable rate of interest on funds in the issuer GIC account of 0.15% per annum below LIBOR for one-month sterling deposits.

    Whilst Northern Rock maintains the issuer GIC account, it will be paid a fee on each monthly payment date equal to the amount calculated by the issuer cash manager as the excess of the issuer available revenue receipts on any monthly payment date available to pay or provide for items (A) through (O) of the issuer pre-enforcement revenue priority of payments on such monthly payment date.


FUNDING 2 LIQUIDITY FACILITY

    Funding 2 may, at any time after the Funding 2 program date and with the prior written consent of the Funding 2 security trustee, establish the Funding 2 liquidity facility, which may be available to make interest and/or principal payments on certain loan tranches and/or other senior expenses of Funding 2 (the payment of which ranks in priority to interest due on the loan tranches).

    The consent of noteholders will not be obtained in relation to the establishment of the Funding 2 liquidity facility.

    The terms of the Funding 2 liquidity facility will be agreed with the Funding 2 liquidity facility provider at the time Funding 2 enters into an applicable agreement. It is expected that the terms of such agreement would require the Funding 2 liquidity facility provider to make available to Funding 2, on the satisfaction of certain conditions, but subject to certain restrictions and limitations, a facility to be utilized towards the making of payments of interest and repayments of principal in respect of certain loan tranches.

    The obligation to pay interest or fees on any Funding 2 liquidity facility will be senior to the obligation to pay amounts due to the Funding 2 basis rate swap provider under the applicable Funding 2 pre-enforcement revenue priority of payments and under the Funding 2 post-enforcement priority of payments.

    Repayment of amounts drawn down under any Funding 2 liquidity facility will be made by Funding 2 prior to making payments of interest and/or principal on the loan tranches.

    Any Funding 2 liquidity facility provider will be a secured creditor of Funding 2 pursuant to the Funding 2 deed of charge. All amounts owing to the Funding 2 liquidity facility provider will, on the service of a Funding 2 intercompany loan enforcement notice

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on Funding 2, rank in priority to all amounts of interest and principal then outstanding from Funding 2 under the global intercompany loan agreement.


START-UP LOANS

    The following section contains a summary of the material terms of the NR start-up loan agreement. The summary does not purport to be complete and is subject to the provisions of the NR start-up loan agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

GENERAL DESCRIPTION

    Pursuant to the NR start-up loan agreement, Northern Rock plc has agreed to make available to us a start-up loan tranche on each closing date.

    At any time after the Funding 2 program date, we may, with the prior written consent of the issuer security trustee, enter into a new start-up loan agreement with a new startup loan provider under which such start-up loan provider will also agree to make available to us a start-up loan tranche on each closing date.

    Each start-up loan tranche will be used to fund (in whole or in part) the issuer reserve fund and to meet the costs and expenses incurred by Funding 2 and us in connection with the issuance of notes, the making of a loan tranche and the acquisition by Funding 2 of the additional Funding 2 share of the trust property. The amount of each start-up loan tranche to be made to us will be described in the applicable prospectus supplement.

    Each start-up loan tranche will constitute a separate debt, due from us to the start-up loan provider. The aggregate of the start-up loan tranches, at any time, will constitute the start-up loan.

INTEREST ON START-UP LOANS

    Each start-up loan tranche will bear interest until repaid at a rate which will be described in the applicable prospectus supplement until repaid. Any unpaid interest will not fall due but will instead be due on the next following monthly payment date on which sufficient funds are available to pay such unpaid amount and pending such payment will itself bear interest. Interest is payable by us on each monthly payment date in respect of such start-up loan tranche.

REPAYMENT OF START-UP LOANS

    We will be obliged to repay the start-up loan only to the extent that we have Funding 2 available revenue receipts after making payments ranking in priority to payments to the start-up loan provider(s) as described under "CASHFLOWS -- DISTRIBUTION OF ISSUER AVAILABLE REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE ISSUER SECURITY" or "CASHFLOWS -- DISTRIBUTION OF ISSUER AVAILABLE PRINCIPAL RECEIPTS AND ISSUER AVAILABLE REVENUE RECEIPTS FOLLOWING ENFORCEMENT OF THE ISSUER SECURITY". Amounts due to the start-up loan provider(s) will be payable on any monthly payment date (and in no order of priority among them, but in proportion to the amounts due) after amounts of interest due to the noteholders. We will have no further recourse to the start-up loan provider(s) after it has repaid the start-up loan(s).

EVENT OF DEFAULT

    It will be an event of default under any start-up loan agreement if we have available funds to pay amounts due to the start-up loan provider(s) and we do not pay them.

ACCELERATION

    Subject to the issuer deed of charge, the start-up loan will become immediately due and payable upon service of a issuer enforcement notice.

GOVERNING LAW

    Each start-up loan agreement will be governed by English law.

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                               THE SWAP AGREEMENTS

    The following section describes, in summary, the material terms of the swap agreements. The description does not purport to be complete and is subject to the provisions of each of the swap agreements, forms of which have been filed as exhibits to the registration statement of which this prospectus is a part.


THE FUNDING 2 BASIS RATE SWAPS

    Some of the mortgage loans in the mortgage portfolio pay a variable rate of interest for a period of time, which may be either linked to the seller's standard variable rate or linked to an interest rate other than the seller's standard variable rate, such as a variable rate offered by a basket of UK mortgage lenders or an interest rate that tracks the Bank of England base rate. Other mortgage loans pay a fixed rate of interest for a period of time.

    The amount of revenue receipts that Funding 2 receives on the mortgage portfolio will fluctuate according to the interest rates applicable to the mortgage loans in the mortgages trust. The amount of interest payable by Funding 2 to us under the loan tranches advanced pursuant to the global intercompany loan agreement, from which amount we will fund, among other things, our payment obligations under the issuer swaps and the notes, will generally be calculated by reference to an interest rate based upon three-month LIBOR, but will be payable in monthly installments. In the light of this, Funding 2 will enter into the Funding 2 basis rate swaps (which comprise certain hedging arrangements).

    The intention of these arrangements (which are entered into between Funding 2 and the Funding 2 basis swap provider) is to enable Funding 2 to receive from the Funding 2 basis swap provider amounts equal to the interest payments due under the global intercompany loan agreement in return for which Funding 2 will pay to the Funding 2 basis swap provider amounts based on the rates of interest on the mortgage loans in the mortgage portfolio applied to the Funding 2 share of the trust property. In computing the rates of interest on the mortgage loans in the mortgage portfolio, the hedging arrangements will assume that on variable rate mortgage loans, the variable rate payable by the borrowers is determined by reference to the average of the standard variable mortgage rates or their equivalent charged to borrowers on residential mortgage loans as published from time to time, after excluding the highest and the lowest rate, of Abbey National PLC, Alliance & Leicester plc, Bradford & Bingley plc, HBOS plc, Lloyds TSB Bank plc, National Westminster Bank plc and Woolwich plc (or such other lenders as may replace such lenders in accordance with the terms and conditions of the hedging arrangements).

    If a payment is to be made by the Funding 2 basis rate swap provider under the Funding 2 basis rate swaps, once received by Funding 2 that payment will be included in the Funding 2 available revenue receipts and will be applied on the relevant monthly payment date according to the relevant Funding 2 priority of payments. If a payment is to be made by Funding 2 under the Funding 2 basis rate swaps, it will be made according to the relevant Funding 2 priority of payments.

    In the event that any of the Funding 2 basis rate swaps terminates prior to the service of a Funding 2 intercompany loan enforcement notice or the latest occurring final repayment date of any loan tranche advanced under the global intercompany loan agreement, Funding 2 shall use its best efforts to enter into a replacement swap transaction on terms acceptable to the rating agencies and the Funding 2 security trustee and with a swap provider whom the rating agencies have previously confirmed in writing to Funding 2 and the Funding 2 security trustee will not cause the then current ratings of our notes to be reduced, withdrawn or qualified.

    Under the terms of the Funding 2 basis rate swaps, in the event that the relevant rating of the Funding 2 basis rate swap provider (or any guarantor of the Funding 2 basis

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rate swap provider) is downgraded by a rating agency below the rating(s)
specified in the Funding 2 basis rate swap agreement (in accordance with the requirements of the rating agencies) and, where applicable, the then-current ratings of the notes would or may, as applicable, be adversely affected as a result of the downgrade, the Funding 2 basis rate swap provider will, as a result of the downgrade, be required to take certain remedial measures. Such measures may include providing collateral for its obligations under the Funding 2 basis rate swaps, arranging for its rights and obligations under the Funding 2 basis rate swaps to be transferred to an entity with the ratings required by the relevant rating agency, procuring another entity with the ratings required by the relevant rating agency to become a co-obligor in respect of its obligations under the Funding 2 basis rate swaps or taking such other action as it may agree with the relevant rating agency. A failure to take such steps will allow Funding 2 to terminate the Funding 2 basis rate swaps, provided that in the event that Funding 2 wishes to designate an early termination date (as defined in the Funding 2 basis rate swap agreement) and there is a payment due to the Funding 2 basis rate swap provider, Funding 2 may only designate such an early termination date if it has found a replacement swap provider.


THE ISSUER SWAPS

    To protect us against certain interest rate, currency and/or other risks in respect of amounts received by us from Funding 2 under the global intercompany loan agreement and amounts payable by us under each series and class of notes, we will, on the closing date for a series and class of notes (and where it is required to hedge such risks) enter into an issuer swap agreement with an issuer swap provider.

    Under each issuer swap:

       (a) we are scheduled to pay to the issuer swap provider:

             (i) on the applicable closing date, where a series and class of notes has been issued in a specified currency other than sterling, an amount in the specified currency equal to the net proceeds of the issue of such notes;

             (ii)where a series and class of notes has been issued in a specified currency other than sterling, on each note payment date in respect of such series and class of notes, an amount in sterling equal to the principal payment (in the specified currency) to be made on such series and class of notes on that note payment date, such amount to be calculated by reference to the relevant specified currency swap rate;

             (iii) on each monthly payment date, an amount in sterling calculated by applying a three month sterling LIBOR rate (or an interpolated sterling LIBOR rate, as applicable) to the principal amount outstanding of such notes; and

       (b) the issuer swap provider is scheduled to pay to us:

             (i) on the applicable closing date, where a series and class of notes has been issued in a specified currency other than sterling, an amount in sterling equal to the net proceeds of the issue of such series and class of notes, converted from the specified currency into sterling at the specified currency swap rate;

             (ii)where a series and class of notes has been issued in a specified currency other than sterling, on each note payment date in respect of such series and class of notes, an amount in the specified currency equal to the principal payments to be made on the relevant series and class of notes on that note payment date;

             (iii) on each note payment date in respect of such series and class notes, an amount in the specified currency equal to the interest to be paid in the specified currency on such series and class of notes on that note payment date.

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     On the earlier to occur of a step-up-date in respect of a series and class of notes and a pass-through trigger event, the issuer swap agreement in respect of that series and class of notes will be adjusted to provide for payments under the issuer swap agreement to be due monthly in order to reflect the monthly payments of interest on the applicable series and class of notes.

    In the event that any issuer swap is terminated prior to the service of an issuer enforcement notice or the final maturity date in respect of the applicable series and class of notes (and where such notes have not been repaid in full), we shall use our best efforts to enter into a replacement issuer swap in respect of that series and class of notes. Any replacement issuer swap must be entered into on terms acceptable to the rating agencies and the issuer security trustee and with a replacement issuer swap provider that the rating agencies have confirmed will not cause the then-current ratings of the applicable notes to be reduced, withdrawn or qualified.

    Under the terms of each issuer swap, in the event that the relevant rating of any issuer swap provider (or any guarantor of the issuer swap provider) is downgraded by a rating agency below the rating(s) specified in the relevant issuer swap agreement (in accordance with the requirements of the rating agencies) (a "SWAP DOWNGRADE EVENT") and, where applicable, the then-current ratings of the notes would or may, as applicable, be adversely affected as a result of the downgrade, such issuer swap provider will be required to take certain remedial measures. Such measures may include providing collateral for its rights and obligations under the relevant issuer swap agreement, arranging for its obligations under the relevant issuer swap agreement to be transferred to an entity with the ratings required by the relevant rating agency, procuring another entity with the ratings required by the relevant rating agency to become a co-obligor in respect of, or guarantor of, its obligations under the relevant issuer swap agreement or taking such other action as it may agree with the relevant rating agency. A failure to take such steps will allow us to terminate the relevant issuer swap agreement, provided that in the event that we wish to designate an early termination date (as defined in the relevant issuer swap agreement) and there is a payment due to the relevant issuer swap provider, we may only designate such an early termination date if it has found a replacement swap provider.


TERMINATION OF THE SWAP TRANSACTIONS

    A swap transaction could also be terminated in certain other circumstances set out in the relevant swap agreement each referred to as a "SWAP EARLY TERMINATION EVENT" which include, but are not limited to, the following circumstances:

       o at the option of one party to the swap transaction, if there is a failure by the other party to pay any amounts due and payable in accordance with the terms of that swap. Certain amounts may be due but not payable in accordance with the terms of the swap as described below under "-- LIMITED RECOURSE AND SWAP PAYMENT OBLIGATION";

       o in the case of the issuer swaps, the note trustee serving an issuer enforcement notice and, in the case of the Funding 2 basis rate swaps, the Funding 2 security trustee serving a Funding 2 intercompany loan enforcement notice;

       o if withholding taxes are imposed on a swap provider's payments due to a change in law;

       o upon the occurrence of certain insolvency events in relation to the parties or its credit support provider, if applicable, or the merger of the relevant swap provider or its credit support provider, if applicable, without an assumption of the obligations under the swap transactions or the relevant credit support document (as the case may be), or changes in law resulting in the obligations of one of the parties or its credit support provider becoming illegal.

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     Upon the occurrence of a swap early termination event in relation to the
Funding 2 basis rate swap agreement, Funding 2 or the Funding 2 basis rate swap provider may be liable to make a swap termination payment to the other. Upon the occurrence of a swap early termination event in relation to an issuer swap agreement, we or the relevant swap provider may be liable to make a swap termination payment to the other. This swap termination payment will be calculated and made in sterling. The amount of any swap termination payment will be based on the market value of the terminated swap based on market quotations of the cost of entering into a swap with the same terms and conditions that would have the effect of preserving the respective full payment obligations of the parties (or based upon loss in the event that no market quotation can be obtained). Any such swap termination payment could be substantial.

    If any swap termination payment is due by us to an issuer swap provider, then pursuant to our obligations under the global intercompany loan agreement, Funding 2 shall pay to us the amount required by us to pay the swap termination payment due to the relevant swap provider. Following the termination of an issuer swap, as a result of a swap provider default with respect to the relevant issuer swap provider, any such swap termination payment will be made by us to the issuer swap provider only after paying interest amounts due on the notes, However, if we cause a default to occur that results in a swap termination payment becoming due from us to an issuer swap provider, such payment will be made by us in the same priority as we pay the relevant interest amounts due on that series and class of notes. We shall apply amounts received from Funding 2 under the global intercompany loan agreement in respect of swap termination payments in accordance with the issuer pre-enforcement revenue priority of payments, the issuer pre-enforcement principal priority of payments or, as the case may be, the issuer post-enforcement priority of payments. The application by us of swap termination payments due to a swap provider may affect the funds available to pay amounts due to the noteholders (see "RISK FACTORS -- YOU MAY BE SUBJECT TO EXCHANGE RATE AND INTEREST RATE RISKS").

    Following termination of a Funding 2 basis rate swap, as a result of a swap provider default with respect to the Funding 2 basis rate swap provider, where a swap termination payment becomes due from Funding 2 to the Funding 2 basis rate swap provider, such payment will be made only after paying interest amounts due on the global intercompany loan and after satisfying any debit balance on the principal deficiency ledger. However, if Funding 2 causes a default to occur that results in a swap termination payment becoming due from Funding 2 to the basis rate swap provider, such payment will be made in priority to the payment of interest amounts due on the global intercompany loan. The application by Funding 2 of swap termination payments due to a Funding 2 basis rate swap provider may affect the funds available to pay amounts due to noteholders (see "RISK FACTORS -- SWAP TERMINATION PAYMENTS MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO MAKE PAYMENTS ON THE NOTES").

    If Funding 2 receives a swap termination payment from the Funding 2 basis rate swap provider, then Funding 2 shall use those funds towards meeting its costs in effecting applicable hedging transactions until a replacement swap transaction is entered into and/or to acquire a replacement swap transaction. We will not receive extra amounts (over and above interest and principal payable under the global intercompany loan agreement) as a result of Funding 2 receiving a swap termination payment.

    If we receive a swap termination payment from an issuer swap provider, then we shall use those funds towards meeting our costs in effecting any applicable hedging transactions until a new issuer swap is entered into and/or to acquire a new issuer swap. You will not receive extra amounts (over and above interest and principal payable on the notes) as a result of us receiving a swap termination payment.

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TAXATION

    Neither we nor Funding 2 are obliged under any of the swap transactions to gross up payments made by them if withholding taxes are imposed on payments made under the swaps.

    A swap provider is always obliged to gross up payments made by it to Funding 2 or us (as applicable) if withholding taxes are imposed on payments made under the swap transactions. If such withholding taxes are imposed due to a change in tax law, a swap provider may have the right to terminate the applicable swap transaction.


LIMITED RECOURSE AND SWAP PAYMENT OBLIGATION

    On any scheduled payment date under the Funding 2 basis rate swaps, Funding 2 will only be obliged to pay an amount to the Funding 2 basis rate swap provider to the extent that Funding 2 has received sufficient funds in respect of the Funding 2 share of the trust property to pay that amount to the Funding 2 basis rate swap provider, subject to and in accordance with the relevant Funding 2 priority of payments. On any scheduled payment date under the Funding 2 basis rate swaps, the Funding 2 basis rate swap provider will only be obliged to pay to Funding 2 an amount that is proportionate to the amount of the payment that it has received from Funding 2 on that date.

    Prior to the enforcement of the issuer security, on any scheduled payment date under the issuer swaps, we will only be obliged to pay an amount to an issuer swap provider in respect of an issuer swap agreement relating to a series and class of notes to the extent that we have received from Funding 2 sufficient funds under the loan tranche related to such series and class of notes to pay that amount to that issuer swap provider, subject to and in accordance with the relevant issuer priority of payments. On any scheduled payment date under the issuer swaps, each issuer swap provider will only be obliged to pay to us an amount that is proportionate to the amount of the payment that it has received from us on or prior to that date.

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             CASH MANAGEMENT FOR THE MORTGAGES TRUSTEE AND FUNDING 2

    The material terms of the cash management agreement are summarized in this section. The summary does not purport to be complete and it is subject to the provisions of the cash management agreement. A form of the cash management agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

    Northern Rock has been appointed by the mortgages trustee, Funding, Funding 2, the security trustee and the Funding 2 security trustee to provide cash management services in relation to the mortgages trustee, Funding and Funding 2.


CASH MANAGEMENT SERVICES TO BE PROVIDED IN RELATION TO THE MORTGAGES TRUST

    The cash manager's duties in relation to the mortgages trust include, but are not limited to:

       (A) determining the current shares and share percentages of Funding, Funding 2 and the seller in the trust property (including the relevant weighted average Funding share percentage, the relevant weighted average Funding 2 share percentage and the relevant weighted average seller share percentage, as applicable) in accordance with the terms of the mortgages trust deed;

       (B) maintaining the following ledgers on behalf of the mortgages trustee:

             o the Funding share/Funding 2 share/seller share ledger, which will record the current shares of Funding, Funding 2 and the seller in the trust property;

             o the losses ledger, which will record losses on the mortgage loans;

             o the principal ledger, which will record principal receipts on the mortgage loans received by the mortgages trustee, payments of principal from the mortgages trustee GIC account to Funding, Funding 2 and the seller and any mortgages trustee retained principal receipts;

             o the revenue ledger, which will record revenue receipts on the mortgage loans received by the mortgages trustee and payments of revenue receipts from the mortgages trustee GIC account to Funding, Funding 2 and the seller;

             o the overpayments ledger, which will record each revenue receipt and/or principal receipt paid by a borrower in excess of the amount required under the terms of the relevant mortgage loan (and in the case of any non-flexible mortgage loan by an amount equal to or less than [GBP]199.99), and which will be sub-divided into sub-ledgers to record overpayments made on non-flexible mortgage loans and flexible mortgage loans;

             o the non-flexible underpayments ledger, which will record underpayments on non-flexible mortgage loans;

             o the re-draws ledger, which will record re-draws on the flexible mortgage loans and which will be sub-divided into sub-ledgers to record cash re-draws and non-cash re-draws;

             o the contributions ledger, which will record the making by Funding, Funding 2 and the seller of contributions to the mortgages trust and the application of such contributions in accordance with the terms of the mortgages trust deed; and

             o the further draw ledger which will record further draws on personal secured loans.

       (C) distributing the mortgages trustee available revenue receipts and the mortgages trustee available principal receipts to Funding, Funding 2 and the seller in accordance with the terms of the mortgages trust deed;

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       (D)   providing the mortgages trustee, Funding, Funding 2, the security trustee, the Funding 2 security trustee and the rating agencies with a quarterly report in relation to the trust property; and

       (E) providing the mortgages trustee and Funding 2 with quarterly management accounts.


CASH MANAGEMENT SERVICES TO BE PROVIDED TO FUNDING 2

    The cash manager's duties in relation to Funding 2 include, but are not limited to:

       (A) determining no later than the distribution date immediately preceding the relevant monthly payment date:

             o the amount of Funding 2 available revenue receipts to be applied on that relevant monthly payment date to pay interest and fees then due under the global intercompany loan agreement; and

             o the amount of Funding 2 available principal receipts to be applied on that relevant monthly payment date to repay principal then due under the global intercompany loan agreement;

       (B) maintaining the following ledgers on behalf of Funding 2:

             o the Funding 2 cash accumulation ledger which will record the principal receipts accumulated by Funding 2 to repay each bullet loan tranche;

             o the Funding 2 principal ledger, which will record the all other principal receipts received by Funding 2 on each distribution date;

             o the Funding 2 revenue ledger, which will record all other amounts received by Funding 2 on each distribution date;

             o the Funding 2 reserve ledger, which will record the amount credited to the Funding 2 reserve fund from time to time, and subsequent withdrawals and deposits in respect of the Funding 2 reserve fund; and

             o the Funding 2 intercompany loan ledger, which will record payments of interest and repayments of principal on each of the loan tranches made under the global intercompany loan agreement;

       (C) investing sums standing to the credit of the Funding 2 GIC account or any other Funding 2 bank account in short-term authorized investments (as defined in the glossary) on behalf of Funding 2 or the Funding 2 security trustee (as the case may be);

       (D) making withdrawals from the Funding 2 reserve account as and when required;

       (E) making any required withdrawals under the Funding 2 liquidity reserve fund(s), if any;

       (F) applying the Funding 2 available revenue receipts and Funding 2 available principal receipts in accordance with the relevant order of priority of payments for Funding 2 contained in the Funding 2 deed of charge;

       (G) providing Funding 2, the issuer, the Funding 2 security trustee and the rating agencies with a monthly report in relation to Funding 2;

       (H) making all returns and filings in relation to Funding 2 and the mortgages trustee and providing or procuring the provision of company secretarial and administration services to them; and

       (I)   maintaining the Funding 2 principal deficiency ledger.

    For the definitions of Funding 2 available revenue receipts, Funding 2 available principal receipts and the Funding 2 pre-enforcement priorities of payments, see "CASHFLOWS".

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COMPENSATION OF CASH MANAGER

    The cash manager is paid an annual fee of [GBP]100,000 for its services which is paid in equal installments monthly in arrear on a monthly payment date. The fee is inclusive of VAT. The fee is subject to adjustment if the applicable rate of VAT changes.

    In addition, the cash manager is entitled to be indemnified for any expenses or other amounts properly incurred by it in carrying out its duties. The cash manager is paid by the mortgages trustee, Funding 2 and Funding proportionately in accordance with and subject to the terms of the mortgages trust deed, the relevant Funding 2 priority of payments and the Funding priority of payments, prior to amounts due to the issuer under the global intercompany loan agreement.


RESIGNATION OF CASH MANAGER

    The cash manager may resign only on giving 12 months' prior written notice to the each Funding security trustee, each Funding beneficiary and the mortgages trustee provided that the Funding security trustees and the Funding beneficiaries and the mortgages trustee each consent in writing to the cash manager's resignation and provided further that:

       o a substitute cash manager has been appointed and a new cash management agreement is entered into on terms satisfactory to the Funding security trustees, the Funding beneficiaries and the mortgages trustee; and

       o the then current ratings of the issuer's notes and the Funding issuers' notes would not be reduced, withdrawn or qualified as a result of that replacement.


TERMINATION OF APPOINTMENT OF CASH MANAGER

    The Funding security trustees, the Funding beneficiaries and/or the mortgages trustee may, upon written notice to the cash manager, terminate the cash manager's rights and obligations immediately on the occurrence of certain events including:

       o the cash manager defaults in the payment of any amount due and fails to remedy such default for a period of 5 London business days after the earlier of becoming aware of the default and receiving a written notice of such default from the Funding security trustees;

       o the cash manager fails to comply with any of its other obligations under the cash management agreement which in the opinion of the Funding 2 security trustee, is materially prejudicial to the interests of the holders of the notes issued by the issuer and does not remedy that failure within 20 days after the earlier of becoming aware of the failure and receiving written notice from the Funding security trustees; or

       o     the cash manager suffers an insolvency event.

    Upon termination of the appointment of the cash manager, each Funding security trustee has agreed to use its reasonable endeavors to appoint a substitute cash manager. Any such substitute cash manager will be required to enter into an agreement on substantially the same terms as the provisions of the cash management agreement and any appointment is conditional upon the rating agencies having previously confirmed in writing to the mortgages trustee, each Funding beneficiary and each Funding security trustee that the then current ratings of the issuer's notes and the notes of the Funding issuers will not be reduced, withdrawn or qualified.

    If the appointment of the cash manager is terminated or it resigns, the cash manager must deliver its books of account relating to the mortgage loans to or at the direction of the mortgages trustee, the Funding beneficiaries or the Funding security trustees, as the case may be. The cash management agreement will terminate automatically when both Funding and Funding 2 have no further interest in the trust property and all amounts

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outstanding under the global intercompany loan agreement and each Funding intercompany loan agreement have been repaid or otherwise discharged.


GOVERNING LAW

    The cash management agreement is governed by English law.





















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                         CASH MANAGEMENT FOR THE ISSUER

    The material terms of the issuer cash management agreement are summarized in this section. The summary does not purport to be complete and it is subject to the terms of the issuer cash management agreement. A form of the issuer cash management agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

    On the Funding 2 program date, we appointed Northern Rock to provide cash management services to us.


CASH MANAGEMENT SERVICES TO BE PROVIDED TO THE ISSUER

    The issuer cash manager's duties include, but are not limited to:

       (A) determining no later than the distribution date immediately preceding the relevant monthly payment date:

             o the issuer available revenue receipts to be applied to pay interest on the notes on that relevant monthly payment date to the applicable issuer swap provider or to the noteholders, as applicable, and to pay amounts due to other creditors of the issuer;

             o the issuer available principal receipts to be applied to pay the applicable swap provider and to repay principal of the notes on that relevant monthly payment date; and

             o such other amounts as are expressed to be calculations and determinations made by the issuer cash manager under the conditions of the notes;

       (B) applying issuer available revenue receipts and issuer available principal receipts in accordance with the relevant order of priority of payments for the issuer set out in the issuer cash management agreement;

       (C) providing the issuer, Funding 2, the note trustee, the issuer security trustee and the rating agencies with quarterly reports in relation to the issuer;

       (D) making all returns and filings required of the issuer and procuring the provision of company secretarial and administration services to the issuer;

       (E) arranging payment of all fees to the London Stock Exchange plc or, as applicable, the Financial Services Authority;

       (F) performing, if necessary, all currency and interest rate conversions free of charge, cost or expense at the relevant exchange rate; and

       (G) calculating required subordinated amounts and determining whether issuance tests and conditions to the repayment of notes have been met.


ISSUER'S BANK ACCOUNT

    As at the Funding 2 program date, the issuer maintains a bank account with the issuer account bank (the "ISSUER TRANSACTION ACCOUNT") and a bank account with Northern Rock (the "ISSUER GIC ACCOUNT"). The issuer may, with the prior written consent of the issuer security trustee, open additional or replacement bank accounts.

    If the short-term, unguaranteed and unsubordinated ratings of the issuer account bank cease to be rated "A-1+" by Standard & Poor's, "P-1" by Moody's or "F1+" by Fitch, then the issuer transaction account will be closed and a new issuer transaction account opened with a bank that has the requisite ratings.


COMPENSATION OF ISSUER CASH MANAGER

    The issuer cash manager will be paid for its services an annual fee of [GBP]100,000 which will be paid in equal installments monthly in arrear on a monthly payment date. The

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fee is inclusive of VAT. The fees will be subject to adjustment if the applicable rate of VAT changes.

    In addition, the issuer cash manager will be entitled to reimbursement for any expenses or other amounts properly incurred by it in carrying out its duties. The issuer cash manager will be paid by the issuer prior to amounts due on the notes.


RESIGNATION OF ISSUER CASH MANAGER

    The issuer cash manager may resign only on giving 12 months' prior written notice to the issuer security trustee and us provided that we and the issuer security trustee have consented in writing to the issuer cash manager's resignation and provided further that:

       o a substitute issuer cash manager has been appointed and a new issuer cash management agreement is entered into on terms satisfactory to the issuer security trustee and us; and

       o that replacement would not cause the then current ratings of the notes to be reduced, withdrawn or qualified.


TERMINATION OF APPOINTMENT OF ISSUER CASH MANAGER

    The issuer or the issuer security trustee may, upon written notice to the issuer cash manager, terminate the issuer cash manager's rights and obligations immediately if any of the following events occurs:

       o the issuer cash manager defaults in the payment of any amount due and fails to remedy such default for a period of 5 London business days after the earlier of becoming aware of the default and receiving written notice of such default from us or the issuer security trustee;

       o the issuer cash manager fails to comply with any of its other obligations under the issuer cash management agreement which in the opinion of the issuer security trustee is materially prejudicial to the noteholders and does not remedy that failure within 20 days after the earlier of becoming aware of the failure and receiving a notice from the issuer security trustee; or

       o     the issuer cash manager suffers an insolvency event.

    Upon termination of the appointment of the issuer cash manager, the issuer security trustee will agree to use its reasonable endeavors to appoint a substitute issuer cash manager. Any such substitute issuer cash manager will be required to enter into an agreement on substantially the same terms as the provisions of the issuer cash management agreement and any appointment is conditional upon the rating agencies having previously confirmed in writing to the issuer and the issuer security trustee that the then current ratings of the issuer's notes will not be reduced, withdrawn or qualified.

    If the appointment of the issuer cash manager is terminated or the issuer cash manager resigns, the issuer cash manager must deliver its books of account relating to the notes to or at the direction of the issuer security trustee. The issuer cash management agreement will terminate automatically when the notes have been fully redeemed.


GOVERNING LAW

    The issuer cash management agreement will be governed by English law.

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                      SECURITY FOR FUNDING 2'S OBLIGATIONS

    To provide security for its obligations under the global intercompany loan agreement and the other transaction documents, Funding 2 has entered into the Funding 2 deed of charge with the Funding 2 secured creditors. A summary of the material terms of the Funding 2 deed of charge is set out below. The summary does not purport to be complete and is subject to the provisions of the Funding 2 deed of charge. This prospectus forms part of the registration statement and a form of the Funding 2 deed of charge has been filed as an exhibit to that registration statement.

    Subject as provided in the following paragraph, Funding 2 has granted the following security to be held by the Funding 2 security trustee for itself and on trust for the benefit of the Funding 2 secured creditors:

       o an assignment by way of first fixed security of the Funding 2 share of the trust property;

       o an assignment by way of first fixed security of all of Funding 2's right, title, interest and benefit in the transaction documents (including for the avoidance of doubt rights against the mortgages trustee under the mortgages trust deed, but excluding all of Funding 2's right, title, interest and benefit in the Funding 2 deed of charge) to which Funding 2 is a party from time to time;

       o a first fixed charge (which may take effect as a floating charge) of Funding 2's right, title, interest and benefit in the Funding 2 GIC account, the Funding 2 transaction account, any Funding 2 swap collateral account and each other account (if any) of Funding 2 and all amounts standing to the credit of those accounts (including all interest accrued on such amounts);

       o a first fixed charge (which may take effect as a floating charge) of Funding 2's right, title, interest and benefit in all authorized investments made by or on behalf of Funding 2 including all income on such investments; and

       o a first floating charge over all the assets and the undertaking of Funding 2 which are not otherwise effectively subject to a fixed charge or assignment by way of security as described in the preceding paragraphs (and also extending over all Funding 2's Scottish assets whether or not effectively charged or assigned by way of security as aforesaid).

    Security which is expressed to be fixed in nature may take effect as floating security depending on the degree of control which the secured party is given over the relevant assets and the degree to which the secured party actually exercises such control.


NATURE OF SECURITY -- FIXED CHARGE OR FLOATING CHARGE

    For an asset to be regarded as being subject to a fixed charge, as a general rule, Funding 2 should not be permitted to deal with such assets without the consent of the Funding 2 security trustee. In this way, the security is said to "fix" over those assets which are expressed to be subject to a fixed charge.

    Unlike fixed charges, a floating charge encumbers a class of assets which may change from time to time. Funding 2 is able to deal with assets which are subject to a floating charge only and to give third parties title to those assets free from the floating charge in the event of sale, discharge or modification, provided that such dealings and transfers of title are in the ordinary course of Funding 2's business. Assets which are acquired by Funding 2 after the Funding 2 program date (including assets acquired upon the disposition of any other asset) and which are not subject to any fixed charge will be subject to the floating charge created by the Funding 2 deed of charge.

    The existence of the floating charge will allow the Funding 2 security trustee to appoint a receiver as an administrative receiver of Funding 2 as long as the capital market exemption is available. The main advantage of the receiver being an administrative receiver is that a person entitled to appoint an administrative receiver can prevent the

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appointment of an administrator, ensuring that in the event of enforcement proceedings commenced in respect of amounts due and owing by Funding 2, the Funding 2 security trustee will be able to control those proceedings in the best interest of the Funding 2 secured creditors. If an administrator of Funding 2 were appointed this would prevent the appointment of a receiver and freeze the enforcement by the Funding 2 secured creditors and the Funding 2 security trustee of rights and remedies without the consent of the administrator or leave of the court.

    The interest of the Funding 2 secured creditors in property and assets over which there is a floating charge will rank behind the expenses of any liquidation or administration and the claims of certain preferential creditors on enforcement of the Funding 2 security. Section 250 of the Enterprise Act 2002 abolishes Crown Preference in relation to all insolvencies (and thus reduces the categories of preferential debts that are to be paid in priority to debts due to the holder of a floating charge) but a new Section 176A of the Insolvency Act 1986 (as inserted by Section 251 of the Enterprise Act 2002) requires a "prescribed part" (up to a maximum amount of [GBP]600,000) of the floating charge realisations available for distribution to be set aside to satisfy the claims of unsecured creditors. This means that the expenses of any liquidation or administration, the claims of preferential creditors and the beneficiaries of the prescribed part will be paid out of the proceeds of enforcement of the floating charge ahead of amounts due to Funding 2 secured creditors. The prescribed part will not be relevant to property subject to a valid fixed security interest or to a situation in which there are no unsecured creditors.

    The floating charge created by the Funding 2 deed of charge may "crystallize" and become a fixed charge over the relevant class of assets owned by Funding 2 at the time of crystallization. Crystallization will occur automatically following the occurrence of specific events set out in the Funding 2 deed of charge, including, among other events, service of a Funding 2 intercompany loan enforcement notice on Funding 2 (except in relation to Scottish assets, in respect of which the floating charge will crystallize only on the appointment of a receiver under it or upon Funding 2 going into liquidation within the meaning of section 247(2) of the Insolvency Act 1986). A crystallized floating charge will continue to rank behind the claims of preferential creditors (as referred to in this section) on enforcement of the Funding 2 security.

    We expect that the appointment of an administrative receiver by the Funding 2 security trustee under the Funding 2 deed of charge will not be prohibited by
Section 72A of the Insolvency Act 1986 as the appointment will fall within the exception set out under Section 72B of the Insolvency Act 1986 (First exception: capital market).


FUNDING 2 PRE-ENFORCEMENT AND POST-ENFORCEMENT PRIORITY OF PAYMENTS

    The Funding 2 deed of charge sets out the order of priority, as at the Funding 2 program date, for the application by the cash manager, prior to the service of a Funding 2 intercompany loan enforcement notice, of amounts standing to the credit of the Funding 2 transaction account on each monthly payment date. This order of priority is described under "CASHFLOWS -- DISTRIBUTION OF FUNDING 2 AVAILABLE REVENUE RECEIPTS PRIOR TO THE ENFORCEMENT OF THE FUNDING 2 SECURITY" and "CASHFLOWS -- DISTRIBUTION OF FUNDING 2 AVAILABLE PRINCIPAL RECEIPTS PRIOR TO THE ENFORCEMENT OF THE FUNDING 2 SECURITY".

    The Funding 2 deed of charge sets out the order or priority, as at the Funding 2 program date, for the application by the Funding 2 security trustee (or the cash manager on behalf of the Funding 2 security trustee), following service of a Funding 2 intercompany loan enforcement notice, of amounts received or recovered by the Funding 2 security trustee or a receiver appointed on its behalf. This order of priority is described under "CASHFLOWS -- DISTRIBUTION OF MONIES FOLLOWING ENFORCEMENT OF THE FUNDING 2 SECURITY".

    If any other Funding 2 issuers are established to issue notes and accordingly to make advances to Funding 2, such Funding 2 issuers and other applicable creditors of Funding 2 will enter into deeds of accession or supplemental deeds in relation to the

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Funding 2 deed of charge which may, depending on the type of notes to be issued, require amendments, amongst other things, to any of the Funding 2 pre-enforcement revenue priority of payments, the Funding 2 pre-enforcement principal priority of payments, and the Funding 2 post-enforcement priority of payments.


ENFORCEMENT

    The Funding 2 deed of charge sets out the circumstances upon which and the procedures by which the Funding 2 security trustee may take steps to enforce the Funding 2 security. The Funding 2 security will become enforceable upon the service on Funding 2 by the Funding 2 security trustee of a Funding 2 intercompany loan enforcement notice (see "THE GLOBAL INTERCOMPANY LOAN AGREEMENT -- FUNDING 2 INTERCOMPANY LOAN EVENTS OF DEFAULT") provided that, if the Funding 2 security has become enforceable otherwise than by reason of a default in payment of any amount due in respect of the AAA loan tranches, the Funding 2 security trustee will not be entitled to dispose of all or part of the assets comprised in the Funding 2 security unless either:

       o a sufficient amount would be realized to allow a full and immediate discharge of all amounts owing in respect of all AAA loan tranches and all prior ranking amounts due by Funding 2; or

       o the Funding 2 security trustee is of the opinion (which shall be binding on the Funding 2 secured creditors), reached after considering the advice of any financial or professional advisers selected by the Funding 2 security trustee (and if the Funding 2 security trustee is unable to obtain such advice having made reasonable efforts to do this, this condition shall not apply), that the cash flow expected to be received by Funding 2 will not, or that there is a significant risk that it will not, be sufficient (as certified to it by Funding 2), having regard to any other relevant actual, contingent or prospective liabilities of Funding 2 to discharge in full over time all amounts owing in respect of all AAA loan tranches and all prior ranking amounts due by Funding 2.

    The Funding 2 security trustee shall not be bound to make the determinations set out above unless it shall have been indemnified and/or secured to its satisfaction against all liabilities to which it may thereby become liable or which it may incur by so doing.


CONFLICTS

    The Funding 2 deed of charge provides that, when exercising its discretion and/or when exercising the rights, benefits, powers, trusts, authorities, directions and obligations expressed to be granted by the Funding 2 deed of charge, the Funding 2 security trustee shall act only at the request or direction of the issuer security trustee. The authority of the issuer security trustee to direct the Funding 2 security trustee to act derives from the issuer's assignment to the issuer security trustee of its rights under the Funding 2 deed of charge.


DELEGATION BY THE FUNDING 2 SECURITY TRUSTEE TO AN AUTHORISED THIRD PARTY

    Subject as provided further in the transaction documents, the Funding 2 security trustee shall be entitled to delegate certain of its functions and rights under the transaction documents pursuant to the administration agreement to one or more authorized third parties whom the rating agencies have previously confirmed in writing to the Funding 2 security trustee and the issuer will not result in the ratings on the notes being reduced, qualified or withdrawn. In the event of any such appointment, the Funding 2 security trustee shall not be required to monitor or supervise the third party's performance and shall not be responsible for any act or omission of such third party or for any loss caused thereby.

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NO ENFORCEMENT BY FUNDING 2 SECURED CREDITORS

    Each of the Funding 2 secured creditors (other than the Funding 2 security trustee and any receiver) has agreed under the Funding 2 deed of charge that only the Funding 2 security trustee may enforce the security created by the Funding 2 deed of charge.


MODIFICATION AND WAIVER, FEES, RETIREMENT AND RESPONSIBILITIES OF THE FUNDING 2 SECURITY TRUSTEE

MODIFICATION AND WAIVER

    Without the consent of any of the Funding 2 secured creditors, the Funding 2 security trustee may:

       o agree to modifications to the transaction documents provided that the Funding 2 security trustee is of the opinion that any such modification would not be materially prejudicial to the interests of the Funding 2 secured creditors or that such modification is of a formal, minor or technical nature or is required by the rating agencies in respect of any other Funding 2 issuer or other person which accedes to the Funding 2 deed of charge; and

       o authorize or waive a proposed or actual breach of any provisions of the transaction documents provided that the Funding 2 security trustee is of the opinion that such breach would not be materially prejudicial to the interests of the Funding 2 secured creditors.

    Any such modification, authorization or waiver will be binding on the Funding 2 secured creditors.

    When formulating its opinion and/or when exercising the rights, benefits, trusts, authorities, directions and obligations under the transaction documents to which it is a party, the Funding 2 security trustee shall as a result of the operation of the provisions of the Funding 2 deed of charge and the issuer deed of charge and the assignment by us of our rights under the Funding 2 deed of charge to the issuer security trustee, act only at the request or direction of the issuer security trustee.

FEES, EXPENSES AND INDEMNITY

    Funding 2 shall reimburse the Funding 2 security trustee for all its costs and expenses properly incurred in acting as Funding 2 security trustee. In addition, Funding 2 shall pay to the Funding 2 security trustee a fee of such amount and on such dates as will be agreed from time to time by the Funding 2 security trustee and Funding 2. Funding 2 shall indemnify the Funding 2 security trustee from and against all proceedings, claims, demands, losses, costs, charges, expenses and liabilities incurred by it or to which it may become liable in connection with the exercise of its trusts, powers, authorities and discretions, or otherwise in respect of any matter done or not done relating to the transaction documents, except where the same is caused by the fraud, gross negligence, willful default or breach of the terms of the Funding 2 deed of charge by the Funding 2 security trustee or any of its officers or employees.

RETIREMENT AND REMOVAL

    Subject to the appointment of a successor security trustee, the Funding 2 security trustee may retire after giving three months' notice in writing to Funding 2. If within 60 days of having given notice of its intention to retire, Funding 2 has failed to appoint a replacement security trustee, the outgoing security trustee will be entitled to appoint its successor (provided that such successor is acceptable to the rating agencies and agrees to be bound by the terms of the Funding 2 deed of charge). Funding 2 may remove the Funding 2 security trustee or appoint a new Funding 2 security trustee at any time provided that it has the approval, which must not be unreasonably withheld or delayed, of the issuer security trustee (who must consult with the Funding 2 secured creditors). In addition, the Funding 2 security trustee may subject to conditions specified in the Funding 2 deed of charge, appoint a co-trustee to act jointly with it.

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ADDITIONAL PROVISIONS OF THE FUNDING 2 DEED OF CHARGE

    The Funding 2 deed of charge contains a range of provisions limiting the scope of the Funding 2 security trustee's duties and liabilities. These provisions include, among others, that the Funding 2 security trustee:

       o may rely on instructions or directions given to it by the issuer security trustee as being given in compliance with the issuer deed of charge and on the advice of any lawyer, banker, accountant or other expert;

       o is not responsible for the legality, admissibility in evidence, adequacy or enforceability of the Funding 2 deed of charge or any other transaction document;

       o may rely on documents believed by it to be genuine provided by any of the mortgages trustee, Funding 2 or the cash manager;

       o may assume that no Funding 2 intercompany loan event of default has occurred unless it has received notice from a Funding 2 secured creditor or the issuer security trustee stating that a Funding 2 intercompany loan event of default has occurred and describing that Funding 2 intercompany loan event of default;

       o is not required to monitor or supervise the functions of the account bank or of any other person under any transaction document;

       o has the power to determine all questions arising in relation to the Funding 2 deed of charge or other transaction document and every determination made shall bind all of the Funding 2 secured creditors;

       o each Funding 2 secured creditor must make its own independent appraisal, without reliance on the Funding 2 security trustee, as to the financial condition and affairs of Funding 2;

       o the Funding 2 security trustee will not be liable for any loss, cost, damage or expense which may be caused by anything done or not done by it under the Funding 2 deed of charge or any other transaction document unless caused by the Funding 2 security trustee's fraud, gross negligence, willful default or breach of the terms of the Funding 2 deed of charge;

       o the Funding 2 security trustee may accept such title as Funding 2 has to the Funding 2 charged property and will not be required to investigate or make inquiry into Funding 2's title to such property; and

       o the Funding 2 security trustee will not be responsible for any shortfall which may arise because it is liable to tax in respect of the Funding 2 charged property or the proceeds of the enforcement of such property.

    The Funding 2 security trustee makes no statement or representation in this prospectus, has not authorized or caused the issue of any part of it and takes no responsibility for any part of it. The Funding 2 security trustee does not guarantee the performance of the notes or the payment of principal or interest on the notes.


GOVERNING LAW

    The Funding 2 deed of charge will be governed by and construed in accordance with English law, except for any terms of the Funding 2 deed of charge which are particular to the law of Scotland, which shall be construed in accordance with Scots law.

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                      SECURITY FOR THE ISSUER'S OBLIGATIONS

    To provide security for its obligations under the notes and the other transaction documents, the issuer has entered into the issuer deed of charge with the issuer secured creditors. A summary of the material terms of the issuer deed of charge is set out below. The summary does not purport to be complete and is subject to the provisions of the issuer deed of charge. This prospectus is a part of the registration statement, and a form of the issuer deed of charge has been filed as an exhibit to that registration statement.


ISSUER SECURITY

    The issuer has granted the following security to be held by the issuer security trustee for itself and on trust for the benefit of the issuer secured creditors (which definition includes the noteholders):

       o an assignment by way of first fixed security of the issuer's rights and claims in respect of all security and other rights held on trust by the Funding 2 security trustee pursuant to the Funding 2 deed of charge;

       o an assignment by way of first fixed security of the issuer's right, title, interest and benefit in the transaction documents to which it is a party, including the global intercompany loan agreement, the Funding 2 deed of charge, each issuer swap agreement, the paying agent and agent bank agreement, the programme agreement, each subscription agreement, each underwriting agreement, the corporate services agreement, the issuer bank account agreement, the issuer cash management agreement and the trust deed;

       o a first fixed charge (which may take effect as a floating charge) of the issuer's right, title, interest and benefit in the issuer transaction account, the issuer GIC account, any issuer swap collateral account and each other account (if any) of the issuer, and all amounts or securities standing to the credit of those accounts (including all interest or other income or distributions earned on such amounts or securities);

       o a first fixed charge (which may take effect as a floating charge) of the issuer's right, title, interest and benefit in all authorized investments made by or on behalf of the issuer, including all monies and income payable under those investments; and

       o a first floating charge over all the assets and undertaking of the issuer which are not otherwise effectively subject to a fixed charge or assignment by way of security as described in the preceding paragraphs.

    Security which is expressed to be fixed in nature may take effect as floating security depending on the degree of control which the secured party is given over the relevant assets and the degree to which such secured party exercises such control.


NATURE OF SECURITY -- FIXED CHARGE OR FLOATING CHARGE

    For a description of the nature and certain consequences of taking fixed charges and floating charges see "SECURITY FOR FUNDING 2'S OBLIGATIONS -- NATURE OF SECURITY -- FIXED CHARGE OR FLOATING CHARGE". We expect that an appointment of an administrative receiver by the issuer security trustee under the issuer deed of charge will not be prohibited by Section 72A of the Insolvency Act 1986 as the appointment will fall within the exception set out under Section 72B of the Insolvency Act 1986 (First exception: Capital Market).


ISSUER PRE-ENFORCEMENT AND POST-ENFORCEMENT PRIORITY OF PAYMENTS

    The issuer deed of charge sets out the order of priority for the application of cash by the issuer cash manager prior to the service of an issuer enforcement notice. This payment order of priority is described under "CASHFLOWS".

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     The issuer deed of charge sets out the order of priority for the application by the issuer security trustee (or the issuer cash manager on its behalf), following service of an issuer enforcement notice, of amounts received or recovered by the issuer security trustee or a receiver appointed on its behalf. This order of priority is described under "CASHFLOWS".

    On the issuance of any series and class of notes, any new issuer swap providers or start-up loan providers will enter into deeds of accession or supplemental deeds in relation to the issuer deed of charge which may, depending on the type of notes to be issued, require amendments, amongst other things, to any of the issuer pre-enforcement revenue priority of payments, the issuer pre-enforcement principal priority of payments, and the issuer post- enforcement priority of payments.


ENFORCEMENT

    The issuer security will become enforceable upon the service on the issuer of an issuer enforcement notice.


CONFLICTS

    The issuer deed of charge contains provisions which require the issuer security trustee, whilst the notes are outstanding, to act only at the direction of the note trustee. If, in the sole opinion of the note trustee, there may be a conflict as among noteholders, the note trustee will have regard to the interests of the class of noteholders with the highest-ranking notes only. If there is a conflict between the interests of the class A noteholders of one series and the class A noteholders of another series or group of series, or conflict between the class B noteholders of one series and the class B noteholders of another series or group of series, or conflict between the class M noteholders of one series and the class M noteholders of another series or group of series, or conflict between the class C noteholders of one series and the class C noteholders of another series or group of series or conflict between the class D noteholders of one series and the class D noteholders of another series or group of series, then a resolution directing the note trustee to take any action shall be deemed to have been duly passed only if passed at separate meetings of the holders of each series of the class A notes or, as applicable, each series of the class B notes, each series of the class M notes, each series of the class C notes or each series of the class D notes subject to the conflict. In all cases, the issuer security trustee will only be obliged to act if it is indemnified to its satisfaction. For more information on how conflicts between noteholders are resolved, see "DESCRIPTION OF THE US NOTES -- 11. MEETINGS OF NOTEHOLDERS, MODIFICATIONS AND WAIVER".


NO ENFORCEMENT BY ISSUER SECURED CREDITORS

    Each of the issuer secured creditors (other than the issuer security trustee and the note trustee acting on behalf of the noteholders) agrees under the issuer deed of charge that only the issuer security trustee may enforce the security created by the issuer deed of charge and it will not take steps directly against the issuer to recover amounts owing to it by the issuer unless the issuer security trustee has become bound to enforce the issuer security but has failed to do so within 30 days of becoming so bound.


MODIFICATION AND WAIVER, FEES, RETIREMENT AND RESPONSIBILITIES OF THE ISSUER SECURITY TRUSTEE

MODIFICATION AND WAIVER

    Without the consent of any of the noteholders or any of the other issuer secured creditors, the issuer security trustee may:

       o agree to modifications to the transaction documents provided that the issuer security trustee is of the opinion that such modification will not be materially prejudicial to the interests of the issuer secured creditors or that such modification is of a formal, minor or technical nature; and

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       o     authorize or waive a proposed or actual breach of any provisions of the notes or of any other transaction documents provided that the issuer security trustee is of the opinion that such breach will not be materially prejudicial to the interests of the issuer secured creditors.

    Any such modification, authorization or waiver will be binding on the issuer secured creditors.

    As a result of the operation of the provisions of the issuer deed of charge, when formulating its opinion and/or when exercising the rights, benefits, trusts, authorities, directions and obligations under the transaction documents to which it is a party, the issuer security trustee shall, whilst any of the notes are outstanding, act only at the request or direction of the note trustee.

FEES, EXPENSES AND INDEMNITY

    The issuer will reimburse the issuer security trustee for all costs and expenses properly incurred in acting as issuer security trustee. In addition, the issuer shall pay to the issuer security trustee a fee of such amount and on such dates as will be agreed from time to time by the issuer security trustee and the issuer. The issuer shall indemnify the issuer security trustee from and against all proceedings, claims, demands, losses, costs, charges, expenses and liabilities incurred by it or to which it may become liable in connection with the exercise of its trusts, powers, authorities and discretions, or otherwise in respect of any matter done or not done relating to the transaction documents, except where the same is caused by the fraud, gross negligence, willful default or breach of the terms of the issuer deed of charge by the issuer security trustee or any of its officers or employees.

RETIREMENT AND REMOVAL

    Subject to the appointment of a successor issuer security trustee, the issuer security trustee may retire after giving three months' notice in writing to the issuer. If within 60 days of having given notice of its intention to retire, the issuer has failed to appoint a replacement issuer security trustee, the outgoing issuer security trustee will be entitled to appoint a successor (provided that such successor is acceptable to the rating agencies and agrees to be bound by the terms of the issuer deed of charge). The issuer may remove the issuer security trustee or appoint a new issuer security trustee at any time provided that it has the approval, which must not be unreasonably withheld or delayed, of the issuer secured creditors. In addition, the issuer security trustee may, subject to the conditions specified in the issuer deed of charge, appoint a co-trustee to act jointly with it.

ADDITIONAL PROVISIONS OF THE ISSUER DEED OF CHARGE

    The issuer deed of charge will contain a range of provisions regulating the scope of the issuer security trustee's duties and liabilities. These include the following:

       o the issuer security trustee is not responsible for the legality, admissibility in evidence, adequacy or enforceability of the issuer deed of charge or any other transaction document;

       o the issuer security trustee may assume that no note event of default has occurred unless the issuer security trustee has received express notice from an issuer secured creditor stating that a note event of default has occurred and describing that note event of default;

       o the issuer security trustee is not required to monitor or supervise the functions of the issuer account bank or of any other person under any transaction document;

       o the issuer security trustee has the power to determine all questions arising in relation to the issuer deed of charge or other transaction document entered into by the issuer and every determination made shall bind the noteholders and all of the other issuer secured creditors;

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       o     each noteholder and each other issuer secured creditor must make its own independent appraisal, without reliance on the issuer security trustee, as to the financial condition and affairs of the issuer;

       o the issuer security trustee will not be liable for any loss, cost, damage or expense which may be caused by anything done or not done by it under the issuer deed of charge or any other transaction document unless caused by the issuer security trustee's fraud, gross negligence, willful default or breach of the terms of the issuer deed of charge;

       o the issuer security trustee may accept such title as the issuer has to the issuer charged property and will not be required to investigate or make inquiry into the issuer's title to such property;

       o the issuer security trustee will not be responsible for any shortfall which may arise because it is liable to tax in respect of the issuer charged property or the proceeds of such property; and

       o the issuer security trustee is not required to take steps or action in connection with the transaction documents (including enforcing the issuer security) unless (1) whilst the notes are outstanding it has been directed or instructed to do so the noteholders in accordance with Conditions 10 and 11 (see "DESCRIPTION OF THE US NOTES") or (2) following the redemption of the notes, by any other issuer secured creditor provided that, in each case, it has been indemnified and/or secured to its satisfaction against all costs, liabilities and claims which it may incur or in respect of which it may become liable.

    The issuer security trustee makes no statement or representation in this prospectus, has not authorized or caused the issue of any part of it and takes no responsibility for any part of it. The issuer security trustee does not guarantee the performance of the notes or the payment of principal or interest on the notes.


GOVERNING LAW

    The issuer deed of charge is governed by English law.

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                          DESCRIPTION OF THE TRUST DEED

    The principal agreement governing the notes is the trust deed dated on or about the Funding 2 program date and made between the issuer and the note trustee. A summary of the material terms of the trust deed is set out below. The summary does not purport to be complete and it is subject to the provisions of the trust deed. A form of the trust deed has been filed as an exhibit to the registration statement and this prospectus forms part of the registration statement.

    The trust deed sets out the forms of the global note certificates and the individual note certificates. It also sets out the conditions for the issue of individual note certificates and/or the cancellation of any notes. The paying agent and agent bank agreement contains detailed provisions regulating the appointments of the paying agents and other agents.

    The trust deed also contains covenants made by the issuer in favor of the note trustee and the noteholders. The main covenants are that the issuer will pay interest on, and repay the principal of, each of the notes when due. Some of the covenants also appear in the terms and conditions of the notes (see "DESCRIPTION OF THE US NOTES"). The issuer also covenants that it will do all things necessary to maintain the listing on the official list of the UK Listing Authority and to maintain trading of the notes on the Market and to keep in place a common depository, paying agents and an agent bank, and further covenants with the note trustee that it will comply with and perform and observe all its obligations in the trust deed. The trust deed provides for delivery to the note trustee of an annual statement signed by two directors of the issuer to the effect that no note event of default exists or has existed since the date of the previous annual statement and that the issuer has complied with all its obligations under the issuer transaction documents (to which it is a party) throughout the preceding financial year, except as specified in such statement.

    The trust deed provides that the class A noteholders' interests take precedence for so long as class A notes of any series are outstanding and thereafter the interests of class B noteholders take precedence for so long as the class B notes of any series are outstanding and thereafter the interests of class M noteholders take precedence for so long as the class M notes of any series are outstanding and thereafter the interests of the class C noteholders take precedence for so long as the class C notes of any series are outstanding and thereafter the interests of the class D notes take precedence for so long as the class D notes of any series are outstanding. Certain basic terms of each class of notes may not be amended without the consent of the majority of the holders of that class of note and the consent of the majority of the holders of the other classes of affected notes outstanding (see "DESCRIPTION OF THE US NOTES").

    The trust deed sets out the terms under which the note trustee is appointed, the indemnification of the note trustee, the payment it receives and the extent of the note trustee's authority to act beyond its statutory powers under English law. The note trustee is also given the ability to appoint a delegate or agent in the execution of any of its duties under the trust deed. The trust deed sets out the circumstances in which the note trustee may resign or retire.

    The trust deed includes certain provisions required by the US Trust Indenture Act of 1939. These provisions include, but are not limited to:

       (a)   maintenance of a noteholder list by the note trustee;

       (b) provision of annual reports and other information by the issuer to the note trustee;

       (c) ability of noteholders to waive certain past defaults of the issuer;

       (d) duty of the note trustee (following a note event of default) to use the same degree of care in exercising its responsibilities as would be exercised by a prudent person conducting their own affairs;

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       (e)   duty of the note trustee to notify all noteholders of any note event of default of which it has actual knowledge; and

       (f) right of the note trustee to resign at any time by notifying the issuer in writing, and the ability of the issuer to remove the note trustee under certain circumstances.

    Finally, the trust deed provides that until the notes have been paid in full, they shall be entitled to the benefit of and be bound by the terms and conditions of the trust deed. The trust deed will be discharged with respect to the collateral securing the notes upon the delivery to the note trustee for cancellation of all the notes or, with certain limitations, upon deposit with the note trustee of funds sufficient for the payment in full of all the notes.


TRUST INDENTURE ACT PREVAILS

    The trust deed contains a stipulation that, if any provision of the trust deed limits, qualifies or conflicts with another provision which is required to be included in the trust deed by, and is not subject to a contractual waiver under, the US Trust Indenture Act of 1939, as amended, the required provision of that Act shall be deemed to be incorporated into the trust deed and shall prevail.


GOVERNING LAW

    The trust deed will be governed by English law.

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                                    THE NOTES

    Each issuance of notes will be authorized by a resolution of the board of directors of the issuer prior to the relevant closing date. Each issue of notes will be constituted by a deed or deeds supplemental to the trust deed between the issuer and the note trustee, as trustee for, among others, the holders for the time being of the notes. The trust deed includes provisions which enable it to be modified or supplemented and any reference to the trust deed is a reference also to the document as modified or supplemented in accordance with its terms.

    The material terms of the notes are described in this prospectus. However, the statements set out in this section with regard to the notes and the global note certificates representing the notes are subject to the detailed provisions of the trust deed. The trust deed will include the forms of the global note certificates and the forms of the individual note certificates. A paying agent and agent bank agreement between the issuer, the note trustee, Citibank, N.A. in London as "PRINCIPAL PAYING AGENT", the other paying agents (together with the principal paying agent, called the "PAYING AGENTS"), the transfer agent, the registrar and the agent bank, regulates how payments will be made on the notes and how determinations and notifications will be made. The parties to the paying agent and agent bank agreement will include, on an ongoing basis, any successor party appointed in accordance with its terms.

    Each class of each series of notes will be represented initially by a global note certificate in registered form without interest coupons attached. The US notes will initially be offered and sold pursuant to a registration statement, of which this prospectus forms a part, filed with the SEC. The Reg S notes, which are not being offered by this prospectus, will initially be offered and sold outside the United States to non-US persons pursuant to Regulation S under the Securities Act. The global note certificates representing the US notes offered by this prospectus (the "US GLOBAL NOTE CERTIFICATES") will be deposited with Citibank, N.A., as the custodian for, and registered in the name of Cede & Co., as nominee of The Depository Trust Company, referred to in this prospectus as "DTC". On confirmation from the custodian that it holds the US global note certificates, DTC will record book-entry interests in the beneficial owner's account or the participant account through which the beneficial owner holds its interests in the notes. These book-entry interests will represent the beneficial owner's beneficial interest in the relevant US global note certificates.

    The amount of notes represented by each global note certificate is evidenced by the register maintained for that purpose by the registrar. Together, the notes represented by the global note certificates and any outstanding individual note certificates will equal the aggregate principal amount of the notes outstanding at any time. However, except as described under "-- INDIVIDUAL NOTE CERTIFICATES", individual note certificates shall not be issued.

    Beneficial owners may hold their interests in the global note certificates only through DTC, Clearstream, Luxembourg or Euroclear, as applicable, or indirectly through organizations that are participants in any of those systems. Ownership of these beneficial interests in a global note certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC, Clearstream, Luxembourg or Euroclear (with respect to interests of their participants) and the records of their participants (with respect to interests of persons other than their participants). By contrast, ownership of direct interests in a global note certificate will be shown on, and the transfer of that ownership will be effected through, the register maintained by the registrar. Because of this holding structure of the notes, beneficial owners of notes may look only to DTC, Clearstream, Luxembourg or Euroclear, as applicable, or their respective participants for their beneficial entitlement to those notes. The issuer expects that DTC, Clearstream, Luxembourg or Euroclear will take any action permitted to be taken by a beneficial owner of notes only at the direction of one or more participants to whose account the interests in a global note certificate is credited and only in respect of that portion of the aggregate

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principal amount of notes as to which that participant or those participants has or have given that direction.

    Beneficial owners will be entitled to the benefit of, will be bound by and will be deemed to have notice of, all the provisions of the trust deed and the paying agent and agent bank agreement. Beneficial owners can see copies of these agreements at the principal office for the time being of the note trustee, which is, as of the date of this document, The Bank of New York, London Branch and at the specified office for the time being of each of the paying agents. Pursuant to its obligations under the Listing Rules made by the UK Listing Authority, the issuer will maintain a paying agent in the United Kingdom until the date on which the listed notes are finally redeemed.


PAYMENT

    Principal and interest payments on the US notes will be made via the paying agents to DTC or its nominee, as the registered holder of the US global note certificates. DTC's practice is to credit its participants' accounts on the applicable note payment date according to their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that note payment date.

    Payments by DTC, Clearstream, Luxembourg and Euroclear participants to the beneficial owners of notes will be governed by standing instructions, customary practice, and any statutory or regulatory requirements as may be in effect from time to time, as is now the case with securities held by the accounts of customers registered in "STREET NAME". These payments will be the responsibility of the DTC, Clearstream, Luxembourg or Euroclear participant and not of DTC, Clearstream, Luxembourg, Euroclear, any paying agent, the note trustee or the issuer. None of the issuer, the note trustee, any underwriter nor any paying agent will have any responsibility or liability for any aspect of the records of DTC, Clearstream, Luxembourg or Euroclear relating to or payments made by DTC, Clearstream, Luxembourg or Euroclear on account of beneficial interests in the global note certificates or for maintaining, supervising or reviewing any records of DTC, Clearstream, Luxembourg or Euroclear relating to those beneficial interests.


CLEARANCE AND SETTLEMENT

THE CLEARING SYSTEMS

    DTC has advised us and the underwriters that it intends to follow the following procedures:

    DTC will act as securities depository for the US global note certificates. The US notes represented by the US global note certificates will be issued as securities registered in the name of Cede & Co. (DTC's nominee).

    DTC has advised us that it is a:

       o     limited-purpose trust company organized under New York Banking Law;

       o     "banking organization" within the meaning of New York Banking Law;

       o     member of the Federal Reserve System;

       o "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

       o "clearing agency" registered under the provisions of Section 17A of the Exchange Act.

    DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others including securities brokers and dealers, banks and trust companies that clear through or

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maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

    Transfers between participants on the DTC system will occur under DTC rules. Transfers between participants on the Clearstream, Luxembourg system and participants in the Euroclear system will occur under their rules and operating procedures.

    Purchases of notes under the DTC system must be made by or through DTC participants, which will receive a credit for the notes on DTC's records. The ownership interest of each actual beneficial owner is in turn to be recorded on the DTC participants' and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. However, beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the beneficial owner entered into the transaction. Transfer of ownership interests in the US notes are to be accomplished by entries made on the books of DTC participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in notes unless use of the book-entry system for the notes described in this section is discontinued.

    To facilitate subsequent transfers, all offered global note certificates deposited with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of these offered global note certificates with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the ultimate beneficial owners of the notes. DTC's records reflect only the identity of the DTC participants to whose accounts the beneficial interests are credited, which may or may not be the actual beneficial owners of the notes. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to beneficial owners will be governed by arrangements among them and by any statutory or regulatory requirements in effect from time to time.

    Redemption notices for the US notes represented by the offered global note certificates will be sent to DTC. If less than all of those notes are being redeemed by investors, DTC's practice is to determine by lot the amount of the interest of each participant in those notes to be redeemed.

    Neither DTC nor Cede & Co. will consent or vote on behalf of the US notes. Under its usual procedures, DTC will mail an omnibus proxy to the issuer as soon as possible after the record date, which assigns the consenting or voting rights of Cede & Co. to those DTC participants to whose accounts the book-entry interests are credited on the record date, identified in a list attached to the proxy.

    The issuer understands that under existing industry practices, when the issuer requests any action of noteholders or when a beneficial owner desires to give or take any action which a noteholder is entitled to give or take under the trust deed, DTC generally will give or take that action, or authorize the relevant participants to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners through them.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the issuer believes to be reliable, but the issuer takes no responsibility for the accuracy thereof.

    Clearstream, Luxembourg and Euroclear each hold securities for their participating organizations and facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in accounts of those participants, thereby eliminating the need for physical movement of securities. Clearstream, Luxembourg and Euroclear provide various services including safekeeping,

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administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg and Euroclear also deal with domestic securities markets in several countries through established depository and custodial relationships.

    Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Transactions may be settled in Clearstream, Luxembourg and Euroclear in any of numerous currencies, including United States dollars and euro. Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

    The Euroclear system was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. The Euroclear system is operated by Euroclear Bank S.A./N.V. (the "EUROCLEAR OPERATOR"). All operations are conducted by the Euroclear operator. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator.

    Euroclear participants include banks -- including central banks -- securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

    Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing use of Euroclear and the related Operating Procedures of the Euroclear system. These terms and conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments for securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

    As the holders of book-entry interests, beneficial owners will not have the right under the trust deed to act on solicitations by the issuer for action by noteholders. Beneficial owners will only be able to act to the extent they receive the appropriate proxies to do so from DTC, Clearstream, Luxembourg or Euroclear or, if applicable, their respective participants. No assurances are made about these procedures or their adequacy for ensuring timely exercise of remedies under the trust deed.

    No beneficial owner of an interest in a note represented by a global note certificate will be able to transfer that interest except in accordance with applicable procedures, in addition to those provided for under the trust deed, of DTC, Clearstream, Luxembourg and Euroclear, as applicable. The laws of some jurisdictions require that some purchasers of securities take physical delivery of those securities in definitive form. These laws and limitations may impair the ability to transfer beneficial interests in a note represented by a global note certificate. See "RISK FACTORS -- YOU WILL NOT RECEIVE PHYSICAL NOTES, WHICH MAY CAUSE DELAYS IN DISTRIBUTIONS AND HAMPER YOUR ABILITY TO PLEDGE OR RESELL THE NOTES".

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CLEARANCE AND SETTLEMENT

INITIAL SETTLEMENT

    The offered global note certificates for each series and class of notes will be delivered on the relevant closing date to Citibank, N.A., as custodian for DTC. Customary settlement procedures will be followed for participants of each system on that closing date. Notes will be credited to investors' securities accounts on the relevant closing date against payment in same-day funds.

SECONDARY TRADING

    Secondary market sales of book-entry interests in US notes between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled using the procedures applicable to conventional United States corporate debt obligations.

    Although DTC, Clearstream, Luxembourg and Euroclear have agreed to these procedures to facilitate transfers of interests in securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are not obligated to perform these procedures. Additionally, these procedures may be discontinued at any time. None of the issuer, any agent, the underwriters or any affiliate of any of the foregoing, or any person by whom any of the foregoing is controlled for the purposes of the Securities Act, will have any responsibility for the performance by DTC, Clearstream, Luxembourg, Euroclear or their respective direct or indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations or for the sufficiency for any purpose of the arrangements described in this prospectus.


INDIVIDUAL NOTE CERTIFICATES

    Beneficial owners of US notes will only be entitled to receive individual note certificates under the following limited circumstances:

       o as a result of any amendment to, or change in, the laws or regulations of the United Kingdom (or any political subdivision thereof) or of any authority therein or thereof having power to tax or in the interpretation or administration of such laws or regulations which becomes effective on or after the relevant closing date, the issuer or any paying agent is or will be required to make any deduction or withholding from any payment on the notes that would not be required if the notes were represented by individual note certificates; or

       o DTC notifies the issuer that it is unwilling or unable to hold the offered global note certificates or is unwilling or unable to continue as, or has ceased to be, a clearing agency registered under the Exchange Act and, in each case, the issuer cannot appoint a successor within 90 days of such notification.

    In no event will individual note certificates in bearer form be issued. Any individual note certificate will be issued in registered form in minimum denominations as specified in the related prospectus supplement. Any individual note certificates will be registered in that name or those names as the registrar shall be instructed by DTC, Clearstream, Luxembourg and Euroclear, as applicable. It is expected that these instructions will be based upon directions received by DTC, Clearstream, Luxembourg and Euroclear from their participants reflecting the ownership of book-entry interests. To the extent permitted by law, the issuer, the note trustee and any paying agent shall be entitled to treat the person in whose names any individual note certificate is registered as the absolute owner thereof. The paying agent and agent bank agreement contains provisions relating to the maintenance by a registrar of a register reflecting ownership of the notes and other provisions customary for a registered debt security.

    Any person receiving individual note certificates will not be obligated to pay or otherwise bear the cost of any tax or governmental charge or any cost or expense relating to insurance, postage, transportation or any similar charge, which will be solely the responsibility of the issuer. No service charge will be made for any registration of transfer or exchange of any individual note certificates.

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                           DESCRIPTION OF THE US NOTES

    The following is a summary of the material terms and conditions of the US notes, numbered 1 to 16. This summary does not need to be read with the actual terms and conditions of the US notes in order to learn all the material terms and conditions of the US notes. The complete terms and conditions of the US notes are set out in the trust deed, a form of which has been filed as an exhibit to the registration statement, and in the event of a conflict, the terms and conditions of the notes set out in the trust deed will prevail.

    References in this section to the "NOTES" mean collectively the class A notes, the class B notes, the class M notes, the class C notes and the class D notes of each series. Furthermore, this section, as elsewhere in this prospectus, provides information on the Reg S notes that are not being offered to the public in the United States by this prospectus. This information is provided only to enhance your understanding of the US notes. Each series and class of notes will be the subject of the following documents:

       o a trust deed dated the Funding 2 program date between the note trustee and us and a deed or deeds supplemental to the trust deed entered into between the note trustee and us from time to time;

       o a paying agent and agent bank agreement dated the Funding 2 program date between the principal paying agent, the agent bank, the other paying agents, the transfer agent, the registrar, the note trustee and us;

       o an issuer deed of charge dated the Funding 2 program date between issuer security trustee, the note trustee, the issuer swap providers, certain other parties and us; and

       o if applicable to a series and class of notes, an issuer swap agreement dated the closing date in respect of such series and class of notes, between the issuer swap provider and us.

    When we refer to the parties to these documents, the reference includes any successor to that party validly appointed.

    Initially the parties will be as follows:

       o     Granite Master Issuer plc, as issuer;

       o Citibank, N.A., as principal paying agent, US paying agent, agent bank, transfer agent and registrar; and

       o The Bank of New York, as Funding 2 security trustee, issuer security trustee and note trustee.

    The noteholders will be bound by and deemed to have notice of all of the provisions of the trust deed (including each deed supplemental thereto), the issuer deed of charge, the global intercompany loan agreement, the Funding 2 deed of charge, the issuer cash management agreement, the paying agent and agent bank agreement and the issuer swap agreements which are applicable to them. Noteholders can view drafts of those documents at our registered office and the specified office of any of the paying agents after the Funding 2 program date.

    There is no English law that prohibits US residents from holding notes solely because of their residence outside the UK.

    There are no UK governmental laws or regulations other than in relation to withholding tax, as described under "MATERIAL UNITED KINGDOM TAX CONSEQUENCES -- WITHHOLDING TAX", that restrict payments made to non-UK resident noteholders.


1. FORM, DENOMINATION, REGISTER, TITLE AND TRANSFERS

    The US notes are being offered and sold to the public in the United States and to institutional investors outside the United States.

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    The US notes are in global registered form, without coupons attached.

    Transfers and exchanges of beneficial interests in notes represented by global note certificates are made in accordance with the rules and procedures of DTC, Euroclear and/ or Clearstream, Luxembourg, as applicable.

    Global note certificates will be exchanged for individual note certificates in definitive registered form only under certain limited circumstances. If individual note certificates are issued, they will be serially numbered and issued in an aggregate principal amount equal to the principal amount outstanding of the relevant global note certificates and in registered form only.

    The registrar will maintain a register in respect of the US notes in accordance with the provisions of the paying agent and agent bank agreement. References in this section to a "HOLDER" of a US note means the person in whose name such US note is for the time being registered in the register (or, in the case of a joint holding, the first named thereof) and "NOTEHOLDER" shall be construed accordingly. A "NOTE CERTIFICATE" will be issued to each noteholder in respect of its registered holding. Each note certificate will be numbered serially with an identifying number that will be recorded in the register.

    The holder of each US note shall (except as otherwise required by law) be treated as the absolute owner of such US note for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing on the note certificate relating thereto (other than the endorsed form of transfer) or any notice of any previous loss or theft of such note certificate) and no person shall be liable for so treating such holder.

    Subject to the provisions below, a US note may be transferred upon surrender of the relevant note certificate, with the endorsed form of transfer duly completed, at the specified offices of the registrar or any transfer agent specified in the paying agent and agent bank agreement, together with such evidence as the registrar or (as the case may be) such transfer agent may reasonably require to prove the title of the transferor and the authority of the individuals who have executed the form of transfer; provided, however, that a US note may not be transferred unless the principal amount of US notes transferred and (where not all of the US notes held by a holder are being transferred) the principal amount of the balance of US notes not transferred are authorized holdings. Where not all the US notes represented by the surrendered note certificate are the subject of the transfer, a new note certificate in respect of the balance of the US notes will be issued to the transferor.

    Within five commercial business days of such surrender of a note certificate, the registrar will register the transfer in question and deliver a new note certificate of a like principal amount to the US notes transferred to each relevant holder at its specified office or (as the case may be) the specified office of any transfer agent or (at the request and risk of any such relevant holder) by uninsured first class mail (and by airmail if the holder is overseas) to the address specified for the purpose by such relevant holder. In this paragraph, "COMMERCIAL BUSINESS DAY" means a day on which commercial banks are open for business (including dealings in foreign currencies) in the city where the registrar or (as the case may be) the relevant transfer agent has its specified office.

    The transfer of a US note will be effected without charge by or on behalf of us, the registrar or any transfer agent but against such indemnity as the registrar or (as the case may be) such transfer agent may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such transfer.

    Noteholders may not require transfers to be registered during the period of 15 days ending on the due date for any payment of principal or interest in respect of the US notes.

    All transfers of US notes and entries on the register are subject to the detailed regulations concerning the transfer of US notes scheduled to the paying agent and agent bank agreement. We may change the regulations with the prior written approval of the

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note trustee and the registrar. A copy of the current regulations will be mailed
(free of charge) by the registrar to any noteholder who requests in writing a copy of such regulations.


2. STATUS, SECURITY AND PRIORITY

    The notes of each series and class are our direct, secured and unconditional obligations and will at all times rank equally, without preference or priority amongst themselves.

    Subject to the provisions of numbers 4 and 5 and subject to the other payment conditions set out in the applicable prospectus supplement and the other transaction documents:

       o the class A notes of each series will rank without preference or priority between themselves but in priority to the class B notes, the class M notes, the class C notes and the class D notes of any series;

       o the class B notes of each series will rank without preference or priority between themselves but in priority to the class M notes, the class C notes and the class D notes of any series;

       o the class M notes of each series will rank without any preference or priority between themselves but in priority to the class C notes and the class D notes of any series; and

       o the class C notes of each series will rank without any preference or priority between themselves but in priority to the class D notes of any series; and

       o the Class D notes of each series will rank without preference or priority between themselves.

    The note trustee is required to have regard to the interests of all classes of noteholders equally. However, except where the transaction documents expressly provide otherwise, if there are any class A notes outstanding (of any series) and if there is or may be a conflict between the interests of the class A noteholders and the interests of the class B noteholders and/or the class M noteholders and/or the class C noteholders and/or the class D noteholders (of that series or any other series), then the note trustee will have regard to the interests of the class A noteholders only. Except where the transaction documents expressly provide otherwise, if there are no class A notes outstanding and there are any class B notes outstanding (of any series), and if there is or may be a conflict between the interests of the class B noteholders and the interests of the class M noteholders and/or the class C noteholders and/or the class D noteholders (of that series or any other series), then the note trustee will have regard to the interests of the class B noteholders only. Except where the transaction documents expressly provide otherwise, if there are no class A notes outstanding and no class B notes outstanding and there are any class M notes outstanding (of any series), and if there is or may be a conflict between the interests of the class M noteholders and the interests of the class C noteholders and/or the class D noteholders (of that series or any other series), then the note trustee will have regard to the interests of the class M noteholders only. Except where the transaction documents expressly provide otherwise, if there are no class A notes outstanding, no class B notes outstanding and no class M notes outstanding and there are class C notes outstanding (of any series), and if there is or may be a conflict between the interests of the class C noteholders and the interests of the class D noteholders (of that series or any other series), then the note trustee will have regard to the interests of the class C noteholders only.

    Except in certain limited circumstances described in number 11, there is no limitation on the power of class A noteholders to pass an effective extraordinary resolution the exercise of which is binding on the class B noteholders, the class M noteholders, the class C noteholders and the class D noteholders. As described in number 11 there are provisions limiting the power of the class B noteholders, the class M noteholders, the

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class C noteholders and the class D noteholders to pass an effective extraordinary resolution, depending on its effect on the class A noteholders. Likewise, except in the limited circumstances described in number 11, there is no limitation on the power of class B noteholders to pass an effective extraordinary resolution the exercise of which is binding on the class M noteholders, the class C noteholders and the class D noteholders. As described in number 11 there are provisions limiting the power of the class M noteholders, the class C noteholders and the class D noteholders to pass an effective extraordinary resolution, depending on its effect on the class B noteholders. Likewise, except in the limited circumstances described in number 11, there is no limitation on the power of class M noteholders to pass an effective extraordinary resolution the exercise of which is binding on the class C noteholders and the class D noteholders. As described in number 11 there are provisions limiting the power of the class C noteholders and the class D noteholders to pass an effective extraordinary resolution, depending on its effect on the class M noteholders. Likewise, except in the limited circumstances described in number 11, there is no limitation on the power of class C noteholders to pass an effective extraordinary resolution the exercise of which is binding on the class D noteholders. As described in number 11 there are provisions limiting the power of the class D noteholders to pass an effective extraordinary resolution, depending on its effect on the class C noteholders.

    The note trustee, in determining whether any exercise by it of any power, discretion or duty under the transaction documents will not be materially prejudicial to the interests of the noteholders (or any series and/or class of noteholders), will have regard to confirmations (if issued) from each of the rating agencies that the then current ratings of the relevant notes will not be reduced, withdrawn or qualified by that exercise and any other confirmation which it considers, in its sole and absolute discretion, is appropriate. The rating agencies will not be obliged to provide such confirmations if so requested by the note trustee.

    The security for the payment of amounts due under the notes is created by the issuer deed of charge. We have created the security in favor of the issuer security trustee who will hold it for itself and on behalf of the issuer secured creditors (which definition includes the note trustee and the noteholders).


3. COVENANTS

    If any note is outstanding, we will not, unless it is provided in or permitted by the terms and conditions of the notes or the terms of the transaction documents to which we are a party or by the written consent of the note trustee:

       o create or permit to subsist any mortgage, standard security, pledge, lien, charge or other security interest on the whole or any part of its present or future assets or undertakings;

       o sell, assign, transfer, lease or otherwise dispose of or grant any option or right to acquire over, all or any of its assets, properties or undertakings or any interest or benefit in its assets or undertakings;

       o permit any other person other than itself and the issuer security trustee (as to itself and on behalf of the issuer secured creditors) to have any equitable or beneficial interest in any of its assets or undertakings;

       o have an interest in any bank account other than our bank accounts maintained pursuant to the transaction documents;

       o carry on any business other than as described in this prospectus (as revised supplemented and/or amended from time to time) or as contemplated in the transaction documents relating to the issue of the notes;

       o incur any indebtedness in respect of borrowed money whatsoever or give any guarantee or indemnity in respect of any indebtedness or obligation of any person;

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       o     consolidate with or merge with any person or transfer substantially all of its properties or assets to any person;

       o waive or consent to the modification or waiver of any of the obligations relating to the issuer security;

       o     have any employees, premises or subsidiaries;

       o pay any dividend or make any other distributions to its shareholders or issue any further shares or alter any rights attaching to its shares as at the date of the issuer deed of charge;

       o     purchase or otherwise acquire any notes; or

       o engage in any activities in the United States (directly or through agents), or derive any income from United States sources as determined under United States income tax principles, or hold any property if doing so would cause it to be engaged in a trade or business within the United States as determined under United States income tax principles.


4. INTEREST

(A) Interest on fixed rate notes

    Each fixed rate note bears interest on its principal amount outstanding from (and including) the interest commencement date at the rate(s) per annum equal to the rate(s) of interest payable, subject as provided in the terms and conditions, in arrear on the note payment date(s) in each year specified for such note in the applicable prospectus supplement up to (and including) the final maturity date.

    Except as provided in the applicable prospectus supplement, the amount of interest payable in respect of any fixed rate note on each note payment date for a fixed interest period ending on (but excluding) such date will amount to the fixed coupon amount. Payments of interest on any note payment date will, if so specified for such note in the applicable prospectus supplement, amount to the broken amount so specified.

    If interest is required to be calculated in respect of any fixed rate note for a period other than a fixed interest period, such interest shall be calculated by applying the rate of interest specified for such note in the applicable prospectus supplement to the principal amount outstanding on such note, multiplying such sum by the applicable day count fraction, and rounding the resultant figure to the nearest sub-unit of the relevant specified currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.

    "DAY COUNT FRACTION" means, in respect of the calculation of an amount of interest in respect of a fixed rate note:

       (i) if "Actual/Actual (ISMA)" is specified for such note in the applicable prospectus supplement:

             (a) in the case of notes where the number of days in the relevant period from (and including) the most recent note payment date for such notes (or, if none, the interest commencement date) to (but excluding) the relevant note payment date (the "ACCRUAL PERIOD") is equal to or shorter than the determination period during which the accrual period ends, the number of days in such accrual period divided by; the product of:

                 (1) the number of days in such determination period and

                 (2) the number of determination dates (as specified in the applicable prospectus supplement) that would occur in one calendar year; or

             (b) in the case of notes where the accrual period is longer than the determination period during which the accrual period ends, the sum of:

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                 (1) the number of days in such accrual period falling in the determination period in which the accrual period begins divided by the product of (x) the number of days in such determination period and (y) the number of determination dates that would occur in one calendar year; and

                 (2) the number of days in such accrual period falling in the next determination period divided by the product of (x) the number of days in such determination period and (y) the number of determination dates that would occur in one calendar year; and

       (ii) if "30/360" is specified for such note in the applicable prospectus supplement, the number of days in the period from (and including) the most recent note payment date for such note (or, if none, the interest commencement date) to (but excluding) the relevant note payment date (such number of days being calculated on the basis of a year of 360 days with twelve 30-day months) divided by 360.

(B) Interest on floating rate notes and index linked interest notes

    (i) Note payment dates

             Each floating rate note or index linked interest note bears interest on its principal amount outstanding from (and including) the interest commencement date and such interest will be payable in arrear on the note payment date(s) in each year specified for such note in the applicable prospectus supplement. Such interest will be payable in respect of each interest period.

             If a business day convention is specified for a floating rate note or index linked interest note in the applicable prospectus supplement and (x) if there is no numerically corresponding day in the calendar month in which a note payment date should occur or (y) if any note payment date would otherwise fall on a day that is not a business day, then, if the business day convention specified is:

             (a) in any case where specified periods are specified in accordance with paragraph (i)(b) above, the "floating rate convention", the note payment date for such note (i) in the case of (x) above, shall be the last day that is a business day in the relevant month and the provisions of (B) below shall apply mutatis mutandis or (ii) in the case of (y) above, shall be postponed to the next day which is a business day unless it would thereby fall into the next calendar month, in which event
                 (A) such note payment date shall be brought forward to the immediately preceding business day and (B) each subsequent note payment date shall be the last business day in the month which falls the specified period after the preceding applicable note payment date occurred; or

             (b) the "following business day convention", the note payment date for such note shall be postponed to the next day which is a business day; or

             (c) the "modified following business day convention", the note payment date for such note shall be postponed to the next day which is a business day unless it would thereby fall into the next calendar month, in which event such note payment date shall be brought forward to the immediately preceding business day; or

             (d) the "preceding business day convention", the note payment date for such note shall be brought forward to the immediately preceding business day.

    (ii) Rate of interest

             The rate of interest payable from time to time in respect of a floating rate note or index linked interest note will be determined in the manner specified in the applicable prospectus supplement.

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       (a) ISDA Determination for floating rate notes

             Where "ISDA Determination" is specified for such note in the applicable prospectus supplement as the manner in which the rate of interest is to be determined, the rate of interest for each interest period will be the relevant ISDA rate plus or minus (as indicated for such note in the applicable prospectus supplement) the margin (if any). For the purposes of this subparagraph (a), "ISDA RATE" for an interest period means a rate equal to the floating rate that would be determined by the principal paying agent or other person specified in the applicable prospectus supplement under an interest rate swap transaction if the principal paying agent or that other person were acting as calculation agent for that swap transaction under the terms of an agreement incorporating the ISDA definitions and under which:

             (1) the floating rate option is as specified for such note in the applicable prospectus supplement;

             (2) the designated maturity is the period specified for such note in the applicable prospectus supplement; and

             (3) the relevant reset date is either (i) if the applicable floating rate option is based on LIBOR or EURIBOR for a currency, the first day of that interest period, or (ii) in any other case, as specified for such note in the applicable prospectus supplement.

             For the purposes of this sub-paragraph (a), "FLOATING RATE", "CALCULATION AGENT", "FLOATING RATE OPTION", "DESIGNATED MATURITY" and "RESET DATE" have the meanings given to those terms in the ISDA definitions.

    (b) Screen rate determination for floating rate notes

             Where "Screen Rate Determination" is specified for a floating rate note in the applicable prospectus supplement as the manner in which the rate of interest for such note is to be determined, the rate of interest for each interest period will, subject as provided below, be either:

             (1) the offered quotation (if there is only one quotation on the relevant screen page); or

             (2) the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,

             (expressed as a percentage rate per annum) for the reference rate which appears or appear, as the case may be, on the relevant screen page as at 11.00 a.m. (London time, in the case of LIBOR, or Brussels time, in the case of EURIBOR) on the interest determination date in question plus or minus the margin (if any), all as determined by the agent bank. If five or more of such offered quotations are available on the relevant screen page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the agent bank for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.

             The issuer paying agent and agent bank agreement contains provisions for determining the rate of interest pursuant to this sub-paragraph (b) in the event that the relevant screen page is not available or if, in the case of (1) above, no such offered quotation appears or, in the case of (2) above, fewer than three such offered quotations appear, in each case as at the time specified in the preceding paragraph.

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             If the reference rate from time to time in respect of a floating rate note is specified for such note in the applicable prospectus supplement as being other than LIBOR or EURIBOR, the rate of interest in respect of such note will be determined as provided for such note in the applicable prospectus supplement.

    (iii) Minimum rate of interest and/or maximum rate of interest

             If the applicable prospectus supplement specifies a minimum rate of interest for a floating rate note or index linked interest note for any interest period, then, in the event that the rate of interest for such note in respect of such interest period determined in accordance with the provisions of paragraph (ii) above is less than such minimum rate of interest, the rate of interest for such note for such interest period shall be such minimum rate of interest.

             If the applicable prospectus supplement specifies a maximum rate of interest for such note for any interest period, then, in the event that the rate of interest for such note in respect of such interest period determined in accordance with the provisions of paragraph
             (ii) above is greater than such maximum rate of interest, the rate of interest for such note for such interest period shall be such maximum rate of interest.

    (iv) Determination of rate of interest and calculation of interest amounts

             The agent bank, in the case of floating rate notes, and the calculation agent (as specified in the applicable prospectus supplement), in the case of index linked interest notes, will at or as soon as practicable after each time at which the rate of interest is to be determined, determine the rate of interest for the relevant interest period. In the case of index linked interest notes, the calculation agent will notify the agent bank of the rate of interest for the relevant interest period as soon as practicable after calculating the same.

             The agent bank will calculate the amount of interest payable on the floating rate notes or index linked interest notes in respect of each specified denomination (each an "INTEREST AMOUNT") for the relevant interest period. each interest amount shall be calculated by applying the rate of interest to the principal amount outstanding of each note, multiplying such sum by the applicable day count fraction, and rounding the resultant figure to the nearest sub-unit of the relevant specified currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.

             "DAY COUNT FRACTION" means, in respect of the calculation of an amount of interest for a floating rate note or index linked interest note in accordance with this paragraph (iv) for any interest period:

             (a) if "Actual/365" or "Actual/Actual (ISDA)" is specified for such note in the applicable prospectus supplement, the actual number of days in the interest period divided by 365 (or, if any portion of that interest period falls in a leap year, the sum of (a) the actual number of days in that portion of the interest period falling in a leap year divided by 366 and (b) the actual number of days in that portion of the interest period falling in a non-leap year divided by 365);

             (b) if "Actual/365 (Fixed)" is specified for such note in the applicable prospectus supplement, the actual number of days in the interest period divided by 365;

             (c) if "Actual/365 (Sterling)" is specified for such note in the applicable prospectus supplement, the actual number of days in the interest period divided by 365 or, in the case of a note payment date falling in a leap year, 366;

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             (d) if "Actual/360" is specified for such note in the applicable prospectus supplement, the actual number of days in the interest period divided by 360;

             (e) if "30/360", "360/360" or "Bond Basis" is specified for such note in the applicable prospectus supplement, the number of days in the interest period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with twelve 30-day months (unless (a) the last day of the interest period is the 31st day of a month but the first day of the interest period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month, or (b) the last day of the interest period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month)); and

             (f) if "30E/360" or "Eurobond Basis" is specified for such note in the applicable prospectus supplement, the number of days in the interest period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with twelve 30-day months, without regard to the date of the first day or last day of the interest period unless, in the case of the final interest period, the final maturity date (or, as the case may be, extended due for note payment date) is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month).

    (v) Notification of rate of interest and interest amounts

             The agent bank will cause the rate of interest and each interest amount for each interest period and the relevant note payment date to be notified to the note trustee, the issuer security trustee, the issuer cash manager, the paying agents, the registrar and to any stock exchange or other relevant competent authority or quotation system on which the relevant floating rate notes or index linked interest notes are for the time being listed, quoted and/or traded or by which they have been admitted to listing and to be published in accordance with condition 14 as soon as possible after their determination but in no event later than the fourth business day thereafter. Each interest amount and note payment date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of an extension or shortening of the interest period. Any such amendment or alternative arrangements will be promptly notified to the note trustee and each stock exchange or other relevant authority on which the relevant floating rate notes or index linked interest notes are for the time being listed or by which they have been admitted to listing and to noteholders in accordance with number 14.

    (vi) Determination or calculation by note trustee

             If for any reason at any relevant time after the closing date, the agent bank or, as the case may be, the calculation agent defaults in its obligation to determine the rate of interest for a floating rate note or index linked interest note or the agent bank defaults in its obligation to calculate any interest amount for such note in accordance with sub-paragraph (ii)(a) or (b) above or as otherwise specified in the applicable note supplement, as the case may be, and in each case in accordance with paragraph (iv) above, the note trustee shall determine the rate of interest at such rate as, in its absolute discretion (having such regard as it shall think fit to the foregoing provisions of this condition, but subject always to any minimum rate of interest or maximum rate of interest specified for such note in the applicable note supplement), it shall deem fair and reasonable in all the circumstances or, as the case may be, the note trustee shall calculate the interest amount(s) in such manner as it shall deem fair and reasonable in all

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             the circumstances and each such determination or calculation shall be deemed to have been made by the agent bank or the calculation agent, as the case may be.

    (vii) Certificates to be final

             All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions set out in this number 4(b), whether by the agent bank or the calculation agent or the note trustee shall (in the absence of willful default, bad faith or manifest error) be binding on the us, the issuer cash manager, the principal paying agent, the calculation agent, the other paying agents, the note trustee and all noteholders and (in the absence of willful default or bad faith) no liability to us or the noteholders shall attach to the agent bank or the calculation agent or the note trustee in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.

(C) Interest on dual currency interest notes

    In the case of a dual currency interest note where the rate or amount of interest falls to be determined by reference to an exchange rate, the rate or amount of interest shall be determined in the manner specified for such note in the applicable prospectus supplement.

(D) Accrual of interest

    Interest (if any) will cease to accrue on each note (or in the case of the redemption of part only of a note, that part only of such note) on the due date for redemption thereof unless, upon due presentation thereof, payment of principal is improperly withheld or refused in which event, interest will continue to accrue as provided in the trust deed.

(E) Deferred interest

    To the extent that the funds available to us, subject to and in accordance with the relevant issuer priority of payments, to pay interest on any series and class of notes (other than the most senior class of notes of any series then outstanding) on a note payment date (after discharging our liabilities of a higher priority) are insufficient to pay the full amount of such interest, payment of the shortfall attributable to such series and class of notes ("DEFERRED INTEREST"), will not then fall due but will instead be deferred until the first note payment date for such notes thereafter on which sufficient funds are available (after allowing for our liabilities of a higher priority and subject to and in accordance with the relevant issuer priority of payments) to fund the payment of such deferred interest to the extent of such available funds.

    Such deferred interest will accrue interest ("ADDITIONAL INTEREST") at the rate of interest applicable from time to time to the applicable series and class of notes and payment of any additional interest will also be deferred until the first note payment date for such notes thereafter on which funds are available (after allowing for our liabilities of a higher priority subject to and in accordance with the relevant issuer priority of payments) to us to pay such additional interest to the extent of such available funds.

    Amounts of deferred interest and additional interest shall not be deferred beyond the final maturity date of the applicable series and class of notes, when such amounts will become due and payable.

    Payments of interest due on a note payment date in respect of the most senior class of notes of any series then outstanding will not be deferred. In the event of the delivery of an issuer enforcement notice (as described in number 9), the amount of interest in respect of such notes that was due but not paid on such note payment date will itself bear interest at the applicable rate until both the unpaid interest and the interest on that interest are paid.

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5. REDEMPTION, PURCHASE AND CANCELLATION

(A) Final redemption

    If the US notes have not previously been redeemed in full as described in this number 5, we will redeem each series and class of notes at their then principal amount outstanding together with all accrued interest on the final maturity date in respect of such series and class of notes.

(B) Mandatory redemption of the notes in part

    On each note payment date, other than a note payment date on which a series and class of notes are to be redeemed under numbers 5(A), (D), (E) or (F), we shall repay principal in respect of such notes in an amount equal to:

       (i) (a) prior to the earlier to occur of the step-up date (if any) in respect of such notes and a pass-through trigger event (and subject to the terms of the issuer deed of charge regarding the funding, replenishment and application of the issuer reserve fund) the lower of:

                 (1) the amount due to be paid on such note payment date as specified for such notes in the applicable prospectus supplement; and

                 (2) the amount (if any) repaid on the corresponding loan
                     payment date in respect of the related loan tranche and pursuant to the global intercompany loan agreement (and which is available, under the terms of the issuer deed of charge and the issuer cash management agreement to repay principal in respect of such notes) converted, where the specified currency for such notes is not sterling, into the specified currency at the specified currency exchange rate for such notes;

             provided that, in the case of any series and class of pass-through notes, the amount of principal to be repaid by us in respect of such notes on the applicable note payment date shall be calculated in accordance with sub-paragraph (2) above; or

             (b) following the earlier to occur of the step-up date (if any) in respect of such notes and a pass-through trigger event (whereupon each following monthly payment date shall constitute a note payment date) and subject to the terms of the issuer deed of charge regarding the funding, replenishment and application of the issuer reserve fund, the amount (if any) repaid on the corresponding loan payment date in respect of the related loan tranche and pursuant to the global intercompany loan agreement converted, where the specified currency for such notes is not sterling, into the specified currency at the specified currency exchange rate; and

       (ii) the amount standing to the credit of the issuer reserve fund which is available (subject to the terms of the issuer deed of charge) to repay principal in respect of such notes converted where the specified currency for such notes is not sterling, into sterling at the specified currency exchange rate for such notes.

    To the extent that there are insufficient funds available to us to repay the amount due to be paid on such note payment date, we will be required to repay the shortfall, to the extent that we receive funds therefor (and subject to the terms of the issuer deed of charge and the issuer cash management agreement) on subsequent note payment dates in respect of such notes.

(C) Note principal payments and principal amount outstanding

    On the distribution date immediately preceding each note payment date (the "NOTE DETERMINATION DATE"), the issuer cash manager or we will determine the following:

       o the amount of each principal payment payable on each US note of each series and class, called the "NOTE PRINCIPAL PAYMENT";

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       o     the principal amount outstanding of each US note of that series and class on the note determination date which is the specified denomination of each US note of that series and class as at the applicable closing date less the aggregate of all note principal payments that have been paid in respect of that note; and

       o the fraction, or pool factor, obtained by dividing the principal amount outstanding of each US note by the specified denomination of each note of that series and class as at the applicable closing date.

    We will notify the amounts and dates determined to the agent bank, paying agents, note trustee, the issuer security trustee, the registrar and each stock exchange on which the notes are listed and we shall also publish such amounts and dates in accordance with number 14 by no later than the business day after the relevant note payment date.

    If we or the issuer cash manager fails to make a determination as described, the note trustee will calculate the note principal payment, principal amount outstanding and pool factor as described in this paragraph (C) in the manner the note trustee in its discretion considers fair and reasonable in the circumstances, having regard to paragraph (C) above, and each of these determinations or calculations will be deemed to have been made by us. If this happens, the issuer cash manager and the noteholders and we will be bound by the determinations made.

(D) Optional Redemption in Full

    We may, by giving not less than 30 and not more than 60 days prior notice to the note trustee and the noteholders, redeem a series and class of notes at the then redemption amount together with any accrued interest on the following dates:

       o the date specified as the "STEP-UP DATE" for such notes in the applicable prospectus supplement and on any payment date for such notes thereafter. This gives us the option to redeem a series and class of notes on or after the step-up date for interest for that series and class of notes; and

       o any such note payment date for such notes on which the aggregate principal amount outstanding of such notes and all other classes of notes of the same series is less than 10% of the aggregate principal amount outstanding of such series of notes as at the closing date on which such notes were issued.

    We may only redeem the notes as described above if we have prior to the date of such notice provided to the note trustee a certificate to the effect that (1) we will have funds available to make the required payment of principal and interest due in respect of the notes on the relevant note payment date, including any amounts required to be paid in priority to or in the same priority as the notes outstanding in accordance with the issuer deed of charge and the cash management agreement and (2) the repayment tests will be satisfied following the making of such redemptions.

(E) Optional redemption for tax and other reasons

    If we satisfy the note trustee that on the next note payment date for a series and class of notes either:

       (i) we would be required to withhold or deduct from amounts due on a series and class of notes, any amount on account of any present or future taxes or duties or governmental charges; or

       (ii) Funding 2 would be required to withhold or deduct from amounts due in respect of the loan tranche under the global intercompany loan agreement which was funded by such notes, any amount on account of any present or future taxes or duties or governmental charges; and

       (iii) such obligation of us or Funding 2, as the case may be, cannot be avoided by us or Funding 2, as the case may be, taking reasonable measures available to us or it,

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then we will use reasonable endeavors to arrange the substitution of a company incorporated in another jurisdiction and approved by the note trustee in order to avoid such a situation, provided that we will not be required to do so if that would require registration of any new security under US securities laws or would materially increase the disclosure requirements under US law or the costs of issuance.

    If we are unable to arrange a substitution as described above, then we may, by giving not less than thirty and not more than sixty days' prior notice to the note trustee and the noteholders, redeem all (but not some only) of such notes at their redemption amount together with any accrued interest on the next following note payment date in respect of such notes, provided that, prior to giving any such notice, we shall deliver to the note trustee (1) a certificate signed by two of our directors stating that the circumstances referred to in (i) or (ii) and (iii) above prevail and setting out details of such circumstances, and (2) an opinion in form and substance satisfactory to the note trustee of independent legal advisers of recognized standing to the effect that we have or will become obliged to pay such additional amounts as a result of such change or amendment. The note trustee shall be entitled to accept such certificate and opinion as sufficient evidence of the satisfaction of the circumstance set out in (i) or (ii) and (iii) above, in which event they shall be conclusive and binding on the noteholders. We may only redeem the notes as described above if we have prior to the date of such notice provided to the note trustee a certificate to the effect (1) that we will have funds available to make the required payment of principal and interest due in respect of the notes on the relevant note payment date, including any amounts required to be paid in priority to or in the same priority as the notes outstanding in accordance with the issuer deed of charge and the issuer cash management agreement and (2) the repayment tests will be satisfied following the making of such redemptions.

    In addition to the foregoing, if at any time it becomes unlawful for us to make, fund or allow to remain outstanding under the global intercompany loan agreement, then we may require Funding 2 upon giving not more than 60 nor less than 30 days' (or such shorter period as may be required under any relevant law) prior written notice to us, the issuer security trustee and the note trustee (whereupon we will notify you in accordance with number 14), to prepay the global intercompany loan on any loan payment date subject to and in accordance with the provisions of the global intercompany loan agreement to the extent necessary to cure such illegality. Such monies received by us shall be used to prepay the notes in full, together with any accrued interest, on the equivalent note payment date.

(F) Optional Redemption for Implementation of Capital Requirements Directive

    If the Capital Requirements Directive has been implemented in the United Kingdom, whether by rule of law, recommendation or best practice or by any other regulation, then on the note payment date for a series and class of notes specified in the applicable prospectus supplement (if any) and any note payment date for such notes thereafter, we may, by giving not more than 60 nor less than 30 days' (or such shorter period as may be required under any relevant law) prior notice to the note trustee and the noteholders, redeem all (but not some only) of such series and class of notes at their redemption amount together with any accrued interest on the next following note payment date for such notes, provided that an issuer enforcement notice has not been served. We may only redeem the notes as described above if we have prior to the date of such notice provided to note trustee a certificate to the effect that (1) we will have the funds available to make the required payment of principal and interest due in respect of the notes on the relevant note payment date, including any amounts required to be paid in priority to or in the same priority as the notes outstanding in accordance with the issuer deed of charge and the cash management agreement, and (2) the repayment tests will be satisfied following the making of such redemptions.

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(G) Redemption amounts

    For the purposes of this Condition 5, "REDEMPTION AMOUNT" means, in respect of any series and class of notes, the amount specified in relation to such notes in the applicable prospectus supplement or, if not specified:

       (i) in respect of each note (other than a zero coupon note), the principal amount outstanding of such note; and

       (ii) in respect of each zero coupon note, an amount (the "AMORTISED FACE AMOUNT") calculated in accordance with the following formula:

             redemption amount = RP x (1 + AYy)

             where:

             RP  =   the reference price;

             AY  =   the accrual yield expressed as a decimal; and

             y   =   a fraction, the numerator of which is equal to the number
                     of days (calculated on the basis of a 360-day year consisting of 12 months of 30 days each) from (and including) the first closing date of the applicable series and class of notes to (but excluding) the date fixed for redemption or, as the case may be, the date upon which such note becomes due and payable and the denominator of which is 360.

    If the amount payable in respect of any zero coupon note upon redemption of such zero coupon note pursuant to number 5(A), (B), (D), (E) or (F) above or upon its becoming due and repayable as provided in number 9 is improperly withheld or refused, the amount due and repayable in respect of such note shall be the amount calculated as provided in paragraph (b) above as though the reference therein to the date fixed for the redemption or, as the case may be, the date upon which such note becomes due and payable were replaced by reference to the date which is the earlier of:

       (i) the date on which all amounts due in respect of such note have been paid; and

       (ii) the date on which the full amount of the moneys payable in respect of such note has been received by the principal paying agent or the note trustee or the registrar and notice to that effect has been given to the noteholders in accordance with number 14.


6. PAYMENTS

    Payments of principal and interest in respect of the notes will be made to the persons in whose names the global note certificates are registered on the register at the opening of business in the place of the registrar's specified office on the fifteenth day before the due date for such payment. Such date is called the "RECORD DATE". Payments shall be made by wire transfer of immediately available funds, if such registered holder shall have provided wiring instructions no less than five business days prior to the record date, or otherwise by check mailed to the address of such registered holder as it appears in the register at the opening of business on the record date. In the case of the final redemption, and provided that payment is made in full, payment will only be made against surrender of those global note certificates to the registrar.

    All payments on the US notes are subject to any applicable fiscal or other laws and regulations. Noteholders will not be charged commissions or expenses on these payments.

    If the due date for payment of any amount on the US notes is not a payment business day, noteholders will not be entitled to payment of the amount due in that place until the next payment business day and noteholders shall not be entitled to any further interest or other payment as a result of that delay.

    If a paying agent makes a partial payment on a US note, the registrar will endorse on that US global note certificate a statement indicating the amount and date of that payment.

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    If payment of principal of a US note is improperly withheld or refused, the interest which continues to accrue will still be payable in accordance with the usual procedures.

    We can, at any time, vary or terminate the appointment of any paying agent and can appoint successor or additional paying agents, registrar or transfer agent. If we do this, we must ensure that we maintain a paying agent in London, a paying agent in New York and a registrar. We will ensure that at least 30 days' notice of any change in the paying agents, registrar or transfer agent or their specified offices is given to noteholders in accordance with number 14.

    Subject as described earlier in relation to the deferral of interest, if payment of interest on a note is not paid for any other reason when due and payable, the unpaid interest will itself bear interest at the applicable rate until both the unpaid interest and the interest on that interest are paid.


7. PRESCRIPTION

    Claims against us for payment of interest and principal on redemption will become void if the relevant note certificates are not surrendered for payment within the time limit for payment. That time limit is ten years from the due date of such notes. If there is a delay in the paying agents or, as applicable, the note trustee, receiving the funds, then the due date, for the purposes of this time limit, is the date on which it notifies you, in accordance with number 14, that it has received the relevant payment.


8. TAXATION

    Payments of interest and principal will be made without making any withholding or deduction for or on account of any tax unless a withholding or deduction is required by any applicable law. If a withholding or deduction for or on account of tax is made, the relevant paying agent or we will account to the relevant authority for the amount so withheld or deducted. Neither we nor any paying agent are required to make any additional payments to noteholders for such withholding or deduction.


9. EVENTS OF DEFAULT

(A) Class A noteholders

    The note trustee in its absolute discretion may give notice to us of a class A note event of default (as defined below) in respect of the class A notes (a "CLASS A ISSUER ENFORCEMENT NOTICE"), and shall give such notice if it is indemnified to its satisfaction and it is:

       o requested to do so in writing by the holders of at least one quarter of the aggregate principal amount outstanding of the class A notes (which for this purpose and the purpose of any extraordinary resolution referred to in this number 9(A) means the class A notes of all series instituted by the trust deed); or

       o directed to do so by an extraordinary resolution passed at a meeting of the noteholders of the class A notes.

    If any of the following events occurs and is continuing it is called a "CLASS A NOTE EVENT OF DEFAULT":

       o we fail to pay for a period of seven business days any amount of principal of the class A notes of any series when such payment ought to have been paid in accordance with the conditions or we fail to pay for a period of fifteen business days any amount of interest on the class A notes of any series when such payment ought to have been paid in accordance with the conditions; or

       o we fail to perform or observe any of its other obligations under the class A notes of any series, the trust deed, the issuer deed of charge or any other transaction document, and (except where the note trustee certifies that, in its opinion, such failure is incapable of remedy, in which case no notice will be required) it

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             remains unremedied for 30 days after the note trustee has given notice of it to us requiring the same to be remedied; and the note trustee has certified that the failure to perform or observe is materially prejudicial to the interests of the holders of the class A notes of such series; or

       o except for the purposes of an amalgamation or restructuring as described in the point immediately following, we cease or threaten to cease carrying on all or a substantial part of our business or we are deemed unable to pay our debts within the meaning of section 123(1)(a), (b), (c) or (d) of the Insolvency Act 1986 (as that section may be amended, modified or re-enacted) or become unable to pay our debts within the meaning of section 123(2) of the Insolvency Act 1986 (as that section may be amended, modified or re-enacted); or

       o an order is made or an effective resolution is passed for our winding up except for the purposes of or pursuant to an amalgamation, restructuring or merger previously approved by the note trustee in writing or by an extraordinary resolution (as defined in the trust deed) of the holders of the class A notes; or

       o proceedings are otherwise initiated against us under any applicable liquidation, insolvency, composition, reorganization or other similar laws (including, but not limited to, presentation of a petition or the making of an application for administration or the filing of documents with the court for an administration) and (except in the case of presentation of a petition for an administration order) such proceedings are not, in the opinion of the note trustee, being disputed in good faith with a reasonable prospect of success, a formal notice is given of intention to appoint an administrator in relation to us or an administration order being granted or an administrative receiver or other receiver, liquidator or other similar official being appointed in relation to us or in relation to the whole or any substantial part of the undertaking or assets of us, or an encumbrancer taking possession of the whole or any substantial part of the undertaking or assets of us, or a distress, execution, diligence or other process being levied or enforced upon or sued out against the whole or any substantial part of the undertaking or assets of us and such possession or process (as the case may be) not being discharged or not otherwise ceasing to apply within 30 days, or we initiating or consenting to judicial proceedings relating to itself under applicable liquidation, insolvency, composition, reorganization or other similar laws or making a conveyance or assignment for the benefit of our creditors generally or a composition or similar arrangement with the creditors or takes steps with a view to obtaining a moratorium in respect of our indebtedness, including without limitation, the filing of documents with the court; or

       o if a Funding 2 intercompany loan enforcement notice is served in respect of any Funding 2 intercompany loan agreement while the class A notes of any series are outstanding.

(B) Class B Noteholders

    The terms described in this number 9(B) will have no effect so long as any class A notes of any series are outstanding. Subject thereto, for so long as any class B notes are outstanding, the note trustee may, in its absolute discretion, give notice of a class B note event of default (as defined below) in respect of the class B notes (a "CLASS B ISSUER ENFORCEMENT NOTICE"), and shall give such notice if it is indemnified to its satisfaction and it is:

       o requested to do so in writing by the holders of not less than 25 per cent. in aggregate principal amount outstanding the class B Notes (which for this purpose and the purpose of any extraordinary resolution referred to in this number 9(B) means the class B notes of all series constituted by the trust deed); or

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       o     directed to do so by an extraordinary resolution passed at a meeting of the holders of the class B notes.

    If any of the following events occurs and is continuing it is called a "CLASS B NOTE EVENT OF DEFAULT":

       o we fail to pay a period of seven business days any amount of principal of the class B notes of any series when such payment ought to have been paid in accordance with the conditions or we fail to pay for a period of fifteen business days any amount of interest on the class B notes of any series when such payment ought to have been paid in accordance with the conditions; or

       o the occurrence of any of the events in number 9(A) above but so that any reference to class A notes and class A noteholders shall be read as references to class B notes and class B noteholders.

(C) Class M Noteholders

    The terms described in this number 9(C) will have no effect so long as any class A notes or class B notes of any series are outstanding. Subject thereto, for so long as any class M notes are outstanding, the note trustee may, in its absolute discretion, give notice of a class M note event of default (as defined below) in respect of the class M notes (a "CLASS M ISSUER ENFORCEMENT NOTICE"), and shall give such notice if it is indemnified to its satisfaction and it is:

       o requested to do so in writing by the holders of not less than 25 per cent. in aggregate principal amount outstanding of the class M Notes, (which for this purpose and the purposes of any extraordinary resolution referred to in this number 9(C) means the class M note, of all series constituted by the trust deed); or

       o directed to do so by an extraordinary resolution passed at a meeting of the holders of the class M notes.

    If any of the following events occurs and is continuing it is called a "CLASS M NOTE EVENT OF DEFAULT":

       o we fail to pay a period of seven business days any amount of principal of the class M notes of any series when such payment ought to have been paid in accordance with the conditions or we fail to pay for a period of fifteen business days any amount of interest on the class M notes of any series when such payment ought to have been paid in accordance with the conditions; or

       o the occurrence of any of the events in number 9(A) above but so that any reference to class A notes and class A noteholders shall be read as references to class M notes and class M noteholders.

(D) Class C Noteholders

    The terms described in this number 9(D) will have no effect so long as any class A notes, class B notes or class M notes of any series are outstanding. Subject thereto, for so long as any class C notes are outstanding, the note trustee may, in its absolute discretion, give notice of a class C note event of default (as defined below) in respect of the class C notes (a "CLASS C ISSUER ENFORCEMENT NOTICE"), and shall give such notice if it is indemnified to its satisfaction and it is:

       o requested to do so in writing by the holders of not less than 25 per cent. in aggregate principal amount outstanding of the class C notes (which for this purpose and the purpose of any extraordinary resolution referred to in this number 9(D) means the class C notes of all series constituted by the trust deed); or

       o directed to do so by an extraordinary resolution passed at a meeting of the holders of the class C notes.

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     If any of the following events occurs and is continuing it is called a
"CLASS C NOTE EVENT OF DEFAULT":

       o we fail to pay a period of seven business days any amount of principal of the class C notes of any series when such payment ought to have been paid in accordance with the conditions or we fail to pay for a period of fifteen business days any amount of interest on the class C notes of any series when such payment ought to have been paid in accordance with the conditions; or

       o the occurrence of any of the events in number 9(A) above but so that any reference to class A notes and class A noteholders shall be read as references to class C notes and class C noteholders.

(E) Class D Noteholders

    The terms described in this number 9(E) will have no effect so long as any class A notes, class B notes, class M notes or class C notes of any series are outstanding. Subject thereto, for so long as any class D notes are outstanding, the note trustee may, in its absolute discretion, give notice of a class D note event of default (as defined below) in respect of the class D notes (a "CLASS D ISSUER ENFORCEMENT NOTICE"), and shall give such notice if it is indemnified to its satisfaction and it is:

       o requested to do so in writing by the holders of not less than 25 per cent. in aggregate principal amount outstanding of the class D notes (which for this purpose and the purpose of any extraordinary resolution referred to in this number 9(E) means the class D notes of all series constituted by the trust deed); or

       o directed to do so by an extraordinary resolution passed at a meeting of the holders of the class D notes.

    If any of the following events occurs and is continuing it is called a "CLASS D NOTE EVENT OF DEFAULT":

       o we fail to pay a period of seven business days any amount of principal of the class D notes of any series when such payment ought to have been paid in accordance with the conditions or we fail to pay for a period of fifteen business days any amount of interest on the class D notes of any series when such payment ought to have been paid in accordance with the conditions; or

       o the occurrence of any of the events in number 9(A) above but so that any reference to class A notes and class A noteholders shall be read as references to class D notes and class D noteholders.

    An issuer enforcement notice is a written notice from the note trustee to the issuer security trustee, the Funding 2 security trustee and to us declaring the notes to be immediately due. When it is given, the notes of all series and classes will become immediately due at their principal amount outstanding together with accrued and unpaid interest (or, in the case of a zero coupon note, at its redemption amount calculated in accordance with number 5(G)) without further action or formality.


10. ENFORCEMENT OF NOTES

    The note trustee may, at its discretion and without notice at any time and from time to time, take such steps and institute such proceedings against us or any other person as it may think fit to enforce the provisions of the notes or the trust deed (including the terms and conditions of the notes) or any of the other transaction documents to which it is a party and may, at its discretion and without notice, at any time after the issuer security has become enforceable (including after the service of an issuer enforcement notice in accordance with number 9), instruct the issuer security trustee to take such steps as it may think fit to enforce the issuer security. The note trustee shall not be bound to take steps or institute such proceedings unless:

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       o     (subject in all cases to restrictions contained in the trust deed to protect the interests of any higher ranking class of noteholders) it shall have been so directed by an extraordinary resolution (as described in number 11) of the class A noteholders, the class B noteholders, the class M noteholders, the class C noteholders or the class D noteholders or so requested in writing by the holders of at least one quarter in principal amount outstanding of the class A notes, the class B notes, the class M notes, the class C notes or the class D notes (as the case may be); and

       o     it shall have been indemnified and/or secured to its satisfaction.

    The issuer security trustee shall not be bound to take such steps or take any such other action unless it is so directed by the note trustee and indemnified and/or secured to its satisfaction.

    Amounts available for distribution after enforcement of the issuer security shall be distributed in accordance with the terms of the issuer deed of charge.

    No noteholder may institute any proceedings against us to enforce its rights under or in respect of the notes, the trust deed or the issuer deed of charge unless (1) the note trustee or the issuer security trustee, as applicable, has become bound to institute proceedings and has failed to do so within 30 days of becoming so bound and (2) such failure is continuing; provided that, notwithstanding the foregoing and notwithstanding any other provision of the trust deed, the right of any noteholder to receive payment of principal of and interest on its notes on or after the due date for such principal or interest, or to institute suit for the enforcement of payment of that principal or interest, may not be impaired or affected without the consent of that noteholder. In addition, no class B noteholder, class M noteholder, class C noteholder or class D noteholder will be entitled to commence proceedings for the winding up or administration of us unless there are no outstanding notes of a class with higher priority, or if notes of a class with higher priority are outstanding, there is consent of noteholders of at least one quarter of the aggregate principal amount of the class or classes of notes outstanding (as defined in the trust deed) with higher priority.

    In the event that:

       o the issuer security is enforced and the issuer security determines that (a) the proceeds of such enforcement, after distribution of such proceeds to the persons entitled thereto ranking in priority to the notes under the issuer deed of charge and to the noteholders (to the extent entitled thereto) are insufficient to pay in full all principal and interest and other amounts whatsoever due in respect of the notes and any claims ranking equally with such claims (b) such proceeds of enforcement have been so distributed in accordance with the terms of the issuer deed of charge and (c) there are no further assets available to pay principal and interest and other amounts whatsoever due in respect of the notes; or

       o within 20 days following the final maturity date of the latest maturing note the issuer security trustee certifies that there is no further amount outstanding under the global intercompany loan agreement, then all interests in each global note certificate will be automatically exchanged for equivalent interests in an equivalent amount of notes in an equivalent principal amount outstanding in individual note certificates and each such global note certificate will be cancelled on the date of such exchange.

    The note trustee is required to transfer or (as the case may be) procure transfer of all (but not some only) of the notes, for the consideration of one penny per note, to the post enforcement call option holder pursuant to the option granted to it by the note trustee (as agent for the noteholders). The option is granted to acquire all of the notes plus accrued interest on the notes. This is called the post enforcement call option. Immediately upon such transfer, no such former noteholder shall have any further interest in the notes. Each of the noteholders acknowledges that the note trustee has the authority and the

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power to bind the noteholders in accordance with the terms and conditions set out in the issuer post-enforcement call option agreement and each noteholder, by subscribing for or purchasing notes, agrees to be so bound.


11. MEETINGS OF NOTEHOLDERS, MODIFICATIONS AND WAIVER

(1) MEETINGS OF NOTEHOLDERS

    The trust deed contains provisions for convening meetings of noteholders to consider any matter affecting their interests, including the sanctioning by extraordinary resolution of a modification of any provision of the terms and conditions of the notes or the provisions of any of the transaction documents.

    In respect of the class A notes, the trust deed provides that:

       o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of the class A notes of one series only shall be deemed to have been duly passed if passed at a meeting of the holders of the class A notes of that series;

       o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of the class A notes of any two or more series but does not give rise to a conflict of interest between the holders of such two or more series of class A notes, shall be deemed to have been duly passed if passed at a single meeting of the holders of such two or more series of class A notes;

       o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of the class A notes of any two or more series and gives or may give rise to a conflict of interest between the holders of such two or more series of class A notes, shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the holders of such two or more series of class A notes, it shall be passed at separate meetings of the holders of such two or more series of class A notes.

    In respect of the class B notes, the trust deed provides that:

       o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of the class B notes of one series only shall be deemed to have been duly passed if passed at a meeting of the holders of the class B notes of that series;

       o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of the class B notes of any two or more series but does not give rise to a conflict of interest between the holders of such two or more series of class B notes, shall be deemed to have been duly passed if passed at a single meeting of the holders of such two or more series of class B notes;

       o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of the class B notes of any two or more series and gives or may give rise to a conflict of interest between the holders of such two or more series of class B notes, shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the holders of such two or more series of class B notes, it shall be passed at separate meetings of the holders of such two or more series of class B notes.

    In respect of the class M notes, the trust deed provides that:

       o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of the class M notes of one series only shall be deemed to have been duly passed if passed at a meeting of the holders of the class M notes of that series;

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       o     a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of the class M notes of any two or more series but does not give rise to a conflict of interest between the holders of such two or more series of class M notes, shall be deemed to have been duly passed if passed at a single meeting of the holders of such two or more series of class M notes;

       o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of the class M notes of any two or more series and gives or may give rise to a conflict of interest between the holders of such two or more series of class M notes, shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the holders of such two or more series of class M notes, it shall be passed at separate meetings of the holders of such two or more series of class M notes.

    In respect of the class C notes, the trust deed provides that:

       o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of the class C notes of one series only shall be deemed to have been duly passed if passed at a meeting of the holders of the class C notes of that series;

       o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of the class C notes of any two or more series but does not give rise to a conflict of interest between the holders of such two or more series of class C notes, shall be deemed to have been duly passed if passed at a single meeting of the holders of such two or more series of class C notes;

       o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of the class C notes of any two or more series and gives or may give rise to a conflict of interest between the holders of such two or more series of class C notes, shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the holders of such two or more series of class C notes, it shall be passed at separate meetings of the holders of such two or more series of class C notes.

    In respect of the class D notes, the trust deed provides that:

       o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of the class D notes of one series only shall be deemed to have been duly passed if passed at a meeting of the holders of the class D notes of that series;

       o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of the class D notes of any two or more series but does not give rise to a conflict of interest between the holders of such two or more series of class D notes, shall be deemed to have been duly passed if passed at a single meeting of the holders of such two or more series of class D notes;

       o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of the class D notes of any two or more series and gives or may give rise to a conflict of interest between the holders of such two or more series of class D notes, shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the holders of such two or more series of class D notes, it shall be passed at separate meetings of the holders of such two or more series of class D notes.

    In respect of a class of notes of any series constituting two or more sub-classes, the trust deed provides that:

       o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of notes of one sub-class only of such class, shall be deemed to have been duly passed if passed at a meeting of the holders of the notes of such sub-class;

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       o     a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of more than one sub-class of notes of such class but does not give rise to a conflict of interest between the holders of such sub-classes of notes, shall be deemed to have been duly passed if passed at a single meeting of the holders of all such sub-classes of notes; and

       o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of more than one sub-class of notes of such class and gives or may give rise to a conflict of interest between the holders of such sub-classes of notes, shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the holders of such sub-classes of notes, it shall be passed at separate meetings of the holders of such sub-classes of notes.

    Subject as provided in the following paragraph, the quorum for any meeting of the noteholders of any series and class of notes or any one or more series of notes of the same class convened to consider an extraordinary resolution will be one or more persons holding or representing not less than half of the aggregate principal amount outstanding of such series and class of notes or such one or more series of notes of the same class or, at any adjourned meeting, one or more persons being or representing noteholders of such series and class of notes or such one or more series of notes of the same class, whatever the total principal amount of the outstanding notes so represented.

    Certain terms including the alteration of the amount, rate or timing of payments on a series and class of notes, the currency of payment, the issuer priority of payments or the quorum or majority required in relation to these terms, require a quorum for passing an extraordinary resolution of one or more persons holding or representing in total not less than three quarters of the aggregate principal amount outstanding of the relevant series and class of notes or of the relevant one or more series of notes of the same class or, at any adjourned meeting, at least one quarter of the aggregate principal amount outstanding of such series and class of notes or such one or more series of notes of the same class. These modifications are called "BASIC TERMS MODIFICATIONS".

    A resolution signed by or on behalf of all the noteholders of the relevant series and class or of the relevant one or more series of notes of the same class who for the time being are entitled to receive notice of a meeting under the trust deed shall for all purposes be as valid and effective as an extraordinary resolution passed at a meeting of such series and class of noteholders.

   Subject as provided in number 11(3):

       o no extraordinary resolution of the class B noteholders of any series shall take effect while the class A notes (of that series or of any other series) remain outstanding unless sanctioned by an extraordinary resolution of the class A noteholders of each series, or the note trustee, is of the opinion that it would not be materially prejudicial to the interests of the class A noteholders of each series.

       o no extraordinary resolution of the class M noteholders of any series shall take effect while the class A notes or class B notes (in each case, of that series or of any other series) remain outstanding unless sanctioned by an extraordinary resolution of the class A noteholders and an extraordinary resolution of the class B noteholders, in each case of each series, or the note trustee, is of the opinion that it would not be materially prejudicial to the respective interests of the class A noteholders and/or the class B noteholders of each series (as applicable).

       o no extraordinary resolution of the class C noteholders of any series shall take effect while the class A notes, class B notes or class M notes (in each case, of that series or of any other series) remain outstanding unless sanctioned by an extraordinary resolution of the class A noteholders, an extraordinary resolution of the class B noteholders and an extraordinary resolution of the class M noteholders, in each case of each series, or the note trustee, is of the opinion

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             that it would not be materially prejudicial to the respective interests of the class A noteholders, the class B noteholders and the class M noteholders of each series (as applicable).

       o no extraordinary resolution of the class D noteholders of any series shall take effect while the class A notes, class B notes, class M notes or class C notes (in each case, of that series or of any other series) remain outstanding unless sanctioned by an extraordinary resolution of the class A noteholders, an extraordinary resolution of the class B noteholders, an extraordinary resolution of the class M noteholders and an extraordinary resolution of the class C noteholders, in each case of each series, or the note trustee, is of the opinion that it would not be materially prejudicial to the respective interests of the class A noteholders, the class B noteholders, the class M noteholders and/or the class C noteholders of each series (as applicable).

(2) PROGRAMME RESOLUTION

    Notwithstanding the provisions set out in number 11(1), any extraordinary resolution of the noteholders of any class of notes to direct the note trustee to take any enforcement action pursuant set out in numbers 9 and 10 (a "PROGRAMME RESOLUTION") shall only be capable of being passed at a single meeting of the noteholders of all series of such class of notes. The quorum at any such meeting for passing a programme resolution shall be two or more persons holding or representing more than half of the aggregate principal amount outstanding of the notes of such class or, at any adjourned and reconvened meeting, two or more persons being or representing noteholders of such class of notes, whatever the aggregate principal amount outstanding of such class of notes so held or represented by them.

(3) APPROVAL OF MODIFICATIONS AND WAIVERS BY NOTEHOLDERS

    No extraordinary resolution of the noteholders of any one or more series of class A notes to sanction a modification of, or any waiver or authorisation of any breach, or proposed breach of, any of the provisions of the issuer transaction documents or the terms and conditions of such notes shall take effect unless it has been sanctioned by an extraordinary resolution of the class B noteholders, an extraordinary resolution of the class M noteholders, an extraordinary resolution of the class C noteholders and an extraordinary resolution of the class D noteholders, in each case of each series, or the note trustee is of the opinion that it would not be materially prejudicial to the respective interests of the class B noteholders, the class M noteholders, the class C noteholders and the class D noteholders of each series.

    After the class A notes have been fully redeemed, no extraordinary resolution of the noteholders of any one or more series of class B notes to sanction a modification of, or any waiver or authorisation of any breach, or proposed breach of, any of the provisions of the issuer transaction documents or the terms and conditions of such notes shall take effect unless it has been sanctioned by an extraordinary resolution of the class M noteholders, an extraordinary resolution of the class C noteholders and an extraordinary resolution of the class D noteholders, in each case of each series, or the note trustee is of the opinion that it would not be materially prejudicial to the respective interests of the class M noteholders, the class C noteholders and the class D noteholders of each series.

    After the class A notes and class B notes have been fully redeemed, no extraordinary resolution of the noteholders of any one or more series of class M notes to sanction a modification of, or any waiver or authorisation of any breach, or proposed breach of, any of the provisions of the issuer transaction documents or the terms and conditions of such notes shall take effect unless it has been sanctioned by an extraordinary resolution of the class C noteholders and an extraordinary resolution of the class D noteholders, in each case of each series, or the note trustee is of the opinion that it would not be materially prejudicial to the respective interests of the class C noteholders and the class D noteholders of each series.

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    After the class A notes, class B notes and class M notes have been fully redeemed, no extraordinary resolution of the noteholders of any one or more series of class C notes to sanction a modification of, or any waiver or authorisation of any breach, or proposed breach of, any of the provisions of the issuer transaction documents or the terms and conditions of such notes shall take effect unless it has been sanctioned by an extraordinary resolution of the class D noteholders, in each case of each series, or the note trustee is of the opinion that it would not be materially prejudicial to the interests of the class D noteholders of each series.

(4) MODIFICATIONS AND WAIVERS BY THE NOTE TRUSTEE

    The note trustee, may, without the consent of the noteholders, (1) agree to any modification of, or to the waiver or authorization of any breach or proposed breach of, the terms and conditions of any series and class of notes or any of the transaction documents which is not, in the opinion of the note trustee, materially prejudicial to the interests of the noteholders of such series and class of notes or any other series and class of notes or (2) determine that any note event of default in respect of a series and class of notes shall not be treated as such, provided that, in any such case, it is not in the opinion of the note trustee materially prejudicial to the interest of the noteholders of such series and class of notes or of any other series and class of notes or (3) agree to any modification of any of the terms and conditions or any of the transaction documents which, in the opinion of the note trustee, is of a formal, minor or technical nature or is to correct a manifest error, or an error established as such to the satisfaction of the note trustee.

    For the avoidance of doubt (in the context of deciding material prejudice in respect of the above provisions), if the note trustee or, as the case may be, the issuer security trustee, considers in its sole opinion that the noteholders of the same class of one or more series to which the modification or waiver relates are materially prejudiced, the note trustee will not be able to sanction such modification or waiver itself, and will instead require an extraordinary resolution of the noteholders of the notes of such class outstanding to be passed by means of a meeting. In accordance with the general provisions contained herein, such extraordinary resolution must also be ratified by the noteholders of the notes of the higher class or classes in order for the extraordinary resolution that seeks approval of the modification or waiver to be valid and effective.

    Any of these modifications, authorizations or waivers will be binding on the noteholders and, unless the note trustee or, as the case may be, the issuer security trustee, agrees otherwise, shall be promptly notified to the noteholders and the rating agencies in accordance with number 14 as soon as practicable thereafter.

    Where the note trustee is required in connection with the exercise of its powers to have regard to the interests of the noteholders of a class, series or series and class thereof it shall have regard to the interests of such noteholders as a class. In particular, the note trustee shall not have regard to, or be liable for, the consequences of such exercise for individual noteholders resulting from their being domiciled or resident in or connected with any particular territory. In connection with any such exercise, the note trustee shall not be entitled to require, and no noteholder shall be entitled to claim, from us or any other person, any indemnification or payment in respect of any tax consequence of any such exercise upon individual noteholders.


12. INDEMNIFICATION OF THE NOTE TRUSTEE AND THE ISSUER SECURITY TRUSTEE

    The note trustee and the issuer security trustee are entitled to be indemnified and relieved from responsibility in certain circumstances, including provisions, among others, relieving them from taking enforcement proceedings unless indemnified to their satisfaction. The note trustee and the issuer security trustee are also entitled to be paid their costs and expenses in priority to any interest payments to noteholders.

    The note trustee and the issuer security trustee and their related companies are entitled to enter into business transactions with us, Northern Rock plc or related

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companies of either of them and to act as note trustee or as security trustee for the holders of any new notes and for any person who is a party to any transaction document or whose obligations are comprised in the issuer security or any of their subsidiary or associated companies, without accounting for any profit resulting from those transactions.

    The note trustee and the issuer security trustee will not be responsible for any loss or liability suffered as a result of any assets in the issuer security being uninsured or inadequately insured or being held by clearing operations or their operators or by intermediaries on behalf of the note trustee or the issuer security trustee, as applicable.

    Furthermore, the note trustee and the issuer security trustee will be relieved of liability for making searches or other inquiries in relation to the assets comprising the issuer security. The note trustee and the issuer security trustee do not have any responsibility in relation to the legality and the enforceability of the trust arrangements and the related issuer security. Neither the note trustee nor the issuer security trustee will be obliged to take any action that might result in its incurring personal liabilities. Neither the note trustee nor the issuer security trustee is obliged to monitor or investigate the performance of any other person under the issuer related documents or the documents relating to the global intercompany loan and the mortgages trust and is entitled to assume, until it has actual knowledge to the contrary, that all such persons are properly performing their duties, unless it receives express notice to the contrary.

    Neither the note trustee nor the issuer security trustee will be responsible for any deficiency that may arise because it is liable to tax in respect of the proceeds of any security.

    Similar provisions in respect of the indemnification of the Funding 2 security trustee are set out in the transaction documents.


13. REPLACEMENT OF NOTES

    If individual note certificates are lost, stolen, mutilated, defaced or destroyed, the noteholder can replace them at the specified office of any paying agent. The noteholder will be required both to pay the expenses of producing a replacement and to comply with the registrar's, the paying agent's and our reasonable requests for evidence and indemnity. The noteholder must surrender any defaced or mutilated note certificates before replacements will be issued.

    If a global note certificate is lost, stolen, mutilated, defaced or destroyed, we will deliver a replacement global note certificate to the registered holder upon satisfactory evidence and surrender of any defaced or mutilated global note certificate. A replacement will only be made upon payment of the expenses for a replacement and compliance with the registrar's, the paying agents' and our reasonable requests as to evidence and indemnity.


14. NOTICE TO NOTEHOLDERS

    Any notice to noteholders shall be validly given if such notice is:

       (i) sent to them by first class mail (or its equivalent) or (if posted to a non-UK address) by airmail at the respective addresses on the register; and

       (ii)  published in The Financial Times; and

       (iii) for so long as amounts are outstanding on the US notes, in a daily newspaper of general circulation in New York (which is expected to be The New York Times);

or, if any of such newspapers set out above shall cease to be published or timely publication therein shall not be practicable, in a leading English language daily newspaper having general circulation in the United Kingdom or the United States (as applicable) provided that if, at any time, we procure that the information concerned in such notice shall be published on the relevant screen, publication in the newspapers set out above or

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such other newspaper or newspapers shall not be required with respect to such information.

    Any notices so published shall be deemed to have been given on the fourth day after the date of posting, or as the case may be, on the date of such publication or, if published more than once on different dates, on the first date on which publication shall have been made in the newspaper or newspapers in which (or on the relevant screen on which) publication is required.

    While the Notes are represented by global note certificates, any notice to noteholders will be validly given if such notice is provided in accordance with the previous paragraphs of this number 14 or (at our option) if delivered to DTC (in the case of the US notes) or Euroclear and/or Clearstream, Luxembourg (in the case of the Reg S notes). Any notice delivered to the DTC and/or Euroclear and/or Clearstream, Luxembourg will be deemed to be given on the day of delivery.

    The note trustee shall be at liberty to sanction some other method of giving notice to noteholders or any series or class or category of them if, in its opinion, such other method is reasonable having regard to market practice then prevailing and to the requirements of the stock exchanges on which the notes are then listed and provided that notice of such other method is given to the noteholders in such manner as the note trustee shall require.


15. FURTHER ISSUES

    We shall be at liberty from time to time, without the consent of the noteholders, to create and issue further notes of a certain class having terms and conditions the same as the notes of any series of the same class or the same in all respects save for the amount and date of the first payment of interest thereon, issue date and/or purchase price and so that the same shall be consolidated and form a single series and class with the outstanding notes of such series and class.


16. GOVERNING LAW

    The transaction documents and the notes will be governed by English law, unless specifically stated to the contrary. Certain provisions in the transaction documents relating to property situated in Scotland are governed by Scots law. Unless specifically stated to the contrary (i) the courts of England are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with the transaction documents and the notes and (ii) the parties to the transaction documents irrevocably submit to the non-exclusive jurisdiction of the courts of England.

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      MATERIAL LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE RELATED SECURITY

    The following discussion describes, in summary, the material legal aspects in respect of the assignment of the mortgage loans and related security and of English and Scottish residential property and mortgages. It is a brief summary and not an exhaustive analysis of the relevant law.


ENGLISH MORTGAGE LOANS

GENERAL

    The parties to a mortgage are the mortgagor, who is homeowner and who grants the mortgage over his property, and the mortgagee, who is the lender. Each mortgage loan is secured by a mortgage on the property (the mortgaged property). Since the most common form of creating a mortgage on residential property, namely, by means of a legal charge by deed, means that a mortgagor does not cease to be the owner of the property, generally a mortgagor will be free to create further mortgages on the mortgaged property (subject to any restrictions imposed by the mortgagee in the mortgage deed). Each mortgage loan to be assigned to the mortgages trustee will be secured by a mortgage which has a first ranking priority (except in the case of a regulated personal secured loan) over all other mortgages secured on the mortgaged property and over all unsecured creditors of the borrower, except in respect of certain statutory rights, which are granted statutory priority. There are two forms of title to land in England and Wales: registered and unregistered. Both systems of title can include both freehold and leasehold estates.

REGISTERED TITLE

    Title to registered land is registered at the Land Registry. The registrar allocates a unique title number. Consequently if there are freehold and leasehold registered interests in the same property, then there will be more than one register of title and a separate title number is allocated to each interest in such property. Each individual register consists of three parts: the property register, the proprietorship register and the charges register.

    The property register describes the land and the type of estate, freehold or leasehold that is the subject of that title number. In some instances it may also refer to third party rights that burden the property although these may also be mentioned in the charges register as prior to the Land Registration Act 2002, practice varied between the various District Land Registries around the country.

    The proprietorship register details the following:

       o The class of registered title. There are three classes of registered title for freehold and four classes for leasehold. The most common title (and the best grade of title available) is absolute title. A person registered with absolute title owns the specified estate in the land free from all interests other than those entered on the register, those classified as notice, caution, unregistered interests which override registered disposition (referred to below) and (in the case of leasehold land) all express and implied covenants, obligations and liabilities imposed by the lease or incidental to the land.

       o Restrictions on the ability of the registered proprietor to deal with the property e.g. a restriction imposed by a mortgagee prohibiting registration of subsequent mortgagees.

    The charges register details security interests and encumbrances registered against the property.

    The property is also identified by a plan retained at the Land Registry indicating the location of the related land (the "FILED PLAN"). However, the filed plan is not conclusive as to matters such as the location of boundaries.

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    The Land Registration Act 2002 provides that some interests in land will bind the land even though they are not capable of registration at the Land Registry. These fall into two categories:

       o     Overriding interests; and

       o     adverse rights affecting the title to the estate or charge.

    Title to registered land is established and evidenced by the entries on the register and the title plan recorded at the Land Registry containing official copies of the entries on the register relating to that land.

UNREGISTERED TITLE

    All land in England and Wales is now subject to compulsory registration on the happening of any of a number of trigger events. The most common trigger event is a sale of the land, but since April 1998 the triggers have also included the creation of a first priority legal mortgage over unregistered land. However, an increasingly small but still significant proportion of land in England and Wales (typically where the land has been in the same ownership for a number of years) is still unregistered. Title to unregistered land is proved by establishing a chain of documentary evidence to title going back at least 15 years. Where the land is affected by third party rights, some of those rights or interests, including a legal mortgage where the mortgagee has taken possession of the title deeds, can be proved by documentary evidence or by proof of continuous exercise of the rights for a prescribed period and do not require registration. However, other interests, including equitable charges, must be registered at the Land Charges Registry in order to be effective against a subsequent purchaser or mortgagee of the land.

TAKING SECURITY OVER LAND

    A legal charge of registered land may only be effected once the charge has been registered with the Land Registry. Prior to registration, it will take effect only as an equitable mortgage or charge. A registered legal charge is subject to pre-existing registered legal charges but has priority over pre-existing mortgages which are not registered and legal charges registered subsequent to it. Where land is registered therefore, a mortgagee must register its legal charge at the Land Registry in order to secure priority over any subsequent holder of a legal charge. Priority of mortgages (whether legal, including legal charges, or equitable) over registered land is generally governed by the date of registration of the mortgage rather than the date of creation. However, a prospective mortgagee is able to obtain a priority period within which to register its legal charge. If the mortgagee submits a proper application for registration during this period, its interest will take priority over any application for registration of any interest which is received by the Land Registry during this priority period.

    In the system of unregistered land, the mortgagee protects its interest by retaining possession of the title deeds to the mortgaged property. Without the title deeds to the mortgaged property, the borrower is unable to establish the necessary chain of ownership, and is therefore prevented from dealing with his land without the consent of the mortgagee. Priority of mortgages over unregistered land depends on a number of factors including, whether the mortgagee has taken possession of the title deeds, whether the interest is registerable and whether it has been registered at the Land Charges Registry and the date of creation of the mortgage/legal charge. Generally speaking where all else is equal between two competing mortgages, the priority will be determined by the date of creation of the mortgage/legal charge.

THE SELLER AS MORTGAGEE

    The sale to the mortgages trustee of the mortgage loans together with their related security will take effect in equity only and the mortgages trustee will not apply to the Land Registry or the Land Charges Registry to register or record its equitable interest in the mortgages. The consequences of this are explained in the section "RISK FACTORS -- THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE

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TO THE MORTGAGE LOANS AND THEIR RELATED SECURITY WHICH MAY ADVERSELY AFFECT
PAYMENTS ON THE NOTES".

ENFORCEMENT OF MORTGAGES

    If a borrower breaches the mortgage conditions of its mortgage loan, the mortgage loan generally provides that all monies under the mortgage loan will become immediately due and payable. The mortgagee would then be entitled to recover all outstanding principal, interest and fees under the covenant of the borrower contained expressly or impliedly in the mortgage conditions to pay or repay those amounts. In addition, the mortgagee would then be entitled to enforce its mortgage in relation to the defaulted mortgage loan. Enforcement may occur in a number of ways, including the following:

       o The mortgagee may enter into possession of the mortgaged property. If it does so, it does so in its own right and not as agent of the mortgagor, and so may be personally liable for mismanagement of the mortgaged property and to third parties as occupier of the mortgaged property.

       o     The mortgagee may lease the mortgaged property to third parties.

       o The mortgagee may appoint a receiver to deal with income from the mortgaged property or exercise other rights delegated to the receiver by the mortgagee. A receiver is the agent of the mortgagor and so, unlike when the mortgagee enters into possession of the mortgaged property, in theory the mortgagee is not liable for the receiver's acts or as occupier of the mortgaged property. In practice, however, the receiver will require indemnities from the mortgagee that appoints it. Similar duties of care will apply to a sale by a receiver as set out below in relation to a sale by a mortgagee.

       o The mortgagee may sell the mortgaged property, subject to various duties to ensure that the mortgagee exercises proper care in relation to the sale. This power of sale arises under the Law of Property Act 1925. The purchaser of a mortgaged property sold pursuant to a mortgagee's power of sale becomes the owner of the mortgaged property.

       o The mortgagee may foreclose on the mortgaged property. Under foreclosure procedures, the mortgagor's title to the mortgaged property is extinguished so that the mortgagee becomes the owner of the mortgaged property. The remedy is, because of procedural constraints, rarely used.

    Notwithstanding the above, in order to enforce a power of sale in respect of a mortgaged property, the mortgagee must generally obtain possession of the mortgaged property (to sell the mortgaged property with vacant possession) either voluntarily or by a court order. Actions for possession are regulated by statute and the courts have certain powers to adjourn possession proceedings, to stay any possession order or postpone the date for delivery of possession. The court will exercise such powers in favor of a borrower broadly where it appears to the court that the borrower is likely to be able, within a reasonable time period, to pay any sums due under the mortgage loan or to remedy any other breach of obligation under the mortgage loan or its related security. If a possession order in favor of the mortgagee is granted it may be suspended to allow the borrower more time to pay. Once possession is obtained the mortgagee has a duty to the borrower to take reasonable care to obtain a proper price for the mortgaged property. Failure to do so will put the mortgagee at risk of an action by the borrower for breach of such duty, although it is for the borrower to prove breach of such duty. There is also a risk that a borrower may also take court action to force the relevant mortgagee to sell the property within a reasonable time.

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SCOTTISH MORTGAGE LOANS

GENERAL

    A standard security is the only means of creating a fixed charge over heritable or long leasehold property in Scotland. Its form must comply with the requirements of the Conveyancing and Feudal Reform (Scotland) Act 1970 (the "1970 ACT"). There are two parties to a standard security. The first party is the grantor, who is the borrower and homeowner. The grantor grants the standard security over the property (the "SECURED PROPERTY") and is generally the only party to execute the standard security. The second party, who is the lender, is termed the heritable creditor. As the grantor of a standard security remains the owner of the secured property, generally the grantor will be free to grant further standard securities over the secured property (subject to any restriction imposed by the heritable creditor in the standard security). Each Scottish mortgage loan (other than any regulated personal secured loan) in the mortgage portfolio will be secured by a standard security which has a first ranking priority over all other standard securities granted over the secured property and which will also rank in priority to all unsecured creditors of the borrower.

    The 1970 Act automatically imports a statutory set of "STANDARD CONDITIONS" into all standard securities, although the majority of these may be varied by agreement between the parties. The seller, along with most major lenders in the residential mortgage market in Scotland, has elected to vary the Standard Conditions by means of its own set of Scottish mortgage conditions, the terms of which are in turn imported into each standard security. The main provisions of the Standard Conditions which cannot be varied by agreement relate to enforcement, and in particular the notice and other procedures required as a preliminary to the exercise of the heritable creditor's rights on a default by the borrower.

NATURE OF PROPERTY AS SECURITY

    While title to all land in Scotland is registered there are currently two possible forms of registration namely the Land Register and Sasine Register. Both systems of registration can include both heritable (the Scottish equivalent to freehold) and long leasehold land.

LAND REGISTER

    This system of registration was established by the Land Registration (Scotland) Act 1979. Since that time it has been introduced on a county by county basis, and with effect from 1 April 2003 has applied to the whole of Scotland. Once a county has been designated as falling within the system, the first sale of any parcel of land (including a long leasehold) therein or the occurrence of certain other events in relation thereto (but not the granting of a standard security alone) triggers its registration in the Land Register, when it is given a unique title number. Title to the land is established by a land certificate containing official copies of the entries on the Land Register relating to that land. Similarly, the holder of any standard security over the land in question receives a charge certificate containing official copies of the entries relating to that security. A person registered in the Land Register owns the land free from all interests other than those entered on the Land Register, those classified as overriding interests and any other interests implied by law.

    The land certificate will reveal the present owners of the land, together with any standard securities and other interests (other than certain overriding interests and certain interests implied by law) affecting the land. The land certificate will also contain a plan indicating the location of the land. While this plan is not in all circumstances conclusive as to the location of the boundaries of the land, it cannot be amended if this would be to the prejudice of a proprietor in possession of the land, unless this indemnity has been expressly excluded in the land certificate itself.

SASINE REGISTER

    Title to all land in Scotland where no event has yet occurred to trigger registration in the Land Register falls to be recorded in the General Register of Sasines. Title to such

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land is proved by establishing a chain of documentary evidence of title going back at least ten years. Where the land is affected by third party rights, some of those rights can be proved by documentary evidence or by proof of continuous exercise of the rights for a prescribed period and do not require registration. However, other rights (including standard securities) would have to be recorded in the Sasine Register in order to be effective against a subsequent purchaser of the land.

TAKING SECURITY OVER LAND

    A heritable creditor must register its standard security in the Land Register or the Sasine Register (as applicable) in order to perfect its security and to secure priority over any subsequent standard security. Until such registration occurs, a standard security will not be effective against a subsequent purchaser or the heritable creditor under another standard security over the secured property. Priority of standard securities is (subject to express agreement to the contrary between the security holders) governed by the date of registration (being the date of creation) rather than the date of execution. There is no equivalent in Scotland to the priority period system which operates in relation to registered land in England and Wales.

THE SELLER AS HERITABLE CREDITOR

    The sale of the Scottish mortgage loans by the seller to the mortgages trustee will be given effect by a declaration of trust by the seller (and any sale of Scottish mortgage loans in the future will be given effect by further declarations of trust), by which the beneficial interest in the Scottish mortgage loans will be transferred to the mortgages trustee. Such beneficial interest (as opposed to the legal title) cannot be registered in the Land or Sasine Registers. The consequences of this are explained in the section "RISK FACTORS -- THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE MORTGAGE LOANS AND THEIR RELATED SECURITY WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE NOTES".

ENFORCEMENT OF MORTGAGES

    If a borrower defaults under a mortgage loan, the Scottish mortgage conditions provide that all monies under the mortgage loan will become immediately due and payable. The seller would then be entitled to recover all outstanding principal, interest and fees under the obligation of the borrower contained in the Scottish mortgage conditions to pay or repay those amounts. In addition, the seller as heritable creditor may enforce its standard security in relation to the defaulted mortgage loan. Enforcement may occur in a number of ways, including the following (all of which arise under the 1970 Act):

       (i) the heritable creditor may enter into possession of the secured property. If it does so, it does so in its own right and not as agent of the borrower, and so may be personally liable for mismanagement of the secured property and to third parties as occupier of the secured property;

       (ii) the heritable creditor may lease the secured property to third parties;

       (iii) the heritable creditor may sell the secured property, subject to various duties to ensure that the sale price is the best that can reasonably be obtained. The purchaser of a property sold pursuant to a heritable creditor's power of sale becomes the owner of the property; and

       (iv) the heritable creditor may, in the event that a sale cannot be achieved, foreclose on the secured property. Under foreclosure procedures the borrower's title to the property is extinguished so that the heritable creditor becomes the owner of the property. This remedy is however rarely used.

    In contrast to the position in England and Wales, the heritable creditor has no power to appoint a receiver under the standard security.

    Notwithstanding the above, in order to enforce its security in respect of a secured property, the heritable creditor must generally obtain possession of the secured property

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(for example, in order to sell the secured property with vacant possession)
either voluntarily or by a court order. Actions for possession are regulated by statute (in particular the 1970 Act and the Mortgage Rights (Scotland) Act 2001 (the "2001 ACT")) and, since the coming into effect of the 2001 Act on December 3, 2001, the courts have certain powers to suspend the enforcement of the security. The court will exercise such powers in favour of a borrower broadly where it appears to the court that the borrower is likely to be able, within a reasonable time period, to pay any sums due under the mortgage loan or to remedy any other breach of obligation under the mortgage loan or its related security, or to permit the borrower time to find alternative accommodation. Once possession is obtained the heritable creditor has a duty to the borrower to obtain the best price that can reasonably be obtained for the secured property. Failure to do so will put the heritable creditor at risk of an action by the borrower for breach of such duty, although it is for the borrower to prove breach of such duty. There is also a risk that a borrower may also take court action to force the relevant heritable creditor to sell the secured property within a reasonable time.

BORROWER'S RIGHT OF REDEMPTION

    Under Section 11 of the Land Tenure Reform (Scotland) Act 1974 the grantor of any standard security has an absolute right, on giving appropriate notice, to redeem that standard security once it has subsisted for a period of 20 years subject only to the payment of certain sums specified in Section 11 of that Act. These specified sums consist essentially of the principal monies advanced by the lender, interest thereon and expenses incurred by the lender in relation to that standard security.

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                    MATERIAL UNITED KINGDOM TAX CONSEQUENCES

    The following, which applies only to persons who are the absolute beneficial owners of notes, is a summary of our understanding of current UK tax law and Inland Revenue practice as at the date of this prospectus relating to certain aspects of the UK taxation of the notes. [Sidley Austin Brown & Wood, UK tax advisers to Northern Rock ("UK TAX COUNSEL"), has prepared and reviewed this summary and the opinions of UK tax counsel are contained in this summary (with our consent).] The summary assumes that the final documentation conforms with the description in the prospectus. The summary also assumes that all payments made pursuant to the final documentation are calculated on arms' length terms. The summary is not a comprehensive analysis of the tax consequences arising in respect of the notes and some aspects of the summary do not apply to certain classes of taxpayer (such as dealers). If you are in any doubt about your tax position or if you may be subject to tax in a jurisdiction other than the UK you should seek your own professional advice.


WITHHOLDING TAX

    Where interest is payable on notes which have a maturity of less than one year (and which are not issued under arrangements the effect of which is to render such notes part of a borrowing with a total term of a year or more), the interest will not be "yearly interest" for the purposes of the Income and Corporation Taxes Act 1988 (the "TAXES ACT") and accordingly payments of interest on such notes may be made without deduction or withholding for or on account of UK income tax.

    In respect of all other notes, interest bearing notes will constitute "quoted Eurobonds" within the meaning of section 349 of the Taxes Act while the notes are listed on a "RECOGNISED STOCK EXCHANGE" within the meaning of section 841 of the Taxes Act. The London Stock Exchange is such a recognised stock exchange. Under an Inland Revenue published practice, securities will be treated as listed on the London Stock Exchange they are admitted to the Official List by the United Kingdom Listing Authority and admitted to trading by the London Stock Exchange. Payments of interest on such notes as fall outside the scope of the preceding paragraph, but which are quoted Eurobonds, may be made without deduction or withholding for or on account of UK income tax irrespective of whether the notes are in global form or in definitive form. In other cases, UK income tax may have to be withheld at the lower rate (currently 20 per cent.) from payments of interest on the notes, subject to any direction to the contrary from the Inland Revenue in respect of such relief as may be available pursuant to the provisions of an applicable double taxation treaty or to the interest being paid to the persons (including companies within the charge to UK corporation tax) and in the circumstances specified in sections 349A to 349D of the Taxes Act.

    Where notes are to be, or may be redeemed at, a premium, any such element of premium may constitute a payment of interest. Payments of interest are subject to deduction or withholding for or on account of UK income tax as outlined above.

    Any discount element associated with zero coupon notes will not be subject to deduction or withholding for or on account of UK income tax.

    Payments of interest and principal with respect to the notes will be subject to any applicable withholding taxes and the issuer will not be obliged to pay additional amounts in relation thereto.


DIRECT ASSESSMENT OF NON-UK RESIDENT HOLDERS OF THE NOTES TO UK TAX ON INTEREST

    Interest on the notes constitutes UK source income and, as such, may be subject to income tax by direct assessment even where paid without deduction or withholding for or on account of UK tax, subject to any direction to the contrary from the Inland Revenue in respect of such relief as may be available pursuant to the provisions of an applicable double taxation treaty.

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    However, interest with a UK source received without deduction or withholding for or on account of UK income tax will not be chargeable to UK tax in the hands of a noteholder (other than certain trustees) who is not resident for tax purposes in the UK unless that noteholder carries on a trade, profession or vocation through a branch or agency (or, in the case of a noteholder which is a company, which carries on a trade through a permanent establishment) in the UK in connection with which the interest is received or to which the notes are attributable. There are exemptions for interest received by certain categories of agent (such as some brokers and investment managers).

    Where interest has been paid under deduction or withholding for or on account of UK income tax, noteholders who are not resident in the UK may be able to recover all or part of the tax deducted or withheld if there is an appropriate provision under an applicable double taxation treaty.


TAXATION OF RETURNS: COMPANIES WITHIN THE CHARGE TO UK CORPORATION TAX

    In general, noteholders which are within the charge to UK corporation tax in respect of the notes will be charged to UK corporation tax and obtain relief as income on all returns (including interest), profits or gains arising on, and fluctuations in value of such notes (whether attributable to currency fluctuations or otherwise) broadly in accordance with their statutory accounting treatment.


TAXATION OF RETURNS: OTHER NOTEHOLDERS

    Noteholders who are not within the charge to UK corporation tax and who are resident or ordinarily resident in the UK for tax purposes or who carry on a trade, profession or vocation in the UK through a branch or agency in connection with which interest on the notes is received or to which the notes are attributable will generally be liable to UK income tax on the amount of any interest received in respect of such notes.

    It is expected that notes denominated in sterling will be regarded by the Inland Revenue as constituting "QUALIFYING CORPORATE BONDS" within the meaning of Section 117 of the Taxation of Chargeable Gains Act 1992. Accordingly, a disposal of any such notes is not expected to give rise to a chargeable gain or an allowable loss for the purposes of the UK taxation of chargeable gains.

    Notes which are not denominated in sterling will not be regarded by the Inland Revenue as constituting "QUALIFYING CORPORATE BONDS" within the meaning of Section 117 of the Taxation of Chargeable Gains Act 1992. Accordingly, a disposal of any such notes may give rise to a chargeable gain or an allowable loss for the purposes of the UK taxation of chargeable gains.

    There are provisions to prevent any particular gain (or loss) from being charged (or relieved) at the same time under these provisions and also under the provisions of the "ACCRUED INCOME SCHEME" described below.

    On a disposal of notes by a noteholder, any interest which has accrued since the last note payment date may be chargeable to tax as income under the rules of the "ACCRUED INCOME SCHEME" if that noteholder is resident or ordinarily resident in the UK or carries on a trade in the UK through a branch or agency to which such notes are attributable. For notes which constitute variable rate securities, taxation in respect of such a disposal will be computed on the basis that such amount as the Inland Revenue considers to be just and reasonable will be treated as accrued income. However, the transferee of a variable rate security will not be entitled to any relief on such amount. Notes which have a step-up date for interest will constitute variable rate securities for this purpose.

    Noteholders who are individuals may wish to note that the Inland Revenue has power to obtain information (including the name and address of the beneficial owner of the interest) from any person in the United Kingdom who either pays interest to or receives interest for the benefit of an individual, or who either pays amounts payable on the redemption of Notes to or receives such amounts for the benefit of an individual although

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Inland Revenue published practice indicates that the Inland Revenue will not exercise its power to require this information where such amounts are paid on or before April 5, 2005. Information so obtained may, in certain circumstances, be exchanged by the Inland Revenue with the tax authorities of the jurisdiction in which the Noteholder is resident for tax purposes.


STAMP DUTY AND STAMP DUTY RESERVE TAX

    No UK stamp duty or stamp duty reserve tax is payable on the issue or transfer of the notes, whether such notes are in global or definitive form.


EUROPEAN UNION DIRECTIVE ON THE TAXATION OF SAVINGS INCOME

    The European Union has adopted a Directive regarding the taxation of savings income. Subject to a number of important conditions being met, it is proposed that member states will be required from July 1, 2005, to provide to the tax authorities of other member states details of payments of interest and other similar income paid by a person to an individual in another member state, except that Austria, Belgium and Luxembourg will instead impose a withholding system for a transitional period unless during such period they elect otherwise (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries).

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                     MATERIAL UNITED STATES TAX CONSEQUENCES

GENERAL

    The following section is a general summary of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of the US notes that may be relevant to a holder of US notes which are denominated in US dollars (the "US DOLLAR DENOMINATED NOTES") that is a "UNITED STATES PERSON" (as defined later in this section) or that otherwise is subject to US federal income taxation on a net income basis in respect of a US dollar denominated note (any such United States person or holder, a "US HOLDER"), subject to the qualifications set forth in the applicable prospectus supplement.

    In general, the summary assumes that a holder acquires a US dollar denominated note at original issuance at its issue price (generally the first price at which a substantial amount of substantially similar notes are sold for money, excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and holds such note as a capital asset. It does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase the US dollar denominated notes. In particular, it does not discuss special tax considerations that may apply to certain types of taxpayers, including dealers in stocks, securities or notional principal contracts; traders in securities electing to mark to market; insurance companies; tax-exempt organizations; banks, savings and loan associations and similar financial institutions; taxpayers whose functional currency is other than the US dollar; taxpayers that hold a US dollar denominated note as part of a hedge or straddle or synthetic security or a conversion transaction, within the meaning of section 1258 of the US Internal Revenue Code of 1986, as amended (the "CODE"); and subsequent purchasers of US dollar denominated notes. In addition, this summary does not describe any tax consequences arising under the laws of any taxing jurisdiction other than the US federal government.

    This summary is based on the US federal income tax laws, regulations, rulings and decisions in effect or available as of the date of this prospectus. All of the foregoing are subject to change, and any change may apply retroactively and could affect the continued validity of this summary. Further, the following summary assumes that the issuer, Funding 2 and the mortgages trustee, in its capacity as trustee for the mortgage trust, will conduct their affairs as described in this prospectus and in accordance with assumptions made by, and representations made to, counsel.

    Sidley Austin Brown & Wood LLP, US federal income tax advisers to Northern Rock ("US FEDERAL INCOME TAX COUNSEL"), has prepared and reviewed this summary of material US federal income tax consequences. As described under "-- TAX STATUS OF THE ISSUER, FUNDING 2, MORTGAGES TRUSTEE AND MORTGAGES TRUST", US federal income tax counsel will issue its opinion that the mortgages trustee acting as trustee of the mortgages trust, Funding 2, and the issuer will not be subject to US federal income tax as a result of their contemplated activities. As described further under "-- CHARACTERIZATION OF THE US DOLLAR DENOMINATED NOTES", US federal income tax counsel will also issue its opinion that, although there is no authority on the treatment of instruments substantially similar to the US dollar denominated notes, and while not free from doubt, the US dollar denominated notes will be treated as debt for US federal income tax purposes. Except as described in the two preceding sentences (and set forth in the corresponding opinions), US federal income tax counsel will render no opinions relating to the notes or the parties to the transaction.

    An opinion of US federal income tax counsel is not binding on the US Internal Revenue Service (the "IRS") or the courts, and no rulings will be sought from the IRS on any of the issues discussed in this section. As a result, the IRS or a court may disagree with all or part of the discussion herein. ACCORDINGLY, THE ISSUER SUGGESTS THAT PERSONS CONSIDERING THE PURCHASE OF US DOLLAR DENOMINATED NOTES CONSULT THEIR OWN TAX

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ADVISORS AS TO THE US TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND
DISPOSITION OF THE US DOLLAR DENOMINATED NOTES, INCLUDING THE POSSIBLE APPLICATION OF STATE, LOCAL, NON-US OR OTHER TAX LAWS, AND OTHER US FEDERAL INCOME TAX ISSUES AFFECTING THE TRANSACTION.

    As used in this section the term "UNITED STATES PERSON" means (a) an individual who is a citizen or resident of the United States, (b) an entity treated as a corporation or partnership for United States federal income tax purposes that is organized or created under the law of the United States, a State thereof, or the District of Columbia, (c) any estate the income of which is subject to taxation in the United States regardless of source, and (d) any trust if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all substantial decisions of the trust, or the trust was in existence on August 20, 1996 and is eligible to elect, and has made a valid election, to be treated as a United States person despite not meeting those requirements.

    If an entity that is treated as a partnership for US federal income tax purposes holds US dollar denominated notes, the US federal income tax treatment generally will depend upon the activities of the partnership and the status of the partners.


TAX STATUS OF THE ISSUER, FUNDING 2, MORTGAGES TRUSTEE AND MORTGAGES TRUST

    Under the transaction documents, each of the issuer, Funding 2, and the mortgages trustee, acting in its capacity as trustee of the mortgages trust, covenants not to engage in any activities in the United States (directly or through agents), not to derive any income from sources within the United States as determined under US federal income tax principles, and not to hold any mortgaged property if doing so would cause it to be engaged or deemed to be engaged in a trade or business within the United States as determined under US federal income tax principles. US federal income tax counsel is of the opinion that, assuming compliance with the transaction documents, none of the issuer, Funding 2 or the mortgages trustee, acting in its capacity as trustee of the mortgages trust, will be subject to US federal income tax. No elections will be made to treat the issuer, Funding 2, or the mortgage trust or any of their assets as a REMIC (a type of securitization vehicle having a special tax status under the Code).


CHARACTERIZATION OF THE US DOLLAR DENOMINATED NOTES

    Although there is no authority regarding the treatment of instruments that are substantially similar to the US dollar denominated notes, and while not free from doubt, it is the opinion of US federal income tax counsel that the US dollar denominated notes will be treated as debt for US federal income tax purposes. The issuer intends to treat the US dollar denominated notes as indebtedness of the issuer for all purposes, including US federal income tax purposes. The discussion in the next section assumes this result. By their purchase of US dollar denominated notes, the respective holders will be deemed to have agreed to treat such US dollar denominated notes as indebtedness for US federal income tax purposes, including for any US federal income tax reporting purposes. In general, the characterization of an instrument for US federal income tax purposes as indebtedness or equity by its issuer as of the time of issuance is binding on a holder (but not the IRS), unless the holder takes an inconsistent position and discloses such position on its US federal income tax return.

    The US dollar denominated notes will not be qualifying real property mortgage loans in the hands of domestic savings and loan associations, real estate investment trusts, or REMICs under sections 7701(a)(19)(C), 856(c) or 860G(a)(3) of the Code, respectively.


TAXATION OF US HOLDERS OF THE US DOLLAR DENOMINATED NOTES

    Qualified Stated Interest and Original Issue Discount ("OID"). For purposes of this summary, it is assumed that the US dollar denominated notes will accrue interest at a rate equal to LIBOR plus a margin (or other qualified floating rate within the meaning of

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

Treas. Reg. ss. 1.1275-5), and, hence the US dollar denominated notes will be treated as "variable rate debt instruments" for US federal income tax purposes. Please consult the applicable prospectus supplement in the event the US dollar denominated notes accrue interest at a rate other than a qualified floating rate.

    With respect to US dollar denominated notes that have a stated maturity of more than one year (i.e., other than short-term obligations, discussed below), the issuer intends to treat interest on the US notes as "QUALIFIED STATED INTEREST" under United States Treasury regulations relating to original issue discount (hereafter, the "OID REGULATIONS"). As a consequence, assuming that such interest is treated as qualified stated interest, discount on such US dollar denominated notes arising from an issuance at less than par will only be required to be accrued under the OID regulations if such discount exceeds a statutorily defined de minimis amount. Qualified stated interest, which generally must be unconditionally payable at least annually, is taxed under a holder's normal method of accounting. De minimis OID is included in income on a pro rata basis as principal payments are made on such US dollar denominated notes. It is possible that interest on certain US dollar denominated notes could be treated as OID because such interest is subject to deferral in certain limited circumstances (as described under "DESCRIPTION OF THE US NOTES -- 4(E) DEFERRED INTEREST").

    A US holder of a US dollar denominated note issued with OID must include OID in income over the term of such US dollar denominated note under a constant yield method that takes into account the compounding of interest. Under the Code, OID is calculated and accrued using prepayment assumptions where payments on a debt instrument may be accelerated by reason of prepayments of other obligations securing such debt instrument. Moreover, the legislative history to the provisions provides that the same prepayment assumptions used to price a debt instrument be used to calculate OID, as well as to accrue market discount and amortize premium. Here, prepayment of the mortgage loans is not expected to alter the scheduled principal payments on the dollar notes and accordingly, the issuer intends to assume that the US dollar denominated notes will have their principal repaid according to the schedule for purposes of accruing any OID. No representation is made that the mortgage loans will pay on the basis of such prepayment assumption or in accordance with any other prepayment scenario.

    With respect to US dollar denominated notes that have a stated maturity of not greater than one year ("SHORT-TERM OBLIGATIONS"), US holders who report income for US federal income tax purposes under the accrual method are required to accrue OID on short-term obligations on a straight-line basis unless an election is made to accrue the OID under a constant yield method (based on daily compounding). A US holder who is an individual or other cash method holder is not required to accrue OID on a short-term obligation unless such holder elects to do so. If such an election is not made, any gain recognized by such holder on the sale, exchange or maturity of such short-term obligation will be ordinary income to the extent of the holder's ratable share of OID accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of the sale, exchange or maturity.

    As an alternative to the above treatments, US holders may elect to include in gross income all interest with respect to the US dollar denominated notes, including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, using the constant yield method described above.

    Sales and Retirement. In general, a US holder of a US dollar denominated note will have a basis in such note equal to the cost of the note to such holder, and reduced by any payments thereon other than payments of qualified stated interest. Upon a sale or exchange of the note, a US holder will generally recognize gain or loss equal to the difference between the amount realized (less any accrued interest, which would be taxable as such) and the holder's tax basis in the note. Such gain or loss will be long-term capital gain or loss if the US holder has held the note for more than one year at the time of

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disposition. In certain circumstances, US holders that are individuals may be entitled to preferential treatment for net long-term capital gains. The ability of US holders to offset capital losses against ordinary income is limited.

    Alternative Characterization of the US dollar denominated Notes. The proper characterization of the arrangement involving the issuer and the holders of the US dollar denominated notes is not clear because there is no authority on transactions comparable to that contemplated herein. The issuer intends to treat the US dollar denominated notes as debt of the issuer for all US federal income tax purposes. Prospective investors should consult their own tax advisors with respect to the potential impact of an alternative characterization of the US dollar denominated notes for US tax purposes. One possible alternative characterization is that the IRS could assert that the lowest subordinated class of notes or any other class of notes should be treated as equity in the issuer for US federal income tax purposes. If any such class of US dollar denominated notes were treated as equity, US holders of such notes would be treated as owning equity in a passive foreign investment company ("PFIC") which, depending on the level of ownership of such US holder and certain other factors, might also constitute an interest in a controlled foreign corporation for such US holder. This would have certain timing and character consequences for US holders and could require certain elections and disclosures that would need to be made shortly after acquisition to avoid potentially adverse US federal income tax consequences.

    If the issuer was treated as a PFIC, unless a United States person makes a "QEF ELECTION" or "MARK TO MARKET ELECTION", such person will be subject to a special tax regime (i) in respect of gains realized on the sale or other disposition of its US dollar denominated notes, and (ii) in respect of distributions on its US dollar denominated notes held for more than one taxable year to the extent those distributions constitute "EXCESS DISTRIBUTIONS". Although not free from doubt, the PFIC rules should not apply to gain realized in respect of any US dollar denominated notes disposed of during the same taxable year in which such US dollar denominated notes are acquired. An excess distribution generally includes dividends or other distributions received from a PFIC in any taxable year to the extent the amount of such distributions exceeds 125% of the average distributions for the three preceding years (or, if shorter, the investor's holding period). Because the US dollar denominated notes pay interest at a floating rate, it is possible that a United States person will receive "EXCESS DISTRIBUTIONS" as a result of fluctuations in the rate of three-month US dollar LIBOR over the term of the US dollar denominated notes. In general, under the PFIC rules, a United States person will be required to allocate such excess distributions and any gain realized on a sale of its US dollar denominated notes to each day during the such person's holding period for the US dollar denominated notes, and will be taxable at the highest rate of taxation applicable to the US dollar denominated notes for the year to which the excess distribution or gain is allocable (without regard to the such person's other items of income and loss for such taxable year) (the "DEFERRED TAX"). The deferred tax (other than the tax on amounts allocable to the year of disposition or receipt of the distribution) will then be increased by an interest charge computed by reference to the rate generally applicable to underpayments of tax (which interest charge generally will be non-deductible interest expense for individual taxpayers). The issuer does not intend to provide information that would enable a holder of a US dollar denominated note to make a QEF election and the mark to market election will only be available during any period in which the US dollar denominated notes are traded on a qualifying exchange or market.


BACKUP WITHHOLDING

    Backup withholding of US Federal income tax may apply to payments made in respect of the notes to registered owners who are not "EXEMPT RECIPIENTS" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients.

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Payments made in respect of the US dollar denominated notes to a United States person must be reported to the IRS, unless such person is an exempt recipient or establishes an exemption. With respect to non-United States persons investing in the US dollar denominated notes, to ensure they qualify for an exemption, the paying agent will require such beneficial holder to provide a statement from the individual or corporation that:

       o is signed under penalties of perjury by the beneficial owner of the note,

       o     certifies that such owner is not a United States person, and

       o     provides the beneficial owner's name and address.

    Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. The noteholder must inform the paying agent within 30 days of such change and furnish a new W-8BEN. A noteholder that is not an individual or an entity treated as a corporation for US federal income tax purposes or that is not holding the notes on its own behalf may have substantially increased reporting requirements. For example, a non-US partnership or non-US trust generally must provide the certification from each of its partners or beneficiaries along with certain additional information. Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the paying agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or the substitute form).

    In addition, upon the sale of a note to (or through) a broker, the broker must report the sale and backup withhold on the entire purchase price, unless
(i) the broker determines that the seller is a corporation or other exempt recipient, (ii) the seller certifies (as described above) that such seller is a non-United States person and certain other conditions are met or (iii) the broker has the taxpayer identification number of the recipient properly certified as correct.

    Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's US federal income tax provided the required information is furnished to the IRS.

    Prospective investors should consult their own tax advisors with respect to the foregoing withholding tax requirements.

    THE US FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON AN OWNER'S PARTICULAR SITUATION. HOLDERS OF US DOLLAR DENOMINATED NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF US DOLLAR DENOMINATED NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL AND OTHER TAX LAWS.

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              MATERIAL JERSEY (CHANNEL ISLANDS) TAX CONSIDERATIONS

TAX STATUS OF THE MORTGAGES TRUSTEE AND THE MORTGAGES TRUST

    It is the opinion of Jersey (Channel Islands) tax counsel that the mortgages trustee will be resident in Jersey for taxation purposes and will be liable to income tax in Jersey at a rate of 20% in respect of the profits it makes from acting as trustee of the mortgages trust. The mortgages trustee will not be liable for any income tax in Jersey in respect of any income it receives in its capacity as mortgages trustee on behalf of the beneficiaries of the mortgages trust.



















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                              ERISA CONSIDERATIONS

    The US dollar denominated notes are eligible for purchase by employee benefit plans and other plans subject to the US Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or the provisions of Section 4975 of the Code and by governmental plans that are subject to state, local or other federal law of the United States that is substantially similar to ERISA or
Section 4975 of the Code, subject to consideration of the issues described in this section. ERISA imposes certain requirements on "EMPLOYEE BENEFIT PLANS" (as defined in Section 3(3) of ERISA) subject to ERISA, including entities such as collective investment funds and separate accounts whose underlying assets include the assets of such plans (collectively, "ERISA PLANS") and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirements of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the Plan. The prudence of a particular investment must be determined by the responsible fiduciary of an ERISA Plan by taking into account the ERISA Plan's particular circumstances and all of the facts and circumstances of the investment including, but not limited to, the matters discussed under "RISK FACTORS" and the fact that in the future there may be no market in which such fiduciary will be able to sell or otherwise dispose of the notes.

    Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, the "PLANS")) and certain persons (referred to as "PARTIES IN INTEREST" or "DISQUALIFIED PERSONS") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

    The seller, the issuer, the administrator, the mortgages trustee, Funding 2 or any other party to the transactions contemplated by the transaction documents may be parties in interest or disqualified persons with respect to many Plans. Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code may arise if any of the US dollar denominated notes is acquired or held by a Plan with respect to which the issuer, the administrator, the mortgages trustee, Funding 2 or any other party to such transactions, is a party in interest or a disqualified person. Certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may be applicable, however, depending in part on the type of Plan fiduciary making the decision to acquire any such notes and the circumstances under which such decision is made. Included among these exemptions are Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "QUALIFIED PROFESSIONAL ASSET MANAGER"), PTCE 95-60 (relating to transactions involving insurance company general accounts), PTCE 90-1 (relating to investments by insurance company pooled separate accounts) and PTCE 96-23 (relating to transactions determined by in-house asset managers). There can be no assurance that any of these class exemptions or any other exemption will be available with respect to any particular transaction involving the notes.

    Each purchaser and subsequent transferee of any US dollar denominated note will be deemed by such purchase or acquisition of any such note to have represented and warranted, on each day from the date on which the purchaser or transferee acquires such note through and including the date on which the purchaser or transferee disposes of such note, either that (A) it is not an ERISA Plan or other Plan, an entity whose underlying assets include the assets of any such ERISA Plan or other Plan, or a governmental plan which is subject to any federal, state or local law of the United States that is substantially similar to the provisions of section 406 of ERISA or section 4975 of the Code or
(B) its purchase, holding and disposition of such note will not result in a

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

prohibited transaction under section 406 of ERISA or section 4975 of the Code (or, in the case of a governmental plan, any substantially similar federal, state or local law of the United States) for which an exemption is not available.

    In addition, the US Department of Labor has promulgated a regulation, 29 C.F.R. Section 2510.3-101 (the "PLAN ASSET REGULATION"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of certain provisions of ERISA, including the fiduciary responsibility provisions of Title I of ERISA, and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests in an "EQUITY INTEREST" of an entity that is neither a "PUBLICLY-OFFERED SECURITY" nor a security issued by an investment company registered under the 1940 Act, the Plan's assets include both the equity interest and an undivided interest in each of the entity's underlying assets, unless one of the exceptions to such treatment described in the Plan Asset Regulation applies. Under the Plan Asset Regulation, a security which is in debt form may be considered an "EQUITY INTEREST" if it has "SUBSTANTIAL EQUITY FEATURES". If the issuer were deemed under the Plan Asset Regulation to hold plan assets by reason of a Plan's investment in any of the US dollar denominated notes, such plan assets would include an undivided interest in the assets held by the issuer and transactions by the issuer would be subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. INVESTORS SHOULD NOTE THAT CONCERNS IN RESPECT OF THE FOREGOING MAY BE MAGNIFIED HERE, PARTICULARLY IN THE CASE OF THE LOWEST SUBORDINATED CLASS OF NOTES. In addition, in analyzing these issues with their own counsel, prospective purchasers of notes should consider, among other things, that, although special tax counsel has concluded that the notes are debt for federal income tax purposes, see "MATERIAL UNITED STATES TAX CONSEQUENCES", it is not clear whether the debt would be treated for tax purposes as issued by the issuer. If the underlying assets of the issuer are deemed to be Plan assets, the obligations and other responsibilities of Plan sponsors, Plan fiduciaries and Plan administrators, and of parties in interest and disqualified persons, under parts 1 and 4 of subtitle B of title I of ERISA and section 4975 of the Code, as applicable, may be expanded, and there may be an increase in their liability under these and other provisions of ERISA and the Code (except to the extent (if any) that a favorable statutory or administrative exemption or exception applies). In addition, various providers of fiduciary or other services to the issuer, and any other parties with authority or control with respect to the issuer, could be deemed to be Plan fiduciaries or otherwise parties in interest or disqualified persons by virtue of their provision of such services.

    Any insurance company proposing to purchase any of the US dollar denominated notes using the assets of its general account should consider the extent to which such investment would be subject to the requirements of ERISA in light of the US Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank and under any subsequent guidance that may become available relating to that decision. In particular, such an insurance company should consider the retroactive and prospective exemptive relief granted by the Department of Labor for transactions involving insurance company general accounts in PTCE 95-60, 60 Fed. Reg. 35925 (July 12, 1995), the enactment of
Section 401(c) of ERISA by the Small Business Job Protection Act of 1996 (including, without limitation, the expiration of any relief granted thereunder) and the regulations thereunder.

    Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold any of the US dollar denominated notes should determine whether, under the documents and instruments governing the Plan, an investment in the notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment mortgage portfolio. Any Plan proposing to invest in such notes (including any governmental plan) should consult with its counsel to confirm, among other things, that such investment will not result in a non-exempt prohibited transaction and will satisfy the other requirements of

ERISA and the Code (or, in the case of a governmental plan, any substantially similar state, local or other federal law).

    The sale of any notes to a Plan is in no respect a representation by the seller, the issuer, the administrator, the mortgages trustee, Funding 2 or any other party to the transactions that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.


















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              ENFORCEMENT OF FOREIGN JUDGMENTS IN ENGLAND AND WALES

    The issuer is a UK public company incorporated with limited liability in England and Wales.

    Any final and conclusive judgment of any New York State or United States Federal Court sitting in the Borough of Manhattan in the City of New York having jurisdiction recognized by England or Wales in respect of an obligation of the issuer in respect of the notes for a fixed sum of money and which has not been stayed or satisfied in full, would be enforceable by action against the issuer in the courts of England and Wales without a re-examination of the merits of the issues determined by the proceedings in the New York State or United States Federal Court.

    This will be the case unless the following occurs:

       o the proceedings in the New York State or the United States Federal Court in which the judgment was obtained were contrary to the principles of natural or substantive justice;

       o enforcement of the judgment is contrary to the public policy of England or Wales;

       o the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

       o the judgment is of a public nature (for example, a penal or revenue judgment);

       o there has been a prior judgment in another court concerning the same issues between the same parties as are dealt with in the judgment of the New York State or the United States Federal Court;

       o the enforcement would contravene section 5 of the Protection of Trading Interests Act 1980; or

       o the enforcement proceedings are not instituted within six years after the date of the judgment.

    The issuer expressly submits to the non-exclusive jurisdiction of the courts of England for the purpose of any suit, action or proceedings arising out of this offering. A judgment by a court may be given in some cases only in sterling.

    All of the directors of the issuer reside outside the United States. Substantially all of the assets of all or many of such persons are located outside the United States. As a result, it may not be possible for the noteholders to effect service of process within the United States upon such persons with respect to matters arising under the federal securities laws of the United States or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of such laws.

    The issuer has been advised by Sidley Austin Brown & Wood, English counsel to Northern Rock, that there is doubt as to the enforceability in England and Wales, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the Federal securities laws of the United States based on the restrictions referred to above.

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                  UNITED STATES LEGAL INVESTMENT CONSIDERATIONS

    None of the notes is a "MORTGAGE RELATED SECURITY" under the United States Secondary Mortgage Market Enhancement Act of 1984, as amended.

    The appropriate characterization of the notes under various legal investment restrictions and, consequently, the ability of investors subject to these restrictions to purchase such notes, is subject to significant interpretative uncertainties. These uncertainties may adversely affect the liquidity of, and the creation of any secondary market for, the notes. Accordingly, investors should consult their own legal advisors in determining whether and the extent to which the notes constitute legal investments or are subject to investment, capital or other restrictions.


















                                       250
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                                  LEGAL MATTERS

    Certain matters of English law and United States law regarding the notes, including matters relating to the validity of the issuance of the notes, will be passed upon for Northern Rock by Sidley Austin Brown & Wood, London. Certain matters of United States law regarding matters of United States federal income tax law with respect to the US notes will be passed upon for Northern Rock by Sidley Austin Brown & Wood LLP, New York. Certain matters of English law and United States law will be passed upon for the underwriters by Allen & Overy LLP, London.

    Certain matters of Jersey (Channel Islands) law regarding the mortgages trustee will be passed upon for the mortgages trustee by Mourant du Feu & Jeune, London.
















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                                  UNDERWRITING

UNITED STATES

    A prospectus supplement will be prepared for each series of US notes which will describe the method of offering being used for that series and will set forth the identity of any of its underwriters and either the price at which each class or sub-class of such series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to us, or the method by which the price at which the underwriters will sell those US notes will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between any underwriter and us and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the US notes so offered. US notes may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

    The seller and we will agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

    The underwriters or their affiliates may engage in over-allotment transactions (also known as short sales), stabilizing transactions, syndicate covering transactions and penalty bids for the US notes under Regulation M under the Exchange Act.

       o Over-allotment transactions involve sales by an underwriter in excess of the total offering size, which creates what is known as a naked short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

       o Stabilizing transactions permit bids to purchase the US notes so long as the stabilizing bids do not exceed a specified maximum.

       o Short covering transactions involve purchases of the US notes in the open market after the distribution has been completed in order to cover naked short positions.

       o Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction.

    Similar to other purchase transactions, these transactions may have the effect of raising or maintaining the market price of the US notes or preventing or retarding a decline in the market price of the US notes. As a result, these transactions may cause the prices of the US notes to be higher than they would otherwise be in the absence of those transactions. Neither we nor any of the underwriters represent that any underwriter will engage in any of these transactions or that these transactions, once begun, will not be discontinued without notice at any time.

    The US notes will be registered under the Securities Act. Any underwriters of the US notes that are not US registered broker dealers will agree that they will offer and sell the US notes within the United States through US registered broker-dealers.

    The US notes will not be offered or sold via the internet, e-mail or through similar electronic channels except that certain underwriters may deliver copies of this prospectus and related prospectus supplement via e-mail to persons who have given, and not withdrawn, their prior consent to receive copies of this prospectus and related prospectus supplement in that format.

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UNITED KINGDOM

    Each underwriter will represent and agree that:

       o in relation to any US notes which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any US notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the US notes would otherwise constitute a contravention of Section 19 of the FSMA by the issuer;

       o it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any US notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

       o it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the US notes in, from or otherwise involving the United Kingdom.


ITALY

    Each underwriter will represent and agree that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any US notes in the Republic of Italy.


SPAIN

    Each underwriter will represent and agree that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any US notes in Spain by means of a public offer as defined and construed by Spanish law unless such public offer is made in compliance with the requirements of Law 24/1988 of July 28 (as amended by Law 37/1998, of November 16), on the Spanish Securities Market and the Royal Decree 291/1992, of March 27 (as amended by Royal Decree 2590/1998, of December 7 and Royal Decree 705/ 2002, of July
19), on issues and public offers for the sale of securities.


IRELAND

    Each underwriter will represent and agree that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell in Ireland any US notes other than to persons whose ordinary business it is to buy or sell shares or debentures whether as principal or agent.


THE NETHERLANDS

    Each underwriter will represent and agree that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any US notes in The Netherlands.


GENERAL

    The underwriters will represent and agree that they have complied and will comply with all applicable securities laws and regulations in force in any jurisdiction in which they purchase, offer, sell or deliver US notes or possess them or distribute the prospectus or any other offering material and will obtain any consent, approval or permission required by them for the purchase, offer, sale or delivery by them of US notes under the laws and regulations in force in any jurisdiction to which they are subject or in which they make such purchases, offers, sales or deliveries and the issuer shall have no responsibility for them. Furthermore, the underwriters will represent and agree that they have not and will not directly or indirectly offer, sell or deliver any notes or distribute or publish any prospectus, form of application, offering circular, advertisement or other offering material except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations, and all offers, sales and deliveries of US notes by it will be made on the same terms.

    Neither the issuer nor the underwriters represent that US notes may at any time lawfully be sold in compliance with any application, registration or other requirements in any jurisdiction (other than as described above), or pursuant to any exemption available thereunder, or assume any responsibility for facilitating such sale.

    The underwriters will agree that they will, unless prohibited by applicable law, furnish to each person to whom they offer or sell notes a copy of the prospectus and a related prospectus supplement, in each case as then amended or supplemented or, unless delivery of the prospectus is required by applicable law, inform each such person that a copy will be made available upon request. The underwriters are not authorized to give any information or to make any representation not contained in the prospectus in connection with the offer and sale of notes to which the prospectus relates.

                             REPORTS TO NOTEHOLDERS

    The administrator will prepare quarterly and annual reports that will contain information about the notes. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles of any jurisdiction. The reports will be sent to Cede & Co. and Citivic, as applicable, as the holder of the notes, unless and until individual note certificates are issued. Reports will not be sent to investors by the administrator.
























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

                         LISTING AND GENERAL INFORMATION

AUTHORIZATION

    The issue of each series of notes from time to time has been authorized by resolution of the board of directors of the issuer passed on January 18, 2005.


LISTING OF NOTES

    Application has been made to the FSA in its capacity as competent authority for the purposes of Part VI of the FSMA for the notes issued during the period of 12 months from the date of this prospectus to be admitted to the official list. Application will also be made to the London Stock Exchange for each class of the notes to be admitted to trading on the Gilt Edged and Fixed Income Market of the London Stock Exchange.

    It is expected that each series and class of notes which is to be admitted to the official list and to trading on the Gilt Edged and Fixed Income Market of the London Stock Exchange will be admitted separately, as and when issued, subject only to the issue of a global note certificate or individual note certificates representing the notes of each series and class and to making the final terms relating to the notes available to the public in accordance with Prospectus Directive and associated UK and EU implementing legislation.

    This prospectus has been prepared in compliance with the Prospectus Rules Instrument, 2005, made pursuant to the FSMA.

    The issuer and the directors of the issuer accept responsibility for the information contained in this prospectus. To the best of the knowledge and belief of the issuer and the directors of the issuer (who have taken all reasonable care to ensure that such is the case), the information contained in this prospectus is in accordance with the facts and does not omit anything likely to affect the import of such information. The issuer and the directors of the issuer accept responsibility accordingly.


CLEARING AND SETTLEMENT

    Transactions in respect of the US notes will normally be effected for settlement in US dollars and for delivery on the third working day after the date of the transaction. Prior to listing, however, dealings will be permitted by the London Stock Exchange plc in accordance with its rules.

    The US notes have been accepted for clearance through DTC, Clearstream, Luxembourg and Euroclear. The appropriate CUSIP numbers, common codes and ISINs for each series and class of notes will be specified in the applicable prospectus supplement.


LITIGATION

    None of the issuer or Funding 2, (the "FUNDING 2 GROUP"), Holdings, the post-enforcement call option holder or the mortgages trustee is or has been involved since its incorporation in any governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which the issuer, the Funding 2 Group, Holdings, the post-enforcement call option holder or the mortgages trustee (respectively) is aware) which may have, or have had since its incorporation, a significant effect upon the financial position or profitability of the issuer, the Funding 2 Group, Holdings, the post-enforcement call option holder or the mortgages trustee.


ACCOUNTS

    No statutory or non-statutory accounts within the meaning of Section 240(5) of the Companies Act 1985 in respect of any financial year of the issuer have been prepared. So long as the notes are listed on the official list of the UK Listing Authority and are traded on the Gilt Edged and Fixed Income Market of the London Stock Exchange, the most recently published audited annual accounts of the issuer from time to time shall be available at the specified office of the UK principal paying agent in London. The issuer does not publish interim accounts.

    Since the date of its incorporation, the issuer has not entered into any contracts or arrangements not being in the ordinary course of business.


CONSENTS

    PricewaterhouseCoopers LLP an independent registered public accounting firm whose address is 89 Sandyford Road, Newcastle upon Tyne, NE99 1PL, given and have not withdrawn its consent to the inclusion in this prospectus of their reports on the issuer and Funding 2 and the references to its name in the form and context in which it appears, and have authorized the contents of that part of the listing particulars containing its report for the purposes of rule 5.5.4(2)(6) of the Prospectus Rules Instrument 2005, made pursuant to the FSMA.


SIGNIFICANT OR MATERIAL CHANGE

    Since the date of incorporation of the issuer (5 October, 2004) and Funding 2 (4 October, 2004), the date of incorporation of Holdings (December 14, 2000), the date of incorporation of the mortgages trustee (February 14, 2001), and the date of incorporation of the post-enforcement call option holder (December 15, 2000), there has been no material adverse change in the financial position or prospects of the issuer, Funding 2 Group, Holdings, the post-enforcement call option holder or the mortgages trustee.


DOCUMENTS AVAILABLE

    From the date of this prospectus and for so long as any series and class of notes issued by the issuer may be admitted to the official list, copies of the following documents may, when published, be inspected at the registered office of the Issuer and from the specified office of the principal paying agent during usual business hours, on any weekday (public holidays excepted):

       (A) the Memorandum and Articles of Association of each of the issuer, Funding 2, Holdings, the mortgages trustee and the post-enforcement call option holder;

       (B)   a copy of the prospectus;

       (C) any future offering circulars, prospectuses, supplementary prospectuses, information memoranda and supplement including prospectus supplements (save that a prospectus supplement relating to an unlisted series and class of notes will be available for inspection only by the underwriters or dealers, as applicable, specified in the prospectus supplement or, upon proof satisfactory to the principal paying agent or the registrar, as the case may be, as to the identity of the holder of any note to which the prospectus supplement relates) to the prospectus and any other documents incorporated therein or therein by reference.

       (D) all other reports, letters, statements prepared by an expert and included in the prospectus;

       (E)   each of the following documents:

             o   the programme agreement;

             o   each subscription agreement;

             o   each underwriting agreement;

             o   the global intercompany loan agreement;

             o   the mortgages trust deed;

             o   the controlling beneficiary deed;

             o   the mortgage sale agreement;

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

             o   the issuer deed of charge;

             o   each deed of accession to the issuer deed of charge;

             o   the Funding 2 deed of charge;

             o   each deed of accession to the Funding 2 deed of charge;

             o   the Funding 2 basis rate swap agreement;

             o   each issuer swap agreement;

             o   the trust deed;

             o   the paying agent and agent bank agreement;

             o   the administration agreement;

             o   the cash management agreement;

             o   the issuer cash management agreement;

             o   the issuer guaranteed investment contract;

             o   the Funding 2 guaranteed investment contract;

             o   the mortgages trustee guaranteed investment contract;

             o   the post-enforcement call option agreement;

             o   the bank account agreement;

             o   the Funding 2 bank account agreement;

             o   the issuer bank account agreement;

             o   the collection bank agreement;

             o   the master definitions schedule;

             o   each start-up loan agreement;

             o   the corporate services agreement;

             o any other deeds of accession or supplemental deeds relating to any such documents.

                                    GLOSSARY

    All of the defined terms that are used in this prospectus are defined in the following glossary. These terms are defined as follows:

"$", "US$", "USD",               The lawful currency for the time being of the United States of America
  "US DOLLARS" or "DOLLARS"

"[E]" or "EURO"                  The currency of the member states of the European Union that adopt the single currency in accordance with the Treaty of Rome of March 25, 1957, establishing the European Community, as amended from time to time

"[GBP]", "STERLING" or           The lawful currency for the time being of the United Kingdom of Great
  "POUNDS STERLING"              Britain and Northern Ireland

"AAA LOAN TRANCHES"              The loan tranches made by the issuer to Funding 2 under the global intercompany loan agreement from the proceeds of issue of any series of class A notes

"AA LOAN TRANCHES"               The loan tranches made by the issuer to Funding 2 under the global intercompany loan agreement from the proceeds of issue of any series of class B notes

"A LOAN TRANCHES"                The loan tranches made by the issuer to Funding 2 under the global intercompany loan agreement from the proceeds of issue of any series of class M notes

"ADDITIONAL INTEREST"            The meaning given to it on page 214

"AAA PRINCIPAL DEFICIENCY        One of five sub-ledgers on the principal deficiency ledger which records
  SUB-LEDGER"                    any principal deficiency in respect of any AAA loan tranches

"AA PRINCIPAL DEFICIENCY         One of five sub-ledgers on the principal deficiency ledger which records
  SUB-LEDGER"                    any principal deficiency in respect of any AA loan tranches

"A PRINCIPAL DEFICIENCY          One of five sub-ledgers on the principal deficiency ledger which records
  SUB-LEDGER"                    any principal deficiency in respect of any A loan tranches

"ACCRUAL YIELD"                  In respect of any series and class of notes, the yield specified as such in the applicable prospectus supplement

"ADDITIONAL MORTGAGE LOAN"       Any mortgage loan (being an English mortgage loan or a Scottish mortgage loan, as applicable) which the seller anticipated assigning to the mortgages trustee on an assignment date under the terms of the mortgage sale agreement and referenced by its mortgage loan identifier number and comprising the aggregate of all principal sums, interest, costs, charges, expenses and other monies (including all further advances) due or owing with respect to that mortgage loan under the relevant mortgage conditions by a borrower on the security of a mortgage from time to time outstanding or, as the context may require, the borrower's obligations in respect of the same

"ADDITIONAL MORTGAGE PORTFOLIO"  The portfolio of additional mortgage loans, their related security, accrued interest and other amounts derived from such additional mortgage loans that the seller, as of each cut-off date, anticipates assigning to the mortgages trustee from time to time


"ADJUSTED FUNDING 2 RESERVE         The sum of:
  FUND LEVEL"

                                    (a)   the aggregate amount standing to the credit of the issuer reserve ledger and the Funding 2 reserve ledger; and

                                    (b)   the amount (if any) then to be credited to the issuer reserve ledger in accordance with to the issuer pre-enforcement principal priority of payments and the amount (if any) then to be credited to the
                                          Funding 2 reserve ledger in accordance with to the Funding 2 pre-enforcement principal priority of payments

"ADMINISTRATION FEE"                The fee payable by the mortgages trustee to the administrator on each distribution date in payment for the administering of the mortgage loans by the administrator. The administration fee equals 0.08% per annum
                                    (inclusive of VAT) on the amount of the Funding 2 share of the trust property as determined on that distribution date in respect of the then current trust calculation period, but is payable on each distribution date only to the extent that the mortgages trustee has sufficient funds available to pay that amount in accordance with the mortgages trust allocation of revenue receipts

"ADMINISTRATION PROCEDURES"         The administration, arrears and enforcement policies and procedures forming part of the seller's policy from time to time or, at any time when the administrator is not also the seller, the policies and procedures from time to time which would be adopted by a reasonable, prudent mortgage lender

"ADMINISTRATOR"                     Northern Rock or such other person as may from time to time be appointed as administrator of the mortgage portfolio under the administration agreement

"ADMINISTRATOR TERMINATION          The meaning given to it on page 106
  EVENT"

"AGENT BANK"                        Citibank, N.A, acting through its London branch at 5 Carmelite Street,
                                    London EC4Y 0PA, or such other person for the time being acting as agent bank under the paying agent and agent bank agreement

"ALTERNATIVE INSURANCE              Requirements which vary the insurance provisions of the mortgage
  REQUIREMENTS"                     conditions

"ANTICIPATED CASH ACCUMULATION      The meaning given to it on page 151
  PERIOD"

"ARREARS OF INTEREST"               As at any date and for any mortgage loan, interest (other than capitalized interest or accrued interest) on that mortgage loan which is currently due and payable on that date

"ARREARS OR STEP-UP TRIGGER EVENT"  An arrears or step-up trigger event occurs when (i) the outstanding principal balance of the mortgage loans in arrears for more than 90 days divided by the outstanding principal balance of all of the mortgage loans in the mortgages trust (expressed as a percentage) exceeds 2% or (ii) if the issuer fails to exercise its option to redeem any of its notes on the relevant step-up date pursuant to the terms and conditions of such notes


"ASSET TRIGGER EVENT"          The meaning given to it on page 130

"ASSIGNMENT DATE"              The date of assignment of any new mortgage portfolio to the mortgages trustee

"AUTHORIZED HOLDINGS"          In respect of the US notes, $100,000 and integral multiples of $1,000 in excess thereof or, in relation to a series and class of notes, as otherwise specified in the applicable prospectus supplement

"AUTHORIZED INVESTMENTS"       (a)   sterling gilt-edged securities; and

                               (b)   sterling demand or time deposits, certificates of deposit and short-term debt obligations (including commercial paper) (which may include deposits into any account which earns a rate of interest related to LIBOR) provided that in all cases these investments have a maturity date of 90 days or less and mature on or before the next following note payment date or loan payment date (as applicable) or, in relation to any mortgages trustee bank account, the next following distribution date and the short-term unsecured, unguaranteed and unsubordinated debt obligations of the issuing or guaranteeing entity or the entity with which the demand or time deposits are made
                                     (being an authorized institution under the FSMA) are rated at least equal to "A-1+" by Standard & Poor's, "P-1" by Moody's and "F1+"
                                     by Fitch or which are otherwise acceptable to the rating agencies
                                     (if they are notified in advance) to maintain the then current rating of the notes

"AUTHORIZED UNDERPAYMENT"      The meaning given to it on page 79

"AXA"                          The AXA Group of Companies

"BANK ACCOUNT AGREEMENT"       The agreement dated March 26, 2001, as amended from time to time, among the account bank, the cash manager, the mortgages trustee,
                               Funding, Funding 2, the security trustee and the Funding 2 Security Trustee which governs the operation of the mortgages trustee bank accounts and the Funding 2 bank accounts

"BANK OF ENGLAND BASE RATE"    The Bank of England's official dealing rate (the repo rate) as set by the
                               UK Monetary Policy Committee, and in the event that this rate ceases to exist or becomes inappropriate as an index for the base rate pledge, such alternative rate or index, which is not controlled by the seller, that the seller considers to be the most appropriate in the circumstances

"BARCLAYS"                     Barclays Bank PLC, acting through its office at City Group Office, Percy
                               Street, Newcastle upon Tyne NE99 1JP

"BARCLAYS COLLECTION ACCOUNT"  The account of the administrator held at Barclays as may be utilized from time to time for the purpose of collecting amounts which are paid to the seller on the mortgage loans and/or the related security

"BASE RATE PLEDGE"             The meaning given to it on page 77

"BASEL COMMITTEE"              The meaning given to it on page 53

"BASIC TERMS MODIFICATIONS"    The meaning given to it on page 226


"BASIS RATE SWAPS"         The Funding 2 basis rate swaps and the swap agreements entered into by each of the Funding issuers with Northern Rock plc as swap provider to hedge exposure to interest rates on the mortgage loans and the interest rates on the notes issued by such Funding issuers

"BBB LOAN TRANCHES"        The loan tranches made by the issuer to Funding 2 under the global intercompany loan agreement from the proceeds of issue of any series of class C notes

"BB LOAN TRANCHE"          The loan tranches made by the issuer to Funding 2 under the global intercompany loan agreement from the proceeds of the issue of any series of class D notes

"BBB PRINCIPAL DEFICIENCY  One of five sub-ledgers or the principal deficiency ledger which records
  SUB-LEDGER"              any principal deficiency in respect of any BBB loan tranches

"BB PRINCIPAL DEFICIENCY   One of five sub-ledgers or the principal deficiency ledger which records
  SUB-LEDGER"              any principal deficiency in respect of any BB loan tranches

"BENEFICIARIES"            Funding, Funding 2 and the seller, collectively as beneficiaries of the mortgages trust

"BENEFIT PLAN INVESTORS"   An investor in a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans, as described further in "ERISA CONSIDERATIONS"

"BORROWER"                 For each mortgage loan, the person or persons who is or are named and defined as such in the relevant mortgage deed, or the other person or persons (other than a guarantor) who shall become legally obligated to comply with the borrower's obligations under the related mortgage

"BROKEN AMOUNT"            In respect of any series and class of notes, an amount specified as such
                           (if any) in the applicable prospectus supplement

"BULLET LOAN TRANCHE"      Any loan tranche which is scheduled to be repaid in full on one loan payment date. Bullet loan tranches will be deemed to be pass-through loan tranches if:

                           (a)   a date specified in relation to the same in the applicable loan tranche supplement occurs;

                           (b)   a pass-through trigger event occurs; or

                           (c)   the step-up date (if any) in relation to such loan tranche occurs.

"BULLET REDEMPTION DATE"   The bullet redemption date for any series and class of bullet redemption notes will be the monthly payment date specified as such for such series and class of notes in the applicable prospectus supplement

"BULLET REDEMPTION NOTES"  Any series and class of notes which is scheduled to be repaid in full on one note payment date. Bullet redemption notes will be deemed to be pass-through notes if:

                           (a)   a date specified in relation to the same in the prospectus supplement occurs

                           (b)   pass-through trigger event occurs; or


                                  (c)   the step-up date (if any) in relation to such notes occurs.

"BULLET REPAYMENT DATE"           The bullet repayment date for any bullet loan tranche will be the monthly payment date specified as such for such loan tranche in the applicable loan tranche supplement.

"BULLET REPAYMENT LOAN AMOUNT"    The amount required to be repaid on the bullet repayment date in respect of a bullet loan tranche in order to repay such loan tranche in full;

"CALENDAR YEAR"                   A year from the beginning of January 1 to the end of December 31

"CAPITAL BALANCE"                 For any mortgage loan at any date, the principal balance of that mortgage loan to which the seller applies the relevant interest rate at which interest on that mortgage loan accrues

"CAPITAL PAYMENT"                 The meaning given to it on page 74

"CAPITALIZED"                     In respect of a fee, an interest amount or any other amount, means that amount which is added to the capital balance of a mortgage loan

"CAPITALIZED ARREARS"             For any mortgage loan at any date, interest or other amounts which are overdue in respect of that mortgage loan and which as at that date have been added to the capital balance of that mortgage loan either in accordance with the mortgage conditions or otherwise by arrangement with the relevant borrower

"CAPITALIZED INTEREST"            For any mortgage loan at any date, interest which is overdue in respect of that mortgage loan and which as at that date has been added to the capital balance of that mortgage loan in accordance with the mortgage conditions or otherwise by arrangement with the relevant borrower (excluding for the avoidance of doubt any arrears of interest which have not been so capitalized on that date)

"CAPITAL REQUIREMENTS DIRECTIVE"  The meaning given to it on page 53

"CAPPED RATE MORTGAGE LOANS"      Mortgage loans that are subject to a maximum rate of interest and charge interest at the lesser of the seller's standard variable rate or the specified capped rate

"CASH ACCUMULATION LIABILITY"     The meaning given to it on page 157

"CASH ACCUMULATION SHORTFALL"     means at any time that the Funding 2 cash accumulation ledger amount is less than the cash accumulation liability;

"CASH ACCUMULATION PERIOD"        The meaning given to it on page 150

"CASH ACCUMULATION REQUIREMENT"   The meaning given to it on page 151

"CASHBACK MORTGAGE LOAN"          A type of mortgage loan, the primary characteristics of which are described on page 72

"CAT STANDARD MORTGAGE LOAN"      A type of flexible mortgage loan, the primary characteristics of which are described on page 72

"CCA"                             The Consumer Credit Act 1974

"CITIBANK, N.A."                  Citibank, N.A., acting through its London branch at 5 Carmelite Street,
                                  London EC4Y 0PA


"CLASS"                          Any of the class A notes, the class B notes, the class M notes, the class C notes and the class D notes

"CLASS A AVAILABLE SUBORDINATED  The meaning given to it on page 65
  AMOUNT"

"CLASS A ISSUER ENFORCEMENT      The meaning given to it on page 219
  NOTICE"

"CLASS A NOTE EVENT OF DEFAULT"  The meaning given to it on page 219

"CLASS A NOTEHOLDERS"            The holders of the class A notes

"CLASS A NOTES"                  The notes of any series designated as such in the applicable prospectus supplement

"CLASS A REQUIRED SUBORDINATED   The meaning given to it on page 65
  AMOUNT"

"CLASS A REQUIRED SUBORDINATED   On any date, the percentage specified as such in the most recent
  PERCENTAGE"                    prospectus supplement.

"CLASS B AVAILABLE SUBORDINATED  The meaning given to it on page 65
  AMOUNT"

"CLASS B ISSUER ENFORCEMENT      The meaning given to it on page 220
  NOTICE"

"CLASS B NOTE EVENT OF DEFAULT"  The meaning given to it on page 221

"CLASS B NOTEHOLDERS"            The holders of the class B notes

"CLASS B NOTES"                  The notes of any series designated as such in the applicable prospectus supplement

"CLASS B REQUIRED SUBORDINATED   The meaning given to it on page 66
  AMOUNT"

"CLASS B REQUIRED SUBORDINATED   On any date, the percentage specified as such in the most recent
  PERCENTAGE"                    prospectus supplement.

"CLASS C AVAILABLE SUBORDINATED  The meaning given to it on page 67
  AMOUNT"

"CLASS C ISSUER ENFORCEMENT      The meaning given to it on page 221
  NOTICE"

"CLASS C NOTE EVENT OF DEFAULT"  The meaning given to it on page 222

"CLASS C NOTEHOLDERS"            The holders of the class C notes

"CLASS C NOTES"                  The notes of any series designated as such in the applicable prospectus supplement

"CLASS C REQUIRED SUBORDINATED   The meaning given to it on page 66
  AMOUNT"

"CLASS C REQUIRED SUBORDINATED   On any date, the percentage specified as such in the most recent
  PERCENTAGE"                    prospectus supplement.

"CLASS D ISSUER ENFORCEMENT      The meaning given to it on page 222
  NOTICE"

"CLASS D NOTE EVENT OF DEFAULT"  The meaning given to it on page 222

"CLASS D NOTEHOLDERS"            The holders of the class D notes


"CLASS D NOTES"                  The notes of any series designated as such in the applicable prospectus supplement

"CLASS M AVAILABLE SUBORDINATED  The meaning given to it on page 66
  AMOUNT"

"CLASS M ISSUER ENFORCEMENT      The meaning given to it on page 221
  NOTICE"

"CLASS M NOTE EVENT OF DEFAULT"  The meaning given to it on page 221

"CLASS M NOTEHOLDERS"            The holders of the class M notes

"CLASS M NOTES"                  The notes of any series designated as such in the applicable prospectus supplement

"CLASS M REQUIRED SUBORDINATED   The meaning given to it on page 66
  AMOUNT"

"CLASS M REQUIRED SUBORDINATED   On any date, the percentage specified as such in the most recent
  PERCENTAGE"                    prospectus supplement.

"CLEARING AGENCY"                An agency registered under the provisions of section 17A of the
                                 Exchange Act

"CLEARING CORPORATION"           A corporation within the meaning of the New York Uniform Commercial
                                 Code

"CLEARSTREAM, LUXEMBOURG"        Clearstream Banking, societe anonyme

"CLOSING DATE"                   The closing date for the issuance of any series and class of notes as specified in the prospectus supplement for such notes

"CML"                            The Council of Mortgage Lenders of which the seller is a member

"CML CODE"                       The meaning given to it on page 48

"CODE"                           United States Internal Revenue Code of 1986, as amended

"COLLECTION ACCOUNT"             The Barclays collection account, the Lloyds TSB collection account and each other account in the name of the administrator which is from time to time used for the purpose of collecting, directly or indirectly, monies due in respect of mortgage loans and/or the related security

"COLLECTION BANKS"               Barclays Bank PLC acting through its branch at Percy Street, Newcastle upon Tyne NE99 1JP and Lloyds TSB Bank plc acting through its branch at City Office, Bailey Drive, Gillingham Business Park, Kent ME8 0LS and
                                 each other bank as may be appointed as such under and in accordance with the transaction documents

"COLLECTION BANK AGREEMENT"      The agreement dated March 26, 2001, as amended from time to time, among the mortgages trustee, Funding, Funding 2, the seller, the administrator, the security trustee and the collection banks

"COMBINATION MORTGAGE LOAN"      A mortgage loan that combines the features of a repayment mortgage loan and an interest-only loan in that only part of the principal of the mortgage loan will be repaid by way of monthly payments

"COMBINED CREDIT BALANCE"        The meaning given to it on page 70

"COMBINED DEBIT BALANCE"         The meaning given to it on page 70

"CONNECTIONS BENEFIT"            The meaning given to it on page 71


"CONNECTIONS COMBINED CREDIT    The meaning given to it on page 71
  BALANCE"

"CONNECTIONS DEBIT BALANCE"     The meaning given to it on page 71

"CONNECTIONS INTEREST"          The meaning given to it on page 71

"CONNECTIONS MORTGAGE LOAN"     A type of flexible mortgage loan, the primary characteristics of which are described on page 71

"CONTRIBUTION"                  The consideration in the form of cash provided to the mortgages trustee by any beneficiary in respect of the share of that beneficiary in the trust property under the mortgages trust deed, being any of an initial contribution, a further contribution or a deferred contribution

"CONTRIBUTION DATE"             Any date (including, the initial closing date) on which Funding 2 or Funding makes a further contribution to the mortgages trustee in connection with the purchase of an increased beneficial interest in the trust property, on which date the mortgages trustee will also pay to the seller or to Funding a special distribution equal to the amount of such further contribution

"CONTRIBUTIONS LEDGER"          The ledger on which contributions to the mortgages trust made by Funding,
                                Funding 2 and the seller to the mortgages trustee and the application of such contributions in accordance with the terms of the mortgages trust deed shall be recorded

"CONTROLLED AMORTIZATION        On any controlled redemption date before the occurrence of a trigger event
  INSTALLMENT"                  or the enforcement of the issuer security for any note or series and class of notes which are controlled amortization notes, the maximum aggregate principal amount which may be repaid by the issuer to the relevant noteholder or noteholders of such series and class on that controlled redemption date in accordance with the terms and conditions of the relevant notes

"CONTROLLED AMORTIZATION NOTE"  Any series and class of notes the conditions of which impose a limit on the amount of principal which may be repaid on such notes on each controlled redemption date for such notes. Controlled amortization notes will be deemed to be pass-through notes if:

                                (a)   a date specified in relation to the same in the prospective supplement occurs;

                                (b)   a pass-through trigger event occurs; or

                                (c)   the step-up date (if any) in relation to such notes occurs.

"CONTROLLED REDEMPTION DATES"   The controlled redemption dates for any series and class of controlled amortization notes will be the monthly payment dates specified as such for such series and class of notes in the applicable prospectus supplement

"CONTROLLED REPAYMENT DATES"    The controlled repayment dates for any controlled repayment loan tranche will be the monthly payment dates specified as such for such loan tranche in the applicable loan tranche supplement

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
"CONTROLLED REPAYMENT LOAN      On any controlled repayment date before the
  AMOUNT"                       occurrence of a trigger event or the enforcement of the
                                Funding 2 security, for any controlled repayment loan
                                tranche, the maximum aggregate principal amount
                                which may be repaid by Funding 2 to the issuer on that
                                controlled repayment date

"CONTROLLED REPAYMENT LOAN      Any loan tranche which by its terms imposes a limit on
  TRANCHE"                      the amount of principal which may be repaid on such
                                loan tranche on any controlled repayment date for such
                                loan tranche. Controlled repayment loan tranches will
                                be deemed to be pass-through loan tranche if:

                                (a)   date specified in relation to the same in the
                                      applicable loan tranche supplement occurs;

                                (b)   a pass-through trigger event occurs; or

                                (c)   the step-up date (if any) in relation to such loan
                                      tranche occurs

"CONTROLLED REPAYMENT           The meaning given to it on page 152
  REQUIREMENT"

"CONTROLLING BENEFICIARY DEED"  The beneficiary deed entered into on the Funding 2 program date, as amended from time to time, among
                                Funding, Funding 2, the security trustee, the Funding 2
                                security trustee, the note trustee to the Funding issuers
                                and the seller

"CONTROLLING DIRECTIONS"        The meaning given on page 137

"CORE TERMS"                    The main subject matter of the contract

"CORPORATE SERVICES AGREEMENT"  With respect to the issuer and Funding 2, the corporate services agreement, as amended from time to time,
                                entered into on or before the Funding 2 program date
                                among, inter alios, the corporate services provider,
                                Holdings, the post enforcement call option holder,
                                Funding 2 and the issuer and, with respect to the
                                mortgages trustee, the corporate services agreement
                                entered into on March 26, 2001, as amended from time
                                to time, among, inter alios, the corporate services
                                provider, Funding and the mortgages trustee

"CORPORATE SERVICES PROVIDER"   With respect to the issuer and Funding 2, Law
                                Debenture Corporate Services Limited and with
                                respect to the mortgages trustee, Mourant & Co.
                                Limited, or any other person or persons for the time
                                being acting as corporate services provider under the
                                corporate services agreement

"CPR" or "CONSTANT PAYMENT      Unless otherwise defined in this prospectus,
  RATE"                         represents a constant rate of scheduled and
                                unscheduled repayments on the mortgage loans in the
                                mortgage portfolio each month relative to the aggregate principal amount outstanding of those mortgage loans

"CREDIT SUPPORT ANNEX"          The 1995 Credit Support Annex (Bilateral Form --
                                Transfer) published by the International Swaps and
                                Derivatives Association, Inc., entered into or to be
                                entered into by Funding 2 or the issuer and a swap
                                provider

"CRYSTALLIZE"                   When a floating charge becomes a fixed charge

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
"CURRENT BALANCE"                  For any mortgage loan as at any given date, the
                                   aggregate (but avoiding double counting) of:

                                   (1)   the original principal amount advanced to the
                                         relevant borrower and any further amount
                                         advanced on or before the given date to the
                                         relevant borrower secured or intended to be
                                         secured by the related mortgage; and

                                   (2)   the amount of any re-draw under any flexible
                                         mortgage loan or any further draw under any
                                         personal secured loan secured or intended to
                                         be secured by the related mortgage; and

                                   (3)   any interest, disbursement, legal expense, fee,
                                         charge, rent, service charge, premium or
                                         payment which has been properly capitalized in
                                         accordance with the relevant mortgage
                                         conditions or with the relevant borrower's
                                         consent and added to the amounts secured or
                                         intended to be secured by that mortgage loan
                                         (including interest capitalized on any re-draw
                                         under a flexible mortgage loan); and

                                   (4)   any other amount (other than unpaid interest)
                                         which is due or accrued (whether or not due)
                                         and which has not been paid by the relevant
                                         borrower and has not been capitalized in
                                         accordance with the relevant mortgage
                                         conditions or with the relevant borrower's
                                         consent but which is secured or intended to be
                                         secured by that mortgage loan

                                       as at the end of the London business day
                                       immediately preceding that given date less any
                                       repayment or payment of any of the foregoing
                                       made on or before the end of the London
                                       business day immediately preceding that given
                                       date and excluding any retentions made but not
                                       released and any further advances committed
                                       to be made but not made by the end of the
                                       London business day immediately preceding
                                       that given date

"CURRENT FUNDING 2 SHARE"          The amount of trust property beneficially owned by
                                   Funding 2 from time to time, as described further in
                                   "THE MORTGAGES TRUST"

"CURRENT FUNDING 2 SHARE           The percentage share of Funding 2's interest in the
  PERCENTAGE"                      trust property from time to time, as described further in
                                   "THE MORTGAGES TRUST"

"CURRENT SELLER SHARE"             The amount of trust property beneficially owned by the
                                   seller from time to time, as described further in "THE
                                   MORTGAGES TRUST"

"CURRENT SELLER SHARE PERCENTAGE"  The percentage share of the seller's interest in the trust property from time to time, as described further in "THE
                                   MORTGAGES TRUST"

"CUT-OFF DATE"                     The cut-off date in relation to the issuance of any
                                   series of notes, which will be specified in the
                                   prospectus supplement for such notes

"CUT-OFF DATE MORTGAGE PORTFOLIO"  As of any cut-off date, the initial mortgage portfolio and the further mortgage portfolios (taking account of,
                                   among other things, amortization of mortgage loans in
                                   that portfolio and

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
                                the addition and/or removal of any mortgage loans to
                                or from that portfolio since March 26, 2001) combined
                                with the additional mortgage portfolio

"DEALERS"                       Barclays Bank PLC, Citigroup Global Markets Limited
                                and Merrill Lynch International and any other dealers
                                appointed from time to time in accordance with the
                                programme agreement

"DEFERRED CONTRIBUTION"         The consideration in the form of cash payable by
                                Funding 2 to the mortgages trustee from time to time in
                                respect of the Funding 2 share of the trust property
                                pursuant to and in accordance with the mortgages trust
                                deed and/or the Funding 2 deed of charge, which
                                contribution will fund the payment by the mortgages
                                trustee to the seller of the deferred purchase price
                                payable by the mortgages trustee to the seller from
                                time to time pursuant to and in accordance with the
                                mortgage sale agreement

"DEFERRED INTEREST"             The meaning given to it on page 214

"DEFERRED PURCHASE PRICE"       That portion of the purchase price for the initial
                                mortgage portfolio and of the purchase price (if any) of
                                any other mortgage portfolio assigned to the
                                mortgages trustee which was not paid to the seller on
                                the initial closing date or (in the case of any other
                                mortgage portfolio) the relevant assignment date and
                                which is to be paid by the mortgages trustee from time
                                to time to the seller from deferred contributions
                                received by the mortgages trustee from Funding 2 and
                                otherwise in accordance with the mortgage sale
                                agreement

"DETERMINATION DATE"            In respect of any series and class of notes, the date(s)
                                specified as such in the applicable prospectus
                                supplement

"DETERMINATION PERIOD"          Each period from (and including) a determination date
                                to (but excluding) the next determination date
                                (including, where either the interest commencement
                                date or the applicable final note payment date is not a
                                determination date, the period commencing on the first
                                determination date prior to, and ending on the first
                                determination date falling after, such date)

"DIRECT DEBIT"                  A payment made directly by a borrower from its bank
                                account to a collection account

"DISCOUNT RATE MORTGAGE LOAN"   A type of mortgage loan, the primary characteristics of
                                which are described on page 72

"DISTRIBUTION DATE"             The date on which the mortgages trust terminates and
                                the London business day determined by the cash
                                manager falling no later than 6 business days after
                                each trust determination date

"DTC"                           The Depository Trust Company

"DTI"                           The UK Department of Trade and Industry

"DUAL CURRENCY INTEREST NOTES"  A note, the interest basis of which is specified in the applicable prospectus supplement as being dual
                                currency interest

"ENGLISH MORTGAGE LOAN"         Each mortgage loan secured over a property located in
                                England or Wales

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
"ERISA"                     The United States Employee Retirement Income
                            Security Act of 1974, as amended. See further "ERISA
                            CONSIDERATIONS"

"EURIBOR"                   The Euro-zone inter-bank offered rate, as determined
                            by the agent bank in accordance with the paying agent
                            and agent bank agreement

"EUROCLEAR"                 The Euroclear system

"EUROCLEAR OPERATOR"        Euroclear Bank S.A./N.V., as operator of the Euroclear
                            system

"EUROZONE"                  The region comprised of the member states of the
                            European Union that adopt the single currency in
                            accordance with the Treaty of Rome of March 25,
                            1957, establishing the European Community, as
                            amended from time to time

"EVENT OF DEFAULT"          as the context requires, any of the following:

                            (a) for any notes, an event of default under the terms and condition of those notes; or

                            (b)   for the global intercompany loan, the
                                  occurrence of an event of default under the terms and conditions of the global intercompany loan agreement

"EXCESS SPREAD"             The meaning given to it on page 67

"EXCHANGE ACT"              The United States Securities Exchange Act of 1934, as
                            amended

"EXISTING BORROWERS'        At any date, the fixed rate then being offered to those
  RE-FIX RATE"              of the seller's existing borrowers who at that date are
                            seeking to fix the rate of interest payable under their
                            existing fixed rate mortgage loans

"FILED PLAN"                With respect to the identification of a property, a plan
                            retained at the Land Registry indicating the location of
                            the related land

"FINAL MATURITY DATE"       In respect of any series and class of notes, the date
                            specified as such for such series and class of notes in
                            the related prospectus supplement

"FINAL REPAYMENT DATE"      In relation to any loan tranche the date specified as
                            such for such loan tranche in the related loan tranche
                            supplement

"FINANCIAL SERVICES ACT"    The Legislative Decree No.58 of February 24, 1998 of
                            the Republic of Italy

"FITCH" Fitch Ratings Ltd., including any successor to its ratings business

"FIXED COUPON AMOUNT"       In respect of any series and class of notes, the amount
                            specified as such (if any) in the applicable prospectus supplement

"FIXED RATE MORTGAGE LOAN"  A mortgage loan which is subject to a fixed rate of interest set by reference to a predetermined rate or
                            series of rates for a fixed period or periods or is subject to a maximum rate of interest (and charge interest at
                            the lesser of a variable rate and such maximum rate)
                            for a fixed period or periods (and shall, for the
                            avoidance of doubt, exclude variable rate mortgage
                            loans and flexible mortgage loans save for flexible
                            mortgage loans which are, at the relevant time,

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
                                  subject to such fixed rates of interest or such maximum
                                  rates of interest arrangements and shall also exclude
                                  any fixed rate mortgage loans which have become
                                  re-fixed mortgage loans since the immediately
                                  preceding loan payment date)

"FIXED RATE NOTE"                 A note, the interest basis of which is specified in the
                                  applicable prospectus supplement as being fixed rate

"FIXED RATE PERIOD"               For any fixed rate mortgage loan or other mortgage
                                  loan offered with a fixed rate, the period agreed
                                  between the borrower and the seller as set out under
                                  the mortgage conditions, during which the interest rate
                                  applicable to that mortgage loan will remain fixed and
                                  after which the borrower may be entitled to apply for a
                                  new fixed rate of interest

"FIXED SECURITY"                  A form of security which means that the chargor is not
                                  allowed to deal with the assets subject to the charge
                                  without the consent of the chargee

"FLEXIBLE CAPPED RATE MORTGAGE    Flexible mortgage loans with the same basic features
  LOANS"                          as a Together mortgage loan (other than allowing the
                                  borrower to obtain an unsecured loan) which are
                                  subject to a maximum rate of interest for a specified
                                  period of time, and at the expiration of that period are
                                  generally subject to the seller's standard variable rate

"FLEXIBLE CASH RE-DRAW CAPACITY"  The meaning given to it on page 127

"FLEXIBLE FIXED RATE MORTGAGE     Flexible mortgage loans with the same basic features
  LOAN"                           as a Together mortgage loan (other than allowing the
                                  borrower to obtain an unsecured loan) which are
                                  subject to a fixed rate of interest for a specified period of time, and at the expiration of that period are
                                  generally subject to the seller's standard variable rate

"FLEXIBLE MORTGAGE LOAN"          A type of mortgage loan product that typically
                                  incorporates features that give the borrower options
                                  (which may be subject to certain conditions) to, among
                                  other things, make further drawings on the mortgage
                                  loan account, and/or to overpay or underpay interest
                                  and principal in a given month and/or to take a
                                  payment holiday (and shall, for the avoidance of doubt,
                                  exclude: (i) flexible mortgage loans which are, at the
                                  relevant time, subject to fixed rates of interest set by
                                  reference to a predetermined interest rate or series of
                                  interest rates for a fixed period or are subject to a
                                  maximum rate of interest (and charge interest at the
                                  lesser of a variable rate and such maximum rate) for a
                                  fixed period or periods (which shall, for such fixed
                                  period, constitute fixed mortgage loans); and
                                  (ii) variable rate mortgage loans). The types of flexible
                                  mortgage loan products currently offered by the seller
                                  are described under "THE MORTGAGE LOANS --
                                  CHARACTERISTICS OF THE MORTGAGE LOANS -- FLEXIBLE
                                  MORTGAGE LOANS"

"FLEXIBLE TRACKER RATE MORTGAGE   A type of flexible mortgage loan, the primary
  LOANS"                          characteristics of which are described on page 72

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
"FLOATING RATE NOTE"             A note, the interest basis of which is specified in the
                                 applicable prospectus supplement as being floating
                                 rate

"FLOATING SECURITY"              A form of security which is not attached to specific
                                 assets but which "floats" over a class of them and
                                 which allows the chargor to deal with those assets in
                                 the every day course of its business, up until the point
                                 that the floating security is enforced if other specified
                                 events occur (most often a default), at which point it
                                 crystallizes into a fixed security

"FSA"                            The UK Financial Services Authority

"FSMA"                           The UK Financial Services and Markets Act 2000

"FUNDING"                        Granite Finance Funding Limited

"FUNDING BENEFICIARIES"          Funding and Funding 2 in their capacity as
                                 beneficiaries of the mortgages trust

"FUNDING GIC ACCOUNT"            An account in the name of Funding held at Northern
                                 Rock and maintained pursuant to the terms of a
                                 guaranteed investment contract

"FUNDING INTERCOMPANY LOANS"     The intercompany loans between Funding and each of
                                 the Funding issuers

"FUNDING (ISSUER) RESERVE FUND"  A reserve fund established in the name of Funding for the benefit of a Funding issuer

"FUNDING ISSUERS"                The several note issuers, each of which is a subsidiary
                                 of Funding and has lent the proceeds of notes issued
                                 by it to Funding pursuant to a separate intercompany
                                 loan, the repayment of which is secured by Funding's
                                 beneficial interest in the mortgages trust

"FUNDING RESERVE FUND"           A reserve fund established in the name of Funding

"FUNDING SECURITY"               The mortgages, charges, assignments, pledges and/or
                                 other security created by Funding under or pursuant to
                                 deeds of charge in favour of the security trustee for the
                                 benefit of the secured creditors or Funding.

"FUNDING SECURITY TRUSTEES"      The security trustee and the Funding 2 security trustee

"FUNDING SHARE"                  The current Funding share of the property calculated in
                                  the manner set out in "THE MORTGAGE TRUST --
                                 FUNDING SHARE OF THE TRUST PROPERTY"

"FUNDING SHARE/FUNDING 2         The ledger maintained by the cash manager, on behalf
  SHARE/SELLER SHARE LEDGER"     of the mortgages trustee and the beneficiaries, to
                                 record the current Funding 2 share, the current
                                 Funding 2 share percentage, the current seller share
                                 and the current seller share percentage of the trust
                                 property

"FUNDING SHARE PERCENTAGE"       The current Funding share percentage of the trust
                                 property calculated in the manner set out in
                                 "THE MORTGAGES TRUST -- FUNDING SHARE OF THE TRUST
                                 PROPERTY"

"FUNDING 2"                      Granite Finance Funding 2 Limited

"FUNDING 2 AVAILABLE PRINCIPAL   The meaning given to it on page 153
  RECEIPTS"

"FUNDING 2 AVAILABLE REVENUE     The meaning given to it on page 143
  RECEIPTS"

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
"FUNDING 2 BANK ACCOUNT         The agreement entered into on or about the Funding 2
  AGREEMENT"                    program date, as amended from time to time, among
                                the account bank, the cash manager, Funding 2 and
                                the Funding 2 security trustee which governs the
                                operation of the Funding 2 bank accounts

"FUNDING 2 BANK ACCOUNTS"       The Funding 2 GIC account, and the Funding 2
                                transaction account, each as further described under
                                "FUNDING 2'S BANK ACCOUNTS" and each other bank
                                account (if any) opened in the name of Funding 2

"FUNDING 2 BASIS RATE SWAPS"    The swap transactions as described further under
                                "THE SWAP AGREEMENTS -- THE FUNDING 2 BASIS RATE
                                SWAPS" and documented under the Funding 2 basis
                                rate swap agreement

"FUNDING 2 BASIS RATE SWAP      The ISDA master agreement, the schedule thereto and
  AGREEMENT"                    the confirmations thereunder to be entered into on or
                                before the Funding 2 program date, and any credit
                                support annex entered into at any time, as amended
                                from time to time, among Funding 2 and the Funding 2
                                basis rate swap provider, which includes any additional
                                and/or replacement swap agreement entered into by
                                Funding 2 from time to time in connection with the
                                global intercompany loan

"FUNDING 2 BASIS RATE SWAP      Northern Rock and/or, as applicable, any other basis
  PROVIDER"                     rate swap provider appointed from time to time in
                                accordance with the transaction documents

"FUNDING 2 BASIS RATE SWAP      means, in relation to the Funding 2 basis rate swap
  EXCLUDED TERMINATION AMOUNT"  agreement, an amount equal to:

                                (a)  the amount of any swap termination payment
                                     due and payable to the Funding 2 basis rate
                                     swap provider as a result of a swap provider
                                     default in respect of the Funding 2 basis rate
                                     swap provider; less

                                (b)  the swap replacement premium (if any)
                                     received by Funding 2 upon entry by Funding 2 into an agreement to replace such swap agreement which has terminated as a result of such swap provider default

"FUNDING 2 CASH ACCUMULATION    The meaning given to it on page 154
  LEDGER"

"FUNDING 2 CASH ACCUMULATION    The meaning given to it on page 157
  LEDGER AMOUNT"

"FUNDING 2 CHARGED PROPERTY"    The property, assets and undertaking of Funding 2
                                which from time to time are or are expressed to be
                                mortgaged, charged, assigned, pledged or otherwise
                                encumbered to, or in favor of the Funding 2 security
                                trustee for itself and for the Funding 2 secured
                                creditors under the Funding 2 deed of charge

"FUNDING 2 DEED OF CHARGE"      The deed of charge entered into on the Funding 2
                                program date, as amended and restated from time to
                                time, among Funding 2, the Funding 2 security trustee,
                                and the Funding 2 secured creditors as at the Funding
                                2 program date including any deeds of accession or
                                supplements thereto

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
"FUNDING 2 EXPENSE SUB-LEDGER"      The ledger on which receipts and payments of Funding
                                    2 revenue receipts allocable to the payment of
                                    expenses will be recorded by the cash manager

"FUNDING 2 GIC ACCOUNT"             The account in the name of Funding 2 held at Northern
                                    Rock and maintained subject to the terms of the
                                    Funding 2 guaranteed investment contract, the
                                    Funding 2 bank account agreement and the Funding 2
                                    deed of charge, or any additional or replacement
                                    account as may for the time being be in place with the
                                    prior consent of the security trustee

"FUNDING 2 GIC PROVIDER"            Northern Rock or any other person or persons as are
                                    for the time being the Funding 2 GIC provider under
                                    the applicable Funding 2 guaranteed investment
                                    contract

"FUNDING 2 GUARANTEED               The guaranteed investment contract entered into on
  INVESTMENT CONTRACT"              the Funding 2 program date, as amended, restated,
                                    supplemented or otherwise modified from time to time,
                                    among Funding 2, the Funding 2 GIC provider and
                                    others, in each case under which or the Funding 2 GIC
                                    provider, agrees to pay Funding 2 a guaranteed rate of
                                    interest on the balance from time to time of the Funding
                                    2 GIC account

"FUNDING 2 INTERCOMPANY LOAN"       A loan (or the aggregate of a number of separate
                                    loans) of the net proceeds of any issue (or all issues) of notes by a Funding 2 issuer, such loan(s) being
                                    advanced to Funding 2 by such Funding 2 issuer
                                    pursuant to the terms of a Funding 2 intercompany
                                    loan agreement;

"FUNDING 2 INTERCOMPANY LOAN        means a loan agreement entered into between
  AGREEMENT"                        Funding 2 and a Funding 2 issuer in relation to a
                                    Funding 2 intercompany loan;

"FUNDING 2 INTERCOMPANY LOAN        An enforcement notice served by the Funding 2
  ENFORCEMENT NOTICE"               security trustee on Funding 2 for the enforcement of
                                    the Funding 2 security following the occurrence of
                                    Funding 2 intercompany loan event of default

"FUNDING 2 INTERCOMPANY LOAN        An event of default under the global intercompany loan
  EVENT OF DEFAULT"                 agreement and/or under any other Funding 2
                                    intercompany loan agreement

"FUNDING 2 ISSUER"                  A wholly-owned subsidiary of Funding 2, which is
                                    established to issue notes and to make a Funding 2
                                    intercompany loan to Funding 2

"FUNDING 2 LIQUIDITY FACILITY"      means a liquidity facility entered into at any time after
                                    the Funding 2 program date

"FUNDING 2 LIQUIDITY FACILITY       means the provider of the Funding 2 liquidity facility
  PROVIDER"

"FUNDING 2 LIQUIDITY FACILITY       The amounts specified as such in the Funding 2
  SUBORDINATED AMOUNTS"             liquidity facility agreement (if any)

"FUNDING 2 LIQUIDITY FACILITY       The payments specified as such in the Funding 2
  PRINCIPAL PAYMENT"                liquidity facility agreement (if any)

"FUNDING 2 LIQUIDITY RESERVE FUND"  The liquidity reserve fund in Funding 2's name which
                                    Funding 2 will be required to establish if the long-term,
                                    unsecured, unsubordinated and unguaranteed debt
                                    obligations of the seller cease to be rated at least A3 by
                                    Moody's or A- by Fitch (unless Moody's or Fitch, as

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
                                   applicable, confirms that the then current ratings of the
                                   notes will not be adversely affected). The Funding 2
                                   liquidity reserve fund, if any, will be funded up to the
                                   Funding 2 liquidity reserve required amount

"FUNDING 2 LIQUIDITY RESERVE       A ledger maintained by the cash manager to record the
  LEDGER"                          balance from time to time of the Funding 2 liquidity
                                   reserve fund, if any and, if the context so requires

"FUNDING 2 LIQUIDITY RESERVE       The meaning given to it on page 173
  PRINCIPAL PAYMENT"

"FUNDING 2 LIQUIDITY RESERVE       The meaning given to it on page 172
  RATING EVENT"

"FUNDING 2 LIQUIDITY RESERVE       The meaning given to it on page 173
  REQUIRED AMOUNT"

"FUNDING 2 POST-ENFORCEMENT        The provisions and the order of priority set out in a
  PRIORITY OF PAYMENTS"            schedule to the Funding 2 deed of charge in which
                                   Funding 2 available revenue receipts, Funding 2
                                   available principal receipts and all other monies,
                                   income, receipts and recoveries of Funding 2 or the
                                   Funding 2 security trustee or any receiver of Funding 2
                                   and the proceeds of enforcement of the Funding 2
                                   security are to be applied following service of a
                                   Funding 2 intercompany loan enforcement notice or
                                   otherwise following an enforcement of the Funding 2
                                   security, as described under "CASHFLOWS --
                                   DISTRIBUTION OF FUNDING 2 AVAILABLE PRINCIPAL
                                   RECEIPTS AND FUNDING 2 AVAILABLE REVENUE RECEIPTS
                                   FOLLOWING ENFORCEMENT OF THE FUNDING 2 SECURITY"

"FUNDING 2 PRE-ENFORCEMENT         The provisions and the order of priority of payments set
  PRINCIPAL PRIORITY OF PAYMENTS"  out in a schedule to the Funding 2 deed of charge in which Funding 2 available principal receipts will be
                                   applied until enforcement of the Funding 2 security,
                                   which is as described under "CASHFLOWS --
                                   DISTRIBUTION OF FUNDING 2 AVAILABLE PRINCIPAL
                                   RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING 2
                                   SECURITY"

"FUNDING 2 PRE-ENFORCEMENT         The provisions and the order of priority of payments set
  REVENUE PRIORITY OF PAYMENTS"    out in a schedule to the Funding 2 deed of charge in
                                   which Funding 2 available revenue receipts will be
                                   applied until enforcement of the Funding 2 security,
                                   which is as described under "CASHFLOWS --
                                   DISTRIBUTION OF FUNDING 2 AVAILABLE REVENUE
                                   RECEIPTS"

"FUNDING 2 PRINCIPAL DEFICIENCY    The ledger maintained by the Funding 2 cash manager
  LEDGER"                          which will be established on the Funding 2 program
                                   date and will be sub-divided into sub-ledgers
                                   corresponding to the loan tranches made under the
                                   global intercompany loan agreement in order to record
                                   losses allocated to the global intercompany loan which
                                   are to be applied to the notes or the application of
                                   Funding 2 available principal receipts in paying interest
                                   on the loan tranches and certain amounts ranking in
                                   priority thereto in accordance with the Funding 2 pre-
                                   enforcement revenue priority of payments

"FUNDING 2 PRINCIPAL LEDGER"       The ledger on which receipts and payments of Funding
                                   2 principal receipts (other than amounts recorded on
                                   the Funding 2 cash accumulation ledger) will be
                                   recorded by the cash manager

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
"FUNDING 2 PRINCIPAL RECEIPTS"    The mortgage trustee principal receipts paid by the
                                  mortgages trustee to Funding 2 on each distribution
                                  date

"FUNDING 2 PRIORITY OF PAYMENTS"  As the context requires, any of the Funding 2 pre-
                                  enforcement revenue priority of payments, the Funding
                                  2 pre-enforcement principal priority of payments and/or
                                  the Funding 2 post-enforcement priority of payments

"FUNDING 2 PROGRAM DATE"          January 19, 2005

"FUNDING 2 RESERVE FUND"          The reserve fund established in the name of Funding 2
                                  up to an amount not exceeding the Funding 2 reserve
                                  maximum amount as further described under "CREDIT
                                  STRUCTURE -- FUNDING 2 RESERVE FUND"

"FUNDING 2 RESERVE FUND           On any date, the lesser of:
  THRESHOLD"

                                  (a)   the target reserve required amount; or

                                  (b)   the highest amount which the adjusted Funding
                                        2 reserve fund level has been since the first
                                        loan payment date upon which interest is due
                                        and payable in respect of loan tranches
                                        advanced or the closing date relating to the
                                        then most recent issue of notes

"FUNDING 2 RESERVE LEDGER"        The ledger maintained by the cash manager in the
                                  name of Funding 2 to record the amount credited to the
                                  Funding 2 reserve fund and withdrawals from and
                                  deposits into the Funding 2 reserve fund

"FUNDING 2 RESERVE REQUIRED       As of any date of determination, the amount calculated
  AMOUNT"                         in accordance with the formula set out on page 172

"FUNDING 2 REVENUE LEDGER"        The ledger on which the cash manager records all
                                  monies received and paid out by Funding 2 during an
                                  interest period other than the Funding 2 principal
                                  receipts and swap collateral standing to the credit of
                                  the Funding 2 swap collateral accounts

"FUNDING 2 SECURED CREDITORS"     The Funding 2 security trustee (and any receiver of
                                  Funding 2 appointed under the Funding 2 deed of
                                  charge), the issuer, the corporate services provider in
                                  respect of Funding 2, the account bank, the Funding 2
                                  GIC provider, the mortgages trustee, the cash
                                  manager and any new Funding 2 secured creditor who
                                  accedes to the Funding 2 deed of charge from time to
                                  time under a deed of accession or supplemental deed

"FUNDING 2 SECURITY"              The mortgages, charges, assignments, pledges and/or
                                  any other security created by Funding 2 under or
                                  pursuant to the Funding 2 deed of charge in favor of
                                  the Funding 2 security trustee for the benefit of the
                                  Funding 2 secured creditors

"FUNDING 2 SECURITY TRUSTEE"      The Bank of New York, acting through its office at 48th
                                  floor, One Canada Square, London E14 5AL or such
                                  other person for the time being acting as Funding 2
                                  security trustee under the Funding 2 deed of charge

"FUNDING 2 SHARE"                 The current Funding 2 share of the trust property
                                  calculated in accordance with the formula set out
                                  on pages 122 and 123

"FUNDING 2 SHARE PERCENTAGE"      The current Funding 2 share percentage of the trust
                                  property calculated in accordance with the formula set
                                  out on pages 122 and 123

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
"FUNDING 2 SWAP COLLATERAL       The accounts, if any, opened in the name of Funding 2
  ACCOUNTS"                      for the purpose of holding swap collateral delivered to
                                 Funding 2 and maintained in accordance with the
                                 terms of the cash management agreement

"FUNDING 2 TRANSACTION ACCOUNT"  The account in the name of Funding 2 held with the account bank and maintained subject to the terms of
                                 the Funding 2 bank account agreement and the
                                 Funding 2 deed of charge, or any additional or
                                 replacement account as may, for the time being, be in
                                 place with the prior consent of the Funding 2 security
                                 trustee

"FUNDING 2 TRANSACTION           Each of the following documents:
  DOCUMENTS"

                                 (a)   the mortgages trust deed;

                                 (b)   the mortgage sale agreement;

                                 (c)   the administration agreement;

                                 (d)   the Funding 2 deed of charge;

                                 (e)   the corporate services agreement;

                                 (f)   the bank account agreement;

                                 (g)   the Funding 2 bank account agreement;

                                 (h)   the Funding 2 guaranteed investment contract;

                                 (i)   the cash management agreement;

                                 (j)   the collection bank agreement;

                                 (k)   the global intercompany loan agreement;

                                 (l)   the controlling beneficiary deed;

                                 (m) each other transaction document to which Funding 2 is a party;

                                 (n)   each other deed, document, agreement,
                                       instrument or certificate entered into or to be
                                       entered into by Funding 2 under or in
                                       connection with any of the documents set out in
                                       paragraphs (a) through (m) above or the
                                       transactions contemplated in them

"FURTHER ADVANCE"                For any mortgage loan, any advance of further money
                                 to the relevant borrower following the making of the
                                 initial advance of monies under the mortgage and
                                 which is secured by the same mortgage, excluding the
                                 amount of any retention in respect of the initial advance
                                 and excluding any re-draw in respect of any flexible
                                 mortgage loan or further draw in respect of any
                                 personal secured loan. For the avoidance of doubt, an
                                 unregulated personal secured loan is not a further
                                 advance in relation to a mortgage loan (other than any
                                 other unregulated personal secured loan) which is
                                 secured by the same mortgage

"FURTHER CONTRIBUTION"           The consideration in the form of cash payable by any
                                 beneficiary to the mortgages trustee to increase the
                                 Funding share, the Funding 2 share or, as the case
                                 may be, the seller share of the trust property pursuant
                                 to and in accordance with the terms of the mortgages
                                 trust deed, but excluding any initial contribution or
                                 deferred contribution paid by Funding or Funding 2

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
"FURTHER DRAW"                  The meaning given to it on page 73

"FURTHER DRAW CAPACITY"         The meaning given to it on page 127

"FURTHER DRAW LEDGER"           The ledger on which further draws under personal
                                secured loans will be recorded by the cash manager

"FURTHER MORTGAGE LOAN"         Any mortgage loan which was assigned by the seller to
                                the mortgages trustee after March 26, 2001 under the
                                terms of the mortgage sale agreement and referenced
                                by its mortgage loan identifier number and comprising
                                the aggregate of all principal sums, interest, costs,
                                charges, expenses and other monies (including all
                                further advances) due or owing with respect to that
                                mortgage loan under the relevant mortgage conditions
                                by a borrower on the security of a mortgage from time
                                to time outstanding or, as the context may require, the
                                borrower's obligations in respect of the same

"FURTHER MORTGAGE PORTFOLIOS"   The portfolios of further mortgage loans, their related
                                security, accrued interest and other amounts derived
                                from such further mortgage loans that the seller
                                assigned to the mortgages trustee after March 26,
                                2001

"GLOBAL NOTE CERTIFICATES"      The note certificates representing the notes in global
                                form

"HERITABLE CREDITOR"            The meaning given to it on page 91

"HOLDER"                        In respect of the issuer, each person in whose name a
                                note is for the time being registered in the register

"HOLDINGS"                      Granite Finance Holdings Limited

"HOUSING INDICES"               The UK Nationwide House Price Index and Halifax
                                Price Index

"IFRS"                          The meaning given to it on page 55

"IN ARREARS"                    For a mortgage account, occurs when one or more
                                monthly payments on that mortgage account have
                                become due and unpaid by a borrower

"INDEX LINKED INTEREST NOTE"    A note, the interest basis of which is specified in the
                                applicable prospectus supplement as being index
                                linked interest

"INDIVIDUAL NOTE CERTIFICATES"  The note certificates representing the notes in definitive form

"INITIAL CLOSING DATE"          March 26, 2001

"INITIAL CONTRIBUTION"          The consideration in the form of cash paid by Funding
                                2 to the mortgages trustee in respect of the Funding 2
                                share of the trust property pursuant to and in
                                accordance with the mortgages trust deed, which
                                contribution is to fund the payment to the seller by the
                                mortgages trustee of (and is equal to) the initial
                                purchase price in respect of the initial mortgage
                                portfolio or, as the case may be, the further mortgage
                                portfolio or (if any is payable) any new mortgage
                                portfolio assigned to the mortgages trustee and is to be
                                funded from the proceeds of a loan tranche, as the
                                case may be

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
"INITIAL MORTGAGE PORTFOLIO"  The portfolio of mortgage loans, their related security, accrued interest and other amounts, proceeds,
                              powers, rights, benefits and interests derived from
                              such mortgage loans that the seller assigned to the
                              mortgages trustee on March 26, 2001

"INITIAL PURCHASE PRICE"      That portion of the purchase price paid by the
                              mortgages trustee to the seller on the initial closing
                              date in consideration for the assignment to the
                              mortgages trustee of the initial mortgage portfolio or
                              that portion of the purchase price (if any) payable by
                              the mortgages trustee to the seller on the relevant
                              assignment date in consideration for the assignment to
                              the mortgages trustee of the further mortgage
                              portfolios or any new mortgage portfolio, in each case
                              in accordance with the provisions of the mortgage sale
                              agreement

"INITIAL TRUST PROPERTY"      The sum of [GBP]100 that the corporate services provider
                              settled on trust and held on trust absolutely as to both
                              capital and income by the mortgages trustee for the
                              benefit of the beneficiaries

"INSOLVENCY EVENT"            For the seller, the administrator, the cash manager or
                              the issuer cash manager (each, for the purposes of this
                              definition, a "RELEVANT ENTITY"):

                              (a)   an order is made or an effective resolution
                                    passed for the winding up of the relevant entity
                                    or the appointment of an administrator over the
                                    relevant entity (except, in any such case, a
                                    winding-up or dissolution for the purpose of a
                                    reconstruction or amalgamation the terms of
                                    which have been previously approved by the
                                    security trustee);

                              (b)   the relevant entity ceases or threatens to cease
                                    to carry on its business or stops payment or
                                    threatens to stop payment of its debts or is
                                    deemed unable to pay its debts within the
                                    meaning of section 123(a), (b), (c) or (d) of the
                                    Insolvency Act 1986 (as amended, modified or
                                    re-enacted) or becomes unable to pay its debts
                                    as they fall due or the value of its assets falls to
                                    less than the amounts of its liabilities (taking
                                    into account, for both these purposes,
                                    contingent and prospective liabilities) or
                                    otherwise becomes insolvent;

                              (c)   (i)  proceedings are initiated against the
                                         relevant entity under any applicable
                                         liquidation, insolvency, composition,
                                         reorganization (other than a
                                         reorganization where the relevant entity
                                         is solvent) or other similar laws
                                         (including, but not limited to, application
                                         or pending application for an
                                         administration order or presentation of a
                                         petition for a winding up order), except
                                         where these proceedings are being
                                         contested in good faith; or

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
                                  (ii)   an administration order being granted
                                         or, an administrative or other
                                         receiver, administrator, liquidator or
                                         other similar official is appointed in
                                         relation to the whole or any
                                         substantial part of the undertaking or
                                         assets of the relevant entity; or

                                  (iii)  a distress, execution, diligence or
                                         other process is enforced upon the
                                         whole or any substantial part of the
                                         undertaking or assets of the relevant
                                         entity and in any of the foregoing
                                         cases it is not discharged within 30
                                         London business days; or

                                  (iv)   if the relevant entity initiates or
                                         consents to judicial proceedings
                                         relating to itself under any applicable
                                         liquidation, administration,
                                         insolvency, reorganization or other
                                         similar laws or makes a conveyance or
                                         assignment for the benefit of its
                                         creditors generally; and

                                  in respect of Funding 2 or the issuer (each, for the purposes of this definition, a "RELEVANT ENTITY") means:

                           (a) except for the purposes of an amalgamation or restructuring as described under the point immediately following, the relevant entity ceases or threatens to cease to carry on all or a substantial part of its business or the relevant entity is deemed unable to pay its debts within the meaning of section 123(1)(a), (b), (c) or (d) of the Insolvency Act 1986 (as that section may be amended, modified or re-enacted) or becomes unable to pay its debts within the meaning of section 123(2) of the Insolvency Act
                                 1986 (as that section may be amended,
                                 modified or re-enacted); or

                           (b) an order is made or an effective resolution is passed for the winding up of the relevant entity or the appointment of an administrator over the relevant entity (except for the purposes of or pursuant to an amalgamation, restructuring or merger previously approved by the note trustee or the issuer security trustee, as the case may be, or as approved in writing by an extraordinary resolution (as defined in the trust deed) of the class A noteholders); or

                           (c)   (i)  proceedings are otherwise initiated
                                      against the relevant entity under any
                                      applicable liquidation, insolvency,
                                      composition, reorganization or other
                                      similar laws (including, but not limited to, application or pending application for an administration order or presentation of a petition for a winding up order) and (except in the case of presentation of application or pending application a petition for an administration order) such proceedings are not, in the opinion of the note trustee or the issuer security trustee
                                      (as the case may be), being disputed in
                                      good faith with a reasonable prospect of success; or

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

                                  (ii)  an administration order being granted or an
                                        administrative receiver or other receiver,
                                        administrator, liquidator or other similar
                                        official being appointed in relation to the
                                        relevant entity or in relation to the whole or
                                        any substantial part of the undertaking or
                                        assets of the relevant entity; or

                                  (iii) an encumbrancer taking possession of the
                                        whole or any substantial part of the
                                        undertaking or assets of the relevant
                                        entity, or a distress, execution, diligence or
                                        other process being levied or enforced
                                        upon or sued out against the whole or any
                                        substantial part of the undertaking or
                                        assets of the relevant entity and such
                                        possession or process (as the case may
                                        be) not being discharged or not otherwise
                                        ceasing to apply within 30 days; or

                                  (iv)  relevant entity initiating or consenting to
                                        judicial proceedings relating to itself under
                                        applicable liquidation, administration,
                                        insolvency, composition, reorganization or
                                        other similar laws or making a conveyance
                                        or assignment for the benefit of its
                                        creditors generally

"INTEREST COMMENCEMENT DATE"   In respect of any series and class of notes, the closing
                               date of such notes or such other date as may be
                               specified as such in the applicable prospectus
                               supplement

                               In respect of any loan tranche, the closing date of the
                               related series and class of notes or such other date as
                               may be specified as such in the applicable loan tranche
                               supplement

"INTEREST DETERMINATION DATE"  In respect of any series and class of notes, the date(s)
                               specified as such (if any) in the applicable prospectus
                               supplement

"INTEREST PERIOD" or           In respect of any series and class of notes, (i) with
  "FIXED INTEREST PERIOD"      respect to the first note payment date for such notes,
                               the period from (and including) the applicable interest
                               commencement date to (but excluding) such first note
                               payment date, and (ii) thereafter, with respect to each
                               note payment date for such notes, the period from and
                               including the preceding note payment date to but
                               excluding such current note payment date

                               In respect of any loan tranche, (i) with respect to the
                               first loan payment date for such loan tranche, the
                               period from (and including) the applicable interest
                               commencement date to (but excluding) such first loan
                               payment date, and (ii) thereafter, with respect to each
                               loan payment date for such loan tranche, the period
                               from (and including) the preceding loan payment date
                               to (but excluding) such current loan payment date

"INTERIM CALCULATION PERIOD"   The meaning given to it on page 121

"INVESTMENT PLAN"              For an interest-only loan, a repayment mechanism
                               selected by the borrower and intended to provide
                               sufficient funds to redeem the full principal of a
                               mortgage loan at maturity

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
"IRS"                        The US Internal Revenue Service

"ISA"                        An individual savings account within the Individual
                             Savings Account Regulations 1998 (as amended) and which shelters investments in the account from income
                             Tax or capital gains tax

"ISDA DEFINITIONS"           The 2000 ISDA Definitions, as published by the
                             International Swaps and Derivatives Association, Inc.
                             and as amended and updated as at the closing date of
                             the first series of notes

"ISSUANCE FEES"              The fees payable by Funding 2 to the issuer under the
                             global intercompany loan agreement being an amount
                             equal to the expenses incurred by the issuer and
                             Funding 2 (and paid by the issuer under the global
                             intercompany loan agreement) in connection with the
                             issuance of notes, the making of loan tranches and the
                             acquisition by Funding 2 of an additional share of the
                             trust property

"ISSUANCE TESTS"             The tests set out in "ISSUANCE OF THE NOTES --
                             ISSUANCE"

"ISSUER"                     Granite Master Issuer plc

"ISSUER ACCOUNT BANK"        Citibank, N.A., acting through its London branch at 5
                             Carmelite Street, London EC4Y 0PA or any other
                             authorized entity as the issuer may choose with the
                             prior written approval of the issuer security trustee

"ISSUER ARREARS TEST"        The meaning given to it on page 158

"ISSUER AVAILABLE PRINCIPAL  The meaning given to it on page 161
  RECEIPTS"

"ISSUER BANK ACCOUNT         The bank account agreement entered into on or about
  AGREEMENT"                 the Funding 2 program date, as amended from time to
                             time, among the issuer, the issuer cash manager, the
                             issuer account bank and the issuer security trustee

"ISSUER CASH MANAGEMENT      The issuer cash management agreement entered into
  AGREEMENT"                 on or about the Funding 2 program date, as amended
                             from time to time, among the issuer cash manager, the
                             issuer and the issuer security trustee, as described
                             further in "CASH MANAGEMENT FOR THE ISSUER"

"ISSUER CASH MANAGER"        Northern Rock or such other person or persons for the
                             time being acting, under the issuer cash management
                             agreement, as agent for the issuer and (following
                             enforcement of the issuer security) the issuer security
                             trustee for the purposes of, inter alia, managing all
                             cash transactions and maintaining certain ledgers on
                             behalf of the issuer and (following enforcement of the
                             issuer security) the issuer security trustee

"ISSUER DEED OF CHARGE"      The deed of charge entered into on the Funding 2
                             program date, as amended from time to time, between,
                             the issuer, the issuer security trustee and the issuer
                             secured creditors as at the Funding 2 program date
                             including any deeds of accession or supplements
                             thereto, under which the issuer charges the issuer
                             security in favor of the issuer secured creditors, as
                             described further under "SECURITY FOR THE ISSUER'S
                             OBLIGATIONS"

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
"ISSUER ENFORCEMENT NOTICE"        A notice served by the note trustee for the acceleration
                                   of the amounts outstanding in respect of the notes and
                                   the enforcement of the issuer security following a note
                                   event of default

"ISSUER EXPENSE SUB-LEDGER"        The sub-ledger of the issuer revenue ledger relating to
                                   certain expenses of the issuer

"ISSUER GIC ACCOUNT"               The account in the name of the issuer held at Northern
                                   Rock and maintained subject to the terms of the issuer
                                   guaranteed investment contract, the issuer bank
                                   account agreement and the issuer deed of charge, or
                                   any additional or replacement account as may for the
                                   time being be in place with the prior consent of the
                                   issuer security trustee

"ISSUER GIC PROVIDER"              Northern Rock or any other person or persons as are
                                   for the time being the issuer GIC provider under the
                                   applicable issuer guaranteed investment contract

"ISSUER GUARANTEED INVESTMENT      The guaranteed investment contract entered into on
  CONTRACT"                        the Funding 2 program date, as amended, restated
                                   supplemented or otherwise modified from time to time,
                                   among the issuer, the issuer GIC provider and others,
                                   under which the issuer GIC provider, agrees to pay the
                                   issuer a guaranteed rate of interest on the balance
                                   from time to time of the issuer GIC account

"ISSUER PRINCIPAL LEDGER"          The ledger on which the issuer cash manager records
                                   issuer available principal receipts received and paid
                                   out by the issuer

"ISSUER POST-ENFORCEMENT PRIORITY  The provisions and the order of priority set out in a
  OF PAYMENTS"                     schedule to the issuer deed of charge in which all
                                   issuer available revenue receipts, issuer available
                                   principal receipts and all other monies, income,
                                   receipts and recoveries of the issuer or the issuer
                                   security trustee or any receiver of the issuer security
                                   are to be applied following service of an issuer
                                   enforcement notice or otherwise following an
                                   enforcement of the issuer security which on the
                                   Funding 2 program date will be as described under
                                   "CASHFLOWS -- DISTRIBUTION OF ISSUER AVAILABLE
                                   PRINCIPAL RECEIPTS AND ISSUER AVAILABLE REVENUE
                                   RECEIPTS FOLLOWING ENFORCEMENT OF THE ISSUER
                                   SECURITY"

"ISSUER PRE-ENFORCEMENT PRINCIPAL  The provisions and the order of priority of payments set
  PRIORITY OF PAYMENTS"            out in a schedule to the issuer cash management
                                   agreement in which the issuer available principal
                                   receipts will be applied until enforcement of the issuer
                                   security, which on the Funding 2 program date will be
                                   as described under "CASHFLOWS -- DISTRIBUTION OF
                                   ISSUER AVAILABLE PRINCIPAL RECEIPTS PRIOR TO
                                   ENFORCEMENT OF THE ISSUER SECURITY AND/OR
                                   OCCURRENCE OF A TRIGGER EVENT"

"ISSUER PRE-ENFORCEMENT REVENUE    The provisions and the order of priority of payments set
  PRIORITY OF PAYMENTS"            out in a schedule to the issuer cash management
                                   agreement in which the issuer available revenue
                                   receipts will be applied until enforcement of the issuer
                                   security, which on the Funding 2 program date will be
                                   as described under "CASHFLOWS -- DISTRIBUTION OF
                                   ISSUER AVAILABLE REVENUE RECEIPTS PRIOR TO
                                   ENFORCEMENT OF THE ISSUER SECURITY"

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
"ISSUER PRIORITY OF PAYMENTS"  An issuer pre-enforcement revenue priority of payments, the issuer pre-enforcement principal priority
                               of payments and the issuer post-enforcement priority
                               of payments

"ISSUER RESERVE FUND"          The reserve fund established in the name of the issuer
                               up to an amount not exceeding the issuer reserve
                               required amount as further described under "CREDIT
                               STRUCTURE -- ISSUER RESERVE FUND".

"ISSUER RESERVE LEDGER"        The ledger maintained by the issuer cash manager to
                               record the amount credited to the issuer reserve fund
                               and withdrawals from and deposits into the issuer
                               reserve fund.

"ISSUER RESERVE MINIMUM        As of any date of determination, an amount calculated
  AMOUNT"                      in accordance with the formula set out on page 170

"ISSUER RESERVE PRINCIPAL      The meaning given to it on page 169
  PAYMENT"

"ISSUER RESERVE REQUIRED       As of any date of determination, an amount calculated
  AMOUNT"                      in accordance with the formula set out on page 170

"ISSUER RESERVE REQUIREMENT"   The meaning given to it on page 158

"ISSUER REVENUE LEDGER"        The ledger on which the issuer cash manager records
                               issuer available revenue receipts received and paid out
                               by the issuer

"ISSUER SECURED CREDITORS"     The issuer security trustee (and any receiver appointed
                               under the issuer deed of charge), the note trustee, the
                               issuer swap providers, any start-up loan provider the
                               corporate services provider in respect of the issuer, the
                               issuer account bank, the issuer cash manager, the
                               paying agents, the agent bank, the transfer agent, the
                               registrar and the noteholders and any new issuer
                               secured creditor who accedes to the issuer deed of
                               charge from time to time under a deed of accession or
                               a supplemental deed

"ISSUER SECURITY"              The mortgages, charges, assignments, pledges and/or
                               any other security created by the issuer under the
                               issuer deed of charge in favor of the issuer security
                               trustee for the benefit of the issuer secured creditors

"ISSUER SWAP AGREEMENTS"       The ISDA master agreements, schedules thereto and
                               confirmations thereunder relating to the issuer swaps
                               to be entered into on or about each closing date, and
                               any credit support annexes or other credit support
                               documents entered into at any time, as amended from
                               time to time, among the issuer and the applicable
                               issuer swap provider and/or any credit support provider
                               and includes any additional and/or replacement issuer
                               swap agreement entered into by the issuer from time to
                               time in connection with the notes

"ISSUER SWAP COLLATERAL        The accounts, if any, opened in the name of the issuer
  ACCOUNTS"                    for the purpose of holding swap collateral delivered to
                               the issuer and maintained in accordance with the terms
                               of the issuer cash management agreement

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
"ISSUER SWAP EXCLUDED            In relation to an issuer swap agreement an amount
  TERMINATION AMOUNT"            equal to:

                                 (a)   the amount of any swap termination payment
                                       due and payable to the relevant swap provider
                                       as a result of a swap provider default in relation
                                       to such issuer swap provider

                                 less

                                 (b)   the swap replacement premium (if any)
                                       received by the issuer upon entry by the issuer
                                       into an agreement to replace such swap
                                       agreement which has terminated as a result of
                                       such swap provider default

"ISSUER SWAP PROVIDERS"          The institutions identified in respect of each issuer
                                 swap in the prospectus supplement related to the
                                 relevant series and class of notes

"ISSUER SWAPS"                   The swap transactions which will entitle the issuer to
                                 receive and pay amounts under the global
                                 intercompany loan agreement in sterling and to receive
                                 and pay amounts under the notes not denominated in
                                 sterling in the applicable specified currency and/or
                                 which will hedge the issuer's payment obligations
                                 against movements in interest rates where there is a
                                 possible difference between an interest rate applicable
                                 to amounts received by the issuer under a loan tranche
                                 and the interest rate applicable to amounts to be paid
                                 by the issuer in respect of the related series and class
                                 of notes, as described further under "THE SWAP
                                 AGREEMENTS -- THE ISSUER SWAPS"

"ISSUER TRANSACTION ACCOUNT"     The day to day bank accounts of the issuer, held with
                                 the issuer account bank as at the Funding 2 program
                                 date or that may be opened, with the prior approval of
                                 the issuer security trustee, after the Funding 2 program
                                 date

"LEAD UNDERWRITERS"              The institutions specified in the prospectus supplement
                                 relating to any series and class of notes

"LENDING CRITERIA"               The lending criteria of the seller, or that other criteria as would be acceptable to a reasonable, prudent
                                 mortgage lender

"LIBOR"                          The London Interbank Offered Rate for deposits in the
                                 relevant currency, as determined by the agent bank in
                                 accordance with the paying agent and agent bank
                                 agreement

"LLOYDS TSB"                     Lloyds TSB Bank plc acting through its office at City
                                 Office, Bailey Drive, Gillingham Business Park, Kent
                                 ME8 0LS, England

"LLOYDS TSB COLLECTION ACCOUNT"  The account of the administrator held at Lloyds TSB as may be utilized from time to time for the purpose of
                                 collecting amounts which are paid to the seller on the
                                 mortgage loans and/or the related security

"LOAN PAYMENT DATE"              In respect of a loan tranche, the monthly payment
                                 date(s) specified in the loan tranche supplement for the
                                 payment of interest and/or principal, subject to the
                                 terms of the global intercompany loan agreement

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
"LOAN TRANCHE RATING"      The designated rating assigned to a loan tranche
                           which corresponds to the rating of the series and class
                           of notes when first issued to provide funds for that loan
                           tranche so that, for example, any AAA loan tranche
                           has a loan tranche rating of "AAA" to reflect the ratings
                           of AAA/Aaa/AAA then assigned to the corresponding
                           series and class of notes

"LOAN TRANCHES"            The AAA loan tranches, the AA loan tranches, the A
                           loan tranches, the BBB loan tranches and the BB loan
                           tranches, being the advances made by the issuer to
                           Funding 2 pursuant to the global intercompany loan
                           agreement, each being funded from proceeds received
                           by the issuer from the issue of a series and class of
                           notes

"LOAN TRANCHE SUPPLEMENT"  In relation to any loan tranche, means the document between, amongst others, Funding 2 and the issuer recording the principal terms of such loan tranche;

"LONDON BUSINESS DAY"      A day (other than a Saturday, Sunday or public
                           holiday) on which banks are generally open for
                           business in London

"LONDON STOCK EXCHANGE"    London Stock Exchange plc

"LOSSES" The realized losses experienced on the mortgage loans in the mortgage portfolio

"LOSSES LEDGER"            The ledger created and maintained by the cash
                           manager under the cash management agreement to
                           record the losses on the mortgage portfolio

"LTV RATIO" or "LOAN TO    In respect of any mortgage loan assigned to the
  VALUE RATIO"             mortgages trust, the ratio of the outstanding balance of
                           such mortgage loan to the value of the mortgaged
                           property securing such mortgage loan; and in respect
                           of the seller's decision as to whether to make a
                           mortgage loan to a prospective borrower and for
                           purposes of determining whether a MIG policy is
                           necessary in connection with a mortgage loan, the ratio
                           of the outstanding balance of such mortgage loan to
                           the lower of the purchase price or valuation of the
                           mortgaged property securing such mortgage loan as
                           determined by the relevant valuation by the seller

"LTV TESTS"                Two tests which assign a credit enhancement value (i)
                           to each mortgage loan in the mortgage portfolio based
                           on its current LTV ratio and the amount of mortgage
                           indemnity cover on that mortgage loan, and (ii)
                           calculated to include any related unsecured portion of
                           a mortgage loan in respect of the Together product
                           based on its current LTV ratio and the amount of
                           mortgage indemnity cover on that mortgage loan. The
                           weighted average credit enhancement value for the
                           mortgage portfolio is then determined

"MANDATE HOLDERS"          The meaning given to it on page 84

"MARGIN" In respect of any series and class of notes, the amount specified as such in the applicable prospectus supplement

"MARKET"                   The London Stock Exchange's Gilt Edged and Fixed
                           Interest Market

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
"MASTER DEFINITIONS                 Together, the master definitions schedule dated
  SCHEDULE"                         January 19, 2005, as amended from time to time, and
                                    the issuer master definitions schedule dated January
                                    19, 2005, as amended from time to time, which are
                                    schedules of definitions used in the transaction
                                    documents

"MAXIMUM RATE OF INTEREST"          In respect of any series and class of notes, the rate of
                                    interest specified as such in the applicable prospectus
                                    supplement

"MCOB"                              The meaning given to it on page 48

"MIG POLICIES"                      The mortgage indemnity guarantee policies on certain
                                    of the mortgage loans which are intended to cover
                                    losses which may be incurred following repossession
                                    and sale of a mortgaged property from a borrower, and
                                    which were issued by NORMIC

"MINIMUM RATE OF INTEREST"          In respect of any series and class of notes, the rate of
                                    interest specified as such in the applicable prospectus
                                    supplement

"MINIMUM SELLER SHARE"              An amount included in the seller share which is
                                    calculated in accordance with the mortgages trust
                                    deed as further described under "THE MORTGAGES
                                    TRUST"

"MONEY MARKET NOTES"                Any series and/or class of notes issued by the issuer
                                    that are designated as "MONEY MARKET NOTES"

"MONTHLY CPR"                       The meaning given to it on page 151

"MONTHLY PAYMENT"                   For any mortgage loan, the amount a borrower is
                                    required to pay on a monthly payment date

"MONTHLY PAYMENT DATE"              (a)   In respect of any mortgage loan, the date in
                                          each month on which the relevant borrower is
                                          required to make a payment of interest and, if
                                          applicable, principal, for that mortgage loan, as
                                          required by the applicable mortgage conditions

                                    (b)   in respect of the issuer (and each series of
                                          class of notes) and Funding 2 (and each loan
                                          tranche), the date falling on the 20th day of
                                          each calendar month subject to the appropriate
                                          business day convention (if any) specified (in
                                          relation to a series and class of notes) in the
                                          applicable prospectus supplement or (in
                                          relation to a loan tranche) in the applicable loan
                                          tranche supplement

"MOODY'S"                           Moody's Investors Services Limited, including any
                                    successor to its rating business

"MOODY'S PORTFOLIO VARIATION        A certain percentage resulting from the application of
  TEST VALUE"                       the Moody's portfolio variation test

"MOODY'S PORTFOLIO VARIATION TEST"  The calculation methodology provided by Moody's to the administrator from time to time for the purpose of
                                    calculating the Moody's portfolio variation test value

"MORTGAGE"                          (1)   For any mortgage loan in the mortgage portfolio
                                          (other than regulated personal secured loans),
                                          the first priority charge by way of legal
                                          mortgage (in relation to English mortgage
                                          loans) or first priority standard security (in
                                          relation to Scottish mortgage loans), in

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
                           each case which secures the repayment of that
                           mortgage loan including the mortgage
                           conditions applicable to it; and

                       (2) For any regulated personal secured loan in the
                           mortgage portfolio, the second or lower ranking charge by way of legal mortgage (in relation to English mortgage loans) or standard security
                           (in relation to Scottish mortgage loans) over the same property that secures the relevant borrower's existing mortgage loan, in each case which secures the repayment of that regulated personal secured loan, including the mortgage conditions applicable to it

"MORTGAGE ACCOUNT"     As the context requires, either (1) all mortgage loans
                       secured on the same mortgaged property and thereby
                       forming a single mortgage account or (2) an account
                       maintained by the administrator in respect of a
                       particular mortgage loan to record all amounts due in
                       respect of that mortgage loan (whether by way of
                       principal, interest or otherwise) and all amounts
                       received in respect thereof

"MORTGAGE CONDITIONS"  For any mortgage loan, the terms and conditions applicable to that mortgage loan and its related security as set out in the seller's relevant "MORTGAGE
                       CONDITIONS" booklet and the seller's relevant general conditions, and in relation to each as from time to time varied by the relevant mortgage loan agreement and the relevant mortgage deed; and

"MORTGAGE DEED"        In respect of any mortgage, the deed creating that
                       mortgage including, unless the context otherwise
                       requires, the mortgage conditions applicable to that
                       mortgage

"MORTGAGE LOAN"        Any mortgage loan (including, for the avoidance of
                       doubt, any personal secured loan) and any permitted
                       replacement mortgage loan which is assigned by the
                       seller to the mortgages trustee from time to time under
                       the terms of the mortgage sale agreement and
                       referenced by its mortgage loan identifier number and
                       comprising the aggregate of all principal sums,
                       interest, costs, charges, expenses and other monies
                       (including all further advances) due or owing with
                       respect to that mortgage loan (or permitted
                       replacement mortgage loan, as applicable) under the
                       relevant mortgage conditions by a borrower on the
                       security of a mortgage from time to time outstanding
                       or, as the context may require, the borrower's
                       obligations in respect of the same

"MORTGAGE LOAN FILES"  For each mortgage loan, the file or files (including files kept in microfiche format or similar electronic data retrieval system) containing correspondence between the borrower and the seller and including the mortgage documentation applicable to that mortgage loan, each letter of offer for that mortgage loan and other relevant documents

"MORTGAGE PORTFOLIO"   The initial mortgage portfolio and, the further mortgage
                       portfolios as of any date of determination taking
                       account of, among other things, amortization of
                       mortgage loans in that

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
                                  portfolio and the addition and/or removal of any
                                  mortgage loans to or from that portfolio as of such date
                                  of the most recent assignment

"MORTGAGE RELATED SECURITY"       As defined in the United States Secondary Mortgage
                                  Markets Enhancement Act 1984, as amended

"MORTGAGE SALE AGREEMENT"         The mortgage sale agreement entered into on March
                                  26, 2001, as amended from time to time, among the
                                  seller, the mortgages trustee, Funding, Funding 2, the
                                  security trustee and the Funding 2 security trustee
                                  regarding the assignment of the mortgage portfolio to
                                  the mortgages trustee including any documents
                                  ancillary thereto, and as further described under
                                  "ASSIGNMENT OF THE MORTGAGE LOANS AND THEIR
                                  RELATED SECURITY"

"MORTGAGED PROPERTY"              For any mortgage loan, the freehold or leasehold
                                  property in England and Wales or (as applicable) the
                                  heritable or long leasehold property in Scotland and (in
                                  each case) all rights and security attached or
                                  appurtenant or related thereto and all buildings and
                                  fixtures on the property which are subject to the
                                  mortgage securing repayment of that mortgage loan

"MORTGAGEE"                       For any mortgage loan, the person for the time being
                                  who is entitled to exercise the rights of the mortgagee
                                  or (in Scotland) heritable creditor under the relevant
                                  mortgage securing repayment of that mortgage loan

"MORTGAGES"                       The mortgages contained in the mortgage portfolio

"MORTGAGES TRUST"                 The bare trust of the trust property as to both capital
                                  and income, held by the mortgages trustee on trust
                                  absolutely for Funding, Funding 2 and the seller under
                                  the mortgages trust deed so that each beneficiary has
                                  an undivided beneficial interest in it

"MORTGAGES TRUST ALLOCATION       The order of priority for applying mortgages trustee
  OF REVENUE RECEIPTS"            available revenue receipts as set forth on page 147

"MORTGAGES TRUST DEED"            The mortgages trust deed entered into on March 26,
                                  2001, as amended from time to time, among the
                                  mortgages trustee, Funding, Funding 2, the seller and
                                  the corporate services provider

"MORTGAGES TRUSTEE"               Granite Finance Trustees Limited

"MORTGAGES TRUSTEE AVAILABLE      The meaning given to it on page 127
  REVENUE RECEIPTS"

"MORTGAGES TRUSTEE BANK           The mortgages trustee GIC account and the
  ACCOUNTS"                       mortgages trustee transaction account

"MORTGAGES TRUSTEE GIC ACCOUNT"   The account in the name of the mortgages trustee held
                                  at Northern Rock and maintained subject to the terms
                                  of the mortgages trustee guaranteed investment
                                  contract and the bank account agreement or any
                                  additional or replacement account as may for the time
                                  being be in place with the prior consent of Funding,
                                  Funding 2, the seller, the security trustee and the
                                  Funding 2 security trustee

"MORTGAGES TRUSTEE GIC PROVIDER"  Northern Rock or any other person or persons as are for the time being the mortgages trustee GIC provider
                                  under the applicable mortgages trustee guaranteed
                                  investment contract

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
"MORTGAGES TRUSTEE GUARANTEED           The guaranteed investment contract entered into on
  INVESTMENT CONTRACT"                  May 26, 2004, as amended, restated, supplemented or
                                        otherwise modified from time to time, among Funding,
                                        Funding 2, the Funding 2 GIC provider and others, in
                                        each case under which the previous mortgages trustee
                                        GIC provider or the mortgages trustee GIC provider, as
                                        applicable, has agreed to pay the mortgages trustee a
                                        guaranteed rate of interest on the balance of the
                                        mortgages trustee GIC account

"MORTGAGES TRUSTEE PRINCIPAL            The order in which the cash manager applies principal
  PRIORITY OF PAYMENTS"                 receipts on the mortgage loans on each distribution
                                        date, as set out in the mortgages trust deed

"MORTGAGES TRUSTEE PRINCIPAL RECEIPTS"  On any distribution date, any mortgages trustee retained principal receipt plus the principal receipts
                                        received by the mortgages trustee in the immediately
                                        preceding trust calculation period which may be
                                        distributed by the mortgages trustee

"MORTGAGES TRUSTEE RETAINED             The meaning given to it on page 132
  PRINCIPAL RECEIPTS"

"MORTGAGES TRUSTEE REVENUE              The order in which the cash manager applies the
  PRIORITY OF PAYMENTS"                 mortgages trustee available revenue receipts on each
                                        distribution date, as set out in the mortgages trust deed

"MORTGAGES TRUSTEE                      The account in the name of the mortgages trustee held
  TRANSACTION ACCOUNT"                  at the account bank and maintained subject to the
                                        terms of the bank account agreement or any additional
                                        or replacement bank account of the mortgages trustee
                                        as may for the time being be in place with the prior
                                        consent of the security trustee

"N(M)"                                  The meaning given to it on page 47

"NEW BASEL CAPITAL ACCORD"              The meaning given to it on page 53

"NEW MORTGAGE LOANS"                    Mortgage loans, other than the mortgage loans
                                        assigned on or before the Funding 2 program date,
                                        which the seller may assign, from time to time, to the
                                        mortgages trustee under the terms of the mortgage
                                        sale agreement

"NEW MORTGAGE PORTFOLIO"                Any portfolio of new mortgage loans, the mortgages
                                        and new related security, any accrued interest and any
                                        other amounts, proceeds, powers, rights, benefits and
                                        interests derived from the new mortgage loans and/or
                                        the new related security, in each case which are to be
                                        assigned by the seller to the mortgages trustee after
                                        the Funding 2 program date under the mortgage sale
                                        agreement but excluding any mortgage loan and its
                                        related security which has been redeemed in full on or
                                        before the relevant assignment date

"NEW RELATED SECURITY"                  The security for the new mortgage loans (including the
                                        mortgages) which the seller may assign to the
                                        mortgages trustee under the mortgage sale agreement

"NEW TRUST PROPERTY"                    As at any assignment date after the Funding 2 program
                                        date, any and all new mortgage portfolios assigned by
                                        the seller to the mortgages trustee on an assignment
                                        date, or

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
                                as at any distribution date, any and all new mortgage
                                portfolios assigned by the seller to the mortgages
                                trustee during the immediately preceding trust
                                calculation period

"NEW UK GAAP"                   The meaning given to it on page 55

"NON-ASSET TRIGGER EVENT"       The meaning given to it on page 130

"NON-CASH RE-DRAW"              An authorized underpayment or a payment holiday
                                under a flexible mortgage loan included in the
                                mortgages trust, which will result in the seller being
                                required to pay to the mortgages trustee an amount
                                equal to the unpaid interest associated with that
                                authorized underpayment or payment holiday

"NON-PERFORMING MORTGAGE LOAN"  A mortgage loan that is in arrears and for which the related borrower has not made any payment within any
                                of the three consecutive calendar months prior to the
                                date of determination

"NORMIC"                        Northern Rock Mortgage Indemnity Company Limited

"NORTHERN ROCK"                 Northern Rock plc

"NOTE CERTIFICATES"             The global note certificates and the individual note
                                certificates

"NOTE EVENT OF DEFAULT"         An event of default under the provisions of the notes

"NOTE PAYMENT DATE"             In respect of a series and class of notes, the monthly
                                payment date(s) specified in the prospectus
                                supplement for the payment of interest and/or principal
                                subject to the terms and conditions of the notes

"NOTE TRUSTEE"                  The Bank of New York, acting through its office at 48th
                                Floor, One Canada Square, London E14 5AL, or such
                                other person for the time being acting as note trustee
                                under the trust deed

"NOTEHOLDERS"                   The holders of the class A notes, the class B notes, the
                                class M notes, the class C notes and the class D notes
                                of any series

"NOTES"                         Includes all of the class A notes, the class B notes, the
                                class M notes, the class C notes and the class D notes
                                of the issuer

"NOTICE"                        In case of notice being given to the noteholders, a
                                notice duly given in accordance with the relevant
                                conditions set forth in the notes

"NRG"                           Northern Rock (Guernsey) Limited

"NR START-UP LOAN AGREEMENT"    The agreement entered into on or about the Funding 2
                                program date, as amended from time to time, between
                                the issuer, Northern Rock plc and the issuer security
                                trustee relating to the provision of the start-up loan
                                tranches to the issuer

"OID"                           Original issue discount

"OID REGULATIONS"               The US Treasury regulations relating to original issue
                                discount

"OFFER CONDITIONS"              The terms and conditions applicable to a specific
                                mortgage loan as set out in the relevant offer letter to
                                the borrower

"OFFICIAL LIST"                 The official list maintained by the UK Listing Authority

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
"OFT"                              Office of Fair Trading

"OMBUDSMAN"                        The UK Financial Ombudsman Service

"ORIGINAL BULLET LOAN TRANCHE"     A loan tranche which has, at any time, been a bullet
                                   loan tranche, whether or not the step-up date in
                                   respect of such loan tranche has occurred

"ORIGINAL BULLET REDEMPTION NOTE"  A note which has, at any time, been a bullet redemption note, whether or not the step-up date in
                                   respect of such note has occurred

"ORIGINAL PASS-THROUGH LOAN        A loan tranche which, at the time it was advanced, was
  TRANCHE"                         a pass-through loan tranche

"PASS-THROUGH LOAN TRANCHE"        A loan tranche which has no specified repayment
                                   dates other than the final repayment date. On the
                                   occurrence of a date specified for a bullet loan tranche,
                                   a scheduled repayment loan tranche or a controlled
                                   repayment loan tranche in the applicable loan tranche
                                   supplement or if a step-up date in relation to such loan
                                   tranche occurs or if a pass-through trigger event
                                   occurs, then such loan tranche will be deemed to be a
                                   pass-through loan tranche

"PASS-THROUGH NOTES"               Any series and class of notes which has no specified
                                   redemption dates other than a final maturity date. On
                                   the occurrence of a date specified for a series and
                                   class of bullet redemption notes, scheduled
                                   redemption notes or a controlled amortization notes in
                                   the applicable prospectus supplement or if a step-up
                                   date in relation to such series and class of notes
                                   occurs or if a pass-through trigger event occurs then
                                   such notes will be deemed to be pass-through notes

"PASS-THROUGH REQUIREMENT"         The meaning given to it on page 152

"PASS-THROUGH TRIGGER EVENT"       Any of the following events:

                                   (a)   a trigger event;

                                   (b)   the service of an issuer enforcement notice by
                                         the note trustee on the issuer; or

                                   (c)   the service of an Funding 2 intercompany loan
                                         enforcement notice by the Funding 2 security
                                         trustee on the issuer

"PAYING AGENT AND AGENT            The paying agent and agent bank agreement entered
  BANK AGREEMENT"                  into on or about the Funding 2 program date, as
                                   amended from time to time, among the issuer, the note
                                   trustee, the issuer security trustee, the principal paying agent, the paying agents, the transfer agent, the
                                   registrar and the agent bank

"PAYING AGENTS"                    The principal paying agent and the US paying agent

"PAYMENT BUSINESS DAY"             A day which is:

                                   (i)  a day on which a day on which commercial banks
                                        and foreign exchange markets settle payments
                                        and are open for general business (including
                                        dealing in foreign exchange and foreign currency
                                        deposits) in:

                                        (a)  the relevant place of presentation;

                                        (b)  London

                                        (c)  any additional financial centre specified in
                                             the applicable Note Supplement; and

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
                             (ii)   either (1) in relation to any sum payable in a
                                    specified currency other than euro, a day on
                                    which commercial banks and foreign exchange
                                    markets settle payments and are open for
                                    general business (including dealing in foreign
                                    exchange and foreign currency deposits) in the
                                    principal financial centre of the country of the
                                    relevant specified currency (if other than
                                    London and any additional business centre) and
                                    which if the specified currency is Australian
                                    dollars or New Zealand dollars shall be Sydney
                                    and Auckland, respectively or (2) in relation to
                                    any Notes denominated or payable in euro, a
                                    day on which the Trans-European Automated
                                    RealTime Gross Settlement Express Transfer
                                    (TARGET) System is open; and

                             (iii)   in the case of any payment in respect of a
                                     global note denominated in a specified
                                     currency other than US dollars and registered
                                     in the name of DTC or its nominee and in
                                     respect of which an accountholder of DTC (with
                                     an interest in such global note) has elected to
                                     receive any part of such payment in US dollars,
                                     a day on which commercial banks are not
                                     authorised or required by law or regulation to
                                     be closed in New York

"PAYMENT HOLIDAY"            The meaning given to it on page 79

"PERMITTED PRODUCT SWITCH"   The exchange by a borrower of its then current
                             mortgage loan product for a different mortgage loan
                             product offered by the seller, which may be made only
                             if the new mortgage loan for which the prior mortgage
                             loan is to be exchanged is a permitted replacement
                             mortgage loan

"PERMITTED REDEMPTION DATE"  As applicable, a bullet redemption date, a scheduled redemption date, a controlled redemption date or the date on or after which principal repayments of pass-through notes may be made

"PERMITTED REPLACEMENT       The meaning given to it on page 112
  MORTGAGE LOAN"

"PENSION PLAN"               A financial plan arranged by a borrower to provide for
                             that borrower's expenses during retirement

"PERSONAL SECURED LOAN"      The meaning given to it on page 72 and is either a
                             regulated personal secured loan or an unregulated
                             personal secured loan

"PFIC" A passive foreign investment company as more fully described under "MATERIAL UNITED STATES TAX
                             CONSEQUENCES"

"PLANS"                      The meaning given to it on page 246

"POST-ENFORCEMENT CALL       The agreement entered into on or about the Funding 2
  OPTION AGREEMENT"          program date, as amended from time to time, under
                             which the note trustee agrees on behalf of the
                             noteholders, that in specified circumstances, GPCH
                             Limited may call for the notes to be transferred to it

"POST-ENFORCEMENT CALL       GPCH Limited
  OPTION HOLDER"

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
"PREVIOUS MORTGAGES TRUSTEE     Lloyds TSB Bank plc acting through its office at
  GIC PROVIDER"                 Financial Markets Division, 25 Monument Street,
                                London EC3R 8BQ as the mortgages trustee GIC
                                provider under the applicable mortgages trustee
                                guaranteed investment contract

"PRINCIPAL AMOUNT OUTSTANDING"  For each series and class of notes and as of any date of determination, the initial principal amount of such
                                series and class of notes less (in each case) the
                                aggregate amount of all principal payments in respect
                                of such series and notes that have been paid since the
                                closing date for such series and class notes and on or
                                prior to that determination date

"PRINCIPAL LEDGER"              The ledger maintained by the cash manager on behalf
                                of the mortgages trustee under the cash management
                                agreement to record any mortgages trustee retained
                                principal receipts plus principal receipts on the
                                mortgage loans and payments of principal from the
                                mortgages trustee GIC account to Funding, Funding 2
                                and the seller on each distribution date. Together the
                                principal ledger and the revenue ledger reflect the
                                aggregate of all amounts of cash standing to the credit
                                of the mortgages trustee in the mortgages trustee bank
                                accounts

"PRINCIPAL PAYING AGENT"        Citibank, N.A., acting through its London branch at 5
                                Carmelite Street, London EC4Y 0PA, or such other
                                person for the time being acting as principal paying
                                agent under the paying agent and agent bank
                                agreement

"PRINCIPAL RECEIPTS"            Any payment in respect of principal received in respect
                                of any mortgage loan, whether as all or part of a
                                monthly payment, on redemption (including partial
                                redemption), on enforcement or on the disposal of that
                                mortgage loan or otherwise (including payments
                                pursuant to any insurance policy) and which may
                                include the amount of any overpayment in respect of
                                any non-flexible mortgage loan, but only to the extent
                                permitted by the mortgages trust deed, and which may
                                also include the amount of any further contribution
                                made by Funding, Funding 2 from time to time

"PRODUCT SWITCH"                The meaning given to it on page 127

"PROGRAM"                       Means the asset-backed note program established by
                                or otherwise contemplated in the programme
                                agreement and the trust deed

"PROPERTIES IN POSSESSION       The insurance policy issued by AXA General
  POLICY"                       Insurance Limited which provides the seller with
                                rebuilding insurance when the seller takes possession
                                of a property from a default borrower

"PROGRAMME AGREEMENT"           The agreement entered into on or around the Funding
                                2 program date, as amended from time to time,
                                between, amongst others, the issuer, Funding 2 and the
                                dealers named therein (or deemed named therein)

"PROGRAMME RESERVE REQUIRED     As of any date of determination, an amount calculated
  AMOUNT"                       in accordance with the formula set out on page 170

"PROGRAMME RESERVE REQUIRED     Has the meaning given to it on page 170
  PERCENTAGE"

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

"PROSPECTUS"                   This prospectus dated August __, 2005 relating to the
                               issue of US notes as supplemented by the prospectus
                               supplement relating to each series and class of notes

"PROSPECTUS RULES"             The rules contained in the Prospectus Rules
                               Instrument 2005, made pursuant to the Financial
                               Services and Market Act 2000

"PROSPECTUS SUPPLEMENT"        Each prospectus supplement relating to one or more
                               series and classes of notes issued on a single closing
                               date

"RATE OF INTEREST" and         In respect of any series and class of notes, the rate or
 "RATES OF INTEREST"           rates (expressed as a percentage per annum) on
                               interest payable in respect of such notes specified in
                               the applicable prospectus supplement or calculated
                               and determined in accordance with the applicable
                               prospectus supplement

"RATING"                       Any rating assigned by the rating agencies to the notes
                               or new notes

"RATING AGENCIES"              Moody's, Standard & Poor's and Fitch

"REAL PROPERTY"                Freehold or leasehold property in England and Wales
                               and heritable or long leasehold property in Scotland,
                               and any estate or interest therein, and any reference to
                               "REAL PROPERTY" includes a reference to all rights and
                               security from time to time attached, appurtenant or
                               related thereto and all buildings and fixtures from time
                               to time thereon

"REASONABLE, PRUDENT MORTGAGE  A reasonably prudent prime residential mortgage
  LENDER"                      lender lending to borrowers in England, Wales and
                               Scotland who generally satisfy the lending criteria of
                               traditional sources of residential mortgage capital

"RECEIVER"                     A receiver appointed by the issuer security trustee
                               under the issuer deed of charge and/or the Funding 2
                               security trustee under the Funding 2 deed of charge

"RECOGNISED STOCK EXCHANGE"    The meaning given to it on page 237

"RECORD DATE"                  The fifteenth day before the due date for any payment
                               on the notes

"RE-DRAW"                      Either a cash re-draw or a non-cash re-draw

"RE-DRAWS LEDGER"              The ledger maintained by the cash manager in the
                               name of the mortgages trustee under the cash
                               management agreement to record re-draws on flexible
                               mortgage loans from time to time and will be
                               sub-divided into two sub-ledgers to record cash
                               redraws and non-cash re-draws

"REFERENCE PRICE"              In respect of any series and class of Notes, the price
                               specified as such in the applicable prospectus
                               supplement

"REFERENCE RATE"               In respect of any series of notes, the rate specified as
                               such in the applicable prospectus supplement

"RE-FIXED MORTGAGE LOAN"       As at any given date, a mortgage loan which on or
                               before that date had been a fixed rate mortgage loan
                               but the fixed period had come to an end, but as at or
                               before that given date, the interest charged under that
                               mortgage loan was again fixed for another fixed period
                               by the seller or the administrator, as the case may be
                               (following an election by the borrower) in accordance
                               with the original terms of the fixed rate mortgage loan


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
"REG S NOTES"                         The notes admitted to the official list maintained by
                                      the UK Listing Authority and admitted to trading on
                                      the London Stock Exchange's market for listed
                                      securities (but not including the US notes)

"REGISTER"                            The register of noteholders kept by the registrar
                                      and which records the identity of each noteholder
                                      and the number of notes which each noteholder
                                      owns

"REGISTERED LAND"                     Land in England and Wales, title to which is
                                      registered at the Land Registry

"REGISTRAR"                           Citibank, N.A., acting through its London branch at
                                      5 Carmelite Street, London EC4Y 0PA

"REGULATED MORTGAGE CONTRACT"         The meaning given to it on page 47

"REGULATED PERSONAL SECURED LOAN"     The meaning given to it on page 73

"REINSTATEMENT"                       For a mortgaged property that has been damaged,
                                      repairing or rebuilding that mortgaged property to
                                      the condition that it was in before the occurrence
                                      of the damage

"RELATED SECURITY"                    The security for the repayment of a mortgage loan
                                      including the relevant mortgage and all other
                                      matters applicable to the mortgage loan, acquired
                                      as part of the mortgage portfolio assigned to the mortgages trustee

"RELEVANT DEPOSIT AMOUNT"             The sum of the following:

                                      (a)  either:

                                          (i)  prior to the step-up date in respect of
                                               any notes (pursuant to the terms and
                                               conditions thereof) or if the step-up
                                               date has occurred in respect of any
                                               notes (pursuant to the terms and
                                               conditions thereof) and the option to
                                               redeem any notes has been
                                               exercised by the issuer, an amount
                                               equal to the aggregate of:

                                               the Funding share of the trust
                                               property (as most recently
                                               calculated)/the Funding share of the
                                               trust property on the relevant closing
                                               date x the outstanding balance in the
                                               Funding reserve fund plus the
                                               outstanding balance in the Funding
                                               (issuer) reserve fund (as most
                                               recently calculated); and

                                               the Funding 2 share of the trust
                                               property (as most recently
                                               calculated)/the Funding 2 share of
                                               the trust property on the relevant
                                               closing date x the outstanding
                                               balance in the Funding 2 reserve
                                               fund plus the outstanding balance in
                                               the issuer reserve fund (as most
                                               recently calculated); or

                                          (ii)  if the issuer does not exercise its
                                                option to redeem its notes on the
                                                relevant step-up date pursuant to
                                                the terms and conditions thereof, an
                                                amount equal to the aggregate of:

                                                the Funding share of the trust
                                                property (as most recently
                                                calculated)/the Funding share of the
                                                trust property on the relevant closing
                                                date x the

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
                                               outstanding balance in the Funding
                                               reserve fund plus the outstanding
                                               balance in the Funding (issuer)
                                               reserve fund (as most recently
                                               calculated) x 2; and

                                               the Funding 2 share of the trust
                                               property (as most recently
                                               calculated)/the Funding 2 share of
                                               the trust property on the relevant
                                               closing date x the outstanding
                                               balance in the Funding 2 reserve
                                               fund plus the outstanding balance in
                                               the issuer reserve fund (as most
                                               recently calculated) x 2;

                                       (b)  any amounts standing to the credit of the
                                            FUNDING GIC ACCOUNT AND THE Funding 2
                                            GIC account which will be applied on the
                                            next following date on which amounts are
                                            due under any Funding intercompany loan
                                            or any Funding 2 intercompany loan which
                                            in turn will result in any notes having
                                            ratings of "AAA", "AA" or "A-1+" from
                                            Standard & Poor's to be redeemed in
                                            whole or in part;

                                       (c)  any amounts standing to the credit of the
                                            mortgages trustee GIC account which will
                                            be distributed to Funding and/or Funding 2
                                            on the next following distribution date and
                                            which will be applied by Funding and/or
                                            Funding 2 on the next following date on
                                            which amounts are due under any Funding
                                            intercompany loan or any Funding 2
                                            intercompany loan which in turn will result
                                            in any notes having ratings of "AAA", "AA"
                                            or "A-1+" from Standard & Poor's to be
                                            redeemed in whole or in part; and

                                       (d)  any other amounts standing to the credit of
                                            accounts maintained by the mortgages
                                            trustee, Funding, Funding 2 or the issuer
                                            with a bank and which would otherwise be
                                            required by Standard & Poor's to be rated
                                            "A-1+";

                                            less any amounts invested in authorized
                                            investments or maintained in accounts at a
                                            bank rated at least "A-1+" by Standard &
                                            Poor's

"RELEVANT DISTRIBUTION DATE"           Each distribution date or the date on which the
                                       mortgage trust terminates

"RELEVANT RECALCULATION DATE"          The meaning given to it on page 123

"RELEVANT SCREEN PAGE"                 In respect of any series and class of notes, the
                                       screen page specified as such in the applicable
                                       prospectus supplement

"REPAYMENT REQUIREMENT"                The meaning given to it on page 151

"REPAYMENT TESTS"                      The meaning given to it on page 15

"REQUIRED SUBORDINATED PERCENTAGE"     In respect of any series and class, the percentage
                                       specified as such in the related prospectus
                                       supplement

"REPAYMENT MORTGAGE LOAN"              A mortgage loan for which the borrower is under
                                       an obligation to the mortgagee to make monthly
                                       payments of principal so that the whole principal
                                       (in addition to interest) is repaid by the stated
                                       maturity date for that mortgage loan

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
"REVENUE LEDGER"                         The ledger created and maintained by the cash
                                         manager on behalf of the mortgages trustee under
                                         the cash management agreement to record
                                         revenue receipts on the mortgage loans and
                                         interest from the mortgages trustee bank accounts
                                         and payments of revenue receipts from the
                                         mortgages trustee GIC account to Funding,
                                         Funding 2 and the seller on each distribution date.
                                         Together the revenue ledger and the principal
                                         ledger reflect the aggregate of all amounts of cash
                                         standing to the credit of the mortgages trustee
                                         bank accounts

"REVENUE RECEIPTS"                       Any payment received in respect of any mortgage
                                         loan, whether as all or part of a monthly payment,
                                         on redemption (including partial redemption), on
                                         enforcement or on the disposal of that mortgage
                                         loan or otherwise (including payments pursuant to
                                         any insurance policy) which in any such case is
                                         not a principal receipt


"REVENUE SHORTFALL"                      The deficiency of Funding 2 available revenue
                                         receipts on a monthly payment date over the
                                         amounts due by Funding 2 under the Funding 2
                                         pre-enforcement revenue priority of payments,
                                         and the deficiency of issuer available revenue
                                         receipts on a monthly payment date over the
                                         amounts due by the issuer under the issuer pre-
                                         enforcement revenue priority of payments, as the
                                         context requires

"SCHEDULED REDEMPTION                    The scheduled redemption dates for any series
  DATES"                                 and class of scheduled redemption notes will be
                                         the monthly payment dates set out in the
                                         prospectus supplement related to such series and
                                         class of notes.

"SCHEDULED REDEMPTION                    Any series and class of notes scheduled to be
  NOTES"                                 repaid in full in two or more installments on
                                         scheduled redemption dates. Scheduled
                                         redemption notes will be deemed to be
                                         pass-through notes if:

                                         (a)  a date specified in relation to the same in
                                              the prospective supplement occurs;

                                         (b)  a pass-through trigger event occurs; or

                                         (c)  the step-up date (if any) in relation to such
                                              notes occurs

"SCHEDULED AMORTIZATION INSTALLMENT"     On any scheduled redemption date before the
                                         occurrence of a trigger event or the enforcement
                                         of the issuer security for any note or series and
                                         class of notes which are scheduled redemption
                                         notes, the maximum aggregate principal amount
                                         which may be repaid by the issuer to the relevant
                                         noteholder or noteholders of such series and class
                                         on that scheduled redemption date in accordance
                                         with the terms and conditions of the relevant notes

"SCHEDULED REPAYMENT DATES"              The scheduled repayment dates for any
                                         scheduled repayment loan tranche will be the
                                         monthly payment dates specified as such for such
                                         loan tranche set out in the applicable loan tranche
                                         supplement

"SCHEDULED REPAYMENT LOAN                That part of a scheduled repayment loan tranche
  INSTALLMENT"                           which is payable on a scheduled repayment date
                                         for that loan tranche

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
"SCHEDULED REPAYMENT LOAN                  Any loan tranche scheduled to be repaid in full in
  TRANCHE"                                 two or more installments on scheduled repayment
                                           dates. Scheduled repayment loan tranches will be
                                           deemed to be pass-through loan tranches if:

                                           (a)  a date specified in relation to the same in
                                                the applicable loan tranche supplement
                                                occurs

                                           (b)  a pass-through trigger event occurs; or

                                           (c)  the step-up date (if any) in relation to such
                                                loan tranche occurs

"SCHEDULED REPAYMENT                       The meaning given to it on page 152
  REQUIREMENT"

"SCOTTISH ASSETS"                          Any asset, property, right or benefit situated in or
                                           the rights of which are governed by the laws of
                                           Scotland

"SCOTTISH MORTGAGE"                        A standard security over a residential property in
                                           Scotland securing any mortgage loan in the
                                           mortgage portfolio

"SCOTTISH MORTGAGE LOAN"                   Each mortgage loan secured over a property
                                           located in Scotland

"S&P" and "STANDARD & POOR'S"              Standard & Poor's Ratings Services, a division of
                                           The McGraw-Hill Companies, Inc., including any
                                           successor to its ratings business

"SEC"                                      The United States Securities and Exchange
                                           Commission

"SECURITIES ACT"                           The United States Securities Act of 1933, as
                                           amended

"SECURITY TRUSTEE"                         The Bank of New York, acting through its office at
                                           48th floor, One Canada Square, London E14 5AL
                                           or such other person for the time being acting as
                                           security trustee under the Funding security

"SELLER"                                   Northern Rock

"SELLER ARRANGED INSURER"                  The meaning given to it on page 89

"SELLER SHARE"                             The current seller share of the trust property
                                           calculated in accordance with the formula set out
                                           on page 126

"SELLER SHARE EVENT"                       The meaning given to it on page 130

"SELLER SHARE EVENT DISTRIBUTION DATE"     A distribution date on which a seller share event
                                           occurs

"SELLER SHARE PERCENTAGE"                  The current seller share percentage of the trust
                                           property calculated in accordance with the formula
                                           set out on page 126

"SELLER'S POLICY"                          The originating, lending and underwriting,
                                           administration, arrears and enforcement policies
                                           and procedures which are applied from time to
                                           time by the seller to mortgage loans and the
                                           security for their repayment which are beneficially
                                           owned solely by the seller and which may be
                                           amended by the seller from time to time

"SELLER'S STANDARD VARIABLE RATE"          The rate of interest set by the seller for variable
                                           rate mortgage loans as more fully described on
                                           page 76

"SERIES"                                   The meaning given to it on page 12

"SERIES AND CLASS"                         The meaning given to it on page 13

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
"SIGNIFICANT"                    When we discuss ERISA considerations, a benefit
                                 plan investors' equity participation in the issuer
                                 would not be significant if, immediately after the
                                 most recent acquisition of any equity interest in the
                                 issuer, less than 25% of the value of each class of
                                 equity interests in the issuer -- excluding interests
                                 held by Funding 2 -- is held by benefit plan
                                 investors

"SPECIFIED CURRENCY"             The meaning given to it in the relevant prospectus
                                 supplement

"SPECIFIED CURRENCY EXCHANGE     In relation to a series and class of notes, the
  RATE"                          exchange rate specified in the issuer swap
                                 agreement relating to such series and class of
                                 notes or, if the issuer swap agreement has been
                                 terminated, the applicable spot rate

"SPECIAL DISTRIBUTION"           A payment made by the mortgages trustee:

                                 (a)  to the seller (excluding any payment of
                                      initial purchase price) which is funded by a further contribution made to the mortgages trustee by Funding or by Funding 2; or

                                 (b)  to Funding which is funded by a further
                                      contribution made to the mortgages trustee by Funding 2

"SPECIFIED DENOMINATION"         In respect of any series and class of notes, the
                                 denomination specified as such in the applicable
                                 prospectus supplement and in respect of listed
                                 notes, shall be no less than euro 50,000 (or its
                                 equivalent in any other currency as at the date of
                                 issue of such notes).

"STANDARD VARIABLE RATE"         The Northern Rock standard variable rate and/or
                                 the standard variable rate applicable to mortgage
                                 loans within the mortgages trust, as applicable

"STAND-BY GIC PROVIDER"          In respect of the mortgages trustee GIC account,
                                 Lloyds TSB Bank plc acting through its office at
                                 Financial Markets Division, 25 Monument Street,
                                 London EC2R 8BQ

"STANDARD VARIABLE RATE          A mortgage loan which is subject to the standard
  MORTGAGE LOAN"                 variable rate

"START-UP LOAN AGREEMENT"        The NR start-up loan agreement or any
                                 agreement entered into after the Funding 2
                                 program date, as amended from time to time,
                                 between the issuer, a start-up loan provider and
                                 the issuer security trustee relating to the provision
                                 of start-up loan tranches to the issuer

"START-UP LOAN TRANCHE" or       Each loan made by a start-up loan provider to the
  "START-UP LOAN TRANCHES"       issuer under a start-up loan agreement, and
                                 collectively, the "START-UP LOANS"

"START-UP LOAN PROVIDER"         Northern Rock, in its capacity as provider of the
                                 start-up loans, or such other person who provides
                                 a start-up loan tranche to the issuer pursuant to a
                                 start-up loan agreement

"STEP-UP DATE"                   In respect of any loan tranche or any series and
                                 class of notes, the monthly payment date on which
                                 the interest rate on that loan tranche, or those
                                 notes, as applicable, increases by a
                                 predetermined amount following the payment
                                 made by Funding 2 or the issuer, as applicable, on
                                 such monthly payment date, which date for any
                                 loan tranche series and class of notes, will be
                                 specified in the

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
                                   applicable loan tranche supplement and, for any
                                   series and class of notes, will be specified in the
                                   applicable prospectus supplement

"STERLING EQUIVALENT"              In relation to a note which is denominated in (a)
                                   currency other than sterling, the sterling
                                   equivalent of such amount ascertained using the
                                   specified currency exchange rates and (b)
                                   sterling, the applicable amount in sterling

"SUB-CLASS"                        Any sub-class of a series and class of notes.

"SUBSCRIPTION AGREEMENT"           An agreement supplemental to the programme
                                   agreement (by whatever name called) in or
                                   substantially in the form set out in the programme
                                   agreement or in such other form as may be agreed
                                   between the issuer and the dealers

"SUBSIDIARY"                       A subsidiary within the meaning of Section 736 of
                                   the United Kingdom Companies Act 1985, and
                                   unless the context otherwise requires, a
                                   subsidiary undertaking within the meaning of
                                   section 258 of the United Kingdom Companies Act
                                   1985

"SWAP AGREEMENTS"                  The Funding 2 basis rate swap agreement and
                                   each issuer swap agreement

"SWAP COLLATERAL"                  At any time, any asset (including, without
                                   limitation, cash and/or securities) which is paid or
                                   transferred by a swap provider to, or held by, the
                                   issuer or to Funding 2, as applicable, as collateral
                                   to support the performance by such swap provider
                                   of its obligations under the relevant swap
                                   agreement together with any income or
                                   distributions received in respect of such asset (if
                                   the issuer or Funding 2, as applicable, is entitled to
                                   retain the same)

"SWAP COLLATERAL ACCOUNT"          An account opened in the name of the issuer and/
                                   or Funding 2, as applicable for the purpose of
                                   holding swap collateral and maintained in
                                   accordance with the issuer cash management
                                   agreement or the cash management agreement,
                                   as applicable

"SWAP COLLATERAL ANCILLARY         In relation to the issuer, any document (including,
  DOCUMENT"                        without limitation, any custodial agreement or
                                   bank account agreement but excluding the swap
                                   agreements, the issuer cash management
                                   agreement and the issuer deed of charge) as may
                                   be entered into by the issuer from time to time in
                                   connection with the swap collateral. In relation to
                                   Funding 2, any document (including, without
                                   limitation, any custodial agreement or bank
                                   account agreement but excluding the swap
                                   agreements, the cash management agreement
                                   and the Funding 2 deed of charge) as may be
                                   entered into by Funding 2 from time to time in
                                   connection with the swap collateral

"SWAP DOWNGRADE EVENT"             The meaning given to it on page 180

"SWAP EARLY TERMINATION EVENT"     A circumstance in which some or all swap
                                   transactions (as the case may be) under a swap
                                   agreement can be terminated before their
                                   respective scheduled termination dates

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
"SWAP PROVIDER DEFAULT"                  (i) The occurrence of:

                                             (a)  an event of default (as defined in the
                                                  relevant swap agreement) where
                                                  the relevant swap provider is the
                                                  defaulting party (as defined in the
                                                  relevant swap agreement); or

                                             (b)  an additional termination event (as
                                                  defined in the relevant swap
                                                  agreement) as a result of the failure
                                                  by the relevant swap provider to
                                                  remedy a swap downgrade event in
                                                  accordance with the relevant swap
                                                  agreement where the relevant swap
                                                  provider is the sole affected party
                                                  (as defined in the relevant swap
                                                  agreement); or

                                             (c)  the additional tax representation (as
                                                  defined in the relevant swap
                                                  agreement) proves to be incorrect
                                                  or misleading in any material
                                                  respect as a result of any action
                                                  and/or any omission to take action
                                                  by the relevant swap provider which
                                                  could have prevented such breach
                                                  of representation

"SWAP PROVIDERS"                         Each of the Funding 2 basis rate swap provider
                                         and the issuer swap providers, or any one of them
                                         as the context requires

"SWAP REPLACEMENT PREMIUM"               Any payment received from a replacement swap
                                         provider in order to enter into a replacement swap
                                         agreement with such replacement swap provider
                                         replacing a swap agreement

"SWAP TERMINATION PAYMENT"               The amount payable because of a swap early
                                         termination event

"SWAP TRANSACTIONS"                      The Funding 2 basis rate swaps and the issuer
                                         swaps, or any of them, and individually each a
                                         "swap transaction"

"TARGET RESERVE REQUIRED AMOUNT"         The meaning given to such term on page 172

"THIRD PARTY AMOUNTS"                    The meaning given to it on page 128

"TIER"                                   All the loan tranches having the same designated
                                         credit rating

"TITLE DEEDS"                            For each mortgage loan and its related security
                                         and the mortgaged property relating to it, all
                                         conveyancing deeds and documents which make
                                         up the title to the mortgaged property and the
                                         security for the mortgage loan and all searches
                                         and inquiries undertaken in connection with the
                                         grant by the borrower of the related mortgage

"TOGETHER CONNECTIONS BENEFIT"           The meaning given to it on page 70

"TOGETHER CONNECTIONS INTEREST"          The meaning given to it on page 71

"TOGETHER CONNECTIONS MORTGAGE LOAN"     A type of flexible mortgage loan, the primary
                                         characteristics of which are described on page 70

"TOGETHER DISCOUNT TRACKER               A type of Together mortgage loan as more fully
  MORTGAGE LOAN"                         described on page 81

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
"TOGETHER MORTGAGE LOAN"         A type of flexible mortgage loan which allows the
                                 borrower to obtain an additional unsecured loan
                                 and, in some cases, a credit card, neither of which
                                 is secured by the mortgage relating to the
                                 mortgage loan

"TOGETHER STEPPED TRACKER        A type of Together mortgage loan as more fully
  MORTGAGE LOAN"                 described on page 81

"TOGETHER VARIABLE MORTGAGE      A type of Together mortgage loan as more fully
  LOAN"                          described on page 81

"TRACKER RATE MORTGAGE LOAN"     A loan where interest is linked to a variable
                                 interest rate other than the standard variable rate;
                                 for example, the rate on a tracker rate mortgage
                                 loan may be set at a margin above sterling LIBOR
                                 or above rates set by the Bank of England

"TRANSACTION DOCUMENTS"          The documents listed in "LISTING AND GENERAL
                                 INFORMATION" and any swap collateral ancillary
                                 document

"TRANSFER AGENT"                 Citibank, N.A., acting through its London branch at
                                 5 Carmelite Street, London EC4Y 0PA and/or any
                                 other person for the time being acting as transfer
                                 agent under the paying agent and agent bank
                                 agreement

"TRANSFER OF EQUITY"             A transfer of the equitable or beneficial and legal
                                 title by co-owners to one of the proprietors of a
                                 mortgaged property where the transferee remains
                                 a party to the original mortgage or enters into a
                                 new mortgage over the relevant mortgaged
                                 property in favor of the seller

"TRIGGER EVENT"                  An asset trigger event and/or a non-asset trigger
                                 event

"TRUST CALCULATION PERIOD"       The period from (and including) the first day of
                                 each calendar month to (and including) the last
                                 day of the same calendar month

"TRUST DEED"                     The trust deed entered into on or about the
                                 Funding 2 program date, as amended from time to
                                 time, between the issuer and the note trustee
                                 constituting the notes, as further described under
                                 "DESCRIPTION OF THE TRUST DEED"

"TRUST DETERMINATION DATE"       The first day (or, if not a London business day, the
                                 next succeeding London business day) of each
                                 calendar month

"TRUST PROPERTY"                 The meaning given to it on page 119

"TRUST PROPERTY CALCULATION      The meaning given to it on page 122
  ADJUSTMENTS"

"UK LISTING AUTHORITY"           The Financial Services Authority in its capacity as
                                 competent authority under Part VI of the Financial
                                 Services and Markets Act 2000

"UK TAX COUNSEL"                 Sidley Austin Brown & Wood, UK tax counsel to
                                 Northern Rock

"UNAUTHORIZED UNDERPAYMENT"      In relation to any flexible mortgage loan has the
                                 meaning given to it on page 79

"UNDERPAYMENT"                   A situation where a borrower makes a monthly
                                 payment on its mortgage loan which is less than
                                 the required monthly payment for that month

"UNDERWRITERS"                   The institutions specified in the prospectus
                                 supplement relating to any series and class of
                                 notes

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
"UNDERWRITING AGREEMENT"                The underwriting agreement relating to the sale of
                                        a series or class of US notes among the issuer
                                        and the underwriters designated therein

"UNITED KINGDOM"                        The United Kingdom of Great Britain and Northern
                                        Ireland

"UNITED STATES PERSON"                  The meaning given to it on page 240

"UNPAID INTEREST"                       For any non-cash re-draw of any flexible mortgage
                                        loan, the interest which would, but for that non-
                                        cash re-draw, have been payable in respect of that
                                        mortgage loan on the relevant monthly payment
                                        date for that mortgage loan

"UNREGISTERED LAND"                     Land in England or Wales, title to which is not
                                        registered at the Land Registry

"UNREGULATED PERSONAL SECURED LOAN"     The meaning given to it on page 73

"US DOLLAR DENOMINATED NOTES"           The meaning given to it on page 240

"US HOLDER"                             A beneficial owner of US dollar denominated
                                        notes who is a "UNITED STATES PERSON" or that
                                        otherwise is subject to US federal income taxation
                                        on a net income basis in respect of such notes

"US GLOBAL NOTE CERTIFICATES"           The global note certificates relating to a series and
                                        class of US notes

"US NOTES"                              Any series of the class A, class B, class M and
                                        class C notes which are registered in the United
                                        States under the Securities Act

"US PAYING AGENT"                       Citibank, N.A., acting through its office at 14th
                                        Floor 388 Greenwich Street, New York, New York
                                        10013

"US FEDERAL INCOME TAX COUNSEL"         Sidley Austin Brown & Wood LLP, US federal
                                        income tax counsel to Northern Rock

"UTCCR"                                 The Unfair Terms in Consumer Contracts
                                        Regulations 1999

"VARIABLE MORTGAGE RATE"                The rate of interest which determines the amount
                                        of interest payable each month on a variable rate
                                        mortgage loan

"VARIABLE RATE MORTGAGE LOAN"           A mortgage loan where the interest rate payable
                                        by the borrower varies in accordance with a
                                        specified variable rate which at any time may be
                                        varied in accordance with the relevant mortgage
                                        conditions (and shall, for the avoidance of doubt,
                                        exclude fixed rate mortgage loans and flexible
                                        mortgage loans)

"VAT"                                   Value added tax

"W-8BEN"                                An IRS Form W-8BEN

"WAFF"                                  On any date, the weighted average foreclosure
                                        frequency for the mortgage portfolio as calculated
                                        by the administrator on that date in accordance
                                        with the calculations for the initial mortgage
                                        portfolio or as agreed by the administrator and
                                        Fitch and S&P from time to time

"WALS"                                  On any date, the weighted average loss severity
                                        for the mortgage portfolio as calculated by the
                                        administrator on that date in accordance with the
                                        calculations for the initial mortgage portfolio or as
                                        agreed by the administrator and Fitch and S&P
                                        from time to time

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
"WE" AND "US"                   The issuer

"WEIGHTED AVERAGE FUNDING 2     The meanings given to it under "THE MORTGAGES
  SHARE PERCENTAGE"             TRUST -- WEIGHTED AVERAGE FUNDING 2 SHARE
                                PERCENTAGE AND WEIGHTED AVERAGE FUNDING
                                SHARE PERCENTAGE"

"WEIGHTED AVERAGE SELLER        The meanings given to it under "THE MORTGAGES
  SHARE PERCENTAGE"             TRUST -- WEIGHTED AVERAGE SELLER SHARE
                                PERCENTAGE"

"WITHHOLDING TAX"               A tax levied under English or Scots law, as further
                                described under "MATERIAL UNITED KINGDOM TAX
                                CONSEQUENCES"

"YOU"                           Potential investors in the notes

"ZERO COUPON NOTE"              A note, the interest basis of which is specified in
                                the applicable prospectus supplement as being
                                zero coupon


                         REGISTERED OFFICE OF THE ISSUER

                            GRANITE MASTER ISSUER PLC
                                   Fifth Floor
                                 100 Wood Street
                                 London EC2V 7EX


                                  ADMINISTRATOR

                                NORTHERN ROCK PLC
                               Northern Rock House
                                    Gosforth
                               Newcastle upon Tyne
                                     NE3 4PL

              NOTE TRUSTEE AND        PRINCIPAL PAYING AGENT, COMMON
              SECURITY TRUSTEE           DEPOSITARY AND REGISTRAR
            THE BANK OF NEW YORK       CITIBANK, N.A., LONDON BRANCH
                 48th Floor                 5 Carmelite Street
             One Canada Square                London EC4Y 0PA
              London E14 5AL

              US PAYING AGENT                   AGENT BANK
      CITIBANK, N.A., LONDON BRANCH   CITIBANK, N.A., LONDON BRANCH
                14th Floor                 5 Carmelite Street
          388 Greenwich Street              London EC4Y 0PA
        New York, New York 10013

            LEGAL ADVISERS TO THE UNDERWRITERS, THE DEALERS, THE NOTE
                                    TRUSTEE,
             THE ISSUER SECURITY TRUSTEE AND THE FUNDING 2 SECURITY
                                     TRUSTEE

         as to English and US law            as to Scots Law
            ALLEN & OVERY LLP                DUNDAS & WILSON
              One New Change                  Saltire Court
             London EC4M 9QQ                20 Castle Terrace
                                            Edinburgh EH1 2EN

         LEGAL ADVISERS TO NORTHERN ROCK PLC IN ITS VARIOUS CAPACITIES
         as to English and US law            as to Scots Law

        SIDLEY AUSTIN BROWN & WOOD           TODS MURRAY LLP
            Woolgate Exchange                66 Queen Street
          25 Basinghall Street              Edinburgh EH2 4NE
             London EC2V 5HA



                    LEGAL ADVISERS TO THE MORTGAGES TRUSTEE

                                as to Jersey law

                             MOURANT DU FEU & JEUNE
                               4 Royal Mint Court
                                 London EC3N 4HJ


                                    ARRANGERS

  BARCLAYS BANK PLC         CITIGROUP GLOBAL MARKETS   MERRILL LYNCH INTERNATIONAL
5 The North Colonnade                LIMITED               2 King Edward Street
     Canary Wharf                Citigroup Centre             London EC1A 1HQ
    London E14 4BB                Canary Wharf
                                 London E14 5LB

THROUGH AND INCLUDING NOVEMBER [__], 2005, ALL DEALERS EFFECTING TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITER AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.






                            GRANITE MASTER ISSUER PLC


                   $1,000,000,000 SERIES 2005-3 CLASS A NOTES




                              --------------------
                                   PROSPECTUS
                                   SUPPLEMENT
                              --------------------




                                  UNDERWRITER


                                 MORGAN STANLEY











                               AUGUST [__], 2005